As filed with the Securities and Exchange Commission on February 8, 2005

Registration Statement No. 333-121494, 333-121494-01,
333-121494-02, and 333-121494-03

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONSOLIDATION LOAN FUNDING, LLC (Depositor of Student Loan Consolidation Center Student Loan Trust I and Education Loan Asset-Backed Trust I) (Exact name of registrant as specified in its charter)	STUDENT LOAN CONSOLIDATION CENTER STUDENT LOAN TRUST I (Issuer) (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization) 31-1801569 (I.R.S. employer identification number)	Delaware (State or other jurisdiction of incorporation or organization) 36-7381346 (I.R.S. employer identification number)

9477 Waples Street, Suite 100 San Diego, California 92121 (858) 320-6799 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	9477 Waples Street, Suite 100 San Diego, California 92121 (858) 320-6799 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CONSOLIDATION LOAN FUNDING II, LLC
(Depositor of Higher Education Funding I)
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation or
organization)
36-4546571
(I.R.S. employer identification number)
9477 Waples Street, Suite 100
San Diego, California 92121
(858) 320-6799
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)	HIGHER EDUCATION FUNDING I
(Issuer)
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation or
organization)
41-6527138
(I.R.S. employer identification number)
9477 Waples Street, Suite 100
San Diego, California 92121
(858) 320-6799
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

EDUCATION LOAN ASSET-BACKED TRUST I
(Issuer)
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation or
organization)
32-6028143
(I.R.S. employer identification number)
9477 Waples Street, Suite 100
San Diego, California 92121
(858) 320-6799
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Devin House, Esq.
Associate General Counsel
Goal Financial, LLC
9477 Waples Street, Suite 100
San Diego, California 92121
(858) 320-6799
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart M. Litwin, Esq. Mayer, Brown, Rowe & Maw LLP 190 S. LaSalle Street Chicago, IL 60603 (312) 701-7373	Marc L. Klyman, Esq. Mayer, Brown, Rowe & Maw LLP 190 S. LaSalle Street Chicago, IL 60603 (312) 701-8053

     Approximate date of commencement of proposed sale to the public: from time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.☑

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of each	Amount to	maximum	maximum
class of securities	be	offering price	aggregate offering	Amount of
to be registered	registered	per unit (1)	price (1)	registration fee(2)
Asset-Backed Notes	$3,000,000,000	100%	$3,000,000,000	$353,100

(1)	Estimated solely for purposes of calculating the registration fee.

(2)	$117.70 has been previously paid.

     The Co-Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Co-Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INTRODUCTORY NOTE

     This Registration Statement contains:

•	A form of prospectus relating to the offering of asset-backed notes by Higher Education Funding I. That form of prospectus is identified on its front cover page as “Form 1”.

•	A form of prospectus supplement relating to the offering of asset-backed notes by Higher Education Funding I. That form of prospectus supplement is identified on its front cover page as “Form 1A”.

•	A form of prospectus relating to the offering of asset-backed notes by Student Loan Consolidation Center Student Loan Trust I. That form of prospectus is identified on its front cover page as “Form 2”.

•	A form of prospectus supplement relating to the offering of asset-backed notes by Student Loan Consolidation Center Student Loan Trust I. That form of prospectus supplement is identified on its front cover page as “Form 2A”.

•	A form of prospectus relating to the offering of asset-backed notes by Education Loan Asset-Backed Trust I. That form of prospectus is identified on its front cover page as “Form 3”.

•	A form of prospectus supplement relating to the offering of asset-backed notes by Education Loan Asset-Backed Trust I. That form of prospectus supplement is identified on its front cover page as “Form 3A”.

     Each prospectus, and the related prospectus supplement, relates only to the securities described therein.

2

FORM 1A

The information in this prospectus supplement and the prospectus is not complete and may be changed. Neither this prospectus supplement nor the prospectus is an offer to sell these notes or is seeking an offer to buy these notes in any state where the offer or sale is not permitted.

Prospectus Supplement
(To prospectus dated    , 200  )

$

Higher Education Funding I

Student Loan Asset-Backed Notes, Series 200  -

We are offering our notes in the following classes:

	Original			Price
	Principal	Interest	Stated Maturity	to	Underwriting	Proceeds to
	Amount	Rate	Date	Public	Discount	Issuer (1)
Series 200 - A- Senior Notes	$____	-Month LIBOR plus %	______, 20___	___%	___%	___.___%
Series 200 - A- Senior Notes	$____	-Month LIBOR plus %	______, 20___	___%	___%	___.___%
Series 200 - A- Senior Notes	$____	-Month LIBOR plus %	______, 20___	___%	___%	___.___%
Series 200 - A- Senior Notes	$____	Auction Rate	______, 20___	___%	___%	___.___%
Series 200 - B- Subordinate Notes	$____	Auction Rate	______, 20___	___%	___%	___.___%

(1)	Before deducting expenses estimated to be approximately $ .

     The notes will be secured by a pool of student loans, a cash reserve fund and the other money and investments pledged to the indenture trustee.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

     You should consider carefully the “Risk Factors” beginning on page S-11 of this prospectus supplement and on page    of the prospectus.

     The underwriters named below are offering the notes subject to approval of certain legal matters by their counsel. The notes will be delivered in book-entry form only on or about    , 200  .

[UNDERWRITERS]

                               , 200

Page
Special Note Regarding Forward Looking Statements	ii
Summary	S-1
Risk Factors	S-11
Previously Issued Notes	S-14
Credit Enhancement	S-15
Use of Proceeds	S-15
Acquisition of Student Loans	S-16
Characteristics of the Trust Student Loans	S-17
Description of the Series 200 - Notes	S-22
Auction of the Series 200 - Notes	S-32
Settlement Procedures for Series 200 - Auction Rate Notes	S-46
Payments on the Offered Notes	S-49
Information Relating to the Guarantee Agencies	S-50
Servicing of the Student Loans	S-53
Fees and Expenses of the Trust	S-53
ERISA Considerations	S-53
Federal Income Tax Considerations	S-54
Plan of Distribution	S-54
Legal Matters	S-55
Glossary of Terms	S-55
Prospectus
About This Prospectus	i
Table of Contents	ii
Summary of the Offering	1
Risk Factors	6
Special Note Regarding Forward Looking Statements	16
Formation of the Trust	16
The Depositor	17
Goal Financial	18
The Issuer Administrator	18
The Subadministrator	20
Description of the Indenture	20
Source of Payment and Security for the Notes	50
Description of Credit Enhancement and Derivative Products	53
Description of the FFEL Program	56
Insurance and Guarantees	63
Description of the Guarantee Agencies	67
The Trustee and The Eligible Lender Trustee	73
The Delaware Trustee	73
Federal Income Tax Consequences	74
ERISA Considerations	78
Plan of Distribution	79
Legal Matters	80
Financial Information	80
Ratings	80
Incorporation of Documents by Reference; Where to Find More Information	81
Glossary of Terms	82
Form of Underwriting Agreement
Form of Underwriting Agreement
Form of Underwriting Agreement
Certificate of Formation of Consolidation Loan Funding, LLC
Limited Liability Company Agreement of CLF
Certificate of Formation of Consolidation Loan Funding II, LLC
Limited Liability Company Agreement of CLF II
Certificate of Trust of SLCC SLT
Certificate of Trust of HEF
Certificate of Trust of ELAB
Indenture of Trust for SLCC SLT
Indenture of Trust for HEF
Indenture of Trust for ELAB
Form of Supplemental Indenture for SLCC SLT
Form of Supplemental Indenture for HEF
Form of Supplemental Indenture for ELAB
Trust Agreement for SLCC SLT
Trust Agreement for HEF
Trust Agreement for ELAB
Opinion of Mayer, Brown, Rowe & Maw LLP
Opinion of Mayer, Brown, Rowe & Maw LLP
Administration Agreement for SLCC SLT
Administration Agreement for HEF
Administration Agreement for ELAB
First Amended and Restated Eligible Lender Trust Agreement
Eligible Lender Trust Agreement
Eligible Lender Trust Agreement
Eligible Lender Trust Agreement
Eligible Lender Trust Agreement
Loan Purchase Agreement
Student Loan Repurchase Agreement
Loan Purchase Agreement between HEF and CLF
Loan Purchase Agreement between HEF and CLF II
Student Loan Repurchase Agreement
Loan Purchase Agreement between ELAB and CLF
Student Loan Repurchase Agreement
Student Loan Servicing Agreement
Student Loan Origination and Servicing Agreement
Federal FFEL Servicing Agreement
Federal FFEL Origination/Servicing Agreement
Lender Agreement for Guarantee of Federal Consolidation Loans
Florida Department of Education Office of Student Financial Assistance Florida Family Education Loan Program Lending Institution Participation Agreement
Student Loan Guaranty
Agreement to Guarantee Loans
Lender Agreement for Guarantee of Student Loans with Federal Reinsurance
Student Loan Guaranty
Lender Participation Agreement for Consolidation Loans
Student Loan Servicing Agreement
Student Loan Origination and Servicing Agreement
Federal FFEL Servicing Agreement
Federal FFEL Origination/Servicing Agreement
Guarantee Agreement
Student Loan Guaranty
Guarantee Agreement
Student Loan Guaranty
Student Loan Servicing Agreement
Federal FFEL Servicing Agreement
Guarantee Agreement
Student Loan Guaranty
Guarantee Agreement
Florida Department of Education Office of Student Financial Assistance Florida Federal Family Education Loan Program Lending Institution Participation Agreement

-i-

Important Notice About Information Presented in the Prospectus Supplement and
the Accompanying Prospectus

     We provide information to you about the notes in two separate documents that progressively provide more detail. This prospectus supplement describes the specific terms of the notes. The accompanying prospectus provides general information, some of which may not apply to the notes. You are urged to read both the prospectus and this prospectus supplement in full to obtain information concerning the notes.

     If there is a conflict between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in the materials where you can find further discussions about related topics. The table of contents on the preceding page provides the pages on which these captions are located.

     Some of the terms used in this prospectus supplement are defined under the caption “Glossary of Terms” beginning on page S-   of this prospectus supplement. Some of the terms used in this prospectus supplement and the accompanying prospectus are defined under the caption “Glossary of Terms” beginning on page    in the accompanying prospectus.

Special Note Regarding Forward Looking Statements

     Statements in this prospectus supplement and the prospectus, including those concerning expectations as to the trust’s ability to purchase eligible student loans, to structure and to issue securities and to pay notes, and certain other information presented in this prospectus supplement and the prospectus, constitute “forward looking statements,” which represent our expectations and beliefs about future events. When used in the prospectus and this prospectus supplement, the words “estimate,” “intend,” “expect,” “assume,” and similar expressions identify forward-looking statements. Any forward-looking statement is subject to uncertainty and risks that could cause actual results to differ, possibly materially, from those contemplated in such forward-looking statements. Inevitably, some assumptions used to develop forward-looking statements will not be realized or unanticipated events and circumstances may occur. Therefore, investors should be aware that there are likely to be differences between forward-looking statements and actual results; those differences could be material. For a discussion of factors which could cause actual results to differ from forward-looking statements, please see “Risk Factors” in this prospectus supplement and in the prospectus.

ii

Summary

     The following summary is a very general overview of the terms of the notes being offered by this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.

     Before deciding to purchase the offered notes, you should consider the more detailed information appearing elsewhere in this prospectus supplement and in the prospectus.

     This prospectus supplement contains forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward Looking Statements” in this prospectus supplement and the prospectus.

General

     The offered notes will be issued pursuant to an indenture of trust and will include both senior notes and subordinate notes having the rights described in the prospectus. We will use the proceeds from the sale of the offered notes to purchase student loans, to make a deposit to the reserve fund and to pay costs of issuing the offered notes.

     We have previously issued other series of notes and have used the proceeds we received to purchase student loans. All of those student loans previously acquired, along with the student loans we purchase with the proceeds of the offered notes, are or will be pledged to the indenture trustee to secure repayment of all the notes issued under the indenture. The composition of this common pool of collateral will change over time as student loans are repaid and new student loans are added.

     The only sources of funds for payment of all of the notes issued under the indenture are the student loans, the investments of moneys under the indenture that we pledge to the indenture trustee and the payments that we receive on those student loans and investments. To the extent the value of the student loans and other assets in the trust estate exceeds certain percentages of the outstanding principal balance of each of the senior notes and the subordinate notes issued under the indenture, the indenture trustee may release funds to the depositor.

Closing Date

     The “closing date” for this offering is expected to be on or about    , 200  .

Cut-Off Date

     The “cut-off date” for a student loan the trust acquires will be the date on which that student loan is transferred to the trust. The trust will receive all payments made on a student loan on and after its cut-off date.

Statistical Calculation Date

     The information presented in this prospectus supplement is given as of    , 200   for the student loans the trust currently owns in addition to those student loans that the trust will acquire on the closing date. We refer to    , 200   as the “statistical calculation date.”

S-1

Acquisition Period

     On the closing date, we will deposit approximately $   into the acquisition fund, approximately $   of which will be used to acquire student loans on the closing date.

     Until    , 200  , we may use amounts in the acquisition fund to acquire student loans. Any amounts remaining in the acquisition fund on    , 200   will be transferred to the retirement account of the debt service fund on that date and used to redeem the offered notes.

Principal Parties

Trust:

•	Higher Education Funding I

Depositor:

•	Consolidation Loan Funding II, LLC

Servicers:

•	ACS Education Services, Inc.

•	Great Lakes Educational Loan Services, Inc.

•	[others]

     We may replace any servicer with one or more new servicers or may add one or more additional servicers subject to certain conditions in the indenture.

Issuer Administrator:

•	Lord Securities Corporation

Subadministrator:

•	CLF Administration Company, L.L.C.

Trustee:

•	The Bank of New York

Eligible Lender Trustee:

•	The Bank of New York

Delaware Trustee:

•	The Bank of New York (Delaware)

S-2

Auction Agent

•	[Name]

Broker-Dealers

•	[Insert Name] for the series 200 - and series 200 - senior notes and the series 200 - subordinate notes.

•	[Insert Name] for the series 200 - and series 200 - senior notes.

Distribution Dates

     LIBOR rate notes. Distributions will be made on the LIBOR rate notes on the    day of each January, April, July and October. We sometimes refer to these distribution dates as “quarterly distribution dates.” If any quarterly distribution date is not a business day, the quarterly distribution date will be the next business day. The initial quarterly distribution date will be    , 200  .

     Auction rate notes. Distributions will be made to each class of auction rate notes on the business day following the end of each auction period for that class of auction rate notes. However, if an auction period for a class of auction rate notes exceeds one year, distributions also will be made to that class of notes semi-annually. We sometimes refer to a distribution date for a class of auction rate notes as an “auction rate distribution date.”

Collection Periods

     The collection periods will be the calendar month preceding each monthly calculation date.

Record Date

     Interest and principal on the offered notes will be payable to the record holders of the offered notes as of the close of business on the record date, which is the business day before the related payment date.

Monthly Calculation Date

     The 25th day of each calendar month, or if such day is not a business day, the next business day.

Securities Offered

     The trust is offering the student loan asset-backed notes described on the front cover page of this prospectus supplement.

     The series 200  -  A-   series 200  -  A-   and series 200  -  A-   notes will bear interest based on    -month LIBOR, and we sometimes refer to them as “LIBOR rate notes.” The series 200  -  A-   notes and series 200  -  B-   notes will bear interest based on an auction rate, and we sometimes refer to them as “auction rate notes.”

S-3

Interest

     LIBOR Rate Notes. The LIBOR rate notes will bear interest at the annual rates set forth in the front cover page of this prospectus supplement.

     The indenture trustee will determine the rate of interest on the LIBOR rate notes on the second business day prior to the start of the applicable interest accrual period. Interest on the LIBOR rate notes will be calculated on the basis of the actual number of days elapsed during the interest accrual period divided by 360.

     For the initial interest accrual period, the indenture trustee will determine the LIBOR rate by reference to straight line interpolation between    -month and    -month LIBOR based on the actual number of days in the interest accrual period.

     Interest accrued on the outstanding principal balance of the LIBOR rate notes during each interest accrual period will be paid on the related quarterly distribution date.

     The initial interest accrual period for the LIBOR rate notes begins on the closing date and ends on    , 200  . For all other quarterly distribution dates, the interest accrual period for the LIBOR rate notes will begin on the prior quarterly distribution date and end on the day before such quarterly distribution date.

     Auction Rate Notes. The interest rate on the auction rate notes is determined at auction. However, the interest rates on the auction rate notes for the initial interest accrual period will be determined by the underwriters prior to the closing date. The initial auction date and the initial interest rate adjustment date for each series of auction rate notes is set forth below:

	Initial Auction	Initial Interest Rate
Series	Date	Adjustment Date
Series 200 -A-
Series 200 -B-

     For each auction period, the interest rate for the auction rate notes will be the least of:

•	the rate determined pursuant to the auction procedures described under “Auction of the Series 200 - Notes”;

•	the maximum rate, which is equal to the least of:

•	the maximum auction rate;

•	%;

•	the maximum rate permitted by law; or

•	the net loan rate, which is based upon the actual return on the student loans in the trust minus certain amounts payable by the trust.

     We sometimes refer to the interest rate for the auction rate notes as the “auction rate.”

S-4

     The interest accrual period for each series of auction rate notes is the period from the previous auction date through the date preceding the auction rate distribution date for that series of notes. The first interest accrual period, however, will begin on the closing date and end on the initial auction date. We sometimes refer to an interest accrual period for a series of auction rate notes as an “auction period.”

     Interest will be calculated on the auction rate notes on the basis of the actual number of days elapsed in the related auction period divided by [365] [360]. See “Description of the Series 200  -   Notes” and “Auction of the Series 200  -   Notes.”

Principal

     Stated Maturity Date

     The stated maturity date of all series of the series 200   -   notes is set forth on the front cover page of this prospectus supplement.

     Mandatory Redemption

     The series 200   -   notes of any series are subject to mandatory redemption on any interest payment date following the acquisition period for such series of the series 200   -   notes in an amount equal to the remaining acquisition amount. See “Description of the Indenture—Funds and Accounts—Acquisition Fund” in the prospectus. For purposes of determining the amount of series 200   -   notes to be redeemed, the trust shall assume that moneys in the acquisition fund from the proceeds of the series 200   -   notes were used to acquire student loans on a “first-in, first-out” basis. The prepayment price will be 100% of the principal amount of series 200   -   notes to be prepaid, plus accrued interest thereon to the prepayment date.

     The notes of any series, including the series 200   -   notes, also are subject to mandatory redemption on any interest payment date following the end of each revolving period (which, for the series 200   -   notes, ends on    , but may, subject to obtaining a rating agency confirmation, be periodically extended by the trust), from revenues deposited to the retirement account. The prepayment price will be 100% of the principal amount of such series 200   -   notes to be prepaid, plus accrued interest thereon to the prepayment date.

     Other series of notes or portions thereof may be designated for redemption or principal distribution before such principal repayments are applied to the redemption of the series 200   -   notes.

     Optional Redemption

     At the trust’s option, subject to compliance with the provisions of the indenture, series 200   -   notes of any series may be redeemed on any business day, in whole or in part, at a prepayment price equal to 100% of the principal amount of such series 200   -   notes to be redeemed, plus accrued interest thereon to the prepayment date.

     Selection of Series 200   -   Notes for Redemption

     In the absence of valid direction by the trust and except as otherwise described above under “Principal—Mandatory Redemption,” the series 200   -    notes to be redeemed will be selected first from the series 200  -  A notes in ascending numerical order of the series designation and thereafter from the series 200   -   B subordinate notes in ascending numerical order. If less than all outstanding series 200   -   notes of a given series are to be redeemed, the particular series 200   -   notes to be redeemed

S-5

will be determined by lot. See “Description of the Series 200   -    Notes—Selection of Series 200   -   Notes for Redemption.”

     Limitation on Redemption of Subordinate Notes

     Subordinate notes, including the series 200   -   subordinate notes, that are otherwise subject to optional or mandatory redemption will only be redeemed if, as of the date of selection of such subordinate notes for redemption and after giving effect to such redemption, while senior notes are outstanding, the senior asset percentage will be at least equal to 107%, and the subordinate asset percentage will be at least equal to 101.5% or such lesser percentages as permitted by a rating agency confirmation.

     The senior asset percentage is the ratio (expressed as a percentage) of:

•	the value of the assets in the trust estate, less accrued interest on notes outstanding, swap payments and certain fees, to

•	the principal amount of senior notes outstanding.

     The subordinate asset percentage is the ratio (expressed as a percentage) of:

•	the value of the assets in the trust estate, less accrued interest on notes outstanding, swap payments and certain fees, to

•	the principal amount of all senior and subordinate notes outstanding.

Priority of Payments

Generally

     On each monthly calculation date, amounts available in the collection fund as of the end of the prior month will be applied generally in the following priority (for more detail, see “Description of the Indenture—Funds and Accounts—Collection Fund” in the prospectus):

•	first, to make any payments due and payable by the trust to the U.S. Department of Education related to the student loans or any other payment due and payable to a guarantee agency relating to its guarantee of the student loans; or any other payment due to another entity or trust estate if amounts due by the trust or the eligible lender trustee to the U.S. Department of Education or a guarantee agency with respect to the student loans were paid by or offset against such other entity or trust estate;

•	second, to the administration fund, to increase the balance thereof to such amounts as an authorized officer of Lord Securities Corporation, as issuer administrator, shall direct for certain costs and expenses, subject to the limitations set forth in any supplemental indenture;

•	third, to the interest account, to provide for the payment of interest on senior notes or other senior obligations (except termination payments due under senior swap agreements as a result of a swap counterparty default);

S-6

•	fourth, to the principal account, to provide for the payment of principal of senior notes at stated maturities or on mandatory sinking fund payment dates or the reimbursement of senior credit facility providers for the payment of principal of the notes;

•	fifth, to the interest account, to provide for the payment of interest on subordinate notes or other subordinate obligations (except termination payments due under subordinate swap agreements as a result of a swap counterparty default);

•	sixth, to the principal account, to provide for the payment of principal of subordinate notes at their stated maturities or on mandatory sinking fund payment dates or the reimbursement of subordinate credit facility providers for the payment of principal of the notes;

•	seventh, to the reserve fund if necessary to increase the balance thereof to the reserve fund requirement;

•	eighth, to the interest account to provide for the payment of interest on junior subordinate notes or other junior subordinate obligations (except termination payments due under junior subordinate swap agreements as a result of a swap counterparty default);

•	ninth, to the principal account, to provide for the payment of principal of junior subordinate notes at their stated maturities or on mandatory sinking fund payment dates or the reimbursement of junior subordinate credit facility providers for the payment of principal of the notes;

•	tenth, to make such other payments as may be set forth in a supplemental indenture;

•	eleventh, to the acquisition fund (but only during the revolving period, or after the revolving period to fund any add-on loan) to fund the acquisition of student loans, such amount as directed by the trust;

•	twelfth, to the retirement account, at the direction of the trust, for the redemption of, or distribution of principal with respect to, notes (or the reimbursement of credit facility providers for the payment of the prepayment price of the notes);

•	thirteenth, to the interest account for the payment of carry-over amounts (and interest thereon) due with respect to the senior notes;

•	fourteenth (but only if the senior asset percentage would be at least 100% upon the application of such amounts), to the interest account for the payment of carry-over amounts (and interest thereon) due with respect to the subordinate notes;

•	fifteenth (but only if the senior asset percentage and the subordinate asset percentage would be at least 100% upon the application of such amounts), to the credit of the interest account, for the payment of carry-over amounts (and interest thereon) with respect to junior subordinate notes;

•	sixteenth, to the interest account for the payment of termination payments due under senior swap agreements as a result of a swap counterparty default;

S-7

•	seventeenth, to the interest account for the payment of termination payments due under subordinate swap agreements as a result of a swap counterparty default;

•	eighteenth, to the interest account for the payment of termination payments due under junior subordinate swap agreements as a result of a swap counterparty default; and

•	nineteenth, to the surplus fund.

     Suspension of Payment on Subordinate Obligations

     As long as any series 200   -   senior notes, any other senior notes, any series 200   -   subordinate notes or any other subordinate notes remain outstanding, the above payment order will be modified if, after giving effect to the payments on any payment date:

•	the senior asset percentage would be less than 100% (in which event no carry-over amount will be paid with respect to subordinate notes or junior subordinate notes);

•	the subordinate asset percentage would be less than 100% (in which event no carry-over amount will be paid with respect to junior subordinate notes); or

•	a payment default has occurred under the indenture (in which event amounts will be applied as provided in the indenture with respect to events of default).

     Any such deferral of payments on the series 200   -   subordinate notes, any other subordinate notes or any junior subordinate notes will not constitute an event of default under the indenture.

     Priority and Timing of Payments

     The subordination of the series 200   -   subordinate notes and any other obligations subordinate to the senior notes generally relates only to rights to direct remedies and to receive payments in the event that revenues from the trust estate are not sufficient to make all payments due on obligations or that the circumstances described above under “Suspension of Payments on Subordinate Obligations” have occurred. Principal and interest payments on subordinate notes, including the series 200   -   subordinate notes, will continue to be made on their payment dates (which may precede payment dates for senior notes), as long as the conditions in the indenture to the payment of those amounts continue to be met. In addition, in the event of a valid direction by the trust to do so, revenues available to prepay notes may be applied first to subordinate notes, as long as the conditions in the indenture to the payment of those amounts continue to be met. In particular, the revenues available for the redemption of series 200   -   notes may be applied first to the series 200   -   subordinate notes and then to the series 200   -   senior notes, unless redemption of the series 200   -   subordinate notes would be prohibited under the indenture as descried under “Description of the Series 200   -    Notes—Senior Asset Requirement.” See “Source of Payment and Security for the Notes—Priorities” in the prospectus and “Description of the Indenture—Funds and Accounts” in the prospectus.

     Revolving Period

     “Revolving period” means, with respect to series 200   -   notes, the period beginning on the date of issuance of any series 200   -   notes under the indenture and ending on    , or such later date as may be provided by order of the trust, provided that the rating agency confirmation shall have been obtained with respect to such order of the trust. Prior to the termination of the revolving period, revenues that otherwise would be required to be used to redeem or make principal distributions

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with respect to series 200   -   notes may instead, at the direction of the trust, be transferred to the acquisition fund and used to acquire additional student loans.

Reserve Fund

     Approximately $   of the proceeds of the series 200   -   notes delivered on    will be deposited into a reserve fund for the notes. Upon the future delivery of series 200   -   notes additional reserve fund deposits will be made. The required balance of the reserve fund will initially be the greater of (a)    % of the outstanding principal amount of the notes or (b) $   . Thus, the amounts in the reserve fund may be reduced in connection with the reduction of the outstanding principal amount of notes. The reserve fund requirement may be changed upon receiving a rating agency confirmation. See “Description of the Indenture—Funds and Accounts—Reserve Fund” in the prospectus.

Parity Obligations

     The series 200   -   notes will be issued under the indenture. Additional notes and other obligations may be issued under the indenture which have the same right to payment from the trust estate as the series 200   -   senior notes or which have the same right to such payment as the series 200   -   subordinate notes.

     The series 200   -   senior notes constitute “senior obligations” under the indenture, secured on a basis which is on parity with any other senior obligations and which is superior to the series 200   -   subordinate notes and any other subordinate obligations and junior subordinate obligations.

     The series 200   -   subordinate notes constitute “subordinate obligations” under the indenture, secured on a basis which is on parity with any other subordinate obligations and which is subordinate to the series 200   -   senior notes and any other senior obligations and superior to any junior subordinate obligations.

Registration, Clearing and Settlement

     Beneficial ownership interests in the series 200   -   notes will be held through The Depository Trust Company. You will not be entitled to receive definitive certificates representing your interests in the series 200   -    notes, except in certain limited circumstances. See “Description of the Series 200   -   Notes—Book-Entry-Only System.”

Authorized Denominations

     The series 200   -   notes will be offered in denominations of $50,000 and multiples thereof.

Federal Income Tax Consequences

     Mayer, Brown, Rowe & Maw LLP will deliver an opinion that, for federal income tax purposes, the offered notes will be treated as indebtedness, as described in the prospectus. You will be required to include in your income interest on the offered notes as the interest accrues or is paid, in accordance with your method of tax accounting. See “Federal Income Tax Consequences” in this prospectus supplement and the prospectus.

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ERISA Considerations

     Notes that are treated as indebtedness without substantial equity features are eligible for purchase by or on behalf of employee benefit plans, retirement arrangements, individual retirement accounts and Keogh Plans, subject to the considerations discussed under “ERISA Considerations” in this prospectus supplement and the prospectus.

Rating of the Notes

     We anticipate that the senior notes offered pursuant to this prospectus supplement will be rated [“   ” by    , “   ” by    and “   ” by   .]

     We anticipate that the subordinate notes offered pursuant to this prospectus supplement will be rated “   ” by    , “   ” by    and “   ” by   .

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Risk Factors

     The discussion under the heading “Risk Factors” in the prospectus describes risks associated with your investment in the notes. In addition, you should consider the factors described below, any of which may result in delays or reductions in payments on your notes:

The assets of the trust may not be sufficient to pay the notes

     The notes are obligations solely of the trust, and will not be insured or guaranteed by any other person or entity. Repayment of your notes will depend upon revenues realized from student loans held by the trust and other assets of the trust.

     On the closing date, after we issue the offered notes and acquire the student loans that we expect to acquire on the closing date, the aggregate principal balance of the student loans we own and the other assets pledged as collateral for our notes will be approximately    % of the aggregate principal balance of all our outstanding notes. If an event of default should occur under the indenture and we were required to redeem all of our notes, our liabilities may exceed our assets. If this were to occur, we would be unable to repay in full all of the holders of our notes and this would affect our subordinate notes before affecting our senior notes.

The class B notes are subordinated to the class A notes

     Payments of interest and principal on the class B notes are subordinated in priority of payment to payments of interest and principal on the class A notes. Accordingly, holders of class B notes will bear a greater risk of loss than holders of the class A notes in the event of a shortfall in available funds or amounts in the reserve fund due to losses or for any other reason. If the actual rate and amount of losses on the student loans exceeds your expectations, and if amounts in the reserve fund are insufficient to cover the resulting shortfalls, the yield to maturity on class B notes may be lower than you anticipate and you could suffer a loss. Class B notes are also subordinate to the class A notes as to the direction of remedies upon an event of default under the indenture.

Adverse changes in the financial condition of a guarantee agency may cause a delay or losses on payment of the notes

     Each student loan is guaranteed by a federal guarantee agency.    has guaranteed approximately    % of the outstanding principal balance of the initial student loans as of the statistical calculation date. If there should be a material adverse change in the financial condition of    , it may fail to make its guaranteed payments to the eligible lender trustee. Although in these circumstances we may submit claims directly to the Department of Education, there may be delays in the trust receiving claim payments from the Department of Education. The delay of any such guaranteed payments, interest subsidy payments, or special allowance payments could adversely affect our ability to pay timely interest and principal on the notes.

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Your securities may have a degree of basis risk which could compromise the issuer’s ability to pay principal and interest on your securities

     There is a degree of basis risk associated with your notes. Basis risk is the risk that shortfalls might occur because, among other things, the interest rates of the trust’s student loans and those of your notes adjust on the basis of different indexes. If a shortfall were to occur, the trust’s ability to pay your principal and/or interest on your notes could be compromised.

Prepayments and redemptions of your notes will affect the activity and yield of your notes

     The proceeds of your notes include amounts to be deposited in the collection fund and used to pay interest on your notes. If those amounts are not needed for that purpose, they may be used to acquire student loans. If the amount used pay interest on your notes and to acquire student loans is less than the full amount so funded, the trust may prepay principal on the notes, possibly including your notes.

     The trust also has the right redeem your notes at any time, from any source, including through the issuance of refunding obligations.

The interest rates on the trust’s investments may be insufficient to cover interest on your notes

     Unspent proceeds of the notes of your series and moneys in the trust funds and accounts under the indenture will be invested at fluctuating interest rates. We cannot assure you that the interest rates at which these proceeds and moneys are invested will equal or exceed the interest rates on your notes.

The interest rates on the auction rate notes are subject to limitations, which could reduce your yield

     The interest rates on the auction rate notes may be limited by the maximum rate, which will be based on the least of the maximum auction rate, the maximum interest rate or, in certain circumstances, the net loan rate (which is based on the actual return on the trust’s student loans, less specified administrative costs and losses realized on the student loans during the preceding collection period). If, for any auction period, the maximum rate is less than the auction rate determined in accordance with the auction procedures, interest will be paid on the auction rate notes at the maximum rate even though there may be sufficient available funds to pay interest at the auction rate.

     For an auction rate distribution date on which the maximum auction rate or the net loan rate applies, the difference between the amount of interest at the auction rate determined pursuant to the auction procedures for the auction rate notes and the amount of interest at the maximum auction rate or the net loan rate will become a carry-over amount, and will be paid on succeeding auction rate distribution dates only to the extent that there are funds available for that purpose and other conditions are met. It is possible that such carry-over amount may never be paid. Any carry-over amount not paid at the time of redemption or maturity of an auction rate note will be extinguished. For an auction rate distribution date on which the maximum interest rate applies, the difference between the amount of interest at the auction rate and the amount of interest at the maximum interest rate will not become a carry-over amount and will not be paid in the future. The ratings on your notes do not address the likelihood of the payment of any carryover amount.

Lack of liquidity facility for your notes

     Your notes will not be supported by a liquidity facility. If an existing holder were to submit a sell order or a hold order subject to an interest rate that is determined to be greater than the maximum auction rate for an auction date, and sufficient clearing bids are not obtained on that auction date, such existing

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owner will not have its notes purchased through the auction procedures on that auction date. In such event, no assurance can be given that a broker-dealer will purchase or will otherwise be able to locate a purchaser prior to the next auction date or that sufficient clearing bids will be obtained on any succeeding auction date.

Military events may result in delayed payments from borrowers called to active military service

     The Soldiers’ and Sailors’ Civil Relief Act of 1940 provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their student loans. The response of the United States to terrorist attacks, and possible future military action by the United States, is expected to increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty.

     The Soldiers’ and Sailors’ Civil Relief Act of 1940 also limits the ability of a lender in the Federal Family Education Loan Program to take legal action against a borrower during the borrower’s period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the student loans.

     The Department of Education has issued guidelines that would extend the in-school status, in-school deferment status, grace period status or forbearance status of certain borrowers ordered to active duty. Further, if a borrower was in default on a student loan, the applicable guarantee agency must, upon being notified that the borrower had been called to active duty and during certain time periods as from time to time designated by the Department of Education, cease all collection activities for the expected period of the borrower’s military service.

     We do not know how many student loans have been or may be affected by the application of the Soldiers’ and Sailors’ Civil Relief Act of 1940 and the United States Department of Education’s guidelines.

Higher Education Relief Opportunities for Students Act of 2003 may adversely affect payments from borrowers

     The Higher Education Relief Opportunities for Students Act of 2003 (HEROES Act of 2003) authorizes the Secretary of Education, during the period ending September 30, 2005, to waive or modify any statutory or regulatory provisions applicable to student financial aid programs under Title IV of the Higher Education Act as the Secretary deems necessary for the benefit of student loan borrowers who:

•	are serving on active military duty during a war or other military operation or national emergency;

•	are serving on National Guard duty during a war or other military operation or national emergency;

•	reside or are employed in an area that is declared by any federal, state or local official to be a disaster area in connection with a national emergency; or

•	suffered direct economic hardship as a direct result of war or other military operation or national emergency.

     The Secretary of Education is authorized to waive or modify any provision of the Higher Education Act:

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•	to ensure that such recipients of student financial assistance are not placed in a worse financial position in relation to that assistance;

•	to ensure that calculations used to determine need for such assistance accurately reflect the financial condition of such individuals;

•	to provide for amended calculations of overpayment; and

•	to ensure that institutions of higher education, eligible lenders, guaranty agencies and other entities participating in such student financial aid programs that are located in, or whose operations are directly affected by, areas that are declared to be disaster areas by any federal, state or local official in connection with a national emergency may be temporarily relieved from requirements that are rendered infeasible or unreasonable.

     The Secretary was given this same authority under Public Law 107-122, signed by the President on January 15, 2001 but the Secretary has yet to use this authority to provide specific relief to servicepersons with loan obligations who are called to active duty.

     The number and aggregate principal balance of student loans that may be affected by the application of the HEROES Act of 2003 is not known at this time. Accordingly, payments received by the trust on student loans made to a borrower who qualifies for such relief may be subject to certain limitations. If a substantial number of borrowers of the student loans become eligible for the relief provided under the HEROES Act of 2003, there could be an adverse effect on the total collections on the student loans and the ability of the trust to pay principal and interest on the notes.

Proposed changes to the Higher Education Act may result in increased prepayments on the student loans.

     Bills have been introduced in the U.S. House of Representatives that, if enacted into law, would permit borrowers under most consolidation loans to refinance their student loans at lower interest rates. Any legislation that permits borrowers to refinance existing consolidation loans at lower interest rates could significantly increase the rate of prepayments on the trust’s student loans. A faster rate of prepayments would decrease the amount of excess interest available to redeem offered notes. In addition, if the legislation described above or any similar legislation is enacted into law, the length of time that the offered notes are outstanding and their weighted average lives may be shortened significantly.

Previously Issued Notes

     Information concerning each outstanding series of notes that the trust has previously issued under the indenture is provided below. The student loans and other assets pledged to the indenture trustee will serve as collateral for the outstanding notes and any additional notes that the trust may issue under the indenture in the future, as well as your notes.

		Original Principal	Current Principal	Interest	Stated Maturity
Series	Class	Amount	Amount	Method	Date

[TO BE PROVIDED]

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Credit Enhancement

Reserve Fund

     We will make a deposit to the reserve fund on the date the offered notes are issued in an amount equal to $   . Subsequent to this deposit, the reserve fund will have a balance of approximately $   . If funds available in the debt service fund are not sufficient to make payments when legally due, moneys in the reserve fund may be used to pay amounts due and payable on the notes of any series issued under the indenture. Money withdrawn from the reserve fund will be restored to the required minimum balance through transfers from the collection fund or the surplus fund as directed by us and as available. The required minimum balance in the reserve fund for all notes issued is the greater of $   , or the sum of    % of the then outstanding balance of the notes offered by this prospectus supplement and    % of the then outstanding principal balance of all other notes issued under the indenture. These percentages may be decreased with confirmation from the rating agencies that the change will not adversely affect the ratings on any of the notes.

Subordinate Notes

     Currently, the trust has outstanding $   aggregate principal amount of subordinate notes. An additional $   aggregate principal amount of subordinate notes will be issued in this offering. Approximately    % of all the trust’s notes that will be outstanding immediately after issuing the series 200  -   notes will be subordinate notes.

     The rights of the subordinate noteholders to receive payments of interest and principal are subordinated to the rights of the senior noteholders to receive such payments to the extent described in this prospectus supplement and the accompanying prospectus. This subordination is intended to enhance the likelihood of regular receipt by the senior noteholders of the full amount of scheduled monthly payments of principal and interest due them and to protect the senior noteholders against losses.

     Senior noteholders have a preferential right to receive, before any distributions to subordinate noteholders, distributions from the trust estate created under the indenture and, if necessary, the right to receive future distributions on our student loans that would otherwise have been payable to the holders of subordinate notes. See “Description of Credit Enhancement and Swap Agreements — Credit Enhancement” in the prospectus.

Use of Proceeds

     We estimate that the net proceeds from the sale of the offered notes will be applied as follows:

Deposit to acquisition fund	$	___
Deposit to reserve fund	$	___

Total	$	___

     Approximately $   of the proceeds deposited to the acquisition fund will be used to pay the costs of issuing the offered notes.

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Acquisition of Student Loans

     The student loans to be acquired with proceeds of the series 200   -    notes will be acquired by the trust during the period beginning on each respective closing date and ending on and including (i)    , with respect to the series 200   -   notes issued on    and (ii) the date which is    days from the closing date for such series with respect to the series 200   -   notes issued on a date other than    . These periods, referred to as the “acquisition periods,” may, subject to obtaining a rating agency confirmation, be periodically extended by direction of the trust.

     Each student loan is required to be guaranteed as to principal and interest by a guarantee agency and reinsured by the Department of Education to the extent provided under the Higher Education Act. Student loans are required to be eligible for special allowance payments and, in the case of Stafford loans, interest subsidy payments paid by the Department of Education. See “Description of the FFEL Program” in the prospectus.

     Each student loan will be a consolidation loan or other student loan provided that the aggregate principal balance of all such student loans which are not consolidation loans does not exceed $           million at any given time and provided further that no such student loans which are not consolidation loans may be unsubsidized or subsidized Stafford Loans, unless rating agency confirmation is obtained. Each of the student loans is expected to be acquired at a purchase price which will include a premium. In addition, it is expected that a substantial amount of the student loans to be acquired with the proceeds of the series 200   -   notes will have a graduated repayment schedule. See “Description of the Indenture—Funds and Accounts—Acquisition Fund.” Not more than    % of the financed student loans which are consolidation loans will have original principal balances at the time of purchase by the trust of less than $15,000; provided, however, that any consolidation loan which was purchased with an original principal balance of less than $15,000 at the time of purchase by the trust, but for which a subsequent add-on loan has been made and the principal balance of the add-on loan, when added to the original principal balance of the consolidation loan at the time of purchase by the trust, will cause the original principal balance of the consolidation loan to exceed $15,000 will be excluded from the    % limit.

     Except as described above, there will be no required characteristics of the student loans. Therefore, the acquisition of student loans from funds available for that purpose under the indenture will cause the aggregate characteristics of the entire pool of student loans, including the composition of the student loans and of the borrowers thereof, the distribution by interest rate and the distribution by principal balance, to vary over time. Furthermore, the issuance of additional series of notes and the acquisition of student loans with the proceeds thereof may cause the aggregate characteristics of the pool of student loans to vary still further.

     The student loans may have “graduated repayment characteristics.” For example, the depositor intends to offer one or more graduated repayment programs to prospective consolidation loan borrowers. A borrower who participates in such program may be eligible initially to make lower periodic loan payments, which might include paying only interest for a period of time. However, such a borrower would incur a greater amount of interest over the life of the loan and, at one or more further points in time, would incur an increase in his or her periodic loan payment amounts, which may adversely impact a borrower’s ability to repay a student loan.

     Initially, the trust will acquire the student loans from each of the depositor and    pursuant to the terms of loan purchase agreements between the trust and each of the depositor and    covering consolidation loans being originated and funded by the depositor and    , via their respective eligible lender trustees, under the Higher Education Act. Thereafter, the trust is expected to

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acquire additional student loans, provided that the aggregate principal of all such student loans which are not consolidation loans does not exceed $    million at any given time and provided further that no such student loans which are not consolidation loans may be unsubsidized or subsidized Stafford Loans, from the depositor and/or from other persons under loan purchase agreements and, if rating agency confirmation is first obtained, other student loans eligible to be acquired by the trust.

     The depositor has offered and/or may elect in the future to offer borrower incentives (such as, without limitation, reduced payments for automatic electronic payments and on time payment history; rebates of interest and interest or principal reductions) on the student loans to be acquired by the trust. Initially, the borrower incentives are expected to include (i) an interest rebate of    % of the student loan principal balance after six months of on time payments and (ii) a    % interest rate reduction for automatic electronic payments. These initial borrower incentives are expected to be available for borrowers whose consolidation loan has an interest rate of    % or higher. A rating agency confirmation must first be obtained before the depositor may offer additional borrower incentives.

     In the loan purchase agreements, the seller of the student loans will make certain representations and warranties concerning each student loan being sold to the trust. The seller will be required to repurchase any student loan sold to the trust if, among other reasons (i) any representation or warranty made by the seller proves to have been materially incorrect or (ii) the Secretary of Education or a guarantee agency refuses to honor all or part of a claim filed with respect to a student loan on account of any circumstance or event that occurred prior to the sale of such student loan to the trust. In respect of loans purchased by the trust from the depositor, if the depositor has acquired those loans after they were originated by other entities, the trust expects that the depositor will have entered into agreements with those persons by which they make warranties and representations to the depositor conforming to those it makes to the trust. However, even though the depositor will have made the aforesaid representations and warranties to the trust, the depositor is not expected to have assets other than its interest in the trust and its claims, if any, against persons that supplied the depositor with loans with which to back the warranties and representations in the loan purchase agreements between the depositor and the trust. With respect to consolidation loans originated by the depositor (via its eligible lender trustee), the only warranties and representations which the depositor will have received in respect of those loans are the warranties and representations made by the borrowers and the guarantee agencies. The sale of student loans by the depositor into the trust estate will be made at fair market value, which may include a premium to the depositor.

Characteristics of the Trust Student Loans

     As of the statistical calculation date, the trust owned student loans with an outstanding principal balance of $   .

     Set forth below in the following tables are descriptions as of        , 200    — the statistical calculation date — of certain characteristics of the student loans the trust owned as of that date along with $   in student loans that the trust expects to acquire on the closing date that existed as of the statistical calculation date. In the tables below, the percentages may not always add up to 100%, and the balances may not always add up to the total amount indicated, due to rounding.

Composition of the Trust Student Loans as of the Statistical Calculation Date

Aggregate outstanding principal balance	$	___
Number of borrowers		___
Average outstanding principal balance per borrower	$	___
Number of loans		___

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Average outstanding principal balance per loan	$	___
Weighted average remaining term to maturity (1)	— months
Weighted average annual borrower interest rate		___	%

(1)	Determined from the statistical calculation date to the stated maturity date of the applicable student loans, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future. See “Description of the FFEL Program” in the prospectus.

Distribution of the Trust Student Loans by Loan Type
as of the Statistical Calculation Date

			Outstanding Principal		Percent of Loans by
Loan Type	Number of Loans		Balance		Outstanding Balance
PLUS	___		$	___	___	%
Subsidized Consolidation	___			___	___	%
Unsubsidized Consolidation	___			___	___	%
Subsidized Stafford	___			___	___	%
Unsubsidized Stafford	___			___	___	%

Total	___	*	$	___	100%

Scheduled Weighted Average Remaining Months in Status
as of the Statistical Calculation Date

Scheduled Remaining Months in Status
Current Status	Deferment	Forbearance	Repayment
Deferment	___	___	___
Forbearance	___	___	___
Repayment	___	___	___

Distribution of the Trust Student Loans by Borrower Interest Rate
as of the Statistical Calculation Date

Borrower		Outstanding Principal		Percent of Loans by
Interest Rate	Number of Loans	Balance		Outstanding Balance
2.500% to 2.999%	___	$	___	___	%
3.000% to 3.499%	___		___	___	%
3.500% to 3.999%	___		___	___	%
4.000% to 4.499%	___		___	___	%
4.500% to 4.999%	___		___	___	%
5.000% to 5.499%	___		___	___	%
5.500% to 5.999%	___		___	___	%
6.000% to 6.499%	___		___	___	%
6.500% to 6.999%	___		___	___	%
7.000% to 7.499%	___		___	___	%
7.500% to 7.999%	___		___	___	%
8.000% to 8.999%	___		___	___	%

Total		$	___	100%

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Distribution of the Trust Student Loans in Repayment by Borrower Payment Status
as of the Statistical Calculation Date

Borrower		Outstanding Principal		Percent of Loans by
Payment Status	Number of Loans	Balance		Outstanding Balance
Repayment	___	$	___	___	%
Claim	___		___	___	%
Forbearance	___		___	___	%
Deferment	___		___	___	%
In Grace	___		___	___	%
In School	___		___	___	%

Total		$	___	100%

Distribution of the Trust Student Loans by Date of Disbursement
as of the Statistical Calculation Date

	Number of	Outstanding Principal		Percent of Loans by
Disbursement Date	Borrowers	Balance		Outstanding Balance
, and thereafter	___	$	___	___ %

Total		$	___	100%

     Student loans disbursed prior to October 1, 1993 are 100% guaranteed by the guarantee agency and are 100% reinsured against default by the Department of Education. Student loans disbursed after October 1, 1993 are 98% guaranteed by the guarantee agency and are reinsured by the Department of Education up to a maximum of 98% of the guarantee payments.

Distribution of the Trust Student Loans by Remaining Term to Scheduled Maturity
as of the Statistical Calculation Date

Number of Months Remaining to		Outstanding Principal	Percent of Loans by
Schedule Maturity	Number of Loans	Balance	Outstanding Balance
Less than 73	___	$ ___	___	%
73 to 84	___	___	___	%
85 to 96	___	___	___	%
97 to 108	___	___	___	%
109 to 120	___	___	___	%
121 to 132	___	___	___	%
133 to 144	___	___	___	%
145 to 156	___	___	___	%
157 to 168	___	___	___	%
169 to 180	___	___	___	%
181 to 192	___	___	___	%
193 to 204	___	___	___	%
205 to 216	___	___	___	%
217 to 228	___	___	___	%
229 to 240	___	___	___	%
241 to 252	___	___	___	%
253 to 264	___	___	___	%
265 to 276	___	___	___	%
277 to 288	___	___	___	%
289 to 300	___	___	___	%
301 to 312	___	___	___	%
313 to 324	___	___	___	%
325 to 336	___	___	___	%
337 to 348	___	___	___	%

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Number of Months Remaining to		Outstanding Principal	Percent of Loans by
Schedule Maturity	Number of Loans	Balance	Outstanding Balance
349 to 360	___	___	___	%
Greater than 360	___	___	___	%

Total		$ ___	100%

Distribution of the Trust Student Loans by SAP Interest Rate Index
as of the Statistical Calculation Date

SAP Interest Rate		Outstanding Principal		Percent of Loans by
Index	Number of Loans	Balance		Outstanding Balance
Day CP Index	___	$	___	___ %

Total	___	$	___	100%

Geographic Distribution of the Trust Student loans
as of the Statistical Calculation Date

The following chart shows the geographic distribution of the trust’s student loans based on the permanent billing addresses of the borrowers as shown on the servicers’ records:

		Outstanding Principal	Percent of Loans by
Location	Number of Loans	Balance	Outstanding Balance
Alabama	___	$ ___	___	%
Alaska	___	___	___	%
American Samoa	___	___	___	%
Arizona	___	___	___	%
Arkansas	___	___	___	%
California	___	___	___	%
Colorado	___	___	___	%
Connecticut	___	___	___	%
Delaware	___	___	___	%
District of Columbia	___	___	___	%
Florida	___	___	___	%
Georgia	___	___	___	%
Guam	___	___	___	%
Hawaii	___	___	___	%
Idaho	___	___	___	%
Illinois	___	___	___	%
Indiana	___	___	___	%
Iowa	___	___	___	%
Kansas	___	___	___	%
Kentucky	___	___	___	%
Louisiana	___	___	___	%
Maine	___	___	___	%
Maryland	___	___	___	%
Massachusetts	___	___	___	%
Michigan	___	___	___	%
Military (Europe)	___	___	___	%
Military (Pacific)	___	___	___	%
Minnesota	___	___	___	%
Mississippi	___	___	___	%
Missouri	___	___	___	%
Montana	___	___	___	%
Nebraska	___	___	___	%
Nevada	___	___	___	%

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		Outstanding Principal	Percent of Loans by
Location	Number of Loans	Balance	Outstanding Balance
New Hampshire	___	___	___	%
New Jersey	___	___	___	%
New Mexico	___	___	___	%
New York	___	___	___	%
North Carolina	___	___	___	%
North Dakota	___	___	___	%
Ohio	___	___	___	%
Oklahoma	___	___	___	%
Oregon	___	___	___	%
Pennsylvania	___	___	___	%
Puerto Rico	___	___	___	%
Rhode Island	___	___	___	%
South Carolina	___	___	___	%
South Dakota	___	___	___	%
Tennessee	___	___	___	%
Texas	___	___	___	%
Utah	___	___	___	%
Vermont	___	___	___	%
Virgin Islands	___	___	___	%
Virginia	___	___	___	%
Washington	___	___	___	%
West Virginia	___	___	___	%
Wisconsin	___	___	___	%
Wyoming	___	___	___	%
Unknown	___	___	___	%

Total		$ ___	100%

*Represents a percentage greater than 0%, but less than .01%

Distribution of the Trust Student Loans in Repayment by the Number of Days of
Delinquency as of the Statistical Calculation Date

		Outstanding Principal		Percent of Loans by
Days Delinquent	Number of Loans	Balance		Outstanding Balance
0-30	___	$	___	___	%
31-60	___		___	___	%
61-90	___		___	___	%
91-120	___		___	___	%
121-150	___		___	___	%
151-180	___		___	___	%
181-210	___		___	___	%
211-240	___		___	___	%
241-270	___		___	___	%
More than 270	___		___	___	%

Total		$	___	100%

Distribution of the Trust Student Loans by Range of Principal Balance
as of the Statistical Calculation Date

		Outstanding Principal	Percent of Loans by
Principal Balance Range	Number of Borrowers	Balance	Outstanding Balance
Less than 10,000.00	___	$ ___	___	%
10,000.00-19,999.99	___	___	___	%

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		Outstanding Principal	Percent of Loans by
Principal Balance Range	Number of Borrowers	Balance	Outstanding Balance
20,000.00-29,999.99	___	___	___	%
30,000.00-39,999.99	___	___	___	%
40,000.00-49,999.99	___	___	___	%
50,000.00-59,999.99	___	___	___	%
60,000.00-69,999.99	___	___	___	%
70,000.00-79,999.99	___	___	___	%
80,000.00-89,999.99	___	___	___	%
90,000.00-99,999.99	___	___	___	%
100,000.00-119,999.99	___	___	___	%
120,000.00-139,999.99	___	___	___	%
More than 139,999.99	___	___	___	%

Total		$ ___	100%

Distribution of the Trust Student Loans by Servicer
as of the Statistical Calculation Date

		Outstanding Principal		Percent of Loans by
Servicer	Number of Loans	Balance		Outstanding Balance
[servicer]	___	$	___	___	%
[servicer]	___		___	___	%
[servicer]	___		___	___	%
[servicer]	___		___	___	%

Total		$	___	100%

Distribution of the Trust Student loans by Guarantee Agency
as of the Statistical Calculation Date

		Outstanding Principal		Percent of Loans by
Guarantee Agency	Number of Loans	Balance		Outstanding Balance
[Insert name of each guarantee agency]	___	$	___	___	%
	___		___	___	%
	___		___	___	%
	___		___	___	%

	___	$	___	100%

*Represents a percentage greater than 0%, but less than .01%

Description of the Series 200    -     Notes

General Terms of the Series 200    -     Notes

     The series 200   -   notes will be issued pursuant to the indenture and a supplemental indenture. The issuance of each series of the series 200   -    notes is subject to the satisfaction of certain conditions precedent as set forth in the applicable supplemental indenture. The series 200   -   notes will each be dated as of their respective closing date and, subject to redemption pursuant to the provisions referred to below, will mature on the stated maturity date set forth on the front cover page of this prospectus supplement. The series 200   -   notes will bear interest, payable on the business day following the expiration of each auction period, at rates determined as described below under “—Interest Rate on the Series 200   -   Notes.” The series 200   -   notes will be issued in fully registered form, without

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coupons, and when issued will be registered in the name of Cede & Co., as nominee of DTC. DTC will act as securities depository for the series 200   -    notes. Individual purchases of the series 200   -   notes will be made in book-entry form only in the principal amount of $50,000 or integral multiples thereof. Purchasers of the series 200   -   notes will not receive certificates representing their interest in the series 200   -   notes purchased. See “—Book-Entry-Only System.”

Interest Rate on the Series 200    -     Notes

LIBOR Rate Notes

     The LIBOR rate notes will bear interest at the annual rates set forth in the front cover page of this prospectus supplement:

     The indenture trustee will determine the rate of interest on the LIBOR rate notes on the second business day prior to the start of the applicable interest accrual period. Interest on the LIBOR rate notes will be calculated on the basis of the actual number of days elapsed during the interest accrual period divided by 360.

     For the initial interest accrual period, the indenture trustee will determine the LIBOR rate by reference to straight line interpolation between    -month and    -month LIBOR based on the actual number of days in the interest accrual period.

     Interest accrued on the outstanding principal balance of the LIBOR rate notes during each interest accrual period will be paid on the related quarterly distribution date.

     The initial interest accrual period for the LIBOR rate notes begins on the closing date and ends on    , 200  . For all other quarterly distribution dates, the interest accrual period will begin on the prior quarterly distribution date and end on the day before such quarterly distribution date.

Auction Rate Notes

     The series 200   -   auction rate notes of each series will bear interest to the respective initial interest rate adjustment dates at the initial rates established in the indenture or, with respect to any series 200   -   notes with a closing date other than    , as provided in a direction from the trust. Thereafter, the series 200   -   auction rate notes will bear interest at the applicable interest rate for the number of days of the applicable interest period generally consisting of 28 days, subject, in each case, to adjustment as described in “Auction of the Series 200   -   Notes—Changes in Auction Terms—Changes in Auction Period or Periods.”

     Interest on each series of the series 200   -   notes will be paid on the business day following each auction period for such series. For each series of the series 200   -   notes during the initial interest period and each auction period thereafter, interest will accrue daily and will be computed for the actual number of days elapsed on the basis of a year consisting of 365 days, except that, for any leap year, such calculation shall be computed on the basis of a 366 day year.

     The applicable interest rate to be borne by each series of the series 200   -   auction rate notes will be determined for each auction period as hereinafter described. The auction period that immediately follows the initial interest period for a series of the series 200   -   auction rate notes will commence on and include the initial interest rate adjustment date for that series. Each auction period thereafter (i) will commence on and include the first business day following the applicable series auction date, and end on (and include) the next applicable series auction date (unless such date is not followed by a business day,

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in which case on the next succeeding day that is followed by a business day) and (ii) if the auction periods are changed as provided in the supplemental indenture, each period commencing on an interest payment date and ending on but excluding the next succeeding interest payment date. By way of example, if an auction period ordinarily would end on a Tuesday, but the following Wednesday is not a business day, the auction period will end on that Wednesday and the new interest period will begin on Thursday.

     The applicable interest rate on each series of the series 200   -   auction rate notes for each auction period will be the least of

     (i) the maximum auction rate in effect for such auction period,

     (ii) the auction rate in effect for such auction period as determined in accordance with the auction procedures described in “Auction of the Series 200   -   Notes,”

     (iii) during a net loan rate restriction period, the net loan rate, and

     (iv) 17% per annum (or such higher rate as the trust may establish with a rating agency confirmation) or such lesser rate as permitted by the applicable law (the “maximum interest rate”);

provided that subject to the following paragraph, if, on any interest rate determination date, an auction is not held with respect to a series of the series 200   -   notes for any reason, then the auction rate on such series for the next succeeding auction period shall be the maximum rate.

     Notwithstanding the preceding paragraph, if an auction is scheduled to occur for the next interest period on a date that was reasonably expected to be a business day, but that auction does not occur because that date is later not considered to be a business day, the auction shall nevertheless be deemed to have occurred. The applicable auction rate in effect for the next interest period will be the auction rate in effect for the preceding interest period and that interest period will generally be 28 days in duration, beginning on the calendar day following the date of the deemed auction and ending on (and including) the next applicable series auction date (unless that series auction date is not followed by a business day, in which case on the next succeeding day that is followed by a business day). If the preceding interest period was other than generally 28 days in duration, the auction rate for the deemed auction will instead be the rate of interest determined by the market agent on equivalently rated auction securities with a comparable length of auction period.

     Notwithstanding the foregoing:

•	if a payment default has occurred with respect to a series of the series 200 - auction rate notes, the applicable interest rate on such series for the interest period commencing on or immediately after such payment default and for each interest period thereafter, to and including the interest period, if any, during which, or commencing less than two business days after, such payment default is cured in accordance with the applicable supplemental indenture, will equal the non-payment rate on the first day of each such interest period.

•	if a payment default has occurred with respect to a series of the series 200 - auction rate notes, the applicable interest rate on such series for the interest period commencing on or immediately after such payment default and for each interest period thereafter, to and including the interest period, if any, during which, or commencing less than two business days after, such payment default is cured in accordance with the applicable

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supplemental indenture, will equal the non-payment rate on the first day of each such interest period.

     In any event, no auction will be held on any auction date during the pendency of a payment default (or on the next business day after a payment default is cured) or if the series 200   -   auction rate notes are no longer in book-entry-form.

     The trustee is to notify the holders of series 200   -   notes of the applicable interest rate with respect to each such series of series 200   -    notes for each auction period on the second business day of such auction period.

     If the auction agent no longer determines, or fails to determine, when required, the applicable interest rate with respect to a series of series 200   -   notes or if, for any reason, such manner of determination is held to be invalid or unenforceable, the applicable interest rate for the next succeeding interest period will be the maximum rate.

Carry-Over Amounts on the Series 200  -  Notes

     If the auction rate for a series of the series 200   -   auction rate notes is greater than the maximum rate, then the applicable interest rate with respect to such series for the related interest period will be the maximum rate. The excess of the amount of interest that would have accrued on the series 200   -   notes at the lesser of the auction rate or the maximum interest rate over the amount of interest actually accrued at the maximum rate will accrue as the carry-over amount (interest accrued at the maximum interest rate will not yield a carry-over amount). Such determination of the carry-over amount shall be made separately for each series of series 200   -   notes. Each carry-over amount shall bear interest for each interest period calculated at a rate equal to one-month LIBOR (as determined by the auction agent on the related interest rate determination date, provided the trustee has received notice of one-month LIBOR from the auction agent, and, if the trustee shall not have received such notice from the auction agent, then as determined by the trustee) from the interest payment date for the interest period with respect to which such carry-over amount was calculated, until paid. Any payment in respect of carry-over amount shall be applied, first, to any accrued interest payable thereon and, thereafter, in reduction of such carry-over amount. For purposes of the applicable supplemental indenture, the indenture and the series 200   -   notes, any reference to “principal” or “interest” therein shall not include, within the meaning of such words, carry-over amount or any interest accrued on any such carry-over amount. Such carry-over amount shall be separately calculated for each series 200   -   note of each series by the trustee during such interest period in sufficient time for the trustee to give notice to each holder of such carry-over amount as required in the next succeeding sentence. On the interest payment date with respect to which such carry-over amount has been calculated by the trustee, the trustee shall give written notice to each holder of the carry-over amount applicable to such holder’s series 200   -   note, which written notice may accompany the payment of interest (if paid by check made to each such holder on such interest payment date) or otherwise shall be mailed on such interest payment date by first-class mail to each such holder at such holder’s address as it appears on the registration books maintained by the note registrar.

     The carry-over amount (and interest accrued thereon) on outstanding series 200   -   auction rate notes of a series shall be paid by the trustee on the first occurring interest payment date for a subsequent interest period with respect to such series if and to the extent that (i) the eligible carry-over make-up amount with respect to such interest period is greater than zero, and (ii) moneys in the collection fund and surplus fund are available on the monthly calculation date immediately preceding the month in which such interest payment date occurs, for transfer to the interest account for such purpose in accordance with the priorities and limitations described under “Description of the Indenture—Funds and Accounts—

S-25

Collection Fund” and “—Surplus Fund” in the prospectus, after taking into account all other amounts payable from the collection fund and the surplus fund as described in such paragraphs on such monthly calculation date. Any carry-over amount (and any interest accrued thereon) with respect to any series 200    -     note which is unpaid as of the maturity of such series 200    -     note shall be paid to the holder thereof on the date of such maturity to the extent that moneys are available therefor in accordance with the provisions described in clause (ii) of the preceding sentence; provided, however, that any carry-over amount (and any interest accrued thereon) which is not so paid on the date of such maturity shall be cancelled with respect to such series 200    -     note on the date of such maturity and shall not be paid on any succeeding interest payment date. To the extent that any portion of the carry-over amount (and any interest accrued thereon) remains unpaid after payment of a portion thereof, such unpaid portion shall be paid in whole or in part until fully paid by the trustee on the next occurring interest payment date or dates, as necessary, for a subsequent interest period or periods, if and to the extent that the conditions in the first sentence of this paragraph are satisfied. On any interest payment date or dates on which the trustee pays less than all of the carry-over amounts (and any interest accrued thereon) with respect to a series 200    -     note, the trustee is required to give notice as set forth in the immediately preceding paragraph to the holder of such series 200    -     note of the carry-over amount remaining unpaid on such series 200    -    note.

     The interest payment date on which any carry-over amount (and any interest accrued thereon) for a series of the series 200   -   notes will be paid is to be determined by the trustee as described in the immediately preceding paragraph, and the trustee is to make payment of the carry-over amount (and any interest accrued thereon) in the same manner as it pays interest on the series 200   -   notes on an interest payment date.

Interest Limited to the Extent Permissible by Law

     In no event shall the cumulative amount of interest paid or payable on a series of series 200   -   notes exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the series 200   -   notes of a series or related documents or otherwise contracted for, charged, reserved, taken or received in connection with the series 200   -   notes of such series, or if the redemption or acceleration of the maturity of the series 200   -   notes of such series results in payment to or receipt by the holder or any former holder of the series 200   -   notes of such series of any interest in excess of that permitted by applicable law, then, notwithstanding any provision of the series 200   -   notes of such series or related documents to the contrary, all excess amounts theretofore paid or received with respect to the series 200   -   notes of such series shall be credited on the principal balance of the series 200   -   notes of such series (or, if the series 200   -   notes of such series have been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of the series 200   -   notes of such series and related documents shall automatically and immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under the series 200   -   notes of such series and under the related documents.

Redemption of the Series 200  -  Notes

     The series 200   -   notes will be subject to redemption as described in this prospectus supplement under the captions “Description of the Series 200   -   Notes—Mandatory Redemption” and “—Optional Redemption.”

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Book-Entry-Only System

     The description which follows of the procedures and record keeping with respect to beneficial ownership interests in the series 200   -   notes, payment of principal of and interest on the series 200   -   notes to DTC Participants, or to purchasers of the series 200   -   notes, confirmation and transfer of beneficial ownership interests in the series 200   -   notes, and other securities-related transactions by and between DTC, DTC Participants and Beneficial Owners (as hereinafter defined), is based solely on information furnished by DTC, and has not been independently verified by the trust or the trustee.

     DTC will act as securities depository for the series 200   -   notes. The series 200   -   notes will be issued as fully-registered notes in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered note certificate will be issued for each series of series 200   -   note*, in the aggregate principal amount of each series of series 200   -   notes, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

     DTC, the world’s largest depository, is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of direct participants of DTC and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation (NSCC, GSCC, MBSCC, and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, and trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly “Indirect Participants”). DTC has Standard & Poor’s highest rating: AAA. The DTC rules applicable to its participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

     Purchases of the series 200   -   notes (in authorized denominations) under the DTC system must be made by or through DTC participants which will receive a credit for series 200   -   notes on DTC’s records. The ownership interest of each actual purchaser of each series 200   -   note (a “Beneficial Owner”) is in turn to be recorded on the direct and indirect participant’s records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the series 200   -   notes are to be

S-27

accomplished by entries made on the books of direct and indirect participants acting on behalf of the beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in the series 200    -     notes, except in the event that use of the book-entry system for the series 200    -     notes is discontinued.

     To facilitate subsequent transfers, all series 200   -   notes deposited by direct participants with DTC are registered in the name of DTC’s nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of series 200   -   notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the series 200   -   notes; DTC’s records reflect only the identity of the direct participants to whose accounts such series 200   -   notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory and regulatory requirements as may be in effect from time to time. Beneficial owners may wish to take certain steps to augment transmission to them of notices of significant events with respect to the series 200   -   notes such as redemptions, tenders, defaults, and proposed amendments to the series 200   -   note documents. Beneficial owners may wish to ascertain that the nominee holding the series 200   -   notes for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.

     Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each DTC participant in such issue to be redeemed.

     Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the series 200   -   notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the series 200   -   notes are credited on the record date (identified in a listing attached to the omnibus proxy).

     Redemption proceeds, principal and interest payments on the series 200   -   notes will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit DTC participants’ accounts upon DTC’s receipt of funds and corresponding detail information from trust or agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, nor its nominee, agent, or trust, subject to any statutory and regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the trust or agent, disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct and indirect participants. By purchasing the series 200   -   notes, whether in an auction or otherwise, each prospective purchaser of the series 200   -   notes or its broker-dealer must agree and will be deemed to have agreed: (i) to have its beneficial ownership of the series 200   -   notes

S-28

maintained at all times in Book-Entry Form for the account of its DTC participant, which in turn will maintain records of such beneficial ownership, and to authorize such DTC participant to disclose to the auction agent such information with respect to such beneficial ownership as the auction agent may request; and (ii) so long as the beneficial ownership of the series 200    -    notes is maintained in Book-Entry Form, to sell, transfer or otherwise dispose of the series 200    -     notes only pursuant to a bid or a sell order in an auction, or otherwise through a broker-dealer, provided that in the case of all transfers other than those pursuant to an auction, the existing holder of the series 200    -     notes so transferred, its DTC participant or broker-dealer advises the auction agent of such transfer.

     For every transfer of the series 200   -   notes, the beneficial owner may be charged a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

     So long as Cede & Co. or its registered assign is the registered holder of the series 200   -   notes, the trust and the trustee will be entitled to treat Cede & Co., or its registered assign, as the absolute owner thereof for all purposes of the indenture and any applicable laws, notwithstanding any notice to the contrary received by the trust or the trustee, and the trust and the trustee will have no responsibility for transmitting payments to, communicating with, noting, or otherwise dealing with any Beneficial Owners of the series 200   -   notes.

     DTC may discontinue providing its services as securities depository with respect to the series 200   -   notes at any time by giving reasonable notice to the trust. Under such circumstances, in the event that a successor securities depository is not obtained, series 200   -   notes certificates are required to be printed and delivered. The trust may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, series 200   -   notes certificates will be printed and delivered.

     If (i) the series 200   -   notes of any series are not eligible for the services of DTC, (ii) DTC determines to discontinue providing its services with respect to the series 200   -   notes of any series or (iii) the trust determines that a system of book-entry transfers for series 200   -   notes of any series, or the continuation thereof, through DTC is not in the best interest of the beneficial owners or the trust, the trust may either identify another qualified securities depository or direct or cause series 200   -   note certificates for such series to be delivered to beneficial owners thereof or their nominees and, if certificates are delivered to the beneficial owners, the beneficial owners or their nominees, upon authentication of the series 200   -    notes of such series in authorized denominations and registration thereof in the beneficial owners’ or nominees’ names, shall become the holders of such series 200   -   notes for all purposes. In any such event, the trustee is to mail an appropriate notice to the securities depository for notification to DTC participants and beneficial owners of the substitute securities depository or the issuance of series 200   -   note certificates to beneficial owners or their nominees, as applicable.

     The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that trust believes to be reliable, but the trust takes not responsibility for the accuracy thereof.

Denomination and Payment

     The series 200   -   notes are being issued in denominations of $50,000 and any integral multiple thereof.

     The principal of and premium, if any, on the series 200   -   notes, together with interest payable on the series 200   -   notes at the maturity thereof if the date of such maturity is not a regularly

S-29

scheduled interest payment date, shall be payable in lawful money of the United States of America upon, except as otherwise provided in the indenture with respect to a securities depository, presentation and surrender of such series 200    -     notes at the principal office of the trustee, as paying agent with respect to the series 200    -     notes, or a duly appointed successor paying agent. Interest on each series of the series 200    -     notes shall be payable on each regularly scheduled interest payment date with respect to such series, except as otherwise provided in the indenture with respect to a securities depository, by check or draft drawn upon the paying agent and mailed to the person who is the holder thereof as of 5:00 p.m. in the city in which the principal office of the note registrar is located on the regular record date for such interest payment date at the address of such holder as it appears on the note register, or, in the case of any series 200    -     note the holder of which is the holder of series 200    -     notes in the aggregate principal amount of $1,000,000 or more (or, if less than $1,000,000 in principal amount of series 200    -     notes is outstanding, the holder of all outstanding series 200    -     notes), at the direction of such holder received by the paying agent by 5:00 p.m. on the applicable regular record date, by electronic transfer by the paying agent in immediately available funds to an account designated by such holder. The regular record date with respect to any regularly scheduled interest payment date for a series of the series 200    -     notes is the last business day preceding such interest payment date, so long as interest payment dates are specified to occur at the end of each auction period. Any interest not so timely paid or duly provided for (herein referred to as “defaulted interest”) shall cease to be payable to the person who is the holder thereof at the close of business on the regular record date and shall be payable to the person who is the holder thereof at the close of business on a special record date established by the trustee (a “special record date”) for the payment of any such defaulted interest. Such special record date shall be fixed by the trustee whenever moneys become available for payment of the defaulted interest, and notice of the special record date shall be given to the holders of the series 200    -     notes not less than 10 days prior thereto by first-class mail to each such holder as shown on the note register on a date selected by the trustee, stating the date of the special record date and the date fixed for the payment of such defaulted interest. All payments of principal of and interest on the series 200    -     notes shall be made in lawful money of the United States of America.

Mandatory Redemption

     The series 200   -   notes of any series are subject to mandatory redemption on any interest payment date following the acquisition period for such series of the series 200   -   notes in an amount equal to the remaining acquisition amount. See “Description of the Indenture—Funds and Accounts—Acquisition Fund” in the prospectus. The series 200   -   notes of each series selected for redemption (see “Selection of series 200   -   Notes for Redemption”) shall be redeemed on the first regularly scheduled interest payment date for that series following the acquisition period. For purposes of determining the amount of series 200   -   notes to be redeemed, the trust shall assume that moneys in the acquisition fund from the proceeds of the series 200   -   notes were used to acquire or originate eligible loans on a “first-in, first-out” basis. The prepayment price will be 100% of the principal amount of such notes to be redeemed, plus accrued interest thereon to the prepayment date.

     The series 200   -   notes of any series also are subject to mandatory redemption on any regularly scheduled interest payment date following the end of each revolving period for the notes from revenues deposited to the retirement account of the debt service fund. The prepayment price will be 100% of the principal amount of such notes to be redeemed, plus accrued interest thereon to the prepayment date.

     Revenues deposited to the collection fund in any monthly collection period will be applied to the redemption of series 200   -   notes only to the extent that amounts are available for such purpose on the next monthly calculation date.

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     The applicable supplemental indenture provides that any future series of notes, or any portion thereof, may be designated for mandatory redemption or principal distributions from moneys on deposit in the retirement account before such principal repayments are applied to the redemption of the series 200   -    notes.

Optional Redemption

     At the trust’s option but subject to compliance with the conditions described under “—Senior Asset Requirement” below, series 200   -   notes of any series may be redeemed on any business day, in whole or in part, and if in part as described under “—Selection of Series 200   -   Notes for Redemption” below, at a prepayment price of 100% of the principal amount of such notes to be redeemed, plus accrued interest thereon to the prepayment date.

Selection of Series 200  -   Notes for Redemption

     If less than all outstanding series 200   -   notes are to be redeemed such principal amounts of each series of series 200   -   notes as the trust may designate shall be selected for redemption, to the extent that the provisions of the indenture will not be violated thereby. In the absence of valid direction by the trust, the series 200   -   notes to be redeemed will be selected first from the series 200   -   senior notes in ascending numerical order of the series designation, and thereafter from the series 200   -    subordinate notes in ascending numerical order of the series designation.

     If less than all of the outstanding series 200   -   notes of a given series are to be redeemed, the particular series 200   -   notes to be redeemed shall be selected by the trustee by lot in such manner as the trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of series 200   -   notes in authorized denominations.

Senior Asset Requirement

     No redemption of any series 200   -   subordinate note under any of the foregoing provisions is to be made unless, after giving effect to the redemption, while senior notes are outstanding, the senior asset requirement will be met. Compliance with the senior asset requirement will be determined as of the date of the selection of series 200   -   notes or series 200   -    subordinate notes to be redeemed, and any failure to meet the senior asset requirement as of the prepayment date will not affect such determination. Currently, the “senior asset requirement” requires that the senior asset percentage is at least 105% and the subordinate asset percentage is at least 100.5% or such lesser percentage as permitted upon obtaining a rating agency confirmation. See “Description of the Indenture—Notes and Other Obligations—Call for Redemption or Purchase of Notes; Senior Asset Requirement” in the prospectus.

Notice and Effect of Redemption

     Notice of redemption of the series 200   -   notes shall be given by first class mail, mailed not less than 15 days nor more than 45 days prior to the date fixed for redemption to each holder (which initially will be DTC or its nominee) of series 200   -   notes to be prepaid at the address of such holder appearing in the note register; but no defect in or failure to give such mailed notice of redemption shall affect the validity of proceedings for the redemption of any series 200   -   note not affected by such defect or failure. All notices of redemption shall state: (i) the prepayment date; (ii) the prepayment price; (iii) the name (including series designation), stated maturity and CUSIP numbers of the series 200   -   notes to be redeemed, the principal amount of series 200   -   notes of each series to be redeemed, and, if less than all outstanding series 200   -   notes of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the series 200   -   notes to be

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redeemed; (iv) that, on the prepayment date, the prepayment price of and accrued interest on each such series 200    -     note will become due and payable and interest thereon shall cease to accrue on and after such date; (v) the place or places where such series 200    -     notes are to be surrendered for payment of the prepayment price thereof and accrued interest thereon; and (vi) if it be the case, that such series 200    -     notes are to be redeemed by the application of certain specified trust moneys and for certain specified reasons.

     Notice of redemption having been given as provided above, the series 200   -   notes designated in such notice shall become due and payable at the applicable prepayment price, plus interest accrued thereon to the prepayment date, and, upon surrender in accordance with such notice, shall be so paid, and thereafter such series 200   -   notes shall cease to accrue interest.

Auction of the Series 200  -   Notes

     Unless otherwise noted or the context otherwise requires, the following description of auctions and related procedures is applicable separately to each series of the series 200   -   auction rate notes.

Summary of Auction Procedures

     The following summarizes certain procedures that will be used in determining the interest rates on the series 200   -   auction rate notes. Immediately following this summary is a more detailed description of these procedures. Prospective investors in the series 200   -   auction rate notes should read carefully the following summary, along with the more detailed description.

     The interest rate on each series of series 200   -   auction rate notes will be determined periodically (generally, for periods ranging from seven days to one year, and initially 28 days for the series 200   -   notes) by means of an auction. In this auction, investors and potential investors submit orders through an eligible broker-dealer as to the principal amount of series 200   -    notes such investors wish to buy, hold or sell at various interest rates. The broker-dealers submit their clients’ orders to the auction agent, who processes all orders submitted by all eligible broker-dealers and determines the interest rate for the upcoming interest period. The broker-dealers are notified by the auction agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of series 200   -   notes.

     In the auction procedure, the following orders may be submitted:

•	“Bid orders” — the minimum interest rate that a current investor is willing to accept in order to continue to hold some or all of its series 200 - notes for the upcoming interest period;

•	“Sell orders” — an order by a current investor to sell a specified principal amount of series 200 - notes, regardless of the upcoming interest rate;

•	“Hold order” — an order by a current investor to hold a specified principal amount of series 200 - notes, regardless of the upcoming interest rate; and

•	“Potential bid orders” — the minimum interest rate that a potential investor (or a current investor wishing to purchase additional series 200 - notes) is willing to accept in order to buy a specified principal amount of series 200 - notes.

     If an existing investor does not submit orders with respect to all its series 200   -   notes of a particular series, the investor will be deemed to have submitted a hold order for that portion of such series for which no order was received.

     In connection with each auction, series 200   -   notes will be purchased and sold between investors and potential investors at a price equal to their then-outstanding principal balance (i.e., par) plus any accrued interest. The following example helps illustrate how the above-described procedures are used in determining the interest rate on the series 200   -   notes.

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Assumptions:
Denominations (Units)	=$50,000

Principal Amount Outstanding    = $25 million (500 units)
Summary of All Orders received for the Auction:

Bid Orders	Sell Orders	Potential Bid Orders
10 Units at 5.90%	50 Units sell	20 Units of 5.95%
30 Units at 6.02%	50 Units sell	30 Units of 6.00%
60 Units at 6.05%	100 Units sell	50 Units of 6.05%
100 Units at 6.10%	200 Units	50 Units of 6.10%
100 Units at 6.12%		50 Units of 6.11
300 Units		50 Units of 6.14%
100 Units of 6.15%
350 Units

     Total units under existing bid orders, hold orders and sell orders always equal issue size (in this case 500 units).

Auction Agent Organizes Orders in Ascending Order:

Order	Number		Cumulative	Interest	Order	Number		Cumulative	Interest
Number	Of Units		Total (Units)	Rate	Number	of Units		Total (Units)	Rate
1.	10	(W)	10	5.90%	7.	100	(W)	300	6.10%
2.	20	(W)	30	5.95	8.	50	(W)	350	6.10
3.	30	(W)	60	6.00	9.	50	(W)	400	6.11
4.	30	(W)	90	6.02	10.	100	(W)	500	6.12
5.	60	(W)	150	6.05	11.	50	(L)		6.14
6.	50	(W)	200	6.05	12.	100	(L)		6.15
(W) Winning Order			(L) Losing Order

     Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 6.12%) as the auction rate for the next interest period, when another auction will be held. To the extent there are multiple orders at the winning rate, the series 200   -   notes will be allocated among the winning orders as described under the caption “Auction Procedures — Acceptance and Rejection of Submitted Bids and Submitted Sell Orders” below. Notwithstanding the foregoing, in no event will the applicable interest rate exceed the maximum rate.

     The above example assumes that a successful auction has occurred (i.e., all sell orders and all bid orders below the new interest rate were fulfilled). In certain circumstances, there may be insufficient potential bid orders to purchase all the series 200   -   notes offered for sale. In such circumstances, the applicable interest rate for the upcoming interest period will equal the maximum rate. Also, if all the series 200   -   notes are subject to hold orders (i.e., each holder of series 200   -   notes wishes to continue holding its series 200   -   notes, regardless of the interest rate), the interest rate for the upcoming interest period will equal the all hold rate.

     The foregoing is only a summary of the auction procedures. The remainder of this section is a more detailed description of these procedures.

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Auction Participants

Existing Holders and Potential Holders

     Participants in each auction will include:

(i)	“existing holders,” which shall include any person (including a broker-dealer) who is a holder of series 200 - notes in the records of the auction agent (described below) at the close of business on the business day preceding each auction date and

(ii)	“potential holders,” which shall include any person (including a broker-dealer), including any existing holder, who may be interested in acquiring the series 200 - notes (or, in the case of an existing holder, an additional principal amount of the series 200 - notes).

     See “—Broker-Dealer” below.

     By purchasing the series 200   -   notes, whether in an auction or otherwise, each purchaser of the series 200   -   notes or its broker-dealer must agree and will be deemed to have agreed:

(i)	to participate in auctions on the terms described in the applicable supplemental indenture;

(ii)	to have its beneficial ownership of the series 200 - notes maintained at all times in book-entry form for the account of its participant, which in turn will maintain records of such beneficial ownership;

(iii)	to authorize such participant to disclose to the auction agent such information with respect to such beneficial ownership as the auction agent may request;

(iv)	that a sell order placed by an existing holder will constitute an irrevocable offer to sell the principal amount of the series 200 - notes specified in such sell order;

(v)	that a bid placed by an existing holder will constitute an irrevocable offer to sell the principal amount, or a lesser principal amount, of the series 200 - notes specified in such bid if the rate specified in such bid is greater than, or in some cases equal to, the applicable interest rate, determined as described herein; and

(vi)	that a bid placed by a potential holder will constitute an irrevocable offer to purchase the principal amount, or a lesser principal amount, of the series 200 - notes specified in such bid if the rate specified in such bid is, respectively, less than or equal to the applicable interest rate, determined as described herein.

     So long as the beneficial ownership of the series 200   -   notes is maintained in book-entry form, an existing holder may sell, transfer or otherwise dispose of the series 200   -   notes only pursuant to a bid (as defined below) or a sell order (as defined below) placed in an auction, or otherwise sell, transfer or dispose of series 200   -   notes through a broker-dealer, provided that in the case of all transfers other than those pursuant to an auction, the existing holder of the series 200   -   notes so transferred, or its participant or broker-dealer, advises the auction agent of such transfer.

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     The principal amount of the series 200   -   notes purchased or sold may be subject to proration procedures on the auction date. Each purchase or sale of the series 200   -   notes on the auction date will be made for settlement on the first day of the interest period immediately following such auction date at a price equal to 100% of the principal amount thereof plus, unless such day is an interest payment date, accrued interest thereon to but not including such day. The auction agent is entitled to rely upon the terms of any order submitted to it by a broker-dealer.

Auction Agent

     The Bank of New York is appointed in the applicable supplemental indenture as the initial auction agent to serve as agent for the trust in connection with auctions with respect to series 200   -   notes. The trustee and the trust will enter into an auction agent agreement relating to series 200   -   notes with The Bank of New York as the initial auction agent. Any substitute auction agent shall be

(i)	a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the trustee in writing, and having a combined capital stock or surplus of at least $50,000,000, or

(ii)	a member of the National Association of Securities Dealers, Inc., having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it under the applicable supplemental indenture and the auction agent agreement.

     The auction agent may at any time resign and be discharged of the duties and obligations created by the applicable supplemental indenture by giving at least 90 days’ notice to the trustee, each market agent and the trust. The auction agent may be removed at any time by the trustee upon the written direction of an authorized officer of the trust or the holders of 66-2/3% of the aggregate principal amount of the series 200   -   senior notes of all series then outstanding (or if there are no series 200   -   senior notes outstanding, the holders of 66-2/3% of the aggregate principal amount of the series 200   -   subordinate notes), and, if by such holders, by an instrument signed by such holders or their attorneys and filed with the auction agent, the trust and the trustee upon at least 90 days’ notice. Neither resignation nor removal of the auction agent as described in the preceding two sentences shall be effective unless and until a substitute auction agent has been appointed and has accepted such appointment. Notwithstanding the foregoing, the auction agent may terminate the auction agent agreement if, within 25 days after notifying the trustee, each market agent and the trust in writing that it has not received payment of any auction agent fee due it in accordance with the terms of the auction agent agreement, the auction agent does not receive such payment.

     If the auction agent shall resign or be removed or be dissolved, or if the property or affairs of the auction agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, an authorized officer of the trust in consultation with the market agent, shall use its best efforts to appoint a substitute auction agent.

     The auction agent is acting as agent for the trust in connection with auctions. In the absence of bad faith, negligent failure to act or negligence on its part, the auction agent shall not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the auction agent agreement and shall not be liable for any error of judgment made in good faith unless the auction agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

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     The trust will pay the auction agent the auction agent fee on each interest payment date and will reimburse the auction agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the auction agent in accordance with any provision of the auction agent agreement or the broker-dealer agreements (including the reasonable compensation and the expenses and disbursements of its agents and counsel). Such amounts are payable from the administration fund. The trust will indemnify and hold harmless the auction agent for and against any loss, liability or expense incurred without negligence or bad faith on the auction agent’s part, arising out of or in connection with the acceptance or administration of its agency under the auction agent agreement and the broker-dealer agreements, including the reasonable costs and expenses (including the reasonable fees and expenses of its counsel) of defending itself against any such claim or liability in connection with its exercise or performance of any of its respective duties thereunder.

Broker-Dealer

     Existing holders and potential holders may participate in auctions only by submitting orders (in the manner described below) through a broker-dealer, initially    , which initially will be the sole broker-dealer, or any other broker or dealer (each as defined in the Exchange Act), commercial bank or other entity permitted by law to perform the functions required of a broker-dealer set forth below which

(i)	is a participant or an affiliate of a participant,

(ii)	has been selected as such with respect to such series of series 200 - notes by the trust, and

(iii)	has entered into a broker-dealer agreement with the auction agent that remains effective, in which the broker-dealer agrees to participate in auctions as described in the auction procedures, as from time to time amended or supplemented.

     The broker-dealers are entitled to a broker-dealer fee, which is payable by the auction agent from monies received from the trust, on each interest payment date. Such broker-dealer fee is payable from the administration fund as provided in the applicable supplemental indenture.

     Broker-dealers may submit orders in auctions for their own accounts. Any broker-dealer submitting an order for its own account in any auction might have an advantage over other bidders in that it would have knowledge of other orders placed through it in that auction (but it would not have knowledge of orders submitted by other broker-dealers, if any). The broker-dealer agreements provide that a broker-dealer shall handle its customers’ orders in accordance with its duties under applicable securities laws and rules.

Market Agent

        will initially be the “market agent.” The market agent is a member of the National Association of Securities Dealers, Inc., has a capitalization of at least $50,000,000 and is authorized by law to perform all the duties imposed on it by any supplemental indenture.

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Auction Procedures

General

     Pursuant to the applicable supplemental indenture, auctions to establish the auction rates for each series of the series 200   -   notes will be held on each series auction date, except as described under “Description of the Series 200   -   Notes—Interest Rate on the Series 200   -   Notes,” by application of the auction procedures described herein. Such procedures are to be applicable separately to each series of series 200   -   notes. The “auction date” means, initially, with respect to the series 200   -   A-1 senior notes,    ; with respect to the series 200   -   A-2 senior notes,    ; with respect to the series 200   -   A-3 senior notes,    ; with respect to the series 200   -   A-4 senior notes,    ; with respect to the series 200   -   A-5 senior notes,    , with respect to the series 200   -   A-6 senior notes, the series 200   -   A-7 senior notes, the series 200   -   A-8 senior notes, the series 200   -   A-9 senior notes, the series 200   -   A-10 senior notes, the series 200   -   A-11 senior notes, the series 200   -   A-12 senior notes, the series 200   -   A-13 senior notes, the series 200   -   A-14 senior notes, the series 200   -   A-15 senior notes, as provided in a trust order; with respect to the series 200   -   B-1 subordinate notes,    ; and with respect to the series 200   -   B-2 subordinate notes, as set forth in a trust order and, thereafter, with respect to each such series of series 200   -   notes, the auction date means the business day immediately preceding the first day of each related auction period, other than: (i) an auction period commencing after the ownership of such series is no longer maintained in book-entry form; (ii) an auction period commencing after the occurrence and during the continuance of a payment default; or (iii) an auction period commencing less than the applicable number of business days after the cure or waiver of a payment default. Notwithstanding the foregoing, the auction date for one or more auction periods may be changed as described below under “—Changes in Auction Terms.”

     The auction agent will calculate the maximum auction rate, the all hold rate and the applicable LIBOR-based rate on each auction date. If the ownership of the series 200   -   notes is no longer maintained in book-entry form, the trustee in consultation with the market agent, will calculate the maximum rate on the business day immediately preceding the first day of each interest period commencing after delivery of definitive series 200   -   notes. If a payment default has occurred, the trustee in consultation with the market agent, will calculate the non-payment rate on the interest rate determination date for (i) each interest period commencing after the occurrence and during the continuance of such payment default and (ii) any interest period commencing less than two business days after the cure of any payment default. The auction agent shall determine the applicable LIBOR-based rate for each interest period other than the first interest period; provided that if the ownership of the series 200   -   notes is no longer maintained in book-entry form, or if a payment default has occurred, then the trustee shall determine the applicable LIBOR-based rate for each such interest period. The determination by the trustee or the auction agent, as the case may be, of the foregoing shall (in the absence of manifest error) be final and binding upon all parties.

     The trust shall determine on each auction date whether the net loan rate restriction period is applicable for the next auction period and, if it is, the trust shall notify the trustee, the auction agent and the broker-dealers of such event. If the net loan rate restriction period is applicable for an auction period, the trust shall calculate the net loan rate, the adjusted student loan portfolio rate of return and the program expense percentage, and shall notify the trustee, the auction agent and the broker-dealers of such calculations.

     No auction is to be held on any auction date during the continuance of a payment default.

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Submission by Existing Holders and Potential Holders to a Broker-Dealer

     Prior to the submission deadline (defined as 1:00 p.m., New York City time, on any auction date or such other time on any auction date by which broker-dealers are required to submit orders to the auction agent as specified by the auction agent from time to time) on each auction date:

•	each existing holder of series 200 - notes may submit to a broker-dealer by telephone or otherwise information as to: (i) the principal amount of outstanding series 200 - notes, if any, held by such existing holder which such existing holder desires to continue to hold without regard to the auction rate for the next succeeding auction period (a “hold order”); (ii) the principal amount of outstanding series 200 - notes, if any, which such existing holder offers to sell if the auction rate for the next succeeding auction period will be less than the rate per annum specified by such existing holder (a “bid”); and/or (iii) the principal amount of outstanding series 200 - notes, if any, held by such existing holder which such existing holder offers to sell without regard to the auction rate for the next succeeding auction period (a “sell order”); and

•	one or more broker-dealers may contact potential holders to determine the principal amount of series 200 - notes which each such potential holder offers to purchase, if the auction rate for the next succeeding auction period will, not be less than the rate per annum specified by such potential holder (also a “bid”).

     Each hold order, bid and sell order will be an “order.” Each existing holder and each potential holder placing an order is referred to as a “bidder.”

     Subject to the provisions of the applicable supplemental indenture described below under “—Validity of Orders,” a bid by an existing holder will constitute an irrevocable offer to sell:

(i)	the principal amount of outstanding series 200 - notes specified in such bid if the auction rate will be less than the rate specified in such bid,

(ii)	such principal amount or a lesser principal amount of outstanding series 200 - notes to be determined as described below under “—Acceptance and Rejection of Submitted Bids and Submitted Sell Orders,” if the auction rate will be equal to the rate specified in such bid, or

(iii)	such principal amount or a lesser principal amount of outstanding series 200 - notes to be determined as described below under “—Acceptance and Rejection of Submitted Bids and Submitted Sell Orders,” if the rate specified therein will be higher than the maximum rate and sufficient bids (as defined below) have not been made.

     Subject to the provisions of the applicable supplemental indenture described below under “—Validity of Orders,” a sell order by an existing holder will constitute an irrevocable offer to sell:

(i)	the principal amount of outstanding series 200 - notes specified in such sell order; or

(ii)	such principal amount or a lesser principal amount of outstanding series 200 - notes as described below under “—Acceptance and Rejection of Submitted Bids and Submitted Sell Orders,” if sufficient bids have not been made.

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     Subject to the provisions of the applicable supplemental indenture described below under “—Validity of Orders,” a bid by a potential holder will constitute an irrevocable offer to purchase:

(i)	the principal amount of outstanding series 200 - notes specified in such bid if the auction rate will be higher than the rate specified in such bid; or

(ii)	such principal amount or a lesser principal amount of outstanding series 200 - notes as described below under “—Acceptance and Rejection of Submitted Bids and Submitted Sell Orders,” if the auction rate is equal to the rate specified in such bid.

Submission by Broker-Dealer to the Auction Agent

     Each broker-dealer will submit in writing to the auction agent prior to the submission deadline on each auction date all orders obtained by such broker-dealer and will specify with respect to each such order:

(i)	the name of the bidder placing such order;

(ii)	the aggregate principal amount of series 200 - notes that are the subject of such order;

(iii)	to the extent that such bidder is an existing holder: (a) the principal amount of series 200 - notes, if any, subject to any hold order placed by such existing holder; (b) the principal amount of series 200 - notes, if any, subject to any bid placed by such existing holder and the rate specified in such bid; and (c) the principal amount of series 200 - notes, if any, subject to any sell order placed by such existing holder; and (iv) to the extent such bidder is a potential holder, the rate specified in such potential holder’s bid.

     If any rate specified in any bid contains more than three figures to the right of the decimal point, the auction agent will round such rate up to the next highest .001%.

     If an order or orders covering all outstanding series 200   -   notes held by any existing holder are not submitted to the auction agent prior to the submission deadline, the auction agent will deem a hold order to have been submitted on behalf of such existing holder covering the principal amount of outstanding series 200   -   notes owned by such existing holder and not subject to an order submitted to the auction agent.

     Neither the trust, the trustee nor the auction agent will be responsible for any failure of a broker-dealer to submit an order to the auction agent on behalf of any existing holder or potential holder.

     An existing holder may submit multiple orders, of different types and specifying different rates, in an auction with respect to series 200   -   notes then held by such existing holder. An existing holder that offers to purchase additional series 200   -   notes is, for purposes of such offer, treated as a potential holder.

     Neither the trust nor any affiliate of the trust may submit an order (other than a sell order) in any auction.

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Validity of Orders

     If any existing holder submits through a broker-dealer to the auction agent one or more orders covering in the aggregate more than the principal amount of outstanding series 200   -   notes held by such existing holder, such orders will be considered valid as follows and in the order of priority described below.

     Hold Orders. All hold orders will be considered valid, but only up to the aggregate principal amount of outstanding series 200   -   notes held by such existing holder, and if the aggregate principal amount of series 200   -   notes subject to such hold orders exceeds the aggregate principal amount of series 200   -   notes held by such existing holder, the aggregate principal amount of series 200   -   notes subject to each such hold order will be reduced pro rata so that the aggregate principal amount of series 200   -   notes subject to such hold order equals the aggregate principal amount of outstanding series 200   -    notes held by such existing holder.

     Bids. Any bid will be considered valid up to an amount equal to the excess of the principal amount of outstanding series 200   -   notes held by such existing holder over the aggregate principal amount of series 200   -    notes subject to any hold orders referred to above. Subject to the preceding sentence, if multiple bids with the same rate are submitted on behalf of such existing holder and the aggregate principal amount of outstanding series 200   -   notes subject to such bids is greater than such excess, such bids will be considered valid up to and including an amount equal to such excess, and the stated amount of outstanding series 200   -   notes subject to each bid with the same rate shall be reduced pro rata to cover the stated amount of outstanding series 200   -   notes equal to such excess. Subject to the two preceding sentences, if more than one bid with different rates is submitted on behalf of such existing holder, such bids will be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess. In any event, the aggregate principal amount of outstanding series 200   -   notes, if any, subject to bids not valid under the provisions described above will be treated as the subject of a bid by a potential holder at the rate therein specified.

     Sell Orders. All sell orders will be considered valid up to an amount equal to the excess of the principal amount of outstanding series 200   -    notes held by such existing holder over the aggregate principal amount of series 200   -   notes subject to valid hold orders and valid bids as referred to above.

     If more than one bid for series 200   -   notes is submitted on behalf of any potential holder, each bid submitted will be a separate bid with the rate and principal amount therein specified. Any bid or sell order submitted by an existing holder covering an aggregate principal amount of series 200   -   notes not equal to an authorized denomination will be rejected and will be deemed a hold order. Any bid submitted by a potential holder covering an aggregate principal amount of series 200   -   notes not equal to an authorized denomination will be rejected. Any bid submitted by an existing holder or a potential holder specifying a rate lower than the all hold rate shall be treated as a bid specifying the all hold rate, and any such bid shall be considered as valid and shall be selected in ascending order of the respective rates in the submitted bids. An existing holder that offers to purchase additional series 200   -   notes is, for purposes of such offer, treated as a potential holder. Any bid specifying a rate higher than the applicable maximum interest rate will (i) be treated as a sell order if submitted by an existing holder and (ii) not be accepted if submitted by a potential holder.

     A hold order, a bid or a sell order that has been determined valid pursuant to the procedures described above is referred to as a “submitted hold order,” a “submitted bid” and a “submitted sell order,” respectively (collectively, “submitted orders”).

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Determination of Sufficient Bids, Auction Rate, and Winning Bid Rate

     Not earlier than the submission deadline on each auction date, the auction agent will assemble all valid submitted orders and will determine:

(a)	the excess of the total principal amount of outstanding series 200 - notes over the sum of the aggregate principal amount of outstanding series 200 - notes subject to submitted hold orders (such excess being hereinafter referred to as the “available series 200 - notes”); and

(b)	from such submitted orders whether: (i) the aggregate principal amount of outstanding series 200 - notes subject to submitted bids by potential holders specifying one or more rates equal to or lower than the maximum interest rate exceeds or is equal to the sum of (ii) the aggregate principal amount of outstanding series 200 - notes subject to submitted bids by existing holders specifying one or more rates higher than the maximum interest rate and (iii) the aggregate principal amount of outstanding series 200 - notes subject to submitted sell orders (in the event such excess or such equality exists other than because the sum of the principal amount of series 200 - notes in clauses (ii) and (iii) above is zero because all of the outstanding series 200 - notes are subject to submitted hold orders, such submitted bids by potential holders described in (i) above will be hereinafter referred to collectively as “sufficient bids”); and

(c)	if sufficient bids exist, the “winning bid rate,” which will be the lowest rate specified in such submitted bids such that if:

(i)	each such submitted bid from existing holders specifying such lowest rate and all other submitted bids from existing holders specifying lower rates were rejected (thus entitling such existing holders to continue to own the principal amount of series 200 - notes subject to such submitted bids); and

(ii)	each such submitted bid from potential holders specifying such lowest rate and all other submitted bids from potential holders specifying lower rates were accepted;

(iii)	the result would be that such existing holders described in subparagraph (c)(i) above would continue to hold an aggregate principal amount of outstanding series 200 - notes which, when added to the aggregate principal amount of outstanding series 200_- notes to be purchased by such potential holders described in subparagraph (c)(ii) above would equal not less than the available series 200 - notes.

Determination of Auction Rate and Applicable Interest Rate; Notice

     Promptly after the auction agent has made the determinations described above, the auction agent is to advise the trustee, the broker-dealer and the trust of the maximum auction rate, the maximum interest rate, the all hold rate, one-month LIBOR and the applicable LIBOR-based rate and the components thereof on the auction date and, based on such determinations, the auction rate for the next succeeding interest period as follows:

(a)	if sufficient bids exist, that the auction rate for the next succeeding interest period will be equal to the winning bid rate so determined;

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(b)	if sufficient bids do not exist (other than because all of the outstanding series 200 - notes are subject to submitted hold orders), that the auction rate for the next succeeding interest period will be equal to the maximum rate; or

(c)	if all outstanding series 200 - notes are subject to submitted hold orders, that the auction rate for the next succeeding interest period will be equal to the all hold rate.

     Promptly after the auction agent has determined the auction rate, the auction agent will determine and advise the trustee of the applicable interest rate, which rate will not exceed the maximum rate.

     If for any interest period the auction rate exceeds the maximum rate the applicable interest rate will be equal to the maximum rate. If the maximum auction rate is less than the auction rate, the applicable interest rate will be the maximum auction rate. If the auction agent has not received sufficient bids (other than because all of the outstanding series 200   -   notes are subject to submitted hold orders), the applicable interest rate will be the maximum rate. In any of the cases described above in this paragraph, submitted orders will be accepted or rejected and the auction agent will take such other action as described below under “—Insufficient Bids.”

Acceptance and Rejection of Submitted Bids and Submitted Sell Orders

     Existing holders will continue to hold the principal amount of series 200   -   notes that are subject to submitted hold orders and based upon the determinations made as described above under “—Determination of Sufficient Bids, Auction Rate, and Winning Bid Rate,” submitted bids and submitted sell orders will be accepted or rejected and the auction agent will take such other action as provided in the applicable supplemental indenture and described below under “—Sufficient Bids.”

     Sufficient Bids. If sufficient bids have been made all submitted sell orders will be accepted and, subject to the denomination requirements described below, submitted bids will be accepted or rejected as follows in the following order of priority and all other submitted bids shall be rejected:

(a)	existing holders’ submitted bids specifying any rate that is higher than the winning bid rate will be accepted, thus requiring each such existing holder to sell the aggregate principal amount of series 200 - notes subject to such submitted bids;

(b)	existing holders’ submitted bids specifying any rate that is lower than the winning bid rate will be rejected, thus entitling each such existing holder to continue to hold the aggregate principal amount of series 200 - notes subject to such submitted bids;

(c)	potential holders’ submitted bids specifying any rate that is lower than the winning bid rate will be accepted thus requiring such potential owner to purchase the aggregate principal amount of series 200 - notes subject to such submitted bid;

(d)	each existing holder’s submitted bid specifying a rate that is equal to the winning bid rate will be rejected, thus entitling such existing holder to continue to hold the aggregate principal amount of series 200 - notes subject to such submitted bid, unless the aggregate principal amount of series 200 - notes subject to all such submitted bids will be greater than the principal amount of series 200 - notes (the “remaining principal amount”) equal to the excess of the available series 200 - notes over the aggregate principal amount of series 200 - notes subject to submitted bids described in subparagraphs (b) and (c) above, in which event such submitted bid of such existing holder will be rejected in part and such existing holder will be entitled to continue to hold

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the principal amount of series 200 - notes subject to such submitted bid, but only in an amount equal to the aggregate principal amount of series 200 - notes obtained by multiplying the remaining principal amount by a fraction, the numerator of which will be the principal amount of outstanding series 200 - notes held by such existing holder subject to such submitted bid and the denominator of which will be the sum of the principal amount of outstanding series 200 - notes subject to such submitted bids made by all such existing holders that specified a rate equal to the winning bid rate; and

(e)	each potential holder’s submitted bid specifying a rate that is equal to the winning bid rate will be accepted, but only in an amount equal to the principal amount of series 200 - notes obtained by multiplying the excess of the aggregate principal amount of available series 200 - notes over the aggregate principal amount of series 200 - notes subject to submitted bids described in subparagraphs (b), (c) and (d) above by a fraction, the numerator of which will be the aggregate principal amount of outstanding series 200 - notes subject to such submitted bid and the denominator of which will be the sum of the principal amount of outstanding series 200 - notes subject to submitted bids made by all such potential holders that specified a rate equal to the winning bid rate.

     Insufficient Bids. If sufficient bids have not been made (other than because all of the outstanding series 200   -   notes are subject to submitted hold orders), subject to the denomination requirements described below, submitted orders will be accepted or rejected as follows in the following order of priority and all other submitted bids will be rejected:

(a)	existing holders’ submitted bids specifying any rate that is equal to or lower than the maximum rate will be rejected, thus entitling such existing holders to continue to hold the aggregate principal amount of series 200 - notes subject to such submitted bids;

(b)	potential holders’ submitted bids specifying any rate that is equal to or lower than the maximum rate will be accepted, thus requiring each potential holder to purchase the aggregate principal amount of series 200 - notes subject to such submitted bids; and

(c)	each existing holder’s submitted bid specifying any rate that is higher than the maximum rate and the submitted sell order of each existing holder will be accepted, thus entitling each existing holder that submitted any such submitted bid or submitted sell order to sell the series 200 - notes subject to such submitted bid or submitted sell order, but in both cases only in an amount equal to the aggregate principal amount of series 200 - notes obtained by multiplying the aggregate principal amount of series 200 - notes subject to submitted bids described in subparagraph (b) above by a fraction, the numerator of which will be the aggregate principal amount of outstanding series 200 - notes held by such existing holder subject to such submitted bid or submitted sell order and the denominator of which will be the aggregate principal amount of outstanding series 200 - notes subject to all such submitted bids and submitted sell orders.

     All Hold Orders. If all outstanding series 200   -   notes are subject to submitted hold orders, all submitted bids will be rejected.

     Authorized Denominations Requirement. If, as a result of the procedures described above regarding sufficient bids and insufficient bids, any existing holder would be entitled or required to sell, or any potential holder would be entitled or required to purchase, a principal amount of series 200   -

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notes that is not equal to an authorized denomination, the auction agent will, in such manner as in its sole discretion it may determine, round up or down the principal amount of series 200    -     notes to be purchased or sold by any existing holder or potential holder so that the principal amount of series 200    -     notes purchased or sold by each existing holder or potential holder will be equal to an authorized denomination. If, as a result of the procedures described above regarding sufficient bids, any potential holder would be entitled or required to purchase less than a principal amount of series 200    -     notes equal to an authorized denomination, the auction agent will, in such manner as in its sole discretion it may determine, allocate series 200    -     notes for purchase among potential holders so that only series 200    -     notes in an authorized denomination are purchased by any potential holder, even if such allocation results in one or more of such potential holders not purchasing any series 200    -     notes.

     Based on the results of each auction, the auction agent is to determine the aggregate principal amount of series 200   -   notes to be purchased and the aggregate principal amount of series 200   -   notes to be sold by potential holders and existing holders on whose behalf each broker-dealer submitted bids or sell orders and, with respect to each broker-dealer, to the extent that such aggregate principal amount of series 200   -   notes to be sold differs from such aggregate principal amount of series 200   -   notes to be purchased, determine to which other broker-dealer or broker-dealers acting for one or more purchasers such broker-dealer will deliver, or from which broker-dealers acting for one or more sellers such broker-dealer will receive, as the case may be, series 200   -   notes.

Settlement Procedures

     The auction agent is required to advise each broker-dealer that submitted an order in an auction of the applicable interest rate for the next interest period and, if such order was a bid or sell order, whether such bid or sell order was accepted or rejected, in whole or in part, by telephone not later than 3:00 p.m., New York City time, on the auction date, if the applicable interest rate is the auction rate; provided that such notice is not required until 4:00 p.m., New York City time, on the auction date, if the applicable interest rate is the maximum auction rate. Each broker-dealer that submitted an order on behalf of a bidder is required to then advise such bidder of the applicable interest rate for the next interest period and, if such order was a bid or a sell order, whether such bid or sell order was accepted or rejected, in whole or in part, confirm purchases and sales with each bidder purchasing or selling series 200   -   notes as a result of the auction and advise each bidder purchasing or selling series 200   -   notes as a result of the auction to give instructions to its participant to pay the purchase price against delivery of such series 200   -   notes or to deliver such series 200   -   notes against payment therefor, as appropriate. Pursuant to the auction agent agreement, the auction agent is to record each transfer of series 200   -   notes on the existing holders registry to be maintained by the auction agent.

     In accordance with DTC’s normal procedures, on the business day after the auction date, the transactions described above will be executed through DTC, so long as DTC is the securities depository, and the accounts of the respective participants at DTC will be debited and credited and series 200   -   notes delivered as necessary to effect the purchases and sales of series 200   -    notes as determined in the auction. Purchasers are required to make payment through their participants in same-day funds to DTC against delivery through their participants. DTC will make payment in accordance with its normal procedures, which now provide for payment against delivery by its participants in immediately available funds.

     If any existing holder selling series 200   -   notes in an auction fails to deliver such series 200   -   notes, the broker-dealer of any person that was to have purchased series 200   -   notes in such auction may deliver to such person a principal amount of series 200   -   notes that is less than the principal amount of series 200   -   notes that otherwise was to be purchased by such person but in any event equal to an authorized denomination. In such event, the principal amount of series 200   -   notes

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to be delivered will be determined by such broker-dealer. Delivery of such lesser principal amount of series 200    -     notes will constitute good delivery. Neither the trustee nor the auction agent will have any responsibility or liability with respect to the failure of a potential holder, existing holder or their respective broker-dealer or participant to deliver the principal amount of series 200    -     notes or to pay for the series 200    -    notes purchased or sold pursuant to an auction or otherwise. For a further description of the settlement procedures, see “Settlement Procedures for Series 200    -     Auction Rate Notes.”

Trustee Not Responsible for Auction Agent, Market Agent and Broker-Dealers

     The trustee shall not be liable or responsible for the actions of or failure to act by the auction agent, the market agent or any broker-dealer under the applicable supplemental indenture, the auction agent agreement or any broker-dealer agreement. The trustee may conclusively rely upon any information required to be furnished by the auction agent, the market agent or any broker-dealer without undertaking any independent review or investigation of the truth or accuracy of such information.

Changes in Auction Terms

Changes in Auction Period or Periods

     While any of the series 200   -   notes are outstanding, the trust may, from time to time, change the length of one or more auction periods (an “auction period adjustment”) in order to conform with then-current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the auction period and the interest rate borne by such series of the series 200   -   notes. The trust will not initiate such change in the length of the auction period unless it shall have received, not less than ten days nor more than 20 days prior to the auction period adjustment, the written consent of the market agent, which consent shall not be unreasonably withheld. The trust will initiate an auction period adjustment by giving written notice to the trustee, the auction agent, the market agent and the securities depository in substantially the form of, or containing substantially the information contained in, the applicable supplemental indenture at least ten days prior to the auction date for such auction period.

     Any such auction period adjustment shall not result in an auction period of less than seven days nor more than one year.

     An auction period adjustment will take effect only if (A) the trustee and the auction agent receive, by 11:00 a.m., New York City time, on the business day before the auction date for the first such auction period, a certificate from the trust authorizing an auction period adjustment specified in such certificate, the written consent of the market agent and the rating agency confirmations described above and, if applicable, the written statement of the trustee, the auction agent and the securities depository described above, and (B) sufficient bids exist at the auction on the auction date for such first auction period. If the condition referred to in (A) is not met, the applicable interest rate applicable for the next auction period will be determined pursuant to the auction procedures and the auction period will be the auction period determined without reference to the proposed change. If the condition referred to in (A) is met but the condition referred to in (B) above is not met, the applicable interest rate for the next auction period will be the maximum rate, and in either case the auction period will be the auction period determined without reference to the proposed change.

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Changes in the Auction Date

     The market agent, with the written consent of an authorized officer of the trust, may specify an earlier auction date (but in no event more than five business days earlier) than the auction date that would otherwise be determined in accordance with the definition of “auction date” set forth above under "—Auction Procedures—General,” with respect to one or more specified auction periods for one or more series of series 200   -   notes in order to conform with then-current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an auction date and the applicable interest rate on the series 200   -   notes of such series. The market agent shall deliver a written request for consent to such change in the auction date to the trust not less than three days nor more than 20 days prior to the effective date of such change. The market agent shall provide notice of its determination to specify an earlier auction date for one or more auction periods by means of a written notice delivered at least three days prior to the proposed changed auction date to the trustee, the auction agent, the trust and the securities depository. Such notice will be substantially in the form of, or contain substantially the information contained in, the applicable supplemental indenture.

Notice of Changes in Auction Terms

     In connection with any change in auction terms described above, the auction agent is to provide such further notice to such parties as is specified in the auction agent agreement.

Settlement Procedures for Series 200  -   Auction Rate Notes

     The settlement procedures described below apply separately to each series of series 200   -   auction rate notes.

(a)	On each auction date, not later than 3:00 p.m., New York City time, if the applicable interest rate is the auction rate, the auction agent is to notify by telephone each broker-dealer that participated in the auction held on such auction date and submitted an order on behalf of an existing holder or potential holder of:

(i)	the auction rate fixed for the next interest period;

(ii)	whether there were sufficient bids in such auction;

(iii)	if such broker-dealer (a “seller’s broker-dealer”) submitted a bid or sell order on behalf of an existing holder, whether such bid or sell order was accepted or rejected, in whole or in part, and the principal amount of series 200 - notes, if any, to be sold by such existing holder;

(iv)	if such broker-dealer (a “buyer’s broker-dealer”) submitted a bid on behalf of a potential holder, whether such bid was accepted or rejected, in whole or in part, and the principal amount of series 200 - notes, if any, to be purchased by such potential holder;

(v)	if the aggregate principal amount of series 200 - notes to be sold by all existing holders on whose behalf such seller’s broker-dealer submitted bids or sell orders exceeds the aggregate principal amount of series 200 - notes to be purchased by all potential holders on whose behalf such buyer’s broker-dealer submitted a bid, the name or names of one or more buyer’s broker-dealers (and

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the name of the participant, if any, of each such buyer’s broker-dealer) acting for one or more purchasers of such excess principal amount of series 200 - notes and the principal amount of series 200 - notes to be purchased from one or more existing holders on whose behalf such seller’s broker-dealer acted by one or more potential holders on whose behalf each of such buyer’s broker-dealers acted;

(vi)	if the aggregate principal amount of series 200 - notes to be purchased by all potential holders on whose behalf such buyer’s broker-dealer submitted a bid exceeds the aggregate principal amount of series 200 - notes to be sold by all existing holders on whose behalf such seller’s broker-dealer submitted a bid or a sell order, the name or names of one or more seller’s broker-dealers (and the name of the participant, if any, of each such seller’s broker-dealer) acting for one or more sellers of such excess principal amount of series 200 - notes and the principal amount of series 200 - notes to be sold to one or more potential holders on whose behalf such buyer’s broker-dealer acted by one or more existing holders on whose behalf each of such seller’s broker-dealers acted;

(vii)	unless previously provided, a list of all applicable interest rates and related interest periods (or portions thereof) since the last interest payment date; and

(viii)	the auction date for the next succeeding auction.

(b)	On each auction date, each broker-dealer that submitted an order on behalf of any existing holder or potential holder is to:

(i)	advise each existing holder and potential holder on whose behalf such broker-dealer submitted a bid or sell order in the auction on such auction date whether such bid or sell order was accepted or rejected, in whole or in part;

(ii)	in the case of a broker-dealer that is a buyer’s broker-dealer, advise each potential holder on whose behalf such buyer’s broker-dealer submitted a bid that was accepted, in whole or in part, to instruct such potential holder’s participant to pay to such buyer’s broker-dealer (or its participant) through the securities depository the amount necessary to purchase the principal amount of the series 200 - notes to be purchased pursuant to such bid against receipt of such series 200 - notes;

(iii)	in the case of a broker-dealer that is a seller’s broker-dealer, instruct each existing holder on whose behalf such seller’s broker-dealer submitted a sell order that was accepted, in whole or in part, or a bid that was accepted, in whole or in part, to instruct such existing holder’s participant to deliver to such seller’s broker-dealer (or its participant) through the securities depository the principal amount of the series 200 - notes to be sold pursuant to such bid or sell order against payment therefor;

(iv)	advise each existing holder on whose behalf such broker-dealer submitted an order and each potential holder on whose behalf such broker-dealer submitted a bid of the applicable interest rate for the next interest period;

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(v)	advise each existing holder on whose behalf such broker-dealer submitted an order of the next auction date; and

(vi)	advise each potential holder on whose behalf such broker-dealer submitted a bid that was accepted, in whole or in part, of the next auction date.

(c)	On the basis of the information provided to it pursuant to paragraph (a) above, each broker-dealer that submitted a bid or sell order in an auction is required to allocate any funds received by it in connection with such auction pursuant to paragraph (b)(ii) above, and any series 200 - notes received by it in connection with such auction pursuant to paragraph (b)(iii) above, among the potential holders, if any, on whose behalf such broker-dealer submitted bids, the existing holders, if any on whose behalf such broker-dealer submitted bids or sell orders in such auction, and any broker-dealers identified to it by the auction agent following such auction pursuant to paragraph (a)(v) or (a)(vi) above.

(d)	On each auction date:

(i)	each potential holder and existing holder with an order in the auction on such auction date will instruct its participant as provided in paragraph (b)(ii) or (b)(iii) above, as the case may be;

(ii)	each seller’s broker-dealer that is not a participant of the securities depository will instruct its participant (A) to pay through the securities depository of the existing owner delivering series 200 - notes to such broker-dealer following such auction pursuant to (b)(iii) above the amount necessary, including accrued interest if any, to purchase series 200 - notes against receipt of such series 200 - notes; and (B) to deliver such series 200 - notes through the securities depository to a buyer’s broker-dealer (or its participant) identified to such seller’s broker-dealer pursuant to paragraph (a)(v) above against payment therefor; and

(iii)	each buyer’s broker-dealer that is not a participant of the securities depository will instruct its participant to (A) pay through the securities depository to seller’s broker-dealer (or its participant) identified to such buyer’s broker-dealer pursuant to paragraph (a)(vi) above the amount necessary to purchase the series 200 - notes to be purchased pursuant to paragraph (b)(ii) above against receipt of such series 200 - notes and (B) deliver such series 200 - notes through the securities depository to the participant of the purchaser thereof against payment therefor.

(e)	On the first business day of the interest period next following each auction date:

(i)	each participant for a bidder in the auction on such auction date referred to in paragraph (d)(i) above will instruct the securities depository to execute the transactions described under paragraph (b)(ii) or (b)(iii) above for such auction, and the securities depository will execute such transactions;

(ii)	each seller’s broker-dealer or its participant will instruct the securities depository to execute the transactions described in paragraph (d)(ii) above for such auction, and the securities depository will execute such transactions; and

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(iii)	each buyer’s broker-dealer or its participant will instruct the securities depository to execute the transactions described in paragraph (d)(iii) above for such auction, and the securities depository will execute such transactions.

If an existing holder selling series 200   -   notes in an auction fails to deliver such series 200   -   notes (by authorized book-entry), a broker-dealer may deliver to the potential holder on behalf of which it submitted a bid that was accepted a principal amount of series 200   -   notes that is less than the principal amount of series 200   -   notes that otherwise was to be purchased by such potential holder (but only in an authorized denomination). In such event, the principal amount of series 200   -   notes to be so delivered will be determined solely by such broker-dealer (but only in authorized denominations). Delivery of such lesser principal amount of series 200   -   notes will constitute good delivery. Notwithstanding the foregoing terms of this paragraph, any delivery or nondelivery of series 200   -   notes which will represent any departure from the results of an auction, as determined by the auction agent, will be of no effect unless and until the auction agent will have been notified of such delivery or nondelivery in accordance with the provisions of the auction agent agreement and the broker-dealer agreements. Neither the trustee nor the auction agent will have any responsibility or liability with respect to the failure of a potential holder, existing holder or their respective broker-dealer or participant to take delivery of or deliver, as the case may be, the principal amount of the series 200   -   notes purchased or sold pursuant to an auction or otherwise.

Payments on the Offered Notes

Interest Payments

     Interest will accrue on the series 200 -   notes at their respective interest rates during each interest accrual period and, in the case of the LIBOR rate notes, will be payable to the noteholders on each quarterly distribution date, commencing    , 20 . Subsequent distribution dates for the LIBOR rate notes will be on the    day of each January, April, July and October, or if any such day is not a business day, the next business day. Interest on the auction rate notes will be payable to the noteholders on the business day following the end of each auction period. Interest accrued but not paid on any distribution date will be due on the next distribution date together with an amount equal to interest on the unpaid amount at the applicable rate per annum described below. Any such shortfall will be allocated pro rata to the noteholders, based on the total amount of interest due on each class of offered notes.

     The interest rate on the series 200 -   A- senior notes for each interest accrual period will be equal to    -month LIBOR, except for the initial interest accrual period, as determined on the second business day prior to such interest accrual period, plus 0.   %. The interest rate on the series 200 - A- senior notes for each interest accrual period will be equal to    -month LIBOR, except for the initial interest accrual period, as determined on the second business day prior to such interest accrual period, plus 0.   %. The interest rate on the series 200 - A-   senior notes for each interest accrual period will be equal to    -month LIBOR, except for the initial interest accrual period, as determined on the second business day prior to such interest accrual period, plus 0.   %.

     LIBOR for the initial interest accrual period will be determined by the indenture trustee by reference to straight line interpolation as described under “Summary—Interest—LIBOR Rate Notes.”

Calculation of LIBOR

     For each interest accrual period, LIBOR will be determined by the indenture trustee by reference to the London interbank offered rate for deposits in U.S. dollars having a maturity of three months which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the related LIBOR determination date.

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The LIBOR determination date will be the second business day before the beginning of each interest accrual period. If this rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the relevant maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR determination date, to prime banks in the London interbank market by four major banks selected by the indenture trustee. The indenture trustee will request the principal London office of each bank to provide a quotation of its rate. If the banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the administrator, at approximately 11:00 a.m., New York time, on that LIBOR determination date, for loans in U.S. Dollars to leading European banks having the relevant maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, three-month LIBOR in effect for the applicable interest accrual period will be three-month LIBOR in effect for the previous accrual period.

     For purposes of determining LIBOR, a business day means any day on which banks in New York, New York and London, England are open for the transaction of international business.

Information Relating to the Guarantee Agencies

     The payment of principal and interest on all of the student loans held in the trust estate created under the indenture will be guaranteed by designated guarantee agencies and will be reinsured by the United States Department of Education. The guarantee provided by each guarantee agency is an obligation solely of that guarantee agency and is not supported by the full faith and credit of the federal or any state government. However, the Higher Education Act provides that if the Secretary of Education determines that a guarantee agency is unable to meet its insurance obligations, the Secretary of Education shall assume responsibility for all functions of the guarantee agency under its loan insurance program. For further information on the Secretary of Education’s authority in the event a guarantee agency is unable to meet its insurance obligations, see “Description of the Guarantee Agencies” in the prospectus.

     As of the statistical calculation date, of the student loans owned by the trust on that date, along with those student loans expected to be acquired by the trust on the closing date that existed as of the statistical calculation date, approximately:

•	% are guaranteed by ;

•	[describe additional significant guarantors]; and

•	the remaining % are guaranteed by one of the following guarantee agencies:

     [Insert names of other guarantors]

     See “Description of the Guarantee Agencies” in the prospectus for more detailed information concerning the characteristics of the guarantee agencies.

     Presented below is information with respect to each guarantee agency expected to guaranty    % or more of the student loans as of the closing date, and after giving effect to the loans to be acquired on that date. Except as otherwise indicated, the information regarding each guarantee agency has been obtained from the guarantee agency and has not been independently verified.

     [Name of Guarantee Agency]

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     [Insert guarantor description]

     The information in the following tables has been provided to the trust from reports provided by or to the U.S. Department of Education and has not been verified by the trust or [name of guarantor]. No representation is made by the trust or [name of guarantor] as to the accuracy or completeness of this information. Prospective investors may consult the United States Department of Education Data Books and Web site http://www.ed.gov/finaid/prof/resources/data/opeloanvol.html for further information concerning [name of guarantor] or any other guarantee agency.

     Guarantee Volume. [Name of guarantor]’s guaranty volume for each of the last five federal fiscal years, including guarantees of Stafford, Unsubsidized Stafford, SLS, PLUS and Consolidation Loans, was as follows:

Guaranty Volume
Federal Fiscal Year	(millions)s

     Reserve Ratio. Following are [name of guarantor]’s reserve fund levels as calculated in accordance with 34 CFR 682.410(a)(10) for the last five federal fiscal years:

Federal Guaranty
	Cumulative Cash	Total Loans	Reserve Fund
Federal Fiscal Year	Reserves (millions)	Outstanding* (millions)	Level

* In accordance with Section 428(c)(9) of the Higher Education Act, does not include loans transferred from the former Higher Education Assistance Foundation, NorthStar Guarantee Inc., Ohio Student Aid Commission or Puerto Rico Higher Education Assistance Corporation. (Beginning in FFY 1999, under the Higher Education Act, the federal guaranty reserve fund balance is based on net assets with a reserve requirement of .25% as compared to .50% for prior years.)

     Claims Rate. For the past five federal fiscal years, [name of guarantor]’s claims rate has not exceeded 5%, and, as a result, the highest allowance reinsurance has been paid on all [name of guarantor]’s claims. The actual claims rates are as follows:

Claims
Fiscal Year	Rate

[Name(s) of additional Guarantee Agencies]

     [Insert guarantor description]

     Guaranty Volume. The following table sets forth the principal balance of FFELP Loans (excluding Consolidation Loans) guaranteed by [name of guarantor] in each of the last six fiscal years of [name of guarantor]:

Net FFELP Loans
Fiscal Year	Guaranteed
(Ending [ ])	(Dollars in Millions)

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     Recovery Rates. A guarantee agency’s recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined by dividing the aggregate amount recovered from borrowers by the aggregate amount of default claims paid by the guarantee agency. The table below sets forth the recovery rates for [name of guarantor] as taken from the Department of Education Guarantee Agency Activity Report form 1130:

Federal Fiscal Year	Recovery Rate

     Claims Rate. [Name of guarantor]’s claims rate represents the percentage of loans in repayment at the beginning of a federal fiscal year which default during the ensuing federal fiscal year. For the federal years    -   , [name of guarantor]’s claims rate listed below have not exceeded 5%, and as a result, all claims of [name of guarantor] have been fully reimbursed at the maximum allowable level by the Department of Education. See “Description of the FFEL Program” in the prospectus for more detailed information concerning the FFELP program. Nevertheless, there can be no assurance the guarantee agencies will continue to receive full reimbursement for such claims. The following table sets forth the claims rate of [name of guarantor] for the last six federal fiscal years:

Federal Fiscal Year	Claims Rate

     Net Loan Default Claims. The following table sets forth the dollar value of default claims paid net of repurchases and refunds for the last six years.

Default Claims
(Dollars in
Federal Fiscal Year	Millions)

     Default Recoveries. The following table sets forth the amount of recoveries returned to the U.S. Department of Education for the last six years.

Default Claims
(Dollars in
Federal Fiscal Year	Millions)

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Servicing of the Student Loans

General

     The trust is required under the Higher Education Act, the rules and regulations of the guarantee agencies and the indenture to use due diligence in the servicing and collection of the student loans and to use collection practices no less extensive and forceful than those generally in use among financial institutions with respect to other consumer debt. The trust has entered into agreements with third parties to perform the servicing activities. As of the statistical calculation date, the servicer of approximately    % of the student loans was [servicer] (“   ”), the servicer of approximately    % of the student loans was [servicer] (“   ” ) and less than    % of the student loans in the aggregate were serviced by [servicer] (“   ”). The indenture also permits other servicers upon confirmation that any ratings then applicable to any notes will not be withdrawn or reduced. All such percentages could change in the future. On the closing date, the trust will have servicing agreements in place with [servicer] and [servicer].

Description of Servicing Agreements

     [Insert description of servicing agreements.]

     The information included in this prospectus supplement relating to [servicer] and [servicer] has been obtained from these parties and has not been independently verified by the trust. The inclusion of this information is not, and should not be construed as, a representation by the trust or its counsel as to its accuracy or completeness or otherwise.

[Name of Servicer]

     [Insert servicer description.]

Fees and Expenses of the Trust

     All fees and expenses, including administrative fees, are not expected to exceed 0.   % on a per annum average while series offered notes are outstanding. The overall amount of fees and expenses, in absolute dollar terms, payable by the trust in priority to the notes is expected to increase as additional notes are issued and additional student loans are added to the trust. In addition, Federal Family Education Loan Program lenders must pay a monthly rebate fee to the Secretary of Education at an annualized rate generally equal to 1.05% on principal and interest on Federal consolidation loans disbursed on or after October 1, 1993. See “Description of the FFEL Program” in the prospectus.

ERISA Considerations

     The offered notes may be acquired by, or on behalf of, employee benefit plans or other retirement arrangements which are subject to Title I of ERISA and/or Section 4975 of the Code, (each a “Plan”) provided the proposed transfer and/or holding of an offered note will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or such prohibited transaction will be covered under an individual or class prohibited transaction exemption including, but not limited to, PTCE 84-14 (regarding plan asset transactions determined by independent qualified professional asset managers); PTCE 91-38 (regarding certain transactions involving bank collective investment funds); PTCE 90-1 (regarding certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (regarding certain transactions involving insurance company general accounts), and PTE 96-23 (regarding plan asset transactions determined by in-house asset managers) (“Investor-Based Exemption”). An acquisition of an offered note by an investor shall be deemed a representation that such investor is either

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not a Plan or that if it is a Plan that no prohibited transaction will result from the acquisition and/or holding of the note which will not be covered by an Investor-Based Exemption or some other applicable exemption. See the discussion of additional considerations regarding the acquisition and/or holding of the notes by Plans and other retirement arrangements not subject to ERISA under “ERISA Considerations” in the prospectus.

Federal Income Tax Considerations

     On the closing date, Mayer, Brown, Rowe & Maw LLP, will render, with respect to the offered notes, its opinion to the effect that the offered notes will be treated as debt of the trust, rather than as an interest in the student loans, and that the issuer will not be characterized as an association or publicly traded partnership taxable as a corporation, each for federal income tax purposes. Such opinion is not binding on the Internal Revenue Service and there is no assurance that such characterization would prevail if challenged. See “Federal Income Tax Consequences” in the prospectus.

Plan of Distribution

     Subject to the terms and conditions set forth in the underwriting agreement, between ourselves and each of the underwriters named below, we have agreed to sell to each of the underwriters, and each of the underwriters has agreed to purchase from us, the principal amount of the offered notes set forth opposite its name.

	Series 200_-_A-		Series 200_-_A-		Series 200_-_A-		Series 200_-_A-		Series 200
Underwriter	Senior Notes		Senior Notes		Senior Notes		Senior Notes		Subordinate Notes
__________	$	_	$	_	$	_	$	_	$	_
__________		_		_		_		_		_
__________		_		_		_		_		_
Total	$	_	$	_	$	_	$	_	$	_

     We have been advised by the underwriters that they propose to offer the offered notes to the public initially at the respective offering prices set forth on the cover page of this prospectus supplement. Until the distribution of offered notes is completed, the rules of the Securities and Exchange Commission may limit the ability of the underwriters to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in transactions that stabilize the price of the offered notes. These transactions consist of bids to purchase and open market purchases and sales for the purpose of pegging, fixing or maintaining the price of the offered notes.

     The underwriters may over-allot the offered notes to create a short position for the accounts of the underwriters by accepting orders for more offered notes than are to be sold.

     In addition, the underwriters may impose a penalty bid on the broker-dealers who sell the offered notes. This means that if an underwriter purchases notes in the open market to reduce a broker-dealer’s short position or to stabilize the prices of the offered notes, it may reclaim the selling concession from the broker-dealer who sold those offered notes as part of the offering.

     In general, over-allotment transactions and open market purchases of the offered notes for the purpose of stabilization or to reduce a short position could cause the price of a offered note to be higher than it might be in the absence of such transactions.

     Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the offered notes. In addition, neither we nor any of the underwriters make any representation that the underwriters

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will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

     We have been advised by the underwriters that they presently intend to make a market in the notes; however, they are not obligated to do so. In addition, any market-making may be discontinued at any time, and an active public market for the notes may not develop.

     From time to time, the underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to the depositor and its affiliates. From time to time, we may invest funds in the reserve fund and other accounts under the indenture in eligible instruments either acquired from the underwriters or issued by their affiliates.

     The underwriting agreement provides that we will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, and we have agreed to reimburse the underwriters for the fees and expenses of their counsel.

Legal Matters

     Certain legal matters, including certain federal income tax matters, will be passed upon by Mayer, Brown, Rowe & Maw LLP, counsel to the trust and the depositor. Certain legal matters will be passed upon for the underwriters by    .    , as Delaware counsel for the trust, will pass upon Delaware matters for the trust.

Glossary of Terms

     Some of the terms used in this prospectus supplement are defined below. The indenture contains the definitions of other terms used in this prospectus supplement and reference is made to the indenture for those definitions.

     “Auction date” is defined under “Auction of the Series 200_-_ Notes—Auction Procedures.”

     “Auction period adjustment” is defined under “Auction of the Series 200_-_ Notes—Changes in Auction Terms.”

     “Auction rate” is defined under “Summary—Interest—Auction Rate Notes.”

     “Auction rate notes” is defined under “Summary—Securities Offered.”

     “Available series 200_-   notes” is defined under “Auction of the Series 200_-   Notes—Auction Procedures—Determination of Sufficient Bids, Auction Rates, and Winning Bid Rate.”

     “Bid orders” is defined under “Auction of the Series 200_-   Notes—Summary of Auction Procedures.”

     “Buyer’s broker-dealer” is defined under “Settlement Procedures for Series 200_-   Auction Rate Notes.”

     “Closing date” is defined under “Summary—Closing Date.”

     “Cut-off date” is defined under “Summary—Cut-Off Date.”

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     “Defaulted interest” is defined under “Description of the Series 200_-_ Notes—Denomination and Payment.”

     “Existing holders” is defined under “Auction of the Series 200_-_ Notes—Auction Participants—Existing Holders and Potential Holders.”

     “Hold order” is defined under “Auction of the Series 200_-   Notes—Summary of Auction Procedures.”

     “LIBOR rate notes” is defined under “Summary—Securities Offered.”

     “Market agent” is defined under “Auction of the Series 200_-_ Notes—Auction Participants—Market Agent.”

     “Maximum interest rate” is defined under “Description of the Series 200_-_ Notes—Interest on the Series 200_-   Notes.”

     “Potential bid orders” is defined under “Auction of the Series 200_-_ Notes—Summary of Auction Procedures.”

     “Potential holders” is defined under “Auction of the Series 200_-_ Notes—Auction Participants—Existing Holders and Potential Holders.”

     “Remaining principal amount” is defined under “Auction of the Series 200_-   Notes—Auction Procedures—Acceptance and Rejection of Submitted Bids and Submitted Sell Orders.”

     “Revolving period” is defined under “Summary—Priority of Payments—Revolving Period.”

     “Sell orders” is defined under “Auction of the Series 200_-   Notes—Summary of Auction Procedures.”

     “Seller’s broker-dealer” is defined under “Settlement Procedures for Series 200_-   Auction Rate Notes.”

     “Special record date” is defined under “Description of the Series 200_-_ Notes—Denomination and Payment.”

     “Stated maturity date", with respect to a series of notes, is set forth on the front cover page of this prospectus supplement.

     “Statistical calculation date” is defined under “Summary—Statistical Calculation Date.”

     “Submitted bid” is defined under “Auction of the Series 200_-_ Notes—Auction Procedures—Validity of Orders.”

     “Submitted hold order” is defined under “Auction of the Series 200_-_ Notes—Auction Procedures—Validity of Orders.”

     “Submitted order” is defined under “Auction of the Series 200_-_ Notes—Auction Procedures—Validity of Orders.”

     “Sufficient bids” is defined under “Auction of the Series 200_-_ Notes—Auction Procedures—Determination of Sufficient Bids, Auction Rates, and Winning Bid Rate.”

     “Winning bid rate” is defined under “Auction of the Series 200_-_ Notes—Auction Procedures—Determination of Sufficient Bids, Auction Rates, and Winning Bid Rate.”

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FORM 1

PROSPECTUS

HIGHER EDUCATION FUNDING I
Issuer

Consolidation Loan Funding II, LLC
Depositor

STUDENT LOAN ASSET-BACKED NOTES

Higher Education Funding I (the “trust”) will issue notes from time to time in one or more series. The specific terms of the notes included in each series, along with information relating to the outstanding notes of each previously issued series, will be described in a supplement to this prospectus.

The trust has issued previously other series of notes and has used the proceeds it received to acquire portfolios of student loans. Proceeds from the sale of future notes also will be used to acquire portfolios of student loans. Those student loans will be pledged to secure repayment of the notes. The notes will be limited obligations of the trust payable solely from the student loans that the trust acquires and the other assets of the trust. The notes will not be guaranteed by any person.

You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may be used to offer and sell the notes only if it is accompanied by a prospectus supplement.

Offers of the notes may be made by different methods, including offerings through underwriters, as more fully described under “Plan of Distribution” below and in the related prospectus supplement. Unless otherwise indicated for a series of the notes, the notes will not be listed on a national securities exchange.

The date of this prospectus is __________ _, 200_.

About This Prospectus

     This prospectus is part of a registration statement filed with the Securities and Exchange Commission. Notes may be sold in one or more offerings pursuant to the registration statement.

     The trust will issue notes from time to time in one or more series. The trust has previously issued other series of notes. All notes that the trust issued previously and all notes that the trust will issue in the future will be secured by a common pool of student loans that the trust has acquired and will acquire with the proceeds from the sale of the notes. This prospectus provides you with a general description of the notes the trust has offered previously and may offer in the future. Each time a new series of notes are sold, we will provide a prospectus supplement relating to that series of notes being offered that will include:

•	a description of the aggregate principal amount, authorized denominations and interest rate or rates, or the manner of determining the interest rate or rates, of the series of the notes to be sold

•	information concerning the student loans underlying the notes

•	information concerning the guarantee agencies providing guarantees for the student loans

•	information concerning the companies engaged to service the student loans

•	information with respect to credit or cash flow enhancements designed to reduce the risk to investors caused by shortfalls in payments on the student loans

     You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. No person is authorized to provide you with different information. Notes will not be offered for sale in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date appearing on the front cover of those documents.

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Summary of the Offering

     The following summary highlights selected information from this prospectus but does not contain all of the information you should consider before making an investment decision. Before deciding to purchase any notes, you should read the more detailed information appearing in this prospectus and in the related prospectus supplement.

Overview

Higher Education Funding I is a Delaware statutory trust that has sold, and will from time to time continue to sell, notes in one or more series, and has purchased, and will continue to purchase, pools of student loans with the proceeds received from these sales. Unlike other issuers that create separate trusts each time they sell securities, all of the notes we sell will be secured by all the student loans we acquire and pledge under the indenture. Payments on the notes will come principally from amounts received on the student loans held by the trust.

Parties

Trust: Higher Education Funding I, a Delaware statutory trust formed under a trust agreement between the depositor and the Delaware trustee. The address of the trust is _________________. The trust’s telephone number is (___) ___________________.

Depositor: Consolidation Loan Funding II, LLC. The depositor’s address is 9477 Waples Street, San Diego, California 92121. The depositor’s telephone number is (___) ________.

Servicers: The servicers of the student loans will be identified in each prospectus supplement. We may replace any servicer with one or more new servicers or add one or more new servicers not listed in a prospectus supplement.

Issuer Administrator: Lord Securities Corporation will be the “issuer administrator” and will provide certain administrative services for the trust.

Subadministrator: The issuer administrator has entered into an administrative services agreement with CLF Administration Company, L.L.C. (the “subadministrator”) pursuant to which the subadministrator will perform some administrative functions for the trust on behalf of the issuer administrator.

Eligible Lender Trustee and Trustee: The Bank of New York is the “eligible lender trustee” for the trust under the eligible lender trust agreement, and also is the “trustee” under the indenture governing the trust’s issuance of notes.

Delaware Trustee: The Bank of New York (Delaware) acts as the “Delaware trustee” for the trust.

Interest Rates

Each prospectus supplement will describe the interest that will be paid on the notes offered thereby. The interest rate may be fixed for the full term of the notes, or the interest rate may be subject to periodic adjustment as described below. Different classes of notes (or different series of notes) offered under the same prospectus supplement may have different interest rates.

Auction Rate Notes. The trust may issue series of notes that bear interest at a rate determined by auction. The initial interest rate for these auction rate notes, or the method for determining the initial interest rate, will be described in the related prospectus supplement. The interest rates for the auction rate notes will be reset at the end of each interest period pursuant to the auction procedures. The prospectus supplement relating to any auction rate notes will summarize the auction procedures for those notes.

Index Rate Notes. The trust may issue series of notes that bear interest at a rate determined by reference to LIBOR, by reference to United States Treasury securities, by reference to a commercial paper index or by reference to another index described in a prospectus supplement. These notes will bear interest at an initial rate described in the prospectus supplement. Thereafter, the interest rate for LIBOR rate notes will be determined periodically by reference to the designated LIBOR rate, the interest rate for treasury rate notes will be determined periodically by reference to the rate of interest paid on designated U.S. Treasury securities, the interest rate for commercial paper notes will be determined by reference to the designated commercial paper index and the interest rate for other index rate notes will be determined periodically by reference to the index described in a prospectus supplement. See “Description of the Indenture—Notes and Other Obligations—LIBOR Rate Notes,” “—Treasury Rate Notes” and “—Commercial Paper Rate Notes” in this prospectus.

Accrual Notes. The trust may issue one or more series of accrual notes. Accrual notes will not be entitled to receive payments of interest during the designated accrual period. Instead, interest accrued on the accrual notes will be capitalized and added to their principal balance. The rate of interest to be accrued and the accrual period will be specified in the related prospectus supplement. See “Description of the Indenture—Notes and Other Obligations—Accrual Notes” in this prospectus.

Original Issue Discount Notes. The trust may issue series of notes at a discount from the principal amount payable at maturity that pay no interest or interest at a rate that is below market rates at the time of issuance. The interest paid on these original issue discount notes, if any, and the yield to maturity of the original issue discount notes, will be described in the related prospectus supplement. See “Description of the Indenture—Notes and Other Obligations—Original Issue Discount Notes” in this prospectus.

Payments on the Notes

The trustee will make payments of principal and interest due on the notes on behalf of the trust solely from the assets held by the trust. The assets of the trust will consist of a pool of student loans, payments made on the student loans and funds in accounts held by the trustee under the indenture. Interest and principal on the notes will be paid on the dates specified in the related prospectus supplement. The principal balance of the notes of each series will be payable in full on the stated maturity date, unless earlier redeemed or repaid as described in this prospectus or in the related prospectus supplement.

Optional Purchase

If provided in the applicable prospectus supplement, we may, at our option, purchase, or arrange for the purchase of, some or all of the student loans owned by the trust on any payment date when the outstanding principal amount of one or more series of notes declines to the level specified in that prospectus supplement. Our exercise of this purchase option will result in the early retirement of the series of notes specified in the related prospectus supplement. See “Description of the Indenture—Sale of Student Loans Held in Trust Estate” in this prospectus.

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Redemption Provisions

Mandatory Redemption. If the proceeds from the sale of a series of notes are not used to purchase student loans or to make other payments within the period of time specified in a prospectus supplement, those remaining proceeds will be used to redeem notes. The principal payments received on the student loans and, until the principal balance of the student loans reaches a specified minimum percentage of the principal balance of the outstanding notes, interest received on the student loans, after deducting all required payments, will be used to redeem the notes.

Optional Redemption. Notes may be redeemed from interest payments received on student loans that are not needed to pay interest on the notes and the trust’s expenses. In addition, the trust may sell some or all of its student loans for not less than their principal balance plus any unamortized premium and accrued interest and use the proceeds to redeem some or all of its notes. A prospectus supplement relating to a series of notes may describe restrictions on our ability to sell student loans and redeem notes.

Partial Redemption. If less than all of the notes of any series are to be redeemed, we will determine the series of notes that will be redeemed. Generally, senior notes will be redeemed before subordinate notes. A supplemental indenture may provide for the issuance of junior subordinate notes, and if so, subordinate notes generally will be redeemed before junior subordinate notes. However, we may have the option of redeeming some or all of the subordinate notes before all of the senior notes are redeemed, and may redeem some or all of the junior subordinate notes before all the senior notes and subordinate notes are redeemed, if specified ratios of assets to liabilities of the trust exceed levels specified in the prospectus supplement.

Additional Redemption Provisions. As a general rule, we will not redeem any series of notes bearing interest based upon an auction rate unless we have redeemed previously each series of notes that bear interest based upon a different method that are secured on a parity with the auction rate notes that we will be redeeming. This rule may be amended for one or more series of notes to the extent described in the prospectus supplement relating to those notes. We also may amend this rule if we receive a rating agency confirmation.

In addition to the circumstances described under “—Redemption Provisions” above, the trust may, or may be required to, redeem notes if and to the extent so provided in the prospectus supplement.

Student Loan Assets

The student loans that comprise the assets of the trust will be held by the eligible lender trustee on behalf of the trust. The student loans will have been originated under the Federal Family Education Loan Program to pay costs incurred by students enrolled in qualified, accredited institutions of higher education.

Student Loan Guarantees

Unless otherwise stated in a prospectus supplement, the payment of principal and interest on all of the student loans that comprise the assets of the trust will be guaranteed by designated guarantee agencies and will be reinsured by the United States Department of Education pursuant to the Higher Education Act. This guarantee, however, is contingent upon compliance with a variety of regulations concerning origination and servicing of the loans. Failure to follow these regulations may result in the guarantee claim for a loan being denied.

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Subordinate Notes

The rights of the owners of subordinate notes to receive payments of principal and interest will be subordinated to the rights of the owners of senior notes issued by the trust to receive payments of principal and interest. The rights of the owners of any junior subordinate notes issued by the trust to receive payments of principal and interest will be subordinated to the rights of the owners of subordinate notes and senior notes issued by the trust to receive payments of principal and interest. This subordination is intended to enhance the likelihood that the owners of more senior notes will regularly receive the full amount of payments of principal and interest due them and to protect the owners against losses.

Funds

The indenture governing the notes creates the following funds:

Acquisition Fund. Most of the proceeds from the issuance of a series of notes will be deposited into an acquisition fund. The trust will use these funds to originate or acquire the student loans that secure the notes.

If so provided in a prospectus supplement, during an acquisition period specified in the prospectus supplement, also known as a prefunding period, we will use proceeds in the acquisition fund to originate or purchase additional portfolios of student loans, to originate or purchase serial loans and to originate consolidation loans. The acquisition period will begin on the date the notes are issued and end on the earlier of the date specified in the prospectus supplement or upon our determination that we are unable to acquire additional student loans.

Funds in the acquisition fund that are not used by the trust to acquire student loans will be used to redeem or prepay notes as described in the related prospectus supplement.

Collection Fund. Funds received with respect to student loans will be deposited into the collection fund. We also will deposit into the collection fund payments we receive under any credit enhancement facilities or swap agreements. Generally, funds on deposit in the collection fund will be transferred to other funds and accounts, from which they will be used to pay the fees and expenses of the trust and principal and interest on the notes issued by the trust. A supplemental indenture may provide for the establishment of a capitalized interest account in the collection fund. Amounts in the collection fund also will be transferred to the reserve fund to the extent necessary to restore the reserve fund to its required minimum balance and will otherwise be used in accordance with the terms of the indenture and as described in the related prospectus supplement.

Administration Fund. Funds in the administration fund will be used to pay the costs of issuing each series of notes and the trust’s ongoing fees and expenses.

Debt Service Fund. The debt service fund is comprised of an interest account, a principal account and a retirement account. Funds transferred from the collection fund to the debt service fund will be used to pay interest and principal on the notes, and to purchase or redeem or prepay notes as provided in the applicable prospectus supplement.

Reserve Fund. In connection with the issuance of each series of notes, we may deposit into the reserve fund the amount, if any, specified in the related prospectus supplement. The reserve fund will be required to be maintained at the balance specified in the related prospectus supplement from extra amounts in the collection fund and the surplus fund. Money in the reserve fund will be used to pay interest and principal

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on the notes and certain other obligations if funds in the debt service fund are insufficient to make those payments. A reserve fund insurance policy or other arrangement to fund the reserve fund may be provided in lieu of a deposit of money to the reserve fund if so provided in a prospectus supplement.

Surplus Fund. Excess funds in the collection account not needed to make transfers or payments in any month will be transferred to the surplus fund and will be available on future dates to offset deficiencies in other funds or accounts. Amounts in the surplus fund also may be released to the sponsor or used to make indemnity payments required under a servicing agreement if, after taking into account any such release, certain tests are satisfied.

Additional transfers may be made from certain funds to make up deficiencies in amounts available in other funds, in the manner specified in the indenture. Additional funds and accounts may be created as described in a prospectus supplement.

Credit Enhancement and Derivative Products

Credit enhancement for a series of notes may be established in the form of:

•	insurance policies or surety bonds;

•	subordination of certain series or subseries of notes;

•	one or more reserve funds;

•	letters of credit; or

•	other arrangements acceptable to each rating agency then rating the notes.

The trust may also enter into one or more derivative product agreements with respect to a series of notes, such as interest rate, currency or other swaps, exchange agreements, interest rate protection agreements, repurchase obligations, put or call options and other hedge or yield protection agreements. The trust’s obligation to make payments in connection with a credit enhancement or derivative product may be secured by a pledge of and lien on the assets of the trust. The source of funds and priority of payments owed in respect of a credit enhancement or derivative product will be specified in the applicable prospectus supplement.

Any credit enhancement or derivative product for a series of notes will be described in the related prospectus supplement. See “Description of Credit Enhancement and Derivative Products” in this prospectus.

Reports to Noteholders

Periodic reports concerning the notes and the security for the notes will be provided to the noteholders. Those reports will not be reviewed by a certified public accounting firm. If notes are issued in book-entry form and registered in the name of Cede & Co., the nominee of The Depository Trust Company, then all reports will be provided to those entities which in turn will provide the reports to their eligible participants. Those participants will then forward the reports to the beneficial owners of notes.

Risk Factors

     You should consider the following factors regarding your purchase of the notes. The occurrence of one or more events or circumstances described below may result in delays or reductions in payments on your notes.

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Your notes are payable solely from the trust estate and you will have no other recourse against us

     Interest and principal on your notes will be paid solely from the funds and assets held in the trust estate created under the indenture. No insurance or guarantee of the notes will be provided by any government agency or instrumentality, by any affiliate of the trust, by any insurance company or by any other person or entity, except to the extent that credit enhancement is provided for a series of notes as described in the related prospectus supplement. Therefore, your receipt of payments on the notes will depend solely

•	on the amount and timing of payments and collections on the student loans held in the trust estate and interest paid or earnings on the trust funds held in the accounts established pursuant to the indenture;

•	amounts on deposit in the reserve fund and other funds held in the trust estate; and

•	any form of credit enhancement described in the related prospectus supplement.

You will have no additional recourse against any other party if those sources of funds for repayment of the notes are insufficient.

Failure to comply with loan origination and servicing procedures for student loans may result in loss of guarantee and other benefits

     The Higher Education Act and its implementing regulations require holders of student loans, servicers of student loans and guarantee agencies guaranteeing student loans to follow specified procedures in making and collecting student loans.

     Failure to follow the specified procedures, as a result of computer software errors or otherwise, may result in:

•	the Department of Education’s refusal to make insurance payments to the applicable guarantor or to make interest subsidy payments and special allowance payments on the student loans of the trust; or

•	the guarantors’ inability or refusal to make guarantee payments on the student loans of the trust.

     If the Department of Education or a guaranty agency refused to pay a claim, that refusal would reduce the revenues of the trust and impair its ability to pay principal and interest on your notes.

If a servicer or any subservicer fails to comply with the Department of Education’s third-party servicer regulations, payments on your notes could be adversely affected

     The Department of Education regulates each servicer of federal student loans. Under these regulations, a third-party servicer, including a servicer or any subservicer, is jointly and severally liable with its client lenders for liabilities to the Department of Education arising from its violation of applicable requirements. In addition, if a servicer or any subservicer fails to meet standards of financial responsibility or administrative capability included in the regulations, or violates other requirements, the Department of Education may fine a servicer or any subservicer and/or limit, suspend, or terminate a servicer’s or subservicer’s eligibility to contract to service federal student loans. If a servicer or any subservicer were so fined or held liable, or its eligibility were limited, suspended, or terminated, its ability

6

to properly service the student loans and to satisfy its obligation to purchase student loans with respect to which it has breached its representations, warranties or covenants could be adversely affected. In addition, if the Department of Education terminates a servicer’s or any subservicer’s eligibility, a servicing transfer will take place and there may be delays in collections and disruptions in servicing. Any servicing transfer may adversely affect payments to you.

If a seller or a servicer fails to repurchase student loans, payments on your notes could be adversely affected

     Upon the occurrence of a breach of representations and warranties by a seller or servicer with respect to a student loan held by the trust, the trust may require the seller or servicer, as applicable, to repurchase the related student loan from the trust. If the seller or servicer were to become insolvent or otherwise be unable to repurchase the applicable student loans, the failure of the seller or servicer to repurchase the applicable student loans would constitute a breach of the related loan purchase agreement or servicing agreement. However, the breach would not constitute an event of default under the indenture or permit the exercise of remedies thereunder. We cannot assure you that a seller or servicer will have sufficient assets to satisfy any repurchase obligation.

Bankruptcy or insolvency of the depositor or other seller could result in payment delays or reductions

     The depositor or another seller will sell to the trust all of the loans acquired by the trust with the proceeds of the notes. If the depositor (or other seller) becomes subject to relief under the bankruptcy or similar laws, a bankruptcy trustee or the depositor as debtor-in-possession or another party could attempt to consolidate the trust’s assets into the bankruptcy estate of the depositor or with the bankruptcy estate of an affiliate of the depositor. If that occurs, you can expect delays in receiving payments on your notes and even a reduction in payments on your notes.

     We have taken steps to structure each loan purchase by the trust from the depositor or another seller as a “true sale” under law. A true sale helps to establish that the loans would not continue to be the property of the depositor or another seller, as the case may be, if the depositor or another seller, as the case may be, becomes bankrupt or insolvent. If a court disagrees with this position, you could expect a delay in receiving payments on your notes or even a reduction in payments on your notes. A court could also subject the student loans to a superior tax or government lien arising before the sale of the student loans to the trust.

     If student loans are purchased from a bank and the bank becomes insolvent, it would become subject to receivership by the Federal Deposit Insurance Corporation. In that case, the FDIC could treat the transfer of the student loans as a secured loan rather than as a sale. If that were to happen, we would have only a security interest in the student loans and could experience delays in receiving payments with respect to those loans. In addition, the FDIC may seek a release of the loans to itself, as receiver, which would accelerate and prepay the “loan.”

Bankruptcy or insolvency of the trust could result in payment delays or reductions or in accelerated prepayment

     If the trust becomes subject to relief under bankruptcy or similar laws, a bankruptcy trustee or the trust as debtor-in-possession or another party could attempt to consolidate the trust’s assets with the assets of the depositor or an affiliate of the depositor. If that occurs, you can expect delays in receiving payments on your notes and even a reduction in payments on your notes.

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     If the trust becomes subject to relief under bankruptcy or similar laws, such laws could materially limit or prevent enforcement of its obligations under the notes. A trustee in bankruptcy or the trust itself as debtor-in-possession may seek to accelerate payments on the notes and liquidate the assets held under the indenture. If principal on the notes, including the notes of your series, is declared due and payable, you may receive repayment on your notes sooner than you expect, you may receive less yield on the notes than you expected, and you may not be able to reinvest such repaid amounts at a rate that is equivalent to the interest rate on your notes. If assets held under the indenture are liquidated, you may face the risks relating to the sale of loans described below under “—If the trustee sells loans after an event of default, there could be losses on your notes.”

Bankruptcy or insolvency of a servicer or any subservicer could result in payment delays to you

     If any servicer or subservicer for the student loans becomes subject to an insolvency or bankruptcy proceeding, a court, conservator, receiver or liquidator may have the power to prevent the trustee or the noteholders from appointing a successor servicer or subservicer and delays in collections in respect of the student loans may occur. Any delay in the collections of student loans may delay payments to you.

The student loans we finance may be evidenced by a master promissory note.

     Beginning July 1, 1999, loans made under The Federal Family Education Loan Program may be evidenced by a master promissory note. Once a borrower executes a master promissory note with a lender, additional loans made by the lender are evidenced by a confirmation sent to the borrower, and all loans are governed by the single master promissory note.

     A loan evidenced by a master promissory note may be sold independently of the other loans governed by the master promissory note. If we finance a loan governed by a master promissory note and do not acquire possession of the master promissory note, other parties could claim an interest in the loan. This could occur if the holder of the master promissory note were to take an action inconsistent with our rights to a loan, such as delivery of a duplicate copy of the master promissory note to a third party for value. Such action could delay receipt of principal and interest payments on the loan.

You may incur losses or delays in payment on your notes if borrowers default on their student loans

     For a variety of economic, social and other reasons, all the payments that are actually due on student loans may not be made. Borrowers’ failures to make timely payments of the principal and interest due on the loans will affect the revenues of the trust estate, which may reduce the amounts available to pay principal and interest due on the notes.

     In general, a guarantee agency reinsured by the Department of Education will guarantee 98% of each student loan. As a result, if a borrower of a student loan defaults, the trust will experience a loss of approximately 2% of the outstanding principal and accrued interest on each of the defaulted loans. The trust does not have any right to pursue the borrower for the remaining 2% unguaranteed portion. If any credit enhancement described in the related prospectus supplement is not sufficient, you may suffer a delay in payment or a loss on your investment.

The rate of payments on student loans may affect the maturity and yield of your notes

     Student loans may be prepaid at any time without penalty. If the trust receives prepayments on its student loans, those amounts will be used to make principal payments on notes as described in the related prospectus supplement, which could shorten the average life of each series of its notes. Factors affecting

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prepayment of loans include general economic conditions, prevailing interest rates and changes in the borrower’s job, including transfers and unemployment. Refinancing opportunities which may provide more favorable repayment terms, including those offered under consolidation loan programs like the federal direct consolidation loan program, also affect prepayment rates. There is insufficient information available to be able to estimate the rate of prepayment with respect to the student loans in the trust estate.

     Scheduled payments with respect to, and the maturities of, student loans may be extended as authorized by the Higher Education Act. Also, periods of forbearance or refinancings through consolidation loans having longer maturities may lengthen the remaining term of the loans and the average life of each series of notes. You will bear entirely any reinvestment risks resulting from a faster or slower incidence of prepayment of loans.

     The rate of principal payments to you on the notes and the yield to maturity of the notes will be directly related to the rate of payments of principal on the student loans the trust acquires. Changes in the rate of prepayments may significantly affect your actual yield to maturity, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier a prepayment of principal of a loan, the greater the effect on your yield to maturity. The effect on your yield as a result of principal payments occurring at a rate higher or lower than the rate anticipated by you during the period immediately following the issuance of the notes will not be offset by a subsequent like reduction, or increase, in the rate of principal payments.

The characteristics of the portfolio of student loans held in the trust estate may change

     As a master trust, the trust may issue series of notes from time to time and use the proceeds to add additional student loans to the trust estate. In addition, collections received by the trust with respect to student loans may be used by the trust to acquire additional student loans. The prospectus supplement for a series of notes will describe the characteristics of the trust’s student loan portfolio at that time. Following the transfer of additional student loans to the trust, the characteristics of the student loans may differ significantly from those described in a prospectus supplement. The characteristics that may differ include the composition of our student loan portfolio, changes in the relative concentration of guarantors in our portfolio, distribution by loan type, distribution by interest rate, distribution by principal balance and distribution by remaining term. In addition, the characteristics of the loans in our portfolio will change from time to time due to factors such as repayment of the student loans in the normal course of business, prepayments on the student loans, amendments to the Higher Education Act, sales or exchanges of student loans, or the occurrence of delinquencies or defaults on the student loans. A portfolio of student loans acquired previously by us is not necessarily indicative of future performance of student loans held by the trust.

     The trust’s cash flow, and its ability to make payments due on your notes, will be reduced to the extent interest is not currently payable on our student loans. The borrowers on most student loans are not required to make payments during the period in which they are in school and for certain authorized periods after graduation as described in the Higher Education Act. The Department of Education will make all interest payments while payments are deferred under the Higher Education Act on certain student loans. For all other student loans, interest generally will be capitalized and added to the principal balance of the loans. The trust estate will consist of student loans for which payments are deferred as well as student loans for which the borrower is currently required to make payments of principal and interest. The proportions of the loans in the trust estate for which payments are deferred and currently in repayment will vary during the period that the notes are outstanding.

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Student loans are unsecured and the ability of the guarantee agencies to honor their guarantees may become impaired

     The Higher Education Act requires that all student loans be unsecured. As a result, the only security for payment of the student loans held in the trust estate are the guarantees provided by the guarantee agencies.

     A deterioration in the financial status of a guarantee agency and its ability to honor guarantee claims on defaulted student loans could delay or impair the guarantee agency’s ability to make claims payments to the trustee. The financial condition of a guarantee agency can be adversely affected if it submits a large number of reimbursement claims to the Department of Education, which results in a reduction of the amount of reimbursement that the Department of Education is obligated to pay the guarantee agency. The Department of Education may also require a guarantee agency to return its reserve funds to the Department of Education upon a finding that the reserves are unnecessary for the guarantee agency to pay its program expenses or to serve the best interests of the federal student loan program. The inability of any guarantee agency to meet its guarantee obligations could reduce the amount of principal and interest paid to you as the owner of the notes or delay those payments past their due date.

     If the Department of Education has determined that a guarantee agency is unable to meet its guarantee obligations, the loan holder may submit claims directly to the Department of Education and the Department of Education is required to pay the full guaranty claim amount due with respect thereto. See “Description of the Guarantee Agencies” in this prospectus. However, the Department of Education’s obligation to pay guarantee claims directly in this fashion is contingent upon the Department of Education’s making the determination that a guarantee agency is unable to meet its guarantee obligations. The Department of Education may not ever make this determination with respect to a guarantee agency and, even if the Department of Education does make this determination, payment of the guarantee claims may not be made in a timely manner.

Payment offsets by guarantee agencies or the Department of Education could prevent the trust from paying you the full amount of the principal and interest due on your notes

     One or more affiliates of the depositor may establish other trusts that have the same eligible lender trustee as we do. The eligible lender trustee may use the same Department of Education lender identification number for student loans in the trust as it uses for other student loans it holds on behalf of affiliates of the depositor or other trusts established by one or more affiliates of the depositor. If so, the billings submitted to the Department of Education and the claims submitted to guarantee agencies will be consolidated with the billings and claims for payments for student loans of such trusts or such affiliates using the same lender identification number. Payments on those billings by the Department of Education as well as claim payments by the applicable guarantee agencies will be made to the eligible lender trustee, or to a servicer on behalf of the eligible lender trustee, in lump sum form. Those payments must be allocated by the eligible lender trustee among the various trusts and other parties that reference the same lender identification number.

     If the Department of Education or a guarantee agency determines that the eligible lender trustee owes it a liability on any student loan held in any trust or by any other party (whether or not a part of the trust that issued your notes), the Department of Education or the applicable guarantee agency may seek to collect that liability by offsetting it against payments due to the eligible lender trustee in respect of the student loans pledged to secure your notes. Any offsetting or shortfall of payments due to the eligible lender trustee could adversely affect the amount of funds available to the trust and thus the trust’s ability to pay you principal and interest on your notes.

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If the trust cannot purchase student loans, it will pay principal on or redeem notes

     We will use the proceeds of the notes sold by the trust to acquire student loans. If student loan purchases are not completed, the trust will use those amounts to pay principal on or to redeem your notes as provided in the related prospectus supplement.

A secondary market for your notes may not develop, and this could diminish their value

     Each series of notes will be a new issue without an established trading market. We do not intend to list any series of notes on any national exchange. As a result, a secondary market for the notes may not develop, and therefore it may be difficult for you to resell your notes at the time and at a price you desire. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to sell any of your notes.

Changes in law may affect the trust’s student loan portfolio

     The Higher Education Act and other relevant federal or state laws may be amended or modified in the future. For example, changes might be made to the rate of interest paid on student loans, to the level of insurance provided by guarantee agencies or to the servicing requirements for student loans. We cannot predict whether any changes will be adopted or, if so, what impact such changes may have on the trust or your notes.

     Federal funding for Higher Education Act programs require reauthorization by Congress from time to time and enactment of the reauthorization legislation into law. Although Congress has consistently reauthorized funding of Higher Education Act programs, it has from time to time made changes in the programs and in the levels at which programs have been funded. There is no assurance that Congress will continue to reauthorize the funding and content of Higher Education Act student loan programs or that it will do so at current funding levels.

Competition created by the Federal Direct Student Loan Program could adversely affect the availability of student loans, the cost of servicing, the value of student loans and prepayment expectations

     Under the Federal Direct Student Loan Program, the Department of Education makes student loans directly to student borrowers through the educational institutions they attend. This program could result in reductions in the volume of student loans made under the Federal Family Education Loan Program and available to us for purchase. This reduced volume may cause a servicer or subservicer to experience increased costs due to reduced economies of scale. These cost increases could reduce the ability of a servicer to satisfy its obligations to service the student loans. This could also reduce revenues received by the guarantee agencies available to pay claims on defaulted student loans. The Department of Education has implemented a direct consolidation loan program, which may further reduce the volume of student loans available for purchase and may increase the rate of repayment of student loans. We refer you to “Description of the FFEL Program” in this prospectus.

The subordinate and junior subordinate notes are subordinated to the senior notes

     The trust may issue one or more series of notes, in one or more series. Payments of interest and principal on subordinate notes are subordinated in priority of payment to payments of interest and principal due on senior notes. A supplemental indenture may also provide for the issuance of junior subordinate notes which will be subordinated in priority of payment to payments of interest and principal due on subordinate notes. Subordinate notes and junior subordinate notes are subordinated to senior

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notes, and junior subordinate notes are also subordinate to subordinate notes, as to the direction of remedies upon an event of default. Consequently, holders of subordinate notes and junior subordinate notes may bear a greater risk of losses or delays in payment than holders of senior notes. If you are a holder of a subordinate note or a junior subordinate note, if the actual rate and amount of losses on the student loans exceeds your expectations and any available credit enhancement is insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than you anticipate, and you could suffer a loss. In addition, holders of junior subordinate notes and subordinate notes may be limited in the legal remedies that are available to them until the holders of senior notes are paid in full.

The trust may issue additional notes secured by the trust estate

     The trust may issue additional series of notes, in one or more series if so provided in the related prospectus supplement. The additional notes will be secured by the trust estate. Those additional notes may be issued without the consent or approval of the owners of any notes then outstanding and may be on a parity with or subordinate to any senior notes and senior to, on a parity with or subordinate to subordinate or junior subordinate notes issued by the trust. However, before issuing additional notes, the trust must receive written evidence from each rating agency then rating any outstanding notes of the trust that the rating or ratings will not be reduced or withdrawn as a result of the issuance of the proposed additional notes. See “Description of the Indenture—Notes and Other Obligations—Issuance of Additional Notes” in this prospectus.

Different rates of change in interest rate indexes may affect the trust’s cash flow

     The interest rates on your notes may fluctuate from one interest period to another in response to changes in LIBOR rates, Treasury security rates, commercial paper rates, or other rate indexes, or as a result of the auction procedures described in this prospectus, as specified in the related prospectus supplement. The student loans that will be purchased with the proceeds from the sale of notes bear interest at fixed or floating rates, which are generally based upon the bond equivalent yield of the 91 day Treasury Bill rate and, in certain interest rate environments, the trust may be entitled to receive special allowance payments on its student loans from the Department of Education based upon a three month commercial paper rate. See “Description of the FFEL Program” in this prospectus. If there is a decline in the rates payable on student loans the trust acquires, the amount of funds representing interest deposited into the collection fund may be reduced. If the interest rates payable on notes issued by the trust do not decline in a similar manner and time, the trust may not have sufficient funds to pay interest on its notes when it becomes due. Even if there is a similar reduction in the rates applicable to the notes, there may not necessarily be a reduction in the other amounts required to be paid out of the trust estate, such as administrative expenses, causing interest payments to be deferred to future periods. Sufficient funds may not be available in future periods to make up for any shortfalls in the current payments of interest on the notes or expenses of the trust estate.

The notes may be issued only in book-entry form

     Usually, each series of notes will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company, and will not be registered in your name or the name of your nominee. If we elect to issue definitive notes registered in the name of the holder in connection with the sale of a series of notes, that election will be contained in the related prospectus supplement. Unless and until definitive securities are issued, beneficial owners of notes will not be recognized by the trustee as holders as that term is used in the indenture. Until definitive securities are issued, beneficial owners of notes will only be able to exercise the rights of holders indirectly through The Depository Trust Company and its participating organizations.

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The ratings of the notes are not a recommendation to purchase and may change

     It is a condition to issuance of the notes that they be rated as indicated in the related prospectus supplement. Ratings are based primarily on the creditworthiness of the underlying student loans, the level of subordination, the amount of credit enhancement and the legal structure of the transaction. The ratings are not a recommendation to you to purchase, hold or sell any series of notes inasmuch as the ratings do not comment as to the market price or suitability for you as an investor. A rating only addresses the likelihood of the ultimate payment of principal and stated interest and does not address the likelihood of prepayments on the notes or the likelihood of the payment of carryover amounts with respect to interest. An additional rating agency may rate the notes, and that rating may not be equivalent to the initial rating described in the related prospectus supplement. Ratings may be lowered or withdrawn by any rating agency if in the rating agency’s judgment circumstances so warrant. A lowered rating is likely to decrease the price a subsequent purchaser would be willing to pay you for your notes.

Borrowers of student loans are subject to a variety of factors that may adversely affect their repayment ability

     Collections on the student loans during a monthly collection period may vary greatly in both timing and amount from the payments actually due on the student loans for that monthly collection period for a variety of economic, social and other factors.

     Failures by borrowers to pay timely the principal and interest on their student loans or an increase in deferments or forbearances could affect the timing and amount of available funds for any monthly collection period and the ability to pay principal and interest on your notes. Borrowers may be offered and if so may elect to participate in graduated repayment programs. As a result of such participation, a borrower may be eligible initially to make lower periodic loan payments. However, that type of borrower will incur a greater amount of interest over the life of a student loan and, at one or more future points in time, will incur an increase in his or her periodic loan payment amount, which may adversely impact the borrower’s ability to repay the loan and which could adversely affect the amount of available funds for any monthly collection period and the ability to pay principal and interest on the notes.

     In addition, some of the student loans will be made to graduate and professional students, who generally have higher debt burdens than student loan borrowers as a whole. The effect of these factors, including the effect on the timing and amount of available funds for any monthly collection period and the ability to pay principal and interest on your notes is impossible to predict.

The principal amount of the notes outstanding may exceed the principal amount of the assets in the trust estate, which could result in losses on your notes if there was a liquidation

     We expect to acquire student loans at premiums exceeding the principal amount of the student loans. Therefore, the principal amount of notes outstanding at any time may exceed the principal amount of student loans and other assets in the trust estate held by the trustee under the indenture. If an event of default occurs and the assets in the trust estate are liquidated, the student loans would have to be sold at a premium for the subordinated noteholders and possibly the senior noteholders to avoid a loss. We cannot predict the rate or timing of accelerated payments of principal or the occurrence of an event of default or when the aggregate principal amount of the notes may be reduced to the aggregate principal amount of the student loans.

     Payment of principal and interest on the notes is dependent upon collections on the student loans. If the yield on the student loans does not generally exceed the interest rate on the notes and expenses

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relating to the servicing of the student loans and administration of the indenture, the trust may have insufficient funds to repay the notes.

If the trustee sells loans after an event of default, there could be losses on your notes

     Generally, during an event of default, the trustee is authorized with certain noteholder consent to sell the student loans. However, the trustee may not find a purchaser for the student loans. Also, the market value of the student loans plus other assets in the trust estate might not equal the principal amount of notes plus accrued interest. The competition currently existing in the secondary market for loans made under the FFEL Program also could be reduced, resulting in fewer potential buyers of the trust’s student loans and lower prices available in the secondary market for those loans. There may be even fewer potential buyers for those loans, and therefore lower prices available in the secondary market. You may suffer a loss if the trustee is unable to find purchasers willing to pay sufficient prices for the student loans.

Less than all of the holders can approve amendments to the indenture or waive defaults under the indenture

     Under the indenture, holders of specified percentages of the aggregate principal amount of the notes may amend or supplement provisions of the indenture and the notes and waive events of defaults and compliance provisions without the consent of the other holders. You have no recourse if the holders vote and you disagree with the vote on these matters. The holders may vote in a manner which impairs the ability to pay principal and interest on your notes. Also, so long as senior notes are outstanding, the holders of subordinate notes will not have the right to approve certain amendments, or exercise certain rights under the indenture.

The notes are not suitable investments for all investors

     The notes are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

Rating agencies can permit certain actions to be taken without your approval

     The indenture provides that the trust and the trustee may undertake various actions based upon receipt by the trustee of confirmation from the rating agencies that the outstanding ratings assigned by such rating agencies to the notes are not thereby impaired. Such actions include, but are not limited to, amendments to the indenture, the issuance of additional notes and the execution by the trust of interest rate swap agreements. To the extent such actions are taken after issuance of your notes, you will be relying on the evaluation by the rating agencies of such actions and their impact on credit quality.

The trust may enter into derivative product agreements which could result in delays in payment or losses on your notes if the counterparty fails to make its payments

     Under the indenture, the trust may enter into derivative product agreements if certain requirements are met, including the requirement that the rating agencies will not reduce or withdraw the ratings on any notes.

     If the trust enters into derivative product agreements, at such times that the payment due to the trust is greater than the trust’s payment obligation, the trustee’s ability to make principal and interest

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payments on the applicable notes will be affected by the ability of the provider of the derivative product agreement to meet its net payment obligation to the trustee. At such times that the trust’s payment obligation is greater than the payment due to the trust by the provider of a derivative product agreement, the trustee’s ability to make principal and interest payments of the notes and pay amounts owing on other notes and derivative product agreements may be affected by the trust’s legal requirement to meet its net payment obligation to the provider of the derivative product agreement.

     If a payment is due to the trust estate under a derivative product agreement, a default by the applicable counterparty may reduce the amount of funds available to pay principal and interest on your notes. Payment of principal and interest on the notes also may be adversely affected if the aggregate limit on a counterparty’s obligation under its derivative product agreement is reached or a court holds that a derivative product agreement is not enforceable.

     In addition, a derivative product agreement may terminate early upon the occurrence of certain events, such as failure by a counterparty to make a required payment, or if the credit ratings of the counterparty or its credit support provider fall below the required ratings specified in the agreement and a substitute counterparty cannot be found. If an early termination occurs, noteholders may no longer have the benefit of that derivative product agreement. We may not be able to enter into a substitute derivative product agreement. Moreover, even if an early termination occurs as a result of a counterparty default, the counterparty may be owed a significant termination payment that may result in delays in payments on your notes or a loss on your investment.

Some liens would be given priority over your notes which could cause a loss in your investment or delayed payments

     A tax or governmental lien (or other liens imposed under applicable state or federal law, including, without limitation, a lien in favor of the Internal Revenue Service or Pension Benefit Guaranty Corporation) on the property of the trust the depositor or another seller may arise before the origination or acquisition of student loans, or before the trust pledges the student loans under the indenture. Such a lien would have priority over your interest in those student loans. In this event, payments to you could be delayed or reduced.

Decisions by the depositor as to the trust to which it sells loans will affect the collateral that backs the notes

     The depositor may be a depositor with respect to other trusts. Loans sold by the depositor to the trust may differ in their characteristics, such as nature of borrower, loan balance, interest rate, default rate and other characteristics. One or more trusts, other than the trust, may acquire from the depositor loans which could be deemed to have characteristics that might be deemed superior to those loans acquired by the trust.

Special Note Regarding Forward Looking Statements

     Statements in this prospectus and the prospectus supplement, including those concerning expectations as to the trust’s ability to purchase eligible student loans, to structure and to issue securities and to pay notes, and certain of the information presented in this prospectus and the prospectus supplement, constitute “forward looking statements”, which represent our expectations and beliefs about future events. When used in this prospectus and the prospectus supplement, the words “estimate,” “intend,” “expect,” “assume,” and similar expressions identify forward-looking statements. Any forward-looking statement is subject to uncertainty and risks that could cause actual results to differ, possibly materially, from those contemplated in such forward-looking statements. Inevitably, some assumptions

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used to develop forward-looking statements will not be realized or unanticipated events and circumstances may occur. For a discussion of the factors which could cause actual results to differ from expectations, please see “Risk Factors” in this prospectus and in the prospectus supplement.

Formation of the Trust

     The trust was established in January 2004 as a Delaware statutory trust pursuant to a trust agreement between the depositor and The Bank of New York (Delaware), as Delaware trustee. The trust will issue notes in one or more series. The trust agreement limits the operations of the trust to the following activities:

•	acquiring, holding and managing the financed eligible loans and the other assets of the trust estate and proceeds therefrom,

•	issuing the notes and trust certificates,

•	entering into derivative and credit support agreements,

•	making payments on the notes and trust certificates, and

•	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

     The notes will be issued pursuant to the indenture of trust and a supplemental indenture of trust described in the related prospectus supplement. The notes will represent indebtedness of the trust only, secured by the assets of the trust.

     The eligible lender trustee will acquire legal title to the student loans on behalf of the trust and will enter into a guarantee agreement with each of the guarantee agencies for the student loans. The eligible lender trustee will use the proceeds from the sale of notes to purchase student loans on behalf of the trust.

     Following the acquisition of student loans, the assets of the trust will include:

•	student loans purchased with the proceeds from the issuance of the notes, legal title to which will be held by the eligible lender trustee;

•	revenues, consisting of all principal and interest payments, proceeds, charges and other income the trustee receives on account of any student loan, including interest subsidy payments and any special allowance payments with respect to any student loan, and investment income from all funds created under the indenture, and any proceeds from the sale or other disposition of the student loans;

•	all moneys and investments held in the trust funds created under the indenture;

•	rights under any loan purchase agreement and servicing agreement, including the right to require any seller or servicer to repurchase student loans or to substitute student loans under certain circumstances;

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•	any other property described in the related prospectus supplement, including any credit enhancement facilities for the notes and rights to receive payments under swap agreements.

The Depositor

     Consolidation Loan Funding II, LLC (the “depositor”), a Delaware limited liability company, will be the depositor under the trust agreement and will own all the equity interests in the trust. The depositor has two members; one is Goal Financial, LLC, formerly known as Student Loan Consolidation Center, LLC (a California limited liability company) which owns a ninety-nine percent (99%) non-voting membership interest; the other is CLF II Management Corp. which owns a one percent (1%) voting membership interest and which is wholly owned by Goal Financial. The depositor’s limited liability company agreement contains certain limitations, including restrictions on the nature of the depositor’s business and a restriction on the depositor’s ability to commence a voluntary case or proceeding under any insolvency law without the prior unanimous affirmative vote of all its managers, including CLF II Management Corp., which has certain independent directors.

     Management of the depositor is entrusted to its manager, CLF II Management Corp. CLF II Management Corp. is a corporation organized under the laws of the State of Delaware. The certificate of incorporation of the depositor’s manager contains certain limitations, including restrictions on the nature of CLF II Management Corp.’s business and a restriction on its ability to commence a voluntary case or proceeding under any insolvency law without the prior unanimous affirmative vote of all its directors, including its independent directors.

     The depositor is principally in the business of:

•	originating (via its eligible lender trustee The Bank of New York Trust Company, N.A. or its successor eligible lender trustee) Consolidation Loans and other student loans, but in the future potentially, if rating agency confirmation is first obtained, also originating other student loans and Alternative Loans, marketed for the depositor by Goal Financial;

•	if rating agency confirmation is first obtained, acquiring certain student loans originated by persons other than the depositor;

•	reselling or otherwise transferring eligible loans into the trust estate or other trusts; and

•	arranging for Consolidation Loans, and if rating agency confirmation is first obtained, other student loans eligible to be financed eligible loans to be acquired by the trust from persons other than the depositor, in which event the trust is expected to pay to the depositor an origination fee.

The depositor is not expected to have any substantial assets other than its beneficial interest in the trust.

Goal Financial

     The principal business of Goal Financial, LLC, formerly known as Student Loan Consolidation Center, LLC (“Goal Financial”), is to market education loans for lenders who are eligible to make such loans and for others authorized to market or administer such loans.

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Goal Financial’s headquarters are located at 9477 Waples Street, San Diego, California 92121. Goal Financial currently occupies approximately 40,000 square feet for office space, data center, and mailroom. Goal Financial currently employs more than 190 full-time employees, including nine executives and approximately eighteen managers, sixty loan consultants and twenty loan processors.

The Issuer Administrator

     Lord Securities Corporation of New York, New York (“Lord”) serves as the issuer administrator pursuant to an administration agreement. As issuer administrator, Lord performs certain administrative services referred to in the indenture, the trust agreement and the eligible lender trust agreement, including, among other things,

     (i) administering accounting and financial reporting activities of the trust,

     (ii) preparing operating budgets, statistical reports and cash flow projections to the extent required by the indenture and

     (iii) providing the notices and performing other administrative obligations required by the indenture, the trust agreement or the Higher Education Act.

     Lord, formed in 1984, is a financial services and securitization administration company, with operations in New York, New York; Wilmington, Delaware; Sydney, Australia and Johannesburg, South Africa, with operating affiliates in London and Tokyo. Through its previous administration within a leading Wall Street investment bank, Lord’s principals have served the securitization and structured finance market since 1971, and with its network and experienced personnel, provides transaction sponsors and their financial and legal advisors with multi-jurisdictional service. Professional staff at Lord includes certified public accountants, MBAs, in-house paralegal expertise, and others with experience in the securitization industry. Lord provides domestic and offshore special purpose entities with equity capital, independent directors and officers, as well as full-service, third-party special purpose entity administration, ownership, transaction management, accounting and treasury services. Lord currently services over 550 special purpose entities with financing capabilities in excess of $250 billion, and is an active participant in the student loan industry segment.

     Pursuant to Lord’s administration agreement, Lord performs the duties of the issuer administrator and the trust under the administration agreement, the indenture, the trust agreement and the eligible lender trust agreement (collectively the “trust related agreements”) which are not specifically delegated to the subadministrator. In addition, Lord consults with the Delaware trustee regarding the duties of the trust and the Delaware trustee under the trust related agreements. Lord monitors the performance of the trust and advises the eligible lender trustee and the Delaware trustee when action is necessary to comply with the trust’s duties under the trust related agreements. Lord prepares for execution by the trust, or causes the preparation by other appropriate persons or entities of, all such documents, reports, filings, instruments, certificates and opinions that it is the duty of the trust to prepare, file or deliver pursuant to the trust related agreements. In furtherance of the foregoing, Lord takes all appropriate action that is the duty of the trust to take pursuant to the trust related agreements. Lord also performs, or causes to be performed, its duties and obligations and the duties and obligations of the Delaware trustee on behalf of the trust under the trust agreement.

     With respect to servicing and guarantees, pursuant to the administration agreement, Lord, if necessary:

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     (i) consolidates, prepares and reports all pertinent information to the Department of Education on the “Lender Reporting System Report” (or such successor report as may be applicable);

     (ii) monitors and reports on the performance of the servicers under the servicing agreements;

     (iii) monitors and reports on the performance of the guarantee agencies under the guarantee agreements; and

     (iv) performs such other administrative tasks connected with loan servicing and guarantees as may be required from time to time.

     With respect to matters that in the reasonable judgment of Lord are non-ministerial, pursuant to the administration agreement, Lord is not under any obligation to take any action, and in any event will not take any action, unless it has received instructions from the Delaware trustee or the depositor. For the purpose of the preceding sentence, “non-ministerial matters” include, without limitation:

     (i) the amendment of or any supplement to the trust related agreements;

     (ii) the initiation of any action, claim or lawsuit by the trust and the compromise of any action, claim or lawsuit brought by or against the trust, except for actions, claims or lawsuits initiated in the ordinary course of business by the trust or its agents or nominees for the collection of amounts owed in respect of financed eligible loans;

     (iii) the appointment of successor trustees pursuant to the indenture, or the consent to the assignment by the trustee of its obligations under the indenture;

     (iv) the removal of the trustee; and

     (v) the amendment, change or modification of the administrative services agreement or any trust related agreement, except for amendments, changes or modifications that do not either (1) reduce in any manner the amount of, or delay the timing of, or collections of payments with respect to the financed eligible loans or (2) materially reduce the underwriting standards with respect to the financed eligible loans. Action by Lord in respect of those particular non-ministerial matters also requires a rating agency confirmation.

The Subadministrator

     CLF Administration Company, L.L.C. (“CLF Administration”), a Nevada limited liability company that is wholly owned by Goal Financial, performs limited administrative services for the issuer administrator under an administrative services agreement between CLF Administration and the issuer administrator (the “administrative services agreement”). CLF Administration performs certain administrative services which entail strategic business decisions, particularly:

•	all issues relating to the closing of the sale of any series of notes including the payment of the costs of issuance for any series of notes;

•	the initiation of any action, claim or lawsuit by the trust and the compromise of any action, claim or lawsuit brought by or against the trust;

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•	the selecting and assigning of servicers and guarantee agencies and negotiating and/or renegotiating contracts, terms and/or pricing with servicers and/or guarantee agencies; and

•	the selecting and assigning of, and negotiating and renegotiation for the services of professional personnel such as, without limitation, accountants, investment bankers, attorneys and rating agencies.

Description of the Indenture

General

     The trust, the eligible lender trustee and the trustee have entered into an indenture of trust, dated as of January 1, 2004 (the “indenture”), which authorizes the issuance of series of notes from time to time, as further provided in supplemental indentures. The following is a summary of the material terms of the indenture. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the indenture.

     The indenture establishes the general provisions of notes issued thereunder and sets forth various covenants and agreements relating thereto, default and remedy provisions, and responsibilities and duties of the trustee and establishes the various funds into which revenues related to the financed student loans and the notes are deposited and transferred for various purposes.

Funds and Accounts

Acquisition Fund

     The indenture establishes an acquisition fund. With respect to each series of notes, the trustee will, upon delivery to the initial purchasers thereof and from the proceeds thereof, credit to the acquisition fund the amount, if any, specified in the supplemental indenture providing for the issuance of such series of notes. The trustee will also deposit in the acquisition fund: (1) any funds to be transferred thereto from the collection fund or the surplus fund, and (2) any other amounts specified in a supplemental indenture.

     Balances in the acquisition fund will be used only for (a) the acquisition of eligible loans, including the payment of any related premium and origination and guarantee fees, if any, and any related add-on loan, (b) the redemption or purchase of, or distribution of principal with respect to, notes as provided in a supplemental indenture providing for the issuance of such notes, (c) the payment of debt service on the notes and other obligations when due, (d) following the acquisition period, the deposit of amounts into the debt service fund, (e) the deposit of amounts into the administration fund to pay administration fees, servicing fees and note fees or (f) such other purposes related to the trust’s loan programs as may be provided in the supplemental indenture authorizing a series of notes. The trustee will make payments from the acquisition fund to Lenders for the acquisition of eligible loans, including all related premiums, if any, in connection therewith and any related add-on loan (such payments to be made at a purchase price not in excess of any limitation specified in a supplemental indenture). The trustee will also make payments from the acquisition fund for the origination of eligible loans, including all origination, guarantee and other fees, if any, in connection therewith, and any related add-on loan. Notwithstanding the foregoing, and unless the trust has established a premium in a supplemental indenture or any future supplemental indenture or unless the trust has obtained a rating agency confirmation, the trust shall not pay any premium.

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     If, on any monthly calculation date, the balance in the acquisition fund available for such purpose is less than the amount set forth in a certificate of the trust as the amount expected to be needed to pay such origination, guarantee fees, related premiums and other fees due in the next month, the trustee will transfer an amount equal to such deficiency to the acquisition fund from the following funds in the following order of priority: the collection fund and the surplus fund.

     Balances in the acquisition fund (other than any portion of such balances consisting of student loans) will be transferred to the debt service fund on any monthly calculation date to the extent required to pay the debt service due on the notes and any other obligations, as described under “—Debt Service Fund” below. If any amounts have been transferred to the debt service fund as described in this paragraph, the trustee will, to the extent necessary to cure the deficiency in the acquisition fund as a result of such transfer, transfer to the acquisition fund amounts from the collection fund as described below under “—Collection Fund.”

     On the first monthly calculation date following the end of the acquisition period relating to a series of notes, the trustee will transfer from the acquisition fund to the retirement account of the debt service fund, for the redemption of, or distribution of principal with respect to, notes, an amount equal to the remaining acquisition amount as described below under “—Debt Service Fund.”

     Except as otherwise set forth in a supplemental indenture, which supplemental indenture shall be executed by the trust only after receipt of a rating agency confirmation, or with rating agency confirmation, the trust may direct the trustee and the eligible lender trustee to sell to any purchaser one or more student loans financed with moneys in the acquisition fund only in the following circumstances:

     (a) to the depositor or other seller if such party is required to repurchase such financed student loan pursuant to a student loan purchase agreement;

     (b) in order to avoid an event of default under the indenture;

     (c) to a guarantee agency; or

     (d) if all of the financed student loans are sold at a price sufficient to defease all obligations outstanding under the indenture and such proceeds are so used.

     Prior to any such sale, the trustee will have received a certification from the trust certifying that such sale will not materially adversely affect the trust’s ability to pay debt service on the outstanding notes and outstanding other obligations, carry-over amounts (including accrued interest thereon) with respect to outstanding notes, servicing fees, administration fees or note fees. Any money received by the trust in connection with a sale of financed student loans pursuant to this paragraph, including those moneys representing the excess of the aggregate principal balance of and accrued borrower interest on such financed student loans released from the indenture over the aggregate principal balance of and accrued borrower interest on the eligible loans transferred to the indenture in exchange therefor, will be deposited to the credit of the collection fund in accordance with the indenture. Notwithstanding the foregoing, the trust may not direct the trustee or the eligible lender trustee to sell any student loans financed with moneys in the acquisition fund to the depositor pursuant to clause (a) of the preceding paragraph (unless the depositor is required to repurchase such student loan pursuant to a student loan purchase agreement).

     Any acquisition or sale of eligible loans may be for an amount of principal, interest and special allowance payments as of a cut-off date determined by the trust, and, notwithstanding any other provision of the indenture to the contrary, compensatory payments and receipts may be made to and from the

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acquisition fund in amounts necessary to reconcile the same. Pending application of moneys in the acquisition fund for one or more authorized purposes, such moneys will be invested in investment securities, as described under “—Investments” below, and any income from those investments will be deposited in the collection fund.

Collection Fund

     The indenture establishes a collection fund. The trustee will credit to the collection fund:

     (1) all amounts received as interest, including interest subsidy payments, late fees and principal payments with respect to financed student loans, including all guarantee payments, and all special allowance payments with respect to financed student loans (excluding, unless otherwise provided in a supplemental indenture, any interest subsidy payments and special allowance payments that accrued prior to the date on which such student loans were financed),

     (2) unless otherwise provided in a supplemental indenture, proceeds of the sale of any financed student loans held in the acquisition fund,

     (3) any amounts transferred from the acquisition fund, the administration fund, the reserve fund and the borrower benefits fund,

     (4) all amounts received as earnings on income from investment securities in the acquisition fund, the reserve fund, the administration fund, the surplus fund, the borrower benefits fund, the collection fund and the debt service fund,

     (5) all counterparty swap payments, and

     (6) any amount representing proceeds of the notes as specified in a supplemental indenture.

     On each monthly calculation date, the trustee will transfer the moneys received during the preceding month in the collection fund in the following order:

•	first, to make any payments due and payable by the trust to the U.S. Department of Education related to the financed student loans or any other payment due and payable to a guarantee agency relating to its guarantee of financed student loans or any other payment due to another entity or trust estate if amounts due by the trust or the eligible lender trustee to the U.S. Department of Education or a guarantee agency with respect to financed student loans were paid by or offset against such other entity or trust estate;

•	second, to the administration fund, to increase the balance thereof to such amounts as an authorized officer of Lord as issuer administrator shall direct for certain costs and expenses, subject to the limitations set forth in any supplemental indenture;

•	third, to the interest account, to provide for the payment of interest on senior notes or other senior obligations (except termination payments due under senior swap agreements as a result of swap counterparty default) payable therefrom as described under “—Interest Account” below;

•	fourth, to the principal account, to provide for the payment of principal of senior notes at their stated maturity or on mandatory sinking fund payment dates or the reimbursement

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of senior credit facility providers for the payment of principal of the notes as described under “—Principal Account” below;

•	fifth, to the interest account, to provide for the payment of interest on subordinate notes or other subordinate obligations (except termination payments due under subordinate swap agreements as a result of swap counterparty default) payable therefrom as described under “—Interest Account” below;

•	sixth, to the principal account, to provide for the payment of principal of subordinate notes at their stated maturity or on mandatory sinking fund payment dates or the reimbursement of subordinate credit facility providers for the payment of principal of the notes as described under “—Principal Account” below;

•	seventh, to the reserve fund if necessary to increase the balance thereof to the reserve fund requirement;

•	eighth, to the interest account to provide for the payment of interest on junior subordinate notes or other junior subordinate obligations (except termination payments due under junior subordinate swap agreements as a result of swap counterparty default) payable therefrom as described under “—Interest Account” below;

•	ninth, to the principal account, to provide for the payment of principal of junior subordinate notes at their stated maturity or on mandatory sinking fund payment dates or the reimbursement of junior subordinate credit facility providers for the payment of principal of the notes as described under “—Principal Account” below;

•	tenth, to make such other payments as may be set forth in a supplemental indenture;

•	eleventh, to the acquisition fund (but only during the revolving period, or after the revolving period to fund any add-on loan) for the acquisition student loans, such amount as directed by the trust;

•	twelfth, to the retirement account, at the direction of the trust, for the redemption of, or distribution of principal with respect to, notes (or the reimbursement of credit facility providers for the payment of the prepayment price of the notes);

•	thirteenth, to the interest account for the payment of carry-over amounts (and interest thereon) due with respect to the senior notes;

•	fourteenth (but only if the senior asset percentage would be at least 100% upon the application of such amounts), to the interest account for the payment of carry-over amounts (and interest thereon) due with respect to the subordinate notes;

•	fifteenth (but only if the senior asset percentage and the subordinate asset percentage would be at least 100% upon the application of such amounts), to the credit of the interest account, for the payment of carry-over amounts (and interest thereon) with respect to the junior subordinate notes;

•	sixteenth, to the interest account for the payment of termination payments due under senior swap agreements as a result of a swap counterparty default;

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•	seventeenth, to the interest account for the payment of termination payments due under subordinate swap agreements as a result of a swap counterparty default;

•	eighteenth, to the interest account for the payment of termination payments due under junior subordinate swap agreements as a result of a swap counterparty default; and

•	nineteenth, to the surplus fund.

     Pending transfers from the collection fund, the moneys therein will be invested in investment securities as described under “—Investments” below, and any income from those investments will be retained therein.

Administration Fund

     With respect to each series of notes, the trustee will, upon delivery thereof and from the proceeds thereof, credit to the administration fund established under the indenture the amount, if any, specified in the supplemental indenture providing for the issuance of such series of notes. The trustee will also credit to the administration fund, all amounts transferred thereto from the collection fund and the surplus fund. Amounts in the administration fund will be used to pay costs of issuance (to the extent provided by a supplemental indenture), servicing fees, administration fees and note fees.

     On each monthly calculation date, the trustee will transfer to the administration fund moneys available under the indenture for transfer thereto from the sources set forth in the following sentence and in such amounts and at such times as an authorized officer of the issuer administrator shall direct, for the payment of servicing fees, administration fees or note fees. Deposits to the administration fund will be made from the following sources in the following order of priority: the collection fund, and the surplus fund.

     Pending transfers from the administration fund, the moneys therein will be invested in investment securities, as described under “—Investments” below, and any income from such investments will be deposited in the collection fund.

Debt Service Fund

     The indenture establishes a debt service fund which comprises three accounts: the interest account, the principal account and the retirement account. The debt service fund will be used only for the payment, when due, of principal of and premium, if any, and interest on the notes, the purchase price of notes, other obligations and carry-over amounts (including any accrued interest thereon). Any supplemental indenture providing for the issuance of any series of notes, the payment of which is to be provided pursuant to or secured by a credit enhancement facility, shall also provide for the creation of separate sub-accounts within the interest account, the principal account and the retirement account. Any payment received pursuant to such credit enhancement facility shall be deposited into such sub-accounts, and moneys deposited therein shall be used only for the payment of principal of and premium, if any, and interest on notes of such series, or for such other purposes as may be permitted by such supplemental indenture, upon the conditions set forth in such supplemental indenture.

     Interest Account. The trustee will deposit in the interest account:

     (1) proceeds of the issuance of notes if directed by the supplemental indenture authorizing the notes,

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     (2) that portion of the proceeds from the sale of the trust’s refunding bonds, notes or other evidences of indebtedness, if any, to be used to pay interest on the notes,

     (3) all payments under any credit enhancement facilities to be used to pay interest on the notes, and

     (4) all amounts required to be transferred thereto from the trust funds described below.

     With respect to each series of notes on which interest is paid no less frequently than every 30 days, the trustee shall deposit to the interest account on each monthly calculation date an amount equal to the interest that will become payable on such notes during the following calendar month. With respect to each series of notes on which interest is paid less frequently than every 30 days, the trustee shall make equal monthly deposits to the interest account on each monthly calculation date preceding each interest payment date, to aggregate the full amount of such interest. With respect to variable rate notes for which any such amount cannot be determined on the monthly calculation date, the trustee will make such deposit based upon assumptions set forth in the supplemental indenture authorizing such notes.

     With respect to each swap agreement or credit enhancement facility under which trust swap payments or credit enhancement facility fees, as the case may be, are paid no less frequently than every 30 days, the trustee shall deposit to the credit of the interest account on each monthly calculation date an amount equal to the trust swap payments or fees that will become payable during the following calendar month. With respect to each swap agreement or credit enhancement facility under which trust swap payments or credit enhancement facility fees, as the case may be, are paid less frequently than every 30 days, the trustee shall make equal monthly deposits to the interest account on each monthly calculation date preceding each payment date, to aggregate the full amount of such trust swap payments or credit enhancement facility, as the case may be. With respect to any swap agreement for which any such amount cannot be determined on the monthly calculation date, the trustee will make such deposit based upon assumptions set forth in the supplemental indenture authorizing such swap agreement.

     Each deposit required by the preceding paragraphs will be made by transfer from the following funds and accounts, in the following order of priority: the collection fund, the surplus fund, the acquisition fund (other than that portion of the balance thereof consisting of financed student loans) and the reserve fund

     On each monthly calculation date, if any carry-over amount (including any accrued interest thereon) will be due and payable with respect to a series of notes during the next month, as provided in the related supplemental indenture, the trustee will transfer to the interest account (to the extent amounts are available therefor in the collection fund or the surplus fund, after taking into account all prior application of moneys in such funds on such monthly calculation date) an amount equal to such carry-over amount (including any accrued interest thereon) so due and payable.

     The moneys in the interest account will be invested in investment securities as described under “—Investments” below, and any income from such investments will be deposited in the collection fund.

     Principal Account. The trustee will deposit to the principal account (1) that portion of the proceeds from the sale of the trust’s bonds, notes or other evidences of indebtedness, if any, to be used to pay principal of the notes, (2) all payments under any credit enhancement facilities to be used to pay principal of notes, and (3) all amounts required to be transferred thereto from the trust funds described below.

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     Such deposits shall be made by transfer from the following funds in the following order of priority (after transfers therefrom to the interest account required on the date of any such transfer as described under “—Interest Account” above): the collection fund, the surplus fund, the acquisition fund and the reserve fund.

     Balances in the principal account may also be applied to the purchase of notes at a purchase price not to exceed the principal amount thereof plus accrued interest, or to the redemption of or distribution of principal with respect to notes at a prepayment price not to exceed the principal amount thereof plus accrued interest upon transfer to the retirement account, as determined by the trust at such time. Any such purchase, redemption or distribution of principal will be limited to those notes whose stated maturity or mandatory sinking fund payment date is the next succeeding principal payment date.

     The moneys in the principal account will be invested in investment securities as described under “—Investments” below, and any income from such investments will be deposited in the collection fund.

Retirement Account. The trustee will deposit to the retirement account

     (1) any amounts transferred thereto from the acquisition fund, the collection fund, the reserve fund, the surplus fund, or the principal account to provide for the redemption of the distribution of principal with respect to the notes,

     (2) that portion of the proceeds from the sale of the trust’s bonds, notes or other evidences of indebtedness, if any, to be used to pay the principal or prepayment price of notes on a date other than the stated maturity thereof or a mandatory sinking fund payment date therefor,

     (3) that portion of the proceeds of the sale or securitization of an eligible loan, if any, to be used to pay the principal or prepayment price of notes on a date other than the stated maturity date thereof or a mandatory sinking fund payment date thereof, and

     (4) all payments under any credit enhancement facilities to be used to pay the principal or prepayment price of notes payable from the retirement account. All notes which are to be redeemed, or with respect to which principal distributions are to be made, other than at stated maturity or on a mandatory sinking fund payment date, will be redeemed or paid with moneys deposited to the retirement account. Moneys in the retirement account shall also be used for the reimbursement to any credit facility Provider for the payment of such amounts pursuant to a credit enhancement facility.

     Subject to the provisions of the indenture described under “—Notes And Other Indenture Obligations—Call for Redemption or Purchase of Notes; Senior Asset Requirement,” amounts deposited to the credit of the retirement account to provide for the payment of the prepayment price of notes subject to mandatory redemption, or for mandatory principal distributions with respect to notes, shall be applied to such payments with respect to notes of all series subject to prepayment in such order of priority as may be established by the supplemental indentures pursuant to which such notes have been issued (or in the absence of direction from such supplemental indentures, in the order in which notes mature, and among notes with the same stated maturity, in the order in which such notes were issued).

     Balances in the retirement account may also be applied to the purchase of notes at a purchase price not to exceed the principal amount thereof plus accrued interest plus any then applicable redemption premium, as determined by the trust at such time.

     The moneys in the retirement account will be invested in investment securities as described under “—Investments” below, and any income from such investment will be deposited in the collection fund.

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Reserve Fund

     Upon the delivery of any series of notes, and from the proceeds thereof or, at the option of the trust, from any amounts to be transferred thereto from the surplus fund and from any other available moneys of the trust not otherwise credited to or payable into any fund or account under or otherwise subject to the pledge and security interest created by the indenture, the trustee will credit to the reserve fund the amount, if any, specified in the supplemental indenture providing for the issuance of that series of notes, such that, upon issuance of such notes, the balance in the reserve fund shall not be less than the reserve fund requirement.

     If on any monthly calculation date the balance in the reserve fund is less than the reserve fund requirement, which will be calculated by the trustee on such monthly calculation date, the trustee will transfer thereto an amount equal to the deficiency from moneys available therefor in the following funds and accounts in the following order of priority (to the extent not required for credit to the administration fund, the debt service fund or the acquisition fund): the collection fund and the surplus fund.

     The balance in the reserve fund will be used and applied solely for the payment when due of principal of and interest on the notes and any other obligations payable from the debt service fund (see “Debt Service Fund” above), and will be so used and applied by transfer by the trustee to the debt service fund at any time and to the extent that the balance in such fund and the balances available for deposit to the credit thereof from the collection fund and the surplus fund are insufficient to meet the requirements specified in the indenture for deposit to such fund at such time (provided, however, that such amounts shall be applied in the following order of priority:

     (a) to the payment of interest on the senior notes and the payment of other senior obligations payable from the interest account,

     (b) to the payment of principal and the purchase price of the senior notes and the payment of other senior obligations payable from the principal account,

     (c) to the payment of interest on the subordinate notes and the payment of other subordinate obligations payable from the interest account,

     (d) to the payment of principal and the purchase price of the subordinate notes and the payment of other subordinate obligations payable from the principal account,

     (e) to the payment of interest on the junior subordinate notes and the payment of other junior subordinate obligations payable from the interest account, and

     (f) to the payment of principal and the purchase price of the junior subordinate notes and the payment of other junior subordinate obligations payable from the principal account). If on any monthly calculation date the balance in the reserve fund exceeds the reserve fund requirement, such excess will, upon order of an authorized officer of the trust, be transferred to the collection fund.

     Pending transfers from the reserve fund, the moneys therein will be invested in investment securities as described under “—Investments” below and any income from such investments will be deposited in the collection fund.

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Surplus Fund

     On each monthly calculation date, the trustee will deposit to the surplus fund balances in the collection fund not required for deposit to any other fund or account.

     At any time there is a deficiency in any of the other funds or accounts, balances in the surplus fund shall be transferred to such funds or accounts to remedy such deficiency in the same order of priority as for the application of moneys in the collection fund (see “—Collection Fund”).

     Amounts in the surplus fund may be applied to any one or more of the following purposes at any time as determined by the trust:

     (1) transfer to the retirement account for the redemption or purchase of, or distribution of principal with respect to, notes;

     (2) the acquisition of eligible loans, or transfer to the acquisition fund for such purpose; or

     (3) so long as no event of default has occurred, paid to the trust on a quarterly basis in an amount equal to the taxes which would be theoretically incurred by the trust during the preceding calendar quarter;

     provided, however, no amounts in the surplus fund shall be paid out for taxes on amounts released by the trustee to the trust from the surplus fund.

     Any amounts in the surplus fund shall also be released upon direction of the trust free and clear of the lien of the indenture if, after taking into account any such release and excluding, for these purposes only, from the calculation of the aggregate value of the trust estate, any financed student loans which are not eligible loans,

     (i) the senior asset percentage will not be less than 107% plus any other amounts as required by any supplemental indenture, and the subordinate asset percentage will not be less than 101.5% plus any other amounts as required by any supplemental indenture and

     (ii) the aggregate value of assets held under the indenture, less the principal amount of all notes outstanding will exceed $3,000,000 after release or payment;

or in all cases such lesser percentages or amounts as may be permitted with a rating agency confirmation.

     Amounts in the surplus fund may also be released free and clear of the lien of the indenture to make indemnity payments required pursuant to the terms of any servicing agreement, any custodian agreement, any guarantee agreement, any note purchase agreement, any auction agency agreement, any eligible lender trustee agreement and the administrative agreement.

     Pending transfers from the surplus fund, the moneys therein will be invested in investment securities as described under “—Investments” below, and any earnings on or income from such investments will be deposited in the collection fund.

Notes And Other Obligations

     The notes of each series will be issued pursuant to the terms of the indenture, as supplemented by a supplemental indenture relating to that series. The following summary does not purport to be complete

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and is qualified in its entirety by reference to the provisions of the notes, the indenture and the applicable supplemental indenture, which provisions are incorporated by reference herein.

General Terms of Notes

     Each series of notes will be created by and issued pursuant to a supplemental indenture, which will designate the notes of that series as senior notes, subordinate notes or junior subordinate notes.

     The stated maturity dates, mandatory sinking fund payment dates (if any), redemption or principal distribution provisions, interest rates, classes (if any) and other terms of each series of notes will be established in the related supplemental indenture.

     The notes, including the principal thereof, premium, if any, and interest thereon and any carry-over amounts (and accrued interest thereon) with respect thereto, and other indenture obligations are limited obligations of the trust, payable solely from the revenues and assets of the trust pledged therefor under the indenture.

     Classes of notes will have a stated principal or notional amount and will bear interest at a specified rate or may be entitled to principal distributions with disproportionately low, nominal or no interest distributions; interest distributions with disproportionately low, nominal or no principal distributions; distributions based on a combination of components or distributions limited to collections from a designated portion of assets in the trust fund.

Fixed Rate Notes

     Fixed rate notes will have a stated maturity set forth in the applicable prospectus supplement. Fixed rate notes will bear interest from the date and at the rate per annum specified in the applicable prospectus supplement. The dates on which the holders of fixed rate notes will receive payments of principal and interest will be specified in the applicable prospectus supplement.

Auction Rate Notes

     The auction rate notes will have a stated maturity set forth in the applicable prospectus supplement and will bear interest at the rate per annum specified in the prospectus supplement through the first auction date. The interest period for auction rate notes will initially consist of a number of days set forth in the applicable prospectus supplement. The interest rate for the auction rate notes will be reset on interest rate adjustment dates specified in the applicable prospectus supplement at the interest rate determined pursuant to the auction procedures described in the applicable prospectus supplement.

     If the auction rate for a series of auction rate notes is greater than a maximum rate calculated as described in the related prospectus supplement, then the interest rate applicable to those auction rate notes will be the maximum rate. If the interest rate for a series of auction rate notes exceeds the maximum rate, the excess over the maximum rate will be carried over for that series of auction rate notes. The maximum rate will, however, be capped at a fixed rate described in the related prospectus supplement. There will be no carry-over of interest if the auction rate for a series of auction rate notes exceeds this cap. The carry-over amount will bear interest calculated at the one-month LIBOR rate or as otherwise specified in the related prospectus supplement, until paid.

     The carry-over amount, and interest accrued thereon, for a series of auction rate notes will be paid by the trustee on the date of defeasance of the auction rate notes or an interest payment date if there are sufficient funds to pay all interest due on the notes on that interest payment date, and in the case of

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subordinate notes, payment of the interest carry-over on more senior notes. Any carry-over amount, and any interest accrued on the carry-over amount, due on any auction rate note which is to be redeemed will be paid to the holder on the redemption date to the extent that funds are available. Any carry-over amount, and any interest accrued on that carry-over amount, which is not yet due and payable on a date on which an auction rate note is to be redeemed will be canceled and will not be paid.

LIBOR Rate Notes

     The LIBOR rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the LIBOR rate notes will be paid in arrears on each payment date. The payment date for the LIBOR rate notes will be the business day specified in the prospectus supplement following the end of the interest period for the notes specified in the prospectus supplement. The amount of interest payable to holders of LIBOR rate notes for any interest period will be calculated on the basis of a 360-day year for the number of days actually elapsed. The interest rate will be the LIBOR rate for the interest period for the notes plus the margin specified in the related prospectus supplement. Principal on the LIBOR rate notes will be payable as specified in the applicable prospectus supplement.

     The interest rate payable on the LIBOR rate notes may be subject to limitations described in the related prospectus supplement.

     If so provided in the related prospectus supplement, the trust may enter into a LIBOR note derivative product agreement. Under the terms of the agreement, the counterparty will pay to the trust the excess, if any, of the LIBOR rate for the notes over the adjusted student loan rate as provided by the terms of the agreement. The trustee will use those funds to make interest payments on the notes at the LIBOR rate. If these payments are made by the counterparty, the counterparty will become entitled to reimbursement in the order and in the manner specified in the prospectus supplement.

Treasury Rate Notes

     The treasury rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the treasury rate notes will be paid in arrears on each interest payment date. An interest payment date for the treasury rate notes will be the business day specified in the applicable prospectus supplement following the end of the interest period for the notes specified in the prospectus supplement. Principal will be payable on the treasury rate notes as specified in the applicable prospectus supplement.

     The amount of interest payable on the treasury rate notes will generally be adjusted weekly on the calendar day following each auction of 91-day Treasury Bills which are direct obligations of the United States with a maturity of 13 weeks. The rate will be calculated to be the sum of the bond equivalent yield for auctions of 91-day Treasury Bills on a rate determination date for an interest period, plus a spread described in the related prospectus supplement. Interest on the treasury rate notes will be computed for the actual number of days elapsed on the basis of a year consisting of 365 or 366 days, as applicable.

     If so provided in the related prospectus supplement, the interest rate payable on the treasury rate notes for any interest period may be subject to a limitation based on an “adjusted student loan rate.” The adjusted student loan rate is the percentage equivalent of a fraction:

•	The numerator of which is equal to the sum of the expected interest collections on the trust’s student loans and reciprocal payments that the trust receives on a derivative product, if any, less the sum of the servicing fee, the administration fee, and reciprocal

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payments the trust makes on any derivative product, if any, with respect to an interest period; and

•	The denominator of which is the aggregate principal amount of the notes as of the last day of the interest period.

Commercial Paper Rate Notes

     The commercial paper rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the commercial paper rate notes will be paid in arrears on each interest payment date. An interest payment date for the commercial paper rate notes will be the business day specified in the applicable prospectus supplement following the end of the interest period for the notes specified in the prospectus supplement. Principal will be payable on the commercial paper rate notes as specified in the applicable prospectus supplement.

     The amount of interest payable on the commercial paper rate notes will be adjusted as specified in the applicable prospectus supplement. The interest rate will be the commercial paper rate plus a spread, in each case as specified in the related prospectus supplement. The interest rate payable on the commercial paper rate notes for any interest period may be subject to limitations as specified in a prospectus supplement.

Accrual Notes

     Accrual notes will be entitled to payments of accrued interest commencing only on the interest payment date, or under the circumstances specified in the related prospectus supplement. Prior to the time interest is payable on any series of accrual notes, the amount of accrued interest will be added to the note principal balance thereof on each interest payment date. The principal balance of the accrual notes will begin to be paid from available funds received with respect to the student loans after the date that accrued interest is no longer being added to the principal balance of the notes. Accrued interest for each interest payment date will be equal to interest at the applicable interest rate accrued for a specified period (generally the period between interest payment dates) on the outstanding note principal balance thereof immediately prior to such interest payment date.

Original Issue Discount Notes

     Original issue discount notes will have a stated maturity set forth in the applicable prospectus supplement. The notes will be issued at a discount from the principal amount payable at maturity. The notes may have a “zero coupon” and currently pay no interest, or may pay interest at a rate that is below market rates at the time of issuance. For original issue discount notes, all or some portion of the interest due will accrue during the life of the note and be paid only at maturity or upon earlier redemption. Upon redemption, or optional purchase, the amount payable on an original issue discount note will be determined as described in the related prospectus supplement. Each holder of an original issue discount note will be required to include in current income a ratable portion of the original issue discount, even though the holder may not receive any payment of interest during the period. See “Federal Income Tax Consequences—Taxation of Interest Income of Holders.”

Outstanding Principal Balance of the Notes

     If the prospectus supplement for a series of notes provides for payments of principal prior to maturity, the remaining outstanding balance of the notes, after giving effect to distributions of principal, will be determined through use of a note pool factor. The pool factor for each series of notes will be a

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seven-digit decimal computed by the issuer administrator before each payment date. Each pool factor will initially be 1.0000000. Thereafter, it will decline to reflect reductions in the outstanding balance of the notes. Your portion of the aggregate outstanding balance of a series of notes will be the product of:

•	the original denomination of your note; and

•	the applicable pool factor.

     Noteholders will receive reports concerning various matters, including the payments the trust has received on its student loans, the pool balance, the applicable pool factor and various other items of information.

Denominations and Payments of the Notes

     The notes of a series will be issued in the denominations specified in the related prospectus supplement.

     The principal of and premium, if any, on the notes due at maturity (whether at the stated maturity date, by redemption, acceleration or otherwise) together with interest payable on the notes on that date, if not a regularly scheduled interest payment date, will be payable at the principal office of the trustee, as paying agent, upon presentation and surrender of the notes.

     Interest on each series of notes, and payments of principal prior to maturity, will be payable on the regularly scheduled payment date with respect to that series, by check mailed to the person who is the holder of the note on the regular record date for that payment date, or, in the case of any note held by a holder of notes of that series in the aggregate principal amount of $1,000,000 or more (or, if less than $1,000,000 in principal amount of the notes of that series is outstanding, the holder of all outstanding notes of that series), at the direction of that holder received by the paying agent by 5:00 p.m. on the last business day preceding the applicable regular record date, by electronic transfer by the paying agent in immediately available funds to an account designated by that holder.

     The “regular record date” with respect to any regularly scheduled payment date for a series of notes generally means the last business day preceding that payment date.

     Any interest not so timely paid or duly provided for (referred in this prospectus as “defaulted interest”) will cease to be payable to the person who is the holder of the related notes at the close of business on the regular record date and will be payable to the person who is the holder of that note at the close of business on a special record date established by the trustee (a “special record date”) for the payment of any such defaulted interest. This special record date will be fixed by the trustee whenever funds become available for payment of the defaulted interest, and notice of the special record date will be given to the holders of the notes of the applicable series not less than 10 days prior to the special record date by first-class mail to each such holder as shown on the note register on a date selected by the trustee, stating the date of the special record date and the date fixed for the payment of the defaulted interest.

     All payments on the notes will be made in United States dollars.

Issuance of Additional Notes

     Additional notes may be issued under the indenture for the purposes of

     (a) providing funds for the acquisition of eligible loans,

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     (b) refunding at or before their stated maturity any or all outstanding notes,

     (c) paying servicing fees, administration fees, note fees, costs of issuance and capitalized interest on the notes,

     (d) making deposits to the reserve fund, and

     (e) such other purposes relating to the trust’s loan programs as may be provided in a supplemental indenture.

     At any time, one or more series of additional notes may be issued upon compliance with certain conditions specified in the indenture (including the requirement that each rating agency shall have confirmed that no outstanding ratings on any of the outstanding notes will be reduced or withdrawn as a result of such issuance) and any additional conditions specified in a supplemental indenture.

Comparative Security of Noteholders And Other Beneficiaries

     The senior notes will be equally and ratably secured under the indenture with any other senior obligations. The senior obligations will have payment and certain other priorities over the subordinate notes, the other subordinate obligations, the junior subordinate notes and the other junior subordinate obligations. The subordinate notes will be equally and ratably secured under the indenture with any other subordinate obligations and will have payment and certain other priorities over the junior subordinate notes and the other junior subordinate obligations. See “Source of Payment and Security for the Notes—Priorities.”

     The trust may at any time issue a series of notes, as either senior notes, subordinate notes or junior subordinate notes. In connection with any such senior notes, subordinate notes or junior subordinate notes, the trust may enter into a swap agreement or credit enhancement facility as it deems in its best interest, and the swap counterparty or the credit enhancement provider may become a senior beneficiary, a subordinate beneficiary or a junior subordinate beneficiary, as herein described. See “Source of Payment and Security for the Notes—Additional Indenture Obligations.”

Call for Redemption or Purchase of Notes; Senior Asset Requirement

     No redemption (other than mandatory sinking fund redemption) of, or principal distribution with respect to, subordinate notes will be permitted under the indenture unless, prior to the trustee giving notice of such redemption or allocating revenues to such distribution, the trust furnishes the trustee a certificate to the effect that, after giving effect to such redemption or distribution, the senior asset requirement will be met.

     In general, compliance with the foregoing condition is determined as of the date of selection of notes which are to be redeemed or with respect to which principal is to be distributed, and any failure to satisfy such conditions as of the payment date will not affect such determination; provided that, if notes have been defeased and are to be prepaid, compliance with such conditions will be determined on the date of defeasance instead of as of the date of selection. See “—Discharge of Notes and Indenture” below.

     Any election to redeem or distribute principal with respect to notes may also be conditioned upon such additional requirements as may be set forth in the supplemental indenture authorizing the issuance of such notes.

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Credit Enhancement Facilities And Swap Agreements

     The trust may from time to time, pursuant to a supplemental indenture, enter into any credit enhancement facilities or swap agreements with respect to any notes of any series. No supplemental indenture will authorize the trust to enter into a swap agreement or obtain a credit enhancement facility unless the trustee shall have received a rating agency confirmation.

     Any supplemental indenture authorizing the execution by the trust of a swap agreement or credit enhancement facility may include provisions with respect to the application and use of all amounts to be paid thereunder. No amounts paid under any such credit enhancement facility will be part of the trust estate except to the extent, if any, specifically provided in such supplemental indenture and no beneficiary will have any rights with respect to any such amounts so paid except as may be specifically provided in such supplemental indenture.

Execution, Authentication and Delivery

     The notes shall be executed on behalf of the trust by the Delaware trustee, which signature may be facsimiles.

     Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the trust shall bind the trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such notes or did not hold such offices at the date of such notes.

     At any time and from time to time after the execution and delivery of the indenture, the trust may deliver notes executed by the trust to the trustee or an authenticating agent for authentication; and upon direction of the trust, the trustee or the authenticating agent,as the case may be, shall authenticate and deliver such notes as in the indenture provided and not otherwise.

     No note shall be entitled to any benefit under the indenture or be valid or obligatory for any purpose, unless there appears on such note a certificate of authentication substantially in the form provided for in the supplemental indenture authorizing the issuance thereof executed by the trustee or the authenticating agent by manual signature of one of its authorized officers, and such certificate upon any note shall be conclusive evidence, and the only evidence, that such note has been duly authenticated and delivered.

Pledge; Encumbrances

     The notes and all other obligations are limited obligations of the trust specifically secured by the pledge of the proceeds of the sale of notes (until expended for the purpose for which the notes were issued), the financed student loans and the revenues, moneys and securities in the various funds, in the manner and subject to the prior applications provided in the indenture. Financed student loans purchased with the proceeds of the trust’s bonds, notes or other evidences of indebtedness or sold to or exchanged with another party in accordance with the provisions of the indenture, will, contemporaneously with receipt by the trustee of the purchase price thereof, no longer be pledged to nor serve as security for the payment of the principal of, premium, if any, or interest on, or any carry-over amounts (or accrued interest thereon) with respect to the notes or any other obligations.

     The trust agrees that it will not create, or permit the creation of, any pledge, lien, charge or encumbrance upon the financed student loans or the revenues and other assets pledged under the indenture, except only as to a lien subordinate to the lien of the indenture created by any other indenture

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authorizing the issuance of bonds, notes or other evidences of indebtedness of the trust, the proceeds of which have been or will be used to refund or otherwise retire all or a portion of the outstanding notes or as otherwise provided in or permitted by the indenture. The trust agrees that it will not issue any bonds or other evidences of indebtedness, other than the notes as permitted by the indenture and other than swap agreements and credit enhancement facilities relating to notes as permitted by the indenture, secured by a pledge of the revenues and other assets pledged under the indenture, creating a lien or charge equal or superior to the lien of the indenture. Nothing in the indenture is intended to prevent the trust from issuing obligations secured by revenues and assets of the trust other than the revenues and other assets pledged in the indenture.

Covenants

     Certain covenants with the holders of the notes and other beneficiaries contained in the indenture are summarized as follows:

     Enforcement and Amendment of Guarantee Agreements. So long as any notes or other obligations are outstanding and financed eligible loans are guaranteed by a guarantee agency, the trust agrees that it will

     (1) from and after the date on which the eligible lender trustee on its behalf shall have entered into, or succeeded to the rights and interests of the Lender under, any guarantee agreement covering financed eligible loans cause the eligible lender trustee to maintain the same and diligently enforce the eligible lender trustee’s rights thereunder,

     (2) cause the eligible lender trustee to enter into such other similar or supplemental agreements as shall be required to maintain benefits for all financed eligible loans covered thereby, and

     (3) not voluntarily consent to or permit any rescission of or consent to any amendment to or otherwise take any action under or in connection with the same which in any manner will materially adversely affect the rights of the noteholders or other beneficiaries under the indenture.

     Notwithstanding the foregoing, the trust may amend any guarantee agreement or may cause the eligible lender trustee to amend any guarantee agreement in any respect if it receives rating agency confirmation with respect to such amendment.

     Acquisition, Collection and Assignment Of Student Loans. The trust agrees that it will, except as otherwise provided with regard to the surplus fund (see “—Funds and Accounts—Surplus Fund” above), purchase only eligible loans with moneys in any of the trust funds and (subject to any adjustments referred to in the following paragraph) will diligently cause to be collected all principal and interest payments on all the financed student loans and other sums to which the trust is entitled with respect to such financed Student loan, and all special allowance payments and all defaulted payments guaranteed by any guarantee agency which relate to such financed student loans.

     Enforcement of Financed Student Loans. The trust agrees that it will cause to be diligently enforced, all terms, covenants and conditions of all financed student loans and agreements in connection therewith, including the prompt payment of all principal and interest payments (as such payments may be adjusted to take into account

     (1) any discount the trust may cause to be made available to borrowers who make payments on financed student loans through automatic withdrawals, and

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     (2) any reduction in the interest payable on financed student loans provided for in any borrower incentive or other special program under which such loans were originated) and all other amounts due the trust thereunder.

     The trust further agrees that it will not permit the release of the obligations of any borrower under any financed student loan and will at all times, to the extent permitted by law, cause to be defended, enforced, preserved and protected the rights and privileges of the trust, the eligible lender trustee, the trustee and the beneficiaries under or with respect to each financed student loan and agreement in connection therewith. The trust will not consent or agree to or permit any amendment or modification of any financed student loan or agreement in connection therewith which will in any manner materially adversely affect the rights or security of the beneficiaries. Nothing in the provisions of the indenture described in this paragraph, however, shall be construed to prevent the trust from

     (a) settling a default or curing a delinquency on any financed student loan on such terms as shall be permitted by law,

     (b) amending the terms of a financed student loan to provide for a different rate of interest thereon to the extent permitted by law, or

     (c) if the trustee shall have received a rating agency confirmation with respect to such action, otherwise amending the terms of any financed student loan or agreement in connection therewith.

     Administration and Collection of Financed Student Loans. The trust agrees to service and collect, or enter into one or more servicing agreements pursuant to which servicers agree to service or collect all student loans in accordance with all requirements of the Higher Education Act, the Secretary of Education, the indenture and each guarantee agreement, provided that each such servicer shall

     (a) be in compliance with the laws of each state necessary to enable it to perform its obligations under the related servicing agreement and

     (b) either have a net worth of at least $5,000,000 or be an affiliate of the trust.

     The trust may enter into the administration agreement with the issuer administrator and into other administration agreements with other administrators, provided that the issuer administrator and each such other administrator shall

     (a) be in compliance with the laws of each state necessary to enable it to perform its obligations under the administration agreement or related administration agreement (as applicable), and

     (b) either have a net worth of at least $5,000,000 or be an affiliate of the trust.

     The trust agrees to cause to be diligently enforced all terms, covenants and conditions of all servicing agreements, the administration agreement, the eligible lender trust agreement, the student loan repurchase agreement, the student loan purchase agreements, and all other administration agreements, including the prompt payment of all principal and interest payments and all other amounts due the trust or the trustee thereunder, including, in the case of the servicing agreements, all special allowance payments and all defaulted payments guaranteed by any guarantee agency which relate to any financed student loans. The trust shall not permit the release of the obligations of any servicer under any servicing agreement, the eligible lender trustee under the eligible lender trust agreement, Goal Financial under the student loan repurchase agreement, any parties to the student loan purchase agreements, or the issuer administrator or any other administrator under the administration agreement or the related administration

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agreement, as applicable, except in accordance with the terms thereof, and shall at all times, to the extent permitted by law, cause to be defended, enforced, preserved and protected the rights and privileges of the trust, the trustee and the beneficiaries under or with respect to each servicing agreement, the administration agreement and each other administration agreement. The trust agrees not to consent or agree to or permit any amendment or modification of any servicing agreement, the eligible lender trust agreement, the student loan repurchase agreement, any student loan purchase agreement, administration agreement or any other administration agreement which will in any manner materially adversely affect the rights or security of the beneficiaries unless, in the case of the administration agreement or any other administration agreement, the requisite amount of beneficiaries vote in favor of such amendment or modification in accordance with the terms thereof. Notwithstanding the foregoing, the trust or the eligible lender trustee may amend any servicing agreement, the administration agreement or any other administration agreement in any respect if it shall receive a rating agency confirmation with respect to such amendment.

     Continuing Existence; Merger and Consolidation. The trust agrees to maintain its existence as a Delaware statutory trust and not to dispose of all or substantially all of its assets (by sale, lease or otherwise), except as otherwise specifically authorized in the indenture, or consolidate with or merge into another entity or permit any other entity to consolidate with or merge into it unless either the trust is the surviving entity or each of the following conditions is satisfied:

•	the surviving, resulting or transferee entity, as the case may be, shall be a corporation, limited liability company or other legal entity organized under the laws of the United States or one of the states thereof;

•	at least 30 days before any merger, consolidation or transfer of assets becomes effective, the trust shall give the trustee written notice of the proposed transaction;

•	immediately after giving effect to any merger, consolidation or transfer of assets, no event of default shall have occurred and be continuing;

•	a rating agency confirmation shall have been obtained with respect to such merger, consolidation or transfer of assets; and

•	prior to or concurrently with any merger, consolidation or transfer of assets, (a) any action as is necessary to maintain the lien and security interest created in favor of the trustee by the indenture shall have been taken, (b) the surviving, resulting or transferee entity, as the case may be, shall deliver to the trustee an instrument assuming all of the obligations of the trust under the indenture and related agreements, together with any necessary consents, and (c) the trust shall have delivered to the trustee and each rating agency a certificate and an opinion of counsel (which shall describe the actions taken as required by clause (a) of this paragraph or that no such action need be taken) each stating that all conditions precedent to such merger, consolidation or transfer of assets have been complied with.

     Compliance Certificates and Opinions. Except as otherwise specifically provided in the indenture, upon any application request by the trust to the trustee to take any action under any provision of the indenture, the trust shall furnish to the trustee a certificate stating that all conditions precedent, if any, provided for in the indenture relating to the proposed action have been complied with.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in the indenture shall include:

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     (a) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions therein relating thereto;

     (b) a brief statement as to the nature and scope of the examinaton or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

     Investments

     Moneys from time to time on deposit in the trust funds and accounts may be invested in one or more of the following investment securities:

•	direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, FHA debentures, Freddie Mac senior debt obligations, Federal Home Loan Bank consolidated senior debt obligations, and Fannie Mae senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

•	federal funds, certificates of deposit, time deposits and banker’s acceptances (having original maturities of not more than 365 days) of any bank or trust company incorporated under the laws of the United States or any state thereof, provided that the short-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated “A-1+” or better by S&P and “P-1” or better by Moody’s;

•	deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of at least $3,000,000 which deposits are held only up to the limits insured by the Bank Insurance Fund or Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation, provided that the unsecured long-term debt obligations of such bank or savings and loan association have been rated “BBB” or better by S&P and “Baa3” or better by Moody’s;

•	commercial paper (having original maturities of not more than 365 days) rated “A-1+” or better by S&P and “P-1” or better by Moody’s;

•	debt obligations rated “AAA” by S&P and “Aaa” by Moody’s (other than any such obligations that do not have a fixed par value and/or whose terms do not promise a fixed dollar amount at maturity or call date);

•	investments in money market funds (including those funds managed or advised by the trustee or an affiliate thereof) rated “AAAm” by S&P and “Aaa” by Moody’s;

•	guaranteed investment contracts or surety bonds for which a rating agency confirmation has been obtained and providing for the investment of funds in an account or insuring a

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minimum rate of return on investments of such funds, which contract or surety bond shall:

•	be an obligation of an insurance company or other corporation whose debt obligations or insurance financial strength or claims paying ability are rated “AAA” by S&P and “Aaa” by Moody’s;

•	provide that the trustee may exercise all of the rights of the trust under such contract or surety bond without the necessity of the taking of any action by the trust;

•	a repurchase agreement between the trustee and a dealer bank or securities firm described below:

•	primary dealers on the Federal Reserve reporting dealer list which are rated “A” or better by S&P and “Aa3” or better by Moody’s, or

•	banks rated “A” or above by S&P and “Aa3” or above by Moody’s; and

•	any other investment for which a rating agency confirmation has been obtained.

Events of Default

     If any of the following events occur, it is an “event of default” under the indenture:

•	default in the due and punctual payment of any interest on any senior note; or

•	default in the due and punctual payment of the principal of, or premium, if any, on any senior note, whether at the stated maturity thereof, at the date fixed for redemption thereof (including, but not limited to, mandatory sinking fund payment dates) or otherwise upon the maturity thereof; or

•	default by the trust in its obligation to purchase any senior note on a tender date therefor; or

•	default in the due and punctual payment of any amount owed by the trust to any other senior beneficiary under a senior swap agreement or senior credit enhancement facility; or

•	if no senior obligations are outstanding, default in the due and punctual payment of any interest on any subordinate note; or

•	if no senior obligations are outstanding, default in the due and punctual payment of the principal of, or premium, if any, on, any subordinate note, whether at the stated maturity thereof, at the date fixed for redemption thereof (including but not limited to, mandatory sinking fund payment dates) or otherwise upon the maturity thereof, or

•	if no senior obligations are outstanding, default by the trust in its obligation to purchase any subordinate note on a tender date therefor; or

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•	if no senior obligations are outstanding, default in the due and punctual payment of any amount owed by the trust to any other subordinate beneficiary under a subordinate swap agreement or a subordinate credit enhancement facility; or

•	if no senior obligations and no subordinate obligations are outstanding, default in the due and punctual payment of any interest on any junior subordinate note; or

•	if no senior obligations and no subordinate obligations are outstanding, default in the due and punctual payment of the principal of, or premium, if any, on, any junior subordinate note, whether at the stated maturity thereof, at the date fixed for prepayment thereof (including, but not limited to, mandatory sinking fund payment dates) or otherwise upon the maturity thereof; or

•	if no senior obligations and no subordinate obligations are outstanding, default by the trust in its obligation to purchase any junior subordinate note on a tender date therefor; or

•	if no senior obligations and no subordinate obligations are outstanding, default in the due and punctual payment of any amount owed by the trust to any other junior subordinate beneficiary under a junior subordinate swap agreement or junior subordinate credit enhancement facility; or

•	default in the performance of any of the trust’s obligations with respect to the transmittal of moneys to be credited to the collection fund, the acquisition fund or the debt service fund under the provisions of the indenture and such default shall have continued for a period of 30 days; or

•	default in the performance or observance of any other of the covenants, agreements or conditions on the part of the trust contained in the indenture or in the notes, and such default shall have continued for a period of 30 days after written notice thereof, specifying such default, shall have been given to the trust by the trustee (which may give such notice in its discretion and will give such notice at the written request of the acting beneficiaries upon default); provided that, if the default is such that it can be corrected, but not within such 30 days, it will not constitute an event of default if corrective action is instituted by the trust within such 30 days and is diligently pursued until the default is corrected; or

•	certain events of bankruptcy or insolvency of the trust.

Remedies

     Whenever any event of default shall have occurred and be continuing, the trustee may (and, upon the written request of the acting beneficiaries upon default, the trustee shall), by notice in writing delivered to the trust, declare the principal of and interest accrued on all notes then outstanding due and payable and such principal and interest shall become immediately due and payable.

     At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the acting beneficiaries upon default, by written notice to the trust and the trustee, may rescind and annul such declaration and its consequences if:

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     (1) There has been paid to or deposited with the trustee by or for the account of the trust, or provision satisfactory to the trustee has been made for the payment of, a sum sufficient to pay:

          (A) if senior obligations are outstanding:

          (i) all overdue installments of interest on all senior notes;

          (ii) the principal of (and premium, if any, on) any senior notes which have become due other than by such declaration of acceleration, together with interest thereon at the rate or rates borne by such senior notes;

          (iii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on the senior notes at the rate or rates borne by such senior notes;

          (iv) all other senior obligations which have become due other than as a direct result of such declaration of acceleration;

          (v) all other sums required to be paid to satisfy the trust’s obligations with respect to the transmittal of moneys to be credited to the collection fund, the acquisition fund and the interest account under the provisions of the indenture; and

          (vi) all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and any paying agents, remarketing agents, tender agents, auction agents, market agents and broker-dealers; or

          (B) if no senior obligations are outstanding, but subordinate obligations are outstanding:

          (i) all overdue installments of interest on all subordinate notes;

          (ii) the principal of (and premium, if any, on) any subordinate notes which have become due other than by such declaration of acceleration, together with interest thereon at the rate or rates borne by such subordinate notes;

          (iii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on the subordinate notes at the rate or rates borne by such subordinate notes;

          (iv) all other subordinate obligations which have become due other than as a direct result of such declaration of acceleration;

          (v) all other sums required to be paid to satisfy the trust’s obligations with respect to the transmittal of moneys to be credited to the collection fund, the acquisition fund and the interest account under the provisions of the indenture; and

          (vi) all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and any paying agents, remarketing agents, tender agents, auction agents and broker-dealers; or

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   (C) if no senior obligations and no subordinate obligations are outstanding but junior subordinate notes are outstanding:

     (i) all overdue installments of interest on all junior subordinate notes;

     (ii) the principal of (and premium, if any, on) any junior subordinate notes which have become due other than by such declaration of acceleration, together with interest thereon at the rate or rates borne by such junior subordinate notes;

     (iii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on the junior subordinate notes at the rate or rates borne by such junior subordinate notes;

     (iv) all other junior subordinate obligations which have become due other than as a direct result of such declaration or acceleration;

     (v) all other sums required to be paid to satisfy the trust’s obligations with respect to the transmittal of moneys to be credited to the collection fund, the acquisition fund and the interest account under the provisions of the indenture; and

     (vi) all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and any paying agents, remarketing agents, tender agents, auction agents, market agents and broker-dealers; and

     (2) All events of default, other than the nonpayment of the principal of and interest on notes or other obligations which have become due solely by, or as a direct result of, such declaration of acceleration, have been cured or waived as provided in the indenture.

     If an event of default has occurred and is continuing, the trustee may, subject to applicable law, pursue any available remedy by suit at law or in equity to enforce the covenants of the trust in the indenture and may pursue such appropriate judicial proceedings as the trustee shall deem most effective to protect and enforce, or aid in the protection and enforcement of, the covenants and agreements in the indenture. The trustee is also authorized to file proofs of claims in any equity, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceedings.

     If an event of default has occurred and is continuing, and if it shall have been requested so to do by the acting beneficiaries upon default and shall have been indemnified as provided in the indenture, the trustee is obliged to exercise such one or more of the rights and powers conferred by the indenture as the trustee shall deem most expedient in the interests of the beneficiaries; provided, however, that the trustee has the right to decline to comply with any such request if the trustee shall be advised by counsel that the action so requested may not lawfully be taken or if the trustee receives, before exercising such right or power, contrary instructions from the acting beneficiaries upon default.

     The acting beneficiaries upon default have the right to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of the indenture; provided that

     (a) such direction shall not be otherwise than in accordance with the provisions of law and of the indenture;

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     (b) the trustee shall not determine that the action so directed would be unjustly prejudicial to the holders of notes or other beneficiaries not taking part in such direction, other than by effect of the subordination of any of their interests thereunder; and

     (c) the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

     Except as may be permitted in a supplemental indenture with respect to an other beneficiary, no holder of any note or other beneficiary will have any right to institute any suit, action or proceeding in equity or at law for the enforcement of the indenture or for the execution of any trust under the indenture or for the appointment of a receiver or any other remedy under the indenture unless

     (1) an event of default shall have occurred and be continuing,

     (2) the acting beneficiaries upon default shall have made written request to the trustee,

     (3) such beneficiary or beneficiaries shall have offered to the trustee the indemnity required by the indenture,

     (4) the trustee shall have thereafter failed for a period of 60 days after the receipt of the request and indemnification or refused to exercise the powers granted in the indenture or to institute such action, suit or proceeding in its own name, and

     (5) no direction inconsistent with such written request shall have been given to the trustee during such sixty-day period by the holders of not less than a majority in aggregate principal amount of the notes then outstanding or by any other beneficiary.

     No one or more holders of the notes or any other beneficiary shall have any right in any manner whatsoever to affect, disturb or prejudice the lien of the indenture by his, her, its or their action or to enforce any right hereunder except in the manner described herein, and all proceedings at law or in equity shall be instituted, had and maintained in the manner herein described and for the benefit of the holders of all outstanding notes and other beneficiaries as their interests may appear. Notwithstanding the foregoing provisions of the indenture, the acting beneficiaries upon default may institute any such suit, action or proceeding in their own names for the benefit of the holders of all outstanding notes and other beneficiaries under the indenture.

     Unless the trustee has declared the principal of and interest on all outstanding notes immediately due and payable and has obtained a judgment or decree for payment of the money due, the trustee, will waive any event of default and its consequences upon written request of the acting beneficiaries upon default; except that the trustee is not permitted to waive

     (a) any event of default arising from the acceleration of the maturity of the notes, except upon the rescission and annulment of such declaration as described in the second paragraph under this caption “Remedies”;

     (b) any event of default in the payment when due of any amount owed to any beneficiary (including payment of principal of or interest on any note) except with the consent of such beneficiary or unless, prior to such waiver, the trust has paid or deposited with the trustee a sum sufficient to pay all amounts owed to such beneficiary (including, to the extent permitted by law, interest upon overdue installments of interest);

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     (c) any event of default arising from the failure of the trust to pay unpaid expenses of the trustee, its agents and counsel, and any authenticating agent, paying agents, note registrars, tender agents, remarketing agents, auction agents, market agents and broker-dealers as required by the indenture, unless, prior to such waiver, the trust has caused to be paid or deposited with the trustee sums required to satisfy such obligations of the trust under the provisions of the indenture; or

     (d) any default in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each note affected thereby.

     Notwithstanding any other provisions of the indenture, if an “event of default” (as defined therein) occurs under a swap agreement or a credit enhancement facility and, as a result, any other beneficiary that is a party thereto is entitled to exercise one or more remedies thereunder, such other beneficiary may exercise such remedies, including, without limitation, the termination of such agreement, as provided therein, in its own discretion; provided that the exercise of any such remedy does not adversely affect the legal ability of the trustee or acting beneficiaries upon default to exercise any remedy available under the indenture.

     The trustee shall give to all beneficiaries notice of all events of default, and of all events which, with the passage of time or the giving of notice, or both, would become an event of default, known to the trustee, within 90 days after the occurrence of such event of default or other event, unless such event of default or other event shall have been cured before the giving of such notice; provided that, except in the case of events of default in the payment of the principal of, premium, if any, or interest on any of the notes, the trustee shall be protected in withholding such notice if and so long as a trust committee of the trustee in good faith detemines that the withholding of such notice is in the interest of the beneficiaries.

Application of Proceeds

     All moneys received by the trustee pursuant to any remedy will, after payment of servicing fees and the cost and expenses of the proceedings resulting in the collection of such moneys and of the expenses, liabilities and advances incurred or made by the trustee with respect thereto, be applied as follows:

     (A) Unless the principal of all the outstanding notes shall have become or shall have been declared due and payable, all such moneys will be applied as follows:

•	FIRST, to the payment to the senior beneficiaries of all installments of principal and interest then due on the senior notes and all other senior obligations (except termination payments due under swap agreements as a result of swap counterparty default), and if the amount available will not be sufficient to pay all such amounts in full, then to the payment ratably, in proportion to the amounts due without regard to due date, to the holders of senior notes and to each other senior beneficiary, without any discrimination or preference, and the trustee will apply the amount so apportioned to the holders of senior notes first to the payment of interest and thereafter to the payment of principal;

•	SECOND (only if the senior asset percentage would be at least 100% upon the application of such amounts or if there are no senior notes outstanding), to the payment to the subordinate beneficiaries of all installments of principal and interest then due on the subordinate notes and all other subordinate obligations (except termination payments due under swap agreements as a result of swap counterparty default), and if the amount available will not be sufficient to pay all such amounts in full, then to the payment ratably, in proportion to the amounts due, without regard to due date, to the holders of

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subordinate notes and to each other subordinate beneficiary, without any discrimination or preference, and the trustee will apply the amount so apportioned to the holders of subordinate notes first to the payment of interest and thereafter to the payment of principal;

•	THIRD (only if the subordinate asset percentage would be at least 100% upon the application of such amounts or there are no senior notes or subordinate notes outstanding), to the payment to the junior subordinate beneficiaries of all installments of principal and interest then due on the junior subordinate notes and all other junior subordinate obligations (except termination payments due under swap agreements as a result of swap counterparty default), and if the amount available shall not be sufficient to pay all such amounts in full, then to the payment ratably, in proportion to the amounts due, without regard to due date, to the holders of junior subordinate notes and to each other junior subordinate beneficiary, without any discrimination or preference, and the trustee will apply the amount so apportioned to the holders of junior subordinate notes first to payment of interest and thereafter to the payment of principal;

•	FOURTH, to the payment of the holders of the senior notes of all carry-over amounts (together with interest thereon) then due and payable in the order in which such amounts became due and payable, and if the amount available shall not be sufficient to pay in full all such carry-over amounts (and interest thereon) which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the holders of senior notes entitled thereto, without any discrimination or preference;

•	FIFTH (only if the senior asset percentage would be at least 100% upon the application of such amounts or if there are no senior notes outstanding), to the payment to the holders of the subordinate notes of all carry-over amounts (together with interest thereon) then due and payable in the order in which such amounts became due and payable, and if the amount available shall not be sufficient to pay in full all such carry-over amounts (and interest thereon) which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the holders of subordinate notes entitled thereto, without any discrimination or preference;

•	SIXTH (only if the subordinate asset percentage would be at least 100% upon the application of such amounts or there are no senior notes or subordinate notes outstanding), to the payment to the holders of the junior subordinate notes of all carry-over amounts (together with interest thereon) then due and payable in the order in which such amounts became due and payable, and if the amount available shall not be sufficient to pay in full all such carry-over amounts (and interest thereon) which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the holders of junior subordinate notes entitled thereto, without any discrimination or preference;

•	SEVENTH, to the payment of termination payments then due and payable to swap counterparties under senior swap agreements as a result of swap counterparty default, in the order in which such termination payments became due and payable, and if the amount available shall not be sufficient to pay in full all such termination payments which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the senior swap counterparties entitled thereto, without any discrimination or preference;

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•	EIGHTH (only if the senior asset percentage would be at least 100% upon the application of such amounts or if there are no senior notes outstanding), to the payment of termination payments then due and payable to swap counterparties under subordinate swap agreements as a result of swap counterparty default, in the order in which such termination payments became due and payable, and if the amount available shall not be sufficient to pay in full all such termination payments which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the subordinate swap counterparties entitled thereto, without any discrimination or preference; and

•	NINTH (only if the subordinate asset percentage would be at least 100% upon the application of such amounts or if there are no senior notes or subordinate notes outstanding), to the payment of termination payments then due and payable to swap counterparties under junior subordinate swap agreements as a result of swap counterparty default, in the order in which such termination payments became due and payable, and if the amount available shall not be sufficient to pay in full all such termination payments which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the junior subordinate swap counterparties entitled thereto, without any discrimination or preference.

     (B) If the principal of all outstanding notes shall have become due or shall have been declared due and payable and such declaration has not been annulled and rescinded under the provisions of the indenture, all such moneys will be applied as follows:

•	FIRST, to the payment to the senior beneficiaries of all principal and interest then due on the senior notes and all other senior obligations (except termination payments due under swap agreements, as a result of a swap counterparty default), without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any senior beneficiary over any other senior beneficiary, ratably, according to the amounts due, to the persons entitled thereto without any discrimination or preference;

•	SECOND, to the payment to the subordinate beneficiaries of the principal and interest then due on the subordinate notes and all other subordinate obligations (except termination payments due under swap agreements, as a result of a swap counterparty default), without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any subordinate beneficiary over any other subordinate beneficiary, ratably, according to the amounts due, to the person entitled thereto without any discrimination or preference;

•	THIRD, to the payment to the junior subordinate beneficiaries of the principal and interest then due and unpaid upon the junior subordinate notes and all other junior subordinate obligations (except termination payments due under swap agreements as a result of swap counterparty default), without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any junior subordinate beneficiary over any other junior subordinate beneficiary, ratably, according to the amounts due, to the Persons entitled thereto without any discrimination or preference;

•	FOURTH, to the payment of the holders of the senior notes of all carry-over amounts (together with interest thereon) then due and unpaid, without any preference or priority of

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carry-over amounts over interest thereon or of interest thereon over carry-over amounts, ratably, according to the amounts due, to the holders of senior notes entitled thereto, without any discrimination or preference;

•	FIFTH, to the payment to the holders of the subordinate notes of all carry-over amounts (together with interest thereon) then due and unpaid, without any preference or priority of carry-over amounts over interest thereon or of interest thereon over carry-over amounts, ratably, according to the amounts due, to the holders of subordinate notes entitled thereto, without any discrimination or preference;

•	SIXTH, to the payment to the holders of the junior subordinate notes of all carry-over amounts (together with interest thereon) then due and unpaid, without any preference or priority of carry-over amounts over interest thereon or of interest thereon over carry-over amounts, ratably, according to the amounts due, to the holders of junior subordinate notes entitled thereto, without any discrimination or preference;

•	SEVENTH, to the payment of termination payments then due and unpaid to swap counterparties under senior swap agreements as a result of swap counterparty default, ratably, according to the amounts due on such date, to the senior swap counterparties entitled thereto, without any discrimination or preference;

•	EIGHTH, to the payment of termination payments then due and unpaid to swap counterparties under subordinate swap agreements as a result of swap counterparty default, ratably, according to the amounts due on such date, to the subordinate swap counterparties entitled thereto, without any discrimination or preference; and

•	NINTH, to the payment of termination payments then due and unpaid to swap counterparties under junior subordinate swap agreements as a result of swap counterparty default, ratably, according to the amounts due on such date, to the junior subordinate swap counterparties entitled thereto, without any discrimination or preference.

     (C) If the principal of all outstanding notes shall have been declared due and payable and if such declaration shall thereafter have been rescinded and annulled, then (subject to the provisions described in paragraph (B) above, if the principal of all the outstanding notes shall later become or be declared due and payable) the money held by the trustee under the indenture will be applied in accordance with the provisions described in paragraph (A) above.

Trustee

     Prior to the occurrence of an event of default which has not been cured, the trustee is required to perform such duties and only such duties as are specifically set forth in the indenture. Upon the occurrence and continuation of an event of default, the trustee is required to exercise the rights and powers vested in it by indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in his own affairs.

     Before taking any action under the indenture, the trustee may require that satisfactory indemnity be furnished to it for the reimbursement of all expenses to which it may be put and to protect it against all liability by reason of any action so taken, except liability which is adjudicated to have resulted from its negligence or willful misconduct.

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     The trustee may at any time resign upon 60 days’ notice to the trust and to the beneficiaries, such resignation to take effect upon the appointment of a successor trustee. The trustee may be removed at any time by the trust, and the trust agrees to remove the trustee at the request of the holders of a majority in principal amount of notes outstanding except during the existence of an event of default. No such removal will be effective until the appointment of a successor trustee.

Supplemental Indentures

     Supplemental Indentures Not Requiring Consent of Beneficiaries

     The trust and the trustee may, from time to time and at any time, without the consent of, or notice to, any of the holders or any other beneficiary, enter into an indenture or indentures supplemental to the indenture to, among other things:

•	cure any ambiguity or formal defect or omission in the indenture or in any supplemental indenture,

•	grant to the trustee for the benefit of the beneficiaries any additional rights, remedies, powers, authority or security,

•	describe or identify more precisely any part of the trust estate or subject additional revenues, properties or collateral to the lien and pledge of the indenture,

•	evidence the appointment of a separate trustee or a co-trustee or the succession of a new trustee under the indenture,

•	authorize the issuance of a series of notes, subject to the requirements of the indenture (see “Description of the Indenture—Notes and Other Obligations—Issuance of Additional Notes”),

•	modify, eliminate from or add to the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or any similar federal statute, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act of 1939,

•	modify, eliminate from or add to the indenture as shall be necessary to acquire eligible loans,

•	modify the indenture as required by any credit facility provider or swap counterparty, or otherwise necessary to give effect to any credit enhancement facility, swap agreement or swap counterparty guarantee at the time of issuance of a series of notes to which such agreement relates; provided that a rating agency confirmation is obtained with respect to such modifications; and provided further that no such modifications will be effective if the consent of any noteholders would be required therefor under the proviso described under “—Supplemental Indentures Requiring Consent of Noteholders” below and such consent has not been obtained or if the trustee determines that such modifications are to the prejudice of any other beneficiary,

•	create additional funds, accounts or sub-accounts under the indenture,

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•	to provide for an additional class of indenture obligations which is subordinate to each class of indenture obligations any of which are then outstanding, except to the extent specifically authorized or permitted by the supplemental indenture authorizing the issuance of such outstanding indenture obligations or to the extent consented to by each beneficiary who would be adversely affected thereby; provided that a rating agency confirmation is obtained with respect to such additional class of indenture obligations, or

•	make any other change in the indenture which is not materially adverse to holders of the notes.

       Supplemental Indentures Requiring Consent of Noteholders

     In addition to supplemental indentures described in the preceding paragraph, upon receipt of an instrument evidencing the consent to the below-mentioned supplemental indenture by:

     (1) if they are affected thereby, the holders of not less than two-thirds of the aggregate principal amount of the outstanding senior notes,

     (2) if they are affected thereby, the holders of not less than two-thirds of the aggregate principal amount of the outstanding subordinate notes,

     (3) if they are affected thereby, the holders of not less than two-thirds of the aggregate principal amount of the outstanding junior subordinate notes, and

     (4) each other person which must consent to such supplemental indenture as provided in any supplemental indenture,

the trustee will join with the trust in the execution of any supplemental indentures for the purpose of modifying, altering, amending, adding to or rescinding any of the terms or provisions contained in the indenture; provided, however, that no such supplemental indenture will permit without the consent of each beneficiary which would be affected thereby:

     (a) an extension of the maturity of the principal of or the interest on any note, whether at stated maturity, on a mandatory sinking fund payment date or otherwise,

     (b) a reduction in the principal amount, prepayment price or purchase price of any note or the rate of interest thereon,

     (c) a privilege or priority of any senior obligation over any other senior obligation,

     (d) a privilege or priority of any subordinate obligation over any other subordinate obligation,

     (e) a privilege of any senior notes over any subordinate notes or junior subordinate notes, other than as theretofore provided in the indenture,

     (f) a privilege of any subordinate notes over any junior subordinate notes other than as provided herein,

     (g) the surrendering of a privilege or a priority granted by the indenture if, in the judgment of the trustee, to the detriment of another beneficiary under the indenture,

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     (h) a reduction or an increase in the aggregate principal amount of the notes required for consent to such supplemental indenture,

     (i) the creation of any lien ranking prior to or on a parity with the lien of the indenture on the trust estate or any part thereof, except as expressly permitted in the indenture,

     (j) any beneficiary to be deprived of the lien created on the rights, title, interest, privileges, revenues, moneys and securities pledged under the indenture,

     (k) the modification of any of the provisions of the indenture described in this paragraph, or

     (l) the modification of any provision of a supplemental indenture which states that it may not be modified without the consent of the holders of notes issued pursuant thereto or any notes of the same class or any beneficiary that has provided a credit enhancement facility or swap agreement of such class.

     Rights of Trustee

     If, in the opinion of the trustee, any supplemental indenture adversely affects the rights, duties or immunities of the trustee under the indenture or otherwise, the trustee may, in its discretion, decline to execute such supplemental indenture, except to the extent that the execution of such supplemental indenture may be required by the indenture.

     Consent of Tender Agent

     So long as any tender agent agreement is in effect, no supplemental indenture which materially adversely affects the rights, duties or immunities of the tender agent will become effective unless and until delivery to the trustee of a written consent of the tender agent to such supplemental indenture.

Discharge of Notes and Indenture

     The obligations of the trust under the indenture, and the liens, pledges, charges, trusts, covenants and agreements of the trust therein made or provided for, will be fully discharged and satisfied as to any note and such note will no longer be deemed to be outstanding thereunder:

     (1) when such note shall have been canceled, or shall have been purchased by the trustee from moneys held by it under the indenture; or

     (2) as to any note not canceled or so purchased, when payment of the principal of and the applicable redemption premium, if any, on such note, plus interest on such principal to the due date thereof (whether by reason of stated maturity, upon prepayment or otherwise), either (a) shall have been made in accordance with the terms of the indenture, or (b) shall have been provided for by irrevocably depositing with the trustee in an escrow account exclusively for such payment, (i) moneys sufficient to make such payment or (ii) government obligations maturing as to principal and interest in such amount and at such times as will ensure the availability of sufficient moneys to make such payment and, if payment of all then outstanding notes is to be so provided for, the payment of all fees and expenses of the trustee and any other fiduciaries under the indenture.

Rights of Other Beneficiaries

     All rights of any other beneficiary under the indenture to consent to or direct certain remedies, waivers, actions and amendments thereunder will cease for so long as such other beneficiary is in default

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of any of its obligations or agreements under the swap agreement or the credit enhancement facility by reason of which such person is an other beneficiary.

Sale of Student Loans held in Trust Estate

     Student loans may be sold or otherwise disposed of by the trustee free from the lien of the indenture in connection with loan consolidation, serialization or transfer to a guarantee agency for payment. Student loans also may be sold by the trustee to the depositor or other seller if that party is required to repurchase the student loan pursuant to a student loan purchase agreement. Also, with the approval of the rating agencies rating our notes, any student loan may be sold by the trustee for a price no less than the principal balance of the student loan as of the sale date, plus any unamortized premium and borrower accrued interest. A prospectus supplement relating to a series of notes may describe restrictions on our ability to sell student loans.

     If so provided in a prospectus supplement, we may, at our option, purchase, or arrange for the purchase of, some or all of the student loans owned by the trust on any payment date when the outstanding principal balance of one or more series of notes declines to the level specified in that prospectus supplement. The purchase price for the loans will not be less than the minimum purchase amount specified in the related prospectus supplement. These amounts will be used to retire the related notes.

Source of Payment and Security for the Notes

General

     The notes will be limited obligations of the trust payable solely from the trust estate created under the indenture, consisting of certain revenues and funds and accounts pledged under the indenture. The pledged revenues include:

     (1) payments of interest and principal made by obligors of financed eligible loans,

     (2) guarantee payments made by the guarantee agencies with respect to defaulted financed eligible loans,

     (3) interest subsidy payments and special allowance payments made by the Department of Education to or for the account of the eligible lender trustee as the holder of financed eligible loans (excluding any special allowance payments and interest subsidy payments accrued prior to the date of financing the related student loan),

     (4) income from investment of moneys in the pledged funds and accounts,

     (5) payments from a swap counterparty under a swap agreement, if any,

     (6) proceeds of any sale or assignment by the trust of any financed eligible loans, and

     (7) available note proceeds.

     In addition, the pledged revenues with respect to one or more series of additional notes may include payments made by a credit facility provider pursuant to a credit enhancement facility.

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     The principal of, premium, if any, and interest on the notes will be secured by a pledge of and a security interest in all rights, title, interest and privileges of the trust:

     (1) with respect to financed eligible loans, in, to and under any servicing agreement, the eligible lender trust agreement, the guarantee agreements and any purchase and sale agreements pursuant to which the trust acquires financed eligible loans;

     (2) in, to and under all financed eligible loans (including the evidences of indebtedness thereof and related documentation);

     (3) in the proceeds of the sale of the notes (until expended for the purpose for which the notes were issued) and the revenues, moneys, evidences of indebtedness and securities (including any earnings thereon) in and payable into the acquisition fund, the debt service fund, the collection fund, the reserve fund, the administration fund, the borrower benefits fund and the surplus fund, in the manner and subject to the prior applications provided in the indenture;

     (4) in, to and under any credit enhancement facility, any swap agreement, any swap counterparty guarantee, any tender agent agreement, any remarketing agreement, any auction agent agreement, any market agent agreement and any broker-dealer agreement; and

     (5) in and to the proceeds from the sale of the notes (until expended for the purpose for which the notes were issued) and the revenues, moneys, evidences of indebtedness and securities (including any earnings thereon) in and payable to the pledged funds and accounts.

     Certain pledged revenues are subject to withdrawal from the pledged funds and accounts, to prior applications to pay costs of issuance, servicing fees, administration fees and note fees, and to certain other applications as described under “Description of the Indenture—Funds and Accounts.”

Additional Indenture Obligations

     The indenture provides that in the future, upon the satisfaction of certain conditions, the trust may issue one or more series of notes thereunder. Such additional notes may be issued as senior notes on a parity basis with any other senior notes or as subordinate notes on a parity basis with any other subordinate notes. The indenture also provides that junior subordinate notes, that are subordinate to senior obligations and subordinate obligations, may be issued in the future. In addition, the trust may enter into swap agreements and may obtain credit enhancement facilities from one or more credit facility providers. The trust’s obligations under the swap agreements, and its obligations to pay the premiums or fees of credit facility providers and, if applicable, to reimburse payments made under credit enhancement facilities, may be:

•	parity obligations with the senior notes (such other obligations, together with the senior notes, being referred to herein as “senior obligations”); or

•	parity obligations with the subordinate notes (such other obligations, together with the subordinate notes, being referred to herein as “subordinate obligations”); or

•	parity obligations with the junior subordinate notes (such other obligations, together with the junior subordinate notes, being referred to herein as “junior subordinate obligations”).

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     The senior obligations, the subordinate obligations and the junior subordinate obligations are referred to herein as “indenture obligations.” See “Description of the Indenture—Notes and Other Obligations.”

     Under the indenture, the trust may not enter into a swap agreement or obtain a credit enhancement facility unless the trustee shall have received a rating agency confirmation that entering into the swap agreement or obtaining the credit enhancement facility, as the case may be, will not cause the reduction or withdrawal of any rating or ratings then applicable to any outstanding notes.

     Any credit enhancement facility may be obtained for the sole benefit of a particular series of notes designated therein, in which event payments under such credit enhancement facility would not be available for the payment of principal of, premium, if any, or interest on any other series of notes. However, any payments required to be made to any credit facility provider would be parity obligations with the other obligations of the same class, payable from any revenues available to pay such other indenture obligations.

Priorities

     The senior notes (and any other senior obligations) are entitled to payment and certain other priorities over the subordinate notes (and any other subordinate obligations) and junior subordinate notes (and other junior subordinate obligations). Current payments of interest and principal due on subordinate notes and junior subordinate notes on an interest payment date or principal payment date will be made (on a parity basis with any other subordinate obligations and other junior subordinate obligations) only to the extent that there are sufficient moneys available for such payment, after making all such payments due on such date with respect to senior notes and other senior obligations. So long as any senior obligations remain outstanding under the indenture, the failure to make interest or principal payments with respect to subordinate notes or junior subordinate notes will not constitute an event of default under the indenture. In the event of an acceleration of the notes, the principal of and accrued interest on the subordinate notes and junior subordinate notes will be paid (on a parity basis with any other subordinate obligations and other junior subordinate obligations) only to the extent there are moneys available under the indenture after payment of the principal of, and accrued interest on, all senior notes and the satisfaction of all other senior obligations. In addition, holders of senior notes and beneficiaries of other senior obligations are entitled to direct certain actions to be taken by the trustee prior to and upon the occurrence of an event of default, including election of remedies. See “Description of the Indenture—Remedies.”

     The subordinate notes (and any other subordinate obligations) are entitled to payment and certain other priorities over the junior subordinate notes (and any other junior subordinate obligations). Current payments of interest and principal due on junior subordinate notes on an interest payment date or principal payment date will be made (on a parity basis with any other junior subordinate obligations) only to the extent that there are sufficient moneys available for such payment, after making all such payments due on such date with respect to senior notes, subordinate notes and other senior obligations and other subordinate obligations. So long as any senior obligations or subordinate obligations remain outstanding under the indenture, the failure to make interest or principal payments with respect to junior subordinate notes will not constitute an event of default under the indenture. In the event of an acceleration of the notes, the principal of and accrued interest on the junior subordinate notes will be paid (on a parity basis with any other junior subordinate obligations) only to the extent there are moneys available under the indenture after payment of the principal of, and accrued interest on, all senior notes and subordinate notes and the satisfaction of all other senior obligations and other subordinate obligations. If there are no senior notes or other senior obligations outstanding under the indenture, the holders of subordinate notes and beneficiaries of other subordinate obligations are entitled to direct certain actions to be taken by the

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trustee prior to and upon the occurrence of an event of default, including election of remedies. See “Description of the Indenture—Remedies.”

Reserve Fund

     The notes will be additionally secured by the reserve fund in an amount equal to the reserve fund requirement. The reserve fund requirement is an amount equal to (a) 0.75% of the aggregate principal amount of the notes then outstanding or (b) such other amount specified as the reserve fund requirement in a supplemental indenture; provided, however, that the amount on deposit in the reserve fund shall never be less than $500,000. Any changes in the reserve fund requirement pursuant to a supplemental indenture requires the receipt by the trust and the trustee of a rating agency confirmation with respect to such supplemental indenture.

     The reserve fund secures all notes issued under the indenture.

Remarketing Agents

     The trust may, in a supplemental indenture, appoint a remarketing agent with respect to one or more series of notes. Each remarketing agent will enter into an agreement under which the remarketing agent will agree to perform one or more of the following functions:

•	determining any interest rate on a series of notes, in accordance with the applicable provisions of the related supplemental indenture;

•	holding all notes of a series delivered to it in trust for the benefit of the respective noteholders until the purchase price for such notes is delivered to the noteholders; and

•	holding all moneys delivered to it for the purchase of notes in trust for the benefit of the person that delivered such moneys until the notes purchased are delivered to such person or entity.

Description of Credit Enhancement and Derivative Products

Credit Enhancement

     Credit enhancement may be provided with respect to one or more series of the notes. The amounts and types of credit enhancement and the provider of the credit enhancement, if any, will be set forth in the related prospectus supplement. Credit enhancement may be in the form of a letter of credit, the subordination of one or more series of notes, the use of an insurance policy or surety bonds, the establishment of one or more reserve funds, interest rate swaps, any combination of the foregoing, or other arrangements acceptable to each rating agency then rating the notes.

     The presence of the reserve fund and other forms of credit enhancement for the benefit of any series of notes is intended to enhance the likelihood that noteholders of a series will receive the full amount of principal and interest due on the notes and to decrease the likelihood that such noteholders will experience losses. The credit enhancement will not provide protection against all risks of loss and will not guarantee payment to such noteholders of all amounts to which they are entitled unless a guarantee against losses is described in the related prospectus supplement. If losses or shortfalls occur that exceed the amount covered by the credit enhancement or that are not covered by the credit enhancement, noteholders will bear their allocable share of deficiencies. Moreover, if a form of credit enhancement

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covers more than one series of notes, holders of notes of one series will be subject to the risk that the credit enhancement will be exhausted by the claims of the holders of notes of one or more other series.

     Subordinate Notes. The notes issued by the trust will be designated senior notes, subordinate notes or junior subordinate notes in the related prospectus supplement. To the extent specified in the related prospectus supplement, the rights of the subordinate noteholders to receive distributions on any payment date will be subordinated to the corresponding rights of the senior noteholders, and the rights of the junior subordinate noteholders to receive distributions on any payment date will be subordinated to the corresponding rights of the subordinate noteholders and the senior noteholders. If so provided in the related prospectus supplement, the subordination of a series may apply only in the event of, or may be limited to, specific types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination provided by one or more series of notes, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

     Letter of Credit. If so specified in the prospectus supplement with respect to a series, deficiencies in amounts otherwise payable on the notes or certain series of the notes will be covered by one or more letters of credit. The bank or financial institution issuing the letter of credit will be identified in a prospectus supplement. Under a letter of credit, the issuer will be obligated to honor draws in an aggregate fixed dollar amount generally equal to a percentage specified in the related prospectus supplement of the principal balance of the student loans on a specified date or of the initial aggregate principal balance of one or more series of notes. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuer of the letter of credit will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust estate.

     Note Insurance and Surety Bonds. If so specified in the prospectus supplement with respect to a series of the notes, deficiencies in amounts otherwise payable on the notes or certain series of the notes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The insurance policies or surety bonds may cover timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.

     Reserve Fund. In addition to the reserve fund described in this prospectus, one or more reserve funds may be established with respect to a series of the notes. Cash, eligible investments, a demand note or a combination thereof, in the amounts so specified in the related prospectus supplement, may be deposited in such reserve fund. The reserve fund for a series may also be funded over time by depositing in the reserve fund a specified amount of the distributions received on student loans as specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund, together with the reinvestment income on those amounts, will be applied by the trustee for the purposes, in the manner and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of and interest on the notes, if required as a condition to the rating of the notes of that series. If so specified in the related prospectus supplement, a reserve fund may be established to provide limited protection, in an amount satisfactory to each rating agency rating the notes, against certain types of losses not covered by insurance policies or other credit support. Following each interest payment date, amounts in a reserve fund in excess of any specified reserve fund requirement may be released from

55

the reserve fund under the conditions specified in the related prospectus supplement and will not be available for further application by the trustee.

Derivative Products; Derivative Payments

     If so provided in a prospectus supplement, a trust may enter into derivative products consisting of rate swaps, rate caps and rate ceilings to help minimize the risk to noteholders of adverse changes in interest rates, yield supplement agreements, yield maintenance arrangements, or other arrangements acceptable to the rating agencies then rating the notes. If notes are being sold in a foreign country, a trust also may enter into currency swaps, currency forwards and currency options to help minimize the risk to foreign noteholders of adverse changes in the exchange rate between the U.S. dollar and one or more foreign currencies. If a trust issues notes denominated in one currency which are backed by assets denominated in one or more other currencies, it may enter into currency swaps, currency forwards and currency options to help minimize the risk to noteholders of adverse changes in the relevant exchange rates.

     An interest rate swap is an agreement between two parties to exchange a stream of payments on an agreed upon actual or hypothetical “notional” principal amount. No principal amount is exchanged between the parties to an interest rate swap. Typically, one party agrees to make payments based on a fixed interest rate and an actual or notional principal amount, while the other party agrees to make payments based on a floating interest rate and the same actual or notional principal amount. The floating rate is based on one or more reference interest rates, including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit two parties to exchange a floating rate obligation based on one reference interest rate – such as LIBOR – for a floating rate obligation based on another referenced interest rate – such as U.S. Treasury Bill rates. Generally, the parties to an interest rate swap net out their payment obligations so that on any given payment date only one party is making a payment.

     Interest rate caps, yield supplement agreements and yield maintenance arrangements typically involve a trust making an initial payment to a party, which party agrees to make future payments to the trust if interest rates exceed a specified amount or other events occur that are specified in a prospectus supplement. A trust also may sell an interest rate cap to a party from which the trust has simultaneously purchased an interest rate cap. The interest rate cap sold by the trust will require the trust to make payments to the other party if interest rates exceed a specified amount that is higher than the amount specified in the rate cap purchased by the trust. Since the payment obligations under the two caps would be netted, the effect of the caps is to limit the other party’s exposure to the interest rate differential between the amounts specified in the caps. Interest rate ceilings may be entered into in connection with an interest rate swap, and would result in one party to the swap limiting the maximum interest rate it would be required to pay, either over the life of the swap or for a specified period of time. In exchange for limiting its exposure, the relevant party may be required to make an initial cash payment to the other party.

     Currency swaps are similar to interest rate swaps, but the payments owed by the parties are referenced to the exchange rate between designated currencies rather than interest rates. In a currency forward contract, the trust typically would agree to deliver a specified amount of one currency to a party on a future date in exchange for delivery by such party of a specified amount of a second currency. In a typical currency option, if the exchange rate between two designated currencies reaches a specified level by a certain date, the trust will have the right, but not the obligation, to require the other party to deliver a specified quantity of one of the designated currencies on such date in exchange for a specified quantity of the other designated currency. The trust would make an initial payment to the other party for this right.

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     The trust’s obligation to make payments under a derivative product may be secured by a pledge of and lien on the trust estate. The trust will not enter into a derivative product after the closing date unless the trustee has received a confirmation from each rating agency providing a rating for the trust’s notes that the derivative product will not adversely affect the rating on any of the notes.

Description of the FFEL Program

     The Higher Education Act provides for several different educational loan programs (collectively, “Federal Family Education loans” or “FFELP Loans” and, the program with respect thereto, the “Federal Family Education Loan Program”). Under these programs, state agencies or private nonprofit corporations administering student loan insurance programs (“guarantee agencies”) are reimbursed for portions of losses sustained in connection with FFELP loans, and holders of certain loans made under such programs are paid subsidies for owning such loans. Certain provisions of the Federal Family Education Loan Program are summarized below.

     The Higher Education Act has been subject to frequent amendments, including several amendments that have changed the terms of and eligibility requirements for the FFELP loans. Generally, this prospectus describes only the provisions of the Federal Family Education Loan Program that apply to loans made on or after July 1, 1998. The Higher Education Act is currently subject to reauthorization. During that process, which is ongoing, proposed amendments to the Higher Education Act are more commonplace and a number of proposals have been introduced in Congress. As part of such process, Congress has recently passed, and the President has signed into law, the Higher Education Extension Act of 2004, which will temporarily extend the programs under the Higher Education Act, including the Federal Family Education Loan Program, through fiscal year 2005. The following summary of the Federal Family Education Loan Program as established by the Higher Education Act does not purport to be comprehensive or definitive and is qualified in its entirety by reference to the text of the Higher Education Act and the regulations thereunder.

Federal Family Education Loans

     Several types of loans are currently authorized as Federal Family Education Loans pursuant to the Federal Family Education Loan Program. These include: (i) loans to students meeting certain financial needs tests with respect to which the federal government makes interest payments available to reduce student interest cost during periods of enrollment (“Subsidized Stafford Loans”); (ii) loans to students made without regard to financial need with respect to which the federal government does not make such interest payments (“Unsubsidized Stafford Loans” and, collectively with Subsidized Stafford Loans, “Stafford Loans”); (iii) loans to parents of dependent students (“PLUS Loans”); and (iv) loans available to borrowers with certain existing federal educational loans to consolidate repayment of such loans (“Consolidation Loans”).

     Generally, a loan may be made only to a United States citizen or national or otherwise eligible individual under federal regulations who (i) has been accepted for enrollment or is enrolled and is maintaining satisfactory progress at an eligible institution, (ii) is carrying at least one-half of the normal full-time academic workload for the course of study the student is pursuing, as determined by such institution, (iii) has agreed to notify promptly the holder of the loan of any address change, and (iv) meets the applicable “need” requirements. Eligible institutions include higher educational institutions and vocational schools that comply with certain federal regulations. With certain exceptions, an institution with a cohort (composite) default rate that is higher than certain specified thresholds in the Higher Education Act is not an eligible institution.

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Subsidized Stafford Loans

     The Higher Education Act provides for federal (i) insurance or reinsurance of eligible Subsidized Stafford Loans, (ii) interest subsidy payments to eligible lenders with respect to certain eligible Subsidized Stafford Loans, and (iii) special allowance payments representing an additional subsidy paid by the Secretary of Education to such holders of eligible Subsidized Stafford Loans.

     Subsidized Stafford Loans are eligible for reinsurance under the Higher Education Act if the eligible student to whom the loan is made has been accepted or is enrolled in good standing at an eligible institution of higher education or vocational school and is carrying at least one-half the normal full-time workload at that institution. In connection with eligible Subsidized Stafford Loans there are limits as to the maximum amount which may be borrowed for an academic year and in the aggregate for both undergraduate and graduate/professional study. The Secretary of Education has discretion to raise these limits to accommodate students undertaking specialized training requiring exceptionally high costs of education.

     Subject to these limits, Subsidized Stafford Loans are available to borrowers in amounts not exceeding their unmet need for financing as provided in the Higher Education Act. Provisions addressing the implementation of need analysis and the relationship between unmet need for financing and the availability of Subsidized Stafford Loan Program funding have been the subject of frequent and extensive amendment in recent years. There can be no assurance that further amendment to such provisions will not materially affect the availability of Subsidized Stafford Loan funding to borrowers or the availability of Subsidized Stafford Loans for secondary market acquisition.

Unsubsidized Stafford Loans

     Unsubsidized Stafford Loans are available for students who do not qualify for Subsidized Stafford Loans due to parental and/or student income or assets in excess of permitted amounts. In other respects, the general requirements for Unsubsidized Stafford Loans are essentially the same as those for Subsidized Stafford Loans. The interest rate, the annual loan limits, the loan fee requirements and the special allowance payment provisions of the Unsubsidized Stafford Loans are the same as the Subsidized Stafford Loans. However, the terms of the Unsubsidized Stafford Loans differ materially from Subsidized Stafford Loans in that the Secretary of Education does not make interest subsidy payments and the loan limitations are determined without respect to the expected family contribution. The borrower is required to pay interest from the time such loan is disbursed or capitalize the interest until repayment begins.

PLUS Loan Program

     The Higher Education Act authorizes PLUS Loans to be made to parents of eligible dependent students. Only parents who do not have an adverse credit history are eligible for PLUS Loans. The basic provisions applicable to PLUS Loans are similar to those of Stafford Loans with respect to the involvement of guarantee agencies and the Secretary of Education in providing federal reinsurance on the loans. However, PLUS Loans differ significantly from Subsidized Stafford Loans, particularly because federal interest subsidy payments are not available under the PLUS Program and special allowance payments are more restricted.

The Consolidation Loan Program

     The Higher Education Act authorizes a program under which certain borrowers may consolidate their various student loans into a single loan insured and reinsured on a basis similar to Subsidized

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Stafford Loans. “Consolidation Loans” may be made in an amount sufficient to pay outstanding principal, unpaid interest and late charges on certain federally insured or reinsured student loans incurred under and pursuant to the Federal Family Education Loan Program (other than PLUS Loans made to “parent borrowers”) selected by the borrower, as well as loans made pursuant to the Perkins Loan Program (formally “National Direct Student Loan Program”), the Health Professional Student Loan Programs and the William D. Ford Federal Direct Loan Program (the “Direct Loan Program”). The borrowers may be either in repayment status or in a grace period preceding repayment. Delinquent or defaulted borrowers are eligible to obtain Consolidation Loans if they agree to re-enter repayment through loan consolidation. Borrowers may add additional loans to a Consolidation Loan during the 180-day period following origination of the Consolidation Loan. Further, a married couple who agrees to be jointly and severally liable is to be treated as one borrower for purposes of loan consolidation eligibility. A Consolidation Loan will be federally insured or reinsured only if such loan is made in compliance with requirements of the Higher Education Act.

     In the event that a borrower is unable to obtain a Consolidation Loan with income sensitive repayment terms acceptable to the borrower from the holders of the borrower’s outstanding loans (that are selected for consolidation), or from any other eligible lender, the Higher Education Act authorizes the Secretary of Education to offer the borrower a “Direct Consolidation Loan” with income contingent terms under the Direct Loan Program. Such Direct Consolidation Loans shall be repaid either pursuant to income contingent repayment or any other repayment provision under the authorizing section of the Higher Education Act. The Direct Loan Program differs from FFELP in several respects, including that funds for origination of the loans come directly from the Department of Education rather than from private lenders, the loans are serviced by the Department of Education rather than by private servicers, loan funds are raised by the federal government through its regular Treasury bill auctions, and the loans may have more flexible repayment options, and a simplified borrowing process. There are three categories of Direct Consolidation Loans: Direct Subsidized Consolidation Loans are for subsidized federal student loans; Direct Unsubsidized Consolidation Loans are for unsubsidized federal student loans; and Direct PLUS Consolidation Loans are for federal parent loans.

Certain Key Differences Between Consolidation Loans and Other Federal Student Loans

     Two principal differences between federal Consolidation Loans and the federal student loans being consolidated are: maturity and interest rates. Other than Consolidation Loans and Direct Consolidation Loans that may be consolidated into Consolidation Loans, federal Consolidation Loans can in general be of significantly longer maturity than the federal student loans being consolidated and federal Consolidation Loans have fixed interest rates, whereas the federal student loans being consolidated almost always have variable interest rates. The net effect of these differences often allows a borrower to reduce his or her monthly payments and to convert them into a consistent monthly obligation by taking advantage of the longer period for payment until maturity and the fixed interest rate. In doing so, the borrower will generally incur a substantially greater aggregate interest cost over the life of the loan, if the borrower uses the entire maturity period to pay off the consolidation loan.

Interest Rates

     Subsidized and Unsubsidized Stafford Loans made between October 1, 1998 and July 1, 2006 under the Federal Family Education Loan Program, and on or after July 1, 1998 under the Direct Loan Program which are in in-school, grace and deferment periods bear interest at a rate equivalent to the 91-day T-Bill rate plus 1.7 percent, with maximum rate of 8.25 percent. Subsidized Stafford Loans and Unsubsidized Stafford Loans made in all other periods bear interest at a rate equivalent to the 91-day T-Bill rate plus 2.3 percent, with a maximum rate of 8.25 percent. The rate is adjusted annually on July 1. PLUS Loans bear interest at a rate equivalent to the 91-day T-Bill rate plus 3.1 percent, with a maximum

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rate of 9 percent. After July 1, 2001 interest on Direct Loan Program PLUS loans is equal to the weekly average 1-year constant maturity Treasury yield for the last calendar week ending on or before June 26 plus 3.1 percent, with a maximum rate of 9 percent. Consolidation Loans for which the application was received by an eligible lender on or after October 1, 1998, bear interest at a rate equal to the weighted average of the loans consolidated, rounded to the nearest higher one-eighth of one percent, with a maximum rate of 8.25 percent. Interest rates are fixed on federal Direct Consolidation Loans for which the Department of Education receives applications on or after February 1, 1999. The rate is the lesser of the weighted average of the interest rates of the loans that the borrower is consolidating, rounded up to the nearest one-eighth of one percent, or 8.25%. Direct Consolidation Loans disbursed before February 1, 1999 have a variable interest rate which is calculated annually on June 1 by adding a certain percentage to the bond equivalent rate of Treasury bills auctioned at the final auction before June 1.

     The Higher Education Act currently provides that for Subsidized and Unsubsidized Stafford Loans made on or after July 1, 2006, the interest rate will be equal to 6.8% per annum and for PLUS loans made after July 1, 2006, the interest rate will be equal to 7.9% per annum.

Loan Limits

     The Higher Education Act requires that Subsidized and Unsubsidized Stafford Loans made to cover multiple enrollment periods, such as a semester, trimester or quarter be disbursed by eligible lenders in at least two separate disbursements. A Stafford Loan borrower may receive a subsidized loan, an unsubsidized loan, or a combination of both for an academic period. Generally, the maximum amount of a Stafford Loan for an academic year cannot exceed $2,625 for the first year of undergraduate study, $3,500 for the second year of undergraduate study and $5,500 for the remainder of undergraduate study. The aggregate limit for undergraduate study is $23,000 (excluding PLUS Loans). Independent undergraduate students may receive an additional Unsubsidized Stafford Loan of up to $4,000 per academic year, with an aggregate maximum of $46,000. The maximum amount of the loans for an academic year for graduate students is $8,500, and independent students may borrow an additional Unsubsidized Stafford Loan up to $10,000 per academic year. The Secretary of Education has discretion to raise these limits by regulation to accommodate highly specialized or exceptionally expensive courses of study. For example, certain medical students may now borrow up to $46,000 per academic year, with a maximum aggregate limit of $189,125.

     The total amount of all PLUS Loans that parents may borrow on behalf of each dependent student for any academic year may not exceed the student’s cost of attendance minus other estimated financial assistance for that student.

Repayment

     Repayment of principal on a Stafford Loan does not commence while a student remains a qualified student, but generally begins not more than six months after the borrower ceases to pursue at least a half-time course of study (the six month period is the “grace period”). Grace periods may be waived by borrowers. Repayment of interest on an Unsubsidized Stafford loan begins immediately upon disbursement of the loan, however the lender may capitalize the interest until repayment of principal is scheduled to begin. Except for certain borrowers as described below, each loan generally must be scheduled for repayment over a period of not more than ten years after the commencement of repayment. The Higher Education Act currently requires minimum annual payments of $600, including principal and interest, unless the borrower and the lender agree to lesser payments; in instances in which a borrower and spouse both have such loans outstanding, the total combined payments for such a couple may not be less than $600 per year. Regulations of the Secretary of Education require lenders to offer standard, graduated

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or income-sensitive repayment schedules to borrowers. Use of income sensitive repayment plans may extend the ten-year maximum term for up to five years.

     PLUS Loans enter repayment on the date the last disbursement is made on the loan. Interest accrues and is due and payable from the date of the first disbursement of the loan. The first payment is due within 60 days after the loan is fully disbursed. Repayment plans are the same as in the Subsidized and Unsubsidized Stafford Loan Program.

     Consolidation Loans enter repayment on the date the loan is disbursed. The first payment is due within 60 days after that date. Consolidation Loans must be repaid during a period agreed to by the borrower and lender, subject to maximum repayment periods which vary depending upon the principal amount of the borrower’s outstanding student loans. The following restrictions apply to the length of repayment.

•	Loans less than $7,500 must be repaid within 10 years.

•	Loans equal to or greater than $7,500 but less than $10,000 must be repaid within 12 years.

•	Loans equal to or greater than $10,000 but less than $20,000 must be repaid within 15 years.

•	Loans equal to or greater than $20,000 but less than $40,000 must be repaid within 20 years.

•	Loans equal to or greater than $40,000 but less than $60,000 must be repaid within 25 years.

•	Loans equal to or greater than $60,000 must be repaid within 30 years.

     The repayment schedule established with respect to a Consolidation Loan shall require that the minimum installment payment be an amount equal to not less than the accrued unpaid interest. Repayment shall commence within 60 days after all holders have discharged the liability of the borrower on the loans selected for consolidation. No insurance premium may be charged to the borrower.

     FFEL Program borrowers who accumulate outstanding FFELP Loans totaling more than $30,000 may receive an extended repayment plan, with a fixed or graduated payment amount paid over a longer period of time, not to exceed 25 years. A borrower may accelerate principal payments at any time without penalty. Once a repayment plan is established, the borrower may annually change the selection of the plan.

     Deferment and Forbearance Periods. No principal repayments need to be made during certain periods prescribed by the Higher Education Act (“deferment periods”) but interest accrues and must be paid. Generally, deferment periods include periods (a) when the borrower has returned to an eligible educational institution on at least a half-time basis or is pursuing studies pursuant to an approved graduate fellowship or rehabilitation training program, (b) not exceeding three years while the borrower is seeking and unable to find full-time employment, and (c) not in excess of three years for any reason which the lender determines, in accordance with regulations, has caused or will cause the borrower economic hardship. Deferment periods extend the maximum repayment periods. Under certain circumstances, a lender may also allow periods of forbearance (“forbearance”) during which the borrower may defer payments because of temporary financial hardship. The Higher Education Act specifies certain periods

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during which forbearance is mandatory. Mandatory forbearance periods exist when the borrower is impacted by a national emergency, military mobilization, or when the geographical area in which the borrower resides or works is declared a disaster area by certain officials. Other mandatory periods include periods during which the borrower is (a) participating in a medical or dental residency and is not eligible for deferment; (b) serving in a qualified medical or dental internship program or certain national service programs; or (c) determined to have a debt burden of certain federal loans equal to or exceeding 20% of the borrower’s gross income. In other circumstances, forbearance may be granted at the lenders option. Forbearance also extends the maximum repayment periods.

Interest Subsidy Payments

     The Secretary of Education is to pay interest on Subsidized Stafford Loans while the student is a qualified student, during a grace period or during certain deferment periods. In addition, those portions of Consolidation Loans that repay Subsidized Stafford Loans or similar subsidized loans made under the Direct Loan Program are eligible for interest subsidy payments. The Secretary of Education is required to make interest subsidy payments to the holder of Subsidized Stafford Loans in the amount of interest accruing on the unpaid balance thereof prior to the commencement of repayment or during any deferment period. The Higher Education Act provides that the holder of an eligible Subsidized Stafford Loan, or the eligible portions of Consolidation Loans, shall be deemed to have a contractual right against the United States to receive interest subsidy payments in accordance with its provisions.

Special Allowance Payments

     The Higher Education Act provides for special allowance payments to be made by the Secretary of Education to eligible lenders. The rates for special allowance payments are based on formulae that differ according to the type of loan, the date the loan was first disbursed, the interest rate and the type of funds used to finance such loan (tax-exempt or taxable).

     The formulae for special allowance payment rates for Stafford and Unsubsidized Stafford Loans are summarized in the following chart. The term “T-Bill” as used in this table and the following table, means the average 91-day United States Treasury bill rate calculated as a “bond equivalent rate” in the manner applied by the Secretary of Education as referred to in Section 438 of the Higher Education Act. The term “3 Month Commercial Paper Rate” means the 90-day commercial paper index calculated quarterly and based on an average of the daily 90-day commercial paper rates reported in the Federal Reserve’s Statistical Release H-15.

Date of Loans	Annualized SAP Rate
On or after October 1, 1992	T-Bill Rate less Applicable Interest Rate + 3.1%
On or after July 1, 1995	T-Bill Rate less Applicable Interest Rate + 3.1%(1)
On or after July 1, 1998	T-Bill Rate less Applicable Interest Rate + 2.8%(2)
On or after January 1, 2000	3 Month Commercial Paper Rate less Applicable Interest Rate + 2.34%(3)

___________________

Substitute 2.5% in this formula while such loans are in the in-school or grace period.
Substitute 2.2% in this formula while such loans are in the in-school or grace period.
Substitute 1.74% in this formula while such loans are in the in-school or grace period.

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     The formula for Special Allowance Payment rates for PLUS and Consolidation Loans are as follows:

Date of Loans	Annualized SAP Rate

On or after October 1, 1992	T-Bill Rate less Applicable Interest Rate + 3.1
On or after January 1, 2000	3 Month Commercial Paper Rate less Applicable
Interest Rate + 2.64%

     Special allowance payments are generally payable, with respect to variable rate FFELP Loans to which a maximum borrower interest rate applies, only when the maximum borrower interest rate is in effect. The Secretary of Education offsets interest subsidy payments and special allowance payments by the amount of origination fees and lender loan fees described in the following section.

     The Higher Education Act provides that a holder of a qualifying loan who is entitled to receive special allowance payments has a contractual right against the United States to receive those payments during the life of the loan. Receipt of special allowance payments, however, is conditioned on the eligibility of the loan for federal insurance or reinsurance benefits. Such eligibility may be lost due to violations of federal regulations or guarantee agency requirements.

Loan Fees

     Insurance Premium. A guarantee agency is authorized to charge a premium, or guarantee fee, of up to 1% of the principal amount of the loan, which may be deducted proportionately from each installment of the loan.

     Origination Fee. A lender is authorized to charge the borrower of a Subsidized Stafford Loan and an Unsubsidized Stafford Loan an origination fee in an amount not to exceed 3% of the principal amount of the loan and is required to charge the borrower of a PLUS Loan an origination fee in the amount of 3% of the principal amount of the loan. These fees must be deducted proportionately from each installment payment of the loan proceeds prior to payment to the borrower. These fees are not retained by the lender, but must be passed on to the Secretary of Education.

     Lender Loan Fee. The lender of any FFELP Loan, which includes Consolidation Loans, is required to pay to the Secretary of Education an additional origination fee equal to 0.5% of the principal amount of the loan.

     The Secretary of Education collects from the lender or subsequent holder the maximum origination fee authorized (regardless of whether the lender actually charges the borrower) and the lender loan fee, either through reductions in interest subsidy or special allowance payments or directly from the lender or holder.

     Rebate Fee on Consolidation Loans. In addition, the holder of any Consolidation Loan is required to pay to the Secretary of Education a monthly fee equal to .0875% (1.05% per annum) of the principal amount of plus accrued interest on the loan.

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Insurance and Guarantees

     A student loan is considered to be in default for purposes of the Higher Education Act when the borrower fails to make an installment payment when due, or to comply with other terms of the loan, and if the failure persists for 270 days in the case of a loan repayable in monthly installments or for 330 days in the case of a loan repayable in less frequent installments. If the loan is guaranteed by a guarantor in accordance with the provisions of the Higher Education Act, the guarantor is to pay the holder a percentage of such amount of the loss subject to reduction as described in the following paragraphs within 90 days of notification of such default.

Federal Insurance

     The Higher Education Act provides that, subject to compliance with such Higher Education Act, the full faith and credit of the United States is pledged to the payment of insurance claims and ensures that such reimbursements are not subject to reduction. In addition, the Higher Education Act provides that if a guarantor is unable to meet its insurance obligations, holders of loans may submit insurance claims directly to the Secretary of Education until such time as the obligations are transferred to a new guarantor capable of meeting such obligations or until a successor guarantor assumes such obligations. Federal reimbursement and insurance payments for defaulted loans are paid from the Student Loan Insurance Fund established under the Higher Education Act. The Secretary of Education is authorized, to the extent provided in advance by appropriations acts, to issue obligations to the Secretary of the Treasury to provide funds to make such federal payments.

Guarantees

     If the loan is guaranteed by a guarantor in accordance with the provisions of the Higher Education Act, the eligible lender is reimbursed by the guarantor for a statutorily-set percentage (98%) of the unpaid principal balance of the loan plus accrued unpaid interest on any loan defaulted so long as the eligible lender has properly serviced such loan. Under the Higher Education Act, the Secretary of Education enters into a guarantee agreement and a reinsurance agreement (the “guarantee agreements”) with each guarantor which provides for federal reimbursement for amounts paid to eligible lenders by the guarantor with respect to defaulted loans.

     Guarantee Agreements. Pursuant to the guarantee agreements, the Secretary of Education is to reimburse a guarantor for the amounts expended in connection with a claim resulting from the death, bankruptcy or total and permanent disability of a borrower, the death of a student whose parent is the borrower of a PLUS Loan, certain claims by borrowers who are unable to complete the programs in which they are enrolled due to school closure, borrowers whose borrowing eligibility was falsely certified by the eligible institution, or the amount of an unpaid refund due from the school to the lender in the event the school fails to make a required refund. Such claims are not included in calculating a guarantor’s claims rate experience for federal reimbursement purposes. Generally, educational loans are non-dischargeable in bankruptcy unless the bankruptcy court determines that the debt will impose an undue hardship on the borrower and the borrower’s dependents. Further, the Secretary of Education is to reimburse a guarantor for any amounts paid to satisfy claims not resulting from death, bankruptcy, or disability subject to reduction as described below.

     The Secretary of Education may terminate guarantee agreements if the Secretary of Education determines that termination is necessary to protect the federal financial interest or to ensure the continued availability of loans to student or parent borrowers. Upon termination of such agreements, the Secretary of Education is authorized to provide the guarantor with additional advance funds with such restrictions on the use of such funds as is determined appropriate by the Secretary of Education, in order to meet the

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immediate cash needs of the guarantor, ensure the uninterrupted payment of claims, or ensure that the guarantor will make loans as the lender-of-last-resort.

     If the Secretary of Education has terminated or is seeking to terminate guarantee agreements, or has assumed a guarantor’s functions, notwithstanding any other provision of law: (i) no state court may issue an order affecting the Secretary of Education’s actions with respect to that guarantor; (ii) any contract entered into by the guarantor with respect to the administration of the guarantor’s reserve funds or assets acquired with reserve funds shall provide that the contract is terminable by the Secretary of Education upon 30 days notice to the contracting parties if the Secretary of Education determines that such contract includes an impermissible transfer of funds or assets or is inconsistent with the terms or purposes of the Higher Education Act; and (iii) no provision of state law shall apply to the actions of the Secretary of Education in terminating the operations of the guarantor. Finally, notwithstanding any other provision of law, the Secretary of Education’s liability for any outstanding liabilities of a guarantor (other than outstanding student loan guarantees under the Higher Education Act), the functions of which the Secretary of Education has assumed, shall not exceed the fair market value of the reserves of the guarantor, minus any necessary liquidation or other administrative costs.

     Reimbursement. The amount of a reimbursement payment on defaulted loans made by the Secretary of Education to a guarantor is subject to reduction based upon the annual claims rate of the guarantor calculated to equal the amount of federal reimbursement as a percentage of the original principal amount of originated or guaranteed loans in repayment on the last day of the prior fiscal year. The claims experience is not accumulated from year to year, but is determined solely on the basis of claims in any one federal fiscal year compared with the original principal amount of loans in repayment at the beginning of that year. The formula for reimbursement amounts is summarized below:

Guarantor
		Reinsurance Rate for	Guarantor
	Guarantor Reinsurance	loans made between	Reinsurance Rate for
Claims	Rate for loans made	October 1, 1993 and	loans made on or after
Rate	prior to October 1, 1993 [1]	September 30, 1998[1]	October 1, 1998
0% up to 5%	100%	98%	95%

5% up to 9%	100% of claims up to 5%; and 90% of claims 5% and over	98% of claims up to 5%; and 88% of claims 5% and over	95% of claims up to 5% and 85% of claims 5% and over

9% and over	100% of claims up to 5%; 90% of claims 5% up to 9%; 80% of claims 9% and over	98% of claims up to 5%; 88% of claims 5% up to 9%; 78% of claims 9% and over	95% of claims up to 5%, 85% of claims 5% up to 9%; 75% of claims 9% and over

     The original principal amount of loans guaranteed by a guarantor which are in repayment for purposes of computing reimbursement payments to a guarantor means the original principal amount of all loans guaranteed by a guarantor less: (i) guarantee payments on such loans, (ii) the original principal amount of such loans that have been fully repaid, and (iii) the original amount of such loans for which the first principal installment payment has not become due.

     In addition, the Secretary of Education may withhold reimbursement payments if a guarantor makes a material misrepresentation or fails to comply with the terms of its agreements with the Secretary

[1]	Other than student loans made pursuant to the lender-of-last resort program or student loans transferred by an insolvent guarantor as to which the amount of reinsurance is equal to 100%.

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of Education or applicable federal law. A supplemental guarantee agreement is subject to annual renegotiation and to termination for cause by the Secretary of Education.

     Under the guarantee agreements, if a payment on a Federal Family Education Loan guaranteed by a guarantor is received after reimbursement by the Secretary of Education, the Secretary of Education is entitled to receive an equitable share of the payment. Guarantor retentions remaining after payment of the Secretary of Education’s equitable share on such collections on consolidations of defaulted loans were reduced to 18.5% from 27% effective July 1, 1997 and for other loans were reduced from 27% to 24% (23% effective October 1, 2003).

     Lender Agreements. Pursuant to most typical agreements for guarantee between a guarantor and the originator of the loan, any eligible holder of a loan insured by such a Guarantor is entitled to reimbursement from such guarantor of any proven loss incurred by the holder of the loan resulting from default, death, permanent and total disability or bankruptcy of the student borrower at the rate of 100% of such loss (or, subject to certain limitations, 98% for loans in default made on or after October 1, 1993). Guarantors generally deem default to mean a student borrower’s failure to make an installment payment when due or to comply with other terms of a note or agreement under circumstances in which the holder of the loan may reasonably conclude that the student borrower no longer intends to honor the repayment obligation and for which the failure persists for 270 days in the case of a loan payable in monthly installments or for 330 days in the case of a loan payable in less frequent installments. When a loan becomes at least 60 days past due, the holder is required to request default aversion assistance from the applicable guarantor in order to attempt to cure the delinquency. When a loan becomes 240 days past due, the holder is required to nuke a final demand for payment of the loan by the borrower. The holder is required to continue collection efforts until the loan is 270 days past due. At the time of payment of insurance benefits, the holder must assign to the applicable guarantor all right accruing to the holder under the note evidencing the loan. The Higher Education Act prohibits a guarantor from filing a claim for reimbursement with respect to losses prior to 270 days after the loan becomes delinquent with respect to any installment thereon.

     Any holder of a loan is required to exercise due care and diligence in the servicing of the loan and to utilize practices which are at least as extensive and forceful as those utilized by financial institutions in the collection of other consumer loans. If a guarantor has probable cause to believe that the holder has made misrepresentations or failed to comply with the terms of its agreement for guarantee, the guarantor may take reasonable action including withholding payments or requiring reimbursement of funds. The guarantor may also terminate the agreement for cause upon notice and hearing.

Guarantee Agency Reserves

     Each guarantee agency is required to establish a Federal student loan reserve fund (the “Federal Fund”) which, together with any earnings thereon, are deemed to be property of the United States. Each guarantor is required to deposit into the Federal Fund any reserve funds plus reinsurance payments received from the Secretary of Education, default collections, insurance premiums, 70% of payments received as administrative cost allowance and other receipts as specified in regulations. A guarantor is authorized to transfer up to 180 days’ cash expenses for normal operating expenses (other than claim payments) from the Federal Fund to the Operating Fund (described below) at any time during the first three years after establishment of the fund. The Federal fund may be used to pay lender claims and to pay default aversion fees into the Operating Fund. A guarantor is also required to establish an operating fund (the “Operating Fund”) which, except for funds transferred from the Federal fund to meet operating expenses during the first three years after fund establishment, is the property of the guarantor. A guarantor may deposit into the Operating Fund loan processing and issuance fees equal to 0.40% of the total principal amount of loans insured during the fiscal year, 30% of payments received after October 7,

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1998 for the administrative cost allowance for loans insured prior to that date and the 24% retention of collections on defaulted loans and other receipts as specified in regulations. An Operating Fund must be used for application processing, loan disbursement, enrollment and repayment status management, default aversion, collection activities, compliance monitoring, and other student financial aid related activities.

     The Higher Education Act required the Secretary of Education to recall $1 billion in federal reserve funds from guarantee agencies on September 1, 2002. Each guarantee agency was required to transfer its equitable share of the $1 billion to a restricted account in equal annual installments for each of the five federal fiscal years 1998 through 2002 (or in certain cases over for federal fiscal years beginning in 1999). The guarantee agency’s required reserve ratio has been reduced from 1.1% to .5%.

     The Higher Education Act provides for an additional recall of reserves from each Federal Fund, but also provides for certain minimum reserve levels which are protected from recall. The Secretary of Education is authorized to enter into voluntary, flexible agreements with guarantors under which various statutory and regulatory provisions can be waived. In addition, under the Higher Education Act, the Secretary of Education is prohibited from requiring the return of all of a guarantor’s reserve funds unless the Secretary of Education determines that the return of these funds is in the best interest of the operation of the FFEL program, or to ensure the proper maintenance of such guarantor’s funds or assets or the orderly termination of the guarantor’s operations and the liquidation of its assets. The Higher Education Act also authorizes the Secretary of Education to direct a guarantor to: (i) return to the Secretary of Education all or a portion of its reserve fund that the Secretary of Education determines is not needed to pay for the guarantor’s program expenses and contingent liabilities; and (ii) cease any activities involving the expenditure, use or transfer of the guarantor’s reserve funds or assets which the Secretary of Education determines is a misapplication, misuse or improper expenditure. Under current law the Secretary of Education is authorized to direct a guarantor to return to the Secretary of Education all or a portion of its reserve fund which the Secretary of Education determines is not needed to pay for the guarantor’s program expenses and contingent liabilities.

Description of the Guarantee Agencies

     The student loans that the trust acquires will be guaranteed by any one or more guarantee agencies identified in the related prospectus supplement. The following discussion relates to guarantee agencies under the Federal Family Education Loan Program.

     A guarantee agency guarantees loans made to students or parents of students by lending institutions such as banks, credit unions, savings and loan associations, certain schools, pension funds and insurance companies. A guarantee agency generally purchases defaulted student loans which it has guaranteed with its reserve fund. A lender may submit a default claim to the guarantee agency after the student loan has been delinquent for at least 270 days. The default claim package must include all information and documentation required under the Federal Family Education Loan Program regulations and the guarantee agency’s policies and procedures.

     In general, a guarantee agency’s reserve fund has been funded principally by administrative cost allowances paid by the Secretary of Education, guarantee fees paid by lenders, investment income on money in the reserve fund, and a portion of the money collected from borrowers on guaranteed loans that have been reimbursed by the Secretary of Education to cover the guarantee agency’s administrative expenses.

     Various changes to the Higher Education Act have adversely affected the receipt of revenues by the guarantee agencies and their ability to maintain their reserve funds at previous levels, and may adversely affect their ability to meet their guarantee obligations. These changes include:

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•	the reduction in reinsurance payments from the Secretary of Education because of reduced reimbursement percentages;

•	the reduction in maximum permitted guarantee fee from 3% to 1% for loans made on or after July 1, 1994;

•	the replacement of the administrative cost allowance with a student loan processing and issuance fee equal to 65 basis points (40 basis points for loans made on or after October 1, 1993) paid at the time a loan is guaranteed, and an account maintenance fee of 12 basis points (10 basis points for fiscal years 2001-2003) paid annually on outstanding guaranteed student loans;

•	the reduction in supplemental preclaims assistance payments from the Secretary of Education; and

•	the reduction in retention by a guarantee agency of collections on defaulted loans from 27% to 23% and 18.5% of the rehabilitated losses on consolidation loans).

     Additionally, the adequacy of a guarantee agency’s reserve fund to meet its guarantee obligations with respect to existing student loans depends, in significant part, on its ability to collect revenues generated by new loan guarantees. The Federal Direct Student Loan Program discussed below may adversely affect the volume of new loan guarantees. Future legislation may make additional changes to the Higher Education Act that would significantly affect the revenues received by guarantee agencies and the structure of the guarantee agency program.

     The Higher Education Act gives the Secretary of Education various oversight powers over guarantee agencies. These include requiring a guarantee agency to maintain its reserve fund at a certain required level and taking various actions relating to a guarantee agency if its administrative and financial condition jeopardizes its ability to meet its obligations. These actions include, among others, providing advances to the guarantee agency, terminating the guarantee agency’s federal reimbursement contracts, assuming responsibility for all functions of the guarantee agency, and transferring the guarantee agency’s guarantees to another guarantee agency or assuming such guarantees. The Higher Education Act provides that a guarantee agency’s reserve fund shall be considered to be the property of the United States to be used in the operation of the Federal Family Education Loan Program or the Federal Direct Student Loan Program, and, under certain circumstances, the Secretary of Education may demand payment of amounts in the reserve fund.

     The 1998 Amendments mandate the recall of guarantee agency reserve funds by the Secretary of Education amounting to $82.5 million in fiscal year 2006, and $82.5 million in fiscal year 2007. However, certain minimum reserve levels are protected from recall, and under the 1998 Amendments, guarantee agency reserve funds were restructured to provide guarantee agencies with additional flexibility in choosing how to spend certain funds they receive. The new recall of reserves for guarantee agencies increases the risk that resources available to guarantee agencies to meet their guarantee obligation will be significantly reduced. Relevant federal laws, including the Higher Education Act, may be further changed in a manner that may adversely affect the ability of a guarantee agency to meet its guarantee obligations.

     FFELP loans originated prior to October 1, 1993 are fully guaranteed as to principal and accrued interest. Student loans originated after October 1, 1993 are guaranteed as to 98% of principal and accrued interest.

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     Under the Higher Education Act, if the Department of Education has determined that a guarantee agency is unable to meet its insurance obligations, the holders of loans guaranteed by such guarantee agency must submit claims directly to the Department of Education, and the Department of Education is required to pay the full guarantee payment due with respect thereto in accordance with guarantee claims processing standards no more stringent than those applied by the guarantee agency.

     There are no assurances as to the Secretary of Education’s actions if a guarantee agency encounters administrative or financial difficulties or that the Secretary of Education will not demand that a guarantee agency transfer additional portions or all of its reserve fund to the Secretary of Education

     Information relating to the particular guarantee agencies guaranteeing our student loans will be set forth in the prospectus supplement.

Federal Agreements

     General. A guaranty agency’s right to receive federal reimbursements for various guarantee claims paid by such guarantee agency is governed by the Higher Education Act and various contracts entered into between guarantee agencies and the Secretary of Education. Each guarantee agency and the Secretary of Education have entered into federal reimbursement contracts pursuant to the Higher Education Act, which provide for the guarantee agency to receive reimbursement of a percentage of insurance payments that the guarantee agency makes to eligible lenders with respect to loans guaranteed by the guarantee agency prior to the termination of the federal reimbursement contracts or the expiration of the authority of the Higher Education Act. The federal reimbursement contracts provide for termination under certain circumstances and also provide for certain actions short of termination by the Secretary of Education to protect the federal interest.

     In addition to guarantee benefits, qualified student loans acquired under the Federal Family Education Loan Program benefit from certain federal subsidies. Each guarantee agency and the Secretary of Education have entered into an interest subsidy agreement under the Higher Education Act which entitles the holders of eligible loans guaranteed by the guarantee agency to receive interest subsidy payments from the Secretary of Education on behalf of certain students while the student is in school, during a six to twelve month grace period after the student leaves school, and during certain deferment periods, subject to the holders’ compliance with all requirements of the Higher Education Act.

     States Courts of Appeals have held that the federal government, through subsequent legislation, has the right unilaterally to amend the contracts between the Secretary of Education and the guarantee agencies described herein. Amendments to the Higher Education Act in 1986, 1987, 1992, 1993, and 1998, respectively.

•	abrogated certain rights of guarantee agencies under contracts with the Secretary of Education relating to the repayment of certain advances from the Secretary of Education

•	authorized the Secretary of Education to withhold reimbursement payments otherwise due to certain guarantee agencies until specified amounts of such guarantee agencies’ reserves had been eliminated,

•	added new reserve level requirements for guarantee agencies and authorized the Secretary of Education to terminate the Federal Reimbursement Contracts under circumstances that did not previously warrant such termination,

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•	expanded the Secretary of Education’s authority to terminate such contracts and to seize guarantee agencies’ reserves and

•	mandated the additional recall of guarantee agency reserve funds.

Federal Insurance and Reimbursement of Guarantee Agencies

     Effect of annual claims rate. With respect to loans made prior to October 1, 1993, the Secretary of Education currently agrees to reimburse the guarantee agency for up to 100% of the amounts paid on claims made by lenders, as discussed in the formula described below, so long as the eligible lender has properly serviced such loan. The amount of reimbursement is lower for loans originated after October 1, 1993, as described below. Depending on the claims rate experience of a guarantee agency, such reimbursement may be reduced as discussed in the formula described below. The Secretary of Education also agrees to repay 100% of the unpaid principal plus applicable accrued interest expended by a guarantee agency in discharging its guarantee obligation as a result of the bankruptcy, death, or total and permanent disability of a borrower, or in the case of a PLUS Loan, the death of the student on behalf of whom the loan was borrowed, or in certain circumstances, as a result of school closures, which reimbursements are not to be included in the calculations of the guarantee agency’s claims rate experience for the purpose of federal reimbursement under the Federal Reimbursement Contracts.

     The formula used for loans initially disbursed prior to October 1, 1993 is summarized below:

Claims Rate	Federal Payment
0% up to 5%	100%

5% up to 9%	100% of claims up to 5%; 90% of claims 5% and over

9% and over	100% of claims up to 5%; 90% of claims 5% and over, up to 9%; 80% of claims 9% and over

     The claims experience is not accumulated from year to year, but is determined solely on the basis of claims in any one federal fiscal year compared with the original principal amount of loans in repayment at the beginning of that year.

     The 1993 Amendments reduce the reimbursement amounts described above, effective for loans initially disbursed on or after October 1, 1993 as follows: 100% reimbursement is reduced to 98%, 90% reimbursement is reduced to 88%, and 80% reimbursement is reduced to 78%, subject to certain limited exceptions. The 1998 Amendments further reduce the federal reimbursement amounts from 98% to 95%, 88% to 85%, and 78% to 75% respectively, for student loans first disbursed on or after October 1, 1998.

     The reduced reinsurance for federal guaranty agencies increases the risk that resources available to guarantee agencies to meet their guarantee obligation will be significantly reduced.

     Reimbursement. The original principal amount of loans guaranteed by a guarantee agency which are in repayment for purposes of computing reimbursement payments to a guarantee agency means the original principal amount of all loans guaranteed by a guarantee agency less:

•	the original principal amount of such loans that have been fully repaid; and

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•	the original amount of such loans for which the first principal installment payment has not become due.

The Secretary of Education may withhold reimbursement payments if a guarantee agency makes a material misrepresentation or fails to comply with the terms of its agreements with the Secretary of Education or applicable federal law.

     Under the guarantee agreements, if a payment on a Federal Family Education Loan guaranteed by a guarantee agency is received after reimbursement by the Secretary of Education, the guarantee agency is entitled to receive an equitable share of the payment.

     Any originator of any student loan guaranteed by a guarantee agency is required to discount from the proceeds of the loan at the time of disbursement, and pay to the guarantee agency, an insurance premium which may not exceed that permitted under the Higher Education Act.

     Under present practice, after the Secretary of Education reimburses a guarantee agency for a default claim paid on a guaranteed loan, the guarantee agency continues to seek repayment from the borrower. The guarantee agency returns to the Secretary of Education payments that it receives from a borrower after deducting and retaining: a percentage amount equal to the complement of the reimbursement percentage in effect at the time the loan was reimbursed, and an amount equal to 24% of such payments for certain administrative costs. The Secretary of Education may, however, require the assignment to the Secretary of defaulted guaranteed loans, in which event no further collections activity need be undertaken by the guarantee agency, and no amount of any recoveries shall be paid to the guarantee agency.

     A guarantee agency may enter into an addendum to its interest subsidy agreement that allows the guarantee agency to refer to the Secretary of Education certain defaulted guaranteed loans. Such loans are then reported to the IRS to “offset” any tax refunds which may be due any defaulted borrower. To the extent that the guarantee agency has originally received less than 100% reimbursement from the Secretary of Education with respect to such a referred loan, the guarantee agency will not recover any amounts subsequently collected by the federal government which are attributable to that portion of the defaulted loan for which the guarantee agency has not been reimbursed.

     Rehabilitation of Defaulted Loans. The Higher Education Act, the Secretary of Education is authorized to enter into an agreement with a guarantee agency pursuant to which the guarantee agency shall sell defaulted loans that are eligible for rehabilitation to an eligible lender. The guarantee agency shall repay the Secretary of Education an amount equal to 81.5% of the then current principal balance of such loan, multiplied by the reimbursement percentage in effect at the time the loan was reimbursed. The amount of such repayment shall be deducted from the amount of federal reimbursement payments for the fiscal year in which such repayment occurs, for purposes of determining the reimbursement rate for that fiscal year.

     For a loan to be eligible for rehabilitation, the guarantee agency must have received consecutive payments for 12 months of amounts owed on such loan. Upon rehabilitation, a loan is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred (except that a borrower’s loan may only be rehabilitated once).

     Eligibility for Federal Reimbursement. To be eligible for federal reimbursement payments, guaranteed loans must be made by an eligible lender under the applicable guarantee agency’s guarantee program, which must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act, including the borrower eligibility, loan amount, disbursement, interest rate,

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repayment period and guarantee fee provisions described herein and the other requirements set forth in the Higher Education Act.

     Prior to the 1998 Amendments, a Federal Family Education Loan was considered to be in default for purposes of the Higher Education Act when the borrower failed to make an installment payment when due, or to comply with the other terms of the loan, and if the failure persists for 180 days in the case of a loan repayable in monthly installments or for 240 days in the case of a loan repayable in less frequent installments. Under the 1998 Amendments, the delinquency period required for a student loan to be declared in default is increased from 180 days to 270 days for loans payable in monthly installments on which the first day of delinquency occurs on or after the date of enactment of the 1998 Amendments and from 240 days to 330 days for a loan payable less frequently than monthly on which the delinquency occurs after the date of enactment of the 1998 Amendments.

     The guarantee agency must pay the lender for the defaulted loan prior to submitting a claim to the Secretary of Education for reimbursement. The guarantee agency must submit a reimbursement claim to the Secretary of Education within 45 days after it has paid the lender’s default claim. As a prerequisite to entitlement to payment on the guarantee by the guarantee agency, and in turn payment of reimbursement by the Secretary of Education, the lender must have exercised reasonable care and diligence in making, servicing and collecting the guaranteed loan. Generally, these procedures require:

•	that completed loan applications be processed;

•	a determination of whether an applicant is an eligible borrower attending an eligible institution under the Higher Education Act be made;

•	the borrower’s responsibilities under the loan be explained to him or her;

•	the promissory note evidencing the loan be executed by the borrower; and

•	that the loan proceeds be disbursed by the lender in a specified manner.

     After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferments and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform certain collection procedures, primarily telephone calls, demand letters, skiptracing procedures and requesting assistance from the applicable guarantee agency, that vary depending upon the length of time a loan is delinquent.

Direct Loans

     The 1993 Amendments authorized a program of “direct loans,” to be originated by schools with funds provided by the Secretary of Education. Under the direct loan program, the Secretary of Education is directed to enter into agreements with schools, or origination agents in lieu of schools, to disburse loans with funds provided by the Secretary. Participation in the program by schools is voluntary. The goals set forth in the 1993 Amendments call for the direct loan program to constitute 5% of the total volume of loans made under the Federal Family Education Loan Program and the direct loan program for academic year 1994-1995, 40% for academic year 1995-1996, 50% for academic years 1996-1997 and 1997-1998 and 60% for academic year 1998-1999. No provision is made for the size of the direct loan program thereafter. Based upon information released by the General Accounting Office, participation by schools in the direct loan program has not been sufficient to meet the goals for the 1995-1996 or 1996-1997 academic years. The 1998 Amendments removed references to the “phase-in” of the Direct Loan

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Program, including restrictions on annual limits for Direct Loan Program volume and the Secretary’s authority to select additional institutions to achieve balanced school representation.

     The loan terms are generally the same under the direct loan program as under the Federal Family Education Loan Program, though more flexible repayment provisions are available under the direct loan program. At the discretion of the Secretary of Education, students attending schools that participate in the direct loan program (and their parents) may still be eligible for participation in the Federal Family Education Loan Program, though no borrower could obtain loans under both programs for the same period of enrollment.

     It is difficult to predict the impact of the direct lending program. There is no way to accurately predict the number of schools that will participate in future years, or, if the Secretary authorizes students attending participating schools to continue to be eligible for Federal Family Education Loan Program loans, how many students will seek loans under the direct loan program instead of the Federal Family Education Loan Program. In addition, it is impossible to predict whether future legislation will eliminate, limit or expand the direct loan program or the Federal Family Education Loan Program.

Other Guarantee Agencies

     Although the student loans that comprise the assets of the trust will generally be guaranteed by the guarantee agencies described in the related prospectus supplement, the trust may acquire student loans that are guaranteed by other guarantee agencies.

The Trustee and the Eligible Lender Trustee

     The Bank of New York, a New York State banking corporation organized under the laws of the State of New York, serves as the trustee under the indenture. The office of the trustee for purposes of administering the trust estate and its other obligations under the indenture is located at 10161 Centurion Parkway, 2nd Floor, Jacksonville, Florida 32256, Attention: Corporate Trust Manager.

     The Higher Education Act provides that only “eligible lenders” (defined to include banks and certain other entities) may hold title to student loans made under the FFEL Program. Because the trust does not qualify as an “eligible lender,” The Bank of New York, in its capacity as eligible lender trustee, will hold title to all financed student loans in trust on behalf of trust. The eligible lender trustee will agree under the eligible lender trust agreement to maintain its status as an “eligible lender” under the Higher Education Act. In addition, the eligible lender trustee on behalf of trust will enter into a guarantee agreement with each of the guarantee agencies that have guaranteed financed student loans. Failure of the financed student loans to be owned by an eligible lender would result in the loss of guarantee payments, interest subsidy payments and special allowance payments with respect thereto. See “Description of the FFEL Program” and “Risk Factors—Payment by guarantee agencies or the Department of Education could prevent the trust from paying you the full amount of the principal and interest due on your notes.”

The Delaware Trustee

     The Bank of New York (Delaware) will be the Delaware trustee pursuant to the trust agreement.

     The Delaware trustee will at all times be a person satisfying the provisions of the Delaware statutory trust statute; authorized to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent that has) a rating of at least BBB from S&P and Baa2 from Moody’s. If that person publishes reports of condition at least annually pursuant to law or to the requirements of the

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aforesaid supervising or examining authority, then for the purpose of the trust agreement, the combined capital and surplus of that person will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Delaware trustee will cease to be eligible in accordance with the provisions of the trust agreement, the Delaware trustee will resign immediately in the manner and with the effect specified in the trust agreement.

     The Delaware trustee may at any time resign and be discharged by giving written notice thereof to the issuer administrator. Upon receiving the notice of resignation, the issuer administrator will promptly appoint a successor Delaware trustee by written instrument, in duplicate, one copy of which instrument will be delivered to the resigning Delaware trustee and one copy to the successor Delaware trustee. If no successor Delaware trustee will have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning Delaware trustee, at the expense of the issuer administrator, may petition any court of competent jurisdiction for the appointment of a successor Delaware trustee.

     If at any time the Delaware trustee ceases to be eligible in accordance with the provisions of the trust agreement and fails to resign after written request therefor by the issuer administrator, or if at any time the Delaware trustee is legally unable to act, or is adjudged bankrupt or insolvent, or a receiver of the Delaware trustee or of its property is appointed, or any public officer takes charge or control of the Delaware trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the issuer administrator may remove the Delaware trustee. If the issuer administrator removes the Delaware trustee under the authority of the immediately preceding sentence, the issuer administrator will promptly appoint a successor Delaware trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Delaware trustee so removed and one copy to the successor Delaware trustee, and shall pay all fees owned to the outgoing Delaware trustee in its individual capacity.

     Any resignation or removal of the Delaware trustee and appointment of a successor Delaware trustee pursuant to any of the provisions of the trust agreement shall not become effective until acceptance of appointment by the successor Delaware trustee pursuant to the trust agreement and, in the case of removal, payment of all fees and expenses owed to the outgoing Delaware trustee in its individual capacity.

     The Delaware trustee has not participated in the preparation of this prospectus and shall incur no personal liability in connection herewith.

Federal Income Tax Consequences

     The following is a summary of material federal income tax consequences of the purchase, ownership and disposition of notes for the investors described below and is based on the advice of Mayer, Brown, Rowe & Maw LLP, as tax counsel to the depositor. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, including but not limited to, foreign investors, except as otherwise indicated. In addition, this summary is generally limited to investors who acquire their notes at original issuance at the issue price thereof and who will hold the notes as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). Investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the notes of any series. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the “Service”) with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the Service will not take contrary positions.

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Characterization of the Trust Estate

     The trust and the holders will express in the indenture their intent that, for federal income tax purposes, the notes will be indebtedness secured by the student loans. The trust and the holders, by accepting the notes, have agreed to treat the notes as indebtedness for federal income tax purposes. The trust intends to treat the issuance of notes pursuant to this prospectus and the applicable prospectus supplement as financings reflecting the notes as indebtedness for tax and financial accounting purposes.

     Based upon certain assumptions and certain representations of the depositor, Mayer, Brown, Rowe & Maw LLP will render, with respect to the notes, its opinion to the effect that the notes will be treated as debt, and that the trust will not be characterized as an association or publicly traded partnership taxable as a corporation each for federal income tax purposes. In addition, Mayer, Brown, Rowe & Maw LLP will render its opinion to the effect that this discussion is a summary of material federal income tax consequences as to the purchase, ownership and disposition of the notes with respect to the investors described herein. Unlike a ruling from the Service, such opinion is not binding on the courts or the Service. Therefore, it is possible that the Service could assert that, for purposes of the Code, the transaction contemplated by this prospectus constitutes a sale of the student loans (or an interest therein) to the holders or that the relationship which will result from this transaction is that of a partnership, or an association taxable as a corporation.

     If, instead of treating the transaction as creating secured debt, the transaction were treated as creating a partnership among the holders, the servicers and the trust which has purchased the underlying student loans, the resulting partnership would not be subject to federal income tax. Rather, the servicers, the trust and each holder would be taxed individually on their respective distributive shares of the partnership’s income, gain, loss, deductions and credits. The amount and timing of items of income and deduction of the holder could differ if the notes were held to constitute partnership interests, rather than indebtedness.

     If, alternatively, it were determined that this transaction created an entity which was classified as a corporation or a publicly traded partnership taxable as a corporation in which the holders were deemed to have acquired stock or other equity interests, such entity would be subject to federal income tax at corporate income tax rates on the income it derives from the student loans, which would reduce the amounts available for payment to the holders. Cash payments to the holders generally would be treated as dividends for tax purposes to the extent of such corporation’s accumulated and current earnings and profits. However, as noted above, we have been advised that the notes would be treated as debt for federal income tax purposes and that the trust will not be characterized as an association or publicly traded partnership taxable as a corporation.

Taxation of Interest Income of Holders

     Stated interest on senior notes that is considered “unconditionally payable” (as described below) will be includible in income by a holder when received or accrued in accordance with such holder’s normal method of accounting. If the “issue price” of a senior note (i.e., the first price at which a substantial amount of the notes of each class of senior notes is sold to investors) is less than the “stated redemption price at maturity” (“SRPM”) of such senior note (i.e., the sum of all payments required to be made on such note other than payments of “qualified stated interest”, as described below), the excess of the SRPM over the issue price may constitute OID. Under a de minimis rule, if the excess of the SRPM of such senior note over its issue price is less than one-fourth of one percent of the SRPM multiplied by the weighted average maturity of such senior note (as determined under applicable Treasury regulations), such senior note will not be treated as issued with OID. If any senior notes are in fact issued at a greater than de minimis discount or are otherwise treated as having been issued with OID, the excess of the

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SRPM over the issue price of such senior notes will constitute OID. Under the Code, holders of such senior notes would be required to include the daily portions of OID, if any, in income as interest over the term of such senior notes under a constant yield method without regard to the timing of actual payments. The applicable Treasury regulations (the “OID Regulations”) do not provide rules for accruals of OID on debt instruments the payments on which are contingent as to time, such as the senior notes. In the absence of definitive guidance, any OID will be reported using a prepayment assumption (as described below in more detail with respect to the subordinate notes).

     The OID Regulations provide, for purposes of determining whether a debt instrument is issued with OID, that stated interest is not “qualified stated interest” and must be included in the SRPM of the debt instrument (and, consequently, accrued as OID) if such interest is not “unconditionally payable”. Interest is considered unconditionally payable if reasonable legal remedies exist to compel timely payment or terms and conditions of the debt instrument make the likelihood of late payment (other than late payment that occurs within a reasonable grace period) or nonpayment (ignoring the possibility of nonpayment due to default, insolvency or similar circumstances) a remote contingency. The trust intends, pursuant to its interpretation of the foregoing rules, to take the position (unless specified otherwise in the applicable prospectus supplement) that payments of interest on the senior notes are unconditionally payable and hence constitute qualified stated interest. However, because failure to make timely payments of interest on the subordinated notes is not an event of default under the indenture while any senior notes are outstanding, the trust intends to take the position that stated interest on the subordinated notes is not qualified stated interest and that, as a result, stated interest on the subordinated notes must be included in the SRPM of such notes and accrued by a holder under the OID Regulations.

     Notwithstanding the foregoing, if a class of subordinated notes is issued at an issue price equal to its principal amount, the trust intends to treat such class of subordinated notes as subject to a special rule for debt instruments issued with OID that nonetheless have a fixed yield. In such event, the trust would take the position that, in accordance with such rule, the amount of OID that ,accrues on such subordinated notes in each accrual period is equal to the amount of interest (including any deferred interest) that accrues on such subordinated notes in such accrual period. Unless such class of subordinated notes is issued at an issue price equal to its principal amount, in including stated interest in the SRPM of such notes, the trust intends absent definitive guidance to treat such class of subordinated notes as subject to an income accrual method analogous to the methods applicable to debt instruments having payments that are contingent as to amount but not as to time and debt instruments whose payments are subject to acceleration (prescribed by Section 1272(a)(6) of the Code) using an assumption as to the expected prepayments on such notes (the “PAC Method”), which assumption will be reflected on a projected payment schedule prepared by the trust. The projected payment schedule will be used solely to determine the amount of OID to be included in income annually by holders of such class of subordinated notes. As such, the calculation of the projected payment schedule would be based on a number of assumptions and estimates and is not a prediction of the actual amounts of payments on such class of subordinated notes or of the actual yield of such notes. In any case, however, the trust’s determination would not be binding on the Internal Revenue Service.

     Payments of interest received with respect to the notes may also constitute “investment income” for purposes of certain limitations of the Code concerning the deductibility of investment interest expense. Potential holders or the beneficial owners should consult their own tax advisors concerning the treatment of interest payments with regard to the notes.

     A purchaser who buys a note of any series at a discount from its principal amount (or its adjusted issue price if issued with original issue discount greater than a specified de minimis amount) will be subject to the market discount rules of the Code. In general, the market discount rules of the Code treat principal payments and gain on disposition of a debt instrument as ordinary income to the extent of

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accrued market discount. Although the accrued market discount on debt instruments such as the notes which are subject to prepayment based on the prepayment of other debt instruments is to be determined under regulations yet to be issued, the legislative history of these provisions of the Code indicate that the same prepayment assumption used to calculate original issue discount should be utilized. Each potential investor should consult his tax advisor concerning the application of the market discount rules to the notes.

     In the event that the notes are considered to be purchased by a holder at a price greater than their remaining stated redemption price at maturity, they will be considered to have been purchased at a premium. The noteholder may elect to amortize such premium (as an offset to interest income), using a constant yield method, over the remaining term of the notes. Special rules apply to determine the amount of premium on a “variable rate debt instrument” and certain other debt instruments. Prospective holders should consult their tax advisors regarding the amortization of bond premium.

Sale or Exchange of Notes

     If a holder sells a note, such person will recognize gain or loss equal to the difference between the amount realized on such sale and the holder’s basis in such note. Ordinarily, such gain or loss will be treated as a capital gain or loss. However, if a note was acquired subsequent to its initial issuance at a discount, a portion of such gain will be recharacterized as interest and therefore ordinary income. In the event any of the notes are issued with original issue discount, in certain circumstances, a portion of the gain can be recharacterized as ordinary income.

     If the term of a note was materially modified, in certain circumstances, a new debt obligation would be deemed created and exchanged for the prior obligation in a taxable transaction. Among the modifications which may be treated as material are those which relate to the redemption provisions and, in the case of a non-recourse obligation, those which involve the substitution of collateral. Each potential holder of a note should consult its own tax advisor concerning the circumstances in which the notes would be deemed reissued and the likely effects, if any, of such reissuance.

Backup Withholding

     Certain purchasers may be subject to backup withholding with respect to interest paid with respect to the notes if the purchasers, upon issuance, fail to supply the trustee or their brokers with their taxpayer identification numbers, furnish incorrect taxpayer identification numbers, fail to report interest, dividends or other “reportable payments” (as defined in the Code) properly, or, under certain circumstances, fail to provide the trustee with a certified statement, under penalty of perjury, that they are not subject to backup withholding. Information returns will be sent annually to the Service and to each purchaser setting forth the amount of interest paid with respect to the notes and the amount of tax withheld thereon.

State, Local or Foreign Taxation

     We make no representations regarding the tax consequences of purchase, ownership or disposition of the notes under the tax laws of any state, locality or foreign jurisdiction. Investors considering an investment in the notes should consult their own tax advisors regarding such tax consequences.

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Limitation on the Deductibility of Certain Expenses

     Under Section 67 of the Code, an individual may deduct certain miscellaneous itemized deductions only to the extent that the sum of such deductions for the taxable year exceed 2% of his or her adjusted gross income. If contrary to expectation, the entity created under the indenture were treated as the owner of the student loans (and not as an association taxable as a corporation), then we believe that a substantial portion of the expenses to be generated by the trust could be subject to the foregoing limitations. As a result, each potential holder should consult his or her personal tax advisor concerning the application of these limitations to an investment in the notes.

Tax-exempt Investors

     In general, an entity which is exempt from federal income tax under the provisions of Section 501 of the Code is subject to tax on its unrelated business taxable income. An unrelated trade or business is any trade or business which is not substantially related to the purpose which forms the basis for such entity’s exemption. However, under the provisions of Section 512 of the Code, interest may be excluded from the calculation of unrelated business taxable income unless the obligation which gave rise to such interest is subject to acquisition indebtedness. If, contrary to expectations, one or more of the notes of any Series were considered equity for tax purposes and if one or more other notes were considered debt for tax purposes, those notes treated as equity likely would be subject to acquisition indebtedness and likely would generate unrelated business taxable income. However, as noted above, counsel has advised us that the notes will be characterized as debt for federal income tax purposes. Therefore, except to the extent any holder incurs acquisition indebtedness with respect to a note, interest paid or accrued with respect to such note may be excluded by each tax-exempt holder from the calculation of unrelated business taxable income. Each potential tax-exempt holder is urged to consult its own tax advisor regarding the application of these provisions.

Foreign Investors

     A holder which is not a U.S. person (“foreign holder”) will not be subject to U.S. federal income or withholding tax in respect of interest income or gain on the notes if: (1) the foreign holder provides an appropriate statement, signed under penalties of perjury, identifying the foreign holder and stating, among other things, that the foreign holder is not a U.S. person, and (2) the foreign holder is not a “10-percent shareholder” or “related controlled foreign corporation” with respect to the trust, unless certain exceptions apply. To the extent these conditions are not met, a 30% withholding tax will apply to interest income on the notes, unless an income tax treaty reduces or eliminates such tax or the interest is effectively connected with the conduct of a trade or business within the United States by such foreign holder. In the latter case, such foreign holder will be subject to U.S. federal income tax with respect to all income from the notes at regular rates applicable to U.S. taxpayers. A “U.S. person” is: (i) a citizen or resident of the United States, (ii) a corporation (or other entity that is treated as a corporation for U.S. federal tax purposes) that is created or organized in or under the laws of the United States or any state thereof (including the District of Columbia), (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions. The tax treatment of a partnership (or other entity treated as a partnership) that holds notes will depend on the status of the partner and the activities of the partnership.

     Generally, a foreign holder will not be subject to federal income tax on any amount which constitutes capital gain upon the sale, exchange, retirement or other disposition of a note unless such foreign holder is an individual present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition and certain other conditions are met, or unless the gain is

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effectively connected with the conduct of a trade or business in the United States by such foreign holder. If the gain is effectively connected with the conduct of a trade or business in the United States by such foreign holder, such holder will generally be subject to U.S. federal income tax with respect to such gain in the same manner as U.S. holders, as described above, and a foreign holder that is a corporation could be subject to a branch profits tax on such income as well.

Certain ERISA Considerations

     Section 406 of the Employee Income Retirement Security Act of 1974, as amended (“ERISA”) and/or Section 4975 of the Code prohibit pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts and some types of Keogh plans (each a “Plan”), from engaging in some types of transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to a Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for those persons. In addition, Title I of ERISA also requires fiduciaries of a Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

     Some transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased notes if assets of the trust were deemed to be assets of the Plan. Under a regulation issued by the United States Department of Labor (the “Plan Asset Regulation”), the assets of the trust would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an “equity interest” in the trust and none of the exceptions to plan assets contained in the Plan Asset Regulations were applicable. An equity interest is defined under the Plan Asset Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Unless the related prospectus supplement states otherwise for a particular series of notes, although there is little guidance on the subject, we believe that, at the time of their issuance, the notes issued by the trust should be treated as indebtedness under applicable local law and without substantial equity features for purposes of the Plan Asset Regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change if the trust incurred losses. This risk of recharacterization is enhanced for notes that are subordinated to other classes of securities. Other exceptions, if any, from application of the Plan Asset Regulation available with respect to any notes will be discussed in the related prospectus supplement.

     However, without regard to whether notes are treated as an equity interest for purposes of the Plan Asset Regulation, the acquisition, holding or disposition of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the depositor, any servicer, the issuer administrator, the subadministrator, the eligible lender trustee and trustee, the trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to a Plan. Some of the exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. Included among these exemptions are: Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by qualified professional asset managers; PTCE 95-60, regarding transactions by life insurance company general accounts; and PTCE 96-23, regarding transactions affected by in-house asset managers.

     A plan fiduciary considering the purchase of notes should consult its legal advisors regarding the fiduciary responsibility provisions of ERISA, whether the assets of the trust would be considered plan

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assets, the possibility of exemptive relief from the prohibited transaction rules and their potential consequences.

     Each prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the related notes. Before purchasing notes in reliance on the above exemptions, or any other exemption, a fiduciary of a Plan should itself confirm that requirements set forth in such exemption would be satisfied.

     Governmental plans and church plans as defined in ERISA are not subject to ERISA or Section 4975 of the Code, although they may elect to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code. In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or Section 4975 of the Code (“Similar Law”). A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in notes under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

Plan of Distribution

     The trust may sell the notes of each series to or through underwriters by “best efforts” underwriting or a negotiated firm commitment underwriting by the underwriters, and also may sell the notes directly to other purchasers or through agents. If so indicated in the prospectus supplement, the trust may sell these notes, directly or through agents, through a competitive bidding process described in the applicable prospectus supplement. Notes will be offered through such various methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular series of the notes may be made through a combination of such methods.

     The distribution of the notes may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices based, among other things, upon existing interest rates, general economic conditions and investors’ judgments as to the price of the notes.

     In connection with the sale of the notes, underwriters may receive compensation from the trust or from the purchasers of such notes for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the notes to or through dealers and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the notes may be deemed to be underwriters and any discounts, or commissions received by them from the trust and any profit on the resale of the notes by them may be deemed to be underwriting discounts and commissions under the Securities Act. The underwriters will be identified, and any compensation received from the trust will be described, in the applicable prospectus supplement.

     The trust may agree with the underwriters and agents who participate in the distribution of the notes that it will indemnify them against liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereto.

     If so indicated in the prospectus supplement, the trust will authorize underwriters or other persons acting as its agent to solicit offers by certain institutions to purchase the notes pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made

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include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases the trust must approve the institutions. The obligation of any purchaser under any contract will be subject to the condition that the purchaser of the notes shall not be prohibited by law from purchasing such notes. The underwriters and other agents will not have responsibility in respect of the validity or performance of these contracts.

     The underwriters may, from time to time, buy and sell notes, but there can be no assurance that an active secondary market will develop and there is no assurance that any market, if established, will continue.

Legal Matters

     Certain legal and tax matters will be passed upon by Mayer, Brown, Rowe & Maw LLP, as counsel to the trust. Other counsel, if any, passing upon legal matters for the trust or any placement agent or underwriter will be identified in the related prospectus supplement.

Financial Information

     The notes are limited obligations payable solely from the revenues generated from the student loans and other assets of the trust. Accordingly, it has been determined that financial statements for the trust are not material to any offering made hereby. Accordingly, financial statements with respect to the trust are not included in this prospectus, and will not be included in any prospectus supplement.

Ratings

     It is a condition to the issuance of the notes that they be rated by at least one nationally recognized statistical rating organization in one of its generic rating categories which signifies investment grade (typically, in one of the four highest rating categories). The specific ratings for series of notes will be described in the related prospectus supplement.

     A securities rating addresses the likelihood of the receipt by owners of the notes of payments of principal and interest with respect to their notes from assets in the trust estate. The rating takes into consideration the characteristics of the student loans, and the structural, legal and tax aspects associated with the rated notes.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

Incorporation of Documents by Reference;

Where to Find More Information

     The trust is subject to the reporting requirements of the Securities Exchange Act of 1934 and to comply with those requirements, we will file periodic reports and other information with the SEC. The SEC allows us to incorporate by reference into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to the reports we file with the SEC. We hereby incorporate by reference all periodic reporting documents we file with the SEC after the date of this prospectus and before all of the notes have been issued.

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     We will provide you, without charge, a copy of any of the documents incorporated by reference upon written or oral request directed to Consolidation Loan Funding II, 9477 Waples Street, Suite 100, San Diego, California 92121, or by telephone at (                    )                                         .

     You may read and copy our registration statement and reports and other information that we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov from which our registration statement and reports are available.

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Glossary of Terms

     Some of the terms used in this prospectus and the prospectus supplement are defined below. The indenture contains the definition of other terms used in this prospectus and the prospectus supplement and reference is made to the indenture for those definitions.

     “Account” means any of the accounts created or established by the indenture.

     “Acquisition fund” means the acquisition fund created and established pursuant to the indenture and further described under “Description of the Indenture—Funds and Accounts—Acquisition Fund.”

     “Acting beneficiaries upon default” means:

•	at any time that any senior obligations are outstanding:

•	with respect to directing the trustee to accelerate the outstanding notes:

•	upon any of the first four events of default listed under “Description of the Indenture—Events of Default” in this prospectus, the holders of a majority in aggregate principal amount of senior notes outstanding and

•	upon any other event of default, the holders of a majority in aggregate principal amount of all notes outstanding;

•	with respect to requesting the trustee to exercise rights and powers under the indenture, directing the conduct of proceedings in connection with the enforcement of the indenture and requiring the trustee to waive events of default (except pursuant to the above):

•	the holders of a majority in aggregate principal amount of the senior notes outstanding unless the trustee receives conflicting requests or directions from another senior beneficiary; or

•	any other senior beneficiary, unless the trustee determines that the requested action is not in the overall interest of the senior beneficiaries or the holders of a majority in aggregate principal amount of the senior notes outstanding; and

•	with respect to all other matters under the indenture, the holders of a majority in aggregate principal amount of senior notes outstanding or any other senior beneficiary;

•	at any time that no senior obligations are outstanding but subordinate obligations are outstanding:

•	with respect to directing the trustee to accelerate the outstanding notes:

•	upon any of the first four events of default listed under “Description of the Indenture—Events of Default” in this prospectus, the holders of a majority in aggregate principal amount of subordinate notes outstanding, and

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•	upon any other event of default, the holders of a majority in aggregate principal amount of all notes outstanding;

•	with respect to requesting the trustee to exercise rights and powers under the indenture, directing the conduct of proceedings in connection with the enforcement of the indenture and requiring the trustee to waive events of default (other than pursuant to directing the trustee to accelerate the outstanding notes):

•	the holders of a majority in aggregate principal amount of the subordinate notes outstanding unless the trustee receives conflicting requests or directions from another subordinate beneficiary; or

•	any other subordinate beneficiary, unless the trustee determines that the requested action is not in the overall interest of the subordinate beneficiaries or receives conflicting requests or directions from another other subordinate beneficiary or the holders of a majority in aggregate principal amount of the subordinate notes outstanding; and

•	with respect to all other matters under the indenture, the holders of a majority in aggregate principal amount of subordinate notes outstanding or any other subordinate beneficiary;

and

•	at any time that no senior obligations and no subordinate obligations are outstanding but any junior subordinate notes are outstanding:

•	with respect to directing the trustee to accelerate the outstanding junior subordinate notes, the holders of a majority in aggregate principal amount of junior subordinate notes outstanding;

•	with respect to requesting the trustee to exercise rights and powers under the indenture, directing the conduct of proceedings in connection with the enforcement of the indenture and requiring the trustee to waive events of default:

•	the holders of a majority in aggregate principal amount of the junior subordinate notes outstanding, unless the trustee receives conflicting requests or directions from an other junior subordinate beneficiary; or

•	any other junior subordinate beneficiary, unless the trustee determines that the requested action is not in the overall interest of the junior subordinate beneficiaries or receives conflicting requests or directions from another other junior subordinate beneficiary or the holders of a majority in aggregate principal amount of the junior subordinate notes outstanding; and

•	with respect to all other matters under the indenture, the holders of a majority in aggregate principal amount of junior subordinate notes outstanding or any other junior subordinate beneficiary.

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     “Add-on loan” means, with respect to any Consolidation Loan owned by the trust, an amount equal to the increased balance of such Consolidation Loan arising out of amounts required to be paid to a lender at the request of the related borrower within 180 days of the date such Consolidation Loan was originated.

     “Administration fund” means the administration fund created and established pursuant to the indenture and further described under “Description of the Indenture—Funds and Accounts—Administration Fund.”

     “Alternative Loan” means a student loan which is not made pursuant to the Higher Education Act, but which may be (but is not required to be) guaranteed by a third party.

     “Beneficial owner” means the person in whose name a note is recorded as beneficial owner of such note by a securities depository under a book-entry system or by a participant or indirect participant in such securities depository, as the case may be.

     “Beneficiaries” means, collectively, all senior beneficiaries, all subordinate beneficiaries and all junior subordinate beneficiaries.

     “Carry-over amount” means, if specified in a prospectus supplement relating to a series of notes bearing interest based on an auction rate, the amount of interest accrued on a note at its applicable auction rate that exceeds the amount of interest accrued on that note by a specified amount or percentage, and the unpaid portion of any such excess from prior periods.

     “Code” is defined under “Federal Income Tax Consequences.”

     “Collection fund” means the collection fund created and established pursuant to the indenture and further described under “Description of the Indenture—Funds and Accounts—Collection Fund.”

     “Collection period” means, for any payment date, the calendar month immediately preceding the month in which such payment date occurs, or any other period specified in a prospectus supplement.

     “Consolidation Loan” means a student loan originated pursuant to Section 428C of the Higher Education Act.

     “Counterparty swap payment” means a payment due to or received by the trust from a swap counterparty pursuant to a swap agreement (including, but not limited to, payments in respect of any early termination of such swap agreement) and amounts received by the trust under any related swap counterparty guaranty.

     “Credit enhancement facility” means, if and to the extent provided for in a supplemental indenture with respect to notes of one or more series:

•	an insurance policy insuring, or a letter of credit or surety bond providing a direct or indirect source of funds for, the timely payment of principal of and interest on such notes (but not necessarily principal due upon acceleration thereof) or

•	a letter of credit, standby purchase agreement, or similar instrument, providing for the purchase of notes on the date specified in a prospectus supplement;

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     and in either case, all agreements entered into by the trust or the trustee and the credit facility provider with respect thereto.

     “Credit facility provider” means any institution engaged by the trust pursuant to a credit enhancement facility to provide credit enhancement or liquidity for the payment of the principal of and interest on any or all of the notes of one or more series, or for the trust’s obligation to purchase notes of one or more series on the date specified in a prospectus supplement.

     “Debt service fund” means the debt service fund created and established pursuant to the indenture and further described under “Description of the Indenture—Funds and Accounts—Debt Service Fund.”

     “Delaware trustee” is defined under “Summary of the Offering—Delaware Trustee.”

     “Eligible lender trust agreement” means the eligible lender trust agreement dated as of January 1, 2004 between the trust, as grantor, and the eligible lender trustee, as trustee, and any similar agreement entered into by the trust and an “eligible lender” under the Higher Education Act pursuant to which such “eligible lender” holds financed student loans as legal owner in trust for the trust as beneficial owner, in each case as supplemented or amended from time to time.

     “Eligible lender trustee” is defined under “Summary of the Offering—Eligible Lender Trustee and Trustee.”

     “Eligible loan” means a student loan which:

•	has been or will be made to a borrower for post-secondary education;

•	is a guaranteed student loan under the Higher Education Act; and

•	is an “eligible loan” as defined in Section 438 of the Higher Education Act for purposes of receiving special allowance payments to the extent permitted by the Higher Education Act; provided, however, that if, after any reauthorization or amendment of the Higher Education Act, loans authorized thereunder, including their benefits, are materially different from loans authorized prior to such reauthorization or amendment, such loans authorized after such reauthorization or amendment shall not constitute eligible loans unless a rating agency confirmation is obtained.

     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

     “Event of default” is defined under “Description of the Indenture—Events of Default.”

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Federal reimbursement contract” means any agreement between a guarantee agency and the Secretary of Education providing for the payment by the Secretary of Education of amounts authorized to be paid pursuant to the Higher Education Act, including partial reimbursement of amounts paid or payable upon defaulted student loans and other student loans guaranteed or insured by the guarantee agency and interest subsidy payments to holders of qualifying student loans guaranteed by the guarantee agency.

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     “FFEL Program” or “Federal Family Education Loan Program” means the Federal Family Education Loan Program established by the Higher Education Act pursuant to which loans are made to borrowers pursuant to certain guidelines,, and the repayment of such loans is guaranteed by a guarantee agency, and any predecessor or successor program.

     “Financed,” when used with respect to student loans or eligible loans means student loans or eligible loans, as the case may be, acquired by the trust or the eligible lender trustee on behalf of the trust with moneys in the acquisition fund, any eligible loans received in exchange for financed student loans upon the sale thereof or substitution therefor in accordance with the indenture and any other student loans deemed “financed” with moneys in the acquisition fund, but does not include student loans released from the lien of the indenture and sold to any purchaser, including a trustee for the holders of the trust’s bonds, notes or other evidences of indebtedness issued other than pursuant to the indenture.

     “Goal Financial” is defined under “Goal Financial.”

     “Grace period” means a period of time, following a borrower’s ceasing to pursue at least a half-time course of study and prior to the commencement of a repayment period, during which principal need not be paid on certain financed student loans.

     “Guarantee” or “guaranteed” means, with respect to a student loan, the insurance or guarantee by a guarantee agency, to the extent provided in the Higher Education Act, of the principal of and accrued interest on such student loan and the coverage of such student loan by one or more Federal reimbursement contracts providing, among other things, for reimbursement to the guarantee agency for losses incurred by it on defaulted student loans insured or guaranteed by the guarantee agency to the extent provided in the Higher Education Act.

     “Guarantee agency” means any state agency or private nonprofit institution or organization which has federal reimbursement contracts in place and has entered into a guarantee agreement with the eligible lender trustee, and any successor and assignee of that guarantor.

     “Guarantee agreement” means the blanket guarantee and other guarantee agreements issued by or from any guarantee agency to the eligible lender trustee for the purpose of guaranteeing the trust’s student loans, and any amendment of any of the foregoing with the provisions thereof.

     “Higher Education Act” means the Higher Education Act of 1965, as amended or supplemented from time to time, and all regulations promulgated under that act.

     “Holder,” when used with respect to any note, means the person in whose name a note is registered in the note register, except that to the extent and for the purposes provided in a supplemental indenture for a series of notes, a credit facility provider that has delivered a credit enhancement facility with respect to that series of notes may instead be treated as the holder of the notes of that series.

     “Indenture” means the indenture of trust, dated as of January 1, 2004, from the trust and the eligible lender trustee to the trustee, as amended and supplemented from time to time.

     “Indenture obligations” means the senior obligations, the subordinate obligations and the junior subordinated obligations.

     “Interest account” means the interest account created and established pursuant to the indenture and further described under “Description of the Indenture—Funds and Accounts—Debt Service Fund.”

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     “Interest payment date” means, with respect to any note, each regularly scheduled interest payment date on that note as specified in the related prospectus supplement; or, with respect to the payment of interest upon acceleration of the notes or the payment of defaulted interest, the date on which interest is payable under the indenture.

     “Interest period” means the period during which interest accrues on a note, as specified in the related supplemental indenture.

     “Issuer administrator” is defined under “Summary of the Offering—Issuer Administrator.”

     “Junior subordinate beneficiaries” means the holders of any outstanding junior subordinate notes, and any other junior subordinate beneficiary holding any other junior subordinate obligation that is outstanding.

     “Junior subordinate credit enhancement facility” means a credit enhancement facility that is designated as a junior subordinate credit enhancement facility in a supplemental indenture.

     “Junior subordinate credit facility provider” means any person who provides a junior subordinate credit enhancement facility.

     “Junior subordinate notes” means any notes designated in a supplemental indenture as junior subordinate notes, which are secured under the indenture on a basis subordinate to any senior obligations and subordinate obligations, and on parity with other junior subordinate obligations.

     “Junior subordinate obligations” means, collectively, the junior subordinate notes and any other junior subordinate obligations.

     “Junior subordinate swap agreement” means a swap agreement that is designated as a junior subordinate swap agreement in a supplemental indenture.

     “Junior subordinate swap counterparty” means any person who provides a junior subordinate swap agreement.

     “Lender” means any party from which the trust or the depositor (or the eligible lender trustee on behalf of the trust or the depositor) acquires financed student loans, which, in the case of student loans, must be an “eligible lender” (as defined in the Higher Education Act).

     “Monthly calculation date” means the twenty-fifth day of each calendar month (or, if such twenty-fifth day is not a business day, the next succeeding business day).

     “Moody’s” means Moody’s Investors Service Inc., and its successors and assigns and if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “Moody’s” shall be deemed to refer to any other nationally recognized securities rating agency designated by the trustee at the written direction of the trust.

     “Other beneficiary” means an other senior beneficiary, an other subordinate beneficiary or an other junior subordinate beneficiary.

     “Other indenture obligations” means, collectively, the other senior obligations, other subordinate obligations and other junior subordinate obligations.

88

     “Other junior subordinate beneficiary” means a person or entity who is a junior subordinate beneficiary other than as a result of ownership of junior subordinate notes.

     “Other junior subordinate obligations” means the trust’s obligations to pay any amounts under any junior subordinate swap agreements and any junior subordinate credit enhancement facilities.

     “Other obligations” means, collectively, other senior obligations, other subordinate obligations and other junior subordinate obligations.

     “Other senior beneficiary” means a person or entity who is a senior beneficiary other than as a result of ownership of senior notes.

     “Other senior obligations” means the trust’s obligations to pay any amounts under any senior swap agreements and any senior credit enhancement facilities.

     “Other subordinate beneficiary” means a person or entity who is a subordinate beneficiary other than as a result of ownership of subordinate notes.

     “Other subordinate obligations” means the trust’s obligations to pay any amounts under any subordinate swap agreements and any subordinate credit enhancement facilities.

     “Outstanding,” (i) when used with respect to any note, shall have the construction given to such word in the indenture, i.e., a note shall not be outstanding under the indenture if such note is at the time not deemed to be outstanding by reason of the operation and effect of the indenture, and (ii) when used with respect to any other obligation, shall mean all other obligations which have become, or may in the future become, due and payable and which have not been paid or otherwise satisfied.

     “Payment date” means, for any note, any interest payment date, its stated maturity or the date of any other regularly scheduled payment.

     “Plus Loans” is defined under “Description of the FFEL Program—Federal Family Education Loans.”

     “Principal account” means the principal account created and established pursuant to the indenture as described under “Description of Indenture—Funds and Accounts—Debt Service Fund.”

     “Principal balance” means the unpaid principal amount of a student loan, including any unpaid capitalized interest that is authorized to be capitalized under the Higher Education Act.

     “Rating agency” means:

•	with respect to the notes, any rating agency that shall have an outstanding rating on any of the notes pursuant to request by the trust and

•	with respect to investment securities, any rating agency that has an outstanding rating on the applicable investment security.

     “Rating agency confirmation” means, with respect to any action, that each of the rating agencies shall have notified the trust and the trustee in writing that such action will not result in a reduction, qualification or withdrawal of the then-current rating of any of the notes.

89

     “Reserve fund” means the reserve fund created and established pursuant to the indenture and further described under “Description of the Indenture—Funds and Accounts—Reserve Fund.”

     “Reserve fund requirement” means at any time, an amount equal to:

•	0.75% of the aggregate principal amount of notes then outstanding; or

•	such other lesser or greater amount specified as the reserve fund requirement in a supplemental indenture, provided that in no event will the amount on deposit in the reserve fund be less than $500,000.

     “Retirement account” means the retirement account created and established pursuant to the indenture and further described under “Description of the Indenture—Funds and Accounts—Reserve Fund.”

     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors and assigns and if such corporation shall be dissolved or liquidated or shall no longer perform the function of a securities rating agency, “S&P” shall be deemed to refer to any other nationally recognized securities rating agency designated by the trustee at the written direction of the trust.

     “Secretary” or “Secretary of Education” means the Secretary of the United States Department of Education (who succeeded to the functions of the Commissioner of Education pursuant to the Department of Education Organization Act), or any other officer, board, body, commission or agency succeeding to the functions thereof under the Higher Education Act.

     “Securities Act” means the Securities Act of 1933, as amended.

     “Senior asset percentage” means, as of the date of determination, the percentage resulting by dividing:

•	the aggregate value of the trust’s assets less the sum of

(1)	all accrued interest on outstanding senior notes,

(2)	all accrued trust swap payments on senior swap agreements,

(3)	all accrued fees with respect to senior credit enhancement facilities, and

(4)	all accrued fees and expenses to be paid out of the administration fund;

     by

•	the aggregate principal amount of outstanding senior notes.

     “Senior asset requirement” means that the senior asset percentage is at least 105% and the subordinate asset percentage is at least 100.5%. These percentages may be decreased on confirmation from each rating agency that the contemplated reduction will not result in the withdrawal or reduction in the then current ratings on any outstanding notes.

90

     “Senior beneficiaries” means the holders of any outstanding senior notes, and any other senior beneficiary holding any other senior obligation that is outstanding.

     “Senior credit enhancement facility” means a credit enhancement facility that is designated as a senior credit enhancement facility in a supplemental indenture.

     “Senior credit facility provider” means any person or entity who provides a senior credit enhancement facility.

     “Senior notes” means any notes designated in a supplemental indenture as senior notes, which are secured under the indenture on a basis senior to any subordinate obligations and any junior subordinate obligations, and on a parity with other senior obligations.

     “Senior obligations” means, collectively, the senior notes and the other senior obligations.

     “Senior swap agreement” means a swap agreement that is designated as a senior swap agreement in a supplemental indenture.

     “Senior swap counterparty” means any person or entity who provides a senior swap agreement.

     “Special allowance payments” means special allowance payments authorized to be made by the Secretary of Education by Section 438 of the Higher Education Act, or similar allowances authorized from time to time by federal law or regulation.

     “Stafford Loans” is defined under “Description of the FFEL Program—Federal Family Education Loans.”

     “Student loan purchase agreement” means (a) the loan purchase agreement, dated as of January 1, 2004, between the trust and the depositor in the form attached to the indenture, as such form may be amended and supplemented with a rating agency confirmation, (b) the loan purchase agreement, dated as of January 1, 2004, between the trust and Consolidation Loan Funding, LLC in the form attached to the indenture, as such form may be amended and supplemented with a rating agency confirmation, and (c) any other student loan purchase agreement in the form attached to the indenture, as such form may be amended and supplemented with a rating agency confirmation, with a seller of eligible loans which has been approved by the rating agencies.

     “Student loan repurchase agreement” means the student loan repurchase agreement, dated as of January 1, 2004, between the trust and Goal Financial, as amended and supplemented pursuant to the terms thereof.

     “Subadministrator” is defined under “Summary of the Offering—Subadministrator.”

     “Subordinate asset percentage” means, as of the date of determination, the percentage resulting by dividing:

•	the aggregate value of the trust’s assets less the sum of

(1)	all accrued interest on outstanding senior notes and outstanding subordinate notes,

91

(2)	all accrued trust swap payments (other than with respect to junior subordinate swap agreements),

(3)	all accrued fees with respect to credit enhancement facilities (other than with respect to junior subordinate credit enhancement facilities), and

(4)	all accrued fees and expenses to be paid out of the administration fund,

     by

•	the aggregate principal amount of outstanding senior notes and outstanding subordinate notes.

     “Subordinate beneficiaries” means the holders of any outstanding subordinate notes, and any other subordinate beneficiary holding any other subordinate obligation then outstanding.

     “Subordinate credit enhancement facility” means a credit enhancement facility that is designated as a subordinate credit enhancement facility in a supplemental indenture.

     “Subordinate credit facility provider” means any person or entity who provides a subordinate credit enhancement facility.

     “Subordinate notes” means any notes designated in a supplemental indenture as subordinate notes, which are secured under the indenture on a basis subordinate to any senior obligations, on a basis senior to any junior subordinate obligations and on a parity with other subordinate obligations.

     “Subordinate obligations” means, collectively, the subordinate notes and the other subordinate obligations.

     “Subordinate swap agreement” means a swap agreement that is designated as a subordinate swap agreement in a supplemental indenture.

     “Subordinate swap counterparty” means any person or entity who provides a subordinate swap agreement.

     “Subsidized Stafford Loans” is defined under “Description of the FFEL Program—Federal Family Education Loans.”

     “Surplus fund” means the surplus fund created and established pursuant to the indenture and further described under “Description of the Indenture—Funds and Accounts—Surplus Fund.”

     “Swap agreement” means an interest rate or other hedge agreement between the trust and a swap counterparty as supplemented or amended from time to time.

     “Swap counterparty” means any person or entity with whom the trust shall, from time to time, enter into a swap agreement.

     “Trust related agreements” is defined under “The Issuer Administrator.”

     “Trustee” is defined under “Summary of the Offering—Eligible Lender Trustee and Trustee.”

92

     “Unsubsidized Stafford Loan” is defined under “Description of the FFEL Program—Federal Family Education Loans.”

     “Variable rate notes” means notes whose interest rate is not fixed but varies on a periodic basis as specified in the supplemental indenture providing for the issuance of those notes.

93

$______________

Student Loan Asset-Backed Notes

Higher Education Funding I
Issuer
Consolidation Loan Funding II, LLC
Depositor

_________

PROSPECTUS SUPPLEMENT

_________
_________
_________

     You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering notes in any state where the offer is not permitted.

     We represent the accuracy of the information in this prospectus supplement and prospectus only as of the dates of their respective covers.

     Until                                         , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus.

     This is in addition to the dealers’ obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

94

FORM 2A

The information in this prospectus supplement and the prospectus is not complete and may be changed. Neither this prospectus supplement nor the prospectus is an offer to sell these notes or is seeking an offer to buy these notes in any state where the offer or sale is not permitted.

Prospectus Supplement
(To prospectus dated    , 200   )

$

Student Loan Consolidation Center Student Loan Trust I

Student Loan Asset-Backed Notes, Series 200  -

We are offering our notes in the following classes:

	Original			Price
	Principal	Interest	Stated Maturity	to	Underwriting	Proceeds to
	Amount	Rate	Date	Public	Discount	Issuer (1)
Series 200 - A- Senior Notes	$_______	-Month LIBOR plus %	________, 20__	_____%	_____%	_______. _____%
Series 200 - A- Senior Notes	$_______	-Month LIBOR plus %	________, 20__	_____%	_____%	_______. _____%
Series 200 - A- Senior Notes	$_______	-Month LIBOR plus %	________, 20__	_____%	_____%	_______. _____%
Series 200 - A- Senior Notes	$_______	Auction Rate	________, 20__	_____%	_____%	_______. _____%
Series 200 - B- Subordinate Notes	$_______	Auction Rate	________, 20__	_____%	_____%	_______. _____%

(1) Before deducting expenses estimated to be approximately $            .

     The notes will be secured by a pool of student loans, a cash reserve fund and the other money and investments pledged to the indenture trustee.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

     You should consider carefully the “Risk Factors” beginning on page S-11 of this prospectus supplement and on page    of the prospectus.

     The underwriters named below are offering the notes subject to approval of certain legal matters by their counsel. The notes will be delivered in book-entry form only on or about             , 200   .

[UNDERWRITERS]

            , 200

Page
Special Note Regarding Forward Looking Statements	ii
Summary	S-1
Risk Factors	S-11
Previously Issued Notes	S-14
Credit Enhancement	S-15
Use of Proceeds	S-15
Acquisition of Student Loans	S-16
Characteristics of the Trust Student Loans	S-17
Description of the Series 200 - Notes	S-22
Auction of the Series 200 - Notes	S-32
Settlement Procedures for Series 200 - Auction Rate Notes	S-46
Payments on the Offered Notes	S-49
Information Relating to the Guarantee Agencies	S-50
Servicing of the Student Loans	S-53
Fees and Expenses of the Trust	S-53
ERISA Considerations	S-53
Federal Income Tax Considerations	S-54
Plan of Distribution	S-54
Legal Matters	S-55
Glossary of Terms	S-55
Prospectus
About This Prospectus	i
Table of Contents	ii
Summary of the Offering	1
Risk Factors	6
Special Note Regarding Forward Looking Statements	16
Formation of the Trust	16
The Depositor	17
Goal Financial	18
The Issuer Administrator	18
The Subadministrator	20
Description of the Indenture	20
Source of Payment and Security for the Notes	50
Description of Credit Enhancement and Derivative Products	53
Description of the FFEL Program	56
Insurance and Guarantees	63
Description of the Guarantee Agencies	67
The Trustee and The Eligible Lender Trustee	73
The Delaware Trustee	73
Federal Income Tax Consequences	74
ERISA Considerations	78
Plan of Distribution	79
Legal Matters	80
Financial Information	80
Ratings	80
Incorporation of Documents by Reference; Where to Find More Information	81
Glossary of Terms	82

-i-

Important Notice About Information Presented in the Prospectus Supplement and the
Accompanying Prospectus

     We provide information to you about the notes in two separate documents that progressively provide more detail. This prospectus supplement describes the specific terms of the notes. The accompanying prospectus provides general information, some of which may not apply to the notes. You are urged to read both the prospectus and this prospectus supplement in full to obtain information concerning the notes.

     If there is a conflict between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in the materials where you can find further discussions about related topics. The table of contents on the preceding page provides the pages on which these captions are located.

     Some of the terms used in this prospectus supplement are defined under the caption “Glossary of Terms” beginning on page S-   of this prospectus supplement. Some of the terms used in this prospectus supplement and the accompanying prospectus are defined under the caption “Glossary of Terms” beginning on page    in the accompanying prospectus.

Special Note Regarding Forward Looking Statements

     Statements in this prospectus supplement and the prospectus, including those concerning expectations as to the trust’s ability to purchase eligible student loans, to structure and to issue securities and to pay notes, and certain other information presented in this prospectus supplement and the prospectus, constitute “forward looking statements,” which represent our expectations and beliefs about future events. When used in the prospectus and this prospectus supplement, the words “estimate,” “intend,” “expect,” “assume,” and similar expressions identify forward-looking statements. Any forward-looking statement is subject to uncertainty and risks that could cause actual results to differ, possibly materially, from those contemplated in such forward-looking statements. Inevitably, some assumptions used to develop forward-looking statements will not be realized or unanticipated events and circumstances may occur. Therefore, investors should be aware that there are likely to be differences between forward-looking statements and actual results; those differences could be material. For a discussion of factors which could cause actual results to differ from forward-looking statements, please see “Risk Factors” in this prospectus supplement and in the prospectus.

ii

Summary

     The following summary is a very general overview of the terms of the notes being offered by this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.

     Before deciding to purchase the offered notes, you should consider the more detailed information appearing elsewhere in this prospectus supplement and in the prospectus.

     This prospectus supplement contains forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward Looking Statements” in this prospectus supplement and the prospectus.

General

     The offered notes will be issued pursuant to an indenture of trust and will include both senior notes and subordinate notes having the rights described in the prospectus. We will use the proceeds from the sale of the offered notes to purchase student loans, to make a deposit to the reserve fund and to pay costs of issuing the offered notes.

     We have previously issued other series of notes and have used the proceeds we received to purchase student loans. All of those student loans previously acquired, along with the student loans we purchase with the proceeds of the offered notes, are or will be pledged to the indenture trustee to secure repayment of all the notes issued under the indenture. The composition of this common pool of collateral will change over time as student loans are repaid and new student loans are added.

     The only sources of funds for payment of all of the notes issued under the indenture are the student loans, the investments of moneys under the indenture that we pledge to the indenture trustee and the payments that we receive on those student loans and investments. To the extent the value of the student loans and other assets in the trust estate exceeds certain percentages of the outstanding principal balance of each of the senior notes and the subordinate notes issued under the indenture, the indenture trustee may release funds to the depositor.

Closing Date

     The “closing date” for this offering is expected to be on or about             , 200  .

Cut-Off Date

     The “cut-off date” for a student loan the trust acquires will be the date on which that student loan is transferred to the trust. The trust will receive all payments made on a student loan on and after its cut-off date.

Statistical Calculation Date

     The information presented in this prospectus supplement is given as of             , 200   for the student loans the trust currently owns in addition to those student loans that the trust will acquire on the closing date. We refer to             , 200   as the “statistical calculation date.”

S-1

Acquisition Period

     On the closing date, we will deposit approximately $         into the acquisition fund, approximately $         of which will be used to acquire student loans on the closing date.

     Until             , 200   , we may use amounts in the acquisition fund to acquire student loans. Any amounts remaining in the acquisition fund on             , 200   will be transferred to the retirement account of the debt service fund on that date and used to redeem the offered notes.

Principal Parties

Trust:

•	Student Loan Consolidation Center Student Loan Trust I

Depositor:

•	Consolidation Loan Funding, LLC

Servicers:

•	Great Lakes Educational Loan Services, Inc.

•	[others]

     We may replace any servicer with one or more new servicers or may add one or more additional servicers subject to certain conditions in the indenture.

Issuer Administrator:

•	Lord Securities Corporation

Subadministrator:

•	CLF Administration Company, L.L.C.

Trustee:

•	The Bank of New York

Eligible Lender Trustee:

•	The Bank of New York

Delaware Trustee:

•	The Bank of New York (Delaware)

S-2

Auction Agent

•	[Name]

Broker-Dealers

•	[Insert Name] for the series 200 - and series 200 - senior notes and the series 200 - subordinate notes.

•	[Insert Name] for the series 200 - and series 200 - senior notes.

Distribution Dates

     LIBOR rate notes. Distributions will be made on the LIBOR rate notes on the       day of each January, April, July and October. We sometimes refer to these distribution dates as “quarterly distribution dates.” If any quarterly distribution date is not a business day, the quarterly distribution date will be the next business day. The initial quarterly distribution date will be             , 200   .

     Auction rate notes. Distributions will be made to each class of auction rate notes on the business day following the end of each auction period for that class of auction rate notes. However, if an auction period for a class of auction rate notes exceeds one year, distributions also will be made to that class of notes semi-annually. We sometimes refer to a distribution date for a class of auction rate notes as an “auction rate distribution date.”

Collection Periods

     The collection periods will be the calendar month preceding each monthly calculation date.

Record Date

     Interest and principal on the offered notes will be payable to the record holders of the offered notes as of the close of business on the record date, which is the business day before the related payment date.

Monthly Calculation Date

     The 25th day of each calendar month, or if such day is not a business day, the next business day.

Securities Offered

     The trust is offering the student loan asset-backed notes described on the front cover page of this prospectus supplement.

     The series 200   -   A-   series 200   -   A-   and series 200   -   A-   notes will bear interest based on    -month LIBOR, and we sometimes refer to them as “LIBOR rate notes.” The series 200   -   A-   notes and series 200   -   B-   notes will bear interest based on an auction rate, and we sometimes refer to them as “auction rate notes.”

S-3

Interest

     LIBOR Rate Notes. The LIBOR rate notes will bear interest at the annual rates set forth in the front cover page of this prospectus supplement.

     The indenture trustee will determine the rate of interest on the LIBOR rate notes on the second business day prior to the start of the applicable interest accrual period. Interest on the LIBOR rate notes will be calculated on the basis of the actual number of days elapsed during the interest accrual period divided by 360.

     For the initial interest accrual period, the indenture trustee will determine the LIBOR rate by reference to straight line interpolation between       -month and       -month LIBOR based on the actual number of days in the interest accrual period.

     Interest accrued on the outstanding principal balance of the LIBOR rate notes during each interest accrual period will be paid on the related quarterly distribution date.

     The initial interest accrual period for the LIBOR rate notes begins on the closing date and ends on             , 200   . For all other quarterly distribution dates, the interest accrual period for the LIBOR rate notes will begin on the prior quarterly distribution date and end on the day before such quarterly distribution date.

     Auction Rate Notes. The interest rate on the auction rate notes is determined at auction. However, the interest rates on the auction rate notes for the initial interest accrual period will be determined by the underwriters prior to the closing date. The initial auction date and the initial interest rate adjustment date for each series of auction rate notes is set forth below:

	Initial Auction	Initial Interest Rate
Series	Date	Adjustment Date
Series 200 -A-
Series 200 -B-

     For each auction period, the interest rate for the auction rate notes will be the least of:

•	the rate determined pursuant to the auction procedures described under “Auction of the Series 200 - Notes”;

•	the maximum rate, which is equal to the least of:

•	the maximum auction rate;

•	%;

•	the maximum rate permitted by law; or

•	the net loan rate, which is based upon the actual return on the student loans in the trust minus certain amounts payable by the trust.

     We sometimes refer to the interest rate for the auction rate notes as the “auction rate.”

S-4

     The interest accrual period for each series of auction rate notes is the period from the previous auction date through the date preceding the auction rate distribution date for that series of notes. The first interest accrual period, however, will begin on the closing date and end on the initial auction date. We sometimes refer to an interest accrual period for a series of auction rate notes as an “auction period.”

     Interest will be calculated on the auction rate notes on the basis of the actual number of days elapsed in the related auction period divided by [365] [360]. See “Description of the Series 200   -   Notes” and “Auction of the Series 200   -   Notes.”

Principal

     Stated Maturity Date

     The stated maturity date of all series of the series 200      -      notes is set forth on the front cover page of this prospectus supplement.

     Mandatory Redemption

     The series 200      -      notes of any series are subject to mandatory redemption on any interest payment date following the acquisition period for such series of the series 200   -   notes in an amount equal to the remaining acquisition amount. See “Description of the Indenture—Funds and Accounts—Acquisition Fund” in the prospectus. For purposes of determining the amount of series 200   -   notes to be redeemed, the trust shall assume that moneys in the acquisition fund from the proceeds of the series 200      -   nbsp;  notes were used to acquire student loans on a “first-in, first-out” basis. The prepayment price will be 100% of the principal amount of series 200      -      notes to be prepaid, plus accrued interest thereon to the prepayment date.

     The notes of any series, including the series 200      -      notes, also are subject to mandatory redemption on any interest payment date following the end of each revolving period (which, for the series 200      -      notes, ends on          , but may, subject to obtaining a rating agency confirmation, be periodically extended by the trust), from revenues deposited to the retirement account. The prepayment price will be 100% of the principal amount of such series 200      -      notes to be prepaid, plus accrued interest thereon to the prepayment date.

     Other series of notes or portions thereof may be designated for redemption or principal distribution before such principal repayments are applied to the redemption of the series 200      -      notes.

     Optional Redemption

     At the trust’s option, subject to compliance with the provisions of the indenture, series 200      -      notes of any series may be redeemed on any business day, in whole or in part, at a prepayment price equal to 100% of the principal amount of such series 200      -      notes to be redeemed, plus accrued interest thereon to the prepayment date.

     Selection of Series 200      -      Notes for Redemption

     In the absence of valid direction by the trust and except as otherwise described above under “Principal—Mandatory Redemption,” the series 200      -       notes to be redeemed will be selected first from the series 200      -      A notes in ascending numerical order of the series designation and thereafter from the series 200      -      B subordinate notes in ascending numerical order. If less than all outstanding series 200      -      notes of a given series are to be redeemed, the particular series 200      -      notes to be redeemed

S-5

will be determined by lot. See “Description of the Series 200      -       Notes—Selection of Series 200      -      Notes for Redemption.”

     Limitation on Redemption of Subordinate Notes

     Subordinate notes, including the series 200      -      subordinate notes, that are otherwise subject to optional or mandatory redemption will only be redeemed if, as of the date of selection of such subordinate notes for redemption and after giving effect to such redemption, while senior notes are outstanding, the senior asset percentage will be at least equal to 107%, and the subordinate asset percentage will be at least equal to 101.5% or such lesser percentages as permitted by a rating agency confirmation.

     The senior asset percentage is the ratio (expressed as a percentage) of:

•	the value of the assets in the trust estate, less accrued interest on notes outstanding, swap payments and certain fees, to

•	the principal amount of senior notes outstanding.

     The subordinate asset percentage is the ratio (expressed as a percentage) of:

•	the value of the assets in the trust estate, less accrued interest on notes outstanding, swap payments and certain fees, to

•	the principal amount of all senior and subordinate notes outstanding.

Priority of Payments

     Generally

     On each monthly calculation date, amounts available in the collection fund as of the end of the prior month will be applied generally in the following priority (for more detail, see “Description of the Indenture—Funds and Accounts—Collection Fund” in the prospectus):

•	first, to make any payments due and payable by the trust to the U.S. Department of Education related to the student loans or any other payment due and payable to a guarantee agency relating to its guarantee of the student loans; or any other payment due to another entity or trust estate if amounts due by the trust or the eligible lender trustee to the U.S. Department of Education or a guarantee agency with respect to the student loans were paid by or offset against such other entity or trust estate;

•	second, to the administration fund, to increase the balance thereof to such amounts as an authorized officer of Lord Securities Corporation, as issuer administrator, shall direct for certain costs and expenses, subject to the limitations set forth in any supplemental indenture;

•	third, to the interest account, to provide for the payment of interest on senior notes or other senior obligations (except termination payments due under senior swap agreements as a result of a swap counterparty default);

S-6

•	fourth, to the principal account, to provide for the payment of principal of senior notes at stated maturities or on mandatory sinking fund payment dates or the reimbursement of senior credit facility providers for the payment of principal of the notes;

•	fifth, to the interest account, to provide for the payment of interest on subordinate notes or other subordinate obligations (except termination payments due under subordinate swap agreements as a result of a swap counterparty default);

•	sixth, to the principal account, to provide for the payment of principal of subordinate notes at their stated maturities or on mandatory sinking fund payment dates or the reimbursement of subordinate credit facility providers for the payment of principal of the notes;

•	seventh, to the reserve fund if necessary to increase the balance thereof to the reserve fund requirement;

•	eighth, to the interest account to provide for the payment of interest on junior subordinate notes or other junior subordinate obligations (except termination payments due under junior subordinate swap agreements as a result of a swap counterparty default);

•	ninth, to the principal account, to provide for the payment of principal of junior subordinate notes at their stated maturities or on mandatory sinking fund payment dates or the reimbursement of junior subordinate credit facility providers for the payment of principal of the notes;

•	tenth, to make such other payments as may be set forth in a supplemental indenture;

•	eleventh, to the acquisition fund (but only during the revolving period, or after the revolving period to fund any add-on loan) to fund the acquisition of student loans, such amount as directed by the trust;

•	twelfth, to the retirement account, at the direction of the trust, for the redemption of, or distribution of principal with respect to, notes (or the reimbursement of credit facility providers for the payment of the prepayment price of the notes);

•	thirteenth, to the interest account for the payment of carry-over amounts (and interest thereon) due with respect to the senior notes;

•	fourteenth (but only if the senior asset percentage would be at least 100% upon the application of such amounts), to the interest account for the payment of carry-over amounts (and interest thereon) due with respect to the subordinate notes;

•	fifteenth (but only if the senior asset percentage and the subordinate asset percentage would be at least 100% upon the application of such amounts), to the credit of the interest account, for the payment of carry-over amounts (and interest thereon) with respect to junior subordinate notes;

•	sixteenth, to the interest account for the payment of termination payments due under senior swap agreements as a result of a swap counterparty default;

S-7

•	seventeenth, to the interest account for the payment of termination payments due under subordinate swap agreements as a result of a swap counterparty default;

•	eighteenth, to the interest account for the payment of termination payments due under junior subordinate swap agreements as a result of a swap counterparty default; and

•	nineteenth, to the surplus fund.

     Suspension of Payment on Subordinate Obligations

     As long as any series 200      -      senior notes, any other senior notes, any series 200      -      subordinate notes or any other subordinate notes remain outstanding, the above payment order will be modified if, after giving effect to the payments on any payment date:

•	the senior asset percentage would be less than 100% (in which event no carry-over amount will be paid with respect to subordinate notes or junior subordinate notes);

•	the subordinate asset percentage would be less than 100% (in which event no carry-over amount will be paid with respect to junior subordinate notes); or

•	a payment default has occurred under the indenture (in which event amounts will be applied as provided in the indenture with respect to events of default).

     Any such deferral of payments on the series 200   -   subordinate notes, any other subordinate notes or any junior subordinate notes will not constitute an event of default under the indenture.

     Priority and Timing of Payments

     The subordination of the series 200      -      subordinate notes and any other obligations subordinate to the senior notes generally relates only to rights to direct remedies and to receive payments in the event that revenues from the trust estate are not sufficient to make all payments due on obligations or that the circumstances described above under “Suspension of Payments on Subordinate Obligations” have occurred. Principal and interest payments on subordinate notes, including the series 200      -      subordinate notes, will continue to be made on their payment dates (which may precede payment dates for senior notes), as long as the conditions in the indenture to the payment of those amounts continue to be met. In addition, in the event of a valid direction by the trust to do so, revenues available to prepay notes may be applied first to subordinate notes, as long as the conditions in the indenture to the payment of those amounts continue to be met. In particular, the revenues available for the redemption of series 200      -      notes may be applied first to the series 200      -      subordinate notes and then to the series 200      -      senior notes, unless redemption of the series 200      -      subordinate notes would be prohibited under the indenture as descried under “Description of the Series 200      -       Notes—Senior Asset Requirement.” See “Source of Payment and Security for the Notes—Priorities” in the prospectus and “Description of the Indenture—Funds and Accounts” in the prospectus.

     Revolving Period

     “Revolving period” means, with respect to series 200   -   notes, the period beginning on the date of issuance of any series 200      -      notes under the indenture and ending on          , or such later date as may be provided by order of the trust, provided that the rating agency confirmation shall have been obtained with respect to such order of the trust. Prior to the termination of the revolving period, revenues that otherwise would be required to be used to redeem or make principal distributions

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with respect to series 200      -      notes may instead, at the direction of the trust, be transferred to the acquisition fund and used to acquire additional student loans.

Reserve Fund

     Approximately $         of the proceeds of the series 200   -   notes delivered on          will be deposited into a reserve fund for the notes. Upon the future delivery of series 200      -      notes additional reserve fund deposits will be made. The required balance of the reserve fund will initially be the greater of (a)       % of the outstanding principal amount of the notes or (b) $      . Thus, the amounts in the reserve fund may be reduced in connection with the reduction of the outstanding principal amount of notes. The reserve fund requirement may be changed upon receiving a rating agency confirmation. See “Description of the Indenture—Funds and Accounts—Reserve Fund” in the prospectus.

Parity Obligations

     The series 200   -   notes will be issued under the indenture. Additional notes and other obligations may be issued under the indenture which have the same right to payment from the trust estate as the series 200      -      senior notes or which have the same right to such payment as the series 200      -      subordinate notes.

     The series 200   -   senior notes constitute “senior obligations” under the indenture, secured on a basis which is on parity with any other senior obligations and which is superior to the series 200      -      subordinate notes and any other subordinate obligations and junior subordinate obligations.

     The series 200      -      subordinate notes constitute “subordinate obligations” under the indenture, secured on a basis which is on parity with any other subordinate obligations and which is subordinate to the series 200      -      senior notes and any other senior obligations and superior to any junior subordinate obligations.

Registration, Clearing and Settlement

     Beneficial ownership interests in the series 200   -   notes will be held through The Depository Trust Company. You will not be entitled to receive definitive certificates representing your interests in the series 200      -       notes, except in certain limited circumstances. See “Description of the Series 200      -      Notes—Book-Entry-Only System.”

Authorized Denominations

     The series 200      -      notes will be offered in denominations of $50,000 and multiples thereof.

Federal Income Tax Consequences

     Mayer, Brown, Rowe & Maw LLP will deliver an opinion that, for federal income tax purposes, the offered notes will be treated as indebtedness, as described in the prospectus. You will be required to include in your income interest on the offered notes as the interest accrues or is paid, in accordance with your method of tax accounting. See “Federal Income Tax Consequences” in this prospectus supplement and the prospectus.

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ERISA Considerations

     Notes that are treated as indebtedness without substantial equity features are eligible for purchase by or on behalf of employee benefit plans, retirement arrangements, individual retirement accounts and Keogh Plans, subject to the considerations discussed under “ERISA Considerations” in this prospectus supplement and the prospectus.

Rating of the Notes

     We anticipate that the senior notes offered pursuant to this prospectus supplement will be rated [“      ” by             , “      ” by             and “      ” by            .]

     We anticipate that the subordinate notes offered pursuant to this prospectus supplement will be rated “      ” by             , “      ” by             and “      ” by            .

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Risk Factors

     The discussion under the heading “Risk Factors” in the prospectus describes risks associated with your investment in the notes. In addition, you should consider the factors described below, any of which may result in delays or reductions in payments on your notes:

The assets of the trust may not be sufficient to pay the notes

     The notes are obligations solely of the trust, and will not be insured or guaranteed by any other person or entity. Repayment of your notes will depend upon revenues realized from student loans held by the trust and other assets of the trust.

     On the closing date, after we issue the offered notes and acquire the student loans that we expect to acquire on the closing date, the aggregate principal balance of the student loans we own and the other assets pledged as collateral for our notes will be approximately       % of the aggregate principal balance of all our outstanding notes. If an event of default should occur under the indenture and we were required to redeem all of our notes, our liabilities may exceed our assets. If this were to occur, we would be unable to repay in full all of the holders of our notes and this would affect our subordinate notes before affecting our senior notes.

The class B notes are subordinated to the class A notes

     Payments of interest and principal on the class B notes are subordinated in priority of payment to payments of interest and principal on the class A notes. Accordingly, holders of class B notes will bear a greater risk of loss than holders of the class A notes in the event of a shortfall in available funds or amounts in the reserve fund due to losses or for any other reason. If the actual rate and amount of losses on the student loans exceeds your expectations, and if amounts in the reserve fund are insufficient to cover the resulting shortfalls, the yield to maturity on class B notes may be lower than you anticipate and you could suffer a loss. Class B notes are also subordinate to the class A notes as to the direction of remedies upon an event of default under the indenture.

Adverse changes in the financial condition of a guarantee agency may cause a delay or losses on payment of the notes

     Each student loan is guaranteed by a federal guarantee agency.          has guaranteed approximately    % of the outstanding principal balance of the initial student loans as of the statistical calculation date. If there should be a material adverse change in the financial condition of          , it may fail to make its guaranteed payments to the eligible lender trustee. Although in these circumstances we may submit claims directly to the Department of Education, there may be delays in the trust receiving claim payments from the Department of Education. The delay of any such guaranteed payments, interest subsidy payments, or special allowance payments could adversely affect our ability to pay timely interest and principal on the notes.

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Your securities may have a degree of basis risk which could compromise the issuer’s ability to pay principal and interest on your securities

     There is a degree of basis risk associated with your notes. Basis risk is the risk that shortfalls might occur because, among other things, the interest rates of the trust’s student loans and those of your notes adjust on the basis of different indexes. If a shortfall were to occur, the trust’s ability to pay your principal and/or interest on your notes could be compromised.

Prepayments and redemptions of your notes will affect the activity and yield of your notes

     The proceeds of your notes include amounts to be deposited in the collection fund and used to pay interest on your notes. If those amounts are not needed for that purpose, they may be used to acquire student loans. If the amount used pay interest on your notes and to acquire student loans is less than the full amount so funded, the trust may prepay principal on the notes, possibly including your notes.

     The trust also has the right redeem your notes at any time, from any source, including through the issuance of refunding obligations.

The interest rates on the trust’s investments may be insufficient to cover interest on your notes

     Unspent proceeds of the notes of your series and moneys in the trust funds and accounts under the indenture will be invested at fluctuating interest rates. We cannot assure you that the interest rates at which these proceeds and moneys are invested will equal or exceed the interest rates on your notes.

The interest rates on the auction rate notes are subject to limitations, which could reduce your yield

     The interest rates on the auction rate notes may be limited by the maximum rate, which will be based on the least of the maximum auction rate, the maximum interest rate or, in certain circumstances, the net loan rate (which is based on the actual return on the trust’s student loans, less specified administrative costs and losses realized on the student loans during the preceding collection period). If, for any auction period, the maximum rate is less than the auction rate determined in accordance with the auction procedures, interest will be paid on the auction rate notes at the maximum rate even though there may be sufficient available funds to pay interest at the auction rate.

     For an auction rate distribution date on which the maximum auction rate or the net loan rate applies, the difference between the amount of interest at the auction rate determined pursuant to the auction procedures for the auction rate notes and the amount of interest at the maximum auction rate or the net loan rate will become a carry-over amount, and will be paid on succeeding auction rate distribution dates only to the extent that there are funds available for that purpose and other conditions are met. It is possible that such carry-over amount may never be paid. Any carry-over amount not paid at the time of redemption or maturity of an auction rate note will be extinguished. For an auction rate distribution date on which the maximum interest rate applies, the difference between the amount of interest at the auction rate and the amount of interest at the maximum interest rate will not become a carry-over amount and will not be paid in the future. The ratings on your notes do not address the likelihood of the payment of any carryover amount.

Lack of liquidity facility for your notes

     Your notes will not be supported by a liquidity facility. If an existing holder were to submit a sell order or a hold order subject to an interest rate that is determined to be greater than the maximum auction rate for an auction date, and sufficient clearing bids are not obtained on that auction date, such existing

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owner will not have its notes purchased through the auction procedures on that auction date. In such event, no assurance can be given that a broker-dealer will purchase or will otherwise be able to locate a purchaser prior to the next auction date or that sufficient clearing bids will be obtained on any succeeding auction date.

Military events may result in delayed payments from borrowers called to active military service

     The Soldiers’ and Sailors’ Civil Relief Act of 1940 provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their student loans. The response of the United States to terrorist attacks, and possible future military action by the United States, is expected to increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty.

     The Soldiers’ and Sailors’ Civil Relief Act of 1940 also limits the ability of a lender in the Federal Family Education Loan Program to take legal action against a borrower during the borrower’s period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the student loans.

     The Department of Education has issued guidelines that would extend the in-school status, in-school deferment status, grace period status or forbearance status of certain borrowers ordered to active duty. Further, if a borrower was in default on a student loan, the applicable guarantee agency must, upon being notified that the borrower had been called to active duty and during certain time periods as from time to time designated by the Department of Education, cease all collection activities for the expected period of the borrower’s military service.

     We do not know how many student loans have been or may be affected by the application of the Soldiers’ and Sailors’ Civil Relief Act of 1940 and the United States Department of Education’s guidelines.

Higher Education Relief Opportunities for Students Act of 2003 may adversely affect payments from borrowers

     The Higher Education Relief Opportunities for Students Act of 2003 (HEROES Act of 2003) authorizes the Secretary of Education, during the period ending September 30, 2005, to waive or modify any statutory or regulatory provisions applicable to student financial aid programs under Title IV of the Higher Education Act as the Secretary deems necessary for the benefit of student loan borrowers who:

•	are serving on active military duty during a war or other military operation or national emergency;

•	are serving on National Guard duty during a war or other military operation or national emergency;

•	reside or are employed in an area that is declared by any federal, state or local official to be a disaster area in connection with a national emergency; or

•	suffered direct economic hardship as a direct result of war or other military operation or national emergency.

     The Secretary of Education is authorized to waive or modify any provision of the Higher Education Act:

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•	to ensure that such recipients of student financial assistance are not placed in a worse financial position in relation to that assistance;

•	to ensure that calculations used to determine need for such assistance accurately reflect the financial condition of such individuals;

•	to provide for amended calculations of overpayment; and

•	to ensure that institutions of higher education, eligible lenders, guaranty agencies and other entities participating in such student financial aid programs that are located in, or whose operations are directly affected by, areas that are declared to be disaster areas by any federal, state or local official in connection with a national emergency may be temporarily relieved from requirements that are rendered infeasible or unreasonable.

     The Secretary was given this same authority under Public Law 107-122, signed by the President on January 15, 2001 but the Secretary has yet to use this authority to provide specific relief to servicepersons with loan obligations who are called to active duty.

     The number and aggregate principal balance of student loans that may be affected by the application of the HEROES Act of 2003 is not known at this time. Accordingly, payments received by the trust on student loans made to a borrower who qualifies for such relief may be subject to certain limitations. If a substantial number of borrowers of the student loans become eligible for the relief provided under the HEROES Act of 2003, there could be an adverse effect on the total collections on the student loans and the ability of the trust to pay principal and interest on the notes.

Proposed changes to the Higher Education Act may result in increased prepayments on the student loans.

     Bills have been introduced in the U.S. House of Representatives that, if enacted into law, would permit borrowers under most consolidation loans to refinance their student loans at lower interest rates. Any legislation that permits borrowers to refinance existing consolidation loans at lower interest rates could significantly increase the rate of prepayments on the trust’s student loans. A faster rate of prepayments would decrease the amount of excess interest available to redeem offered notes. In addition, if the legislation described above or any similar legislation is enacted into law, the length of time that the offered notes are outstanding and their weighted average lives may be shortened significantly.

Previously Issued Notes

     Information concerning each outstanding series of notes that the trust has previously issued under the indenture is provided below. The student loans and other assets pledged to the indenture trustee will serve as collateral for the outstanding notes and any additional notes that the trust may issue under the indenture in the future, as well as your notes.

		Original Principal	Current Principal	Interest	Stated Maturity
Series	Class	Amount	Amount	Method	Date

[TO BE PROVIDED]

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Credit Enhancement

Reserve Fund

     We will make a deposit to the reserve fund on the date the offered notes are issued in an amount equal to $   . Subsequent to this deposit, the reserve fund will have a balance of approximately $   . If funds available in the debt service fund are not sufficient to make payments when legally due, moneys in the reserve fund may be used to pay amounts due and payable on the notes of any series issued under the indenture. Money withdrawn from the reserve fund will be restored to the required minimum balance through transfers from the collection fund or the surplus fund as directed by us and as available. The required minimum balance in the reserve fund for all notes issued is the greater of $   , or the sum of    % of the then outstanding balance of the notes offered by this prospectus supplement and    % of the then outstanding principal balance of all other notes issued under the indenture. These percentages may be decreased with confirmation from the rating agencies that the change will not adversely affect the ratings on any of the notes.

Subordinate Notes

     Currently, the trust has outstanding $   aggregate principal amount of subordinate notes. An additional $   aggregate principal amount of subordinate notes will be issued in this offering. Approximately    % of all the trust’s notes that will be outstanding immediately after issuing the series 200 -   notes will be subordinate notes.

     The rights of the subordinate noteholders to receive payments of interest and principal are subordinated to the rights of the senior noteholders to receive such payments to the extent described in this prospectus supplement and the accompanying prospectus. This subordination is intended to enhance the likelihood of regular receipt by the senior noteholders of the full amount of scheduled monthly payments of principal and interest due them and to protect the senior noteholders against losses.

     Senior noteholders have a preferential right to receive, before any distributions to subordinate noteholders, distributions from the trust estate created under the indenture and, if necessary, the right to receive future distributions on our student loans that would otherwise have been payable to the holders of subordinate notes. See “Description of Credit Enhancement and Swap Agreements—Credit Enhancement” in the prospectus.

Use of Proceeds

     We estimate that the net proceeds from the sale of the offered notes will be applied as follows:

Deposit to acquisition fund	$	___
Deposit to reserve fund	$	___

Total	$	___

     Approximately $   of the proceeds deposited to the acquisition fund will be used to pay the costs of issuing the offered notes.

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Acquisition of Student Loans

     The student loans to be acquired with proceeds of the series 200   -    notes will be acquired by the trust during the period beginning on each respective closing date and ending on and including (i)    , with respect to the series 200   -   notes issued on    and (ii) the date which is    days from the closing date for such series with respect to the series 200   -   notes issued on a date other than    . These periods, referred to as the “acquisition periods,” may, subject to obtaining a rating agency confirmation, be periodically extended by direction of the trust.

     Each student loan is required to be guaranteed as to principal and interest by a guarantee agency and reinsured by the Department of Education to the extent provided under the Higher Education Act. Student loans are required to be eligible for special allowance payments and, in the case of Stafford loans, interest subsidy payments paid by the Department of Education. See “Description of the FFEL Program” in the prospectus.

     Each student loan will be a consolidation loan or other student loan provided that the aggregate principal balance of all such student loans which are not consolidation loans does not exceed $       million at any given time and provided further that no such student loans which are not consolidation loans may be unsubsidized or subsidized Stafford Loans, unless rating agency confirmation is obtained. Each of the student loans is expected to be acquired at a purchase price which will include a premium. In addition, it is expected that a substantial amount of the student loans to be acquired with the proceeds of the series 200   -   notes will have a graduated repayment schedule. See “Description of the Indenture—Funds and Accounts—Acquisition Fund.” Not more than    % of the financed student loans which are consolidation loans will have original principal balances at the time of purchase by the trust of less than $15,000; provided, however, that any consolidation loan which was purchased with an original principal balance of less than $15,000 at the time of purchase by the trust, but for which a subsequent add-on loan has been made and the principal balance of the add-on loan, when added to the original principal balance of the consolidation loan at the time of purchase by the trust, will cause the original principal balance of the consolidation loan to exceed $15,000 will be excluded from the    % limit.

     Except as described above, there will be no required characteristics of the student loans. Therefore, the acquisition of student loans from funds available for that purpose under the indenture will cause the aggregate characteristics of the entire pool of student loans, including the composition of the student loans and of the borrowers thereof, the distribution by interest rate and the distribution by principal balance, to vary over time. Furthermore, the issuance of additional series of notes and the acquisition of student loans with the proceeds thereof may cause the aggregate characteristics of the pool of student loans to vary still further.

     The student loans may have “graduated repayment characteristics.” For example, the depositor intends to offer one or more graduated repayment programs to prospective consolidation loan borrowers. A borrower who participates in such program may be eligible initially to make lower periodic loan payments, which might include paying only interest for a period of time. However, such a borrower would incur a greater amount of interest over the life of the loan and, at one or more further points in time, would incur an increase in his or her periodic loan payment amounts, which may adversely impact a borrower’s ability to repay a student loan.

     Initially, the trust will acquire the student loans from each of the depositor and    pursuant to the terms of loan purchase agreements between the trust and each of the depositor and    covering consolidation loans being originated and funded by the depositor and    , via their respective eligible lender trustees, under the Higher Education Act. Thereafter, the trust is expected to

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acquire additional student loans, provided that the aggregate principal of all such student loans which are not consolidation loans does not exceed $    million at any given time and provided further that no such student loans which are not consolidation loans may be unsubsidized or subsidized Stafford Loans, from the depositor and/or from other persons under loan purchase agreements and, if rating agency confirmation is first obtained, other student loans eligible to be acquired by the trust.

     The depositor has offered and/or may elect in the future to offer borrower incentives (such as, without limitation, reduced payments for automatic electronic payments and on time payment history; rebates of interest and interest or principal reductions) on the student loans to be acquired by the trust. Initially, the borrower incentives are expected to include (i) an interest rebate of    % of the student loan principal balance after six months of on time payments and (ii) a    % interest rate reduction for automatic electronic payments. These initial borrower incentives are expected to be available for borrowers whose consolidation loan has an interest rate of    % or higher. A rating agency confirmation must first be obtained before the depositor may offer additional borrower incentives.

     In the loan purchase agreements, the seller of the student loans will make certain representations and warranties concerning each student loan being sold to the trust. The seller will be required to repurchase any student loan sold to the trust if, among other reasons (i) any representation or warranty made by the seller proves to have been materially incorrect or (ii) the Secretary of Education or a guarantee agency refuses to honor all or part of a claim filed with respect to a student loan on account of any circumstance or event that occurred prior to the sale of such student loan to the trust. In respect of loans purchased by the trust from the depositor, if the depositor has acquired those loans after they were originated by other entities, the trust expects that the depositor will have entered into agreements with those persons by which they make warranties and representations to the depositor conforming to those it makes to the trust. However, even though the depositor will have made the aforesaid representations and warranties to the trust, the depositor is not expected to have assets other than its interest in the trust and its claims, if any, against persons that supplied the depositor with loans with which to back the warranties and representations in the loan purchase agreements between the depositor and the trust. With respect to consolidation loans originated by the depositor (via its eligible lender trustee), the only warranties and representations which the depositor will have received in respect of those loans are the warranties and representations made by the borrowers and the guarantee agencies. The sale of student loans by the depositor into the trust estate will be made at fair market value, which may include a premium to the depositor.

Characteristics of the Trust Student Loans

     As of the statistical calculation date, the trust owned student loans with an outstanding principal balance of $   .

     Set forth below in the following tables are descriptions as of        , 200 — the statistical calculation date — of certain characteristics of the student loans the trust owned as of that date along with $   in student loans that the trust expects to acquire on the closing date that existed as of the statistical calculation date. In the tables below, the percentages may not always add up to 100%, and the balances may not always add up to the total amount indicated, due to rounding.

Composition of the Trust Student Loans as of the Statistical Calculation Date

Aggregate outstanding principal balance	$	___
Number of borrowers		___
Average outstanding principal balance per borrower	$	___
Number of loans		___

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Average outstanding principal balance per loan	$	___
Weighted average remaining term to maturity (1)	___ months
Weighted average annual borrower interest rate		___	%

(1)	Determined from the statistical calculation date to the stated maturity date of the applicable student loans, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future. See “Description of the FFEL Program” in the prospectus.

Distribution of the Trust Student Loans by Loan Type
as of the Statistical Calculation Date

			Outstanding Principal		Percent of Loans by
Loan Type	Number of Loans		Balance		Outstanding Balance
PLUS	___		$	___	___	%
Subsidized Consolidation	___			___	___	%
Unsubsidized Consolidation	___			___	___	%
Subsidized Stafford	___			___	___	%
Unsubsidized Stafford	___			___	___	%

Total	______	*	$	___	100%

Scheduled Weighted Average Remaining Months in Status
as of the Statistical Calculation Date

Scheduled Remaining Months in Status
Current Status	Deferment	Forbearance	Repayment
Deferment	___	___	___
Forbearance	___	___	___
Repayment	___	___	___

Distribution of the Trust Student Loans by Borrower Interest Rate
as of the Statistical Calculation Date

Borrower		Outstanding Principal		Percent of Loans by
Interest Rate	Number of Loans	Balance		Outstanding Balance
2.500% to 2.999%	___	$	___	___	%
3.000% to 3.499%	___		___	___	%
3.500% to 3.999%	___		___	___	%
4.000% to 4.499%	___		___	___	%
4.500% to 4.999%	___		___	___	%
5.000% to 5.499%	___		___	___	%
5.500% to 5.999%	___		___	___	%
6.000% to 6.499%	___		___	___	%
6.500% to 6.999%	___		___	___	%
7.000% to 7.499%	___		___	___	%
7.500% to 7.999%	___		___	___	%
8.000% to 8.999%	___		___	___	%

Total		$	___	100%

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Distribution of the Trust Student Loans in Repayment by Borrower Payment Status
as of the Statistical Calculation Date

Borrower		Outstanding Principal		Percent of Loans by
Payment Status	Number of Loans	Balance		Outstanding Balance
Repayment	___	$	___	___	%
Claim	___		___	___	%
Forbearance	___		___	___	%
Deferment	___		___	___	%
In Grace	___		___	___	%
In School	___		___	___	%

Total		$	___	100%

Distribution of the Trust Student Loans by Date of Disbursement
as of the Statistical Calculation Date

	Number of	Outstanding Principal	Percent of Loans by
Disbursement Date	Borrowers	Balance	Outstanding Balance
______ ____, and thereafter		$—	—%

Total		—	100%

Student loans disbursed prior to October 1, 1993 are 100% guaranteed by the guarantee agency and are 100% reinsured against default by the Department of Education. Student loans disbursed after October 1, 1993 are 98% guaranteed by the guarantee agency and are reinsured by the Department of Education up to a maximum of 98% of the guarantee payments.

Distribution of the Trust Student Loans by Remaining Term to Scheduled Maturity
as of the Statistical Calculation Date

Number of Months Remaining to		Outstanding Principal	Percent of Loans by
Schedule Maturity	Number of Loans	Balance	Outstanding Balance
Less than 73	___	$ ___	___	%
73 to 84	___	___	___	%
85 to 96	___	___	___	%
97 to 108	___	___	___	%
109 to 120	___	___	___	%
121 to 132	___	___	___	%
133 to 144	___	___	___	%
145 to 156	___	___	___	%
157 to 168	___	___	___	%
169 to 180	___	___	___	%
181 to 192	___	___	___	%
193 to 204	___	___	___	%
205 to 216	___	___	___	%
217 to 228	___	___	___	%
229 to 240	___	___	___	%
241 to 252	___	___	___	%
253 to 264	___	___	___	%
265 to 276	___	___	___	%
277 to 288	___	___	___	%
289 to 300	___	___	___	%
301 to 312	___	___	___	%
313 to 324	___	___	___	%
325 to 336	___	___	___	%
337 to 348	___	___	___	%

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Number of Months Remaining to		Outstanding Principal	Percent of Loans by
Schedule Maturity	Number of Loans	Balance	Outstanding Balance
349 to 360	___	___	___	%
Greater than 360	___	___	___	%

Total		$ ___	100%

Distribution of the the Trust Student Loans by SAP Interest Rate Index
as of the Statistical Calculation Date

SAP Interest Rate		Outstanding Principal		Percent of Loans by
Index	Number of Loans	Balance		Outstanding Balance
___ Day CP Index	___	$	___	___ %

Total	___	$	___	100%

Geographic Distribution of the Trust Student loans
as of the Statistical Calculation Date

     The following chart shows the geographic distribution of the trust’s student loans based on the permanent billing addresses of the borrowers as shown on the servicers’ records:

		Outstanding Principal	Percent of Loans by
Location	Number of Loans	Balance	Outstanding Balance
Alabama	___	$ ___	___	%
Alaska	___	___	___	%
American Samoa	___	___	___	%
Arizona	___	___	___	%
Arkansas	___	___	___	%
California	___	___	___	%
Colorado	___	___	___	%
Connecticut	___	___	___	%
Delaware	___	___	___	%
District of Columbia	___	___	___	%
Florida	___	___	___	%
Georgia	___	___	___	%
Guam	___	___	___	%
Hawaii	___	___	___	%
Idaho	___	___	___	%
Illinois	___	___	___	%
Indiana	___	___	___	%
Iowa	___	___	___	%
Kansas	___	___	___	%
Kentucky	___	___	___	%
Louisiana	___	___	___	%
Maine	___	___	___	%
Maryland	___	___	___	%
Massachusetts	___	___	___	%
Michigan	___	___	___	%
Military (Europe)	___	___	___	%
Military (Pacific)	___	___	___	%
Minnesota	___	___	___	%
Mississippi	___	___	___	%
Missouri	___	___	___	%
Montana	___	___	___	%
Nebraska	___	___	___	%
Nevada	___	___	___	%

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		Outstanding Principal	Percent of Loans by
Location	Number of Loans	Balance	Outstanding Balance
New Hampshire	__	__	__	%
New Jersey	__	__	__	%
New Mexico	__	__	__	%
New York	__	__	__	%
North Carolina	__	__	__	%
North Dakota	__	__	__	%
Ohio	__	__	__	%
Oklahoma	__	__	__	%
Oregon	__	__	__	%
Pennsylvania	__	__	__	%
Puerto Rico	__	__	__	%
Rhode Island	__	__	__	%
South Carolina	__	__	__	%
South Dakota	__	__	__	%
Tennessee	__	__	__	%
Texas	__	__	__	%
Utah	__	__	__	%
Vermont	__	__	__	%
Virgin Islands	__	__	__	%
Virginia	__	__	__	%
Washington	__	__	__	%
West Virginia	__	__	__	%
Wisconsin	__	__	__	%
Wyoming	__	__	__	%
Unknown	__	__	__	%

Total		$ __	100%

*Represents a percentage greater than 0%, but less than .01%

Distribution of the Trust Student Loans in Repayment by the Number of Days of Delinquency
as of the Statistical Calculation Date

		Outstanding Principal		Percent of Loans by
Days Delinquent	Number of Loans	Balance		Outstanding Balance
0-30	__	$	__	__	%
31-60	__		__	__	%
61-90	__		__	__	%
91-120	__		__	__	%
121-150	__		__	__	%
151-180	__		__	__	%
181-210	__		__	__	%
211-240	__		__	__	%
241-270	__		__	__	%
More than 270	__		__	__	%

Total		$	__	100%

Distribution of the Trust Student Loans by Range of Principal Balance
as of the Statistical Calculation Date

		Outstanding Principal	Percent of Loans by
Principal Balance Range	Number of Borrowers	Balance	Outstanding Balance
Less than 10,000.00	__	$ __	__	%
10,000.00-19,999.99	__	__	__	%

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		Outstanding Principal	Percent of Loans by
Principal Balance Range	Number of Borrowers	Balance	Outstanding Balance
20,000.00-29,999.99	__	__	__	%
30,000.00-39,999.99	__	__	__	%
40,000.00-49,999.99	__	__	__	%
50,000.00-59,999.99	__	__	__	%
60,000.00-69,999.99	__	__	__	%
70,000.00-79,999.99	__	__	__	%
80,000.00-89,999.99	__	__	__	%
90,000.00-99,999.99	__	__	__	%
100,000.00-119,999.99	__	__	__	%
120,000.00-139,999.99	__	__	__	%
More than 139,999.99	__	__	__	%

Total		$ __	100%

Distribution of the Trust Student Loans by Servicer
as of the Statistical Calculation Date

		Outstanding Principal		Percent of Loans by
Servicer	Number of Loans	Balance		Outstanding Balance
[servicer]	__	$	__	__	%
[servicer]	__		__	__	%
[servicer]	__		__	__	%
[servicer]	__		__	__	%

Total		$	__	100%

Distribution of the Trust Student loans by Guarantee Agency
as of the Statistical Calculation Date

		Outstanding Principal		Percent of Loans by
Guarantee Agency	Number of Loans	Balance		Outstanding Balance
[Insert name of each guarantee agency]	__	$	__	__	%
	__		__	__	%
	__		__	__	%
	__		__	__	%

	__	$	__	100%

*Represents a percentage greater than 0%, but less than .01%

Description of the Series 200    -   Notes

General Terms of the Series 200  -   Notes

     The series 200   -   notes will be issued pursuant to the indenture and a supplemental indenture. The issuance of each series of the series 200   -    notes is subject to the satisfaction of certain conditions precedent as set forth in the applicable supplemental indenture. The series 200   -   notes will each be dated as of their respective closing date and, subject to redemption pursuant to the provisions referred to below, will mature on the stated maturity date set forth on the front cover page of this prospectus supplement. The series 200   -   notes will bear interest, payable on the business day following the expiration of each auction period, at rates determined as described below under “—Interest Rate on the Series 200   -   Notes.” The series 200   -   notes will be issued in fully registered form, without

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coupons, and when issued will be registered in the name of Cede & Co., as nominee of DTC. DTC will act as securities depository for the series 200    -    notes. Individual purchases of the series 200    -     notes will be made in book-entry form only in the principal amount of $50,000 or integral multiples thereof. Purchasers of the series 200    -     notes will not receive certificates representing their interest in the series 200    -     notes purchased. See “—Book-Entry-Only System.”

Interest Rate on the Series 200__-__ Notes

LIBOR Rate Notes

     The LIBOR rate notes will bear interest at the annual rates set forth in the front cover page of this prospectus supplement:

     The indenture trustee will determine the rate of interest on the LIBOR rate notes on the second business day prior to the start of the applicable interest accrual period. Interest on the LIBOR rate notes will be calculated on the basis of the actual number of days elapsed during the interest accrual period divided by 360.

     For the initial interest accrual period, the indenture trustee will determine the LIBOR rate by reference to straight line interpolation between    -month and    -month LIBOR based on the actual number of days in the interest accrual period.

     Interest accrued on the outstanding principal balance of the LIBOR rate notes during each interest accrual period will be paid on the related quarterly distribution date.

     The initial interest accrual period for the LIBOR rate notes begins on the closing date and ends on    , 200_. For all other quarterly distribution dates, the interest accrual period will begin on the prior quarterly distribution date and end on the day before such quarterly distribution date.

Auction Rate Notes

     The series 200   -   auction rate notes of each series will bear interest to the respective initial interest rate adjustment dates at the initial rates established in the indenture or, with respect to any series 200   -   notes with a closing date other than    , as provided in a direction from the trust. Thereafter, the series 200   -   auction rate notes will bear interest at the applicable interest rate for the number of days of the applicable interest period generally consisting of 28 days, subject, in each case, to adjustment as described in “Auction of the Series 200   -   Notes—Changes in Auction Terms—Changes in Auction Period or Periods.”

     Interest on each series of the series 200   -   notes will be paid on the business day following each auction period for such series. For each series of the series 200   -   notes during the initial interest period and each auction period thereafter, interest will accrue daily and will be computed for the actual number of days elapsed on the basis of a year consisting of 365 days, except that, for any leap year, such calculation shall be computed on the basis of a 366 day year.

     The applicable interest rate to be borne by each series of the series 200   -   auction rate notes will be determined for each auction period as hereinafter described. The auction period that immediately follows the initial interest period for a series of the series 200   -   auction rate notes will commence on and include the initial interest rate adjustment date for that series. Each auction period thereafter (i) will commence on and include the first business day following the applicable series auction date, and end on (and include) the next applicable series auction date (unless such date is not followed by a business day,

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in which case on the next succeeding day that is followed by a business day) and (ii) if the auction periods are changed as provided in the supplemental indenture, each period commencing on an interest payment date and ending on but excluding the next succeeding interest payment date. By way of example, if an auction period ordinarily would end on a Tuesday, but the following Wednesday is not a business day, the auction period will end on that Wednesday and the new interest period will begin on Thursday.

     The applicable interest rate on each series of the series 200   -   auction rate notes for each auction period will be the least of

     (i) the maximum auction rate in effect for such auction period,

     (ii) the auction rate in effect for such auction period as determined in accordance with the auction procedures described in “Auction of the Series 200   -   Notes,”

     (iii) during a net loan rate restriction period, the net loan rate, and

     (iv) 17% per annum (or such higher rate as the trust may establish with a rating agency confirmation) or such lesser rate as permitted by the applicable law (the “maximum interest rate”);

provided that subject to the following paragraph, if, on any interest rate determination date, an auction is not held with respect to a series of the series 200   -   notes for any reason, then the auction rate on such series for the next succeeding auction period shall be the maximum rate.

     Notwithstanding the preceding paragraph, if an auction is scheduled to occur for the next interest period on a date that was reasonably expected to be a business day, but that auction does not occur because that date is later not considered to be a business day, the auction shall nevertheless be deemed to have occurred. The applicable auction rate in effect for the next interest period will be the auction rate in effect for the preceding interest period and that interest period will generally be 28 days in duration, beginning on the calendar day following the date of the deemed auction and ending on (and including) the next applicable series auction date (unless that series auction date is not followed by a business day, in which case on the next succeeding day that is followed by a business day). If the preceding interest period was other than generally 28 days in duration, the auction rate for the deemed auction will instead be the rate of interest determined by the market agent on equivalently rated auction securities with a comparable length of auction period.

     Notwithstanding the foregoing:

•	if a payment default has occurred with respect to a series of the series 200 - auction rate notes, the applicable interest rate on such series for the interest period commencing on or immediately after such payment default and for each interest period thereafter, to and including the interest period, if any, during which, or commencing less than two business days after, such payment default is cured in accordance with the applicable supplemental indenture, will equal the non-payment rate on the first day of each such interest period.

•	if a payment default has occurred with respect to a series of the series 200 - auction rate notes, the applicable interest rate on such series for the interest period commencing on or immediately after such payment default and for each interest period thereafter, to and including the interest period, if any, during which, or commencing less than two business days after, such payment default is cured in accordance with the applicable

S-24

supplemental indenture, will equal the non-payment rate on the first day of each such interest period.

     In any event, no auction will be held on any auction date during the pendency of a payment default (or on the next business day after a payment default is cured) or if the series 200   -   auction rate notes are no longer in book-entry-form.

     The trustee is to notify the holders of series 200   -   notes of the applicable interest rate with respect to each such series of series 200   -    notes for each auction period on the second business day of such auction period.

     If the auction agent no longer determines, or fails to determine, when required, the applicable interest rate with respect to a series of series 200   -   notes or if, for any reason, such manner of determination is held to be invalid or unenforceable, the applicable interest rate for the next succeeding interest period will be the maximum rate.

Carry-Over Amounts on the Series 200__-__ Notes

     If the auction rate for a series of the series 200   -   auction rate notes is greater than the maximum rate, then the applicable interest rate with respect to such series for the related interest period will be the maximum rate. The excess of the amount of interest that would have accrued on the series 200   -   notes at the lesser of the auction rate or the maximum interest rate over the amount of interest actually accrued at the maximum rate will accrue as the carry-over amount (interest accrued at the maximum interest rate will not yield a carry-over amount). Such determination of the carry-over amount shall be made separately for each series of series 200   -   notes. Each carry-over amount shall bear interest for each interest period calculated at a rate equal to one-month LIBOR (as determined by the auction agent on the related interest rate determination date, provided the trustee has received notice of one-month LIBOR from the auction agent, and, if the trustee shall not have received such notice from the auction agent, then as determined by the trustee) from the interest payment date for the interest period with respect to which such carry-over amount was calculated, until paid. Any payment in respect of carry-over amount shall be applied, first, to any accrued interest payable thereon and, thereafter, in reduction of such carry-over amount. For purposes of the applicable supplemental indenture, the indenture and the series 200   -   notes, any reference to “principal” or “interest” therein shall not include, within the meaning of such words, carry-over amount or any interest accrued on any such carry-over amount. Such carry-over amount shall be separately calculated for each series 200   -   note of each series by the trustee during such interest period in sufficient time for the trustee to give notice to each holder of such carry-over amount as required in the next succeeding sentence. On the interest payment date with respect to which such carry-over amount has been calculated by the trustee, the trustee shall give written notice to each holder of the carry-over amount applicable to such holder’s series 200   -   note, which written notice may accompany the payment of interest (if paid by check made to each such holder on such interest payment date) or otherwise shall be mailed on such interest payment date by first-class mail to each such holder at such holder’s address as it appears on the registration books maintained by the note registrar.

     The carry-over amount (and interest accrued thereon) on outstanding series 200   -   auction rate notes of a series shall be paid by the trustee on the first occurring interest payment date for a subsequent interest period with respect to such series if and to the extent that (i) the eligible carry-over make-up amount with respect to such interest period is greater than zero, and (ii) moneys in the collection fund and surplus fund are available on the monthly calculation date immediately preceding the month in which such interest payment date occurs, for transfer to the interest account for such purpose in accordance with the priorities and limitations described under “Description of the Indenture—Funds and Accounts—

S-25

Collection Fund” and “—Surplus Fund” in the prospectus, after taking into account all other amounts payable from the collection fund and the surplus fund as described in such paragraphs on such monthly calculation date. Any carry-over amount (and any interest accrued thereon) with respect to any series 200    -     note which is unpaid as of the maturity of such series 200    -     note shall be paid to the holder thereof on the date of such maturity to the extent that moneys are available therefor in accordance with the provisions described in clause (ii) of the preceding sentence; provided, however, that any carry-over amount (and any interest accrued thereon) which is not so paid on the date of such maturity shall be cancelled with respect to such series 200    -     note on the date of such maturity and shall not be paid on any succeeding interest payment date. To the extent that any portion of the carry-over amount (and any interest accrued thereon) remains unpaid after payment of a portion thereof, such unpaid portion shall be paid in whole or in part until fully paid by the trustee on the next occurring interest payment date or dates, as necessary, for a subsequent interest period or periods, if and to the extent that the conditions in the first sentence of this paragraph are satisfied. On any interest payment date or dates on which the trustee pays less than all of the carry-over amounts (and any interest accrued thereon) with respect to a series 200    -     note, the trustee is required to give notice as set forth in the immediately preceding paragraph to the holder of such series 200    -     note of the carry-over amount remaining unpaid on such series 200    -    note.

     The interest payment date on which any carry-over amount (and any interest accrued thereon) for a series of the series 200   -   notes will be paid is to be determined by the trustee as described in the immediately preceding paragraph, and the trustee is to make payment of the carry-over amount (and any interest accrued thereon) in the same manner as it pays interest on the series 200   -   notes on an interest payment date.

Interest Limited to the Extent Permissible by Law

     In no event shall the cumulative amount of interest paid or payable on a series of series 200   -   notes exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the series 200   -   notes of a series or related documents or otherwise contracted for, charged, reserved, taken or received in connection with the series 200   -   notes of such series, or if the redemption or acceleration of the maturity of the series 200   -   notes of such series results in payment to or receipt by the holder or any former holder of the series 200   -   notes of such series of any interest in excess of that permitted by applicable law, then, notwithstanding any provision of the series 200   -   notes of such series or related documents to the contrary, all excess amounts theretofore paid or received with respect to the series 200   -   notes of such series shall be credited on the principal balance of the series 200   -   notes of such series (or, if the series 200   -   notes of such series have been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of the series 200   -   notes of such series and related documents shall automatically and immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under the series 200   -   notes of such series and under the related documents.

Redemption of the Series 200__-__ Notes

     The series 200   -   notes will be subject to redemption as described in this prospectus supplement under the captions “Description of the Series 200   -   Notes—Mandatory Redemption” and “—Optional Redemption.”

S-26

Book-Entry-Only System

     The description which follows of the procedures and record keeping with respect to beneficial ownership interests in the series 200   -   notes, payment of principal of and interest on the series 200   -   notes to DTC Participants, or to purchasers of the series 200   -   notes, confirmation and transfer of beneficial ownership interests in the series 200   -   notes, and other securities-related transactions by and between DTC, DTC Participants and Beneficial Owners (as hereinafter defined), is based solely on information furnished by DTC, and has not been independently verified by the trust or the trustee.

     DTC will act as securities depository for the series 200   -   notes. The series 200   -   notes will be issued as fully-registered notes in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered note certificate will be issued for each series of series 200   -   note*, in the aggregate principal amount of each series of series 200   -   notes, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

     DTC, the world’s largest depository, is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of direct participants of DTC and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation (NSCC, GSCC, MBSCC, and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, and trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly “Indirect Participants”). DTC has Standard & Poor’s highest rating: AAA. The DTC rules applicable to its participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com .

     Purchases of the series 200   -   notes (in authorized denominations) under the DTC system must be made by or through DTC participants which will receive a credit for series 200   -   notes on DTC’s records. The ownership interest of each actual purchaser of each series 200   -   note (a “Beneficial Owner”) is in turn to be recorded on the direct and indirect participant’s records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the series 200   -   notes are to be

S-27

accomplished by entries made on the books of direct and indirect participants acting on behalf of the beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in the series 200    -     notes, except in the event that use of the book-entry system for the series 200    -     notes is discontinued.

     To facilitate subsequent transfers, all series 200   -   notes deposited by direct participants with DTC are registered in the name of DTC’s nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of series 200   -   notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the series 200   -   notes; DTC’s records reflect only the identity of the direct participants to whose accounts such series 200   -   notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory and regulatory requirements as may be in effect from time to time. Beneficial owners may wish to take certain steps to augment transmission to them of notices of significant events with respect to the series 200   -   notes such as redemptions, tenders, defaults, and proposed amendments to the series 200   -   note documents. Beneficial owners may wish to ascertain that the nominee holding the series 200   -   notes for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.

     Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each DTC participant in such issue to be redeemed.

     Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the series 200   -   notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the series 200   -   notes are credited on the record date (identified in a listing attached to the omnibus proxy).

     Redemption proceeds, principal and interest payments on the series 200   -   notes will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit DTC participants’ accounts upon DTC’s receipt of funds and corresponding detail information from trust or agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, nor its nominee, agent, or trust, subject to any statutory and regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the trust or agent, disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct and indirect participants. By purchasing the series 200   -   notes, whether in an auction or otherwise, each prospective purchaser of the series 200   -   notes or its broker-dealer must agree and will be deemed to have agreed: (i) to have its beneficial ownership of the series 200   -   notes

S-28

maintained at all times in Book-Entry Form for the account of its DTC participant, which in turn will maintain records of such beneficial ownership, and to authorize such DTC participant to disclose to the auction agent such information with respect to such beneficial ownership as the auction agent may request; and (ii) so long as the beneficial ownership of the series 200    -    notes is maintained in Book-Entry Form, to sell, transfer or otherwise dispose of the series 200    -     notes only pursuant to a bid or a sell order in an auction, or otherwise through a broker-dealer, provided that in the case of all transfers other than those pursuant to an auction, the existing holder of the series 200    -     notes so transferred, its DTC participant or broker-dealer advises the auction agent of such transfer.

     For every transfer of the series 200   -   notes, the beneficial owner may be charged a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

     So long as Cede & Co. or its registered assign is the registered holder of the series 200   -   notes, the trust and the trustee will be entitled to treat Cede & Co., or its registered assign, as the absolute owner thereof for all purposes of the indenture and any applicable laws, notwithstanding any notice to the contrary received by the trust or the trustee, and the trust and the trustee will have no responsibility for transmitting payments to, communicating with, noting, or otherwise dealing with any Beneficial Owners of the series 200   -   notes.

     DTC may discontinue providing its services as securities depository with respect to the series 200   -   notes at any time by giving reasonable notice to the trust. Under such circumstances, in the event that a successor securities depository is not obtained, series 200   -   notes certificates are required to be printed and delivered. The trust may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, series 200   -   notes certificates will be printed and delivered.

     If (i) the series 200   -   notes of any series are not eligible for the services of DTC, (ii) DTC determines to discontinue providing its services with respect to the series 200   -   notes of any series or (iii) the trust determines that a system of book-entry transfers for series 200   -   notes of any series, or the continuation thereof, through DTC is not in the best interest of the beneficial owners or the trust, the trust may either identify another qualified securities depository or direct or cause series 200   -   note certificates for such series to be delivered to beneficial owners thereof or their nominees and, if certificates are delivered to the beneficial owners, the beneficial owners or their nominees, upon authentication of the series 200   -    notes of such series in authorized denominations and registration thereof in the beneficial owners’ or nominees’ names, shall become the holders of such series 200   -   notes for all purposes. In any such event, the trustee is to mail an appropriate notice to the securities depository for notification to DTC participants and beneficial owners of the substitute securities depository or the issuance of series 200   -   note certificates to beneficial owners or their nominees, as applicable.

     The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that trust believes to be reliable, but the trust takes not responsibility for the accuracy thereof.

Denomination and Payment

     The series 200   -   notes are being issued in denominations of $50,000 and any integral multiple thereof.

     The principal of and premium, if any, on the series 200   -   notes, together with interest payable on the series 200   -   notes at the maturity thereof if the date of such maturity is not a regularly

S-29

scheduled interest payment date, shall be payable in lawful money of the United States of America upon, except as otherwise provided in the indenture with respect to a securities depository, presentation and surrender of such series 200    -     notes at the principal office of the trustee, as paying agent with respect to the series 200    -     notes, or a duly appointed successor paying agent. Interest on each series of the series 200    -     notes shall be payable on each regularly scheduled interest payment date with respect to such series, except as otherwise provided in the indenture with respect to a securities depository, by check or draft drawn upon the paying agent and mailed to the person who is the holder thereof as of 5:00 p.m. in the city in which the principal office of the note registrar is located on the regular record date for such interest payment date at the address of such holder as it appears on the note register, or, in the case of any series 200    -     note the holder of which is the holder of series 200    -     notes in the aggregate principal amount of $1,000,000 or more (or, if less than $1,000,000 in principal amount of series 200    -     notes is outstanding, the holder of all outstanding series 200    -     notes), at the direction of such holder received by the paying agent by 5:00 p.m. on the applicable regular record date, by electronic transfer by the paying agent in immediately available funds to an account designated by such holder. The regular record date with respect to any regularly scheduled interest payment date for a series of the series 200    -     notes is the last business day preceding such interest payment date, so long as interest payment dates are specified to occur at the end of each auction period. Any interest not so timely paid or duly provided for (herein referred to as “defaulted interest”) shall cease to be payable to the person who is the holder thereof at the close of business on the regular record date and shall be payable to the person who is the holder thereof at the close of business on a special record date established by the trustee (a “special record date”) for the payment of any such defaulted interest. Such special record date shall be fixed by the trustee whenever moneys become available for payment of the defaulted interest, and notice of the special record date shall be given to the holders of the series 200    -     notes not less than 10 days prior thereto by first-class mail to each such holder as shown on the note register on a date selected by the trustee, stating the date of the special record date and the date fixed for the payment of such defaulted interest. All payments of principal of and interest on the series 200    -     notes shall be made in lawful money of the United States of America.

Mandatory Redemption

     The series 200   -   notes of any series are subject to mandatory redemption on any interest payment date following the acquisition period for such series of the series 200   -   notes in an amount equal to the remaining acquisition amount. See “Description of the Indenture—Funds and Accounts—Acquisition Fund” in the prospectus. The series 200   -   notes of each series selected for redemption (see “Selection of series 200   -   Notes for Redemption”) shall be redeemed on the first regularly scheduled interest payment date for that series following the acquisition period. For purposes of determining the amount of series 200   -   notes to be redeemed, the trust shall assume that moneys in the acquisition fund from the proceeds of the series 200   -   notes were used to acquire or originate eligible loans on a “first-in, first-out” basis. The prepayment price will be 100% of the principal amount of such notes to be redeemed, plus accrued interest thereon to the prepayment date.

     The series 200   -   notes of any series also are subject to mandatory redemption on any regularly scheduled interest payment date following the end of each revolving period for the notes from revenues deposited to the retirement account of the debt service fund. The prepayment price will be 100% of the principal amount of such notes to be redeemed, plus accrued interest thereon to the prepayment date.

     Revenues deposited to the collection fund in any monthly collection period will be applied to the redemption of series 200   -   notes only to the extent that amounts are available for such purpose on the next monthly calculation date.

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     The applicable supplemental indenture provides that any future series of notes, or any portion thereof, may be designated for mandatory redemption or principal distributions from moneys on deposit in the retirement account before such principal repayments are applied to the redemption of the series 200   -    notes.

Optional Redemption

     At the trust’s option but subject to compliance with the conditions described under “—Senior Asset Requirement” below, series 200   -   notes of any series may be redeemed on any business day, in whole or in part, and if in part as described under “—Selection of Series 200   -   Notes for Redemption” below, at a prepayment price of 100% of the principal amount of such notes to be redeemed, plus accrued interest thereon to the prepayment date.

Selection of Series 200__-__ Notes for Redemption

     If less than all outstanding series 200   -   notes are to be redeemed such principal amounts of each series of series 200   -   notes as the trust may designate shall be selected for redemption, to the extent that the provisions of the indenture will not be violated thereby. In the absence of valid direction by the trust, the series 200   -   notes to be redeemed will be selected first from the series 200   -   senior notes in ascending numerical order of the series designation, and thereafter from the series 200   -    subordinate notes in ascending numerical order of the series designation.

     If less than all of the outstanding series 200   -   notes of a given series are to be redeemed, the particular series 200   -   notes to be redeemed shall be selected by the trustee by lot in such manner as the trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of series 200   -   notes in authorized denominations.

Senior Asset Requirement

     No redemption of any series 200   -   subordinate note under any of the foregoing provisions is to be made unless, after giving effect to the redemption, while senior notes are outstanding, the senior asset requirement will be met. Compliance with the senior asset requirement will be determined as of the date of the selection of series 200   -   notes or series 200   -    subordinate notes to be redeemed, and any failure to meet the senior asset requirement as of the prepayment date will not affect such determination. Currently, the “senior asset requirement” requires that the senior asset percentage is at least 105% and the subordinate asset percentage is at least 100.5% or such lesser percentage as permitted upon obtaining a rating agency confirmation. See “Description of the Indenture—Notes and Other Obligations—Call for Redemption or Purchase of Notes; Senior Asset Requirement” in the prospectus.

Notice and Effect of Redemption

     Notice of redemption of the series 200   -   notes shall be given by first class mail, mailed not less than 15 days nor more than 45 days prior to the date fixed for redemption to each holder (which initially will be DTC or its nominee) of series 200   -   notes to be prepaid at the address of such holder appearing in the note register; but no defect in or failure to give such mailed notice of redemption shall affect the validity of proceedings for the redemption of any series 200   -   note not affected by such defect or failure. All notices of redemption shall state: (i) the prepayment date; (ii) the prepayment price; (iii) the name (including series designation), stated maturity and CUSIP numbers of the series 200   -   notes to be redeemed, the principal amount of series 200   -   notes of each series to be redeemed, and, if less than all outstanding series 200   -   notes of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the series 200   -   notes to be

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redeemed; (iv) that, on the prepayment date, the prepayment price of and accrued interest on each such series 200    -     note will become due and payable and interest thereon shall cease to accrue on and after such date; (v) the place or places where such series 200    -     notes are to be surrendered for payment of the prepayment price thereof and accrued interest thereon; and (vi) if it be the case, that such series 200    -     notes are to be redeemed by the application of certain specified trust moneys and for certain specified reasons.

     Notice of redemption having been given as provided above, the series 200   -   notes designated in such notice shall become due and payable at the applicable prepayment price, plus interest accrued thereon to the prepayment date, and, upon surrender in accordance with such notice, shall be so paid, and thereafter such series 200   -   notes shall cease to accrue interest.

Auction of the Series 200__-__ Notes

     Unless otherwise noted or the context otherwise requires, the following description of auctions and related procedures is applicable separately to each series of the series 200   -   auction rate notes.

Summary of Auction Procedures

     The following summarizes certain procedures that will be used in determining the interest rates on the series 200   -   auction rate notes. Immediately following this summary is a more detailed description of these procedures. Prospective investors in the series 200   -   auction rate notes should read carefully the following summary, along with the more detailed description.

     The interest rate on each series of series 200   -   auction rate notes will be determined periodically (generally, for periods ranging from seven days to one year, and initially 28 days for the series 200   -   notes) by means of an auction. In this auction, investors and potential investors submit orders through an eligible broker-dealer as to the principal amount of series 200   -    notes such investors wish to buy, hold or sell at various interest rates. The broker-dealers submit their clients’ orders to the auction agent, who processes all orders submitted by all eligible broker-dealers and determines the interest rate for the upcoming interest period. The broker-dealers are notified by the auction agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of series 200   -   notes.

     In the auction procedure, the following orders may be submitted:

•	“Bid orders” — the minimum interest rate that a current investor is willing to accept in order to continue to hold some or all of its series 200 - notes for the upcoming interest period;

•	“Sell orders” — an order by a current investor to sell a specified principal amount of series 200 - notes, regardless of the upcoming interest rate;

•	“Hold order” — an order by a current investor to hold a specified principal amount of series 200 - notes, regardless of the upcoming interest rate; and

•	“Potential bid orders” — the minimum interest rate that a potential investor (or a current investor wishing to purchase additional series 200 - notes) is willing to accept in order to buy a specified principal amount of series 200 - notes.

          If an existing investor does not submit orders with respect to all its series 200   -   notes of a particular series, the investor will be deemed to have submitted a hold order for that portion of such series for which no order was received.

     In connection with each auction, series 200   -   notes will be purchased and sold between investors and potential investors at a price equal to their then-outstanding principal balance (i.e., par) plus any accrued interest. The following example helps illustrate how the above-described procedures are used in determining the interest rate on the series 200   -   notes.

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Assumptions:

Denominations (Units) = $50,000

Principal Amount Outstanding = $25 million (500 units)
Summary of All Orders received for the Auction:

Bid Orders	Sell Orders	Potential Bid Orders
10 Units at 5.90%	50 Units sell	20 Units of 5.95%
30 Units at 6.02%	50 Units sell	30 Units of 6.00%
60 Units at 6.05%	100 Units sell	50 Units of 6.05%

100 Units at 6.10%	200 Units	50 Units of 6.10%
100 Units at 6.12%		50 Units of 6.11
300 Units		50 Units of 6.14%
100 Units of 6.15%

350 Units

     Total units under existing bid orders, hold orders and sell orders always equal issue size (in this case 500 units).

Auction Agent Organizes Orders in Ascending Order:

Order	Number		Cumulative	Interest	Order	Number		Cumulative	Interest
Number	Of Units		Total (Units)	Rate	Number	of Units		Total (Units)	Rate
1.	10	(W)	10	5.90%	7.	100	(W)	300	6.10%
2.	20	(W)	30	5.95	8.	50	(W)	350	6.10
3.	30	(W)	60	6.00	9.	50	(W)	400	6.11
4.	30	(W)	90	6.02	10.	100	(W)	500	6.12
5.	60	(W)	150	6.05	11.	50	(L)		6.14
6.	50	(W)	200	6.05	12.	100	(L)		6.15
(W) Winning Order			(L) Losing Order

     Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 6.12%) as the auction rate for the next interest period, when another auction will be held. To the extent there are multiple orders at the winning rate, the series 200   -   notes will be allocated among the winning orders as described under the caption “Auction Procedures — Acceptance and Rejection of Submitted Bids and Submitted Sell Orders” below. Notwithstanding the foregoing, in no event will the applicable interest rate exceed the maximum rate.

     The above example assumes that a successful auction has occurred (i.e., all sell orders and all bid orders below the new interest rate were fulfilled). In certain circumstances, there may be insufficient potential bid orders to purchase all the series 200   -   notes offered for sale. In such circumstances, the applicable interest rate for the upcoming interest period will equal the maximum rate. Also, if all the series 200   -   notes are subject to hold orders (i.e., each holder of series 200   -   notes wishes to continue holding its series 200   -   notes, regardless of the interest rate), the interest rate for the upcoming interest period will equal the all hold rate.

     The foregoing is only a summary of the auction procedures. The remainder of this section is a more detailed description of these procedures.

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Auction Participants

Existing Holders and Potential Holders

     Participants in each auction will include:

(i)	“existing holders,” which shall include any person (including a broker-dealer) who is a holder of series 200 - notes in the records of the auction agent (described below) at the close of business on the business day preceding each auction date and

(ii)	“potential holders,” which shall include any person (including a broker-dealer), including any existing holder, who may be interested in acquiring the series 200 - notes (or, in the case of an existing holder, an additional principal amount of the series 200 - notes).

     See “—Broker-Dealer” below.

     By purchasing the series 200   -   notes, whether in an auction or otherwise, each purchaser of the series 200   -   notes or its broker-dealer must agree and will be deemed to have agreed:

(i)	to participate in auctions on the terms described in the applicable supplemental indenture;

(ii)	to have its beneficial ownership of the series 200 - notes maintained at all times in book-entry form for the account of its participant, which in turn will maintain records of such beneficial ownership;

(iii)	to authorize such participant to disclose to the auction agent such information with respect to such beneficial ownership as the auction agent may request;

(iv)	that a sell order placed by an existing holder will constitute an irrevocable offer to sell the principal amount of the series 200 - notes specified in such sell order;

(v)	that a bid placed by an existing holder will constitute an irrevocable offer to sell the principal amount, or a lesser principal amount, of the series 200 - notes specified in such bid if the rate specified in such bid is greater than, or in some cases equal to, the applicable interest rate, determined as described herein; and

(vi)	that a bid placed by a potential holder will constitute an irrevocable offer to purchase the principal amount, or a lesser principal amount, of the series 200 - notes specified in such bid if the rate specified in such bid is, respectively, less than or equal to the applicable interest rate, determined as described herein.

     So long as the beneficial ownership of the series 200   -   notes is maintained in book-entry form, an existing holder may sell, transfer or otherwise dispose of the series 200   -   notes only pursuant to a bid (as defined below) or a sell order (as defined below) placed in an auction, or otherwise sell, transfer or dispose of series 200   -   notes through a broker-dealer, provided that in the case of all transfers other than those pursuant to an auction, the existing holder of the series 200   -   notes so transferred, or its participant or broker-dealer, advises the auction agent of such transfer.

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The principal amount of the series 200    -     notes purchased or sold may be subject to proration procedures on the auction date. Each purchase or sale of the series 200    -     notes on the auction date will be made for settlement on the first day of the interest period immediately following such auction date at a price equal to 100% of the principal amount thereof plus, unless such day is an interest payment date, accrued interest thereon to but not including such day. The auction agent is entitled to rely upon the terms of any order submitted to it by a broker-dealer.

Auction Agent

     The Bank of New York is appointed in the applicable supplemental indenture as the initial auction agent to serve as agent for the trust in connection with auctions with respect to series 200   -   notes. The trustee and the trust will enter into an auction agent agreement relating to series 200   -   notes with The Bank of New York as the initial auction agent. Any substitute auction agent shall be

(i)	a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the trustee in writing, and having a combined capital stock or surplus of at least $50,000,000, or

(ii)	a member of the National Association of Securities Dealers, Inc., having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it under the applicable supplemental indenture and the auction agent agreement.

     The auction agent may at any time resign and be discharged of the duties and obligations created by the applicable supplemental indenture by giving at least 90 days’ notice to the trustee, each market agent and the trust. The auction agent may be removed at any time by the trustee upon the written direction of an authorized officer of the trust or the holders of 66-2/3% of the aggregate principal amount of the series 200   -   senior notes of all series then outstanding (or if there are no series 200   -   senior notes outstanding, the holders of 66-2/3% of the aggregate principal amount of the series 200   -   subordinate notes), and, if by such holders, by an instrument signed by such holders or their attorneys and filed with the auction agent, the trust and the trustee upon at least 90 days’ notice. Neither resignation nor removal of the auction agent as described in the preceding two sentences shall be effective unless and until a substitute auction agent has been appointed and has accepted such appointment. Notwithstanding the foregoing, the auction agent may terminate the auction agent agreement if, within 25 days after notifying the trustee, each market agent and the trust in writing that it has not received payment of any auction agent fee due it in accordance with the terms of the auction agent agreement, the auction agent does not receive such payment.

     If the auction agent shall resign or be removed or be dissolved, or if the property or affairs of the auction agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, an authorized officer of the trust in consultation with the market agent, shall use its best efforts to appoint a substitute auction agent.

     The auction agent is acting as agent for the trust in connection with auctions. In the absence of bad faith, negligent failure to act or negligence on its part, the auction agent shall not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the auction agent agreement and shall not be liable for any error of judgment made in good faith unless the auction agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

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     The trust will pay the auction agent the auction agent fee on each interest payment date and will reimburse the auction agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the auction agent in accordance with any provision of the auction agent agreement or the broker-dealer agreements (including the reasonable compensation and the expenses and disbursements of its agents and counsel). Such amounts are payable from the administration fund. The trust will indemnify and hold harmless the auction agent for and against any loss, liability or expense incurred without negligence or bad faith on the auction agent’s part, arising out of or in connection with the acceptance or administration of its agency under the auction agent agreement and the broker-dealer agreements, including the reasonable costs and expenses (including the reasonable fees and expenses of its counsel) of defending itself against any such claim or liability in connection with its exercise or performance of any of its respective duties thereunder.

Broker-Dealer

     Existing holders and potential holders may participate in auctions only by submitting orders (in the manner described below) through a broker-dealer, initially    , which initially will be the sole broker-dealer, or any other broker or dealer (each as defined in the Exchange Act), commercial bank or other entity permitted by law to perform the functions required of a broker-dealer set forth below which

(i)	is a participant or an affiliate of a participant,

(ii)	has been selected as such with respect to such series of series 200 - notes by the trust, and

(iii)	has entered into a broker-dealer agreement with the auction agent that remains effective, in which the broker-dealer agrees to participate in auctions as described in the auction procedures, as from time to time amended or supplemented.

     The broker-dealers are entitled to a broker-dealer fee, which is payable by the auction agent from monies received from the trust, on each interest payment date. Such broker-dealer fee is payable from the administration fund as provided in the applicable supplemental indenture.

     Broker-dealers may submit orders in auctions for their own accounts. Any broker-dealer submitting an order for its own account in any auction might have an advantage over other bidders in that it would have knowledge of other orders placed through it in that auction (but it would not have knowledge of orders submitted by other broker-dealers, if any). The broker-dealer agreements provide that a broker-dealer shall handle its customers’ orders in accordance with its duties under applicable securities laws and rules.

Market Agent

        will initially be the “market agent.” The market agent is a member of the National Association of Securities Dealers, Inc., has a capitalization of at least $50,000,000 and is authorized by law to perform all the duties imposed on it by any supplemental indenture.

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Auction Procedures

General

     Pursuant to the applicable supplemental indenture, auctions to establish the auction rates for each series of the series 200   -   notes will be held on each series auction date, except as described under “Description of the Series 200   -   Notes—Interest Rate on the Series 200   -   Notes,” by application of the auction procedures described herein. Such procedures are to be applicable separately to each series of series 200   -   notes. The “auction date” means, initially, with respect to the series 200   -   A-1 senior notes,    ; with respect to the series 200   -   A-2 senior notes,    ; with respect to the series 200   -   A-3 senior notes,    ; with respect to the series 200   -   A-4 senior notes,    ; with respect to the series 200   -   A-5 senior notes,    , with respect to the series 200   -   A-6 senior notes, the series 200   -   A-7 senior notes, the series 200   -   A-8 senior notes, the series 200   -   A-9 senior notes, the series 200   -   A-10 senior notes, the series 200   -   A-11 senior notes, the series 200   -   A-12 senior notes, the series 200   -   A-13 senior notes, the series 200   -   A-14 senior notes, the series 200   -   A-15 senior notes, as provided in a trust order; with respect to the series 200   -   B-1 subordinate notes,    ; and with respect to the series 200   -   B-2 subordinate notes, as set forth in a trust order and, thereafter, with respect to each such series of series 200   -   notes, the auction date means the business day immediately preceding the first day of each related auction period, other than: (i) an auction period commencing after the ownership of such series is no longer maintained in book-entry form; (ii) an auction period commencing after the occurrence and during the continuance of a payment default; or (iii) an auction period commencing less than the applicable number of business days after the cure or waiver of a payment default. Notwithstanding the foregoing, the auction date for one or more auction periods may be changed as described below under “—Changes in Auction Terms.”

     The auction agent will calculate the maximum auction rate, the all hold rate and the applicable LIBOR-based rate on each auction date. If the ownership of the series 200   -   notes is no longer maintained in book-entry form, the trustee in consultation with the market agent, will calculate the maximum rate on the business day immediately preceding the first day of each interest period commencing after delivery of definitive series 200   -   notes. If a payment default has occurred, the trustee in consultation with the market agent, will calculate the non-payment rate on the interest rate determination date for (i) each interest period commencing after the occurrence and during the continuance of such payment default and (ii) any interest period commencing less than two business days after the cure of any payment default. The auction agent shall determine the applicable LIBOR-based rate for each interest period other than the first interest period; provided that if the ownership of the series 200   -   notes is no longer maintained in book-entry form, or if a payment default has occurred, then the trustee shall determine the applicable LIBOR-based rate for each such interest period. The determination by the trustee or the auction agent, as the case may be, of the foregoing shall (in the absence of manifest error) be final and binding upon all parties.

     The trust shall determine on each auction date whether the net loan rate restriction period is applicable for the next auction period and, if it is, the trust shall notify the trustee, the auction agent and the broker-dealers of such event. If the net loan rate restriction period is applicable for an auction period, the trust shall calculate the net loan rate, the adjusted student loan portfolio rate of return and the program expense percentage, and shall notify the trustee, the auction agent and the broker-dealers of such calculations.

     No auction is to be held on any auction date during the continuance of a payment default.

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Submission by Existing Holders and Potential Holders to a Broker-Dealer

     Prior to the submission deadline (defined as 1:00 p.m., New York City time, on any auction date or such other time on any auction date by which broker-dealers are required to submit orders to the auction agent as specified by the auction agent from time to time) on each auction date:

•	each existing holder of series 200 - notes may submit to a broker-dealer by telephone or otherwise information as to: (i) the principal amount of outstanding series 200 - notes, if any, held by such existing holder which such existing holder desires to continue to hold without regard to the auction rate for the next succeeding auction period (a “hold order”); (ii) the principal amount of outstanding series 200 - notes, if any, which such existing holder offers to sell if the auction rate for the next succeeding auction period will be less than the rate per annum specified by such existing holder (a “bid”); and/or (iii) the principal amount of outstanding series 200 - notes, if any, held by such existing holder which such existing holder offers to sell without regard to the auction rate for the next succeeding auction period (a “sell order”); and

•	one or more broker-dealers may contact potential holders to determine the principal amount of series 200 - notes which each such potential holder offers to purchase, if the auction rate for the next succeeding auction period will, not be less than the rate per annum specified by such potential holder (also a “bid”).

     Each hold order, bid and sell order will be an “order.” Each existing holder and each potential holder placing an order is referred to as a “bidder.”

     Subject to the provisions of the applicable supplemental indenture described below under “—Validity of Orders,” a bid by an existing holder will constitute an irrevocable offer to sell:

(i)	the principal amount of outstanding series 200 - notes specified in such bid if the auction rate will be less than the rate specified in such bid,

(ii)	such principal amount or a lesser principal amount of outstanding series 200 - notes to be determined as described below under “—Acceptance and Rejection of Submitted Bids and Submitted Sell Orders,” if the auction rate will be equal to the rate specified in such bid, or

(iii)	such principal amount or a lesser principal amount of outstanding series 200 - notes to be determined as described below under “—Acceptance and Rejection of Submitted Bids and Submitted Sell Orders,” if the rate specified therein will be higher than the maximum rate and sufficient bids (as defined below) have not been made.

     Subject to the provisions of the applicable supplemental indenture described below under “—Validity of Orders,” a sell order by an existing holder will constitute an irrevocable offer to sell:

(i)	the principal amount of outstanding series 200 - notes specified in such sell order; or

(ii)	such principal amount or a lesser principal amount of outstanding series 200 - notes as described below under “—Acceptance and Rejection of Submitted Bids and Submitted Sell Orders,” if sufficient bids have not been made.

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     Subject to the provisions of the applicable supplemental indenture described below under “—Validity of Orders,” a bid by a potential holder will constitute an irrevocable offer to purchase:

(i)	the principal amount of outstanding series 200 - notes specified in such bid if the auction rate will be higher than the rate specified in such bid; or

(ii)	such principal amount or a lesser principal amount of outstanding series 200 - notes as described below under “—Acceptance and Rejection of Submitted Bids and Submitted Sell Orders,” if the auction rate is equal to the rate specified in such bid.

Submission by Broker-Dealer to the Auction Agent

     Each broker-dealer will submit in writing to the auction agent prior to the submission deadline on each auction date all orders obtained by such broker-dealer and will specify with respect to each such order:

(i)	the name of the bidder placing such order;

(ii)	the aggregate principal amount of series 200 - notes that are the subject of such order;

(iii)	to the extent that such bidder is an existing holder: (a) the principal amount of series 200 - notes, if any, subject to any hold order placed by such existing holder; (b) the principal amount of series 200 - notes, if any, subject to any bid placed by such existing holder and the rate specified in such bid; and (c) the principal amount of series 200 - notes, if any, subject to any sell order placed by such existing holder; and (iv) to the extent such bidder is a potential holder, the rate specified in such potential holder’s bid.

     If any rate specified in any bid contains more than three figures to the right of the decimal point, the auction agent will round such rate up to the next highest .001%.

     If an order or orders covering all outstanding series 200   -    notes held by any existing holder are not submitted to the auction agent prior to the submission deadline, the auction agent will deem a hold order to have been submitted on behalf of such existing holder covering the principal amount of outstanding series 200   -    notes owned by such existing holder and not subject to an order submitted to the auction agent.

     Neither the trust, the trustee nor the auction agent will be responsible for any failure of a broker-dealer to submit an order to the auction agent on behalf of any existing holder or potential holder.

     An existing holder may submit multiple orders, of different types and specifying different rates, in an auction with respect to series 200   -    notes then held by such existing holder. An existing holder that offers to purchase additional series 200   -    notes is, for purposes of such offer, treated as a potential holder.

     Neither the trust nor any affiliate of the trust may submit an order (other than a sell order) in any auction.

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Validity of Orders

     If any existing holder submits through a broker-dealer to the auction agent one or more orders covering in the aggregate more than the principal amount of outstanding series 200   -    notes held by such existing holder, such orders will be considered valid as follows and in the order of priority described below.

     Hold Orders. All hold orders will be considered valid, but only up to the aggregate principal amount of outstanding series 200   -    notes held by such existing holder, and if the aggregate principal amount of series 200   -    notes subject to such hold orders exceeds the aggregate principal amount of series 200   -    notes held by such existing holder, the aggregate principal amount of series 200   -    notes subject to each such hold order will be reduced pro rata so that the aggregate principal amount of series 200   -    notes subject to such hold order equals the aggregate principal amount of outstanding series 200   -    notes held by such existing holder.

     Bids. Any bid will be considered valid up to an amount equal to the excess of the principal amount of outstanding series 200   -    notes held by such existing holder over the aggregate principal amount of series 200   -    notes subject to any hold orders referred to above. Subject to the preceding sentence, if multiple bids with the same rate are submitted on behalf of such existing holder and the aggregate principal amount of outstanding series 200   -    notes subject to such bids is greater than such excess, such bids will be considered valid up to and including an amount equal to such excess, and the stated amount of outstanding series 200   -    notes subject to each bid with the same rate shall be reduced pro rata to cover the stated amount of outstanding series 200   -    notes equal to such excess. Subject to the two preceding sentences, if more than one bid with different rates is submitted on behalf of such existing holder, such bids will be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess. In any event, the aggregate principal amount of outstanding series 200   -    notes, if any, subject to bids not valid under the provisions described above will be treated as the subject of a bid by a potential holder at the rate therein specified.

     Sell Orders. All sell orders will be considered valid up to an amount equal to the excess of the principal amount of outstanding series 200   -    notes held by such existing holder over the aggregate principal amount of series 200   -    notes subject to valid hold orders and valid bids as referred to above.

     If more than one bid for series 200   -    notes is submitted on behalf of any potential holder, each bid submitted will be a separate bid with the rate and principal amount therein specified. Any bid or sell order submitted by an existing holder covering an aggregate principal amount of series 200   -    notes not equal to an authorized denomination will be rejected and will be deemed a hold order. Any bid submitted by a potential holder covering an aggregate principal amount of series 200   -    notes not equal to an authorized denomination will be rejected. Any bid submitted by an existing holder or a potential holder specifying a rate lower than the all hold rate shall be treated as a bid specifying the all hold rate, and any such bid shall be considered as valid and shall be selected in ascending order of the respective rates in the submitted bids. An existing holder that offers to purchase additional series 200   -    notes is, for purposes of such offer, treated as a potential holder. Any bid specifying a rate higher than the applicable maximum interest rate will (i) be treated as a sell order if submitted by an existing holder and (ii) not be accepted if submitted by a potential holder.

     A hold order, a bid or a sell order that has been determined valid pursuant to the procedures described above is referred to as a “submitted hold order,” a “submitted bid” and a “submitted sell order,” respectively (collectively, “submitted orders”).

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Determination of Sufficient Bids, Auction Rate, and Winning Bid Rate

     Not earlier than the submission deadline on each auction date, the auction agent will assemble all valid submitted orders and will determine:

(a)	the excess of the total principal amount of outstanding series 200 - notes over the sum of the aggregate principal amount of outstanding series 200 - notes subject to submitted hold orders (such excess being hereinafter referred to as the “available series 200 - notes”); and

(b)	from such submitted orders whether: (i) the aggregate principal amount of outstanding series 200 - notes subject to submitted bids by potential holders specifying one or more rates equal to or lower than the maximum interest rate exceeds or is equal to the sum of (ii) the aggregate principal amount of outstanding series 200 - notes subject to submitted bids by existing holders specifying one or more rates higher than the maximum interest rate and (iii) the aggregate principal amount of outstanding series 200 - notes subject to submitted sell orders (in the event such excess or such equality exists other than because the sum of the principal amount of series 200 - notes in clauses (ii) and (iii) above is zero because all of the outstanding series 200 - notes are subject to submitted hold orders, such submitted bids by potential holders described in (i) above will be hereinafter referred to collectively as “sufficient bids”); and

(c)	if sufficient bids exist, the “winning bid rate,” which will be the lowest rate specified in such submitted bids such that if:

(i)	each such submitted bid from existing holders specifying such lowest rate and all other submitted bids from existing holders specifying lower rates were rejected (thus entitling such existing holders to continue to own the principal amount of series 200 - notes subject to such submitted bids); and

(ii)	each such submitted bid from potential holders specifying such lowest rate and all other submitted bids from potential holders specifying lower rates were accepted;

(iii)	the result would be that such existing holders described in subparagraph (c)(i) above would continue to hold an aggregate principal amount of outstanding series 200 - notes which, when added to the aggregate principal amount of outstanding series 200 - notes to be purchased by such potential holders described in subparagraph (c)(ii) above would equal not less than the available series 200 - notes.

Determination of Auction Rate and Applicable Interest Rate; Notice

     Promptly after the auction agent has made the determinations described above, the auction agent is to advise the trustee, the broker-dealer and the trust of the maximum auction rate, the maximum interest rate, the all hold rate, one-month LIBOR and the applicable LIBOR-based rate and the components thereof on the auction date and, based on such determinations, the auction rate for the next succeeding interest period as follows:

(a)	if sufficient bids exist, that the auction rate for the next succeeding interest period will be equal to the winning bid rate so determined;

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(b)	if sufficient bids do not exist (other than because all of the outstanding series 200 - notes are subject to submitted hold orders), that the auction rate for the next succeeding interest period will be equal to the maximum rate; or

(c)	if all outstanding series 200 - notes are subject to submitted hold orders, that the auction rate for the next succeeding interest period will be equal to the all hold rate.

     Promptly after the auction agent has determined the auction rate, the auction agent will determine and advise the trustee of the applicable interest rate, which rate will not exceed the maximum rate.

     If for any interest period the auction rate exceeds the maximum rate the applicable interest rate will be equal to the maximum rate. If the maximum auction rate is less than the auction rate, the applicable interest rate will be the maximum auction rate. If the auction agent has not received sufficient bids (other than because all of the outstanding series 200   -    notes are subject to submitted hold orders), the applicable interest rate will be the maximum rate. In any of the cases described above in this paragraph, submitted orders will be accepted or rejected and the auction agent will take such other action as described below under “—Insufficient Bids.”

Acceptance and Rejection of Submitted Bids and Submitted Sell Orders

     Existing holders will continue to hold the principal amount of series 200   -    notes that are subject to submitted hold orders and based upon the determinations made as described above under “—Determination of Sufficient Bids, Auction Rate, and Winning Bid Rate,” submitted bids and submitted sell orders will be accepted or rejected and the auction agent will take such other action as provided in the applicable supplemental indenture and described below under “—Sufficient Bids.”

     Sufficient Bids. If sufficient bids have been made all submitted sell orders will be accepted and, subject to the denomination requirements described below, submitted bids will be accepted or rejected as follows in the following order of priority and all other submitted bids shall be rejected:

(a)	existing holders’ submitted bids specifying any rate that is higher than the winning bid rate will be accepted, thus requiring each such existing holder to sell the aggregate principal amount of series 200 - notes subject to such submitted bids;

(b)	existing holders’ submitted bids specifying any rate that is lower than the winning bid rate will be rejected, thus entitling each such existing holder to continue to hold the aggregate principal amount of series 200 - notes subject to such submitted bids;

(c)	potential holders’ submitted bids specifying any rate that is lower than the winning bid rate will be accepted thus requiring such potential owner to purchase the aggregate principal amount of series 200 - notes subject to such submitted bid;

(d)	each existing holder’s submitted bid specifying a rate that is equal to the winning bid rate will be rejected, thus entitling such existing holder to continue to hold the aggregate principal amount of series 200 - notes subject to such submitted bid, unless the aggregate principal amount of series 200 - notes subject to all such submitted bids will be greater than the principal amount of series 200 - notes (the “remaining principal amount”) equal to the excess of the available series 200 - notes over the aggregate principal amount of series 200 - notes subject to submitted bids described in subparagraphs (b) and (c) above, in which event such submitted bid of such existing holder will be rejected in part and such existing holder will be entitled to continue to hold

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the principal amount of series 200 - notes subject to such submitted bid, but only in an amount equal to the aggregate principal amount of series 200 - notes obtained by multiplying the remaining principal amount by a fraction, the numerator of which will be the principal amount of outstanding series 200 - notes held by such existing holder subject to such submitted bid and the denominator of which will be the sum of the principal amount of outstanding series 200 - notes subject to such submitted bids made by all such existing holders that specified a rate equal to the winning bid rate; and

(e)	each potential holder’s submitted bid specifying a rate that is equal to the winning bid rate will be accepted, but only in an amount equal to the principal amount of series 200 - notes obtained by multiplying the excess of the aggregate principal amount of available series 200 - notes over the aggregate principal amount of series 200 - notes subject to submitted bids described in subparagraphs (b), (c) and (d) above by a fraction, the numerator of which will be the aggregate principal amount of outstanding series 200 - notes subject to such submitted bid and the denominator of which will be the sum of the principal amount of outstanding series 200 - notes subject to submitted bids made by all such potential holders that specified a rate equal to the winning bid rate.

     Insufficient Bids. If sufficient bids have not been made (other than because all of the outstanding series 200   -    notes are subject to submitted hold orders), subject to the denomination requirements described below, submitted orders will be accepted or rejected as follows in the following order of priority and all other submitted bids will be rejected:

(a)	existing holders’ submitted bids specifying any rate that is equal to or lower than the maximum rate will be rejected, thus entitling such existing holders to continue to hold the aggregate principal amount of series 200 - notes subject to such submitted bids;

(b)	potential holders’ submitted bids specifying any rate that is equal to or lower than the maximum rate will be accepted, thus requiring each potential holder to purchase the aggregate principal amount of series 200 - notes subject to such submitted bids; and

(c)	each existing holder’s submitted bid specifying any rate that is higher than the maximum rate and the submitted sell order of each existing holder will be accepted, thus entitling each existing holder that submitted any such submitted bid or submitted sell order to sell the series 200 - notes subject to such submitted bid or submitted sell order, but in both cases only in an amount equal to the aggregate principal amount of series 200 - notes obtained by multiplying the aggregate principal amount of series 200 - notes subject to submitted bids described in subparagraph (b) above by a fraction, the numerator of which will be the aggregate principal amount of outstanding series 200 - notes held by such existing holder subject to such submitted bid or submitted sell order and the denominator of which will be the aggregate principal amount of outstanding series 200 - notes subject to all such submitted bids and submitted sell orders.

     All Hold Orders. If all outstanding series 200   -    notes are subject to submitted hold orders, all submitted bids will be rejected.

     Authorized Denominations Requirement. If, as a result of the procedures described above regarding sufficient bids and insufficient bids, any existing holder would be entitled or required to sell, or any potential holder would be entitled or required to purchase, a principal amount of series 200   -

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notes that is not equal to an authorized denomination, the auction agent will, in such manner as in its sole discretion it may determine, round up or down the principal amount of series 200    -     notes to be purchased or sold by any existing holder or potential holder so that the principal amount of series 200    -     notes purchased or sold by each existing holder or potential holder will be equal to an authorized denomination. If, as a result of the procedures described above regarding sufficient bids, any potential holder would be entitled or required to purchase less than a principal amount of series 200    -     notes equal to an authorized denomination, the auction agent will, in such manner as in its sole discretion it may determine, allocate series 200    -     notes for purchase among potential holders so that only series 200    -     notes in an authorized denomination are purchased by any potential holder, even if such allocation results in one or more of such potential holders not purchasing any series 200    -     notes.

     Based on the results of each auction, the auction agent is to determine the aggregate principal amount of series 200   -    notes to be purchased and the aggregate principal amount of series 200   -    notes to be sold by potential holders and existing holders on whose behalf each broker-dealer submitted bids or sell orders and, with respect to each broker-dealer, to the extent that such aggregate principal amount of series 200   -    notes to be sold differs from such aggregate principal amount of series 200   -    notes to be purchased, determine to which other broker-dealer or broker-dealers acting for one or more purchasers such broker-dealer will deliver, or from which broker-dealers acting for one or more sellers such broker-dealer will receive, as the case may be, series 200   -    notes.

Settlement Procedures

     The auction agent is required to advise each broker-dealer that submitted an order in an auction of the applicable interest rate for the next interest period and, if such order was a bid or sell order, whether such bid or sell order was accepted or rejected, in whole or in part, by telephone not later than 3:00 p.m., New York City time, on the auction date, if the applicable interest rate is the auction rate; provided that such notice is not required until 4:00 p.m., New York City time, on the auction date, if the applicable interest rate is the maximum auction rate. Each broker-dealer that submitted an order on behalf of a bidder is required to then advise such bidder of the applicable interest rate for the next interest period and, if such order was a bid or a sell order, whether such bid or sell order was accepted or rejected, in whole or in part, confirm purchases and sales with each bidder purchasing or selling series 200   -    notes as a result of the auction and advise each bidder purchasing or selling series 200   -    notes as a result of the auction to give instructions to its participant to pay the purchase price against delivery of such series 200   -    notes or to deliver such series 200   -    notes against payment therefor, as appropriate. Pursuant to the auction agent agreement, the auction agent is to record each transfer of series 200   -    notes on the existing holders registry to be maintained by the auction agent.

     In accordance with DTC’s normal procedures, on the business day after the auction date, the transactions described above will be executed through DTC, so long as DTC is the securities depository, and the accounts of the respective participants at DTC will be debited and credited and series 200   -    notes delivered as necessary to effect the purchases and sales of series 200   -    notes as determined in the auction. Purchasers are required to make payment through their participants in same-day funds to DTC against delivery through their participants. DTC will make payment in accordance with its normal procedures, which now provide for payment against delivery by its participants in immediately available funds.

     If any existing holder selling series 200   -    notes in an auction fails to deliver such series 200   -    notes, the broker-dealer of any person that was to have purchased series 200   -    notes in such auction may deliver to such person a principal amount of series 200   -    notes that is less than the principal amount of series 200   -    notes that otherwise was to be purchased by such person but in any event equal to an authorized denomination. In such event, the principal amount of series 200   -    notes

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to be delivered will be determined by such broker-dealer. Delivery of such lesser principal amount of series 200    -     notes will constitute good delivery. Neither the trustee nor the auction agent will have any responsibility or liability with respect to the failure of a potential holder, existing holder or their respective broker-dealer or participant to deliver the principal amount of series 200    -     notes or to pay for the series 200    -    notes purchased or sold pursuant to an auction or otherwise. For a further description of the settlement procedures, see “Settlement Procedures for Series 200    -     Auction Rate Notes.”

Trustee Not Responsible for Auction Agent, Market Agent and Broker-Dealers

     The trustee shall not be liable or responsible for the actions of or failure to act by the auction agent, the market agent or any broker-dealer under the applicable supplemental indenture, the auction agent agreement or any broker-dealer agreement. The trustee may conclusively rely upon any information required to be furnished by the auction agent, the market agent or any broker-dealer without undertaking any independent review or investigation of the truth or accuracy of such information.

Changes in Auction Terms

Changes in Auction Period or Periods

     While any of the series 200   -    notes are outstanding, the trust may, from time to time, change the length of one or more auction periods (an “auction period adjustment”) in order to conform with then-current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the auction period and the interest rate borne by such series of the series 200   -    notes. The trust will not initiate such change in the length of the auction period unless it shall have received, not less than ten days nor more than 20 days prior to the auction period adjustment, the written consent of the market agent, which consent shall not be unreasonably withheld. The trust will initiate an auction period adjustment by giving written notice to the trustee, the auction agent, the market agent and the securities depository in substantially the form of, or containing substantially the information contained in, the applicable supplemental indenture at least ten days prior to the auction date for such auction period.

     Any such auction period adjustment shall not result in an auction period of less than seven days nor more than one year.

     An auction period adjustment will take effect only if (A) the trustee and the auction agent receive, by 11:00 a.m., New York City time, on the business day before the auction date for the first such auction period, a certificate from the trust authorizing an auction period adjustment specified in such certificate, the written consent of the market agent and the rating agency confirmations described above and, if applicable, the written statement of the trustee, the auction agent and the securities depository described above, and (B) sufficient bids exist at the auction on the auction date for such first auction period. If the condition referred to in (A) is not met, the applicable interest rate applicable for the next auction period will be determined pursuant to the auction procedures and the auction period will be the auction period determined without reference to the proposed change. If the condition referred to in (A) is met but the condition referred to in (B) above is not met, the applicable interest rate for the next auction period will be the maximum rate, and in either case the auction period will be the auction period determined without reference to the proposed change.

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Changes in the Auction Date

     The market agent, with the written consent of an authorized officer of the trust, may specify an earlier auction date (but in no event more than five business days earlier) than the auction date that would otherwise be determined in accordance with the definition of “auction date” set forth above under “—Auction Procedures—General,” with respect to one or more specified auction periods for one or more series of series 200   -    notes in order to conform with then-current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an auction date and the applicable interest rate on the series 200   -    notes of such series. The market agent shall deliver a written request for consent to such change in the auction date to the trust not less than three days nor more than 20 days prior to the effective date of such change. The market agent shall provide notice of its determination to specify an earlier auction date for one or more auction periods by means of a written notice delivered at least three days prior to the proposed changed auction date to the trustee, the auction agent, the trust and the securities depository. Such notice will be substantially in the form of, or contain substantially the information contained in, the applicable supplemental indenture.

Notice of Changes in Auction Terms

     In connection with any change in auction terms described above, the auction agent is to provide such further notice to such parties as is specified in the auction agent agreement.

Settlement Procedures for Series 200   -    Auction Rate Notes

     The settlement procedures described below apply separately to each series of series 200   -    auction rate notes.

(a)	On each auction date, not later than 3:00 p.m., New York City time, if the applicable interest rate is the auction rate, the auction agent is to notify by telephone each broker-dealer that participated in the auction held on such auction date and submitted an order on behalf of an existing holder or potential holder of:

(i)	the auction rate fixed for the next interest period;

(ii)	whether there were sufficient bids in such auction;

(iii)	if such broker-dealer (a “seller’s broker-dealer”) submitted a bid or sell order on behalf of an existing holder, whether such bid or sell order was accepted or rejected, in whole or in part, and the principal amount of series 200 - notes, if any, to be sold by such existing holder;

(iv)	if such broker-dealer (a “buyer’s broker-dealer”) submitted a bid on behalf of a potential holder, whether such bid was accepted or rejected, in whole or in part, and the principal amount of series 200 - notes, if any, to be purchased by such potential holder;

(v)	if the aggregate principal amount of series 200 - notes to be sold by all existing holders on whose behalf such seller’s broker-dealer submitted bids or sell orders exceeds the aggregate principal amount of series 200 - notes to be purchased by all potential holders on whose behalf such buyer’s broker-dealer submitted a bid, the name or names of one or more buyer’s broker-dealers (and

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the name of the participant, if any, of each such buyer’s broker-dealer) acting for one or more purchasers of such excess principal amount of series 200 - notes and the principal amount of series 200 - notes to be purchased from one or more existing holders on whose behalf such seller’s broker-dealer acted by one or more potential holders on whose behalf each of such buyer’s broker-dealers acted;

(vi)	if the aggregate principal amount of series 200 - notes to be purchased by all potential holders on whose behalf such buyer’s broker-dealer submitted a bid exceeds the aggregate principal amount of series 200 - notes to be sold by all existing holders on whose behalf such seller’s broker-dealer submitted a bid or a sell order, the name or names of one or more seller’s broker-dealers (and the name of the participant, if any, of each such seller’s broker-dealer) acting for one or more sellers of such excess principal amount of series 200 - notes and the principal amount of series 200 - notes to be sold to one or more potential holders on whose behalf such buyer’s broker-dealer acted by one or more existing holders on whose behalf each of such seller’s broker-dealers acted;

(vii)	unless previously provided, a list of all applicable interest rates and related interest periods (or portions thereof) since the last interest payment date; and

(viii)	the auction date for the next succeeding auction.

(b)	On each auction date, each broker-dealer that submitted an order on behalf of any existing holder or potential holder is to:

(i)	advise each existing holder and potential holder on whose behalf such broker-dealer submitted a bid or sell order in the auction on such auction date whether such bid or sell order was accepted or rejected, in whole or in part;

(ii)	in the case of a broker-dealer that is a buyer’s broker-dealer, advise each potential holder on whose behalf such buyer’s broker-dealer submitted a bid that was accepted, in whole or in part, to instruct such potential holder’s participant to pay to such buyer’s broker-dealer (or its participant) through the securities depository the amount necessary to purchase the principal amount of the series 200 - notes to be purchased pursuant to such bid against receipt of such series 200 - notes;

(iii)	in the case of a broker-dealer that is a seller’s broker-dealer, instruct each existing holder on whose behalf such seller’s broker-dealer submitted a sell order that was accepted, in whole or in part, or a bid that was accepted, in whole or in part, to instruct such existing holder’s participant to deliver to such seller’s broker-dealer (or its participant) through the securities depository the principal amount of the series 200 - notes to be sold pursuant to such bid or sell order against payment therefor;

(iv)	advise each existing holder on whose behalf such broker-dealer submitted an order and each potential holder on whose behalf such broker-dealer submitted a bid of the applicable interest rate for the next interest period;

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(v)	advise each existing holder on whose behalf such broker-dealer submitted an order of the next auction date; and

(vi)	advise each potential holder on whose behalf such broker-dealer submitted a bid that was accepted, in whole or in part, of the next auction date.

(c)	On the basis of the information provided to it pursuant to paragraph (a) above, each broker-dealer that submitted a bid or sell order in an auction is required to allocate any funds received by it in connection with such auction pursuant to paragraph (b)(ii) above, and any series 200 - notes received by it in connection with such auction pursuant to paragraph (b)(iii) above, among the potential holders, if any, on whose behalf such broker-dealer submitted bids, the existing holders, if any on whose behalf such broker-dealer submitted bids or sell orders in such auction, and any broker-dealers identified to it by the auction agent following such auction pursuant to paragraph (a)(v) or (a)(vi) above.

(d)	On each auction date:

(i)	each potential holder and existing holder with an order in the auction on such auction date will instruct its participant as provided in paragraph (b)(ii) or (b)(iii) above, as the case may be;

(ii)	each seller’s broker-dealer that is not a participant of the securities depository will instruct its participant (A) to pay through the securities depository of the existing owner delivering series 200 - notes to such broker-dealer following such auction pursuant to (b)(iii) above the amount necessary, including accrued interest if any, to purchase series 200 - notes against receipt of such series 200 - notes; and (B) to deliver such series 200 - notes through the securities depository to a buyer’s broker-dealer (or its participant) identified to such seller’s broker-dealer pursuant to paragraph (a)(v) above against payment therefor; and

(iii)	each buyer’s broker-dealer that is not a participant of the securities depository will instruct its participant to (A) pay through the securities depository to seller’s broker-dealer (or its participant) identified to such buyer’s broker-dealer pursuant to paragraph (a)(vi) above the amount necessary to purchase the series 200 - notes to be purchased pursuant to paragraph (b)(ii) above against receipt of such series 200 - notes and (B) deliver such series 200 - notes through the securities depository to the participant of the purchaser thereof against payment therefor.

(e)	On the first business day of the interest period next following each auction date:

(i)	each participant for a bidder in the auction on such auction date referred to in paragraph (d)(i) above will instruct the securities depository to execute the transactions described under paragraph (b)(ii) or (b)(iii) above for such auction, and the securities depository will execute such transactions;

(ii)	each seller’s broker-dealer or its participant will instruct the securities depository to execute the transactions described in paragraph (d)(ii) above for such auction, and the securities depository will execute such transactions; and

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(iii)	each buyer’s broker-dealer or its participant will instruct the securities depository to execute the transactions described in paragraph (d)(iii) above for such auction, and the securities depository will execute such transactions.

If an existing holder selling series 200   -    notes in an auction fails to deliver such series 200   -    notes (by authorized book-entry), a broker-dealer may deliver to the potential holder on behalf of which it submitted a bid that was accepted a principal amount of series 200   -    notes that is less than the principal amount of series 200   -    notes that otherwise was to be purchased by such potential holder (but only in an authorized denomination). In such event, the principal amount of series 200   -    notes to be so delivered will be determined solely by such broker-dealer (but only in authorized denominations). Delivery of such lesser principal amount of series 200   -    notes will constitute good delivery. Notwithstanding the foregoing terms of this paragraph, any delivery or nondelivery of series 200   -    notes which will represent any departure from the results of an auction, as determined by the auction agent, will be of no effect unless and until the auction agent will have been notified of such delivery or nondelivery in accordance with the provisions of the auction agent agreement and the broker-dealer agreements. Neither the trustee nor the auction agent will have any responsibility or liability with respect to the failure of a potential holder, existing holder or their respective broker-dealer or participant to take delivery of or deliver, as the case may be, the principal amount of the series 200   -    notes purchased or sold pursuant to an auction or otherwise.

Payments on the Offered Notes

Interest Payments

     Interest will accrue on the series 200   -   notes at their respective interest rates during each interest accrual period and, in the case of the LIBOR rate notes, will be payable to the noteholders on each quarterly distribution date, commencing    , 20_. Subsequent distribution dates for the LIBOR rate notes will be on the    day of each January, April, July and October, or if any such day is not a business day, the next business day. Interest on the auction rate notes will be payable to the noteholders on the business day following the end of each auction period. Interest accrued but not paid on any distribution date will be due on the next distribution date together with an amount equal to interest on the unpaid amount at the applicable rate per annum described below. Any such shortfall will be allocated pro rata to the noteholders, based on the total amount of interest due on each class of offered notes.

     The interest rate on the series 200   -   A- senior notes for each interest accrual period will be equal to    -month LIBOR, except for the initial interest accrual period, as determined on the second business day prior to such interest accrual period, plus 0.   %. The interest rate on the series 200   -    A-_senior notes for each interest accrual period will be equal to    -month LIBOR, except for the initial interest accrual period, as determined on the second business day prior to such interest accrual period, plus 0.   %. The interest rate on the series 200   -    A-   senior notes for each interest accrual period will be equal to    -month LIBOR, except for the initial interest accrual period, as determined on the second business day prior to such interest accrual period, plus 0.   %.

     LIBOR for the initial interest accrual period will be determined by the indenture trustee by reference to straight line interpolation as described under “Summary—Interest—LIBOR Rate Notes.”

Calculation of LIBOR

     For each interest accrual period, LIBOR will be determined by the indenture trustee by reference to the London interbank offered rate for deposits in U.S. dollars having a maturity of three months which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the related LIBOR determination date.

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The LIBOR determination date will be the second business day before the beginning of each interest accrual period. If this rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the relevant maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR determination date, to prime banks in the London interbank market by four major banks selected by the indenture trustee. The indenture trustee will request the principal London office of each bank to provide a quotation of its rate. If the banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the administrator, at approximately 11:00 a.m., New York time, on that LIBOR determination date, for loans in U.S. Dollars to leading European banks having the relevant maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, three-month LIBOR in effect for the applicable interest accrual period will be three-month LIBOR in effect for the previous accrual period.

     For purposes of determining LIBOR, a business day means any day on which banks in New York, New York and London, England are open for the transaction of international business.

Information Relating to the Guarantee Agencies

     The payment of principal and interest on all of the student loans held in the trust estate created under the indenture will be guaranteed by designated guarantee agencies and will be reinsured by the United States Department of Education. The guarantee provided by each guarantee agency is an obligation solely of that guarantee agency and is not supported by the full faith and credit of the federal or any state government. However, the Higher Education Act provides that if the Secretary of Education determines that a guarantee agency is unable to meet its insurance obligations, the Secretary of Education shall assume responsibility for all functions of the guarantee agency under its loan insurance program. For further information on the Secretary of Education’s authority in the event a guarantee agency is unable to meet its insurance obligations, see “Description of the Guarantee Agencies” in the prospectus.

     As of the statistical calculation date, of the student loans owned by the trust on that date, along with those student loans expected to be acquired by the trust on the closing date that existed as of the statistical calculation date, approximately:

•	% are guaranteed by ;

•	[describe additional significant guarantors]; and

•	the remaining % are guaranteed by one of the following guarantee agencies:

     [Insert names of other guarantors]

     See “Description of the Guarantee Agencies” in the prospectus for more detailed information concerning the characteristics of the guarantee agencies.

     Presented below is information with respect to each guarantee agency expected to guaranty    % or more of the student loans as of the closing date, and after giving effect to the loans to be acquired on that date. Except as otherwise indicated, the information regarding each guarantee agency has been obtained from the guarantee agency and has not been independently verified.

[Name of Guarantee Agency]

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     [Insert guarantor description]

     The information in the following tables has been provided to the trust from reports provided by or to the U.S. Department of Education and has not been verified by the trust or [name of guarantor]. No representation is made by the trust or [name of guarantor] as to the accuracy or completeness of this information. Prospective investors may consult the United States Department of Education Data Books and Web site http://www.ed.gov//finaid/prof/resources/data/opeloanvol.html for further information concerning [name of guarantor] or any other guarantee agency.

     Guarantee Volume. [Name of guarantor]’s guaranty volume for each of the last five federal fiscal years, including guarantees of Stafford, Unsubsidized Stafford, SLS, PLUS and Consolidation Loans, was as follows:

Guaranty Volume
Federal Fiscal Year	(millions)

     Reserve Ratio. Following are [name of guarantor]’s reserve fund levels as calculated in accordance with 34 CFR 682.410(a)(10) for the last five federal fiscal years:

	Cumulative Cash	Total Loans	Federal Guaranty Reserve Fund
Federal Fiscal Year	Reserves (millions)	Outstanding* (millions)	Level

*	In accordance with Section 428(c)(9) of the Higher Education Act, does not include loans transferred from the former Higher Education Assistance Foundation, NorthStar Guarantee Inc., Ohio Student Aid Commission or Puerto Rico Higher Education Assistance Corporation. (Beginning in FFY 1999, under the Higher Education Act, the federal guaranty reserve fund balance is based on net assets with a reserve requirement of .25% as compared to .50% for prior years.)

     Claims Rate. For the past five federal fiscal years, [name of guarantor]’s claims rate has not exceeded 5%, and, as a result, the highest allowance reinsurance has been paid on all [name of guarantor]’s claims. The actual claims rates are as follows:

Fiscal Year	Claims Rate

[Name(s) of additional Guarantee Agencies]

     [Insert guarantor description]

     Guaranty Volume. The following table sets forth the principal balance of FFELP Loans (excluding Consolidation Loans) guaranteed by [name of guarantor] in each of the last six fiscal years of [name of guarantor]:

Net FFELP Loans
Fiscal Year	Guaranteed
(Ending [ ])	(Dollars in Millions)

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     Recovery Rates. A guarantee agency’s recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined by dividing the aggregate amount recovered from borrowers by the aggregate amount of default claims paid by the guarantee agency. The table below sets forth the recovery rates for [name of guarantor] as taken from the Department of Education Guarantee Agency Activity Report form 1130:

Federal Fiscal Year	Recovery Rate

     Claims Rate. [Name of guarantor]’s claims rate represents the percentage of loans in repayment at the beginning of a federal fiscal year which default during the ensuing federal fiscal year. For the federal years    -    , [name of guarantor]’s claims rate listed below have not exceeded 5%, and as a result, all claims of [name of guarantor] have been fully reimbursed at the maximum allowable level by the Department of Education. See “Description of the FFEL Program” in the prospectus for more detailed information concerning the FFELP program. Nevertheless, there can be no assurance the guarantee agencies will continue to receive full reimbursement for such claims. The following table sets forth the claims rate of [name of guarantor] for the last six federal fiscal years:

Federal Fiscal Year	Claims Rate

     Net Loan Default Claims. The following table sets forth the dollar value of default claims paid net of repurchases and refunds for the last six years.

Default Claims
Federal Fiscal Year	(Dollars in Millions)

     Default Recoveries. The following table sets forth the amount of recoveries returned to the U.S. Department of Education for the last six years.

Default Claims
Federal Fiscal Year	(Dollars in Millions)

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Servicing of the Student Loans

General

     The trust is required under the Higher Education Act, the rules and regulations of the guarantee agencies and the indenture to use due diligence in the servicing and collection of the student loans and to use collection practices no less extensive and forceful than those generally in use among financial institutions with respect to other consumer debt. The trust has entered into agreements with third parties to perform the servicing activities. As of the statistical calculation date, the servicer of approximately    % of the student loans was [servicer] (“   ”), the servicer of approximately    % of the student loans was [servicer] (“   ” ) and less than    % of the student loans in the aggregate were serviced by [servicer] (“   ”). The indenture also permits other servicers upon confirmation that any ratings then applicable to any notes will not be withdrawn or reduced. All such percentages could change in the future. On the closing date, the trust will have servicing agreements in place with [servicer] and [servicer].

Description of Servicing Agreements

     [Insert description of servicing agreements.]

     The information included in this prospectus supplement relating to [servicer] and [servicer] has been obtained from these parties and has not been independently verified by the trust. The inclusion of this information is not, and should not be construed as, a representation by the trust or its counsel as to its accuracy or completeness or otherwise.

[Name of Servicer]

     [Insert servicer description.]

Fees and Expenses of the Trust

     All fees and expenses, including administrative fees, are not expected to exceed 0.   % on a per annum average while series offered notes are outstanding. The overall amount of fees and expenses, in absolute dollar terms, payable by the trust in priority to the notes is expected to increase as additional notes are issued and additional student loans are added to the trust. In addition, Federal Family Education Loan Program lenders must pay a monthly rebate fee to the Secretary of Education at an annualized rate generally equal to 1.05% on principal and interest on Federal consolidation loans disbursed on or after October 1, 1993. See “Description of the FFEL Program” in the prospectus.

ERISA Considerations

     The offered notes may be acquired by, or on behalf of, employee benefit plans or other retirement arrangements which are subject to Title I of ERISA and/or Section 4975 of the Code, (each a “Plan”) provided the proposed transfer and/or holding of an offered note will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or such prohibited transaction will be covered under an individual or class prohibited transaction exemption including, but not limited to, PTCE 84-14 (regarding plan asset transactions determined by independent qualified professional asset managers); PTCE 91-38 (regarding certain transactions involving bank collective investment funds); PTCE 90-1 (regarding certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (regarding certain transactions involving insurance company general accounts), and PTE 96-23 (regarding plan asset transactions determined by in-house asset managers) (“Investor-Based Exemption”). An acquisition of an offered note by an investor shall be deemed a representation that such investor is either

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not a Plan or that if it is a Plan that no prohibited transaction will result from the acquisition and/or holding of the note which will not be covered by an Investor-Based Exemption or some other applicable exemption. See the discussion of additional considerations regarding the acquisition and/or holding of the notes by Plans and other retirement arrangements not subject to ERISA under “ERISA Considerations” in the prospectus.

Federal Income Tax Considerations

     On the closing date, Mayer, Brown, Rowe & Maw LLP, will render, with respect to the offered notes, its opinion to the effect that the offered notes will be treated as debt of the trust, rather than as an interest in the student loans, and that the issuer will not be characterized as an association or publicly traded partnership taxable as a corporation, each for federal income tax purposes. Such opinion is not binding on the Internal Revenue Service and there is no assurance that such characterization would prevail if challenged. See “Federal Income Tax Consequences” in the prospectus.

Plan of Distribution

     Subject to the terms and conditions set forth in the underwriting agreement, between ourselves and each of the underwriters named below, we have agreed to sell to each of the underwriters, and each of the underwriters has agreed to purchase from us, the principal amount of the offered notes set forth opposite its name.

	Series 200 - A-	Series 200 - A-	Series 200 - A-	Series 200 - A-	Series 200
Underwriter	Senior Notes	Senior Notes	Senior Notes	Senior Notes	Subordinate Notes
__________	$—	$—	$—	$—	$—
__________	—	—	—	—	—
__________	—	—	—	—	—
Total	$—	$—	$—	$—	$—

     We have been advised by the underwriters that they propose to offer the offered notes to the public initially at the respective offering prices set forth on the cover page of this prospectus supplement. Until the distribution of offered notes is completed, the rules of the Securities and Exchange Commission may limit the ability of the underwriters to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in transactions that stabilize the price of the offered notes. These transactions consist of bids to purchase and open market purchases and sales for the purpose of pegging, fixing or maintaining the price of the offered notes.

     The underwriters may over-allot the offered notes to create a short position for the accounts of the underwriters by accepting orders for more offered notes than are to be sold.

     In addition, the underwriters may impose a penalty bid on the broker-dealers who sell the offered notes. This means that if an underwriter purchases notes in the open market to reduce a broker-dealer’s short position or to stabilize the prices of the offered notes, it may reclaim the selling concession from the broker-dealer who sold those offered notes as part of the offering.

     In general, over-allotment transactions and open market purchases of the offered notes for the purpose of stabilization or to reduce a short position could cause the price of a offered note to be higher than it might be in the absence of such transactions.

     Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the offered notes. In addition, neither we nor any of the underwriters make any representation that the underwriters

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will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

     We have been advised by the underwriters that they presently intend to make a market in the notes; however, they are not obligated to do so. In addition, any market-making may be discontinued at any time, and an active public market for the notes may not develop.

     From time to time, the underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to the depositor and its affiliates. From time to time, we may invest funds in the reserve fund and other accounts under the indenture in eligible instruments either acquired from the underwriters or issued by their affiliates.

     The underwriting agreement provides that we will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, and we have agreed to reimburse the underwriters for the fees and expenses of their counsel.

Legal Matters

     Certain legal matters, including certain federal income tax matters, will be passed upon by Mayer, Brown, Rowe & Maw LLP, counsel to the trust and the depositor. Certain legal matters will be passed upon for the underwriters by    .    , as Delaware counsel for the trust, will pass upon Delaware matters for the trust.

Glossary of Terms

     Some of the terms used in this prospectus supplement are defined below. The indenture contains the definitions of other terms used in this prospectus supplement and reference is made to the indenture for those definitions.

     “Auction date” is defined under “Auction of the Series 200   -    Notes—Auction Procedures.”

     “Auction period adjustment” is defined under “Auction of the Series 200   -    Notes—Changes in Auction Terms.”

     “Auction rate” is defined under “Summary—Interest—Auction Rate Notes.”

     “Auction rate notes” is defined under “Summary—Securities Offered.”

     “Available series 200   -   notes” is defined under “Auction of the Series 200   -   Notes—Auction Procedures—Determination of Sufficient Bids, Auction Rates, and Winning Bid Rate.”

     “Bid orders” is defined under “Auction of the Series 200   -   Notes—Summary of Auction Procedures.”

     “Buyer’s broker-dealer” is defined under “Settlement Procedures for Series 200   -   Auction Rate Notes.”

     “Closing date” is defined under “Summary—Closing Date.”

     “Cut-off date” is defined under “Summary—Cut-Off Date.”

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     “Defaulted interest” is defined under “Description of the Series 200   -    Notes—Denomination and Payment.”

     “Existing holders” is defined under “Auction of the Series 200   -    Notes—Auction Participants—Existing Holders and Potential Holders.”

     “Hold order” is defined under “Auction of the Series 200   -   Notes—Summary of Auction Procedures.”

     “LIBOR rate notes” is defined under “Summary—Securities Offered.”

     “Market agent” is defined under “Auction of the Series 200   -    Notes—Auction Participants—Market Agent.”

     “Maximum interest rate” is defined under “Description of the Series 200   -    Notes—Interest on the Series 200   -   Notes.”

     “Potential bid orders” is defined under “Auction of the Series 200   -    Notes—Summary of Auction Procedures.”

     “Potential holders” is defined under “Auction of the Series 200   -    Notes—Auction Participants—Existing Holders and Potential Holders.”

     “Remaining principal amount” is defined under “Auction of the Series 200   -   Notes—Auction Procedures—Acceptance and Rejection of Submitted Bids and Submitted Sell Orders.”

     “Revolving period” is defined under “Summary—Priority of Payments—Revolving Period.”

     “Sell orders” is defined under “Auction of the Series 200   -   Notes—Summary of Auction Procedures.”

     “Seller’s broker-dealer” is defined under “Settlement Procedures for Series 200   -   Auction Rate Notes.”

     “Special record date” is defined under “Description of the Series 200   -    Notes—Denomination and Payment.”

     “Stated maturity date", with respect to a series of notes, is set forth on the front cover page of this prospectus supplement.

     “Statistical calculation date” is defined under “Summary—Statistical Calculation Date.”

     “Submitted bid” is defined under “Auction of the Series 200   -    Notes—Auction Procedures—Validity of Orders.”

     “Submitted hold order” is defined under “Auction of the Series 200   -    Notes—Auction Procedures—Validity of Orders.”

     “Submitted order” is defined under “Auction of the Series 200   -    Notes—Auction Procedures—Validity of Orders.”

     “Sufficient bids” is defined under “Auction of the Series 200   -    Notes—Auction Procedures—Determination of Sufficient Bids, Auction Rates, and Winning Bid Rate.”

     “Winning bid rate” is defined under “Auction of the Series 200   -    Notes—Auction Procedures—Determination of Sufficient Bids, Auction Rates, and Winning Bid Rate.”

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FORM 2

PROSPECTUS

STUDENT LOAN CONSOLIDATION CENTER STUDENT LOAN TRUST I
Issuer

Consolidation Loan Funding, LLC
Depositor

STUDENT LOAN ASSET-BACKED NOTES

Student Loan Consolidation Center Student Loan Trust I (the “trust”) will issue notes from time to time in one or more series. The specific terms of the notes included in each series, along with information relating to the outstanding notes of each previously issued series, will be described in a supplement to this prospectus.

The trust has issued previously other series of notes and has used the proceeds it received to acquire portfolios of student loans. Proceeds from the sale of future notes also will be used to acquire portfolios of student loans. Those student loans will be pledged to secure repayment of the notes. The notes will be limited obligations of the trust payable solely from the student loans that the trust acquires and the other assets of the trust. The notes will not be guaranteed by any person.

You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may be used to offer and sell the notes only if it is accompanied by a prospectus supplement.

Offers of the notes may be made by different methods, including offerings through underwriters, as more fully described under “Plan of Distribution” below and in the related prospectus supplement. Unless otherwise indicated for a series of the notes, the notes will not be listed on a national securities exchange.

The date of this prospectus is __________ _, 200_.

About This Prospectus

     This prospectus is part of a registration statement filed with the Securities and Exchange Commission. Notes may be sold in one or more offerings pursuant to the registration statement.

     The trust will issue notes from time to time in one or more series. The trust has previously issued other series of notes. All notes that the trust issued previously and all notes that the trust will issue in the future will be secured by a common pool of student loans that the trust has acquired and will acquire with the proceeds from the sale of the notes. This prospectus provides you with a general description of the notes the trust has offered previously and may offer in the future. Each time a new series of notes are sold, we will provide a prospectus supplement relating to that series of notes being offered that will include:

     a description of the aggregate principal amount, authorized denominations and interest rate or rates, or the manner of determining the interest rate or rates, of the series of the notes to be sold information concerning the student loans underlying the notes information concerning the guarantee agencies providing guarantees for the student loans information concerning the companies engaged to service the student loans information with respect to credit or cash flow enhancements designed to reduce the risk to investors caused by shortfalls in payments on the student loans

     You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. No person is authorized to provide you with different information. Notes will not be offered for sale in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date appearing on the front cover of those documents.

-i-

-ii-

Summary of the Offering

     The following summary highlights selected information from this prospectus but does not contain all of the information you should consider before making an investment decision. Before deciding to purchase any notes, you should read the more detailed information appearing in this prospectus and in the related prospectus supplement.

Overview

Student Loan Consolidation Center Student Loan Trust I is a Delaware statutory trust that has sold, and will from time to time continue to sell, notes in one or more series, and has purchased, and will continue to purchase, pools of student loans with the proceeds received from these sales. Unlike other issuers that create separate trusts each time they sell securities, all of the notes we sell will be secured by all the student loans we acquire and pledge under the indenture. Payments on the notes will come principally from amounts received on the student loans held by the trust.

Parties

Trust: Student Loan Consolidation Center Student Loan Trust I, a Delaware statutory trust formed under a trust agreement between the depositor and the Delaware trustee. The address of the trust is                                         . The trust’s telephone number is (___)                                         .

Depositor: Consolidation Loan Funding, LLC. The depositor’s address is 9477 Waples Street, San Diego, California 92121. The depositor’s telephone number is (___)                     .

Servicers: The servicers of the student loans will be identified in each prospectus supplement. We may replace any servicer with one or more new servicers or add one or more new servicers not listed in a prospectus supplement.

Issuer Administrator: CLF Administration Company, L.L.C. will be the “issuer administrator” and will provide certain administrative services for the trust.

Subadministrator: The issuer administrator has entered into an administrative services agreement with Lord Securities Corporation (the “subadministrator”) pursuant to which the subadministrator will perform some administrative functions for the trust on behalf of the issuer administrator.

Eligible Lender Trustee and Trustee: The Bank of New York is the “eligible lender trustee” for the trust under the eligible lender trust agreement, and also is the “trustee” under the indenture governing the trust’s issuance of notes.

Delaware Trustee: The Bank of New York (Delaware) acts as the “Delaware trustee” for the trust.

Interest Rates

Each prospectus supplement will describe the interest that will be paid on the notes offered thereby. The interest rate may be fixed for the full term of the notes, or the interest rate may be subject to periodic adjustment as described below. Different classes of notes (or different series of notes) offered under the same prospectus supplement may have different interest rates.

Auction Rate Notes. The trust may issue series of notes that bear interest at a rate determined by auction. The initial interest rate for these auction rate notes, or the method for determining the initial interest rate, will be described in the related prospectus supplement. The interest rates for the auction rate notes will be reset at the end of each interest period pursuant to the auction procedures. The prospectus supplement relating to any auction rate notes will summarize the auction procedures for those notes.

Index Rate Notes. The trust may issue series of notes that bear interest at a rate determined by reference to LIBOR, by reference to United States Treasury securities, by reference to a commercial paper index or by reference to another index described in a prospectus supplement. These notes will bear interest at an initial rate described in the prospectus supplement. Thereafter, the interest rate for LIBOR rate notes will be determined periodically by reference to the designated LIBOR rate, the interest rate for treasury rate notes will be determined periodically by reference to the rate of interest paid on designated U.S. Treasury securities, the interest rate for commercial paper notes will be determined by reference to the designated commercial paper index and the interest rate for other index rate notes will be determined periodically by reference to the index described in a prospectus supplement. See “Description of the Indenture—Notes and Other Obligations—LIBOR Rate Notes,” “—Treasury Rate Notes” and “—Commercial Paper Rate Notes” in this prospectus.

Accrual Notes. The trust may issue one or more series of accrual notes. Accrual notes will not be entitled to receive payments of interest during the designated accrual period. Instead, interest accrued on the accrual notes will be capitalized and added to their principal balance. The rate of interest to be accrued and the accrual period will be specified in the related prospectus supplement. See “Description of the Indenture—Notes and Other Obligations—Accrual Notes” in this prospectus.

Original Issue Discount Notes. The trust may issue series of notes at a discount from the principal amount payable at maturity that pay no interest or interest at a rate that is below market rates at the time of issuance. The interest paid on these original issue discount notes, if any, and the yield to maturity of the original issue discount notes, will be described in the related prospectus supplement. See “Description of the Indenture—Notes and Other Obligations—Original Issue Discount Notes” in this prospectus.

Payments on the Notes

The trustee will make payments of principal and interest due on the notes on behalf of the trust solely from the assets held by the trust. The assets of the trust will consist of a pool of student loans, payments made on the student loans and funds in accounts held by the trustee under the indenture. Interest and principal on the notes will be paid on the dates specified in the related prospectus supplement. The principal balance of the notes of each series will be payable in full on the stated maturity date, unless earlier redeemed or repaid as described in this prospectus or in the related prospectus supplement.

Optional Purchase

If provided in the applicable prospectus supplement, we may, at our option, purchase, or arrange for the purchase of, some or all of the student loans owned by the trust on any payment date when the outstanding principal amount of one or more series of notes declines to the level specified in that prospectus supplement. Our exercise of this purchase option will result in the early retirement of the series of notes specified in the related prospectus supplement. See “Description of the Indenture—Sale of Student Loans Held in Trust Estate” in this prospectus.

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Redemption Provisions

Mandatory Redemption. If the proceeds from the sale of a series of notes are not used to purchase student loans or to make other payments within the period of time specified in a prospectus supplement, those remaining proceeds will be used to redeem notes. The principal payments received on the student loans and, until the principal balance of the student loans reaches a specified minimum percentage of the principal balance of the outstanding notes, interest received on the student loans, after deducting all required payments, will be used to redeem the notes.

Optional Redemption. Notes may be redeemed from interest payments received on student loans that are not needed to pay interest on the notes and the trust’s expenses. In addition, the trust may sell some or all of its student loans for not less than their principal balance plus any unamortized premium and accrued interest and use the proceeds to redeem some or all of its notes. A prospectus supplement relating to a series of notes may describe restrictions on our ability to sell student loans and redeem notes.

Partial Redemption. If less than all of the notes of any series are to be redeemed, we will determine the series of notes that will be redeemed. Generally, senior notes will be redeemed before subordinate notes. A supplemental indenture may provide for the issuance of junior subordinate notes, and if so, subordinate notes generally will be redeemed before junior subordinate notes. However, we may have the option of redeeming some or all of the subordinate notes before all of the senior notes are redeemed, and may redeem some or all of the junior subordinate notes before all the senior notes and subordinate notes are redeemed, if specified ratios of assets to liabilities of the trust exceed levels specified in the prospectus supplement.

Additional Redemption Provisions. As a general rule, we will not redeem any series of notes bearing interest based upon an auction rate unless we have redeemed previously each series of notes that bear interest based upon a different method that are secured on a parity with the auction rate notes that we will be redeeming. This rule may be amended for one or more series of notes to the extent described in the prospectus supplement relating to those notes. We also may amend this rule if we receive a rating agency confirmation.

In addition to the circumstances described under “—Redemption Provisions” above, the trust may, or may be required to, redeem notes if and to the extent so provided in the prospectus supplement.

Student Loan Assets

The student loans that comprise the assets of the trust will be held by the eligible lender trustee on behalf of the trust. The student loans will have been originated under the Federal Family Education Loan Program to pay costs incurred by students enrolled in qualified, accredited institutions of higher education.

Student Loan Guarantees

Unless otherwise stated in a prospectus supplement, the payment of principal and interest on all of the student loans that comprise the assets of the trust will be guaranteed by designated guarantee agencies and will be reinsured by the United States Department of Education pursuant to the Higher Education Act. This guarantee, however, is contingent upon compliance with a variety of regulations concerning origination and servicing of the loans. Failure to follow these regulations may result in the guarantee claim for a loan being denied.

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Subordinate Notes

The rights of the owners of subordinate notes to receive payments of principal and interest will be subordinated to the rights of the owners of senior notes issued by the trust to receive payments of principal and interest. The rights of the owners of any junior subordinate notes issued by the trust to receive payments of principal and interest will be subordinated to the rights of the owners of subordinate notes and senior notes issued by the trust to receive payments of principal and interest. This subordination is intended to enhance the likelihood that the owners of more senior notes will regularly receive the full amount of payments of principal and interest due them and to protect the owners against losses.

Funds

The indenture governing the notes creates the following funds:

Acquisition Fund. Most of the proceeds from the issuance of a series of notes will be deposited into an acquisition fund. The trust will use these funds to originate or acquire the student loans that secure the notes.

If so provided in a prospectus supplement, during an acquisition period specified in the prospectus supplement, also known as a prefunding period, we will use proceeds in the acquisition fund to originate or purchase additional portfolios of student loans, to originate or purchase serial loans and to originate consolidation loans. The acquisition period will begin on the date the notes are issued and end on the earlier of the date specified in the prospectus supplement or upon our determination that we are unable to acquire additional student loans.

Funds in the acquisition fund that are not used by the trust to acquire student loans will be used to redeem or prepay notes as described in the related prospectus supplement.

Collection Fund. Funds received with respect to student loans will be deposited into the collection fund. We also will deposit into the collection fund payments we receive under any credit enhancement facilities or swap agreements. Generally, funds on deposit in the collection fund will be transferred to other funds and accounts, from which they will be used to pay the fees and expenses of the trust and principal and interest on the notes issued by the trust. A supplemental indenture may provide for the establishment of a capitalized interest account in the collection fund. Amounts in the collection fund also will be transferred to the reserve fund to the extent necessary to restore the reserve fund to its required minimum balance and will otherwise be used in accordance with the terms of the indenture and as described in the related prospectus supplement.

Administration Fund. Funds in the administration fund will be used to pay the costs of issuing each series of notes and the trust’s ongoing fees and expenses.

Debt Service Fund. The debt service fund is comprised of an interest account, a principal account and a retirement account. Funds transferred from the collection fund to the debt service fund will be used to pay interest and principal on the notes, and to purchase or redeem or prepay notes as provided in the applicable prospectus supplement.

Reserve Fund. In connection with the issuance of each series of notes, we may deposit into the reserve fund the amount, if any, specified in the related prospectus supplement. The reserve fund will be required to be maintained at the balance specified in the related prospectus supplement from extra amounts in the collection fund and the surplus fund. Money in the reserve fund will be used to pay interest and principal

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on the notes and certain other obligations if funds in the debt service fund are insufficient to make those payments. A reserve fund insurance policy or other arrangement to fund the reserve fund may be provided in lieu of a deposit of money to the reserve fund if so provided in a prospectus supplement.

Surplus Fund. Excess funds in the collection account not needed to make transfers or payments in any month will be transferred to the surplus fund and will be available on future dates to offset deficiencies in other funds or accounts. Amounts in the surplus fund also may be released to the sponsor or used to make indemnity payments required under a servicing agreement if, after taking into account any such release, certain tests are satisfied.

Additional transfers may be made from certain funds to make up deficiencies in amounts available in other funds, in the manner specified in the indenture. Additional funds and accounts may be created as described in a prospectus supplement.

Credit Enhancement and Derivative Products

Credit enhancement for a series of notes may be established in the form of:

•	insurance policies or surety bonds;

•	subordination of certain series or subseries of notes;

•	one or more reserve funds;

•	letters of credit; or

•	other arrangements acceptable to each rating agency then rating the notes.

The trust may also enter into one or more derivative product agreements with respect to a series of notes, such as interest rate, currency or other swaps, exchange agreements, interest rate protection agreements, repurchase obligations, put or call options and other hedge or yield protection agreements. The trust’s obligation to make payments in connection with a credit enhancement or derivative product may be secured by a pledge of and lien on the assets of the trust. The source of funds and priority of payments owed in respect of a credit enhancement or derivative product will be specified in the applicable prospectus supplement.

Any credit enhancement or derivative product for a series of notes will be described in the related prospectus supplement. See “Description of Credit Enhancement and Derivative Products” in this prospectus.

Reports to Noteholders

Periodic reports concerning the notes and the security for the notes will be provided to the noteholders. Those reports will not be reviewed by a certified public accounting firm. If notes are issued in book-entry form and registered in the name of Cede & Co., the nominee of The Depository Trust Company, then all reports will be provided to those entities which in turn will provide the reports to their eligible participants. Those participants will then forward the reports to the beneficial owners of notes.

Risk Factors

     You should consider the following factors regarding your purchase of the notes. The occurrence of one or more events or circumstances described below may result in delays or reductions in payments on your notes.

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Your notes are payable solely from the trust estate and you will have no other recourse against us

     Interest and principal on your notes will be paid solely from the funds and assets held in the trust estate created under the indenture. No insurance or guarantee of the notes will be provided by any government agency or instrumentality, by any affiliate of the trust, by any insurance company or by any other person or entity, except to the extent that credit enhancement is provided for a series of notes as described in the related prospectus supplement. Therefore, your receipt of payments on the notes will depend solely on the amount and timing of payments and collections on the student loans held in the trust estate and interest paid or earnings on the trust funds held in the accounts established pursuant to the indenture;

     amounts on deposit in the reserve fund and other funds held in the trust estate; and

     any form of credit enhancement described in the related prospectus supplement.

You will have no additional recourse against any other party if those sources of funds for repayment of the notes are insufficient.

Failure to comply with loan origination and servicing procedures for student loans may result in loss of guarantee and other benefits

     The Higher Education Act and its implementing regulations require holders of student loans, servicers of student loans and guarantee agencies guaranteeing student loans to follow specified procedures in making and collecting student loans.

     Failure to follow the specified procedures, as a result of computer software errors or otherwise, may result in:

     the Department of Education’s refusal to make insurance payments to the applicable guarantor or to make interest subsidy payments and special allowance payments on the student loans of the trust; or

     the guarantors’ inability or refusal to make guarantee payments on the student loans of the trust.

     If the Department of Education or a guaranty agency refused to pay a claim, that refusal would reduce the revenues of the trust and impair its ability to pay principal and interest on your notes.

If a servicer or any subservicer fails to comply with the Department of Education’s third-party servicer regulations, payments on your notes could be adversely affected

     The Department of Education regulates each servicer of federal student loans. Under these regulations, a third-party servicer, including a servicer or any subservicer, is jointly and severally liable with its client lenders for liabilities to the Department of Education arising from its violation of applicable requirements. In addition, if a servicer or any subservicer fails to meet standards of financial responsibility or administrative capability included in the regulations, or violates other requirements, the Department of Education may fine a servicer or any subservicer and/or limit, suspend, or terminate a servicer’s or subservicer’s eligibility to contract to service federal student loans. If a servicer or any subservicer were so fined or held liable, or its eligibility were limited, suspended, or terminated, its ability to properly service the student loans and to satisfy its obligation to purchase student loans with respect to which it has breached its representations, warranties or covenants could be adversely affected. In addition, if the Department of Education terminates a servicer’s or any subservicer’s eligibility, a

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servicing transfer will take place and there may be delays in collections and disruptions in servicing. Any servicing transfer may adversely affect payments to you.

If a seller or a servicer fails to repurchase student loans, payments on your notes could be adversely affected

     Upon the occurrence of a breach of representations and warranties by a seller or servicer with respect to a student loan held by the trust, the trust may require the seller or servicer, as applicable, to repurchase the related student loan from the trust. If the seller or servicer were to become insolvent or otherwise be unable to repurchase the applicable student loans, the failure of the seller or servicer to repurchase the applicable student loans would constitute a breach of the related loan purchase agreement or servicing agreement. However, the breach would not constitute an event of default under the indenture or permit the exercise of remedies thereunder. We cannot assure you that a seller or servicer will have sufficient assets to satisfy any repurchase obligation.

Bankruptcy or insolvency of the depositor or other seller could result in payment delays or reductions

     The depositor or another seller will sell to the trust all of the loans acquired by the trust with the proceeds of the notes. If the depositor (or other seller) becomes subject to relief under the bankruptcy or similar laws, a bankruptcy trustee or the depositor as debtor-in-possession or another party could attempt to consolidate the trust’s assets into the bankruptcy estate of the depositor or with the bankruptcy estate of an affiliate of the depositor. If that occurs, you can expect delays in receiving payments on your notes and even a reduction in payments on your notes.

     We have taken steps to structure each loan purchase by the trust from the depositor or another seller as a “true sale” under law. A true sale helps to establish that the loans would not continue to be the property of the depositor or another seller, as the case may be, if the depositor or another seller, as the case may be, becomes bankrupt or insolvent. If a court disagrees with this position, you could expect a delay in receiving payments on your notes or even a reduction in payments on your notes. A court could also subject the student loans to a superior tax or government lien arising before the sale of the student loans to the trust.

     If student loans are purchased from a bank and the bank becomes insolvent, it would become subject to receivership by the Federal Deposit Insurance Corporation. In that case, the FDIC could treat the transfer of the student loans as a secured loan rather than as a sale. If that were to happen, we would have only a security interest in the student loans and could experience delays in receiving payments with respect to those loans. In addition, the FDIC may seek a release of the loans to itself, as receiver, which would accelerate and prepay the “loan.”

Bankruptcy or insolvency of the trust could result in payment delays or reductions or in accelerated prepayment

     If the trust becomes subject to relief under bankruptcy or similar laws, a bankruptcy trustee or the trust as debtor-in-possession or another party could attempt to consolidate the trust’s assets with the assets of the depositor or an affiliate of the depositor. If that occurs, you can expect delays in receiving payments on your notes and even a reduction in payments on your notes.

     If the trust becomes subject to relief under bankruptcy or similar laws, such laws could materially limit or prevent enforcement of its obligations under the notes. A trustee in bankruptcy or the trust itself as debtor-in-possession may seek to accelerate payments on the notes and liquidate the assets held under

7

the indenture. If principal on the notes, including the notes of your series, is declared due and payable, you may receive repayment on your notes sooner than you expect, you may receive less yield on the notes than you expected, and you may not be able to reinvest such repaid amounts at a rate that is equivalent to the interest rate on your notes. If assets held under the indenture are liquidated, you may face the risks relating to the sale of loans described below under “—If the trustee sells loans after an event of default, there could be losses on your notes.”

Bankruptcy or insolvency of a servicer or any subservicer could result in payment delays to you

     If any servicer or subservicer for the student loans becomes subject to an insolvency or bankruptcy proceeding, a court, conservator, receiver or liquidator may have the power to prevent the trustee or the noteholders from appointing a successor servicer or subservicer and delays in collections in respect of the student loans may occur. Any delay in the collections of student loans may delay payments to you.

The student loans we finance may be evidenced by a master promissory note.

     Beginning July 1, 1999, loans made under The Federal Family Education Loan Program may be evidenced by a master promissory note. Once a borrower executes a master promissory note with a lender, additional loans made by the lender are evidenced by a confirmation sent to the borrower, and all loans are governed by the single master promissory note.

     A loan evidenced by a master promissory note may be sold independently of the other loans governed by the master promissory note. If we finance a loan governed by a master promissory note and do not acquire possession of the master promissory note, other parties could claim an interest in the loan. This could occur if the holder of the master promissory note were to take an action inconsistent with our rights to a loan, such as delivery of a duplicate copy of the master promissory note to a third party for value. Such action could delay receipt of principal and interest payments on the loan.

You may incur losses or delays in payment on your notes if borrowers default on their student loans

     For a variety of economic, social and other reasons, all the payments that are actually due on student loans may not be made. Borrowers’ failures to make timely payments of the principal and interest due on the loans will affect the revenues of the trust estate, which may reduce the amounts available to pay principal and interest due on the notes.

     In general, a guarantee agency reinsured by the Department of Education will guarantee 98% of each student loan. As a result, if a borrower of a student loan defaults, the trust will experience a loss of approximately 2% of the outstanding principal and accrued interest on each of the defaulted loans. The trust does not have any right to pursue the borrower for the remaining 2% unguaranteed portion. If any credit enhancement described in the related prospectus supplement is not sufficient, you may suffer a delay in payment or a loss on your investment.

The rate of payments on student loans may affect the maturity and yield of your notes

     Student loans may be prepaid at any time without penalty. If the trust receives prepayments on its student loans, those amounts will be used to make principal payments on notes as described in the related prospectus supplement, which could shorten the average life of each series of its notes. Factors affecting prepayment of loans include general economic conditions, prevailing interest rates and changes in the borrower’s job, including transfers and unemployment. Refinancing opportunities which may provide more favorable repayment terms, including those offered under consolidation loan programs like the

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federal direct consolidation loan program, also affect prepayment rates. There is insufficient information available to be able to estimate the rate of prepayment with respect to the student loans in the trust estate.

     Scheduled payments with respect to, and the maturities of, student loans may be extended as authorized by the Higher Education Act. Also, periods of forbearance or refinancings through consolidation loans having longer maturities may lengthen the remaining term of the loans and the average life of each series of notes. You will bear entirely any reinvestment risks resulting from a faster or slower incidence of prepayment of loans.

     The rate of principal payments to you on the notes and the yield to maturity of the notes will be directly related to the rate of payments of principal on the student loans the trust acquires. Changes in the rate of prepayments may significantly affect your actual yield to maturity, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier a prepayment of principal of a loan, the greater the effect on your yield to maturity. The effect on your yield as a result of principal payments occurring at a rate higher or lower than the rate anticipated by you during the period immediately following the issuance of the notes will not be offset by a subsequent like reduction, or increase, in the rate of principal payments.

The characteristics of the portfolio of student loans held in the trust estate may change

     As a master trust, the trust may issue series of notes from time to time and use the proceeds to add additional student loans to the trust estate. In addition, collections received by the trust with respect to student loans may be used by the trust to acquire additional student loans. The prospectus supplement for a series of notes will describe the characteristics of the trust’s student loan portfolio at that time. Following the transfer of additional student loans to the trust, the characteristics of the student loans may differ significantly from those described in a prospectus supplement. The characteristics that may differ include the composition of our student loan portfolio, changes in the relative concentration of guarantors in our portfolio, distribution by loan type, distribution by interest rate, distribution by principal balance and distribution by remaining term. In addition, the characteristics of the loans in our portfolio will change from time to time due to factors such as repayment of the student loans in the normal course of business, prepayments on the student loans, amendments to the Higher Education Act, sales or exchanges of student loans, or the occurrence of delinquencies or defaults on the student loans. A portfolio of student loans acquired previously by us is not necessarily indicative of future performance of student loans held by the trust.

     The trust’s cash flow, and its ability to make payments due on your notes, will be reduced to the extent interest is not currently payable on our student loans. The borrowers on most student loans are not required to make payments during the period in which they are in school and for certain authorized periods after graduation as described in the Higher Education Act. The Department of Education will make all interest payments while payments are deferred under the Higher Education Act on certain student loans. For all other student loans, interest generally will be capitalized and added to the principal balance of the loans. The trust estate will consist of student loans for which payments are deferred as well as student loans for which the borrower is currently required to make payments of principal and interest. The proportions of the loans in the trust estate for which payments are deferred and currently in repayment will vary during the period that the notes are outstanding.

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Student loans are unsecured and the ability of the guarantee agencies to honor their guarantees may become impaired

     The Higher Education Act requires that all student loans be unsecured. As a result, the only security for payment of the student loans held in the trust estate are the guarantees provided by the guarantee agencies.

     A deterioration in the financial status of a guarantee agency and its ability to honor guarantee claims on defaulted student loans could delay or impair the guarantee agency’s ability to make claims payments to the trustee. The financial condition of a guarantee agency can be adversely affected if it submits a large number of reimbursement claims to the Department of Education, which results in a reduction of the amount of reimbursement that the Department of Education is obligated to pay the guarantee agency. The Department of Education may also require a guarantee agency to return its reserve funds to the Department of Education upon a finding that the reserves are unnecessary for the guarantee agency to pay its program expenses or to serve the best interests of the federal student loan program. The inability of any guarantee agency to meet its guarantee obligations could reduce the amount of principal and interest paid to you as the owner of the notes or delay those payments past their due date.

     If the Department of Education has determined that a guarantee agency is unable to meet its guarantee obligations, the loan holder may submit claims directly to the Department of Education and the Department of Education is required to pay the full guaranty claim amount due with respect thereto. See “Description of the Guarantee Agencies” in this prospectus. However, the Department of Education’s obligation to pay guarantee claims directly in this fashion is contingent upon the Department of Education’s making the determination that a guarantee agency is unable to meet its guarantee obligations. The Department of Education may not ever make this determination with respect to a guarantee agency and, even if the Department of Education does make this determination, payment of the guarantee claims may not be made in a timely manner.

Payment offsets by guarantee agencies or the Department of Education could prevent the trust from paying you the full amount of the principal and interest due on your notes

     One or more affiliates of the depositor may establish other trusts that have the same eligible lender trustee as we do. The eligible lender trustee may use the same Department of Education lender identification number for student loans in the trust as it uses for other student loans it holds on behalf of affiliates of the depositor or other trusts established by one or more affiliates of the depositor. If so, the billings submitted to the Department of Education and the claims submitted to guarantee agencies will be consolidated with the billings and claims for payments for student loans of such trusts or such affiliates using the same lender identification number. Payments on those billings by the Department of Education as well as claim payments by the applicable guarantee agencies will be made to the eligible lender trustee, or to a servicer on behalf of the eligible lender trustee, in lump sum form. Those payments must be allocated by the eligible lender trustee among the various trusts and other parties that reference the same lender identification number.

     If the Department of Education or a guarantee agency determines that the eligible lender trustee owes it a liability on any student loan held in any trust or by any other party (whether or not a part of the trust that issued your notes), the Department of Education or the applicable guarantee agency may seek to collect that liability by offsetting it against payments due to the eligible lender trustee in respect of the student loans pledged to secure your notes. Any offsetting or shortfall of payments due to the eligible lender trustee could adversely affect the amount of funds available to the trust and thus the trust’s ability to pay you principal and interest on your notes.

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If the trust cannot purchase student loans, it will pay principal on or redeem notes

     We will use the proceeds of the notes sold by the trust to acquire student loans. If student loan purchases are not completed, the trust will use those amounts to pay principal on or to redeem your notes as provided in the related prospectus supplement.

A secondary market for your notes may not develop, and this could diminish their value

     Each series of notes will be a new issue without an established trading market. We do not intend to list any series of notes on any national exchange. As a result, a secondary market for the notes may not develop, and therefore it may be difficult for you to resell your notes at the time and at a price you desire. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to sell any of your notes.

Changes in law may affect the trust’s student loan portfolio

     The Higher Education Act and other relevant federal or state laws may be amended or modified in the future. For example, changes might be made to the rate of interest paid on student loans, to the level of insurance provided by guarantee agencies or to the servicing requirements for student loans. We cannot predict whether any changes will be adopted or, if so, what impact such changes may have on the trust or your notes.

     Federal funding for Higher Education Act programs require reauthorization by Congress from time to time and enactment of the reauthorization legislation into law. Although Congress has consistently reauthorized funding of Higher Education Act programs, it has from time to time made changes in the programs and in the levels at which programs have been funded. There is no assurance that Congress will continue to reauthorize the funding and content of Higher Education Act student loan programs or that it will do so at current funding levels.

Competition created by the Federal Direct Student Loan Program could adversely affect the availability of student loans, the cost of servicing, the value of student loans and prepayment expectations

     Under the Federal Direct Student Loan Program, the Department of Education makes student loans directly to student borrowers through the educational institutions they attend. This program could result in reductions in the volume of student loans made under the Federal Family Education Loan Program and available to us for purchase. This reduced volume may cause a servicer or subservicer to experience increased costs due to reduced economies of scale. These cost increases could reduce the ability of a servicer to satisfy its obligations to service the student loans. This could also reduce revenues received by the guarantee agencies available to pay claims on defaulted student loans. The Department of Education has implemented a direct consolidation loan program, which may further reduce the volume of student loans available for purchase and may increase the rate of repayment of student loans. We refer you to “Description of the FFEL Program” in this prospectus.

The subordinate and junior subordinate notes are subordinated to the senior notes

     The trust may issue one or more series of notes, in one or more series. Payments of interest and principal on subordinate notes are subordinated in priority of payment to payments of interest and principal due on senior notes. A supplemental indenture may also provide for the issuance of junior subordinate notes which will be subordinated in priority of payment to payments of interest and principal due on subordinate notes. Subordinate notes and junior subordinate notes are subordinated to senior

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notes, and junior subordinate notes are also subordinate to subordinate notes, as to the direction of remedies upon an event of default. Consequently, holders of subordinate notes and junior subordinate notes may bear a greater risk of losses or delays in payment than holders of senior notes. If you are a holder of a subordinate note or a junior subordinate note, if the actual rate and amount of losses on the student loans exceeds your expectations and any available credit enhancement is insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than you anticipate, and you could suffer a loss. In addition, holders of junior subordinate notes and subordinate notes may be limited in the legal remedies that are available to them until the holders of senior notes are paid in full.

The trust may issue additional notes secured by the trust estate

     The trust may issue additional series of notes, in one or more series if so provided in the related prospectus supplement. The additional notes will be secured by the trust estate. Those additional notes may be issued without the consent or approval of the owners of any notes then outstanding and may be on a parity with or subordinate to any senior notes and senior to, on a parity with or subordinate to subordinate or junior subordinate notes issued by the trust. However, before issuing additional notes, the trust must receive written evidence from each rating agency then rating any outstanding notes of the trust that the rating or ratings will not be reduced or withdrawn as a result of the issuance of the proposed additional notes. See “Description of the Indenture—Notes and Other Obligations—Issuance of Additional Notes” in this prospectus.

Different rates of change in interest rate indexes may affect the trust’s cash flow

     The interest rates on your notes may fluctuate from one interest period to another in response to changes in LIBOR rates, Treasury security rates, commercial paper rates, or other rate indexes, or as a result of the auction procedures described in this prospectus, as specified in the related prospectus supplement. The student loans that will be purchased with the proceeds from the sale of notes bear interest at fixed or floating rates, which are generally based upon the bond equivalent yield of the 91 day Treasury Bill rate and, in certain interest rate environments, the trust may be entitled to receive special allowance payments on its student loans from the Department of Education based upon a three month commercial paper rate. See “Description of the FFEL Program” in this prospectus. If there is a decline in the rates payable on student loans the trust acquires, the amount of funds representing interest deposited into the collection fund may be reduced. If the interest rates payable on notes issued by the trust do not decline in a similar manner and time, the trust may not have sufficient funds to pay interest on its notes when it becomes due. Even if there is a similar reduction in the rates applicable to the notes, there may not necessarily be a reduction in the other amounts required to be paid out of the trust estate, such as administrative expenses, causing interest payments to be deferred to future periods. Sufficient funds may not be available in future periods to make up for any shortfalls in the current payments of interest on the notes or expenses of the trust estate.

The notes may be issued only in book-entry form

     Usually, each series of notes will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company, and will not be registered in your name or the name of your nominee. If we elect to issue definitive notes registered in the name of the holder in connection with the sale of a series of notes, that election will be contained in the related prospectus supplement. Unless and until definitive securities are issued, beneficial owners of notes will not be recognized by the trustee as holders as that term is used in the indenture. Until definitive securities are issued, beneficial owners of notes will only be able to exercise the rights of holders indirectly through The Depository Trust Company and its participating organizations.

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The ratings of the notes are not a recommendation to purchase and may change

     It is a condition to issuance of the notes that they be rated as indicated in the related prospectus supplement. Ratings are based primarily on the creditworthiness of the underlying student loans, the level of subordination, the amount of credit enhancement and the legal structure of the transaction. The ratings are not a recommendation to you to purchase, hold or sell any series of notes inasmuch as the ratings do not comment as to the market price or suitability for you as an investor. A rating only addresses the likelihood of the ultimate payment of principal and stated interest and does not address the likelihood of prepayments on the notes or the likelihood of the payment of carryover amounts with respect to interest. An additional rating agency may rate the notes, and that rating may not be equivalent to the initial rating described in the related prospectus supplement. Ratings may be lowered or withdrawn by any rating agency if in the rating agency’s judgment circumstances so warrant. A lowered rating is likely to decrease the price a subsequent purchaser would be willing to pay you for your notes.

Borrowers of student loans are subject to a variety of factors that may adversely affect their repayment ability

     Collections on the student loans during a monthly collection period may vary greatly in both timing and amount from the payments actually due on the student loans for that monthly collection period for a variety of economic, social and other factors.

     Failures by borrowers to pay timely the principal and interest on their student loans or an increase in deferments or forbearances could affect the timing and amount of available funds for any monthly collection period and the ability to pay principal and interest on your notes. Borrowers may be offered and if so may elect to participate in graduated repayment programs. As a result of such participation, a borrower may be eligible initially to make lower periodic loan payments. However, that type of borrower will incur a greater amount of interest over the life of a student loan and, at one or more future points in time, will incur an increase in his or her periodic loan payment amount, which may adversely impact the borrower’s ability to repay the loan and which could adversely affect the amount of available funds for any monthly collection period and the ability to pay principal and interest on the notes.

     In addition, some of the student loans will be made to graduate and professional students, who generally have higher debt burdens than student loan borrowers as a whole. The effect of these factors, including the effect on the timing and amount of available funds for any monthly collection period and the ability to pay principal and interest on your notes is impossible to predict.

The principal amount of the notes outstanding may exceed the principal amount of the assets in the trust estate, which could result in losses on your notes if there was a liquidation

     We expect to acquire student loans at premiums exceeding the principal amount of the student loans. Therefore, the principal amount of notes outstanding at any time may exceed the principal amount of student loans and other assets in the trust estate held by the trustee under the indenture. If an event of default occurs and the assets in the trust estate are liquidated, the student loans would have to be sold at a premium for the subordinated noteholders and possibly the senior noteholders to avoid a loss. We cannot predict the rate or timing of accelerated payments of principal or the occurrence of an event of default or when the aggregate principal amount of the notes may be reduced to the aggregate principal amount of the student loans.

     Payment of principal and interest on the notes is dependent upon collections on the student loans. If the yield on the student loans does not generally exceed the interest rate on the notes and expenses

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relating to the servicing of the student loans and administration of the indenture, the trust may have insufficient funds to repay the notes.

If the trustee sells loans after an event of default, there could be losses on your notes

     Generally, during an event of default, the trustee is authorized with certain noteholder consent to sell the student loans. However, the trustee may not find a purchaser for the student loans. Also, the market value of the student loans plus other assets in the trust estate might not equal the principal amount of notes plus accrued interest. The competition currently existing in the secondary market for loans made under the FFEL Program also could be reduced, resulting in fewer potential buyers of the trust’s student loans and lower prices available in the secondary market for those loans. There may be even fewer potential buyers for those loans, and therefore lower prices available in the secondary market. You may suffer a loss if the trustee is unable to find purchasers willing to pay sufficient prices for the student loans.

Less than all of the holders can approve amendments to the indenture or waive defaults under the indenture

     Under the indenture, holders of specified percentages of the aggregate principal amount of the notes may amend or supplement provisions of the indenture and the notes and waive events of defaults and compliance provisions without the consent of the other holders. You have no recourse if the holders vote and you disagree with the vote on these matters. The holders may vote in a manner which impairs the ability to pay principal and interest on your notes. Also, so long as senior notes are outstanding, the holders of subordinate notes will not have the right to approve certain amendments, or exercise certain rights under the indenture.

The notes are not suitable investments for all investors

     The notes are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

Rating agencies can permit certain actions to be taken without your approval

     The indenture provides that the trust and the trustee may undertake various actions based upon receipt by the trustee of confirmation from the rating agencies that the outstanding ratings assigned by such rating agencies to the notes are not thereby impaired. Such actions include, but are not limited to, amendments to the indenture, the issuance of additional notes and the execution by the trust of interest rate swap agreements. To the extent such actions are taken after issuance of your notes, you will be relying on the evaluation by the rating agencies of such actions and their impact on credit quality.

The trust may enter into derivative product agreements which could result in delays in payment or losses on your notes if the counterparty fails to make its payments

     Under the indenture, the trust may enter into derivative product agreements if certain requirements are met, including the requirement that the rating agencies will not reduce or withdraw the ratings on any notes.

     If the trust enters into derivative product agreements, at such times that the payment due to the trust is greater than the trust’s payment obligation, the trustee’s ability to make principal and interest

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payments on the applicable notes will be affected by the ability of the provider of the derivative product agreement to meet its net payment obligation to the trustee. At such times that the trust’s payment obligation is greater than the payment due to the trust by the provider of a derivative product agreement, the trustee’s ability to make principal and interest payments of the notes and pay amounts owing on other notes and derivative product agreements may be affected by the trust’s legal requirement to meet its net payment obligation to the provider of the derivative product agreement.

     If a payment is due to the trust estate under a derivative product agreement, a default by the applicable counterparty may reduce the amount of funds available to pay principal and interest on your notes. Payment of principal and interest on the notes also may be adversely affected if the aggregate limit on a counterparty’s obligation under its derivative product agreement is reached or a court holds that a derivative product agreement is not enforceable.

     In addition, a derivative product agreement may terminate early upon the occurrence of certain events, such as failure by a counterparty to make a required payment, or if the credit ratings of the counterparty or its credit support provider fall below the required ratings specified in the agreement and a substitute counterparty cannot be found. If an early termination occurs, noteholders may no longer have the benefit of that derivative product agreement. We may not be able to enter into a substitute derivative product agreement. Moreover, even if an early termination occurs as a result of a counterparty default, the counterparty may be owed a significant termination payment that may result in delays in payments on your notes or a loss on your investment.

Some liens would be given priority over your notes which could cause a loss in your investment or delayed payments

     A tax or governmental lien (or other liens imposed under applicable state or federal law, including, without limitation, a lien in favor of the Internal Revenue Service or Pension Benefit Guaranty Corporation) on the property of the trust the depositor or another seller may arise before the origination or acquisition of student loans, or before the trust pledges the student loans under the indenture. Such a lien would have priority over your interest in those student loans. In this event, payments to you could be delayed or reduced.

Decisions by the depositor as to the trust to which it sells loans will affect the collateral that backs the notes

     The depositor may be a depositor with respect to other trusts. Loans sold by the depositor to the trust may differ in their characteristics, such as nature of borrower, loan balance, interest rate, default rate and other characteristics. One or more trusts, other than the trust, may acquire from the depositor loans which could be deemed to have characteristics that might be deemed superior to those loans acquired by the trust.

Special Note Regarding Forward Looking Statements

     Statements in this prospectus and the prospectus supplement, including those concerning expectations as to the trust’s ability to purchase eligible student loans, to structure and to issue securities and to pay notes, and certain of the information presented in this prospectus and the prospectus supplement, constitute “forward looking statements”, which represent our expectations and beliefs about future events. When used in this prospectus and the prospectus supplement, the words “estimate,” “intend,” “expect,” “assume,” and similar expressions identify forward-looking statements. Any forward-looking statement is subject to uncertainty and risks that could cause actual results to differ, possibly materially, from those contemplated in such forward-looking statements. Inevitably, some assumptions

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used to develop forward-looking statements will not be realized or unanticipated events and circumstances may occur. For a discussion of the factors which could cause actual results to differ from expectations, please see “Risk Factors” in this prospectus and in the prospectus supplement.

Formation of the Trust

     The trust was established in March 2002 as a Delaware statutory trust pursuant to a trust agreement between the depositor and The Bank of New York (Delaware), as Delaware trustee. The trust will issue notes in one or more series. The trust agreement limits the operations of the trust to the following activities:

     acquiring, holding and managing the financed eligible loans and the other assets of the trust estate and proceeds therefrom,

     issuing the notes and trust certificates,

     entering into derivative and credit support agreements,

     making payments on the notes and trust certificates, and

     engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

     The notes will be issued pursuant to the indenture of trust and a supplemental indenture of trust described in the related prospectus supplement. The notes will represent indebtedness of the trust only, secured by the assets of the trust.

     The eligible lender trustee will acquire legal title to the student loans on behalf of the trust and will enter into a guarantee agreement with each of the guarantee agencies for the student loans. The eligible lender trustee will use the proceeds from the sale of notes to purchase student loans on behalf of the trust.

     Following the acquisition of student loans, the assets of the trust will include:

     student loans purchased with the proceeds from the issuance of the notes, legal title to which will be held by the eligible lender trustee;

     revenues, consisting of all principal and interest payments, proceeds, charges and other income the trustee receives on account of any student loan, including interest subsidy payments and any special allowance payments with respect to any student loan, and investment income from all funds created under the indenture, and any proceeds from the sale or other disposition of the student loans;

     all moneys and investments held in the trust funds created under the indenture;

     rights under any loan purchase agreement and servicing agreement, including the right to require any seller or servicer to repurchase student loans or to substitute student loans under certain circumstances;

     any other property described in the related prospectus supplement, including any credit enhancement facilities for the notes and rights to receive payments under swap agreements.

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The Depositor

     Consolidation Loan Funding, LLC (the “depositor”), a Delaware limited liability company, will be the depositor under the trust agreement and will own all the equity interests in the trust. The depositor has two members; one is Goal Financial, LLC, formerly known as Student Loan Consolidation Center, LLC (a California limited liability company) which owns a ninety-nine percent (99%) non-voting membership interest; the other is CLF Management Corp. which owns a one percent (1%) voting membership interest and which is wholly owned by Goal Financial. The depositor’s limited liability company agreement contains certain limitations, including restrictions on the nature of the depositor’s business and a restriction on the depositor’s ability to commence a voluntary case or proceeding under any insolvency law without the prior unanimous affirmative vote of all its managers, including CLF Management Corp., which has certain independent directors.

     Management of the depositor is entrusted to its manager, CLF Management Corp. CLF Management Corp. is a corporation organized under the laws of the State of Delaware. The certificate of incorporation of the depositor’s manager contains certain limitations, including restrictions on the nature of CLF Management Corp.’s business and a restriction on its ability to commence a voluntary case or proceeding under any insolvency law without the prior unanimous affirmative vote of all its directors, including its independent directors.

     The depositor is principally in the business of:

•	originating (via its eligible lender trustee The Bank of New York Trust Company, N.A. or its successor eligible lender trustee) Consolidation Loans and other student loans, but in the future potentially, if rating agency confirmation is first obtained, also originating other student loans and Alternative Loans, marketed for the depositor by Goal Financial;

•	if rating agency confirmation is first obtained, acquiring certain student loans originated by persons other than the depositor;

•	reselling or otherwise transferring eligible loans into the trust estate or other trusts; and

•	arranging for Consolidation Loans, and if rating agency confirmation is first obtained, other student loans eligible to be financed eligible loans to be acquired by the trust from persons other than the depositor, in which event the trust is expected to pay to the depositor an origination fee of.

The depositor is not expected to have any substantial assets other than its beneficial interest in the trust.

Goal Financial

     The principal business of Goal Financial, LLC, formerly known as Student Loan Consolidation Center, LLC (“Goal Financial”), is to market education loans for lenders who are eligible to make such loans and for others authorized to market or administer such loans.

Goal Financial’s headquarters are located at 9477 Waples Street, San Diego, California 92121. Goal Financial currently occupies approximately 40,000 square feet for office space, data center, and mailroom. Goal Financial currently employs more than 190 full-time employees, including

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nine executives and approximately eighteen managers, sixty loan consultants and twenty loan processors.

The Subadministrator

     Lord Securities Corporation of New York, New York (“Lord”) serves as the subadministrator pursuant to an agreement with the issuer administrator. As subadministrator, Lord performs certain administrative services

The Administrator

     CLF Administration Company, L.L.C. (“CLF Administration”), a Nevada limited liability company that is wholly owned by Goal Financial, performs administrative services under an administration agreement.

Description of the Indenture

General

     The trust, the eligible lender trustee and the trustee have entered into an indenture of trust, dated as of March 1, 2002 (the “indenture”), which authorizes the issuance of series of notes from time to time, as further provided in supplemental indentures. The following is a summary of the material terms of the indenture. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the indenture.

     The indenture establishes the general provisions of notes issued thereunder and sets forth various covenants and agreements relating thereto, default and remedy provisions, and responsibilities and duties of the trustee and establishes the various funds into which revenues related to the financed student loans and the notes are deposited and transferred for various purposes.

Funds and Accounts

Acquisition Fund

     The indenture establishes an acquisition fund. With respect to each series of notes, the trustee will, upon delivery to the initial purchasers thereof and from the proceeds thereof, credit to the acquisition fund the amount, if any, specified in the supplemental indenture providing for the issuance of such series of notes. The trustee will also deposit in the acquisition fund: (1) any funds to be transferred thereto from the collection fund or the surplus fund, and (2) any other amounts specified in a supplemental indenture.

     Balances in the acquisition fund will be used only for (a) the acquisition of eligible loans, including the payment of any related premium and origination and guarantee fees, if any, and any related add-on loan, (b) the redemption or purchase of, or distribution of principal with respect to, notes as provided in a supplemental indenture providing for the issuance of such notes, (c) the payment of debt service on the notes and other obligations when due, (d) following the acquisition period, the deposit of amounts into the debt service fund, (e) the deposit of amounts into the administration fund to pay administration fees, servicing fees and note fees or (f) such other purposes related to the trust’s loan programs as may be provided in the supplemental indenture authorizing a series of notes. The trustee will make payments from the acquisition fund to Lenders for the acquisition of eligible loans, including all related premiums, if any, in connection therewith and any related add-on loan (such payments to be made at a purchase price not in excess of any limitation specified in a supplemental indenture). The trustee will

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also make payments from the acquisition fund for the origination of eligible loans, including all origination, guarantee and other fees, if any, in connection therewith, and any related add-on loan. Notwithstanding the foregoing, and unless the trust has established a premium in a supplemental indenture or any future supplemental indenture or unless the trust has obtained a rating agency confirmation, the trust shall not pay any premium.

     If, on any monthly calculation date, the balance in the acquisition fund available for such purpose is less than the amount set forth in a certificate of the trust as the amount expected to be needed to pay such origination, guarantee fees, related premiums and other fees due in the next month, the trustee will transfer an amount equal to such deficiency to the acquisition fund from the following funds in the following order of priority: the collection fund and the surplus fund.

     Balances in the acquisition fund (other than any portion of such balances consisting of student loans) will be transferred to the debt service fund on any monthly calculation date to the extent required to pay the debt service due on the notes and any other obligations, as described under “—Debt Service Fund” below. If any amounts have been transferred to the debt service fund as described in this paragraph, the trustee will, to the extent necessary to cure the deficiency in the acquisition fund as a result of such transfer, transfer to the acquisition fund amounts from the collection fund as described below under “—Collection Fund.”

     On the first monthly calculation date following the end of the acquisition period relating to a series of notes, the trustee will transfer from the acquisition fund to the retirement account of the debt service fund, for the redemption of, or distribution of principal with respect to, notes, an amount equal to the remaining acquisition amount as described below under “—Debt Service Fund.”

     Except as otherwise set forth in a supplemental indenture, which supplemental indenture shall be executed by the trust only after receipt of a rating agency confirmation, or with rating agency confirmation, the trust may direct the trustee and the eligible lender trustee to sell to any purchaser one or more student loans financed with moneys in the acquisition fund only in the following circumstances:

     (a) to the depositor or other seller if such party is required to repurchase such financed student loan pursuant to a student loan purchase agreement;

     (b) in order to avoid an event of default under the indenture;

     (c) to a guarantee agency; or

     (d) if all of the financed student loans are sold at a price sufficient to defease all obligations outstanding under the indenture and such proceeds are so used.

     Prior to any such sale, the trustee will have received a certification from the trust certifying that such sale will not materially adversely affect the trust’s ability to pay debt service on the outstanding notes and outstanding other obligations, carry-over amounts (including accrued interest thereon) with respect to outstanding notes, servicing fees, administration fees or note fees. Any money received by the trust in connection with a sale of financed student loans pursuant to this paragraph, including those moneys representing the excess of the aggregate principal balance of and accrued borrower interest on such financed student loans released from the indenture over the aggregate principal balance of and accrued borrower interest on the eligible loans transferred to the indenture in exchange therefor, will be deposited to the credit of the collection fund in accordance with the indenture. Notwithstanding the foregoing, the trust may not direct the trustee or the eligible lender trustee to sell any student loans financed with moneys in the acquisition fund to the depositor pursuant to clause (a) of the preceding

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paragraph (unless the depositor is required to repurchase such student loan pursuant to a student loan purchase agreement).

     Any acquisition or sale of eligible loans may be for an amount of principal, interest and special allowance payments as of a cut-off date determined by the trust, and, notwithstanding any other provision of the indenture to the contrary, compensatory payments and receipts may be made to and from the acquisition fund in amounts necessary to reconcile the same. Pending application of moneys in the acquisition fund for one or more authorized purposes, such moneys will be invested in investment securities, as described under “—Investments” below, and any income from those investments will be deposited in the collection fund.

Collection Fund

     The indenture establishes a collection fund. The trustee will credit to the collection fund:

     (1) all amounts received as interest, including interest subsidy payments, late fees and principal payments with respect to financed student loans, including all guarantee payments, and all special allowance payments with respect to financed student loans (excluding, unless otherwise provided in a supplemental indenture, any interest subsidy payments and special allowance payments that accrued prior to the date on which such student loans were financed),

     (2) unless otherwise provided in a supplemental indenture, proceeds of the sale of any financed student loans held in the acquisition fund,

     (3) any amounts transferred from the acquisition fund, the administration fund, the reserve fund and the borrower benefits fund,

     (4) all amounts received as earnings on income from investment securities in the acquisition fund, the reserve fund, the administration fund, the surplus fund, the borrower benefits fund, the collection fund and the debt service fund,

     (5) all counterparty swap payments, and

     (6) any amount representing proceeds of the notes as specified in a supplemental indenture.

     On each monthly calculation date, the trustee will transfer the moneys received during the preceding month in the collection fund in the following order:

•	first, to make any payments due and payable by the trust to the U.S. Department of Education related to the financed student loans or any other payment due and payable to a guarantee agency relating to its guarantee of financed student loans or any other payment due to another entity or trust estate if amounts due by the trust or the eligible lender trustee to the U.S. Department of Education or a guarantee agency with respect to financed student loans were paid by or offset against such other entity or trust estate;

•	second, to the administration fund, to increase the balance thereof to such amounts as an authorized officer of Lord as issuer administrator shall direct for certain costs and expenses, subject to the limitations set forth in any supplemental indenture;

•	third, to the interest account, to provide for the payment of interest on senior notes or other senior obligations (except termination payments due under senior swap agreements

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as a result of swap counterparty default) payable therefrom as described under “—Interest Account” below;

•	fourth, to the principal account, to provide for the payment of principal of senior notes at their stated maturity or on mandatory sinking fund payment dates or the reimbursement of senior credit facility providers for the payment of principal of the notes as described under “—Principal Account” below;

•	fifth, to the interest account, to provide for the payment of interest on subordinate notes or other subordinate obligations (except termination payments due under subordinate swap agreements as a result of swap counterparty default) payable therefrom as described under “—Interest Account” below;

•	sixth, to the principal account, to provide for the payment of principal of subordinate notes at their stated maturity or on mandatory sinking fund payment dates or the reimbursement of subordinate credit facility providers for the payment of principal of the notes as described under “—Principal Account” below;

•	seventh, to the reserve fund if necessary to increase the balance thereof to the reserve fund requirement;

•	eighth, to the interest account to provide for the payment of interest on junior subordinate notes or other junior subordinate obligations (except termination payments due under junior subordinate swap agreements as a result of swap counterparty default) payable therefrom as described under “—Interest Account” below;

•	ninth, to the principal account, to provide for the payment of principal of junior subordinate notes at their stated maturity or on mandatory sinking fund payment dates or the reimbursement of junior subordinate credit facility providers for the payment of principal of the notes as described under “—Principal Account” below;

•	tenth, to make such other payments as may be set forth in a supplemental indenture;

•	eleventh, to the acquisition fund (but only during the revolving period, or after the revolving period to fund any add-on loan) for the acquisition student loans, such amount as directed by the trust;

•	twelfth, to the retirement account, at the direction of the trust, for the redemption of, or distribution of principal with respect to, notes (or the reimbursement of credit facility providers for the payment of the prepayment price of the notes);

•	thirteenth, to the interest account for the payment of carry-over amounts (and interest thereon) due with respect to the senior notes;

•	fourteenth (but only if the senior asset percentage would be at least 100% upon the application of such amounts), to the interest account for the payment of carry-over amounts (and interest thereon) due with respect to the subordinate notes;

•	fifteenth (but only if the senior asset percentage and the subordinate asset percentage would be at least 100% upon the application of such amounts), to the credit of the interest

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account, for the payment of carry-over amounts (and interest thereon) with respect to the junior subordinate notes;

•	sixteenth, to the interest account for the payment of termination payments due under senior swap agreements as a result of a swap counterparty default;

•	seventeenth, to the interest account for the payment of termination payments due under subordinate swap agreements as a result of a swap counterparty default;

•	eighteenth, to the interest account for the payment of termination payments due under junior subordinate swap agreements as a result of a swap counterparty default; and

•	nineteenth, to the surplus fund.

     Pending transfers from the collection fund, the moneys therein will be invested in investment securities as described under “—Investments” below, and any income from those investments will be retained therein.

Administration Fund

     With respect to each series of notes, the trustee will, upon delivery thereof and from the proceeds thereof, credit to the administration fund established under the indenture the amount, if any, specified in the supplemental indenture providing for the issuance of such series of notes. The trustee will also credit to the administration fund, all amounts transferred thereto from the collection fund and the surplus fund. Amounts in the administration fund will be used to pay costs of issuance (to the extent provided by a supplemental indenture), servicing fees, administration fees and note fees.

     On each monthly calculation date, the trustee will transfer to the administration fund moneys available under the indenture for transfer thereto from the sources set forth in the following sentence and in such amounts and at such times as an authorized officer of the issuer administrator shall direct, for the payment of servicing fees, administration fees or note fees. Deposits to the administration fund will be made from the following sources in the following order of priority: the collection fund, and the surplus fund.

     Pending transfers from the administration fund, the moneys therein will be invested in investment securities, as described under “—Investments” below, and any income from such investments will be deposited in the collection fund.

Debt Service Fund

     The indenture establishes a debt service fund which comprises three accounts: the interest account, the principal account and the retirement account. The debt service fund will be used only for the payment, when due, of principal of and premium, if any, and interest on the notes, the purchase price of notes, other obligations and carry-over amounts (including any accrued interest thereon). Any supplemental indenture providing for the issuance of any series of notes, the payment of which is to be provided pursuant to or secured by a credit enhancement facility, shall also provide for the creation of separate sub-accounts within the interest account, the principal account and the retirement account. Any payment received pursuant to such credit enhancement facility shall be deposited into such sub-accounts, and moneys deposited therein shall be used only for the payment of principal of and premium, if any, and interest on notes of such series, or for such other purposes as may be permitted by such supplemental indenture, upon the conditions set forth in such supplemental indenture.

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     Interest Account. The trustee will deposit in the interest account:

     (1) proceeds of the issuance of notes if directed by the supplemental indenture authorizing the notes,

     (2) that portion of the proceeds from the sale of the trust’s refunding bonds, notes or other evidences of indebtedness, if any, to be used to pay interest on the notes,

     (3) all payments under any credit enhancement facilities to be used to pay interest on the notes, and

     (4) all amounts required to be transferred thereto from the trust funds described below.

     With respect to each series of notes on which interest is paid no less frequently than every 30 days, the trustee shall deposit to the interest account on each monthly calculation date an amount equal to the interest that will become payable on such notes during the following calendar month. With respect to each series of notes on which interest is paid less frequently than every 30 days, the trustee shall make equal monthly deposits to the interest account on each monthly calculation date preceding each interest payment date, to aggregate the full amount of such interest. With respect to variable rate notes for which any such amount cannot be determined on the monthly calculation date, the trustee will make such deposit based upon assumptions set forth in the supplemental indenture authorizing such notes.

     With respect to each swap agreement or credit enhancement facility under which trust swap payments or credit enhancement facility fees, as the case may be, are paid no less frequently than every 30 days, the trustee shall deposit to the credit of the interest account on each monthly calculation date an amount equal to the trust swap payments or fees that will become payable during the following calendar month. With respect to each swap agreement or credit enhancement facility under which trust swap payments or credit enhancement facility fees, as the case may be, are paid less frequently than every 30 days, the trustee shall make equal monthly deposits to the interest account on each monthly calculation date preceding each payment date, to aggregate the full amount of such trust swap payments or credit enhancement facility, as the case may be. With respect to any swap agreement for which any such amount cannot be determined on the monthly calculation date, the trustee will make such deposit based upon assumptions set forth in the supplemental indenture authorizing such swap agreement.

     Each deposit required by the preceding paragraphs will be made by transfer from the following funds and accounts, in the following order of priority: the collection fund, the surplus fund, the acquisition fund (other than that portion of the balance thereof consisting of financed student loans) and the reserve fund

     On each monthly calculation date, if any carry-over amount (including any accrued interest thereon) will be due and payable with respect to a series of notes during the next month, as provided in the related supplemental indenture, the trustee will transfer to the interest account (to the extent amounts are available therefor in the collection fund or the surplus fund, after taking into account all prior application of moneys in such funds on such monthly calculation date) an amount equal to such carry-over amount (including any accrued interest thereon) so due and payable.

     The moneys in the interest account will be invested in investment securities as described under “—Investments” below, and any income from such investments will be deposited in the collection fund.

     Principal Account. The trustee will deposit to the principal account (1) that portion of the proceeds from the sale of the trust’s bonds, notes or other evidences of indebtedness, if any, to be used to

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pay principal of the notes, (2) all payments under any credit enhancement facilities to be used to pay principal of notes, and (3) all amounts required to be transferred thereto from the trust funds described below.

     Such deposits shall be made by transfer from the following funds in the following order of priority (after transfers therefrom to the interest account required on the date of any such transfer as described under “—Interest Account” above): the collection fund, the surplus fund, the acquisition fund and the reserve fund.

     Balances in the principal account may also be applied to the purchase of notes at a purchase price not to exceed the principal amount thereof plus accrued interest, or to the redemption of or distribution of principal with respect to notes at a prepayment price not to exceed the principal amount thereof plus accrued interest upon transfer to the retirement account, as determined by the trust at such time. Any such purchase, redemption or distribution of principal will be limited to those notes whose stated maturity or mandatory sinking fund payment date is the next succeeding principal payment date.

     The moneys in the principal account will be invested in investment securities as described under “—Investments” below, and any income from such investments will be deposited in the collection fund.

     Retirement Account. The trustee will deposit to the retirement account

     (1) any amounts transferred thereto from the acquisition fund, the collection fund, the reserve fund, the surplus fund, or the principal account to provide for the redemption of the distribution of principal with respect to the notes,

     (2) that portion of the proceeds from the sale of the trust’s bonds, notes or other evidences of indebtedness, if any, to be used to pay the principal or prepayment price of notes on a date other than the stated maturity thereof or a mandatory sinking fund payment date therefor,

     (3) that portion of the proceeds of the sale or securitization of an eligible loan, if any, to be used to pay the principal or prepayment price of notes on a date other than the stated maturity date thereof or a mandatory sinking fund payment date thereof, and

     (4) all payments under any credit enhancement facilities to be used to pay the principal or prepayment price of notes payable from the retirement account. All notes which are to be redeemed, or with respect to which principal distributions are to be made, other than at stated maturity or on a mandatory sinking fund payment date, will be redeemed or paid with moneys deposited to the retirement account. Moneys in the retirement account shall also be used for the reimbursement to any credit facility Provider for the payment of such amounts pursuant to a credit enhancement facility.

     Subject to the provisions of the indenture described under “—Notes And Other Indenture Obligations—Call for Redemption or Purchase of Notes; Senior Asset Requirement,” amounts deposited to the credit of the retirement account to provide for the payment of the prepayment price of notes subject to mandatory redemption, or for mandatory principal distributions with respect to notes, shall be applied to such payments with respect to notes of all series subject to prepayment in such order of priority as may be established by the supplemental indentures pursuant to which such notes have been issued (or in the absence of direction from such supplemental indentures, in the order in which notes mature, and among notes with the same stated maturity, in the order in which such notes were issued).

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     Balances in the retirement account may also be applied to the purchase of notes at a purchase price not to exceed the principal amount thereof plus accrued interest plus any then applicable redemption premium, as determined by the trust at such time.

     The moneys in the retirement account will be invested in investment securities as described under “—Investments” below, and any income from such investment will be deposited in the collection fund.

Reserve Fund

     Upon the delivery of any series of notes, and from the proceeds thereof or, at the option of the trust, from any amounts to be transferred thereto from the surplus fund and from any other available moneys of the trust not otherwise credited to or payable into any fund or account under or otherwise subject to the pledge and security interest created by the indenture, the trustee will credit to the reserve fund the amount, if any, specified in the supplemental indenture providing for the issuance of that series of notes, such that, upon issuance of such notes, the balance in the reserve fund shall not be less than the reserve fund requirement.

     If on any monthly calculation date the balance in the reserve fund is less than the reserve fund requirement, which will be calculated by the trustee on such monthly calculation date, the trustee will transfer thereto an amount equal to the deficiency from moneys available therefor in the following funds and accounts in the following order of priority (to the extent not required for credit to the administration fund, the debt service fund or the acquisition fund): the collection fund and the surplus fund.

     The balance in the reserve fund will be used and applied solely for the payment when due of principal of and interest on the notes and any other obligations payable from the debt service fund (see “Debt Service Fund” above), and will be so used and applied by transfer by the trustee to the debt service fund at any time and to the extent that the balance in such fund and the balances available for deposit to the credit thereof from the collection fund and the surplus fund are insufficient to meet the requirements specified in the indenture for deposit to such fund at such time (provided, however, that such amounts shall be applied in the following order of priority:

     (a) to the payment of interest on the senior notes and the payment of other senior obligations payable from the interest account,

     (b) to the payment of principal and the purchase price of the senior notes and the payment of other senior obligations payable from the principal account,

     (c) to the payment of interest on the subordinate notes and the payment of other subordinate obligations payable from the interest account,

     (d) to the payment of principal and the purchase price of the subordinate notes and the payment of other subordinate obligations payable from the principal account,

     (e) to the payment of interest on the junior subordinate notes and the payment of other junior subordinate obligations payable from the interest account, and

     (f) to the payment of principal and the purchase price of the junior subordinate notes and the payment of other junior subordinate obligations payable from the principal account). If on any monthly calculation date the balance in the reserve fund exceeds the reserve fund requirement, such excess will, upon order of an authorized officer of the trust, be transferred to the collection fund.

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     Pending transfers from the reserve fund, the moneys therein will be invested in investment securities as described under “—Investments” below and any income from such investments will be deposited in the collection fund.

Surplus Fund

     On each monthly calculation date, the trustee will deposit to the surplus fund balances in the collection fund not required for deposit to any other fund or account.

     At any time there is a deficiency in any of the other funds or accounts, balances in the surplus fund shall be transferred to such funds or accounts to remedy such deficiency in the same order of priority as for the application of moneys in the collection fund (see “—Collection Fund”).

     Amounts in the surplus fund may be applied to any one or more of the following purposes at any time as determined by the trust:

     (1) transfer to the retirement account for the redemption or purchase of, or distribution of principal with respect to, notes;

     (2) the acquisition of eligible loans, or transfer to the acquisition fund for such purpose; or

     (3) so long as no event of default has occurred, paid to the trust on a quarterly basis in an amount equal to the taxes which would be theoretically incurred by the trust during the preceding calendar quarter;

provided, however, no amounts in the surplus fund shall be paid out for taxes on amounts released by the trustee to the trust from the surplus fund.

     Any amounts in the surplus fund shall also be released upon direction of the trust free and clear of the lien of the indenture if, after taking into account any such release and excluding, for these purposes only, from the calculation of the aggregate value of the trust estate, any financed student loans which are not eligible loans,

     (i) the senior asset percentage will not be less than 107% plus any other amounts as required by any supplemental indenture, and the subordinate asset percentage will not be less than 101.5% plus any other amounts as required by any supplemental indenture and

     (ii) the aggregate value of assets held under the indenture, less the principal amount of all notes outstanding will exceed $3,000,000 after release or payment;

or in all cases such lesser percentages or amounts as may be permitted with a rating agency confirmation.

     Amounts in the surplus fund may also be released free and clear of the lien of the indenture to make indemnity payments required pursuant to the terms of any servicing agreement, any custodian agreement, any guarantee agreement, any note purchase agreement, any auction agency agreement, any eligible lender trustee agreement and the administrative agreement.

     Pending transfers from the surplus fund, the moneys therein will be invested in investment securities as described under “—Investments” below, and any earnings on or income from such investments will be deposited in the collection fund.

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Notes And Other Obligations

     The notes of each series will be issued pursuant to the terms of the indenture, as supplemented by a supplemental indenture relating to that series. The following summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the notes, the indenture and the applicable supplemental indenture, which provisions are incorporated by reference herein.

General Terms of Notes

     Each series of notes will be created by and issued pursuant to a supplemental indenture, which will designate the notes of that series as senior notes, subordinate notes or junior subordinate notes.

     The stated maturity dates, mandatory sinking fund payment dates (if any), redemption or principal distribution provisions, interest rates, classes (if any) and other terms of each series of notes will be established in the related supplemental indenture.

     The notes, including the principal thereof, premium, if any, and interest thereon and any carry-over amounts (and accrued interest thereon) with respect thereto, and other indenture obligations are limited obligations of the trust, payable solely from the revenues and assets of the trust pledged therefor under the indenture.

     Classes of notes will have a stated principal or notional amount and will bear interest at a specified rate or may be entitled to principal distributions with disproportionately low, nominal or no interest distributions; interest distributions with disproportionately low, nominal or no principal distributions; distributions based on a combination of components or distributions limited to collections from a designated portion of assets in the trust fund.

Fixed Rate Notes

     Fixed rate notes will have a stated maturity set forth in the applicable prospectus supplement. Fixed rate notes will bear interest from the date and at the rate per annum specified in the applicable prospectus supplement. The dates on which the holders of fixed rate notes will receive payments of principal and interest will be specified in the applicable prospectus supplement.

Auction Rate Notes

     The auction rate notes will have a stated maturity set forth in the applicable prospectus supplement and will bear interest at the rate per annum specified in the prospectus supplement through the first auction date. The interest period for auction rate notes will initially consist of a number of days set forth in the applicable prospectus supplement. The interest rate for the auction rate notes will be reset on interest rate adjustment dates specified in the applicable prospectus supplement at the interest rate determined pursuant to the auction procedures described in the applicable prospectus supplement.

     If the auction rate for a series of auction rate notes is greater than a maximum rate calculated as described in the related prospectus supplement, then the interest rate applicable to those auction rate notes will be the maximum rate. If the interest rate for a series of auction rate notes exceeds the maximum rate, the excess over the maximum rate will be carried over for that series of auction rate notes. The maximum rate will, however, be capped at a fixed rate described in the related prospectus supplement. There will be no carry-over of interest if the auction rate for a series of auction rate notes exceeds this cap. The carry-over amount will bear interest calculated at the one-month LIBOR rate or as otherwise specified in the related prospectus supplement, until paid.

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     The carry-over amount, and interest accrued thereon, for a series of auction rate notes will be paid by the trustee on the date of defeasance of the auction rate notes or an interest payment date if there are sufficient funds to pay all interest due on the notes on that interest payment date, and in the case of subordinate notes, payment of the interest carry-over on more senior notes. Any carry-over amount, and any interest accrued on the carry-over amount, due on any auction rate note which is to be redeemed will be paid to the holder on the redemption date to the extent that funds are available. Any carry-over amount, and any interest accrued on that carry-over amount, which is not yet due and payable on a date on which an auction rate note is to be redeemed will be canceled and will not be paid.

LIBOR Rate Notes

     The LIBOR rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the LIBOR rate notes will be paid in arrears on each payment date. The payment date for the LIBOR rate notes will be the business day specified in the prospectus supplement following the end of the interest period for the notes specified in the prospectus supplement. The amount of interest payable to holders of LIBOR rate notes for any interest period will be calculated on the basis of a 360-day year for the number of days actually elapsed. The interest rate will be the LIBOR rate for the interest period for the notes plus the margin specified in the related prospectus supplement. Principal on the LIBOR rate notes will be payable as specified in the applicable prospectus supplement.

     The interest rate payable on the LIBOR rate notes may be subject to limitations described in the related prospectus supplement.

     If so provided in the related prospectus supplement, the trust may enter into a LIBOR note derivative product agreement. Under the terms of the agreement, the counterparty will pay to the trust the excess, if any, of the LIBOR rate for the notes over the adjusted student loan rate as provided by the terms of the agreement. The trustee will use those funds to make interest payments on the notes at the LIBOR rate. If these payments are made by the counterparty, the counterparty will become entitled to reimbursement in the order and in the manner specified in the prospectus supplement.

Treasury Rate Notes

     The treasury rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the treasury rate notes will be paid in arrears on each interest payment date. An interest payment date for the treasury rate notes will be the business day specified in the applicable prospectus supplement following the end of the interest period for the notes specified in the prospectus supplement. Principal will be payable on the treasury rate notes as specified in the applicable prospectus supplement.

     The amount of interest payable on the treasury rate notes will generally be adjusted weekly on the calendar day following each auction of 91-day Treasury Bills which are direct obligations of the United States with a maturity of 13 weeks. The rate will be calculated to be the sum of the bond equivalent yield for auctions of 91-day Treasury Bills on a rate determination date for an interest period, plus a spread described in the related prospectus supplement. Interest on the treasury rate notes will be computed for the actual number of days elapsed on the basis of a year consisting of 365 or 366 days, as applicable.

     If so provided in the related prospectus supplement, the interest rate payable on the treasury rate notes for any interest period may be subject to a limitation based on an “adjusted student loan rate.” The adjusted student loan rate is the percentage equivalent of a fraction:

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     The numerator of which is equal to the sum of the expected interest collections on the trust’s student loans and reciprocal payments that the trust receives on a derivative product, if any, less the sum of the servicing fee, the administration fee, and reciprocal payments the trust makes on any derivative product, if any, with respect to an interest period; and

     The denominator of which is the aggregate principal amount of the notes as of the last day of the interest period.

Commercial Paper Rate Notes

     The commercial paper rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the commercial paper rate notes will be paid in arrears on each interest payment date. An interest payment date for the commercial paper rate notes will be the business day specified in the applicable prospectus supplement following the end of the interest period for the notes specified in the prospectus supplement. Principal will be payable on the commercial paper rate notes as specified in the applicable prospectus supplement.

     The amount of interest payable on the commercial paper rate notes will be adjusted as specified in the applicable prospectus supplement. The interest rate will be the commercial paper rate plus a spread, in each case as specified in the related prospectus supplement. The interest rate payable on the commercial paper rate notes for any interest period may be subject to limitations as specified in a prospectus supplement.

Accrual Notes

     Accrual notes will be entitled to payments of accrued interest commencing only on the interest payment date, or under the circumstances specified in the related prospectus supplement. Prior to the time interest is payable on any series of accrual notes, the amount of accrued interest will be added to the note principal balance thereof on each interest payment date. The principal balance of the accrual notes will begin to be paid from available funds received with respect to the student loans after the date that accrued interest is no longer being added to the principal balance of the notes. Accrued interest for each interest payment date will be equal to interest at the applicable interest rate accrued for a specified period (generally the period between interest payment dates) on the outstanding note principal balance thereof immediately prior to such interest payment date.

Original Issue Discount Notes

     Original issue discount notes will have a stated maturity set forth in the applicable prospectus supplement. The notes will be issued at a discount from the principal amount payable at maturity. The notes may have a “zero coupon” and currently pay no interest, or may pay interest at a rate that is below market rates at the time of issuance. For original issue discount notes, all or some portion of the interest due will accrue during the life of the note and be paid only at maturity or upon earlier redemption. Upon redemption, or optional purchase, the amount payable on an original issue discount note will be determined as described in the related prospectus supplement. Each holder of an original issue discount note will be required to include in current income a ratable portion of the original issue discount, even though the holder may not receive any payment of interest during the period. See “Federal Income Tax Consequences—Taxation of Interest Income of Holders.”

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Outstanding Principal Balance of the Notes

     If the prospectus supplement for a series of notes provides for payments of principal prior to maturity, the remaining outstanding balance of the notes, after giving effect to distributions of principal, will be determined through use of a note pool factor. The pool factor for each series of notes will be a seven-digit decimal computed by the issuer administrator before each payment date. Each pool factor will initially be 1.0000000. Thereafter, it will decline to reflect reductions in the outstanding balance of the notes. Your portion of the aggregate outstanding balance of a series of notes will be the product of:

     the original denomination of your note; and

     the applicable pool factor.

     Noteholders will receive reports concerning various matters, including the payments the trust has received on its student loans, the pool balance, the applicable pool factor and various other items of information.

Denominations and Payments of the Notes

     The notes of a series will be issued in the denominations specified in the related prospectus supplement.

     The principal of and premium, if any, on the notes due at maturity (whether at the stated maturity date, by redemption, acceleration or otherwise) together with interest payable on the notes on that date, if not a regularly scheduled interest payment date, will be payable at the principal office of the trustee, as paying agent, upon presentation and surrender of the notes.

     Interest on each series of notes, and payments of principal prior to maturity, will be payable on the regularly scheduled payment date with respect to that series, by check mailed to the person who is the holder of the note on the regular record date for that payment date, or, in the case of any note held by a holder of notes of that series in the aggregate principal amount of $1,000,000 or more (or, if less than $1,000,000 in principal amount of the notes of that series is outstanding, the holder of all outstanding notes of that series), at the direction of that holder received by the paying agent by 5:00 p.m. on the last business day preceding the applicable regular record date, by electronic transfer by the paying agent in immediately available funds to an account designated by that holder.

     The “regular record date” with respect to any regularly scheduled payment date for a series of notes generally means the last business day preceding that payment date.

     Any interest not so timely paid or duly provided for (referred in this prospectus as “defaulted interest”) will cease to be payable to the person who is the holder of the related notes at the close of business on the regular record date and will be payable to the person who is the holder of that note at the close of business on a special record date established by the trustee (a “special record date”) for the payment of any such defaulted interest. This special record date will be fixed by the trustee whenever funds become available for payment of the defaulted interest, and notice of the special record date will be given to the holders of the notes of the applicable series not less than 10 days prior to the special record date by first-class mail to each such holder as shown on the note register on a date selected by the trustee, stating the date of the special record date and the date fixed for the payment of the defaulted interest.

     All payments on the notes will be made in United States dollars.

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Issuance of Additional Notes

     Additional notes may be issued under the indenture for the purposes of

     (a) providing funds for the acquisition of eligible loans,

     (b) refunding at or before their stated maturity any or all outstanding notes,

     (c) paying servicing fees, administration fees, note fees, costs of issuance and capitalized interest on the notes,

     (d) making deposits to the reserve fund, and

     (e) such other purposes relating to the trust’s loan programs as may be provided in a supplemental indenture.

     At any time, one or more series of additional notes may be issued upon compliance with certain conditions specified in the indenture (including the requirement that each rating agency shall have confirmed that no outstanding ratings on any of the outstanding notes will be reduced or withdrawn as a result of such issuance) and any additional conditions specified in a supplemental indenture.

Comparative Security of Noteholders And Other Beneficiaries

     The senior notes will be equally and ratably secured under the indenture with any other senior obligations. The senior obligations will have payment and certain other priorities over the subordinate notes, the other subordinate obligations, the junior subordinate notes and the other junior subordinate obligations. The subordinate notes will be equally and ratably secured under the indenture with any other subordinate obligations and will have payment and certain other priorities over the junior subordinate notes and the other junior subordinate obligations. See “Source of Payment and Security for the Notes—Priorities.”

     The trust may at any time issue a series of notes, as either senior notes, subordinate notes or junior subordinate notes. In connection with any such senior notes, subordinate notes or junior subordinate notes, the trust may enter into a swap agreement or credit enhancement facility as it deems in its best interest, and the swap counterparty or the credit enhancement provider may become a senior beneficiary, a subordinate beneficiary or a junior subordinate beneficiary, as herein described. See “Source of Payment and Security for the Notes—Additional Indenture Obligations.”

Call for Redemption or Purchase of Notes; Senior Asset Requirement

     No redemption (other than mandatory sinking fund redemption) of, or principal distribution with respect to, subordinate notes will be permitted under the indenture unless, prior to the trustee giving notice of such redemption or allocating revenues to such distribution, the trust furnishes the trustee a certificate to the effect that, after giving effect to such redemption or distribution, the senior asset requirement will be met.

     In general, compliance with the foregoing condition is determined as of the date of selection of notes which are to be redeemed or with respect to which principal is to be distributed, and any failure to satisfy such conditions as of the payment date will not affect such determination; provided that, if notes have been defeased and are to be prepaid, compliance with such conditions will be determined on the date of defeasance instead of as of the date of selection. See “—Discharge of Notes and Indenture” below.

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     Any election to redeem or distribute principal with respect to notes may also be conditioned upon such additional requirements as may be set forth in the supplemental indenture authorizing the issuance of such notes.

Credit Enhancement Facilities And Swap Agreements

     The trust may from time to time, pursuant to a supplemental indenture, enter into any credit enhancement facilities or swap agreements with respect to any notes of any series. No supplemental indenture will authorize the trust to enter into a swap agreement or obtain a credit enhancement facility unless the trustee shall have received a rating agency confirmation.

     Any supplemental indenture authorizing the execution by the trust of a swap agreement or credit enhancement facility may include provisions with respect to the application and use of all amounts to be paid thereunder. No amounts paid under any such credit enhancement facility will be part of the trust estate except to the extent, if any, specifically provided in such supplemental indenture and no beneficiary will have any rights with respect to any such amounts so paid except as may be specifically provided in such supplemental indenture.

Execution, Authentication and Delivery

     The notes shall be executed on behalf of the trust by the Delaware trustee, which signature may be facsimiles.

     Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the trust shall bind the trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such notes or did not hold such offices at the date of such notes.

     At any time and from time to time after the execution and delivery of the indenture, the trust may deliver notes executed by the trust to the trustee or an authenticating agent for authentication; and upon direction of the trust, the trustee or the authenticating agent,as the case may be, shall authenticate and deliver such notes as in the indenture provided and not otherwise.

     No note shall be entitled to any benefit under the indenture or be valid or obligatory for any purpose, unless there appears on such note a certificate of authentication substantially in the form provided for in the supplemental indenture authorizing the issuance thereof executed by the trustee or the authenticating agent by manual signature of one of its authorized officers, and such certificate upon any note shall be conclusive evidence, and the only evidence, that such note has been duly authenticated and delivered.

Pledge; Encumbrances

     The notes and all other obligations are limited obligations of the trust specifically secured by the pledge of the proceeds of the sale of notes (until expended for the purpose for which the notes were issued), the financed student loans and the revenues, moneys and securities in the various funds, in the manner and subject to the prior applications provided in the indenture. Financed student loans purchased with the proceeds of the trust’s bonds, notes or other evidences of indebtedness or sold to or exchanged with another party in accordance with the provisions of the indenture, will, contemporaneously with receipt by the trustee of the purchase price thereof, no longer be pledged to nor serve as security for the payment of the principal of, premium, if any, or interest on, or any carry-over amounts (or accrued interest thereon) with respect to the notes or any other obligations.

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     The trust agrees that it will not create, or permit the creation of, any pledge, lien, charge or encumbrance upon the financed student loans or the revenues and other assets pledged under the indenture, except only as to a lien subordinate to the lien of the indenture created by any other indenture authorizing the issuance of bonds, notes or other evidences of indebtedness of the trust, the proceeds of which have been or will be used to refund or otherwise retire all or a portion of the outstanding notes or as otherwise provided in or permitted by the indenture. The trust agrees that it will not issue any bonds or other evidences of indebtedness, other than the notes as permitted by the indenture and other than swap agreements and credit enhancement facilities relating to notes as permitted by the indenture, secured by a pledge of the revenues and other assets pledged under the indenture, creating a lien or charge equal or superior to the lien of the indenture. Nothing in the indenture is intended to prevent the trust from issuing obligations secured by revenues and assets of the trust other than the revenues and other assets pledged in the indenture.

Covenants

     Certain covenants with the holders of the notes and other beneficiaries contained in the indenture are summarized as follows:

     Enforcement and Amendment of Guarantee Agreements. So long as any notes or other obligations are outstanding and financed eligible loans are guaranteed by a guarantee agency, the trust agrees that it will

     (1) from and after the date on which the eligible lender trustee on its behalf shall have entered into, or succeeded to the rights and interests of the Lender under, any guarantee agreement covering financed eligible loans cause the eligible lender trustee to maintain the same and diligently enforce the eligible lender trustee’s rights thereunder,

     (2) cause the eligible lender trustee to enter into such other similar or supplemental agreements as shall be required to maintain benefits for all financed eligible loans covered thereby, and

     (3) not voluntarily consent to or permit any rescission of or consent to any amendment to or otherwise take any action under or in connection with the same which in any manner will materially adversely affect the rights of the noteholders or other beneficiaries under the indenture.

     Notwithstanding the foregoing, the trust may amend any guarantee agreement or may cause the eligible lender trustee to amend any guarantee agreement in any respect if it receives rating agency confirmation with respect to such amendment.

     Acquisition, Collection and Assignment Of Student Loans. The trust agrees that it will, except as otherwise provided with regard to the surplus fund (see “—Funds and Accounts—Surplus Fund” above), purchase only eligible loans with moneys in any of the trust funds and (subject to any adjustments referred to in the following paragraph) will diligently cause to be collected all principal and interest payments on all the financed student loans and other sums to which the trust is entitled with respect to such financed Student loan, and all special allowance payments and all defaulted payments guaranteed by any guarantee agency which relate to such financed student loans.

     Enforcement of Financed Student Loans. The trust agrees that it will cause to be diligently enforced, all terms, covenants and conditions of all financed student loans and agreements in connection therewith, including the prompt payment of all principal and interest payments (as such payments may be adjusted to take into account

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     (1) any discount the trust may cause to be made available to borrowers who make payments on financed student loans through automatic withdrawals, and

     (2) any reduction in the interest payable on financed student loans provided for in any borrower incentive or other special program under which such loans were originated) and all other amounts due the trust thereunder.

     The trust further agrees that it will not permit the release of the obligations of any borrower under any financed student loan and will at all times, to the extent permitted by law, cause to be defended, enforced, preserved and protected the rights and privileges of the trust, the eligible lender trustee, the trustee and the beneficiaries under or with respect to each financed student loan and agreement in connection therewith. The trust will not consent or agree to or permit any amendment or modification of any financed student loan or agreement in connection therewith which will in any manner materially adversely affect the rights or security of the beneficiaries. Nothing in the provisions of the indenture described in this paragraph, however, shall be construed to prevent the trust from

     (a) settling a default or curing a delinquency on any financed student loan on such terms as shall be permitted by law,

     (b) amending the terms of a financed student loan to provide for a different rate of interest thereon to the extent permitted by law, or

     (c) if the trustee shall have received a rating agency confirmation with respect to such action, otherwise amending the terms of any financed student loan or agreement in connection therewith.

     Administration and Collection of Financed Student Loans. The trust agrees to service and collect, or enter into one or more servicing agreements pursuant to which servicers agree to service or collect all student loans in accordance with all requirements of the Higher Education Act, the Secretary of Education, the indenture and each guarantee agreement, provided that each such servicer shall

     (a) be in compliance with the laws of each state necessary to enable it to perform its obligations under the related servicing agreement and

     (b) either have a net worth of at least $5,000,000 or be an affiliate of the trust.

     The trust may enter into the administration agreement with the issuer administrator and into other administration agreements with other administrators, provided that the issuer administrator and each such other administrator shall

     (a) be in compliance with the laws of each state necessary to enable it to perform its obligations under the administration agreement or related administration agreement (as applicable), and

     (b) either have a net worth of at least $5,000,000 or be an affiliate of the trust.

     The trust agrees to cause to be diligently enforced all terms, covenants and conditions of all servicing agreements, the administration agreement, the eligible lender trust agreement, the student loan repurchase agreement, the student loan purchase agreements, and all other administration agreements, including the prompt payment of all principal and interest payments and all other amounts due the trust or the trustee thereunder, including, in the case of the servicing agreements, all special allowance payments and all defaulted payments guaranteed by any guarantee agency which relate to any financed student loans. The trust shall not permit the release of the obligations of any servicer under any servicing

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agreement, the eligible lender trustee under the eligible lender trust agreement, Goal Financial under the student loan repurchase agreement, any parties to the student loan purchase agreements, or the issuer administrator or any other administrator under the administration agreement or the related administration agreement, as applicable, except in accordance with the terms thereof, and shall at all times, to the extent permitted by law, cause to be defended, enforced, preserved and protected the rights and privileges of the trust, the trustee and the beneficiaries under or with respect to each servicing agreement, the administration agreement and each other administration agreement. The trust agrees not to consent or agree to or permit any amendment or modification of any servicing agreement, the eligible lender trust agreement, the student loan repurchase agreement, any student loan purchase agreement, administration agreement or any other administration agreement which will in any manner materially adversely affect the rights or security of the beneficiaries unless, in the case of the administration agreement or any other administration agreement, the requisite amount of beneficiaries vote in favor of such amendment or modification in accordance with the terms thereof. Notwithstanding the foregoing, the trust or the eligible lender trustee may amend any servicing agreement, the administration agreement or any other administration agreement in any respect if it shall receive a rating agency confirmation with respect to such amendment.

     Continuing Existence; Merger and Consolidation. The trust agrees to maintain its existence as a Delaware statutory trust and not to dispose of all or substantially all of its assets (by sale, lease or otherwise), except as otherwise specifically authorized in the indenture, or consolidate with or merge into another entity or permit any other entity to consolidate with or merge into it unless either the trust is the surviving entity or each of the following conditions is satisfied:

•	the surviving, resulting or transferee entity, as the case may be, shall be a corporation, limited liability company or other legal entity organized under the laws of the United States or one of the states thereof;

•	at least 30 days before any merger, consolidation or transfer of assets becomes effective, the trust shall give the trustee written notice of the proposed transaction;

•	immediately after giving effect to any merger, consolidation or transfer of assets, no event of default shall have occurred and be continuing;

•	a rating agency confirmation shall have been obtained with respect to such merger, consolidation or transfer of assets; and

•	prior to or concurrently with any merger, consolidation or transfer of assets, (a) any action as is necessary to maintain the lien and security interest created in favor of the trustee by the indenture shall have been taken, (b) the surviving, resulting or transferee entity, as the case may be, shall deliver to the trustee an instrument assuming all of the obligations of the trust under the indenture and related agreements, together with any necessary consents, and (c) the trust shall have delivered to the trustee and each rating agency a certificate and an opinion of counsel (which shall describe the actions taken as required by clause (a) of this paragraph or that no such action need be taken) each stating that all conditions precedent to such merger, consolidation or transfer of assets have been complied with.

     Compliance Certificates and Opinions. Except as otherwise specifically provided in the indenture, upon any application request by the trust to the trustee to take any action under any provision of the indenture, the trust shall furnish to the trustee a certificate stating that all conditions precedent, if any, provided for in the indenture relating to the proposed action have been complied with.

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     Every certificate or opinion with respect to compliance with a condition or covenant provided for in the indenture shall include:

     (a) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions therein relating thereto;

     (b) a brief statement as to the nature and scope of the examinaton or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

Investments

     Moneys from time to time on deposit in the trust funds and accounts may be invested in one or more of the following investment securities:

•	direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, FHA debentures, Freddie Mac senior debt obligations, Federal Home Loan Bank consolidated senior debt obligations, and Fannie Mae senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

•	federal funds, certificates of deposit, time deposits and banker’s acceptances (having original maturities of not more than 365 days) of any bank or trust company incorporated under the laws of the United States or any state thereof, provided that the short-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated “A-1+” or better by S&P and “P-1” or better by Moody’s;

•	deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of at least $3,000,000 which deposits are held only up to the limits insured by the Bank Insurance Fund or Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation, provided that the unsecured long-term debt obligations of such bank or savings and loan association have been rated “BBB” or better by S&P and “Baa3” or better by Moody’s;

•	commercial paper (having original maturities of not more than 365 days) rated “A-1+” or better by S&P and “P-1” or better by Moody’s;

•	debt obligations rated “AAA” by S&P and “Aaa” by Moody’s (other than any such obligations that do not have a fixed par value and/or whose terms do not promise a fixed dollar amount at maturity or call date);

•	investments in money market funds (including those funds managed or advised by the trustee or an affiliate thereof) rated “AAAm” by S&P and “Aaa” by Moody’s;

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•	guaranteed investment contracts or surety bonds for which a rating agency confirmation has been obtained and providing for the investment of funds in an account or insuring a minimum rate of return on investments of such funds, which contract or surety bond shall:

•	be an obligation of an insurance company or other corporation whose debt obligations or insurance financial strength or claims paying ability are rated “AAA” by S&P and “Aaa” by Moody’s;

•	provide that the trustee may exercise all of the rights of the trust under such contract or surety bond without the necessity of the taking of any action by the trust;

•	a repurchase agreement between the trustee and a dealer bank or securities firm described below:

•	primary dealers on the Federal Reserve reporting dealer list which are rated “A” or better by S&P and “Aa3” or better by Moody’s, or

•	banks rated “A” or above by S&P and “Aa3” or above by Moody’s; and

•	any other investment for which a rating agency confirmation has been obtained.

Events of Default

     If any of the following events occur, it is an “event of default” under the indenture:

•	default in the due and punctual payment of any interest on any senior note; or

•	default in the due and punctual payment of the principal of, or premium, if any, on any senior note, whether at the stated maturity thereof, at the date fixed for redemption thereof (including, but not limited to, mandatory sinking fund payment dates) or otherwise upon the maturity thereof; or

•	default by the trust in its obligation to purchase any senior note on a tender date therefor; or

•	default in the due and punctual payment of any amount owed by the trust to any other senior beneficiary under a senior swap agreement or senior credit enhancement facility; or

•	if no senior obligations are outstanding, default in the due and punctual payment of any interest on any subordinate note; or

•	if no senior obligations are outstanding, default in the due and punctual payment of the principal of, or premium, if any, on, any subordinate note, whether at the stated maturity thereof, at the date fixed for redemption thereof (including but not limited to, mandatory sinking fund payment dates) or otherwise upon the maturity thereof, or

•	if no senior obligations are outstanding, default by the trust in its obligation to purchase any subordinate note on a tender date therefor; or

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•	if no senior obligations are outstanding, default in the due and punctual payment of any amount owed by the trust to any other subordinate beneficiary under a subordinate swap agreement or a subordinate credit enhancement facility; or

•	if no senior obligations and no subordinate obligations are outstanding, default in the due and punctual payment of any interest on any junior subordinate note; or

•	if no senior obligations and no subordinate obligations are outstanding, default in the due and punctual payment of the principal of, or premium, if any, on, any junior subordinate note, whether at the stated maturity thereof, at the date fixed for prepayment thereof (including, but not limited to, mandatory sinking fund payment dates) or otherwise upon the maturity thereof; or

•	if no senior obligations and no subordinate obligations are outstanding, default by the trust in its obligation to purchase any junior subordinate note on a tender date therefor; or

•	if no senior obligations and no subordinate obligations are outstanding, default in the due and punctual payment of any amount owed by the trust to any other junior subordinate beneficiary under a junior subordinate swap agreement or junior subordinate credit enhancement facility; or

•	default in the performance of any of the trust’s obligations with respect to the transmittal of moneys to be credited to the collection fund, the acquisition fund or the debt service fund under the provisions of the indenture and such default shall have continued for a period of 30 days; or

•	default in the performance or observance of any other of the covenants, agreements or conditions on the part of the trust contained in the indenture or in the notes, and such default shall have continued for a period of 30 days after written notice thereof, specifying such default, shall have been given to the trust by the trustee (which may give such notice in its discretion and will give such notice at the written request of the acting beneficiaries upon default); provided that, if the default is such that it can be corrected, but not within such 30 days, it will not constitute an event of default if corrective action is instituted by the trust within such 30 days and is diligently pursued until the default is corrected; or

•	certain events of bankruptcy or insolvency of the trust.

Remedies

     Whenever any event of default shall have occurred and be continuing, the trustee may (and, upon the written request of the acting beneficiaries upon default, the trustee shall), by notice in writing delivered to the trust, declare the principal of and interest accrued on all notes then outstanding due and payable and such principal and interest shall become immediately due and payable.

     At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the acting beneficiaries upon default, by written notice to the trust and the trustee, may rescind and annul such declaration and its consequences if:

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     (1) There has been paid to or deposited with the trustee by or for the account of the trust, or provision satisfactory to the trustee has been made for the payment of, a sum sufficient to pay:

          (A) if senior obligations are outstanding:

     (i) all overdue installments of interest on all senior notes;

     (ii) the principal of (and premium, if any, on) any senior notes which have become due other than by such declaration of acceleration, together with interest thereon at the rate or rates borne by such senior notes;

     (iii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on the senior notes at the rate or rates borne by such senior notes;

     (iv) all other senior obligations which have become due other than as a direct result of such declaration of acceleration;

     (v) all other sums required to be paid to satisfy the trust’s obligations with respect to the transmittal of moneys to be credited to the collection fund, the acquisition fund and the interest account under the provisions of the indenture; and

     (vi) all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and any paying agents, remarketing agents, tender agents, auction agents, market agents and broker-dealers; or

          (B) if no senior obligations are outstanding, but subordinate obligations are outstanding:

     (i) all overdue installments of interest on all subordinate notes;

     (ii) the principal of (and premium, if any, on) any subordinate notes which have become due other than by such declaration of acceleration, together with interest thereon at the rate or rates borne by such subordinate notes;

     (iii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on the subordinate notes at the rate or rates borne by such subordinate notes;

     (iv) all other subordinate obligations which have become due other than as a direct result of such declaration of acceleration;

     (v) all other sums required to be paid to satisfy the trust’s obligations with respect to the transmittal of moneys to be credited to the collection fund, the acquisition fund and the interest account under the provisions of the indenture; and

     (vi) all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and any paying agents, remarketing agents, tender agents, auction agents and broker-dealers; or

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          (C) if no senior obligations and no subordinate obligations are outstanding but junior subordinate notes are outstanding:

     (i) all overdue installments of interest on all junior subordinate notes;

     (ii) the principal of (and premium, if any, on) any junior subordinate notes which have become due other than by such declaration of acceleration, together with interest thereon at the rate or rates borne by such junior subordinate notes;

     (iii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on the junior subordinate notes at the rate or rates borne by such junior subordinate notes;

     (iv) all other junior subordinate obligations which have become due other than as a direct result of such declaration or acceleration;

     (v) all other sums required to be paid to satisfy the trust’s obligations with respect to the transmittal of moneys to be credited to the collection fund, the acquisition fund and the interest account under the provisions of the indenture; and

     (vi) all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and any paying agents, remarketing agents, tender agents, auction agents, market agents and broker-dealers; and

     (2) All events of default, other than the nonpayment of the principal of and interest on notes or other obligations which have become due solely by, or as a direct result of, such declaration of acceleration, have been cured or waived as provided in the indenture.

     If an event of default has occurred and is continuing, the trustee may, subject to applicable law, pursue any available remedy by suit at law or in equity to enforce the covenants of the trust in the indenture and may pursue such appropriate judicial proceedings as the trustee shall deem most effective to protect and enforce, or aid in the protection and enforcement of, the covenants and agreements in the indenture. The trustee is also authorized to file proofs of claims in any equity, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceedings.

     If an event of default has occurred and is continuing, and if it shall have been requested so to do by the acting beneficiaries upon default and shall have been indemnified as provided in the indenture, the trustee is obliged to exercise such one or more of the rights and powers conferred by the indenture as the trustee shall deem most expedient in the interests of the beneficiaries; provided, however, that the trustee has the right to decline to comply with any such request if the trustee shall be advised by counsel that the action so requested may not lawfully be taken or if the trustee receives, before exercising such right or power, contrary instructions from the acting beneficiaries upon default.

     The acting beneficiaries upon default have the right to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of the indenture; provided that

     (a) such direction shall not be otherwise than in accordance with the provisions of law and of the indenture;

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     (b) the trustee shall not determine that the action so directed would be unjustly prejudicial to the holders of notes or other beneficiaries not taking part in such direction, other than by effect of the subordination of any of their interests thereunder; and

     (c) the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

     Except as may be permitted in a supplemental indenture with respect to an other beneficiary, no holder of any note or other beneficiary will have any right to institute any suit, action or proceeding in equity or at law for the enforcement of the indenture or for the execution of any trust under the indenture or for the appointment of a receiver or any other remedy under the indenture unless

     (1) an event of default shall have occurred and be continuing,

     (2) the acting beneficiaries upon default shall have made written request to the trustee,

     (3) such beneficiary or beneficiaries shall have offered to the trustee the indemnity required by the indenture,

     (4) the trustee shall have thereafter failed for a period of 60 days after the receipt of the request and indemnification or refused to exercise the powers granted in the indenture or to institute such action, suit or proceeding in its own name, and

     (5) no direction inconsistent with such written request shall have been given to the trustee during such sixty-day period by the holders of not less than a majority in aggregate principal amount of the notes then outstanding or by any other beneficiary.

     No one or more holders of the notes or any other beneficiary shall have any right in any manner whatsoever to affect, disturb or prejudice the lien of the indenture by his, her, its or their action or to enforce any right hereunder except in the manner described herein, and all proceedings at law or in equity shall be instituted, had and maintained in the manner herein described and for the benefit of the holders of all outstanding notes and other beneficiaries as their interests may appear. Notwithstanding the foregoing provisions of the indenture, the acting beneficiaries upon default may institute any such suit, action or proceeding in their own names for the benefit of the holders of all outstanding notes and other beneficiaries under the indenture.

     Unless the trustee has declared the principal of and interest on all outstanding notes immediately due and payable and has obtained a judgment or decree for payment of the money due, the trustee, will waive any event of default and its consequences upon written request of the acting beneficiaries upon default; except that the trustee is not permitted to waive

     (a) any event of default arising from the acceleration of the maturity of the notes, except upon the rescission and annulment of such declaration as described in the second paragraph under this caption “Remedies”;

     (b) any event of default in the payment when due of any amount owed to any beneficiary (including payment of principal of or interest on any note) except with the consent of such beneficiary or unless, prior to such waiver, the trust has paid or deposited with the trustee a sum sufficient to pay all amounts owed to such beneficiary (including, to the extent permitted by law, interest upon overdue installments of interest);

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     (c) any event of default arising from the failure of the trust to pay unpaid expenses of the trustee, its agents and counsel, and any authenticating agent, paying agents, note registrars, tender agents, remarketing agents, auction agents, market agents and broker-dealers as required by the indenture, unless, prior to such waiver, the trust has caused to be paid or deposited with the trustee sums required to satisfy such obligations of the trust under the provisions of the indenture; or

     (d) any default in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each note affected thereby.

     Notwithstanding any other provisions of the indenture, if an “event of default” (as defined therein) occurs under a swap agreement or a credit enhancement facility and, as a result, any other beneficiary that is a party thereto is entitled to exercise one or more remedies thereunder, such other beneficiary may exercise such remedies, including, without limitation, the termination of such agreement, as provided therein, in its own discretion; provided that the exercise of any such remedy does not adversely affect the legal ability of the trustee or acting beneficiaries upon default to exercise any remedy available under the indenture.

     The trustee shall give to all beneficiaries notice of all events of default, and of all events which, with the passage of time or the giving of notice, or both, would become an event of default, known to the trustee, within 90 days after the occurrence of such event of default or other event, unless such event of default or other event shall have been cured before the giving of such notice; provided that, except in the case of events of default in the payment of the principal of, premium, if any, or interest on any of the notes, the trustee shall be protected in withholding such notice if and so long as a trust committee of the trustee in good faith detemines that the withholding of such notice is in the interest of the beneficiaries.

Application of Proceeds

     All moneys received by the trustee pursuant to any remedy will, after payment of servicing fees and the cost and expenses of the proceedings resulting in the collection of such moneys and of the expenses, liabilities and advances incurred or made by the trustee with respect thereto, be applied as follows:

     (A) Unless the principal of all the outstanding notes shall have become or shall have been declared due and payable, all such moneys will be applied as follows:

•	FIRST, to the payment to the senior beneficiaries of all installments of principal and interest then due on the senior notes and all other senior obligations (except termination payments due under swap agreements as a result of swap counterparty default), and if the amount available will not be sufficient to pay all such amounts in full, then to the payment ratably, in proportion to the amounts due without regard to due date, to the holders of senior notes and to each other senior beneficiary, without any discrimination or preference, and the trustee will apply the amount so apportioned to the holders of senior notes first to the payment of interest and thereafter to the payment of principal;

•	SECOND (only if the senior asset percentage would be at least 100% upon the application of such amounts or if there are no senior notes outstanding), to the payment to the subordinate beneficiaries of all installments of principal and interest then due on the subordinate notes and all other subordinate obligations (except termination payments due under swap agreements as a result of swap counterparty default), and if the amount available will not be sufficient to pay all such amounts in full, then to the payment ratably, in proportion to the amounts due, without regard to due date, to the holders of

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subordinate notes and to each other subordinate beneficiary, without any discrimination or preference, and the trustee will apply the amount so apportioned to the holders of subordinate notes first to the payment of interest and thereafter to the payment of principal;

•	THIRD (only if the subordinate asset percentage would be at least 100% upon the application of such amounts or there are no senior notes or subordinate notes outstanding), to the payment to the junior subordinate beneficiaries of all installments of principal and interest then due on the junior subordinate notes and all other junior subordinate obligations (except termination payments due under swap agreements as a result of swap counterparty default), and if the amount available shall not be sufficient to pay all such amounts in full, then to the payment ratably, in proportion to the amounts due, without regard to due date, to the holders of junior subordinate notes and to each other junior subordinate beneficiary, without any discrimination or preference, and the trustee will apply the amount so apportioned to the holders of junior subordinate notes first to payment of interest and thereafter to the payment of principal;

•	FOURTH, to the payment of the holders of the senior notes of all carry-over amounts (together with interest thereon) then due and payable in the order in which such amounts became due and payable, and if the amount available shall not be sufficient to pay in full all such carry-over amounts (and interest thereon) which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the holders of senior notes entitled thereto, without any discrimination or preference;

•	FIFTH (only if the senior asset percentage would be at least 100% upon the application of such amounts or if there are no senior notes outstanding), to the payment to the holders of the subordinate notes of all carry-over amounts (together with interest thereon) then due and payable in the order in which such amounts became due and payable, and if the amount available shall not be sufficient to pay in full all such carry-over amounts (and interest thereon) which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the holders of subordinate notes entitled thereto, without any discrimination or preference;

•	SIXTH (only if the subordinate asset percentage would be at least 100% upon the application of such amounts or there are no senior notes or subordinate notes outstanding), to the payment to the holders of the junior subordinate notes of all carry-over amounts (together with interest thereon) then due and payable in the order in which such amounts became due and payable, and if the amount available shall not be sufficient to pay in full all such carry-over amounts (and interest thereon) which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the holders of junior subordinate notes entitled thereto, without any discrimination or preference;

•	SEVENTH, to the payment of termination payments then due and payable to swap counterparties under senior swap agreements as a result of swap counterparty default, in the order in which such termination payments became due and payable, and if the amount available shall not be sufficient to pay in full all such termination payments which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the senior swap counterparties entitled thereto, without any discrimination or preference;

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•	EIGHTH (only if the senior asset percentage would be at least 100% upon the application of such amounts or if there are no senior notes outstanding), to the payment of termination payments then due and payable to swap counterparties under subordinate swap agreements as a result of swap counterparty default, in the order in which such termination payments became due and payable, and if the amount available shall not be sufficient to pay in full all such termination payments which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the subordinate swap counterparties entitled thereto, without any discrimination or preference; and

•	NINTH (only if the subordinate asset percentage would be at least 100% upon the application of such amounts or if there are no senior notes or subordinate notes outstanding), to the payment of termination payments then due and payable to swap counterparties under junior subordinate swap agreements as a result of swap counterparty default, in the order in which such termination payments became due and payable, and if the amount available shall not be sufficient to pay in full all such termination payments which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the junior subordinate swap counterparties entitled thereto, without any discrimination or preference.

     (B) If the principal of all outstanding notes shall have become due or shall have been declared due and payable and such declaration has not been annulled and rescinded under the provisions of the indenture, all such moneys will be applied as follows:

•	FIRST, to the payment to the senior beneficiaries of all principal and interest then due on the senior notes and all other senior obligations (except termination payments due under swap agreements, as a result of a swap counterparty default), without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any senior beneficiary over any other senior beneficiary, ratably, according to the amounts due, to the persons entitled thereto without any discrimination or preference;

•	SECOND, to the payment to the subordinate beneficiaries of the principal and interest then due on the subordinate notes and all other subordinate obligations (except termination payments due under swap agreements, as a result of a swap counterparty default), without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any subordinate beneficiary over any other subordinate beneficiary, ratably, according to the amounts due, to the person entitled thereto without any discrimination or preference;

•	THIRD, to the payment to the junior subordinate beneficiaries of the principal and interest then due and unpaid upon the junior subordinate notes and all other junior subordinate obligations (except termination payments due under swap agreements as a result of swap counterparty default), without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any junior subordinate beneficiary over any other junior subordinate beneficiary, ratably, according to the amounts due, to the Persons entitled thereto without any discrimination or preference;

•	FOURTH, to the payment of the holders of the senior notes of all carry-over amounts (together with interest thereon) then due and unpaid, without any preference or priority of

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carry-over amounts over interest thereon or of interest thereon over carry-over amounts, ratably, according to the amounts due, to the holders of senior notes entitled thereto, without any discrimination or preference;

•	FIFTH, to the payment to the holders of the subordinate notes of all carry-over amounts (together with interest thereon) then due and unpaid, without any preference or priority of carry-over amounts over interest thereon or of interest thereon over carry-over amounts, ratably, according to the amounts due, to the holders of subordinate notes entitled thereto, without any discrimination or preference;

•	SIXTH, to the payment to the holders of the junior subordinate notes of all carry-over amounts (together with interest thereon) then due and unpaid, without any preference or priority of carry-over amounts over interest thereon or of interest thereon over carry-over amounts, ratably, according to the amounts due, to the holders of junior subordinate notes entitled thereto, without any discrimination or preference;

•	SEVENTH, to the payment of termination payments then due and unpaid to swap counterparties under senior swap agreements as a result of swap counterparty default, ratably, according to the amounts due on such date, to the senior swap counterparties entitled thereto, without any discrimination or preference;

•	EIGHTH, to the payment of termination payments then due and unpaid to swap counterparties under subordinate swap agreements as a result of swap counterparty default, ratably, according to the amounts due on such date, to the subordinate swap counterparties entitled thereto, without any discrimination or preference; and

•	NINTH, to the payment of termination payments then due and unpaid to swap counterparties under junior subordinate swap agreements as a result of swap counterparty default, ratably, according to the amounts due on such date, to the junior subordinate swap counterparties entitled thereto, without any discrimination or preference.

     (C) If the principal of all outstanding notes shall have been declared due and payable and if such declaration shall thereafter have been rescinded and annulled, then (subject to the provisions described in paragraph (B) above, if the principal of all the outstanding notes shall later become or be declared due and payable) the money held by the trustee under the indenture will be applied in accordance with the provisions described in paragraph (A) above.

Trustee

     Prior to the occurrence of an event of default which has not been cured, the trustee is required to perform such duties and only such duties as are specifically set forth in the indenture. Upon the occurrence and continuation of an event of default, the trustee is required to exercise the rights and powers vested in it by indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in his own affairs.

     Before taking any action under the indenture, the trustee may require that satisfactory indemnity be furnished to it for the reimbursement of all expenses to which it may be put and to protect it against all liability by reason of any action so taken, except liability which is adjudicated to have resulted from its negligence or willful misconduct.

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     The trustee may at any time resign upon 60 days’ notice to the trust and to the beneficiaries, such resignation to take effect upon the appointment of a successor trustee. The trustee may be removed at any time by the trust, and the trust agrees to remove the trustee at the request of the holders of a majority in principal amount of notes outstanding except during the existence of an event of default. No such removal will be effective until the appointment of a successor trustee.

Supplemental Indentures

     Supplemental Indentures Not Requiring Consent of Beneficiaries

     The trust and the trustee may, from time to time and at any time, without the consent of, or notice to, any of the holders or any other beneficiary, enter into an indenture or indentures supplemental to the indenture to, among other things:

•	cure any ambiguity or formal defect or omission in the indenture or in any supplemental indenture,

•	grant to the trustee for the benefit of the beneficiaries any additional rights, remedies, powers, authority or security,

•	describe or identify more precisely any part of the trust estate or subject additional revenues, properties or collateral to the lien and pledge of the indenture,

•	evidence the appointment of a separate trustee or a co-trustee or the succession of a new trustee under the indenture,

•	authorize the issuance of a series of notes, subject to the requirements of the indenture (see “Description of the Indenture—Notes and Other Obligations—Issuance of Additional Notes”),

•	modify, eliminate from or add to the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or any similar federal statute, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act of 1939,

•	modify, eliminate from or add to the indenture as shall be necessary to acquire eligible loans,

•	modify the indenture as required by any credit facility provider or swap counterparty, or otherwise necessary to give effect to any credit enhancement facility, swap agreement or swap counterparty guarantee at the time of issuance of a series of notes to which such agreement relates; provided that a rating agency confirmation is obtained with respect to such modifications; and provided further that no such modifications will be effective if the consent of any noteholders would be required therefor under the proviso described under “—Supplemental Indentures Requiring Consent of Noteholders” below and such consent has not been obtained or if the trustee determines that such modifications are to the prejudice of any other beneficiary,

•	create additional funds, accounts or sub-accounts under the indenture,

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•	to provide for an additional class of indenture obligations which is subordinate to each class of indenture obligations any of which are then outstanding, except to the extent specifically authorized or permitted by the supplemental indenture authorizing the issuance of such outstanding indenture obligations or to the extent consented to by each beneficiary who would be adversely affected thereby; provided that a rating agency confirmation is obtained with respect to such additional class of indenture obligations, or

•	make any other change in the indenture which is not materially adverse to holders of the notes.

     Supplemental Indentures Requiring Consent of Noteholders

     In addition to supplemental indentures described in the preceding paragraph, upon receipt of an instrument evidencing the consent to the below-mentioned supplemental indenture by:

     (1) if they are affected thereby, the holders of not less than two-thirds of the aggregate principal amount of the outstanding senior notes,

     (2) if they are affected thereby, the holders of not less than two-thirds of the aggregate principal amount of the outstanding subordinate notes,

     (3) if they are affected thereby, the holders of not less than two-thirds of the aggregate principal amount of the outstanding junior subordinate notes, and

     (4) each other person which must consent to such supplemental indenture as provided in any supplemental indenture,

the trustee will join with the trust in the execution of any supplemental indentures for the purpose of modifying, altering, amending, adding to or rescinding any of the terms or provisions contained in the indenture; provided, however, that no such supplemental indenture will permit without the consent of each beneficiary which would be affected thereby:

     (a) an extension of the maturity of the principal of or the interest on any note, whether at stated maturity, on a mandatory sinking fund payment date or otherwise,

     (b) a reduction in the principal amount, prepayment price or purchase price of any note or the rate of interest thereon,

     (c) a privilege or priority of any senior obligation over any other senior obligation,

     (d) a privilege or priority of any subordinate obligation over any other subordinate obligation,

     (e) a privilege of any senior notes over any subordinate notes or junior subordinate notes, other than as theretofore provided in the indenture,

     (f) a privilege of any subordinate notes over any junior subordinate notes other than as provided herein,

     (g) the surrendering of a privilege or a priority granted by the indenture if, in the judgment of the trustee, to the detriment of another beneficiary under the indenture,

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     (h) a reduction or an increase in the aggregate principal amount of the notes required for consent to such supplemental indenture,

     (i) the creation of any lien ranking prior to or on a parity with the lien of the indenture on the trust estate or any part thereof, except as expressly permitted in the indenture,

     (j) any beneficiary to be deprived of the lien created on the rights, title, interest, privileges, revenues, moneys and securities pledged under the indenture,

     (k) the modification of any of the provisions of the indenture described in this paragraph, or

     (l) the modification of any provision of a supplemental indenture which states that it may not be modified without the consent of the holders of notes issued pursuant thereto or any notes of the same class or any beneficiary that has provided a credit enhancement facility or swap agreement of such class.

     Rights of Trustee

     If, in the opinion of the trustee, any supplemental indenture adversely affects the rights, duties or immunities of the trustee under the indenture or otherwise, the trustee may, in its discretion, decline to execute such supplemental indenture, except to the extent that the execution of such supplemental indenture may be required by the indenture.

     Consent of Tender Agent

     So long as any tender agent agreement is in effect, no supplemental indenture which materially adversely affects the rights, duties or immunities of the tender agent will become effective unless and until delivery to the trustee of a written consent of the tender agent to such supplemental indenture.

Discharge of Notes and Indenture

     The obligations of the trust under the indenture, and the liens, pledges, charges, trusts, covenants and agreements of the trust therein made or provided for, will be fully discharged and satisfied as to any note and such note will no longer be deemed to be outstanding thereunder:

     (1) when such note shall have been canceled, or shall have been purchased by the trustee from moneys held by it under the indenture; or

     (2) as to any note not canceled or so purchased, when payment of the principal of and the applicable redemption premium, if any, on such note, plus interest on such principal to the due date thereof (whether by reason of stated maturity, upon prepayment or otherwise), either (a) shall have been made in accordance with the terms of the indenture, or (b) shall have been provided for by irrevocably depositing with the trustee in an escrow account exclusively for such payment, (i) moneys sufficient to make such payment or (ii) government obligations maturing as to principal and interest in such amount and at such times as will ensure the availability of sufficient moneys to make such payment and, if payment of all then outstanding notes is to be so provided for, the payment of all fees and expenses of the trustee and any other fiduciaries under the indenture.

Rights of Other Beneficiaries

     All rights of any other beneficiary under the indenture to consent to or direct certain remedies, waivers, actions and amendments thereunder will cease for so long as such other beneficiary is in default

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of any of its obligations or agreements under the swap agreement or the credit enhancement facility by reason of which such person is an other beneficiary.

Sale of Student Loans held in Trust Estate

     Student loans may be sold or otherwise disposed of by the trustee free from the lien of the indenture in connection with loan consolidation, serialization or transfer to a guarantee agency for payment. Student loans also may be sold by the trustee to the depositor or other seller if that party is required to repurchase the student loan pursuant to a student loan purchase agreement. Also, with the approval of the rating agencies rating our notes, any student loan may be sold by the trustee for a price no less than the principal balance of the student loan as of the sale date, plus any unamortized premium and borrower accrued interest. A prospectus supplement relating to a series of notes may describe restrictions on our ability to sell student loans.

     If so provided in a prospectus supplement, we may, at our option, purchase, or arrange for the purchase of, some or all of the student loans owned by the trust on any payment date when the outstanding principal balance of one or more series of notes declines to the level specified in that prospectus supplement. The purchase price for the loans will not be less than the minimum purchase amount specified in the related prospectus supplement. These amounts will be used to retire the related notes.

Source of Payment and Security for the Notes

General

     The notes will be limited obligations of the trust payable solely from the trust estate created under the indenture, consisting of certain revenues and funds and accounts pledged under the indenture. The pledged revenues include:

     (1) payments of interest and principal made by obligors of financed eligible loans,

     (2) guarantee payments made by the guarantee agencies with respect to defaulted financed eligible loans,

     (3) interest subsidy payments and special allowance payments made by the Department of Education to or for the account of the eligible lender trustee as the holder of financed eligible loans (excluding any special allowance payments and interest subsidy payments accrued prior to the date of financing the related student loan),

     (4) income from investment of moneys in the pledged funds and accounts,

     (5) payments from a swap counterparty under a swap agreement, if any,

     (6) proceeds of any sale or assignment by the trust of any financed eligible loans, and

     (7) available note proceeds.

     In addition, the pledged revenues with respect to one or more series of additional notes may include payments made by a credit facility provider pursuant to a credit enhancement facility.

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     The principal of, premium, if any, and interest on the notes will be secured by a pledge of and a security interest in all rights, title, interest and privileges of the trust:

     (1) with respect to financed eligible loans, in, to and under any servicing agreement, the eligible lender trust agreement, the guarantee agreements and any purchase and sale agreements pursuant to which the trust acquires financed eligible loans;

     (2) in, to and under all financed eligible loans (including the evidences of indebtedness thereof and related documentation);

     (3) in the proceeds of the sale of the notes (until expended for the purpose for which the notes were issued) and the revenues, moneys, evidences of indebtedness and securities (including any earnings thereon) in and payable into the acquisition fund, the debt service fund, the collection fund, the reserve fund, the administration fund, the borrower benefits fund and the surplus fund, in the manner and subject to the prior applications provided in the indenture;

     (4) in, to and under any credit enhancement facility, any swap agreement, any swap counterparty guarantee, any tender agent agreement, any remarketing agreement, any auction agent agreement, any market agent agreement and any broker-dealer agreement; and

     (5) in and to the proceeds from the sale of the notes (until expended for the purpose for which the notes were issued) and the revenues, moneys, evidences of indebtedness and securities (including any earnings thereon) in and payable to the pledged funds and accounts.

     Certain pledged revenues are subject to withdrawal from the pledged funds and accounts, to prior applications to pay costs of issuance, servicing fees, administration fees and note fees, and to certain other applications as described under “Description of the Indenture—Funds and Accounts.”

Additional Indenture Obligations

     The indenture provides that in the future, upon the satisfaction of certain conditions, the trust may issue one or more series of notes thereunder. Such additional notes may be issued as senior notes on a parity basis with any other senior notes or as subordinate notes on a parity basis with any other subordinate notes. The indenture also provides that junior subordinate notes, that are subordinate to senior obligations and subordinate obligations, may be issued in the future. In addition, the trust may enter into swap agreements and may obtain credit enhancement facilities from one or more credit facility providers. The trust’s obligations under the swap agreements, and its obligations to pay the premiums or fees of credit facility providers and, if applicable, to reimburse payments made under credit enhancement facilities, may be:

     parity obligations with the senior notes (such other obligations, together with the senior notes, being referred to herein as “senior obligations”); or

     parity obligations with the subordinate notes (such other obligations, together with the subordinate notes, being referred to herein as “subordinate obligations”); or

     parity obligations with the junior subordinate notes (such other obligations, together with the junior subordinate notes, being referred to herein as “junior subordinate obligations”).

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     The senior obligations, the subordinate obligations and the junior subordinate obligations are referred to herein as “indenture obligations.” See “Description of the Indenture—Notes and Other Obligations.”

     Under the indenture, the trust may not enter into a swap agreement or obtain a credit enhancement facility unless the trustee shall have received a rating agency confirmation that entering into the swap agreement or obtaining the credit enhancement facility, as the case may be, will not cause the reduction or withdrawal of any rating or ratings then applicable to any outstanding notes.

     Any credit enhancement facility may be obtained for the sole benefit of a particular series of notes designated therein, in which event payments under such credit enhancement facility would not be available for the payment of principal of, premium, if any, or interest on any other series of notes. However, any payments required to be made to any credit facility provider would be parity obligations with the other obligations of the same class, payable from any revenues available to pay such other indenture obligations.

Priorities

     The senior notes (and any other senior obligations) are entitled to payment and certain other priorities over the subordinate notes (and any other subordinate obligations) and junior subordinate notes (and other junior subordinate obligations). Current payments of interest and principal due on subordinate notes and junior subordinate notes on an interest payment date or principal payment date will be made (on a parity basis with any other subordinate obligations and other junior subordinate obligations) only to the extent that there are sufficient moneys available for such payment, after making all such payments due on such date with respect to senior notes and other senior obligations. So long as any senior obligations remain outstanding under the indenture, the failure to make interest or principal payments with respect to subordinate notes or junior subordinate notes will not constitute an event of default under the indenture. In the event of an acceleration of the notes, the principal of and accrued interest on the subordinate notes and junior subordinate notes will be paid (on a parity basis with any other subordinate obligations and other junior subordinate obligations) only to the extent there are moneys available under the indenture after payment of the principal of, and accrued interest on, all senior notes and the satisfaction of all other senior obligations. In addition, holders of senior notes and beneficiaries of other senior obligations are entitled to direct certain actions to be taken by the trustee prior to and upon the occurrence of an event of default, including election of remedies. See “Description of the Indenture—Remedies.”

     The subordinate notes (and any other subordinate obligations) are entitled to payment and certain other priorities over the junior subordinate notes (and any other junior subordinate obligations). Current payments of interest and principal due on junior subordinate notes on an interest payment date or principal payment date will be made (on a parity basis with any other junior subordinate obligations) only to the extent that there are sufficient moneys available for such payment, after making all such payments due on such date with respect to senior notes, subordinate notes and other senior obligations and other subordinate obligations. So long as any senior obligations or subordinate obligations remain outstanding under the indenture, the failure to make interest or principal payments with respect to junior subordinate notes will not constitute an event of default under the indenture. In the event of an acceleration of the notes, the principal of and accrued interest on the junior subordinate notes will be paid (on a parity basis with any other junior subordinate obligations) only to the extent there are moneys available under the indenture after payment of the principal of, and accrued interest on, all senior notes and subordinate notes and the satisfaction of all other senior obligations and other subordinate obligations. If there are no senior notes or other senior obligations outstanding under the indenture, the holders of subordinate notes and beneficiaries of other subordinate obligations are entitled to direct certain actions to be taken by the

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trustee prior to and upon the occurrence of an event of default, including election of remedies. See “Description of the Indenture—Remedies.”

Reserve Fund

     The notes will be additionally secured by the reserve fund in an amount equal to the reserve fund requirement. The reserve fund requirement is an amount equal to (a) 0.75% of the aggregate principal amount of the notes then outstanding or (b) such other amount specified as the reserve fund requirement in a supplemental indenture; provided, however, that the amount on deposit in the reserve fund shall never be less than $500,000. Any changes in the reserve fund requirement pursuant to a supplemental indenture requires the receipt by the trust and the trustee of a rating agency confirmation with respect to such supplemental indenture.

     The reserve fund secures all notes issued under the indenture.

Remarketing Agents

     The trust may, in a supplemental indenture, appoint a remarketing agent with respect to one or more series of notes. Each remarketing agent will enter into an agreement under which the remarketing agent will agree to perform one or more of the following functions:

     determining any interest rate on a series of notes, in accordance with the applicable provisions of the related supplemental indenture;

     holding all notes of a series delivered to it in trust for the benefit of the respective noteholders until the purchase price for such notes is delivered to the noteholders; and

     holding all moneys delivered to it for the purchase of notes in trust for the benefit of the person that delivered such moneys until the notes purchased are delivered to such person or entity.

Description of Credit Enhancement and Derivative Products

Credit Enhancement

     Credit enhancement may be provided with respect to one or more series of the notes. The amounts and types of credit enhancement and the provider of the credit enhancement, if any, will be set forth in the related prospectus supplement. Credit enhancement may be in the form of a letter of credit, the subordination of one or more series of notes, the use of an insurance policy or surety bonds, the establishment of one or more reserve funds, interest rate swaps, any combination of the foregoing, or other arrangements acceptable to each rating agency then rating the notes.

     The presence of the reserve fund and other forms of credit enhancement for the benefit of any series of notes is intended to enhance the likelihood that noteholders of a series will receive the full amount of principal and interest due on the notes and to decrease the likelihood that such noteholders will experience losses. The credit enhancement will not provide protection against all risks of loss and will not guarantee payment to such noteholders of all amounts to which they are entitled unless a guarantee against losses is described in the related prospectus supplement. If losses or shortfalls occur that exceed the amount covered by the credit enhancement or that are not covered by the credit enhancement, noteholders will bear their allocable share of deficiencies. Moreover, if a form of credit enhancement covers more than one series of notes, holders of notes of one series will be subject to the risk that the credit enhancement will be exhausted by the claims of the holders of notes of one or more other series.

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     Subordinate Notes. The notes issued by the trust will be designated senior notes, subordinate notes or junior subordinate notes in the related prospectus supplement. To the extent specified in the related prospectus supplement, the rights of the subordinate noteholders to receive distributions on any payment date will be subordinated to the corresponding rights of the senior noteholders, and the rights of the junior subordinate noteholders to receive distributions on any payment date will be subordinated to the corresponding rights of the subordinate noteholders and the senior noteholders. If so provided in the related prospectus supplement, the subordination of a series may apply only in the event of, or may be limited to, specific types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination provided by one or more series of notes, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

     Letter of Credit. If so specified in the prospectus supplement with respect to a series, deficiencies in amounts otherwise payable on the notes or certain series of the notes will be covered by one or more letters of credit. The bank or financial institution issuing the letter of credit will be identified in a prospectus supplement. Under a letter of credit, the issuer will be obligated to honor draws in an aggregate fixed dollar amount generally equal to a percentage specified in the related prospectus supplement of the principal balance of the student loans on a specified date or of the initial aggregate principal balance of one or more series of notes. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuer of the letter of credit will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust estate.

     Note Insurance and Surety Bonds. If so specified in the prospectus supplement with respect to a series of the notes, deficiencies in amounts otherwise payable on the notes or certain series of the notes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The insurance policies or surety bonds may cover timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.

     Reserve Fund. In addition to the reserve fund described in this prospectus, one or more reserve funds may be established with respect to a series of the notes. Cash, eligible investments, a demand note or a combination thereof, in the amounts so specified in the related prospectus supplement, may be deposited in such reserve fund. The reserve fund for a series may also be funded over time by depositing in the reserve fund a specified amount of the distributions received on student loans as specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund, together with the reinvestment income on those amounts, will be applied by the trustee for the purposes, in the manner and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of and interest on the notes, if required as a condition to the rating of the notes of that series. If so specified in the related prospectus supplement, a reserve fund may be established to provide limited protection, in an amount satisfactory to each rating agency rating the notes, against certain types of losses not covered by insurance policies or other credit support. Following each interest payment date, amounts in a reserve fund in excess of any specified reserve fund requirement may be released from the reserve fund under the conditions specified in the related prospectus supplement and will not be available for further application by the trustee.

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Derivative Products; Derivative Payments

     If so provided in a prospectus supplement, a trust may enter into derivative products consisting of rate swaps, rate caps and rate ceilings to help minimize the risk to noteholders of adverse changes in interest rates, yield supplement agreements, yield maintenance arrangements, or other arrangements acceptable to the rating agencies then rating the notes. If notes are being sold in a foreign country, a trust also may enter into currency swaps, currency forwards and currency options to help minimize the risk to foreign noteholders of adverse changes in the exchange rate between the U.S. dollar and one or more foreign currencies. If a trust issues notes denominated in one currency which are backed by assets denominated in one or more other currencies, it may enter into currency swaps, currency forwards and currency options to help minimize the risk to noteholders of adverse changes in the relevant exchange rates.

     An interest rate swap is an agreement between two parties to exchange a stream of payments on an agreed upon actual or hypothetical “notional” principal amount. No principal amount is exchanged between the parties to an interest rate swap. Typically, one party agrees to make payments based on a fixed interest rate and an actual or notional principal amount, while the other party agrees to make payments based on a floating interest rate and the same actual or notional principal amount. The floating rate is based on one or more reference interest rates, including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit two parties to exchange a floating rate obligation based on one reference interest rate – such as LIBOR – for a floating rate obligation based on another referenced interest rate – such as U.S. Treasury Bill rates. Generally, the parties to an interest rate swap net out their payment obligations so that on any given payment date only one party is making a payment.

     Interest rate caps, yield supplement agreements and yield maintenance arrangements typically involve a trust making an initial payment to a party, which party agrees to make future payments to the trust if interest rates exceed a specified amount or other events occur that are specified in a prospectus supplement. A trust also may sell an interest rate cap to a party from which the trust has simultaneously purchased an interest rate cap. The interest rate cap sold by the trust will require the trust to make payments to the other party if interest rates exceed a specified amount that is higher than the amount specified in the rate cap purchased by the trust. Since the payment obligations under the two caps would be netted, the effect of the caps is to limit the other party’s exposure to the interest rate differential between the amounts specified in the caps. Interest rate ceilings may be entered into in connection with an interest rate swap, and would result in one party to the swap limiting the maximum interest rate it would be required to pay, either over the life of the swap or for a specified period of time. In exchange for limiting its exposure, the relevant party may be required to make an initial cash payment to the other party.

     Currency swaps are similar to interest rate swaps, but the payments owed by the parties are referenced to the exchange rate between designated currencies rather than interest rates. In a currency forward contract, the trust typically would agree to deliver a specified amount of one currency to a party on a future date in exchange for delivery by such party of a specified amount of a second currency. In a typical currency option, if the exchange rate between two designated currencies reaches a specified level by a certain date, the trust will have the right, but not the obligation, to require the other party to deliver a specified quantity of one of the designated currencies on such date in exchange for a specified quantity of the other designated currency. The trust would make an initial payment to the other party for this right.

     The trust’s obligation to make payments under a derivative product may be secured by a pledge of and lien on the trust estate. The trust will not enter into a derivative product after the closing date

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unless the trustee has received a confirmation from each rating agency providing a rating for the trust’s notes that the derivative product will not adversely affect the rating on any of the notes.

Description of the FFEL Program

     The Higher Education Act provides for several different educational loan programs (collectively, “Federal Family Education loans” or “FFELP Loans” and, the program with respect thereto, the “Federal Family Education Loan Program”). Under these programs, state agencies or private nonprofit corporations administering student loan insurance programs (“guarantee agencies”) are reimbursed for portions of losses sustained in connection with FFELP loans, and holders of certain loans made under such programs are paid subsidies for owning such loans. Certain provisions of the Federal Family Education Loan Program are summarized below.

     The Higher Education Act has been subject to frequent amendments, including several amendments that have changed the terms of and eligibility requirements for the FFELP loans. Generally, this prospectus describes only the provisions of the Federal Family Education Loan Program that apply to loans made on or after July 1, 1998. The Higher Education Act is currently subject to reauthorization. During that process, which is ongoing, proposed amendments to the Higher Education Act are more commonplace and a number of proposals have been introduced in Congress. As part of such process, Congress has recently passed, and the President has signed into law, the Higher Education Extension Act of 2004, which will temporarily extend the programs under the Higher Education Act, including the Federal Family Education Loan Program, through fiscal year 2005. The following summary of the Federal Family Education Loan Program as established by the Higher Education Act does not purport to be comprehensive or definitive and is qualified in its entirety by reference to the text of the Higher Education Act and the regulations thereunder.

Federal Family Education Loans

     Several types of loans are currently authorized as Federal Family Education Loans pursuant to the Federal Family Education Loan Program. These include: (i) loans to students meeting certain financial needs tests with respect to which the federal government makes interest payments available to reduce student interest cost during periods of enrollment (“Subsidized Stafford Loans”); (ii) loans to students made without regard to financial need with respect to which the federal government does not make such interest payments (“Unsubsidized Stafford Loans” and, collectively with Subsidized Stafford Loans, “Stafford Loans”); (iii) loans to parents of dependent students (“PLUS Loans”); and (iv) loans available to borrowers with certain existing federal educational loans to consolidate repayment of such loans (“Consolidation Loans”).

     Generally, a loan may be made only to a United States citizen or national or otherwise eligible individual under federal regulations who (i) has been accepted for enrollment or is enrolled and is maintaining satisfactory progress at an eligible institution, (ii) is carrying at least one-half of the normal full-time academic workload for the course of study the student is pursuing, as determined by such institution, (iii) has agreed to notify promptly the holder of the loan of any address change, and (iv) meets the applicable “need” requirements. Eligible institutions include higher educational institutions and vocational schools that comply with certain federal regulations. With certain exceptions, an institution with a cohort (composite) default rate that is higher than certain specified thresholds in the Higher Education Act is not an eligible institution.

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Subsidized Stafford Loans

     The Higher Education Act provides for federal (i) insurance or reinsurance of eligible Subsidized Stafford Loans, (ii) interest subsidy payments to eligible lenders with respect to certain eligible Subsidized Stafford Loans, and (iii) special allowance payments representing an additional subsidy paid by the Secretary of Education to such holders of eligible Subsidized Stafford Loans.

     Subsidized Stafford Loans are eligible for reinsurance under the Higher Education Act if the eligible student to whom the loan is made has been accepted or is enrolled in good standing at an eligible institution of higher education or vocational school and is carrying at least one-half the normal full-time workload at that institution. In connection with eligible Subsidized Stafford Loans there are limits as to the maximum amount which may be borrowed for an academic year and in the aggregate for both undergraduate and graduate/professional study. The Secretary of Education has discretion to raise these limits to accommodate students undertaking specialized training requiring exceptionally high costs of education.

     Subject to these limits, Subsidized Stafford Loans are available to borrowers in amounts not exceeding their unmet need for financing as provided in the Higher Education Act. Provisions addressing the implementation of need analysis and the relationship between unmet need for financing and the availability of Subsidized Stafford Loan Program funding have been the subject of frequent and extensive amendment in recent years. There can be no assurance that further amendment to such provisions will not materially affect the availability of Subsidized Stafford Loan funding to borrowers or the availability of Subsidized Stafford Loans for secondary market acquisition.

Unsubsidized Stafford Loans

     Unsubsidized Stafford Loans are available for students who do not qualify for Subsidized Stafford Loans due to parental and/or student income or assets in excess of permitted amounts. In other respects, the general requirements for Unsubsidized Stafford Loans are essentially the same as those for Subsidized Stafford Loans. The interest rate, the annual loan limits, the loan fee requirements and the special allowance payment provisions of the Unsubsidized Stafford Loans are the same as the Subsidized Stafford Loans. However, the terms of the Unsubsidized Stafford Loans differ materially from Subsidized Stafford Loans in that the Secretary of Education does not make interest subsidy payments and the loan limitations are determined without respect to the expected family contribution. The borrower is required to pay interest from the time such loan is disbursed or capitalize the interest until repayment begins.

PLUS Loan Program

     The Higher Education Act authorizes PLUS Loans to be made to parents of eligible dependent students. Only parents who do not have an adverse credit history are eligible for PLUS Loans. The basic provisions applicable to PLUS Loans are similar to those of Stafford Loans with respect to the involvement of guarantee agencies and the Secretary of Education in providing federal reinsurance on the loans. However, PLUS Loans differ significantly from Subsidized Stafford Loans, particularly because federal interest subsidy payments are not available under the PLUS Program and special allowance payments are more restricted.

The Consolidation Loan Program

     The Higher Education Act authorizes a program under which certain borrowers may consolidate their various student loans into a single loan insured and reinsured on a basis similar to Subsidized

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Stafford Loans. “Consolidation Loans” may be made in an amount sufficient to pay outstanding principal, unpaid interest and late charges on certain federally insured or reinsured student loans incurred under and pursuant to the Federal Family Education Loan Program (other than PLUS Loans made to “parent borrowers”) selected by the borrower, as well as loans made pursuant to the Perkins Loan Program (formally “National Direct Student Loan Program”), the Health Professional Student Loan Programs and the William D. Ford Federal Direct Loan Program (the “Direct Loan Program”). The borrowers may be either in repayment status or in a grace period preceding repayment. Delinquent or defaulted borrowers are eligible to obtain Consolidation Loans if they agree to re-enter repayment through loan consolidation. Borrowers may add additional loans to a Consolidation Loan during the 180-day period following origination of the Consolidation Loan. Further, a married couple who agrees to be jointly and severally liable is to be treated as one borrower for purposes of loan consolidation eligibility. A Consolidation Loan will be federally insured or reinsured only if such loan is made in compliance with requirements of the Higher Education Act.

     In the event that a borrower is unable to obtain a Consolidation Loan with income sensitive repayment terms acceptable to the borrower from the holders of the borrower’s outstanding loans (that are selected for consolidation), or from any other eligible lender, the Higher Education Act authorizes the Secretary of Education to offer the borrower a “Direct Consolidation Loan” with income contingent terms under the Direct Loan Program. Such Direct Consolidation Loans shall be repaid either pursuant to income contingent repayment or any other repayment provision under the authorizing section of the Higher Education Act. The Direct Loan Program differs from FFELP in several respects, including that funds for origination of the loans come directly from the Department of Education rather than from private lenders, the loans are serviced by the Department of Education rather than by private servicers, loan funds are raised by the federal government through its regular Treasury bill auctions, and the loans may have more flexible repayment options, and a simplified borrowing process. There are three categories of Direct Consolidation Loans: Direct Subsidized Consolidation Loans are for subsidized federal student loans; Direct Unsubsidized Consolidation Loans are for unsubsidized federal student loans; and Direct PLUS Consolidation Loans are for federal parent loans.

Certain Key Differences Between Consolidation Loans and Other Federal Student Loans

     Two principal differences between federal Consolidation Loans and the federal student loans being consolidated are: maturity and interest rates. Other than Consolidation Loans and Direct Consolidation Loans that may be consolidated into Consolidation Loans, federal Consolidation Loans can in general be of significantly longer maturity than the federal student loans being consolidated and federal Consolidation Loans have fixed interest rates, whereas the federal student loans being consolidated almost always have variable interest rates. The net effect of these differences often allows a borrower to reduce his or her monthly payments and to convert them into a consistent monthly obligation by taking advantage of the longer period for payment until maturity and the fixed interest rate. In doing so, the borrower will generally incur a substantially greater aggregate interest cost over the life of the loan, if the borrower uses the entire maturity period to pay off the consolidation loan.

Interest Rates

     Subsidized and Unsubsidized Stafford Loans made between October 1, 1998 and July 1, 2006 under the Federal Family Education Loan Program, and on or after July 1, 1998 under the Direct Loan Program which are in in-school, grace and deferment periods bear interest at a rate equivalent to the 91-day T-Bill rate plus 1.7 percent, with maximum rate of 8.25 percent. Subsidized Stafford Loans and Unsubsidized Stafford Loans made in all other periods bear interest at a rate equivalent to the 91-day T-Bill rate plus 2.3 percent, with a maximum rate of 8.25 percent. The rate is adjusted annually on July 1. PLUS Loans bear interest at a rate equivalent to the 91-day T-Bill rate plus 3.1 percent, with a maximum

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rate of 9 percent. After July 1, 2001 interest on Direct Loan Program PLUS loans is equal to the weekly average 1-year constant maturity Treasury yield for the last calendar week ending on or before June 26 plus 3.1 percent, with a maximum rate of 9 percent. Consolidation Loans for which the application was received by an eligible lender on or after October 1, 1998, bear interest at a rate equal to the weighted average of the loans consolidated, rounded to the nearest higher one-eighth of one percent, with a maximum rate of 8.25 percent. Interest rates are fixed on federal Direct Consolidation Loans for which the Department of Education receives applications on or after February 1, 1999. The rate is the lesser of the weighted average of the interest rates of the loans that the borrower is consolidating, rounded up to the nearest one-eighth of one percent, or 8.25%. Direct Consolidation Loans disbursed before February 1, 1999 have a variable interest rate which is calculated annually on June 1 by adding a certain percentage to the bond equivalent rate of Treasury bills auctioned at the final auction before June 1.

     The Higher Education Act currently provides that for Subsidized and Unsubsidized Stafford Loans made on or after July 1, 2006, the interest rate will be equal to 6.8% per annum and for PLUS loans made after July 1, 2006, the interest rate will be equal to 7.9% per annum.

Loan Limits

     The Higher Education Act requires that Subsidized and Unsubsidized Stafford Loans made to cover multiple enrollment periods, such as a semester, trimester or quarter be disbursed by eligible lenders in at least two separate disbursements. A Stafford Loan borrower may receive a subsidized loan, an unsubsidized loan, or a combination of both for an academic period. Generally, the maximum amount of a Stafford Loan for an academic year cannot exceed $2,625 for the first year of undergraduate study, $3,500 for the second year of undergraduate study and $5,500 for the remainder of undergraduate study. The aggregate limit for undergraduate study is $23,000 (excluding PLUS Loans). Independent undergraduate students may receive an additional Unsubsidized Stafford Loan of up to $4,000 per academic year, with an aggregate maximum of $46,000. The maximum amount of the loans for an academic year for graduate students is $8,500, and independent students may borrow an additional Unsubsidized Stafford Loan up to $10,000 per academic year. The Secretary of Education has discretion to raise these limits by regulation to accommodate highly specialized or exceptionally expensive courses of study. For example, certain medical students may now borrow up to $46,000 per academic year, with a maximum aggregate limit of $189,125.

     The total amount of all PLUS Loans that parents may borrow on behalf of each dependent student for any academic year may not exceed the student’s cost of attendance minus other estimated financial assistance for that student.

Repayment

     Repayment of principal on a Stafford Loan does not commence while a student remains a qualified student, but generally begins not more than six months after the borrower ceases to pursue at least a half-time course of study (the six month period is the “grace period”). Grace periods may be waived by borrowers. Repayment of interest on an Unsubsidized Stafford loan begins immediately upon disbursement of the loan, however the lender may capitalize the interest until repayment of principal is scheduled to begin. Except for certain borrowers as described below, each loan generally must be scheduled for repayment over a period of not more than ten years after the commencement of repayment. The Higher Education Act currently requires minimum annual payments of $600, including principal and interest, unless the borrower and the lender agree to lesser payments; in instances in which a borrower and spouse both have such loans outstanding, the total combined payments for such a couple may not be less than $600 per year. Regulations of the Secretary of Education require lenders to offer standard, graduated

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or income-sensitive repayment schedules to borrowers. Use of income sensitive repayment plans may extend the ten-year maximum term for up to five years.

     PLUS Loans enter repayment on the date the last disbursement is made on the loan. Interest accrues and is due and payable from the date of the first disbursement of the loan. The first payment is due within 60 days after the loan is fully disbursed. Repayment plans are the same as in the Subsidized and Unsubsidized Stafford Loan Program.

     Consolidation Loans enter repayment on the date the loan is disbursed. The first payment is due within 60 days after that date. Consolidation Loans must be repaid during a period agreed to by the borrower and lender, subject to maximum repayment periods which vary depending upon the principal amount of the borrower’s outstanding student loans. The following restrictions apply to the length of repayment.

•	Loans less than $7,500 must be repaid within 10 years.

•	Loans equal to or greater than $7,500 but less than $10,000 must be repaid within 12 years.

•	Loans equal to or greater than $10,000 but less than $20,000 must be repaid within 15 years.

•	Loans equal to or greater than $20,000 but less than $40,000 must be repaid within 20 years.

•	Loans equal to or greater than $40,000 but less than $60,000 must be repaid within 25 years.

•	Loans equal to or greater than $60,000 must be repaid within 30 years.

     The repayment schedule established with respect to a Consolidation Loan shall require that the minimum installment payment be an amount equal to not less than the accrued unpaid interest. Repayment shall commence within 60 days after all holders have discharged the liability of the borrower on the loans selected for consolidation. No insurance premium may be charged to the borrower.

     FFEL Program borrowers who accumulate outstanding FFELP Loans totaling more than $30,000 may receive an extended repayment plan, with a fixed or graduated payment amount paid over a longer period of time, not to exceed 25 years. A borrower may accelerate principal payments at any time without penalty. Once a repayment plan is established, the borrower may annually change the selection of the plan.

     Deferment and Forbearance Periods. No principal repayments need to be made during certain periods prescribed by the Higher Education Act (“deferment periods”) but interest accrues and must be paid. Generally, deferment periods include periods (a) when the borrower has returned to an eligible educational institution on at least a half-time basis or is pursuing studies pursuant to an approved graduate fellowship or rehabilitation training program, (b) not exceeding three years while the borrower is seeking and unable to find full-time employment, and (c) not in excess of three years for any reason which the lender determines, in accordance with regulations, has caused or will cause the borrower economic hardship. Deferment periods extend the maximum repayment periods. Under certain circumstances, a lender may also allow periods of forbearance (“forbearance”) during which the borrower may defer payments because of temporary financial hardship. The Higher Education Act specifies certain periods

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during which forbearance is mandatory. Mandatory forbearance periods exist when the borrower is impacted by a national emergency, military mobilization, or when the geographical area in which the borrower resides or works is declared a disaster area by certain officials. Other mandatory periods include periods during which the borrower is (a) participating in a medical or dental residency and is not eligible for deferment; (b) serving in a qualified medical or dental internship program or certain national service programs; or (c) determined to have a debt burden of certain federal loans equal to or exceeding 20% of the borrower’s gross income. In other circumstances, forbearance may be granted at the lenders option. Forbearance also extends the maximum repayment periods.

Interest Subsidy Payments

     The Secretary of Education is to pay interest on Subsidized Stafford Loans while the student is a qualified student, during a grace period or during certain deferment periods. In addition, those portions of Consolidation Loans that repay Subsidized Stafford Loans or similar subsidized loans made under the Direct Loan Program are eligible for interest subsidy payments. The Secretary of Education is required to make interest subsidy payments to the holder of Subsidized Stafford Loans in the amount of interest accruing on the unpaid balance thereof prior to the commencement of repayment or during any deferment period. The Higher Education Act provides that the holder of an eligible Subsidized Stafford Loan, or the eligible portions of Consolidation Loans, shall be deemed to have a contractual right against the United States to receive interest subsidy payments in accordance with its provisions.

Special Allowance Payments

     The Higher Education Act provides for special allowance payments to be made by the Secretary of Education to eligible lenders. The rates for special allowance payments are based on formulae that differ according to the type of loan, the date the loan was first disbursed, the interest rate and the type of funds used to finance such loan (tax-exempt or taxable).

     The formulae for special allowance payment rates for Stafford and Unsubsidized Stafford Loans are summarized in the following chart. The term “T-Bill” as used in this table and the following table, means the average 91-day United States Treasury bill rate calculated as a “bond equivalent rate” in the manner applied by the Secretary of Education as referred to in Section 438 of the Higher Education Act. The term “3 Month Commercial Paper Rate” means the 90-day commercial paper index calculated quarterly and based on an average of the daily 90-day commercial paper rates reported in the Federal Reserve’s Statistical Release H-15.

Date of Loans	Annualized SAP Rate

On or after October 1, 1992	T-Bill Rate less Applicable Interest Rate + 3.1%
On or after July 1, 1995	T-Bill Rate less Applicable Interest Rate + 3.1%(1)
On or after July 1, 1998	T-Bill Rate less Applicable Interest Rate + 2.8%(2)
On or after January 1, 2000	3 Month Commercial Paper Rate less Applicable Interest Rate + 2.34%(3)

Substitute 2.5% in this formula while such loans are in the in-school or grace period.

Substitute 2.2% in this formula while such loans are in the in-school or grace period.

Substitute 1.74% in this formula while such loans are in the in-school or grace period.

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     The formula for Special Allowance Payment rates for PLUS and Consolidation Loans are as follows:

Date of Loans	Annualized SAP Rate

On or after October 1, 1992	T-Bill Rate less Applicable Interest Rate + 3.1
On or after January 1, 2000	3 Month Commercial Paper Rate less Applicable Interest Rate + 2.64%

     Special allowance payments are generally payable, with respect to variable rate FFELP Loans to which a maximum borrower interest rate applies, only when the maximum borrower interest rate is in effect. The Secretary of Education offsets interest subsidy payments and special allowance payments by the amount of origination fees and lender loan fees described in the following section.

     The Higher Education Act provides that a holder of a qualifying loan who is entitled to receive special allowance payments has a contractual right against the United States to receive those payments during the life of the loan. Receipt of special allowance payments, however, is conditioned on the eligibility of the loan for federal insurance or reinsurance benefits. Such eligibility may be lost due to violations of federal regulations or guarantee agency requirements.

Loan Fees

     Insurance Premium. A guarantee agency is authorized to charge a premium, or guarantee fee, of up to 1% of the principal amount of the loan, which may be deducted proportionately from each installment of the loan.

     Origination Fee. A lender is authorized to charge the borrower of a Subsidized Stafford Loan and an Unsubsidized Stafford Loan an origination fee in an amount not to exceed 3% of the principal amount of the loan and is required to charge the borrower of a PLUS Loan an origination fee in the amount of 3% of the principal amount of the loan. These fees must be deducted proportionately from each installment payment of the loan proceeds prior to payment to the borrower. These fees are not retained by the lender, but must be passed on to the Secretary of Education.

     Lender Loan Fee. The lender of any FFELP Loan, which includes Consolidation Loans, is required to pay to the Secretary of Education an additional origination fee equal to 0.5% of the principal amount of the loan.

     The Secretary of Education collects from the lender or subsequent holder the maximum origination fee authorized (regardless of whether the lender actually charges the borrower) and the lender loan fee, either through reductions in interest subsidy or special allowance payments or directly from the lender or holder.

     Rebate Fee on Consolidation Loans. In addition, the holder of any Consolidation Loan is required to pay to the Secretary of Education a monthly fee equal to .0875% (1.05% per annum) of the principal amount of plus accrued interest on the loan.

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Insurance and Guarantees

     A student loan is considered to be in default for purposes of the Higher Education Act when the borrower fails to make an installment payment when due, or to comply with other terms of the loan, and if the failure persists for 270 days in the case of a loan repayable in monthly installments or for 330 days in the case of a loan repayable in less frequent installments. If the loan is guaranteed by a guarantor in accordance with the provisions of the Higher Education Act, the guarantor is to pay the holder a percentage of such amount of the loss subject to reduction as described in the following paragraphs within 90 days of notification of such default.

Federal Insurance

     The Higher Education Act provides that, subject to compliance with such Higher Education Act, the full faith and credit of the United States is pledged to the payment of insurance claims and ensures that such reimbursements are not subject to reduction. In addition, the Higher Education Act provides that if a guarantor is unable to meet its insurance obligations, holders of loans may submit insurance claims directly to the Secretary of Education until such time as the obligations are transferred to a new guarantor capable of meeting such obligations or until a successor guarantor assumes such obligations. Federal reimbursement and insurance payments for defaulted loans are paid from the Student Loan Insurance Fund established under the Higher Education Act. The Secretary of Education is authorized, to the extent provided in advance by appropriations acts, to issue obligations to the Secretary of the Treasury to provide funds to make such federal payments.

Guarantees

     If the loan is guaranteed by a guarantor in accordance with the provisions of the Higher Education Act, the eligible lender is reimbursed by the guarantor for a statutorily-set percentage (98%) of the unpaid principal balance of the loan plus accrued unpaid interest on any loan defaulted so long as the eligible lender has properly serviced such loan. Under the Higher Education Act, the Secretary of Education enters into a guarantee agreement and a reinsurance agreement (the “guarantee agreements”) with each guarantor which provides for federal reimbursement for amounts paid to eligible lenders by the guarantor with respect to defaulted loans.

     Guarantee Agreements. Pursuant to the guarantee agreements, the Secretary of Education is to reimburse a guarantor for the amounts expended in connection with a claim resulting from the death, bankruptcy or total and permanent disability of a borrower, the death of a student whose parent is the borrower of a PLUS Loan, certain claims by borrowers who are unable to complete the programs in which they are enrolled due to school closure, borrowers whose borrowing eligibility was falsely certified by the eligible institution, or the amount of an unpaid refund due from the school to the lender in the event the school fails to make a required refund. Such claims are not included in calculating a guarantor’s claims rate experience for federal reimbursement purposes. Generally, educational loans are non-dischargeable in bankruptcy unless the bankruptcy court determines that the debt will impose an undue hardship on the borrower and the borrower’s dependents. Further, the Secretary of Education is to reimburse a guarantor for any amounts paid to satisfy claims not resulting from death, bankruptcy, or disability subject to reduction as described below.

     The Secretary of Education may terminate guarantee agreements if the Secretary of Education determines that termination is necessary to protect the federal financial interest or to ensure the continued availability of loans to student or parent borrowers. Upon termination of such agreements, the Secretary of Education is authorized to provide the guarantor with additional advance funds with such restrictions on the use of such funds as is determined appropriate by the Secretary of Education, in order to meet the

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immediate cash needs of the guarantor, ensure the uninterrupted payment of claims, or ensure that the guarantor will make loans as the lender-of-last-resort.

     If the Secretary of Education has terminated or is seeking to terminate guarantee agreements, or has assumed a guarantor’s functions, notwithstanding any other provision of law: (i) no state court may issue an order affecting the Secretary of Education’s actions with respect to that guarantor; (ii) any contract entered into by the guarantor with respect to the administration of the guarantor’s reserve funds or assets acquired with reserve funds shall provide that the contract is terminable by the Secretary of Education upon 30 days notice to the contracting parties if the Secretary of Education determines that such contract includes an impermissible transfer of funds or assets or is inconsistent with the terms or purposes of the Higher Education Act; and (iii) no provision of state law shall apply to the actions of the Secretary of Education in terminating the operations of the guarantor. Finally, notwithstanding any other provision of law, the Secretary of Education’s liability for any outstanding liabilities of a guarantor (other than outstanding student loan guarantees under the Higher Education Act), the functions of which the Secretary of Education has assumed, shall not exceed the fair market value of the reserves of the guarantor, minus any necessary liquidation or other administrative costs.

     Reimbursement. The amount of a reimbursement payment on defaulted loans made by the Secretary of Education to a guarantor is subject to reduction based upon the annual claims rate of the guarantor calculated to equal the amount of federal reimbursement as a percentage of the original principal amount of originated or guaranteed loans in repayment on the last day of the prior fiscal year. The claims experience is not accumulated from year to year, but is determined solely on the basis of claims in any one federal fiscal year compared with the original principal amount of loans in repayment at the beginning of that year. The formula for reimbursement amounts is summarized below:

GUARANTOR
		REINSURANCE RATE FOR	GUARANTOR
	GUARANTOR REINSURANCE	LOANS MADE BETWEEN	REINSURANCE RATE FOR
CLAIMS	RATE FOR LOANS MADE	OCTOBER 1, 1993 AND	LOANS MADE ON OR
RATE	PRIOR TO OCTOBER 1, 1993[1]	SEPTEMBER 30, 1998 [1]	AFTER OCTOBER 1, 1998

0% up to 5%	100%	98%	95%

5% up to 9%	100% of claims up to 5%;	98% of claims up to 5%;	95% of claims up to 5%
	and 90% of claims 5% and	and 88% of claims 5% and	and 85% of claims 5% and
	over	over	over

9% and over	100% of claims up to 5%;	98% of claims up to 5%;	95% of claims up to 5%,
	90% of claims 5% up to 9%;	88% of claims 5% up to	85% of claims 5% up to
	80% of claims 9% and over	9%; 78% of claims 9% and	9%; 75% of claims 9% and
		over	over

     The original principal amount of loans guaranteed by a guarantor which are in repayment for purposes of computing reimbursement payments to a guarantor means the original principal amount of all loans guaranteed by a guarantor less: (i) guarantee payments on such loans, (ii) the original principal amount of such loans that have been fully repaid, and (iii) the original amount of such loans for which the first principal installment payment has not become due.

     In addition, the Secretary of Education may withhold reimbursement payments if a guarantor makes a material misrepresentation or fails to comply with the terms of its agreements with the Secretary

[1] Other than student loans made pursuant to the lender-of-last resort program or student loans transferred by an insolvent guarantor as to which the amount of reinsurance is equal to 100%.

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of Education or applicable federal law. A supplemental guarantee agreement is subject to annual renegotiation and to termination for cause by the Secretary of Education.

     Under the guarantee agreements, if a payment on a Federal Family Education Loan guaranteed by a guarantor is received after reimbursement by the Secretary of Education, the Secretary of Education is entitled to receive an equitable share of the payment. Guarantor retentions remaining after payment of the Secretary of Education’s equitable share on such collections on consolidations of defaulted loans were reduced to 18.5% from 27% effective July 1, 1997 and for other loans were reduced from 27% to 24% (23% effective October 1, 2003).

     Lender Agreements. Pursuant to most typical agreements for guarantee between a guarantor and the originator of the loan, any eligible holder of a loan insured by such a Guarantor is entitled to reimbursement from such guarantor of any proven loss incurred by the holder of the loan resulting from default, death, permanent and total disability or bankruptcy of the student borrower at the rate of 100% of such loss (or, subject to certain limitations, 98% for loans in default made on or after October 1, 1993). Guarantors generally deem default to mean a student borrower’s failure to make an installment payment when due or to comply with other terms of a note or agreement under circumstances in which the holder of the loan may reasonably conclude that the student borrower no longer intends to honor the repayment obligation and for which the failure persists for 270 days in the case of a loan payable in monthly installments or for 330 days in the case of a loan payable in less frequent installments. When a loan becomes at least 60 days past due, the holder is required to request default aversion assistance from the applicable guarantor in order to attempt to cure the delinquency. When a loan becomes 240 days past due, the holder is required to nuke a final demand for payment of the loan by the borrower. The holder is required to continue collection efforts until the loan is 270 days past due. At the time of payment of insurance benefits, the holder must assign to the applicable guarantor all right accruing to the holder under the note evidencing the loan. The Higher Education Act prohibits a guarantor from filing a claim for reimbursement with respect to losses prior to 270 days after the loan becomes delinquent with respect to any installment thereon.

     Any holder of a loan is required to exercise due care and diligence in the servicing of the loan and to utilize practices which are at least as extensive and forceful as those utilized by financial institutions in the collection of other consumer loans. If a guarantor has probable cause to believe that the holder has made misrepresentations or failed to comply with the terms of its agreement for guarantee, the guarantor may take reasonable action including withholding payments or requiring reimbursement of funds. The guarantor may also terminate the agreement for cause upon notice and hearing.

Guarantee Agency Reserves

     Each guarantee agency is required to establish a Federal student loan reserve fund (the “Federal Fund”) which, together with any earnings thereon, are deemed to be property of the United States. Each guarantor is required to deposit into the Federal Fund any reserve funds plus reinsurance payments received from the Secretary of Education, default collections, insurance premiums, 70% of payments received as administrative cost allowance and other receipts as specified in regulations. A guarantor is authorized to transfer up to 180 days’ cash expenses for normal operating expenses (other than claim payments) from the Federal Fund to the Operating Fund (described below) at any time during the first three years after establishment of the fund. The Federal fund may be used to pay lender claims and to pay default aversion fees into the Operating Fund. A guarantor is also required to establish an operating fund (the “Operating Fund”) which, except for funds transferred from the Federal fund to meet operating expenses during the first three years after fund establishment, is the property of the guarantor. A guarantor may deposit into the Operating Fund loan processing and issuance fees equal to 0.40% of the total principal amount of loans insured during the fiscal year, 30% of payments received after October 7,

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1998 for the administrative cost allowance for loans insured prior to that date and the 24% retention of collections on defaulted loans and other receipts as specified in regulations. An Operating Fund must be used for application processing, loan disbursement, enrollment and repayment status management, default aversion, collection activities, compliance monitoring, and other student financial aid related activities.

     The Higher Education Act required the Secretary of Education to recall $1 billion in federal reserve funds from guarantee agencies on September 1, 2002. Each guarantee agency was required to transfer its equitable share of the $1 billion to a restricted account in equal annual installments for each of the five federal fiscal years 1998 through 2002 (or in certain cases over for federal fiscal years beginning in 1999). The guarantee agency’s required reserve ratio has been reduced from 1.1% to .5%.

     The Higher Education Act provides for an additional recall of reserves from each Federal Fund, but also provides for certain minimum reserve levels which are protected from recall. The Secretary of Education is authorized to enter into voluntary, flexible agreements with guarantors under which various statutory and regulatory provisions can be waived. In addition, under the Higher Education Act, the Secretary of Education is prohibited from requiring the return of all of a guarantor’s reserve funds unless the Secretary of Education determines that the return of these funds is in the best interest of the operation of the FFEL program, or to ensure the proper maintenance of such guarantor’s funds or assets or the orderly termination of the guarantor’s operations and the liquidation of its assets. The Higher Education Act also authorizes the Secretary of Education to direct a guarantor to: (i) return to the Secretary of Education all or a portion of its reserve fund that the Secretary of Education determines is not needed to pay for the guarantor’s program expenses and contingent liabilities; and (ii) cease any activities involving the expenditure, use or transfer of the guarantor’s reserve funds or assets which the Secretary of Education determines is a misapplication, misuse or improper expenditure. Under current law the Secretary of Education is authorized to direct a guarantor to return to the Secretary of Education all or a portion of its reserve fund which the Secretary of Education determines is not needed to pay for the guarantor’s program expenses and contingent liabilities.

Description of the Guarantee Agencies

     The student loans that the trust acquires will be guaranteed by any one or more guarantee agencies identified in the related prospectus supplement. The following discussion relates to guarantee agencies under the Federal Family Education Loan Program.

     A guarantee agency guarantees loans made to students or parents of students by lending institutions such as banks, credit unions, savings and loan associations, certain schools, pension funds and insurance companies. A guarantee agency generally purchases defaulted student loans which it has guaranteed with its reserve fund. A lender may submit a default claim to the guarantee agency after the student loan has been delinquent for at least 270 days. The default claim package must include all information and documentation required under the Federal Family Education Loan Program regulations and the guarantee agency’s policies and procedures.

     In general, a guarantee agency’s reserve fund has been funded principally by administrative cost allowances paid by the Secretary of Education, guarantee fees paid by lenders, investment income on money in the reserve fund, and a portion of the money collected from borrowers on guaranteed loans that have been reimbursed by the Secretary of Education to cover the guarantee agency’s administrative expenses.

     Various changes to the Higher Education Act have adversely affected the receipt of revenues by the guarantee agencies and their ability to maintain their reserve funds at previous levels, and may adversely affect their ability to meet their guarantee obligations. These changes include:

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     the reduction in reinsurance payments from the Secretary of Education because of reduced reimbursement percentages;

     the reduction in maximum permitted guarantee fee from 3% to 1% for loans made on or after July 1, 1994;

     the replacement of the administrative cost allowance with a student loan processing and issuance fee equal to 65 basis points (40 basis points for loans made on or after October 1, 1993) paid at the time a loan is guaranteed, and an account maintenance fee of 12 basis points (10 basis points for fiscal years 2001-2003) paid annually on outstanding guaranteed student loans;

     the reduction in supplemental preclaims assistance payments from the Secretary of Education; and

     the reduction in retention by a guarantee agency of collections on defaulted loans from 27% to 23% and 18.5% of rehabilitated losses on consolidation loans.

     Additionally, the adequacy of a guarantee agency’s reserve fund to meet its guarantee obligations with respect to existing student loans depends, in significant part, on its ability to collect revenues generated by new loan guarantees. The Federal Direct Student Loan Program discussed below may adversely affect the volume of new loan guarantees. Future legislation may make additional changes to the Higher Education Act that would significantly affect the revenues received by guarantee agencies and the structure of the guarantee agency program.

     The Higher Education Act gives the Secretary of Education various oversight powers over guarantee agencies. These include requiring a guarantee agency to maintain its reserve fund at a certain required level and taking various actions relating to a guarantee agency if its administrative and financial condition jeopardizes its ability to meet its obligations. These actions include, among others, providing advances to the guarantee agency, terminating the guarantee agency’s federal reimbursement contracts, assuming responsibility for all functions of the guarantee agency, and transferring the guarantee agency’s guarantees to another guarantee agency or assuming such guarantees. The Higher Education Act provides that a guarantee agency’s reserve fund shall be considered to be the property of the United States to be used in the operation of the Federal Family Education Loan Program or the Federal Direct Student Loan Program, and, under certain circumstances, the Secretary of Education may demand payment of amounts in the reserve fund.

     The 1998 Amendments mandate the recall of guarantee agency reserve funds by the Secretary of Education amounting to $82.5 million in fiscal year 2006, and $82.5 million in fiscal year 2007. However, certain minimum reserve levels are protected from recall, and under the 1998 Amendments, guarantee agency reserve funds were restructured to provide guarantee agencies with additional flexibility in choosing how to spend certain funds they receive. The new recall of reserves for guarantee agencies increases the risk that resources available to guarantee agencies to meet their guarantee obligation will be significantly reduced. Relevant federal laws, including the Higher Education Act, may be further changed in a manner that may adversely affect the ability of a guarantee agency to meet its guarantee obligations.

     FFELP loans originated prior to October 1, 1993 are fully guaranteed as to principal and accrued interest. Student loans originated after October 1, 1993 are guaranteed as to 98% of principal and accrued interest.

     Under the Higher Education Act, if the Department of Education has determined that a guarantee agency is unable to meet its insurance obligations, the holders of loans guaranteed by such guarantee

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agency must submit claims directly to the Department of Education, and the Department of Education is required to pay the full guarantee payment due with respect thereto in accordance with guarantee claims processing standards no more stringent than those applied by the guarantee agency.

     There are no assurances as to the Secretary of Education’s actions if a guarantee agency encounters administrative or financial difficulties or that the Secretary of Education will not demand that a guarantee agency transfer additional portions or all of its reserve fund to the Secretary of Education

     Information relating to the particular guarantee agencies guaranteeing our student loans will be set forth in the prospectus supplement.

Federal Agreements

     General. A guaranty agency’s right to receive federal reimbursements for various guarantee claims paid by such guarantee agency is governed by the Higher Education Act and various contracts entered into between guarantee agencies and the Secretary of Education. Each guarantee agency and the Secretary of Education have entered into federal reimbursement contracts pursuant to the Higher Education Act, which provide for the guarantee agency to receive reimbursement of a percentage of insurance payments that the guarantee agency makes to eligible lenders with respect to loans guaranteed by the guarantee agency prior to the termination of the federal reimbursement contracts or the expiration of the authority of the Higher Education Act. The federal reimbursement contracts provide for termination under certain circumstances and also provide for certain actions short of termination by the Secretary of Education to protect the federal interest.

     In addition to guarantee benefits, qualified student loans acquired under the Federal Family Education Loan Program benefit from certain federal subsidies. Each guarantee agency and the Secretary of Education have entered into an interest subsidy agreement under the Higher Education Act which entitles the holders of eligible loans guaranteed by the guarantee agency to receive interest subsidy payments from the Secretary of Education on behalf of certain students while the student is in school, during a six to twelve month grace period after the student leaves school, and during certain deferment periods, subject to the holders’ compliance with all requirements of the Higher Education Act.

     States Courts of Appeals have held that the federal government, through subsequent legislation, has the right unilaterally to amend the contracts between the Secretary of Education and the guarantee agencies described herein. Amendments to the Higher Education Act in 1986, 1987, 1992, 1993, and 1998, respectively.

     abrogated certain rights of guarantee agencies under contracts with the Secretary of Education relating to the repayment of certain advances from the Secretary of Education authorized the Secretary of Education to withhold reimbursement payments otherwise due to certain guarantee agencies until specified amounts of such guarantee agencies’ reserves had been eliminated, added new reserve level requirements for guarantee agencies and authorized the Secretary of Education to terminate the Federal Reimbursement Contracts under circumstances that did not previously warrant such termination, expanded the Secretary of Education’s authority to terminate such contracts and to seize guarantee agencies’ reserves and

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     mandated the additional recall of guarantee agency reserve funds.

Federal Insurance and Reimbursement of Guarantee Agencies

     Effect of annual claims rate. With respect to loans made prior to October 1, 1993, the Secretary of Education currently agrees to reimburse the guarantee agency for up to 100% of the amounts paid on claims made by lenders, as discussed in the formula described below, so long as the eligible lender has properly serviced such loan. The amount of reimbursement is lower for loans originated after October 1, 1993, as described below. Depending on the claims rate experience of a guarantee agency, such reimbursement may be reduced as discussed in the formula described below. The Secretary of Education also agrees to repay 100% of the unpaid principal plus applicable accrued interest expended by a guarantee agency in discharging its guarantee obligation as a result of the bankruptcy, death, or total and permanent disability of a borrower, or in the case of a PLUS Loan, the death of the student on behalf of whom the loan was borrowed, or in certain circumstances, as a result of school closures, which reimbursements are not to be included in the calculations of the guarantee agency’s claims rate experience for the purpose of federal reimbursement under the Federal Reimbursement Contracts.

     The formula used for loans initially disbursed prior to October 1, 1993 is summarized below:

Claims Rate	Federal Payment

0% up to 5%	100%

5% up to 9%	100% of claims up to 5%; 90% of claims 5% and over

9% and over	100% of claims up to 5%; 90% of claims 5% and over, up to 9%; 80% of claims 9% and over

     The claims experience is not accumulated from year to year, but is determined solely on the basis of claims in any one federal fiscal year compared with the original principal amount of loans in repayment at the beginning of that year.

     The 1993 Amendments reduce the reimbursement amounts described above, effective for loans initially disbursed on or after October 1, 1993 as follows: 100% reimbursement is reduced to 98%, 90% reimbursement is reduced to 88%, and 80% reimbursement is reduced to 78%, subject to certain limited exceptions. The 1998 Amendments further reduce the federal reimbursement amounts from 98% to 95%, 88% to 85%, and 78% to 75% respectively, for student loans first disbursed on or after October 1, 1998.

     The reduced reinsurance for federal guaranty agencies increases the risk that resources available to guarantee agencies to meet their guarantee obligation will be significantly reduced.

     Reimbursement. The original principal amount of loans guaranteed by a guarantee agency which are in repayment for purposes of computing reimbursement payments to a guarantee agency means the original principal amount of all loans guaranteed by a guarantee agency less:

     the original principal amount of such loans that have been fully repaid; and

     the original amount of such loans for which the first principal installment payment has not become due.

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The Secretary of Education may withhold reimbursement payments if a guarantee agency makes a material misrepresentation or fails to comply with the terms of its agreements with the Secretary of Education or applicable federal law.

     Under the guarantee agreements, if a payment on a Federal Family Education Loan guaranteed by a guarantee agency is received after reimbursement by the Secretary of Education, the guarantee agency is entitled to receive an equitable share of the payment.

     Any originator of any student loan guaranteed by a guarantee agency is required to discount from the proceeds of the loan at the time of disbursement, and pay to the guarantee agency, an insurance premium which may not exceed that permitted under the Higher Education Act.

     Under present practice, after the Secretary of Education reimburses a guarantee agency for a default claim paid on a guaranteed loan, the guarantee agency continues to seek repayment from the borrower. The guarantee agency returns to the Secretary of Education payments that it receives from a borrower after deducting and retaining: a percentage amount equal to the complement of the reimbursement percentage in effect at the time the loan was reimbursed, and an amount equal to 24% of such payments for certain administrative costs. The Secretary of Education may, however, require the assignment to the Secretary of defaulted guaranteed loans, in which event no further collections activity need be undertaken by the guarantee agency, and no amount of any recoveries shall be paid to the guarantee agency.

     A guarantee agency may enter into an addendum to its interest subsidy agreement that allows the guarantee agency to refer to the Secretary of Education certain defaulted guaranteed loans. Such loans are then reported to the IRS to “offset” any tax refunds which may be due any defaulted borrower. To the extent that the guarantee agency has originally received less than 100% reimbursement from the Secretary of Education with respect to such a referred loan, the guarantee agency will not recover any amounts subsequently collected by the federal government which are attributable to that portion of the defaulted loan for which the guarantee agency has not been reimbursed.

     Rehabilitation of Defaulted Loans. The Higher Education Act, the Secretary of Education is authorized to enter into an agreement with a guarantee agency pursuant to which the guarantee agency shall sell defaulted loans that are eligible for rehabilitation to an eligible lender. The guarantee agency shall repay the Secretary of Education an amount equal to 81.5% of the then current principal balance of such loan, multiplied by the reimbursement percentage in effect at the time the loan was reimbursed. The amount of such repayment shall be deducted from the amount of federal reimbursement payments for the fiscal year in which such repayment occurs, for purposes of determining the reimbursement rate for that fiscal year.

     For a loan to be eligible for rehabilitation, the guarantee agency must have received consecutive payments for 12 months of amounts owed on such loan. Upon rehabilitation, a loan is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred (except that a borrower’s loan may only be rehabilitated once).

     Eligibility for Federal Reimbursement. To be eligible for federal reimbursement payments, guaranteed loans must be made by an eligible lender under the applicable guarantee agency’s guarantee program, which must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act, including the borrower eligibility, loan amount, disbursement, interest rate, repayment period and guarantee fee provisions described herein and the other requirements set forth in the Higher Education Act.

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     Prior to the 1998 Amendments, a Federal Family Education Loan was considered to be in default for purposes of the Higher Education Act when the borrower failed to make an installment payment when due, or to comply with the other terms of the loan, and if the failure persists for 180 days in the case of a loan repayable in monthly installments or for 240 days in the case of a loan repayable in less frequent installments. Under the 1998 Amendments, the delinquency period required for a student loan to be declared in default is increased from 180 days to 270 days for loans payable in monthly installments on which the first day of delinquency occurs on or after the date of enactment of the 1998 Amendments and from 240 days to 330 days for a loan payable less frequently than monthly on which the delinquency occurs after the date of enactment of the 1998 Amendments.

     The guarantee agency must pay the lender for the defaulted loan prior to submitting a claim to the Secretary of Education for reimbursement. The guarantee agency must submit a reimbursement claim to the Secretary of Education within 45 days after it has paid the lender’s default claim. As a prerequisite to entitlement to payment on the guarantee by the guarantee agency, and in turn payment of reimbursement by the Secretary of Education, the lender must have exercised reasonable care and diligence in making, servicing and collecting the guaranteed loan. Generally, these procedures require:

     that completed loan applications be processed;

     a determination of whether an applicant is an eligible borrower attending an eligible institution under the Higher Education Act be made;

     the borrower’s responsibilities under the loan be explained to him or her;

     the promissory note evidencing the loan be executed by the borrower; and

     that the loan proceeds be disbursed by the lender in a specified manner.

     After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferments and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform certain collection procedures, primarily telephone calls, demand letters, skiptracing procedures and requesting assistance from the applicable guarantee agency, that vary depending upon the length of time a loan is delinquent.

Direct Loans

     The 1993 Amendments authorized a program of “direct loans,” to be originated by schools with funds provided by the Secretary of Education. Under the direct loan program, the Secretary of Education is directed to enter into agreements with schools, or origination agents in lieu of schools, to disburse loans with funds provided by the Secretary. Participation in the program by schools is voluntary. The goals set forth in the 1993 Amendments call for the direct loan program to constitute 5% of the total volume of loans made under the Federal Family Education Loan Program and the direct loan program for academic year 1994-1995, 40% for academic year 1995-1996, 50% for academic years 1996-1997 and 1997-1998 and 60% for academic year 1998-1999. No provision is made for the size of the direct loan program thereafter. Based upon information released by the General Accounting Office, participation by schools in the direct loan program has not been sufficient to meet the goals for the 1995-1996 or 1996-1997 academic years. The 1998 Amendments removed references to the “phase-in” of the Direct Loan Program, including restrictions on annual limits for Direct Loan Program volume and the Secretary’s authority to select additional institutions to achieve balanced school representation.

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     The loan terms are generally the same under the direct loan program as under the Federal Family Education Loan Program, though more flexible repayment provisions are available under the direct loan program. At the discretion of the Secretary of Education, students attending schools that participate in the direct loan program (and their parents) may still be eligible for participation in the Federal Family Education Loan Program, though no borrower could obtain loans under both programs for the same period of enrollment.

     It is difficult to predict the impact of the direct lending program. There is no way to accurately predict the number of schools that will participate in future years, or, if the Secretary authorizes students attending participating schools to continue to be eligible for Federal Family Education Loan Program loans, how many students will seek loans under the direct loan program instead of the Federal Family Education Loan Program. In addition, it is impossible to predict whether future legislation will eliminate, limit or expand the direct loan program or the Federal Family Education Loan Program.

Other Guarantee Agencies

     Although the student loans that comprise the assets of the trust will generally be guaranteed by the guarantee agencies described in the related prospectus supplement, the trust may acquire student loans that are guaranteed by other guarantee agencies.

The Trustee and the Eligible Lender Trustee

     The Bank of New York, a New York State banking corporation organized under the laws of the State of New York, serves as the trustee under the indenture. The office of the trustee for purposes of administering the trust estate and its other obligations under the indenture is located at 10161 Centurion Parkway, 2nd Floor, Jacksonville, Florida 32256, Attention: Corporate Trust Manager.

     The Higher Education Act provides that only “eligible lenders” (defined to include banks and certain other entities) may hold title to student loans made under the FFEL Program. Because the trust does not qualify as an “eligible lender,” The Bank of New York, in its capacity as eligible lender trustee, will hold title to all financed student loans in trust on behalf of trust. The eligible lender trustee will agree under the eligible lender trust agreement to maintain its status as an “eligible lender” under the Higher Education Act. In addition, the eligible lender trustee on behalf of trust will enter into a guarantee agreement with each of the guarantee agencies that have guaranteed financed student loans. Failure of the financed student loans to be owned by an eligible lender would result in the loss of guarantee payments, interest subsidy payments and special allowance payments with respect thereto. See “Description of the FFEL Program” and “Risk Factors—Payment by guarantee agencies or the Department of Education could prevent the trust from paying you the full amount of the principal and interest due on your notes.”

The Delaware Trustee

     The Bank of New York (Delaware) will be the Delaware trustee pursuant to the trust agreement.

     The Delaware trustee will at all times be a person satisfying the provisions of the Delaware statutory trust statute; authorized to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent that has) a rating of at least BBB from S&P and Baa2 from Moody’s. If that person publishes reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of the trust agreement, the combined capital and surplus of that person will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Delaware trustee will cease to be

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eligible in accordance with the provisions of the trust agreement, the Delaware trustee will resign immediately in the manner and with the effect specified in the trust agreement.

     The Delaware trustee may at any time resign and be discharged by giving written notice thereof to the issuer administrator. Upon receiving the notice of resignation, the issuer administrator will promptly appoint a successor Delaware trustee by written instrument, in duplicate, one copy of which instrument will be delivered to the resigning Delaware trustee and one copy to the successor Delaware trustee. If no successor Delaware trustee will have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning Delaware trustee, at the expense of the issuer administrator, may petition any court of competent jurisdiction for the appointment of a successor Delaware trustee.

     If at any time the Delaware trustee ceases to be eligible in accordance with the provisions of the trust agreement and fails to resign after written request therefor by the issuer administrator, or if at any time the Delaware trustee is legally unable to act, or is adjudged bankrupt or insolvent, or a receiver of the Delaware trustee or of its property is appointed, or any public officer takes charge or control of the Delaware trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the issuer administrator may remove the Delaware trustee. If the issuer administrator removes the Delaware trustee under the authority of the immediately preceding sentence, the issuer administrator will promptly appoint a successor Delaware trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Delaware trustee so removed and one copy to the successor Delaware trustee, and shall pay all fees owned to the outgoing Delaware trustee in its individual capacity.

     Any resignation or removal of the Delaware trustee and appointment of a successor Delaware trustee pursuant to any of the provisions of the trust agreement shall not become effective until acceptance of appointment by the successor Delaware trustee pursuant to the trust agreement and, in the case of removal, payment of all fees and expenses owed to the outgoing Delaware trustee in its individual capacity.

     The Delaware trustee has not participated in the preparation of this prospectus and shall incur no personal liability in connection herewith.

Federal Income Tax Consequences

     The following is a summary of material federal income tax consequences of the purchase, ownership and disposition of notes for the investors described below and is based on the advice of Mayer, Brown, Rowe & Maw LLP, as tax counsel to the depositor. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, including but not limited to, foreign investors, except as otherwise indicated. In addition, this summary is generally limited to investors who acquire their notes at original issuance at the issue price thereof and who will hold the notes as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). Investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the notes of any series. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the “Service”) with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the Service will not take contrary positions.

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Characterization of the Trust Estate

     The trust and the holders will express in the indenture their intent that, for federal income tax purposes, the notes will be indebtedness secured by the student loans. The trust and the holders, by accepting the notes, have agreed to treat the notes as indebtedness for federal income tax purposes. The trust intends to treat the issuance of notes pursuant to this prospectus and the applicable prospectus supplement as financings reflecting the notes as indebtedness for tax and financial accounting purposes.

     Based upon certain assumptions and certain representations of the depositor, Mayer, Brown, Rowe & Maw LLP will render, with respect to the notes, its opinion to the effect that the notes will be treated as debt, and that the trust will not be characterized as an association or publicly traded partnership taxable as a corporation each for federal income tax purposes. In addition, Mayer, Brown, Rowe & Maw LLP will render its opinion to the effect that this discussion is a summary of material federal income tax consequences as to the purchase, ownership and disposition of the notes with respect to the investors described herein. Unlike a ruling from the Service, such opinion is not binding on the courts or the Service. Therefore, it is possible that the Service could assert that, for purposes of the Code, the transaction contemplated by this prospectus constitutes a sale of the student loans (or an interest therein) to the holders or that the relationship which will result from this transaction is that of a partnership, or an association taxable as a corporation.

     If, instead of treating the transaction as creating secured debt, the transaction were treated as creating a partnership among the holders, the servicers and the trust which has purchased the underlying student loans, the resulting partnership would not be subject to federal income tax. Rather, the servicers, the trust and each holder would be taxed individually on their respective distributive shares of the partnership’s income, gain, loss, deductions and credits. The amount and timing of items of income and deduction of the holder could differ if the notes were held to constitute partnership interests, rather than indebtedness.

     If, alternatively, it were determined that this transaction created an entity which was classified as a corporation or a publicly traded partnership taxable as a corporation in which the holders were deemed to have acquired stock or other equity interests, such entity would be subject to federal income tax at corporate income tax rates on the income it derives from the student loans, which would reduce the amounts available for payment to the holders. Cash payments to the holders generally would be treated as dividends for tax purposes to the extent of such corporation’s accumulated and current earnings and profits. However, as noted above, we have been advised that the notes would be treated as debt for federal income tax purposes and that the trust will not be characterized as an association or publicly traded partnership taxable as a corporation.

Taxation of Interest Income of Holders

     Stated interest on senior notes that is considered “unconditionally payable” (as described below) will be includible in income by a holder when received or accrued in accordance with such holder’s normal method of accounting. If the “issue price” of a senior note (i.e., the first price at which a substantial amount of the notes of each class of senior notes is sold to investors) is less than the “stated redemption price at maturity” (“SRPM”) of such senior note (i.e., the sum of all payments required to be made on such note other than payments of “qualified stated interest”, as described below), the excess of the SRPM over the issue price may constitute OID. Under a de minimis rule, if the excess of the SRPM of such senior note over its issue price is less than one-fourth of one percent of the SRPM multiplied by the weighted average maturity of such senior note (as determined under applicable Treasury regulations), such senior note will not be treated as issued with OID. If any senior notes are in fact issued at a greater than de minimis discount or are otherwise treated as having been issued with OID, the excess of the

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SRPM over the issue price of such senior notes will constitute OID. Under the Code, holders of such senior notes would be required to include the daily portions of OID, if any, in income as interest over the term of such senior notes under a constant yield method without regard to the timing of actual payments. The applicable Treasury regulations (the “OID Regulations”) do not provide rules for accruals of OID on debt instruments the payments on which are contingent as to time, such as the senior notes. In the absence of definitive guidance, any OID will be reported using a prepayment assumption (as described below in more detail with respect to the subordinate notes).

     The OID Regulations provide, for purposes of determining whether a debt instrument is issued with OID, that stated interest is not “qualified stated interest” and must be included in the SRPM of the debt instrument (and, consequently, accrued as OID) if such interest is not “unconditionally payable”. Interest is considered unconditionally payable if reasonable legal remedies exist to compel timely payment or terms and conditions of the debt instrument make the likelihood of late payment (other than late payment that occurs within a reasonable grace period) or nonpayment (ignoring the possibility of nonpayment due to default, insolvency or similar circumstances) a remote contingency. The trust intends, pursuant to its interpretation of the foregoing rules, to take the position (unless specified otherwise in the applicable prospectus supplement) that payments of interest on the senior notes are unconditionally payable and hence constitute qualified stated interest. However, because failure to make timely payments of interest on the subordinated notes is not an event of default under the indenture while any senior notes are outstanding, the trust intends to take the position that stated interest on the subordinated notes is not qualified stated interest and that, as a result, stated interest on the subordinated notes must be included in the SRPM of such notes and accrued by a holder under the OID Regulations.

     Notwithstanding the foregoing, if a class of subordinated notes is issued at an issue price equal to its principal amount, the trust intends to treat such class of subordinated notes as subject to a special rule for debt instruments issued with OID that nonetheless have a fixed yield. In such event, the trust would take the position that, in accordance with such rule, the amount of OID that ,accrues on such subordinated notes in each accrual period is equal to the amount of interest (including any deferred interest) that accrues on such subordinated notes in such accrual period. Unless such class of subordinated notes is issued at an issue price equal to its principal amount, in including stated interest in the SRPM of such notes, the trust intends absent definitive guidance to treat such class of subordinated notes as subject to an income accrual method analogous to the methods applicable to debt instruments having payments that are contingent as to amount but not as to time and debt instruments whose payments are subject to acceleration (prescribed by Section 1272(a)(6) of the Code) using an assumption as to the expected prepayments on such notes (the “PAC Method”), which assumption will be reflected on a projected payment schedule prepared by the trust. The projected payment schedule will be used solely to determine the amount of OID to be included in income annually by holders of such class of subordinated notes. As such, the calculation of the projected payment schedule would be based on a number of assumptions and estimates and is not a prediction of the actual amounts of payments on such class of subordinated notes or of the actual yield of such notes. In any case, however, the trust’s determination would not be binding on the Internal Revenue Service.

     Payments of interest received with respect to the notes may also constitute “investment income” for purposes of certain limitations of the Code concerning the deductibility of investment interest expense. Potential holders or the beneficial owners should consult their own tax advisors concerning the treatment of interest payments with regard to the notes.

     A purchaser who buys a note of any series at a discount from its principal amount (or its adjusted issue price if issued with original issue discount greater than a specified de minimis amount) will be subject to the market discount rules of the Code. In general, the market discount rules of the Code treat principal payments and gain on disposition of a debt instrument as ordinary income to the extent of

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accrued market discount. Although the accrued market discount on debt instruments such as the notes which are subject to prepayment based on the prepayment of other debt instruments is to be determined under regulations yet to be issued, the legislative history of these provisions of the Code indicate that the same prepayment assumption used to calculate original issue discount should be utilized. Each potential investor should consult his tax advisor concerning the application of the market discount rules to the notes.

     In the event that the notes are considered to be purchased by a holder at a price greater than their remaining stated redemption price at maturity, they will be considered to have been purchased at a premium. The noteholder may elect to amortize such premium (as an offset to interest income), using a constant yield method, over the remaining term of the notes. Special rules apply to determine the amount of premium on a “variable rate debt instrument” and certain other debt instruments. Prospective holders should consult their tax advisors regarding the amortization of bond premium.

Sale or Exchange of Notes

     If a holder sells a note, such person will recognize gain or loss equal to the difference between the amount realized on such sale and the holder’s basis in such note. Ordinarily, such gain or loss will be treated as a capital gain or loss. However, if a note was acquired subsequent to its initial issuance at a discount, a portion of such gain will be recharacterized as interest and therefore ordinary income. In the event any of the notes are issued with original issue discount, in certain circumstances, a portion of the gain can be recharacterized as ordinary income.

     If the term of a note was materially modified, in certain circumstances, a new debt obligation would be deemed created and exchanged for the prior obligation in a taxable transaction. Among the modifications which may be treated as material are those which relate to the redemption provisions and, in the case of a non-recourse obligation, those which involve the substitution of collateral. Each potential holder of a note should consult its own tax advisor concerning the circumstances in which the notes would be deemed reissued and the likely effects, if any, of such reissuance.

Backup Withholding

     Certain purchasers may be subject to backup withholding with respect to interest paid with respect to the notes if the purchasers, upon issuance, fail to supply the trustee or their brokers with their taxpayer identification numbers, furnish incorrect taxpayer identification numbers, fail to report interest, dividends or other “reportable payments” (as defined in the Code) properly, or, under certain circumstances, fail to provide the trustee with a certified statement, under penalty of perjury, that they are not subject to backup withholding. Information returns will be sent annually to the Service and to each purchaser setting forth the amount of interest paid with respect to the notes and the amount of tax withheld thereon.

State, Local or Foreign Taxation

     We make no representations regarding the tax consequences of purchase, ownership or disposition of the notes under the tax laws of any state, locality or foreign jurisdiction. Investors considering an investment in the notes should consult their own tax advisors regarding such tax consequences.

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Limitation on the Deductibility of Certain Expenses

     Under Section 67 of the Code, an individual may deduct certain miscellaneous itemized deductions only to the extent that the sum of such deductions for the taxable year exceed 2% of his or her adjusted gross income. If contrary to expectation, the entity created under the indenture were treated as the owner of the student loans (and not as an association taxable as a corporation), then we believe that a substantial portion of the expenses to be generated by the trust could be subject to the foregoing limitations. As a result, each potential holder should consult his or her personal tax advisor concerning the application of these limitations to an investment in the notes.

Tax-exempt Investors

     In general, an entity which is exempt from federal income tax under the provisions of Section 501 of the Code is subject to tax on its unrelated business taxable income. An unrelated trade or business is any trade or business which is not substantially related to the purpose which forms the basis for such entity’s exemption. However, under the provisions of Section 512 of the Code, interest may be excluded from the calculation of unrelated business taxable income unless the obligation which gave rise to such interest is subject to acquisition indebtedness. If, contrary to expectations, one or more of the notes of any Series were considered equity for tax purposes and if one or more other notes were considered debt for tax purposes, those notes treated as equity likely would be subject to acquisition indebtedness and likely would generate unrelated business taxable income. However, as noted above, counsel has advised us that the notes will be characterized as debt for federal income tax purposes. Therefore, except to the extent any holder incurs acquisition indebtedness with respect to a note, interest paid or accrued with respect to such note may be excluded by each tax-exempt holder from the calculation of unrelated business taxable income. Each potential tax-exempt holder is urged to consult its own tax advisor regarding the application of these provisions.

Foreign Investors

     A holder which is not a U.S. person (“foreign holder”) will not be subject to U.S. federal income or withholding tax in respect of interest income or gain on the notes if: (1) the foreign holder provides an appropriate statement, signed under penalties of perjury, identifying the foreign holder and stating, among other things, that the foreign holder is not a U.S. person, and (2) the foreign holder is not a “10-percent shareholder” or “related controlled foreign corporation” with respect to the trust, unless certain exceptions apply. To the extent these conditions are not met, a 30% withholding tax will apply to interest income on the notes, unless an income tax treaty reduces or eliminates such tax or the interest is effectively connected with the conduct of a trade or business within the United States by such foreign holder. In the latter case, such foreign holder will be subject to U.S. federal income tax with respect to all income from the notes at regular rates applicable to U.S. taxpayers. A “U.S. person” is: (i) a citizen or resident of the United States, (ii) a corporation (or other entity that is treated as a corporation for U.S. federal tax purposes) that is created or organized in or under the laws of the United States or any state thereof (including the District of Columbia), (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions. The tax treatment of a partnership (or other entity treated as a partnership) that holds notes will depend on the status of the partner and the activities of the partnership.

     Generally, a foreign holder will not be subject to federal income tax on any amount which constitutes capital gain upon the sale, exchange, retirement or other disposition of a note unless such foreign holder is an individual present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition and certain other conditions are met, or unless the gain is

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effectively connected with the conduct of a trade or business in the United States by such foreign holder. If the gain is effectively connected with the conduct of a trade or business in the United States by such foreign holder, such holder will generally be subject to U.S. federal income tax with respect to such gain in the same manner as U.S. holders, as described above, and a foreign holder that is a corporation could be subject to a branch profits tax on such income as well.

Certain ERISA Considerations

     Section 406 of the Employee Income Retirement Security Act of 1974, as amended (“ERISA”) and/or Section 4975 of the Code prohibit pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts and some types of Keogh plans, (each a “Plan”), from engaging in some types of transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to a Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for those persons. In addition, Title I of ERISA also requires fiduciaries of a Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

     Some transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased notes if assets of the trust were deemed to be assets of the Plan. Under a regulation issued by the United States Department of Labor (the “Plan Asset Regulation”), the assets of the trust would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an “equity interest” in the trust and none of the exceptions to plan assets contained in the Plan Asset Regulations were applicable. An equity interest is defined under the Plan Asset Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Unless the related prospectus supplement states otherwise for a particular series of notes, although there is little guidance on the subject, we believe that, at the time of their issuance, the notes issued by the trust should be treated as indebtedness under applicable local law and without substantial equity features for purposes of the Plan Asset Regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change if the trust incurred losses. This risk of recharacterization is enhanced for notes that are subordinated to other classes of securities. Other exceptions, if any, from application of the Plan Asset Regulation available with respect to any notes will be discussed in the related prospectus supplement.

     However, without regard to whether notes are treated as an equity interest for purposes of the Plan Asset Regulation, the acquisition, holding or disposition of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the depositor, any servicer, the issuer administrator, the subadministrator, the eligible lender trustee and trustee, the trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to a Plan. Some of the exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. Included among these exemptions are: Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by qualified professional asset managers; PTCE 95-60, regarding transactions by life insurance company general accounts; and PTCE 96-23, regarding transactions affected by in-house asset managers.

     A plan fiduciary considering the purchase of notes should consult its legal advisors regarding the fiduciary responsibility provisions of ERISA, whether the assets of the trust would be considered plan

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assets, the possibility of exemptive relief from the prohibited transaction rules and their potential consequences.

     Each prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the related notes. Before purchasing notes in reliance on the above exemptions, or any other exemption, a fiduciary of a Plan should itself confirm that requirements set forth in such exemption would be satisfied.

     Governmental plans and church plans as defined in ERISA are not subject to ERISA or Section 4975 of the Code, although they may elect to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code. In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or Section 4975 of the Code (“Similar Law”). A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in notes under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

Plan of Distribution

     The trust may sell the notes of each series to or through underwriters by “best efforts” underwriting or a negotiated firm commitment underwriting by the underwriters, and also may sell the notes directly to other purchasers or through agents. If so indicated in the prospectus supplement, the trust may sell these notes, directly or through agents, through a competitive bidding process described in the applicable prospectus supplement. Notes will be offered through such various methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular series of the notes may be made through a combination of such methods.

     The distribution of the notes may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices based, among other things, upon existing interest rates, general economic conditions and investors’ judgments as to the price of the notes.

     In connection with the sale of the notes, underwriters may receive compensation from the trust or from the purchasers of such notes for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the notes to or through dealers and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the notes may be deemed to be underwriters and any discounts, or commissions received by them from the trust and any profit on the resale of the notes by them may be deemed to be underwriting discounts and commissions under the Securities Act. The underwriters will be identified, and any compensation received from the trust will be described, in the applicable prospectus supplement.

     The trust may agree with the underwriters and agents who participate in the distribution of the notes that it will indemnify them against liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereto.

     If so indicated in the prospectus supplement, the trust will authorize underwriters or other persons acting as its agent to solicit offers by certain institutions to purchase the notes pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made

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include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases the trust must approve the institutions. The obligation of any purchaser under any contract will be subject to the condition that the purchaser of the notes shall not be prohibited by law from purchasing such notes. The underwriters and other agents will not have responsibility in respect of the validity or performance of these contracts.

     The underwriters may, from time to time, buy and sell notes, but there can be no assurance that an active secondary market will develop and there is no assurance that any market, if established, will continue.

Legal Matters

     Certain legal and tax matters will be passed upon by Mayer, Brown, Rowe & Maw LLP, as counsel to the trust. Other counsel, if any, passing upon legal matters for the trust or any placement agent or underwriter will be identified in the related prospectus supplement.

Financial Information

     The notes are limited obligations payable solely from the revenues generated from the student loans and other assets of the trust. Accordingly, it has been determined that financial statements for the trust are not material to any offering made hereby. Accordingly, financial statements with respect to the trust are not included in this prospectus, and will not be included in any prospectus supplement.

Ratings

     It is a condition to the issuance of the notes that they be rated by at least one nationally recognized statistical rating organization in one of its generic rating categories which signifies investment grade (typically, in one of the four highest rating categories). The specific ratings for series of notes will be described in the related prospectus supplement.

     A securities rating addresses the likelihood of the receipt by owners of the notes of payments of principal and interest with respect to their notes from assets in the trust estate. The rating takes into consideration the characteristics of the student loans, and the structural, legal and tax aspects associated with the rated notes.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

Incorporation of Documents by Reference;
Where to Find More Information

     The trust is subject to the reporting requirements of the Securities Exchange Act of 1934 and to comply with those requirements, we will file periodic reports and other information with the SEC. The SEC allows us to incorporate by reference into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to the reports we file with the SEC. We hereby incorporate by reference all periodic reporting documents we file with the SEC after the date of this prospectus and before all of the notes have been issued.

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     We will provide you, without charge, a copy of any of the documents incorporated by reference upon written or oral request directed to Consolidation Loan Funding, 9477 Waples Street, Suite 100, San Diego, California 92121, or by telephone at (___) ___.

     You may read and copy our registration statement and reports and other information that we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov from which our registration statement and reports are available.

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Glossary of Terms

     Some of the terms used in this prospectus and the prospectus supplement are defined below. The indenture contains the definition of other terms used in this prospectus and the prospectus supplement and reference is made to the indenture for those definitions.

     “Account” means any of the accounts created or established by the indenture.

     “Acquisition fund” means the acquisition fund created and established pursuant to the indenture and further described under “Description of the Indenture—Funds and Accounts—Acquisition Fund.”

     “Acting beneficiaries upon default” means:

     at any time that any senior obligations are outstanding:

•	with respect to directing the trustee to accelerate the outstanding notes:

•	upon any of the first four events of default listed under “Description of the Indenture—Events of Default” in this prospectus, the holders of a majority in aggregate principal amount of senior notes outstanding and

•	upon any other event of default, the holders of a majority in aggregate principal amount of all notes outstanding;

•	with respect to requesting the trustee to exercise rights and powers under the indenture, directing the conduct of proceedings in connection with the enforcement of the indenture and requiring the trustee to waive events of default (except pursuant to the above):

•	the holders of a majority in aggregate principal amount of the senior notes outstanding unless the trustee receives conflicting requests or directions from another senior beneficiary; or

•	any other senior beneficiary, unless the trustee determines that the requested action is not in the overall interest of the senior beneficiaries or the holders of a majority in aggregate principal amount of the senior notes outstanding; and

•	with respect to all other matters under the indenture, the holders of a majority in aggregate principal amount of senior notes outstanding or any other senior beneficiary;

     at any time that no senior obligations are outstanding but subordinate obligations are outstanding:

•	with respect to directing the trustee to accelerate the outstanding notes:

•	upon any of the first four events of default listed under “Description of the Indenture—Events of Default” in this prospectus, the holders of a majority in aggregate principal amount of subordinate notes outstanding, and

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•	upon any other event of default, the holders of a majority in aggregate principal amount of all notes outstanding;

•	with respect to requesting the trustee to exercise rights and powers under the indenture, directing the conduct of proceedings in connection with the enforcement of the indenture and requiring the trustee to waive events of default (other than pursuant to directing the trustee to accelerate the outstanding notes):

•	the holders of a majority in aggregate principal amount of the subordinate notes outstanding unless the trustee receives conflicting requests or directions from another subordinate beneficiary; or

•	any other subordinate beneficiary, unless the trustee determines that the requested action is not in the overall interest of the subordinate beneficiaries or receives conflicting requests or directions from another other subordinate beneficiary or the holders of a majority in aggregate principal amount of the subordinate notes outstanding; and

•	with respect to all other matters under the indenture, the holders of a majority in aggregate principal amount of subordinate notes outstanding or any other subordinate beneficiary;

and

     at any time that no senior obligations and no subordinate obligations are outstanding but any junior subordinate notes are outstanding:

•	with respect to directing the trustee to accelerate the outstanding junior subordinate notes, the holders of a majority in aggregate principal amount of junior subordinate notes outstanding;

•	with respect to requesting the trustee to exercise rights and powers under the indenture, directing the conduct of proceedings in connection with the enforcement of the indenture and requiring the trustee to waive events of default:

•	the holders of a majority in aggregate principal amount of the junior subordinate notes outstanding, unless the trustee receives conflicting requests or directions from an other junior subordinate beneficiary; or

•	any other junior subordinate beneficiary, unless the trustee determines that the requested action is not in the overall interest of the junior subordinate beneficiaries or receives conflicting requests or directions from another other junior subordinate beneficiary or the holders of a majority in aggregate principal amount of the junior subordinate notes outstanding; and

•	with respect to all other matters under the indenture, the holders of a majority in aggregate principal amount of junior subordinate notes outstanding or any other junior subordinate beneficiary.

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     “Add-on loan” means, with respect to any Consolidation Loan owned by the trust, an amount equal to the increased balance of such Consolidation Loan arising out of amounts required to be paid to a lender at the request of the related borrower within 180 days of the date such Consolidation Loan was originated.

     “Administration fund” means the administration fund created and established pursuant to the indenture and further described under “Description of the Indenture—Funds and Accounts—Administration Fund.”

     “Alternative Loan” means a student loan which is not made pursuant to the Higher Education Act, but which may be (but is not required to be) guaranteed by a third party.

     “Beneficial owner” means the person in whose name a note is recorded as beneficial owner of such note by a securities depository under a book-entry system or by a participant or indirect participant in such securities depository, as the case may be.

     “Beneficiaries” means, collectively, all senior beneficiaries, all subordinate beneficiaries and all junior subordinate beneficiaries.

     “Carry-over amount” means, if specified in a prospectus supplement relating to a series of notes bearing interest based on an auction rate, the amount of interest accrued on a note at its applicable auction rate that exceeds the amount of interest accrued on that note by a specified amount or percentage, and the unpaid portion of any such excess from prior periods.

     “Code” is defined under “Federal Income Tax Consequences.”

     “Collection fund” means the collection fund created and established pursuant to the indenture and further described under “Description of the Indenture—Funds and Accounts—Collection Fund.”

     “Collection period” means, for any payment date, the calendar month immediately preceding the month in which such payment date occurs, or any other period specified in a prospectus supplement.

     “Consolidation Loan” means a student loan originated pursuant to Section 428C of the Higher Education Act.

     “Counterparty swap payment” means a payment due to or received by the trust from a swap counterparty pursuant to a swap agreement (including, but not limited to, payments in respect of any early termination of such swap agreement) and amounts received by the trust under any related swap counterparty guaranty.

     “Credit enhancement facility” means, if and to the extent provided for in a supplemental indenture with respect to notes of one or more series:

     an insurance policy insuring, or a letter of credit or surety bond providing a direct or indirect source of funds for, the timely payment of principal of and interest on such notes (but not necessarily principal due upon acceleration thereof) or a letter of credit, standby purchase agreement, or similar instrument, providing for the purchase of notes on the date specified in a prospectus supplement;

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and in either case, all agreements entered into by the trust or the trustee and the credit facility provider with respect thereto.

     “Credit facility provider” means any institution engaged by the trust pursuant to a credit enhancement facility to provide credit enhancement or liquidity for the payment of the principal of and interest on any or all of the notes of one or more series, or for the trust’s obligation to purchase notes of one or more series on the date specified in a prospectus supplement.

     “Debt service fund” means the debt service fund created and established pursuant to the indenture and further described under “Description of the Indenture—Funds and Accounts—Debt Service Fund.”

     “Delaware trustee” is defined under “Summary of the Offering—Delaware Trustee.”

     “Eligible lender trust agreement” means the eligible lender trust agreement dated as of March 1, 2002 between the trust, as grantor, and the eligible lender trustee, as trustee, and any similar agreement entered into by the trust and an “eligible lender” under the Higher Education Act pursuant to which such “eligible lender” holds financed student loans as legal owner in trust for the trust as beneficial owner, in each case as supplemented or amended from time to time.

     “Eligible lender trustee” is defined under “Summary of the Offering—Eligible Lender Trustee and Trustee.”

     “Eligible loan” means a student loan which:

     has been or will be made to a borrower for post-secondary education;

     is a guaranteed student loan under the Higher Education Act; and

     is an “eligible loan” as defined in Section 438 of the Higher Education Act for purposes of receiving special allowance payments to the extent permitted by the Higher Education Act; provided, however, that if, after any reauthorization or amendment of the Higher Education Act, loans authorized thereunder, including their benefits, are materially different from loans authorized prior to such reauthorization or amendment, such loans authorized after such reauthorization or amendment shall not constitute eligible loans unless a rating agency confirmation is obtained.

     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

     “Event of default” is defined under “Description of the Indenture—Events of Default.”

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Federal reimbursement contract” means any agreement between a guarantee agency and the Secretary of Education providing for the payment by the Secretary of Education of amounts authorized to be paid pursuant to the Higher Education Act, including partial reimbursement of amounts paid or payable upon defaulted student loans and other student loans guaranteed or insured by the guarantee agency and interest subsidy payments to holders of qualifying student loans guaranteed by the guarantee agency.

     “FFEL Program” or “Federal Family Education Loan Program” means the Federal Family Education Loan Program established by the Higher Education Act pursuant to which loans are made to

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borrowers pursuant to certain guidelines,, and the repayment of such loans is guaranteed by a guarantee agency, and any predecessor or successor program.

     “Financed,” when used with respect to student loans or eligible loans means student loans or eligible loans, as the case may be, acquired by the trust or the eligible lender trustee on behalf of the trust with moneys in the acquisition fund, any eligible loans received in exchange for financed student loans upon the sale thereof or substitution therefor in accordance with the indenture and any other student loans deemed “financed” with moneys in the acquisition fund, but does not include student loans released from the lien of the indenture and sold to any purchaser, including a trustee for the holders of the trust’s bonds, notes or other evidences of indebtedness issued other than pursuant to the indenture.

     “Goal Financial” is defined under “Goal Financial.”

     “Grace period” means a period of time, following a borrower’s ceasing to pursue at least a half-time course of study and prior to the commencement of a repayment period, during which principal need not be paid on certain financed student loans.

     “Guarantee” or “guaranteed” means, with respect to a student loan, the insurance or guarantee by a guarantee agency, to the extent provided in the Higher Education Act, of the principal of and accrued interest on such student loan and the coverage of such student loan by one or more Federal reimbursement contracts providing, among other things, for reimbursement to the guarantee agency for losses incurred by it on defaulted student loans insured or guaranteed by the guarantee agency to the extent provided in the Higher Education Act.

     “Guarantee agency” means any state agency or private nonprofit institution or organization which has federal reimbursement contracts in place and has entered into a guarantee agreement with the eligible lender trustee, and any successor and assignee of that guarantor.

     “Guarantee agreement” means the blanket guarantee and other guarantee agreements issued by or from any guarantee agency to the eligible lender trustee for the purpose of guaranteeing the trust’s student loans, and any amendment of any of the foregoing with the provisions thereof.

     “Higher Education Act” means the Higher Education Act of 1965, as amended or supplemented from time to time, and all regulations promulgated under that act.

     “Holder,” when used with respect to any note, means the person in whose name a note is registered in the note register, except that to the extent and for the purposes provided in a supplemental indenture for a series of notes, a credit facility provider that has delivered a credit enhancement facility with respect to that series of notes may instead be treated as the holder of the notes of that series.

     “Indenture” means the indenture of trust dated as of March 1, 2002 from the trust and the eligible lender trustee to the trustee, as amended and supplemented from time to time.

     “Indenture obligations” means the senior obligations, the subordinate obligations and the junior subordinated obligations.

     “Interest account” means the interest account created and established pursuant to the indenture and further described under “Description of the Indenture—Funds and Accounts—Debt Service Fund.”

     “Interest payment date” means, with respect to any note, each regularly scheduled interest payment date on that note as specified in the related prospectus supplement; or, with respect to the

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payment of interest upon acceleration of the notes or the payment of defaulted interest, the date on which interest is payable under the indenture.

     “Interest period” means the period during which interest accrues on a note, as specified in the related supplemental indenture.

     “Issuer administrator” is defined under “Summary of the Offering—Issuer Administrator.”

     “Junior subordinate beneficiaries” means the holders of any outstanding junior subordinate notes, and any other junior subordinate beneficiary holding any other junior subordinate obligation that is outstanding.

     “Junior subordinate credit enhancement facility” means a credit enhancement facility that is designated as a junior subordinate credit enhancement facility in a supplemental indenture.

     “Junior subordinate credit facility provider” means any person who provides a junior subordinate credit enhancement facility.

     “Junior subordinate notes” means any notes designated in a supplemental indenture as junior subordinate notes, which are secured under the indenture on a basis subordinate to any senior obligations and subordinate obligations, and on parity with other junior subordinate obligations.

     “Junior subordinate obligations” means, collectively, the junior subordinate notes and any other junior subordinate obligations.

     “Junior subordinate swap agreement” means a swap agreement that is designated as a junior subordinate swap agreement in a supplemental indenture.

     “Junior subordinate swap counterparty” means any person who provides a junior subordinate swap agreement.

     “Lender” means any party from which the trust or the depositor (or the eligible lender trustee on behalf of the trust or the depositor) acquires financed student loans, which, in the case of student loans, must be an “eligible lender” (as defined in the Higher Education Act).

     “Monthly calculation date” means the twenty-fifth day of each calendar month (or, if such twenty-fifth day is not a business day, the next succeeding business day).

     “Moody’s” means Moody’s Investors Service Inc., and its successors and assigns and if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “Moody’s” shall be deemed to refer to any other nationally recognized securities rating agency designated by the trustee at the written direction of the trust.

     “Other beneficiary” means an other senior beneficiary, an other subordinate beneficiary or an other junior subordinate beneficiary.

     “Other indenture obligations” means, collectively, the other senior obligations, other subordinate obligations and other junior subordinate obligations.

     “Other junior subordinate beneficiary” means a person or entity who is a junior subordinate beneficiary other than as a result of ownership of junior subordinate notes.

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     “Other junior subordinate obligations” means the trust’s obligations to pay any amounts under any junior subordinate swap agreements and any junior subordinate credit enhancement facilities.

     “Other obligations” means, collectively, other senior obligations, other subordinate obligations and other junior subordinate obligations.

     “Other senior beneficiary” means a person or entity who is a senior beneficiary other than as a result of ownership of senior notes.

     “Other senior obligations” means the trust’s obligations to pay any amounts under any senior swap agreements and any senior credit enhancement facilities.

     “Other subordinate beneficiary” means a person or entity who is a subordinate beneficiary other than as a result of ownership of subordinate notes.

     “Other subordinate obligations” means the trust’s obligations to pay any amounts under any subordinate swap agreements and any subordinate credit enhancement facilities.

     “Outstanding,” (i) when used with respect to any note, shall have the construction given to such word in the indenture, i.e., a note shall not be outstanding under the indenture if such note is at the time not deemed to be outstanding by reason of the operation and effect of the indenture, and (ii) when used with respect to any other obligation, shall mean all other obligations which have become, or may in the future become, due and payable and which have not been paid or otherwise satisfied.

     “Payment date” means, for any note, any interest payment date, its stated maturity or the date of any other regularly scheduled payment.

     “Plus Loans” is defined under “Description of the FFEL Program—Federal Family Education Loans.”

     “Principal account” means the principal account created and established pursuant to the indenture as described under “Description of Indenture—Funds and Accounts—Debt Service Fund.”

     “Principal balance” means the unpaid principal amount of a student loan, including any unpaid capitalized interest that is authorized to be capitalized under the Higher Education Act.

     “Rating agency” means:

     with respect to the notes, any rating agency that shall have an outstanding rating on any of the notes pursuant to request by the trust and with respect to investment securities, any rating agency that has an outstanding rating on the applicable investment security.

     “Rating agency confirmation” means, with respect to any action, that each of the rating agencies shall have notified the trust and the trustee in writing that such action will not result in a reduction, qualification or withdrawal of the then-current rating of any of the notes.

     “Reserve fund” means the reserve fund created and established pursuant to the indenture and further described under “Description of the Indenture—Funds and Accounts—Reserve Fund.”

     “Reserve fund requirement” means at any time, an amount equal to:

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     0.75% of the aggregate principal amount of notes then outstanding; or

     such other lesser or greater amount specified as the reserve fund requirement in a supplemental indenture, provided that in no event will the amount on deposit in the reserve fund be less than $500,000.

     “Retirement account” means the retirement account created and established pursuant to the indenture and further described under “Description of the Indenture—Funds and Accounts—Reserve Fund.”

     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors and assigns and if such corporation shall be dissolved or liquidated or shall no longer perform the function of a securities rating agency, “S&P” shall be deemed to refer to any other nationally recognized securities rating agency designated by the trustee at the written direction of the trust.

     “Secretary” or “Secretary of Education” means the Secretary of the United States Department of Education (who succeeded to the functions of the Commissioner of Education pursuant to the Department of Education Organization Act), or any other officer, board, body, commission or agency succeeding to the functions thereof under the Higher Education Act.

     “Securities Act” means the Securities Act of 1933, as amended.

     “Senior asset percentage” means, as of the date of determination, the percentage resulting by dividing:

     the aggregate value of the trust’s assets less the sum of

(1)	all accrued interest on outstanding senior notes,

(2)	all accrued trust swap payments on senior swap agreements,

(3)	all accrued fees with respect to senior credit enhancement facilities, and

(4)	all accrued fees and expenses to be paid out of the administration fund;

     by

     the aggregate principal amount of outstanding senior notes.

     “Senior asset requirement” means that the senior asset percentage is at least 105% and the subordinate asset percentage is at least 100.5%. These percentages may be decreased on confirmation from each rating agency that the contemplated reduction will not result in the withdrawal or reduction in the then current ratings on any outstanding notes.

     “Senior beneficiaries” means the holders of any outstanding senior notes, and any other senior beneficiary holding any other senior obligation that is outstanding.

     “Senior credit enhancement facility” means a credit enhancement facility that is designated as a senior credit enhancement facility in a supplemental indenture.

     “Senior credit facility provider” means any person or entity who provides a senior credit enhancement facility.

88

     “Senior notes” means any notes designated in a supplemental indenture as senior notes, which are secured under the indenture on a basis senior to any subordinate obligations and any junior subordinate obligations, and on a parity with other senior obligations.

     “Senior obligations” means, collectively, the senior notes and the other senior obligations.

     “Senior swap agreement” means a swap agreement that is designated as a senior swap agreement in a supplemental indenture.

     “Senior swap counterparty” means any person or entity who provides a senior swap agreement.

     “Special allowance payments” means special allowance payments authorized to be made by the Secretary of Education by Section 438 of the Higher Education Act, or similar allowances authorized from time to time by federal law or regulation.

     “Stafford Loans” is defined under “Description of the FFEL Program—Federal Family Education Loans.”

     “Student loan purchase agreement” means (a) the loan purchase agreement between the trust and the depositor in the form attached to the indenture, as such form may be amended and supplemented with a rating agency confirmation, (b) the loan purchase agreement between the trust and Consolidation Loan Funding, LLC in the form attached to the indenture, as such form may be amended and supplemented with a rating agency confirmation, and (c) any other student loan purchase agreement in the form attached to the indenture, as such form may be amended and supplemented with a rating agency confirmation, with a seller of eligible loans which has been approved by the rating agencies.

     “Student loan repurchase agreement” means the student loan repurchase agreement between the trust and Goal Financial, as amended and supplemented pursuant to the terms thereof.

     “Subadministrator” is defined under “Summary of the Offering—Subadministrator.”

     “Subordinate asset percentage” means, as of the date of determination, the percentage resulting by dividing:

     the aggregate value of the trust’s assets less the sum of

(1)	all accrued interest on outstanding senior notes and outstanding subordinate notes,

(2)	all accrued trust swap payments (other than with respect to junior subordinate swap agreements),

(3)	all accrued fees with respect to credit enhancement facilities (other than with respect to junior subordinate credit enhancement facilities), and

(4)	all accrued fees and expenses to be paid out of the administration fund,

     by

     the aggregate principal amount of outstanding senior notes and outstanding subordinate notes.

89

     “Subordinate beneficiaries” means the holders of any outstanding subordinate notes, and any other subordinate beneficiary holding any other subordinate obligation then outstanding.

     “Subordinate credit enhancement facility” means a credit enhancement facility that is designated as a subordinate credit enhancement facility in a supplemental indenture.

     “Subordinate credit facility provider” means any person or entity who provides a subordinate credit enhancement facility.

     “Subordinate notes” means any notes designated in a supplemental indenture as subordinate notes, which are secured under the indenture on a basis subordinate to any senior obligations, on a basis senior to any junior subordinate obligations and on a parity with other subordinate obligations.

     “Subordinate obligations” means, collectively, the subordinate notes and the other subordinate obligations.

     “Subordinate swap agreement” means a swap agreement that is designated as a subordinate swap agreement in a supplemental indenture.

     “Subordinate swap counterparty” means any person or entity who provides a subordinate swap agreement.

     “Subsidized Stafford Loans” is defined under “Description of the FFEL Program—Federal Family Education Loans.”

     “Surplus fund” means the surplus fund created and established pursuant to the indenture and further described under “Description of the Indenture—Funds and Accounts—Surplus Fund.”

     “Swap agreement” means an interest rate or other hedge agreement between the trust and a swap counterparty as supplemented or amended from time to time.

     “Swap counterparty” means any person or entity with whom the trust shall, from time to time, enter into a swap agreement.

     “Trust related agreements” is defined under “The Issuer Administrator.”

     “Trustee” is defined under “Summary of the Offering—Eligible Lender Trustee and Trustee.”

     “Unsubsidized Stafford Loan” is defined under “Description of the FFEL Program—Federal Family Education Loans.”

     “Variable rate notes” means notes whose interest rate is not fixed but varies on a periodic basis as specified in the supplemental indenture providing for the issuance of those notes.

90

$______________

Student Loan Asset-Backed Notes

Student Loan Consolidation Center Student Loan Trust I
Issuer

Consolidation Loan Funding, LLC
Depositor

_________

PROSPECTUS SUPPLEMENT

_________

_________
_________

     You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering notes in any state where the offer is not permitted.

     We represent the accuracy of the information in this prospectus supplement and prospectus only as of the dates of their respective covers.

     Until ___, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus.

This is in addition to the dealers’ obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

91

FORM 3A

The information in this prospectus supplement and the prospectus is not complete and may be changed. Neither this prospectus supplement nor the prospectus is an offer to sell these notes or is seeking an offer to buy these notes in any state where the offer or sale is not permitted.

Prospectus Supplement
(To prospectus dated __________ __, 200_)

$____________

Education Loan Asset-Backed Trust I

Student Loan Asset-Backed Notes, Series 200_-_

We are offering our notes in the following classes:

	Original			Price
	Principal	Interest	Stated	to	Underwriting	Proceeds to
	Amount	Rate	Maturity Date	Public	Discount	Issuer (1)
Series 200_-_A-_Senior Notes	$___	_-Month LIBOR plus ___%	___ ___ , 20___	___%	___%	___.___%
Series 200_-_A-_Senior Notes	$___	_-Month LIBOR plus ___%	___ ___ , 20___	___%	___%	___.___%
Series 200_-_A-_Senior Notes	$___	_-Month LIBOR plus ___%	___ ___ , 20___	___%	___%	___.___%
Series 200_-_A-_Senior Notes	$___	Auction Rate	___ ___ , 20___	___%	___%	___.___%
Series 200_-_B-_ Subordinate Notes	$___	Auction Rate	___ ___ , 20___	___%	___%	___.___%

(1) Before deducting expenses estimated to be approximately $______________.

     The notes will be secured by a pool of student loans, a cash reserve fund and the other money and investments pledged to the indenture trustee.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

     You should consider carefully the “Risk Factors” beginning on page S-___of this prospectus supplement and on page ___of the prospectus.

     The underwriters named below are offering the notes subject to approval of certain legal matters by their counsel. The notes will be delivered in book-entry form only on or about ___ ___, 200_.

[UNDERWRITERS]

____________ ___, 200__

Page

Special Note Regarding Forward Looking Statements	iii
Summary	S-1
Risk Factors	S-11
Previously Issued Notes	S-14
Credit Enhancement	S-15
Use of Proceeds	S-15
Acquisition of Student Loans	S-16
Characteristics of the Trust Student Loans	S-17
Description of the Series 200__-__ Notes	S-22
Auction of the Series 200__-__ Notes	S-32
Settlement Procedures for Series 200__-__ Auction Rate Notes	S-47
Payments on the Offered Notes	S-50
Information Relating to the Guarantee Agencies	S-51
Servicing of the Student Loans	S-54
Fees and Expenses of the Trust	S-54
Certain ERISA Considerations	S-54
Federal Income Tax Considerations	S-55
Plan of Distribution	S-55
Legal Matters	S-56
Glossary of Terms	S-56

Prospectus
About This Prospectus	i
Table of Contents	ii
Summary of the Offering	1
Risk Factors	6
Special Note Regarding Forward Looking Statements	16
Formation of the Trust	16
The Depositor	17
Goal Financial	18
The Issuer Administrator	18
The Subadministrator	20
Description of the Indenture	20
Source of Payment and Security for the Notes	50
Description of Credit Enhancement and Derivative Products	53
Description of the FFEL Program	56
Insurance and Guarantees	63
Description of the Guarantee Agencies	67
The Trustee and The Eligible Lender Trustee	73
The Delaware Trustee	73
Federal Income Tax Consequences	74
Certain ERISA Considerations	78
Plan of Distribution	79
Legal Matters	80
Financial Information	80
Ratings	80

 -i-

(continued)

Page

Incorporation of Documents by Reference; Where to Find More Information	81
Glossary of Terms	82

 -ii-

Important Notice About Information Presented in the Prospectus Supplement and the
Accompanying Prospectus

     We provide information to you about the notes in two separate documents that progressively provide more detail. This prospectus supplement describes the specific terms of the notes. The accompanying prospectus provides general information, some of which may not apply to the notes. You are urged to read both the prospectus and this prospectus supplement in full to obtain information concerning the notes.

     If there is a conflict between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in the materials where you can find further discussions about related topics. The table of contents on the preceding page provides the pages on which these captions are located.

     Some of the terms used in this prospectus supplement are defined under the caption “Glossary of Terms” beginning on page S-___of this prospectus supplement. Some of the terms used in this prospectus supplement and the accompanying prospectus are defined under the caption “Glossary of Terms” beginning on page ___in the accompanying prospectus.

Special Note Regarding Forward Looking Statements

     Statements in this prospectus supplement and the prospectus, including those concerning expectations as to the trust’s ability to purchase eligible student loans, to structure and to issue securities and to pay notes, and certain other information presented in this prospectus supplement and the prospectus, constitute “forward looking statements,” which represent our expectations and beliefs about future events. When used in the prospectus and this prospectus supplement, the words “estimate,” “intend,” “expect,” “assume,” and similar expressions identify forward-looking statements. Any forward-looking statement is subject to uncertainty and risks that could cause actual results to differ, possibly materially, from those contemplated in such forward-looking statements. Inevitably, some assumptions used to develop forward-looking statements will not be realized or unanticipated events and circumstances may occur. Therefore, investors should be aware that there are likely to be differences between forward-looking statements and actual results; those differences could be material. For a discussion of factors which could cause actual results to differ from forward-looking statements, please see “Risk Factors” in this prospectus supplement and in the prospectus.

 iii

Summary

     The following summary is a very general overview of the terms of the notes being offered by this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.

     Before deciding to purchase the offered notes, you should consider the more detailed information appearing elsewhere in this prospectus supplement and in the prospectus.

     This prospectus supplement contains forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward Looking Statements” in this prospectus supplement and the prospectus.

General

     The offered notes will be issued pursuant to an indenture of trust and will include both senior notes and subordinate notes having the rights described in the prospectus. We will use the proceeds from the sale of the offered notes to purchase student loans, to make a deposit to the reserve fund and to pay costs of issuing the offered notes.

     We have previously issued other series of notes and have used the proceeds we received to purchase student loans. All of those student loans previously acquired, along with the student loans we purchase with the proceeds of the offered notes, are or will be pledged to the indenture trustee to secure repayment of all the notes issued under the indenture. The composition of this common pool of collateral will change over time as student loans are repaid and new student loans are added.

     The only sources of funds for payment of all of the notes issued under the indenture are the student loans, the investments of moneys under the indenture that we pledge to the indenture trustee and the payments that we receive on those student loans and investments. To the extent the value of the student loans and other assets in the trust estate exceeds certain percentages of the outstanding principal balance of each of the senior notes and the subordinate notes issued under the indenture, the indenture trustee may release funds to the depositor.

Closing Date

     The “closing date” for this offering is expected to be on or about ___ ___, 200_.

Cut-Off Date

     The “cut-off date” for a student loan the trust acquires will be the date on which that student loan is transferred to the trust. The trust will receive all payments made on a student loan on and after its cut-off date.

Statistical Calculation Date

     The information presented in this prospectus supplement is given as of ___ ___, 200___for the student loans the trust currently owns in addition to those student loans that the trust will acquire on the closing date. We refer to ___ ___, 200___as the “statistical calculation date.”

Acquisition Period

     On the closing date, we will deposit approximately $___into the acquisition fund, approximately $___of which will be used to acquire student loans on the closing date.

     Until ___ ___, 200_, we may use amounts in the acquisition fund to acquire student loans. Any amounts remaining in the acquisition fund on ___ ___, 200___will be transferred to the retirement account of the debt service fund on that date and used to redeem the offered notes.

Principal Parties

Trust:

•	Education Loan Asset-Backed Trust I

Depositor:

•	Consolidation Loan Funding, LLC

Servicers:

•	[ ]

•	[ ]

•	[others]

     We may replace any servicer with one or more new servicers or may add one or more additional servicers subject to certain conditions in the indenture.

Issuer Administrator:

•	Lord Securities Corporation

Subadministrator:

•	CLF Administration Company, L.L.C.

Trustee:

•	The Bank of New York

Eligible Lender Trustee:

•	The Bank of New York

Delaware Trustee:

•	The Bank of New York (Delaware)

Auction Agent

•	[Name]

Broker-Dealers

•	[Insert Name] for the series 200___-___and series 200_-___senior notes and the series 200_-___subordinate notes.

•	[Insert Name] for the series 200_-___and series 200_-___senior notes.

Distribution Dates

     LIBOR rate notes. Distributions will be made on the LIBOR rate notes on the ___day of each January, April, July and October. We sometimes refer to these distribution dates as “quarterly distribution dates.” If any quarterly distribution date is not a business day, the quarterly distribution date will be the next business day. The initial quarterly distribution date will be ___ ___, 200_.

     Auction rate notes. Distributions will be made to each class of auction rate notes on the business day following the end of each auction period for that class of auction rate notes. However, if an auction period for a class of auction rate notes exceeds one year, distributions also will be made to that class of notes semi-annually. We sometimes refer to a distribution date for a class of auction rate notes as an “auction rate distribution date.”

Collection Periods

     The collection periods will be the calendar month preceding each monthly calculation date.

Record Date

     Interest and principal on the offered notes will be payable to the record holders of the offered notes as of the close of business on the record date, which is the business day before the related payment date.

Monthly Calculation Date

     The 25th day of each calendar month, or if such day is not a business day, the next business day.

Securities Offered

     The trust is offering the student loan asset-backed notes described on the front cover page of this prospectus supplement.

     The series 200_-_A-___series 200_-_A-___and series 200_-_A-___notes will bear interest based on ___-month LIBOR, and we sometimes refer to them as “LIBOR rate notes.” The series 200_-_A-___notes and series 200_-_B-___notes will bear interest based on an auction rate, and we sometimes refer to them as “auction rate notes.”

Interest

     LIBOR Rate Notes. The LIBOR rate notes will bear interest at the annual rates set forth in the front cover page of this prospectus supplement.

     The indenture trustee will determine the rate of interest on the LIBOR rate notes on the second business day prior to the start of the applicable interest accrual period. Interest on the LIBOR rate notes will be calculated on the basis of the actual number of days elapsed during the interest accrual period divided by 360.

     For the initial interest accrual period, the indenture trustee will determine the LIBOR rate by reference to straight line interpolation between ___-month and ___-month LIBOR based on the actual number of days in the interest accrual period.

     Interest accrued on the outstanding principal balance of the LIBOR rate notes during each interest accrual period will be paid on the related quarterly distribution date.

     The initial interest accrual period for the LIBOR rate notes begins on the closing date and ends on ___ ___, 200_. For all other quarterly distribution dates, the interest accrual period for the LIBOR rate notes will begin on the prior quarterly distribution date and end on the day before such quarterly distribution date.

     Auction Rate Notes. The interest rate on the auction rate notes is determined at auction. However, the interest rates on the auction rate notes for the initial interest accrual period will be determined by the underwriters prior to the closing date. The initial auction date and the initial interest rate adjustment date for each series of auction rate notes is set forth below:

	Initial Auction	Initial Interest Rate
Series	Date	Adjustment Date
Series 200_-A-_
Series 200_-B-_

     For each auction period, the interest rate for the auction rate notes will be the least of:

•	the rate determined pursuant to the auction procedures described under “Auction of the Series 200_-___Notes”;

•	the maximum rate, which is equal to the least of:

•	the maximum auction rate;

•	___%;

•	the maximum rate permitted by law; or

•	the net loan rate, which is based upon the actual return on the student loans in the trust minus certain amounts payable by the trust.

     We sometimes refer to the interest rate for the auction rate notes as the “auction rate.”

     The interest accrual period for each series of auction rate notes is the period from the previous auction date through the date preceding the auction rate distribution date for that series of notes. The first interest accrual period, however, will begin on the closing date and end on the initial auction date. We sometimes refer to an interest accrual period for a series of auction rate notes as an “auction period.”

     Interest will be calculated on the auction rate notes on the basis of the actual number of days elapsed in the related auction period divided by [365] [360]. See “Description of the Series 200_-___Notes” and “Auction of the Series 200_-___Notes.”

Principal

     Stated Maturity Date

     The stated maturity date of all series of the series 200___-___notes is set forth on the front cover page of this prospectus supplement.

     Mandatory Redemption

     The series 200___-___notes of any series are subject to mandatory redemption on any interest payment date following the acquisition period for such series of the series 200___-___notes in an amount equal to the remaining acquisition amount. See “Description of the Indenture—Funds and Accounts—Acquisition Fund” in the prospectus. For purposes of determining the amount of series 200___-___notes to be redeemed, the trust shall assume that moneys in the acquisition fund from the proceeds of the series 200___-___notes were used to acquire student loans on a “first-in, first-out” basis. The prepayment price will be 100% of the principal amount of series 200___-___notes to be prepaid, plus accrued interest thereon to the prepayment date.

     The notes of any series, including the series 200___-___notes, also are subject to mandatory redemption on any interest payment date following the end of each revolving period (which, for the series 200___-___notes, ends on ___, but may, subject to obtaining a rating agency confirmation, be periodically extended by the trust), from revenues deposited to the retirement account. The prepayment price will be 100% of the principal amount of such series 200___-___notes to be prepaid, plus accrued interest thereon to the prepayment date.

     Other series of notes or portions thereof may be designated for redemption or principal distribution before such principal repayments are applied to the redemption of the series 200___-___ notes.

     Optional Redemption

     At the trust’s option, subject to compliance with the provisions of the indenture, series 200___-___notes of any series may be redeemed on any business day, in whole or in part, at a prepayment price equal to 100% of the principal amount of such series 200___-___notes to be redeemed, plus accrued interest thereon to the prepayment date.

     Selection of Series 200___-___Notes for Redemption

     In the absence of valid direction by the trust and except as otherwise described above under “Principal—Mandatory Redemption,” the series 200___-___notes to be redeemed will be selected first from the series 200_-_A notes in ascending numerical order of the series designation and thereafter from the series 200___-___B subordinate notes in ascending numerical order. If less than all outstanding series 200___-___notes of a given series are to be redeemed, the particular series 200___-___notes to be redeemed will be determined by lot. See “Description of the Series 200__-__ Notes—Selection of Series 200__-__ Notes for Redemption.”

     Limitation on Redemption of Subordinate Notes

     Subordinate notes, including the series 200___-___subordinate notes, that are otherwise subject to optional or mandatory redemption will only be redeemed if, as of the date of selection of such subordinate notes for redemption and after giving effect to such redemption, while senior notes are outstanding, the senior asset percentage will be at least equal to 107%, and the subordinate asset percentage will be at least equal to 101.5% or such lesser percentages as permitted by a rating agency confirmation.

     The senior asset percentage is the ratio (expressed as a percentage) of:

•	the value of the assets in the trust estate, less accrued interest on notes outstanding, swap payments and certain fees, to

•	the principal amount of senior notes outstanding.

     The subordinate asset percentage is the ratio (expressed as a percentage) of:

•	the value of the assets in the trust estate, less accrued interest on notes outstanding, swap payments and certain fees, to

•	the principal amount of all senior and subordinate notes outstanding.

Priority of Payments

     Generally

     On each monthly calculation date, amounts available in the collection fund as of the end of the prior month will be applied generally in the following priority (for more detail, see “Description of the Indenture—Funds and Accounts—Collection Fund” in the prospectus):

•	first, to make any payments due and payable by the trust to the U.S. Department of Education related to the student loans or any other payment due and payable to a guarantee agency relating to its guarantee of the student loans; or any other payment due to another entity or trust estate if amounts due by the trust or the eligible lender trustee to the U.S. Department of Education or a guarantee agency with respect to the student loans were paid by or offset against such other entity or trust estate;

•	second, to the administration fund, to increase the balance thereof to such amounts as an authorized officer of Lord Securities Corporation, as issuer administrator, shall direct for certain costs and expenses, subject to the limitations set forth in any supplemental indenture;

•	third, to the interest account, to provide for the payment of interest on senior notes or other senior obligations (except termination payments due under senior swap agreements as a result of a swap counterparty default);

•	fourth, to the principal account, to provide for the payment of principal of senior notes at stated maturities or on mandatory sinking fund payment dates or the reimbursement of senior credit facility providers for the payment of principal of the notes;

•	fifth, to the interest account, to provide for the payment of interest on subordinate notes or other subordinate obligations (except termination payments due under subordinate swap agreements as a result of a swap counterparty default);

•	sixth, to the principal account, to provide for the payment of principal of subordinate notes at their stated maturities or on mandatory sinking fund payment dates or the reimbursement of subordinate credit facility providers for the payment of principal of the notes;

•	seventh, to the reserve fund if necessary to increase the balance thereof to the reserve fund requirement;

•	eighth, to the interest account to provide for the payment of interest on junior subordinate notes or other junior subordinate obligations (except termination payments due under junior subordinate swap agreements as a result of a swap counterparty default);

•	ninth, to the principal account, to provide for the payment of principal of junior subordinate notes at their stated maturities or on mandatory sinking fund payment dates or the reimbursement of junior subordinate credit facility providers for the payment of principal of the notes;

•	tenth, to make such other payments as may be set forth in a supplemental indenture;

•	eleventh, to the acquisition fund (but only during the revolving period, or after the revolving period to fund any add-on loan) to fund the acquisition of student loans, such amount as directed by the trust;

•	twelfth, to the retirement account, at the direction of the trust, for the redemption of, or distribution of principal with respect to, notes (or the reimbursement of credit facility providers for the payment of the prepayment price of the notes);

•	thirteenth, to the interest account for the payment of carry-over amounts (and interest thereon) due with respect to the senior notes;

•	fourteenth (but only if the senior asset percentage would be at least 100% upon the application of such amounts), to the interest account for the payment of carry-over amounts (and interest thereon) due with respect to the subordinate notes;

•	fifteenth (but only if the senior asset percentage and the subordinate asset percentage would be at least 100% upon the application of such amounts), to the credit of the interest account, for the payment of carry-over amounts (and interest thereon) with respect to junior subordinate notes;

•	sixteenth, to the interest account for the payment of termination payments due under senior swap agreements as a result of a swap counterparty default;

•	seventeenth, to the interest account for the payment of termination payments due under subordinate swap agreements as a result of a swap counterparty default;

•	eighteenth, to the interest account for the payment of termination payments due under junior subordinate swap agreements as a result of a swap counterparty default; and

•	nineteenth, to the surplus fund.

     Suspension of Payment on Subordinate Obligations

     As long as any series 200___-___senior notes, any other senior notes, any series 200___-___ subordinate notes or any other subordinate notes remain outstanding, the above payment order will be modified if, after giving effect to the payments on any payment date:

•	the senior asset percentage would be less than 100% (in which event no carry-over amount will be paid with respect to subordinate notes or junior subordinate notes);

•	the subordinate asset percentage would be less than 100% (in which event no carry-over amount will be paid with respect to junior subordinate notes); or

•	a payment default has occurred under the indenture (in which event amounts will be applied as provided in the indenture with respect to events of default).

     Any such deferral of payments on the series 200___-___subordinate notes, any other subordinate notes or any junior subordinate notes will not constitute an event of default under the indenture.

     Priority and Timing of Payments

     The subordination of the series 200___-___subordinate notes and any other obligations subordinate to the senior notes generally relates only to rights to direct remedies and to receive payments in the event that revenues from the trust estate are not sufficient to make all payments due on obligations or that the circumstances described above under “Suspension of Payments on Subordinate Obligations” have occurred. Principal and interest payments on subordinate notes, including the series 200___-___subordinate notes, will continue to be made on their payment dates (which may precede payment dates for senior notes), as long as the conditions in the indenture to the payment of those amounts continue to be met. In addition, in the event of a valid direction by the trust to do so, revenues available to prepay notes may be applied first to subordinate notes, as long as the conditions in the indenture to the payment of those amounts continue to be met. In particular, the revenues available for the redemption of series 200___-___notes may be applied first to the series 200___-___subordinate notes and then to the series 200___-___senior notes, unless redemption of the series 200___-___subordinate notes would be prohibited under the indenture as descried under “Description of the Series 200___-___Notes—Senior Asset Requirement.” See “Source of Payment and Security for the Notes—Priorities” in the prospectus and “Description of the Indenture—Funds and Accounts” in the prospectus.

     Revolving Period

     “Revolving period” means, with respect to series 200___-___notes, the period beginning on the date of issuance of any series 200___-___notes under the indenture and ending on ___, or such later date as may be provided by order of the trust, provided that the rating agency confirmation shall have been obtained with respect to such order of the trust. Prior to the termination of the revolving period, revenues that otherwise would be required to be used to redeem or make principal distributions with respect to series 200__-__ notes may instead, at the direction of the trust, be transferred to the acquisition fund and used to acquire additional student loans.

Reserve Fund

     Approximately $___of the proceeds of the series 200___-___notes delivered on ___will be deposited into a reserve fund for the notes. Upon the future delivery of series 200___-___notes additional reserve fund deposits will be made. The required balance of the reserve fund will initially be the greater of (a) ___% of the outstanding principal amount of the notes or (b) $___. Thus, the amounts in the reserve fund may be reduced in connection with the reduction of the outstanding principal amount of notes. The reserve fund requirement may be changed upon receiving a rating agency confirmation. See “Description of the Indenture—Funds and Accounts—Reserve Fund” in the prospectus.

Parity Obligations

     The series 200___-___notes will be issued under the indenture. Additional notes and other obligations may be issued under the indenture which have the same right to payment from the trust estate as the series 200___-___senior notes or which have the same right to such payment as the series 200___-___subordinate notes.

     The series 200___-___senior notes constitute “senior obligations” under the indenture, secured on a basis which is on parity with any other senior obligations and which is superior to the series 200___-___subordinate notes and any other subordinate obligations and junior subordinate obligations.

     The series 200___-___subordinate notes constitute “subordinate obligations” under the indenture, secured on a basis which is on parity with any other subordinate obligations and which is subordinate to the series 200___-___senior notes and any other senior obligations and superior to any junior subordinate obligations.

Registration, Clearing and Settlement

     Beneficial ownership interests in the series 200___-___notes will be held through The Depository Trust Company. You will not be entitled to receive definitive certificates representing your interests in the series 200___-___notes, except in certain limited circumstances. See “Description of the Series 200___-___Notes—Book-Entry-Only System.”

Authorized Denominations

     The series 200___-___notes will be offered in denominations of $50,000 and multiples thereof.

Federal Income Tax Consequences

     Mayer, Brown, Rowe & Maw LLP will deliver an opinion that, for federal income tax purposes, the offered notes will be treated as indebtedness, as described in the prospectus. You will be required to include in your income interest on the series 200_-___senior notes as the interest accrues or is paid, in accordance with your method of tax accounting. Stated interest on the series 200_-___subordinated notes will be required to be accrued under the rules applicable to “original issue discount”, or “OID”. See “Federal Income Tax Consequences” in this prospectus supplement and the prospectus.

Certain ERISA Considerations

     The notes may generally be purchased by employee benefit plans and other retirement arrangements, subject to the considerations discussed under “Certain ERISA Considerations” in this prospectus supplement and the prospectus.

Rating of the Notes

     We anticipate that the senior notes offered pursuant to this prospectus supplement will be rated [“___” by ___, “___” by ___and “___” by___.]

     We anticipate that the subordinate notes offered pursuant to this prospectus supplement will be rated “___” by ___, “___” by ___and “___” by___.

Risk Factors

     The discussion under the heading “Risk Factors” in the prospectus describes risks associated with your investment in the notes. In addition, you should consider the factors described below, any of which may result in delays or reductions in payments on your notes:

The assets of the trust may not be sufficient to pay the notes

     The notes are obligations solely of the trust, and will not be insured or guaranteed by any other person or entity. Repayment of your notes will depend upon revenues realized from student loans held by the trust and other assets of the trust.

     On the closing date, after we issue the offered notes and acquire the student loans that we expect to acquire on the closing date, the aggregate principal balance of the student loans we own and the other assets pledged as collateral for our notes will be approximately ___% of the aggregate principal balance of all our outstanding notes. If an event of default should occur under the indenture and we were required to redeem all of our notes, our liabilities may exceed our assets. If this were to occur, we would be unable to repay in full all of the holders of our notes and this would affect our subordinate notes before affecting our senior notes.

The class B notes are subordinated to the class A notes

     Payments of interest and principal on the class B notes are subordinated in priority of payment to payments of interest and principal on the class A notes. Accordingly, holders of class B notes will bear a greater risk of loss than holders of the class A notes in the event of a shortfall in available funds or amounts in the reserve fund due to losses or for any other reason. If the actual rate and amount of losses on the student loans exceeds your expectations, and if amounts in the reserve fund are insufficient to cover the resulting shortfalls, the yield to maturity on class B notes may be lower than you anticipate and you could suffer a loss. Class B notes are also subordinate to the class A notes as to the direction of remedies upon an event of default under the indenture.

Adverse changes in the financial condition of a guarantee agency may cause a delay or losses on payment of the notes

     Each student loan is guaranteed by a federal guarantee agency. ___has guaranteed approximately ___% of the outstanding principal balance of the initial student loans as of the statistical calculation date. If there should be a material adverse change in the financial condition of ___, it may fail to make its guaranteed payments to the eligible lender trustee. Although in these circumstances we may submit claims directly to the Department of Education, there may be delays in the trust receiving claim payments from the Department of Education. The delay of any such guaranteed payments, interest subsidy payments, or special allowance payments could adversely affect our ability to pay timely interest and principal on the notes.

Your securities may have a degree of basis risk which could compromise the issuer’s ability to pay principal and interest on your securities

     There is a degree of basis risk associated with your notes. Basis risk is the risk that shortfalls might occur because, among other things, the interest rates of the trust’s student loans and those of your notes adjust on the basis of different indexes. If a shortfall were to occur, the trust’s ability to pay your principal and/or interest on your notes could be compromised.

Prepayments and redemptions of your notes will affect the activity and yield of your notes

     The proceeds of your notes include amounts to be deposited in the collection fund and used to pay interest on your notes. If those amounts are not needed for that purpose, they may be used to acquire student loans. If the amount used pay interest on your notes and to acquire student loans is less than the full amount so funded, the trust may prepay principal on the notes, possibly including your notes.

     The trust also has the right redeem your notes at any time, from any source, including through the issuance of refunding obligations.

The interest rates on the trust’s investments may be insufficient to cover interest on your notes

     Unspent proceeds of the notes of your series and moneys in the trust funds and accounts under the indenture will be invested at fluctuating interest rates. We cannot assure you that the interest rates at which these proceeds and moneys are invested will equal or exceed the interest rates on your notes.

The interest rates on the auction rate notes are subject to limitations, which could reduce your yield

     The interest rates on the auction rate notes may be limited by the maximum rate, which will be based on the least of the maximum auction rate, the maximum interest rate or, in certain circumstances, the net loan rate (which is based on the actual return on the trust’s student loans, less specified administrative costs and losses realized on the student loans during the preceding collection period). If, for any auction period, the maximum rate is less than the auction rate determined in accordance with the auction procedures, interest will be paid on the auction rate notes at the maximum rate even though there may be sufficient available funds to pay interest at the auction rate.

     For an auction rate distribution date on which the maximum auction rate or the net loan rate applies, the difference between the amount of interest at the auction rate determined pursuant to the auction procedures for the auction rate notes and the amount of interest at the maximum auction rate or the net loan rate will become a carry-over amount, and will be paid on succeeding auction rate distribution dates only to the extent that there are funds available for that purpose and other conditions are met. It is possible that such carry-over amount may never be paid. Any carry-over amount not paid at the time of redemption or maturity of an auction rate note will be extinguished. For an auction rate distribution date on which the maximum interest rate applies, the difference between the amount of interest at the auction rate and the amount of interest at the maximum interest rate will not become a carry-over amount and will not be paid in the future. The ratings on your notes do not address the likelihood of the payment of any carryover amount.

Lack of liquidity facility for your notes

     Your notes will not be supported by a liquidity facility. If an existing holder were to submit a sell order or a hold order subject to an interest rate that is determined to be greater than the maximum auction rate for an auction date, and sufficient clearing bids are not obtained on that auction date, such existing owner will not have its notes purchased through the auction procedures on that auction date. In such event, no assurance can be given that a broker-dealer will purchase or will otherwise be able to locate a purchaser prior to the next auction date or that sufficient clearing bids will be obtained on any succeeding auction date.

Military events may result in delayed payments from borrowers called to active military service

     The Soldiers’ and Sailors’ Civil Relief Act of 1940 provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their student loans. The response of the United States to terrorist attacks, and possible future military action by the United States, is expected to increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty.

     The Soldiers’ and Sailors’ Civil Relief Act of 1940 also limits the ability of a lender in the Federal Family Education Loan Program to take legal action against a borrower during the borrower’s period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the student loans.

     The Department of Education has issued guidelines that would extend the in-school status, in-school deferment status, grace period status or forbearance status of certain borrowers ordered to active duty. Further, if a borrower was in default on a student loan, the applicable guarantee agency must, upon being notified that the borrower had been called to active duty and during certain time periods as from time to time designated by the Department of Education, cease all collection activities for the expected period of the borrower’s military service.

     We do not know how many student loans have been or may be affected by the application of the Soldiers’ and Sailors’ Civil Relief Act of 1940 and the United States Department of Education’s guidelines.

Higher Education Relief Opportunities for Students Act of 2003 may adversely affect payments from borrowers

     The Higher Education Relief Opportunities for Students Act of 2003 (HEROES Act of 2003) authorizes the Secretary of Education, during the period ending September 30, 2005, to waive or modify any statutory or regulatory provisions applicable to student financial aid programs under Title IV of the Higher Education Act as the Secretary deems necessary for the benefit of student loan borrowers who:

•	are serving on active military duty during a war or other military operation or national emergency;

•	are serving on National Guard duty during a war or other military operation or national emergency;

•	reside or are employed in an area that is declared by any federal, state or local official to be a disaster area in connection with a national emergency; or

•	suffered direct economic hardship as a direct result of war or other military operation or national emergency.

     The Secretary of Education is authorized to waive or modify any provision of the Higher Education Act:

•	to ensure that such recipients of student financial assistance are not placed in a worse financial position in relation to that assistance;

•	to ensure that calculations used to determine need for such assistance accurately reflect the financial condition of such individuals;

•	to provide for amended calculations of overpayment; and

•	to ensure that institutions of higher education, eligible lenders, guaranty agencies and other entities participating in such student financial aid programs that are located in, or whose operations are directly affected by, areas that are declared to be disaster areas by any federal, state or local official in connection with a national emergency may be temporarily relieved from requirements that are rendered infeasible or unreasonable.

     The Secretary was given this same authority under Public Law 107-122, signed by the President on January 15, 2001 but the Secretary has yet to use this authority to provide specific relief to servicepersons with loan obligations who are called to active duty.

     The number and aggregate principal balance of student loans that may be affected by the application of the HEROES Act of 2003 is not known at this time. Accordingly, payments received by the trust on student loans made to a borrower who qualifies for such relief may be subject to certain limitations. If a substantial number of borrowers of the student loans become eligible for the relief provided under the HEROES Act of 2003, there could be an adverse effect on the total collections on the student loans and the ability of the trust to pay principal and interest on the notes.

Proposed changes to the Higher Education Act may result in increased prepayments on the student loans.

     Bills have been introduced in the U.S. House of Representatives that, if enacted into law, would permit borrowers under most consolidation loans to refinance their student loans at lower interest rates. Any legislation that permits borrowers to refinance existing consolidation loans at lower interest rates could significantly increase the rate of prepayments on the trust’s student loans. A faster rate of prepayments would decrease the amount of excess interest available to redeem offered notes. In addition, if the legislation described above or any similar legislation is enacted into law, the length of time that the offered notes are outstanding and their weighted average lives may be shortened significantly.

Previously Issued Notes

     Information concerning each outstanding series of notes that the trust has previously issued under the indenture is provided below. The student loans and other assets pledged to the indenture trustee will serve as collateral for the outstanding notes and any additional notes that the trust may issue under the indenture in the future, as well as your notes.

Original
		Principal	Current Principal		Stated Maturity
Series	Class	Amount	Amount	Interest Method	Date

[TO BE PROVIDED]

Credit Enhancement

Reserve Fund

     We will make a deposit to the reserve fund on the date the offered notes are issued in an amount equal to $___. Subsequent to this deposit, the reserve fund will have a balance of approximately $___. If funds available in the debt service fund are not sufficient to make payments when legally due, moneys in the reserve fund may be used to pay amounts due and payable on the notes of any series issued under the indenture. Money withdrawn from the reserve fund will be restored to the required minimum balance through transfers from the collection fund or the surplus fund as directed by us and as available. The required minimum balance in the reserve fund for all notes issued is the greater of $___, or the sum of ___% of the then outstanding balance of the notes offered by this prospectus supplement and ___% of the then outstanding principal balance of all other notes issued under the indenture. These percentages may be decreased with confirmation from the rating agencies that the change will not adversely affect the ratings on any of the notes.

Subordinate Notes

     Currently, the trust has outstanding $___aggregate principal amount of subordinate notes. An additional $___aggregate principal amount of subordinate notes will be issued in this offering. Approximately ___% of all the trust’s notes that will be outstanding immediately after issuing the series 200_-___notes will be subordinate notes.

     The rights of the subordinate noteholders to receive payments of interest and principal are subordinated to the rights of the senior noteholders to receive such payments to the extent described in this prospectus supplement and the accompanying prospectus. This subordination is intended to enhance the likelihood of regular receipt by the senior noteholders of the full amount of scheduled monthly payments of principal and interest due them and to protect the senior noteholders against losses.

     Senior noteholders have a preferential right to receive, before any distributions to subordinate noteholders, distributions from the trust estate created under the indenture and, if necessary, the right to receive future distributions on our student loans that would otherwise have been payable to the holders of subordinate notes. See “Description of Credit Enhancement and Swap Agreements¯Credit Enhancement” in the prospectus.

Use of Proceeds

     We estimate that the net proceeds from the sale of the offered notes will be applied as follows:

Deposit to acquisition fund	$—
Deposit to reserve fund	$—

Total	$—

     Approximately $___of the proceeds deposited to the acquisition fund will be used to pay the costs of issuing the offered notes.

Acquisition of Student Loans

     The student loans to be acquired with proceeds of the series 200___-___notes will be acquired by the trust during the period beginning on each respective closing date and ending on and including (i) ___, with respect to the series 200___-___notes issued on ___and (ii) the date which is ___days from the closing date for such series with respect to the series 200___-___notes issued on a date other than ___. These periods, referred to as the “acquisition periods,” may, subject to obtaining a rating agency confirmation, be periodically extended by direction of the trust.

     Each student loan is required to be guaranteed as to principal and interest by a guarantee agency and reinsured by the Department of Education to the extent provided under the Higher Education Act. Student loans are required to be eligible for special allowance payments and, in the case of Stafford loans, interest subsidy payments paid by the Department of Education. See “Description of the FFEL Program” in the prospectus.

     Each student loan will be a consolidation loan or other student loan provided that the aggregate principal balance of all such student loans which are not consolidation loans does not exceed $ million at any given time and provided further that no such student loans which are not consolidation loans may be unsubsidized or subsidized Stafford Loans, unless rating agency confirmation is obtained. Each of the student loans is expected to be acquired at a purchase price which will include a premium. In addition, it is expected that a substantial amount of the student loans to be acquired with the proceeds of the series 200___-___notes will have a graduated repayment schedule. See “Description of the Indenture—Funds and Accounts—Acquisition Fund.” Not more than ___% of the financed student loans which are consolidation loans will have original principal balances at the time of purchase by the trust of less than $15,000; provided, however, that any consolidation loan which was purchased with an original principal balance of less than $15,000 at the time of purchase by the trust, but for which a subsequent add-on loan has been made and the principal balance of the add-on loan, when added to the original principal balance of the consolidation loan at the time of purchase by the trust, will cause the original principal balance of the consolidation loan to exceed $15,000 will be excluded from the ___% limit.

     Except as described above, there will be no required characteristics of the student loans. Therefore, the acquisition of student loans from funds available for that purpose under the indenture will cause the aggregate characteristics of the entire pool of student loans, including the composition of the student loans and of the borrowers thereof, the distribution by interest rate and the distribution by principal balance, to vary over time. Furthermore, the issuance of additional series of notes and the acquisition of student loans with the proceeds thereof may cause the aggregate characteristics of the pool of student loans to vary still further.

     The student loans may have “graduated repayment characteristics.” For example, the depositor intends to offer one or more graduated repayment programs to prospective consolidation loan borrowers. A borrower who participates in such program may be eligible initially to make lower periodic loan payments, which might include paying only interest for a period of time. However, such a borrower would incur a greater amount of interest over the life of the loan and, at one or more further points in time, would incur an increase in his or her periodic loan payment amounts, which may adversely impact a borrower’s ability to repay a student loan.

     Initially, the trust will acquire the student loans from each of the depositor and ______pursuant to the terms of loan purchase agreements between the trust and each of the depositor and ______covering consolidation loans being originated and funded by the depositor and ______, via their respective eligible lender trustees, under the Higher Education Act. Thereafter, the trust is expected to acquire additional student loans, provided that the aggregate principal of all such student loans which are not consolidation loans does not exceed $ million at any given time and provided further that no such student loans which are not consolidation loans may be unsubsidized or subsidized Stafford Loans, from the depositor and/or from other persons under loan purchase agreements and, if rating agency confirmation is first obtained, other student loans eligible to be acquired by the trust.

     The depositor has offered and/or may elect in the future to offer borrower incentives (such as, without limitation, reduced payments for automatic electronic payments and on time payment history; rebates of interest and interest or principal reductions) on the student loans to be acquired by the trust. Initially, the borrower incentives are expected to include (i) an interest rebate of ___% of the student loan principal balance after six months of on time payments and (ii) a ___% interest rate reduction for automatic electronic payments. These initial borrower incentives are expected to be available for borrowers whose consolidation loan has an interest rate of ___% or higher. A rating agency confirmation must first be obtained before the depositor may offer additional borrower incentives.

     In the loan purchase agreements, the seller of the student loans will make certain representations and warranties concerning each student loan being sold to the trust. The seller will be required to repurchase any student loan sold to the trust if, among other reasons (i) any representation or warranty made by the seller proves to have been materially incorrect or (ii) the Secretary of Education or a guarantee agency refuses to honor all or part of a claim filed with respect to a student loan on account of any circumstance or event that occurred prior to the sale of such student loan to the trust. In respect of loans purchased by the trust from the depositor, if the depositor has acquired those loans after they were originated by other entities, the trust expects that the depositor will have entered into agreements with those persons by which they make warranties and representations to the depositor conforming to those it makes to the trust. However, even though the depositor will have made the aforesaid representations and warranties to the trust, the depositor is not expected to have assets other than its interest in the trust and its claims, if any, against persons that supplied the depositor with loans with which to back the warranties and representations in the loan purchase agreements between the depositor and the trust. With respect to consolidation loans originated by the depositor (via its eligible lender trustee), the only warranties and representations which the depositor will have received in respect of those loans are the warranties and representations made by the borrowers and the guarantee agencies. The sale of student loans by the depositor into the trust estate will be made at fair market value, which may include a premium to the depositor.

Characteristics of the Trust Student Loans

     As of the statistical calculation date, the trust owned student loans with an outstanding principal balance of $___.

     Set forth below in the following tables are descriptions as of ____________ ___, 200 _ — the statistical calculation date — of certain characteristics of the student loans the trust owned as of that date along with $___in student loans that the trust expects to acquire on the closing date that existed as of the statistical calculation date. In the tables below, the percentages may not always add up to 100%, and the balances may not always add up to the total amount indicated, due to rounding.

Composition of the Trust Student Loans as of the Statistical Calculation Date

Aggregate outstanding principal balance	$
Number of borrowers
Average outstanding principal balance per borrower	$
Number of loans

Average outstanding principal balance per loan	$
Weighted average remaining term to maturity (1)	___ months
Weighted average annual borrower interest rate		—%

(1)	Determined from the statistical calculation date to the stated maturity date of the applicable student loans, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future. See “Description of the FFEL Program” in the prospectus.

Distribution of the Trust Student Loans by Loan Type
as of the Statistical Calculation Date

		Outstanding Principal	Percent of Loans by
Loan Type	Number of Loans	Balance	Outstanding Balance

PLUS		$	—%
Subsidized Consolidation			—%
Unsubsidized Consolidation			—%
Subsidized Stafford			—%
Unsubsidized Stafford			—%

Total	*		$100%

Scheduled Weighted Average Remaining Months in Status
as of the Statistical Calculation Date

Scheduled Remaining Months in Status
Current Status	Deferment	Forbearance	Repayment

Deferment
Forbearance
Repayment

Distribution of the Trust Student Loans by Borrower Interest Rate
as of the Statistical Calculation Date

Borrower		Outstanding Principal	Percent of Loans by
Interest Rate	Number of Loans	Balance	Outstanding Balance

2.500% to 2.999%		$	—%
3.000% to 3.499%			—%
3.500% to 3.999%			—%
4.000% to 4.499%			—%
4.500% to 4.999%			—%
5.000% to 5.499%			—%
5.500% to 5.999%			—%
6.000% to 6.499%			—%
6.500% to 6.999%			—%
7.000% to 7.499%			—%
7.500% to 7.999%			—%
8.000% to 8.999%			—%

Total			$100%

Distribution of the Trust Student Loans in Repayment by Borrower Payment Status
as of the Statistical Calculation Date

Borrower		Outstanding Principal	Percent of Loans by
Payment Status	Number of Loans	Balance	Outstanding Balance

Repayment		$	—%
Claim			—%
Forbearance			—%
Deferment			—%
In Grace			—%
In School			—%

Total			$100%

Distribution of the Trust Student Loans by Date of Disbursement
as of the Statistical Calculation Date

	Number of	Outstanding Principal	Percent of Loans by
Disbursement Date	Borrowers	Balance	Outstanding Balance

__, ____and thereafter		$	—%

Total			$100%

Student loans disbursed prior to October 1, 1993 are 100% guaranteed by the guarantee agency and are 100% reinsured against default by the Department of Education. Student loans disbursed after October 1, 1993 are 98% guaranteed by the guarantee agency and are reinsured by the Department of Education up to a maximum of 98% of the guarantee payments.

Distribution of the Trust Student Loans by Remaining Term to Scheduled Maturity
as of the Statistical Calculation Date

Number of Months Remaining to		Outstanding Principal	Percent of Loans by
Schedule Maturity	Number of Loans	Balance	Outstanding Balance

Less than 73		$	—%
73 to 84			—%
85 to 96			—%
97 to 108			—%
109 to 120			—%
121 to 132			—%
133 to 144			—%
145 to 156			—%
157 to 168			—%
169 to 180			—%
181 to 192			—%
193 to 204			—%
205 to 216			—%
217 to 228			—%
229 to 240			—%
241 to 252			—%
253 to 264			—%
265 to 276			—%
277 to 288			—%
289 to 300			—%
301 to 312			—%
313 to 324			—%
325 to 336			—%
337 to 348			—%

Number of Months Remaining to		Outstanding Principal	Percent of Loans by
Schedule Maturity	Number of Loans	Balance	Outstanding Balance

349 to 360			—%
Greater than 360			—%

Total			$100%

Distribution of the Trust Student Loans by SAP Interest Rate Index
as of the Statistical Calculation Date

SAP Interest Rate		Outstanding Principal	Percent of Loans by
Index	Number of Loans	Balance	Outstanding Balance

___ Day CP Index		$	—%

Total			$100%

Geographic Distribution of the Trust Student loans
as of the Statistical Calculation Date

The following chart shows the geographic distribution of the trust’s student loans based on the permanent billing addresses of the borrowers as shown on the servicers’ records:

		Outstanding Principal	Percent of Loans by
Location	Number of Loans	Balance	Outstanding Balance

Alabama		$	—%
Alaska			—%
American Samoa			—%
Arizona			—%
Arkansas			—%
California			—%
Colorado			—%
Connecticut			—%
Delaware			—%
District of Columbia			—%
Florida			—%
Georgia			—%
Guam			—%
Hawaii			—%
Idaho			—%
Illinois			—%
Indiana			—%
Iowa			—%
Kansas			—%
Kentucky			—%
Louisiana			—%
Maine			—%
Maryland			—%
Massachusetts			—%
Michigan			—%
Military (Europe)			—%
Military (Pacific)			—%
Minnesota			—%
Mississippi			—%
Missouri			—%
Montana			—%
Nebraska			—%
Nevada			—%

		Outstanding Principal	Percent of Loans by
Location	Number of Loans	Balance	Outstanding Balance

New Hampshire			—%
New Jersey			—%
New Mexico			—%
New York			—%
North Carolina			—%
North Dakota			—%
Ohio			—%
Oklahoma			—%
Oregon			—%
Pennsylvania			—%
Puerto Rico			—%
Rhode Island			—%
South Carolina			—%
South Dakota			—%
Tennessee			—%
Texas			—%
Utah			—%
Vermont			—%
Virgin Islands			—%
Virginia			—%
Washington			—%
West Virginia			—%
Wisconsin			—%
Wyoming			—%
Unknown			—%

Total			$100%

*Represents a percentage greater than 0%, but less than .01%

Distribution of the Trust Student Loans in Repayment by the Number of Days of Delinquency
as of the Statistical Calculation Date

		Outstanding Principal	Percent of Loans by
Days Delinquent	Number of Loans	Balance	Outstanding Balance

0-30		$	—%
31-60			—%
61-90			—%
91-120			—%
121-150			—%
151-180			—%
181-210			—%
211-240			—%
241-270			—%
More than 270			—%

Total			$100%

Distribution of the Trust Student Loans by Range of Principal Balance
as of the Statistical Calculation Date

		Outstanding Principal	Percent of Loans by
Principal Balance Range	Number of Borrowers	Balance	Outstanding Balance

Less than 10,000.00		$	—%
10,000.00-19,999.99			—%

		Outstanding Principal	Percent of Loans by
Principal Balance Range	Number of Borrowers	Balance	Outstanding Balance

20,000.00-29,999.99			—%
30,000.00-39,999.99			—%
40,000.00-49,999.99			—%
50,000.00-59,999.99			—%
60,000.00-69,999.99			—%
70,000.00-79,999.99			—%
80,000.00-89,999.99			—%
90,000.00-99,999.99			—%
100,000.00-119,999.99			—%
120,000.00-139,999.99			—%
More than 139,999.99			—%

Total			$100%

Distribution of the Trust Student Loans by Servicer
as of the Statistical Calculation Date

		Outstanding Principal	Percent of Loans by
Servicer	Number of Loans	Balance	Outstanding Balance

[servicer]		$	—%
[servicer]			—%
[servicer]			—%
[servicer]			—%

Total			$100%

Distribution of the Trust Student loans by Guarantee Agency
as of the Statistical Calculation Date

		Outstanding Principal	Percent of Loans by
Guarantee Agency	Number of Loans	Balance	Outstanding Balance

[Insert name of each guarantee agency]		$	—%
—%
—%
—%

$100%

*Represents a percentage greater than 0%, but less than .01%

Description of the Series 200__-__ Notes

General Terms of the Series 200__-__ Notes

     The series 200___-___notes will be issued pursuant to the indenture and a supplemental indenture. The issuance of each series of the series 200___-___notes is subject to the satisfaction of certain conditions precedent as set forth in the applicable supplemental indenture. The series 200___-___notes will each be dated as of their respective closing date and, subject to redemption pursuant to the provisions referred to below, will mature on the stated maturity date set forth on the front cover page of this prospectus supplement. The series 200___-___notes will bear interest, payable on the business day following the expiration of each auction period, at rates determined as described below under “—Interest Rate on the Series 200___-___Notes.” The series 200___-___notes will be issued in fully registered form, without coupons, and when issued will be registered in the name of Cede & Co., as nominee of DTC. DTC will act as securities depository for the series 200___-___notes. Individual purchases of the series 200___-___notes will be made in book-entry form only in the principal amount of $50,000 or integral multiples thereof. Purchasers of the series 200___-___notes will not receive certificates representing their interest in the series 200___-___notes purchased. See “—Book-Entry-Only System.”

Interest Rate on the Series 200___-___Notes

LIBOR Rate Notes

     The LIBOR rate notes will bear interest at the annual rates set forth in the front cover page of this prospectus supplement:

     The indenture trustee will determine the rate of interest on the LIBOR rate notes on the second business day prior to the start of the applicable interest accrual period. Interest on the LIBOR rate notes will be calculated on the basis of the actual number of days elapsed during the interest accrual period divided by 360.

     For the initial interest accrual period, the indenture trustee will determine the LIBOR rate by reference to straight line interpolation between ___-month and ___-month LIBOR based on the actual number of days in the interest accrual period.

     Interest accrued on the outstanding principal balance of the LIBOR rate notes during each interest accrual period will be paid on the related quarterly distribution date.

     The initial interest accrual period for the LIBOR rate notes begins on the closing date and ends on ___, 200_. For all other quarterly distribution dates, the interest accrual period will begin on the prior quarterly distribution date and end on the day before such quarterly distribution date.

Auction Rate Notes

     The series 200___-___auction rate notes of each series will bear interest to the respective initial interest rate adjustment dates at the initial rates established in the indenture or, with respect to any series 200___-___notes with a closing date other than ___, as provided in a direction from the trust. Thereafter, the series 200___-___auction rate notes will bear interest at the applicable interest rate for the number of days of the applicable interest period generally consisting of 28 days, subject, in each case, to adjustment as described in “Auction of the Series 200___-___Notes—Changes in Auction Terms—Changes in Auction Period or Periods.”

     Interest on each series of the series 200___-___notes will be paid on the business day following each auction period for such series. For each series of the series 200___-___notes during the initial interest period and each auction period thereafter, interest will accrue daily and will be computed for the actual number of days elapsed on the basis of a year consisting of 365 days, except that, for any leap year, such calculation shall be computed on the basis of a 366 day year.

     The applicable interest rate to be borne by each series of the series 200___-___auction rate notes will be determined for each auction period as hereinafter described. The auction period that immediately follows the initial interest period for a series of the series 200___-___auction rate notes will commence on and include the initial interest rate adjustment date for that series. Each auction period thereafter (i) will commence on and include the first business day following the applicable series auction date, and end on (and include) the next applicable series auction date (unless such date is not followed by a business day, in which case on the next succeeding day that is followed by a business day) and (ii) if the auction periods are changed as provided in the supplemental indenture, each period commencing on an interest payment date and ending on but excluding the next succeeding interest payment date. By way of example, if an auction period ordinarily would end on a Tuesday, but the following Wednesday is not a business day, the auction period will end on that Wednesday and the new interest period will begin on Thursday.

     The applicable interest rate on each series of the series 200___-___auction rate notes for each auction period will be the least of

     (i) the maximum auction rate in effect for such auction period,

     (ii) the auction rate in effect for such auction period as determined in accordance with the auction procedures described in “Auction of the Series 200___-___Notes,”

     (iii) during a net loan rate restriction period, the net loan rate, and

     (iv) 17% per annum (or such higher rate as the trust may establish with a rating agency confirmation) or such lesser rate as permitted by the applicable law (the “maximum interest rate”);

provided that subject to the following paragraph, if, on any interest rate determination date, an auction is not held with respect to a series of the series 200___-___notes for any reason, then the auction rate on such series for the next succeeding auction period shall be the maximum rate.

     Notwithstanding the preceding paragraph, if an auction is scheduled to occur for the next interest period on a date that was reasonably expected to be a business day, but that auction does not occur because that date is later not considered to be a business day, the auction shall nevertheless be deemed to have occurred. The applicable auction rate in effect for the next interest period will be the auction rate in effect for the preceding interest period and that interest period will generally be 28 days in duration, beginning on the calendar day following the date of the deemed auction and ending on (and including) the next applicable series auction date (unless that series auction date is not followed by a business day, in which case on the next succeeding day that is followed by a business day). If the preceding interest period was other than generally 28 days in duration, the auction rate for the deemed auction will instead be the rate of interest determined by the market agent on equivalently rated auction securities with a comparable length of auction period.

     Notwithstanding the foregoing:

•	if a payment default has occurred with respect to a series of the series 200___-___auction rate notes, the applicable interest rate on such series for the interest period commencing on or immediately after such payment default and for each interest period thereafter, to and including the interest period, if any, during which, or commencing less than two business days after, such payment default is cured in accordance with the applicable supplemental indenture, will equal the non-payment rate on the first day of each such interest period.

•	if a payment default has occurred with respect to a series of the series 200___-___ auction rate notes, the applicable interest rate on such series for the interest period commencing on or immediately after such payment default and for each interest period thereafter, to and including the interest period, if any, during which, or commencing less than two business days after, such payment default is cured in accordance with the applicable supplemental indenture, will equal the non-payment rate on the first day of each such interest period.

     In any event, no auction will be held on any auction date during the pendency of a payment default (or on the next business day after a payment default is cured) or if the series 200___-___ auction rate notes are no longer in book-entry-form.

     The trustee is to notify the holders of series 200___-___notes of the applicable interest rate with respect to each such series of series 200___-___notes for each auction period on the second business day of such auction period.

     If the auction agent no longer determines, or fails to determine, when required, the applicable interest rate with respect to a series of series 200___-___notes or if, for any reason, such manner of determination is held to be invalid or unenforceable, the applicable interest rate for the next succeeding interest period will be the maximum rate.

Carry-Over Amounts on the Series 200__-__ Notes

     If the auction rate for a series of the series 200___-___auction rate notes is greater than the maximum rate, then the applicable interest rate with respect to such series for the related interest period will be the maximum rate. The excess of the amount of interest that would have accrued on the series 200___-___notes at the lesser of the auction rate or the maximum interest rate over the amount of interest actually accrued at the maximum rate will accrue as the carry-over amount (interest accrued at the maximum interest rate will not yield a carry-over amount). Such determination of the carry-over amount shall be made separately for each series of series 200___-___ notes. Each carry-over amount shall bear interest for each interest period calculated at a rate equal to one-month LIBOR (as determined by the auction agent on the related interest rate determination date, provided the trustee has received notice of one-month LIBOR from the auction agent, and, if the trustee shall not have received such notice from the auction agent, then as determined by the trustee) from the interest payment date for the interest period with respect to which such carry-over amount was calculated, until paid. Any payment in respect of carry-over amount shall be applied, first, to any accrued interest payable thereon and, thereafter, in reduction of such carry-over amount. For purposes of the applicable supplemental indenture, the indenture and the series 200___-___notes, any reference to “principal” or “interest” therein shall not include, within the meaning of such words, carry-over amount or any interest accrued on any such carry-over amount. Such carry-over amount shall be separately calculated for each series 200___-___note of each series by the trustee during such interest period in sufficient time for the trustee to give notice to each holder of such carry-over amount as required in the next succeeding sentence. On the interest payment date with respect to which such carry-over amount has been calculated by the trustee, the trustee shall give written notice to each holder of the carry-over amount applicable to such holder’s series 200___-___note, which written notice may accompany the payment of interest (if paid by check made to each such holder on such interest payment date) or otherwise shall be mailed on such interest payment date by first-class mail to each such holder at such holder’s address as it appears on the registration books maintained by the note registrar.

     The carry-over amount (and interest accrued thereon) on outstanding series 200___-___auction rate notes of a series shall be paid by the trustee on the first occurring interest payment date for a subsequent interest period with respect to such series if and to the extent that (i) the eligible carry-over make-up amount with respect to such interest period is greater than zero, and (ii) moneys in the collection fund and surplus fund are available on the monthly calculation date immediately preceding the month in which such interest payment date occurs, for transfer to the interest account for such purpose in accordance with the priorities and limitations described under “Description of the Indenture—Funds and Accounts—

Collection Fund” and “—Surplus Fund” in the prospectus, after taking into account all other amounts payable from the collection fund and the surplus fund as described in such paragraphs on such monthly calculation date. Any carry-over amount (and any interest accrued thereon) with respect to any series 200___-___note which is unpaid as of the maturity of such series 200___-___note shall be paid to the holder thereof on the date of such maturity to the extent that moneys are available therefor in accordance with the provisions described in clause (ii) of the preceding sentence; provided, however, that any carry-over amount (and any interest accrued thereon) which is not so paid on the date of such maturity shall be cancelled with respect to such series 200___-___ note on the date of such maturity and shall not be paid on any succeeding interest payment date. To the extent that any portion of the carry-over amount (and any interest accrued thereon) remains unpaid after payment of a portion thereof, such unpaid portion shall be paid in whole or in part until fully paid by the trustee on the next occurring interest payment date or dates, as necessary, for a subsequent interest period or periods, if and to the extent that the conditions in the first sentence of this paragraph are satisfied. On any interest payment date or dates on which the trustee pays less than all of the carry-over amounts (and any interest accrued thereon) with respect to a series 200___-___note, the trustee is required to give notice as set forth in the immediately preceding paragraph to the holder of such series 200___-___note of the carry-over amount remaining unpaid on such series 200___-___note.

     The interest payment date on which any carry-over amount (and any interest accrued thereon) for a series of the series 200___-___notes will be paid is to be determined by the trustee as described in the immediately preceding paragraph, and the trustee is to make payment of the carry-over amount (and any interest accrued thereon) in the same manner as it pays interest on the series 200___-___notes on an interest payment date.

Interest Limited to the Extent Permissible by Law

     In no event shall the cumulative amount of interest paid or payable on a series of series 200___-___notes exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the series 200___-___ notes of a series or related documents or otherwise contracted for, charged, reserved, taken or received in connection with the series 200___-___notes of such series, or if the redemption or acceleration of the maturity of the series 200___-___notes of such series results in payment to or receipt by the holder or any former holder of the series 200___-___notes of such series of any interest in excess of that permitted by applicable law, then, notwithstanding any provision of the series 200___-___notes of such series or related documents to the contrary, all excess amounts theretofore paid or received with respect to the series 200___-___notes of such series shall be credited on the principal balance of the series 200___-___notes of such series (or, if the series 200___-___notes of such series have been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of the series 200___-___notes of such series and related documents shall automatically and immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under the series 200___-___notes of such series and under the related documents.

Redemption of the Series 200__-__ Notes

     The series 200___-___notes will be subject to redemption as described in this prospectus supplement under the captions “Description of the Series 200___-___Notes—Mandatory Redemption” and “—Optional Redemption.”

Book-Entry-Only System

     The description which follows of the procedures and record keeping with respect to beneficial ownership interests in the series 200___-___notes, payment of principal of and interest on the series 200___-___notes to DTC Participants, or to purchasers of the series 200___-___notes, confirmation and transfer of beneficial ownership interests in the series 200___-___notes, and other securities-related transactions by and between DTC, DTC Participants and Beneficial Owners (as hereinafter defined), is based solely on information furnished by DTC, and has not been independently verified by the trust or the trustee.

     DTC will act as securities depository for the series 200___-___notes. The series 200___-___ notes will be issued as fully-registered notes in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered note certificate will be issued for each series of series 200___-___note*, in the aggregate principal amount of each series of series 200___-___notes, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

     DTC, the world’s largest depository, is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of direct participants of DTC and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation (NSCC, GSCC, MBSCC, and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, and trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly “Indirect Participants”). DTC has Standard & Poor’s highest rating: AAA. The DTC rules applicable to its participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

     Purchases of the series 200___-___notes (in authorized denominations) under the DTC system must be made by or through DTC participants which will receive a credit for series 200___-___notes on DTC’s records. The ownership interest of each actual purchaser of each series 200___-___note (a “Beneficial Owner”) is in turn to be recorded on the direct and indirect participant’s records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the series 200___-___notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of the beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in the series 200___-___notes, except in the event that use of the book-entry system for the series 200___-___notes is discontinued.

     To facilitate subsequent transfers, all series 200___-___notes deposited by direct participants with DTC are registered in the name of DTC’s nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of series 200___-___notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the series 200___-___notes; DTC’s records reflect only the identity of the direct participants to whose accounts such series 200___-___notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory and regulatory requirements as may be in effect from time to time. Beneficial owners may wish to take certain steps to augment transmission to them of notices of significant events with respect to the series 200___-___notes such as redemptions, tenders, defaults, and proposed amendments to the series 200___-___note documents. Beneficial owners may wish to ascertain that the nominee holding the series 200___-___ notes for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.

     Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each DTC participant in such issue to be redeemed.

     Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the series 200___-___notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the series 200___-___notes are credited on the record date (identified in a listing attached to the omnibus proxy).

     Redemption proceeds, principal and interest payments on the series 200___-___notes will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit DTC participants’ accounts upon DTC’s receipt of funds and corresponding detail information from trust or agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, nor its nominee, agent, or trust, subject to any statutory and regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the trust or agent, disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct and indirect participants. By purchasing the series 200___-___notes, whether in an auction or otherwise, each prospective purchaser of the series 200___-___notes or its broker-dealer must agree and will be deemed to have agreed: (i) to have its beneficial ownership of the series 200___-___ notes maintained at all times in Book-Entry Form for the account of its DTC participant, which in turn will maintain records of such beneficial ownership, and to authorize such DTC participant to disclose to the auction agent such information with respect to such beneficial ownership as the auction agent may request; and (ii) so long as the beneficial ownership of the series 200___-___ notes is maintained in Book-Entry Form, to sell, transfer or otherwise dispose of the series 200___-___notes only pursuant to a bid or a sell order in an auction, or otherwise through a broker-dealer, provided that in the case of all transfers other than those pursuant to an auction, the existing holder of the series 200___-___notes so transferred, its DTC participant or broker-dealer advises the auction agent of such transfer.

     For every transfer of the series 200___-___notes, the beneficial owner may be charged a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

     So long as Cede & Co. or its registered assign is the registered holder of the series 200___-___ notes, the trust and the trustee will be entitled to treat Cede & Co., or its registered assign, as the absolute owner thereof for all purposes of the indenture and any applicable laws, notwithstanding any notice to the contrary received by the trust or the trustee, and the trust and the trustee will have no responsibility for transmitting payments to, communicating with, noting, or otherwise dealing with any Beneficial Owners of the series 200___-___notes.

     DTC may discontinue providing its services as securities depository with respect to the series 200___-___notes at any time by giving reasonable notice to the trust. Under such circumstances, in the event that a successor securities depository is not obtained, series 200___-___notes certificates are required to be printed and delivered. The trust may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, series 200___-___notes certificates will be printed and delivered.

     If (i) the series 200___-___notes of any series are not eligible for the services of DTC, (ii) DTC determines to discontinue providing its services with respect to the series 200___-___notes of any series or (iii) the trust determines that a system of book-entry transfers for series 200___-___ notes of any series, or the continuation thereof, through DTC is not in the best interest of the beneficial owners or the trust, the trust may either identify another qualified securities depository or direct or cause series 200___-___note certificates for such series to be delivered to beneficial owners thereof or their nominees and, if certificates are delivered to the beneficial owners, the beneficial owners or their nominees, upon authentication of the series 200___-___notes of such series in authorized denominations and registration thereof in the beneficial owners’ or nominees’ names, shall become the holders of such series 200___-___notes for all purposes. In any such event, the trustee is to mail an appropriate notice to the securities depository for notification to DTC participants and beneficial owners of the substitute securities depository or the issuance of series 200___-___note certificates to beneficial owners or their nominees, as applicable.

     The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that trust believes to be reliable, but the trust takes not responsibility for the accuracy thereof.

Denomination and Payment

     The series 200___-___notes are being issued in denominations of $50,000 and any integral multiple thereof.

     The principal of and premium, if any, on the series 200___-___notes, together with interest payable on the series 200___-___notes at the maturity thereof if the date of such maturity is not a regularly scheduled interest payment date, shall be payable in lawful money of the United States of America upon, except as otherwise provided in the indenture with respect to a securities depository, presentation and surrender of such series 200___-___notes at the principal office of the trustee, as paying agent with respect to the series 200___-___notes, or a duly appointed successor paying agent. Interest on each series of the series 200___-___notes shall be payable on each regularly scheduled interest payment date with respect to such series, except as otherwise provided in the indenture with respect to a securities depository, by check or draft drawn upon the paying agent and mailed to the person who is the holder thereof as of 5:00 p.m. in the city in which the principal office of the note registrar is located on the regular record date for such interest payment date at the address of such holder as it appears on the note register, or, in the case of any series 200___-___note the holder of which is the holder of series 200___-___notes in the aggregate principal amount of $1,000,000 or more (or, if less than $1,000,000 in principal amount of series 200___-___notes is outstanding, the holder of all outstanding series 200___-___notes), at the direction of such holder received by the paying agent by 5:00 p.m. on the applicable regular record date, by electronic transfer by the paying agent in immediately available funds to an account designated by such holder. The regular record date with respect to any regularly scheduled interest payment date for a series of the series 200___-___notes is the last business day preceding such interest payment date, so long as interest payment dates are specified to occur at the end of each auction period. Any interest not so timely paid or duly provided for (herein referred to as “defaulted interest”) shall cease to be payable to the person who is the holder thereof at the close of business on the regular record date and shall be payable to the person who is the holder thereof at the close of business on a special record date established by the trustee (a “special record date”) for the payment of any such defaulted interest. Such special record date shall be fixed by the trustee whenever moneys become available for payment of the defaulted interest, and notice of the special record date shall be given to the holders of the series 200___-___notes not less than 10 days prior thereto by first-class mail to each such holder as shown on the note register on a date selected by the trustee, stating the date of the special record date and the date fixed for the payment of such defaulted interest. All payments of principal of and interest on the series 200___-___notes shall be made in lawful money of the United States of America.

Mandatory Redemption

     The series 200___-___notes of any series are subject to mandatory redemption on any interest payment date following the acquisition period for such series of the series 200___-___notes in an amount equal to the remaining acquisition amount. See “Description of the Indenture—Funds and Accounts—Acquisition Fund” in the prospectus. The series 200___-___notes of each series selected for redemption (see “Selection of series 200___-___Notes for Redemption”) shall be redeemed on the first regularly scheduled interest payment date for that series following the acquisition period. For purposes of determining the amount of series 200___-___notes to be redeemed, the trust shall assume that moneys in the acquisition fund from the proceeds of the series 200___-___notes were used to acquire or originate eligible loans on a “first-in, first-out” basis. The prepayment price will be 100% of the principal amount of such notes to be redeemed, plus accrued interest thereon to the prepayment date.

     The series 200___-___notes of any series also are subject to mandatory redemption on any regularly scheduled interest payment date following the end of each revolving period for the notes from revenues deposited to the retirement account of the debt service fund. The prepayment price will be 100% of the principal amount of such notes to be redeemed, plus accrued interest thereon to the prepayment date.

     Revenues deposited to the collection fund in any monthly collection period will be applied to the redemption of series 200___-___notes only to the extent that amounts are available for such purpose on the next monthly calculation date.

     The applicable supplemental indenture provides that any future series of notes, or any portion thereof, may be designated for mandatory redemption or principal distributions from moneys on deposit in the retirement account before such principal repayments are applied to the redemption of the series 200___-___notes.

Optional Redemption

     At the trust’s option but subject to compliance with the conditions described under “—Senior Asset Requirement” below, series 200___-___notes of any series may be redeemed on any business day, in whole or in part, and if in part as described under “—Selection of Series 200___-___Notes for Redemption” below, at a prepayment price of 100% of the principal amount of such notes to be redeemed, plus accrued interest thereon to the prepayment date.

Selection of Series 200__-__ Notes for Redemption

     If less than all outstanding series 200___-___notes are to be redeemed such principal amounts of each series of series 200___-___notes as the trust may designate shall be selected for redemption, to the extent that the provisions of the indenture will not be violated thereby. In the absence of valid direction by the trust, the series 200___-___notes to be redeemed will be selected first from the series 200___-___senior notes in ascending numerical order of the series designation, and thereafter from the series 200___-___subordinate notes in ascending numerical order of the series designation.

     If less than all of the outstanding series 200___-___notes of a given series are to be redeemed, the particular series 200___-___notes to be redeemed shall be selected by the trustee by lot in such manner as the trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of series 200___-___notes in authorized denominations.

Senior Asset Requirement

     No redemption of any series 200___-___subordinate note under any of the foregoing provisions is to be made unless, after giving effect to the redemption, while senior notes are outstanding, the senior asset requirement will be met. Compliance with the senior asset requirement will be determined as of the date of the selection of series 200___-___notes or series 200___-___subordinate notes to be redeemed, and any failure to meet the senior asset requirement as of the prepayment date will not affect such determination. Currently, the “senior asset requirement” requires that the senior asset percentage is at least 105% and the subordinate asset percentage is at least 100.5% or such lesser percentage as permitted upon obtaining a rating agency confirmation. See “Description of the Indenture—Notes and Other Obligations—Call for Redemption or Purchase of Notes; Senior Asset Requirement” in the prospectus.

Notice and Effect of Redemption

     Notice of redemption of the series 200___-___notes shall be given by first class mail, mailed not less than 15 days nor more than 45 days prior to the date fixed for redemption to each holder (which initially will be DTC or its nominee) of series 200___-___notes to be prepaid at the address of such holder appearing in the note register; but no defect in or failure to give such mailed notice of redemption shall affect the validity of proceedings for the redemption of any series 200___-___note not affected by such defect or failure. All notices of redemption shall state: (i) the prepayment date; (ii) the prepayment price; (iii) the name (including series designation), stated maturity and CUSIP numbers of the series 200___-___notes to be redeemed, the principal amount of series 200___-___notes of each series to be redeemed, and, if less than all outstanding series 200___-___notes of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the series 200___-___notes to be redeemed; (iv) that, on the prepayment date, the prepayment price of and accrued interest on each such series 200___-___note will become due and payable and interest thereon shall cease to accrue on and after such date; (v) the place or places where such series 200___-___notes are to be surrendered for payment of the prepayment price thereof and accrued interest thereon; and (vi) if it be the case, that such series 200___-___notes are to be redeemed by the application of certain specified trust moneys and for certain specified reasons.

     Notice of redemption having been given as provided above, the series 200___-___notes designated in such notice shall become due and payable at the applicable prepayment price, plus interest accrued thereon to the prepayment date, and, upon surrender in accordance with such notice, shall be so paid, and thereafter such series 200___-___notes shall cease to accrue interest.

Auction of the Series 200__-__ Notes

     Unless otherwise noted or the context otherwise requires, the following description of auctions and related procedures is applicable separately to each series of the series 200___-___ auction rate notes.

Summary of Auction Procedures

     The following summarizes certain procedures that will be used in determining the interest rates on the series 200___-___auction rate notes. Immediately following this summary is a more detailed description of these procedures. Prospective investors in the series 200___-___auction rate notes should read carefully the following summary, along with the more detailed description.

     The interest rate on each series of series 200___-___auction rate notes will be determined periodically (generally, for periods ranging from seven days to one year, and initially 28 days for the series 200___-___notes) by means of an auction. In this auction, investors and potential investors submit orders through an eligible broker-dealer as to the principal amount of series 200___-___notes such investors wish to buy, hold or sell at various interest rates. The broker-dealers submit their clients’ orders to the auction agent, who processes all orders submitted by all eligible broker-dealers and determines the interest rate for the upcoming interest period. The broker-dealers are notified by the auction agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of series 200___-___notes.

     In the auction procedure, the following orders may be submitted:

•	“Bid orders” — the minimum interest rate that a current investor is willing to accept in order to continue to hold some or all of its series 200___-___notes for the upcoming interest period;

•	“Sell orders” — an order by a current investor to sell a specified principal amount of series 200___-___notes, regardless of the upcoming interest rate;

•	“Hold order” — an order by a current investor to hold a specified principal amount of series 200___-___notes, regardless of the upcoming interest rate; and

•	“Potential bid orders” — the minimum interest rate that a potential investor (or a current investor wishing to purchase additional series 200___-___notes) is willing to accept in order to buy a specified principal amount of series 200___-___notes.

     If an existing investor does not submit orders with respect to all its series 200___-___notes of a particular series, the investor will be deemed to have submitted a hold order for that portion of such series for which no order was received.

     In connection with each auction, series 200___-___notes will be purchased and sold between investors and potential investors at a price equal to their then-outstanding principal balance (i.e., par) plus any accrued interest. The following example helps illustrate how the above-described procedures are used in determining the interest rate on the series 200___-___notes.

Assumptions:
Denominations (Units)= $50,000

Principal Amount Outstanding     = $25 million (500 units)
Summary of All Orders received for the Auction:

Bid Orders	Sell Orders	Potential Bid Orders
10 Units at 5.90%	50 Units sell	20 Units of 5.95%
30 Units at 6.02%	50 Units sell	30 Units of 6.00%
60 Units at 6.05%	100 Units sell	50 Units of 6.05%

100 Units at 6.10%	200 Units	50 Units of 6.10%
100 Units at 6.12%		50 Units of 6.11

300 Units		50 Units of 6.14%
100 Units of 6.15%

350 Units

     Total units under existing bid orders, hold orders and sell orders always equal issue size (in this case 500 units).

Auction Agent Organizes Orders in Ascending Order:

Order	Number	Cumulative	Interest	Order	Number	Cumulative	Interest
Number	Of Units	Total (Units)	Rate	Number	of Units	Total (Units)	Rate
1.	10(W)	10	5.90%	7.	100(W)	300	6.10%
2.	20(W)	30	5.95	8.	50(W)	350	6.10
3.	30(W)	60	6.00	9.	50(W)	400	6.11
4.	30(W)	90	6.02	10.	100(W)	500	6.12
5.	60(W)	150	6.05	11.	50(L)		6.14
6.		200	6.05	12.	100(L)		6.15
(W) Winning Order		(L) Losing Order

     Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 6.12%) as the auction rate for the next interest period, when another auction will be held. To the extent there are multiple orders at the winning rate, the series 200___-___notes will be allocated among the winning orders as described under the caption “Auction Procedures — Acceptance and Rejection of Submitted Bids and Submitted Sell Orders” below. Notwithstanding the foregoing, in no event will the applicable interest rate exceed the maximum rate.

     The above example assumes that a successful auction has occurred (i.e., all sell orders and all bid orders below the new interest rate were fulfilled). In certain circumstances, there may be insufficient potential bid orders to purchase all the series 200___-___notes offered for sale. In such circumstances, the applicable interest rate for the upcoming interest period will equal the maximum rate. Also, if all the series 200___-___notes are subject to hold orders (i.e., each holder of series 200___-___notes wishes to continue holding its series 200___-___notes, regardless of the interest rate), the interest rate for the upcoming interest period will equal the all hold rate.

     The foregoing is only a summary of the auction procedures. The remainder of this section is a more detailed description of these procedures.

Auction Participants

Existing Holders and Potential Holders

     Participants in each auction will include:

(i)	“existing holders,” which shall include any person (including a broker-dealer) who is a holder of series 200___-___notes in the records of the auction agent (described below) at the close of business on the business day preceding each auction date and

(ii)	“potential holders,” which shall include any person (including a broker-dealer), including any existing holder, who may be interested in acquiring the series 200___-___notes (or, in the case of an existing holder, an additional principal amount of the series 200___-___notes).

     See “—Broker-Dealer” below.

     By purchasing the series 200___-___notes, whether in an auction or otherwise, each purchaser of the series 200___-___notes or its broker-dealer must agree and will be deemed to have agreed:

(i)	to participate in auctions on the terms described in the applicable supplemental indenture;

(ii)	to have its beneficial ownership of the series 200___-___notes maintained at all times in book-entry form for the account of its participant, which in turn will maintain records of such beneficial ownership;

(iii)	to authorize such participant to disclose to the auction agent such information with respect to such beneficial ownership as the auction agent may request;

(iv)	that a sell order placed by an existing holder will constitute an irrevocable offer to sell the principal amount of the series 200___-___notes specified in such sell order;

(v)	that a bid placed by an existing holder will constitute an irrevocable offer to sell the principal amount, or a lesser principal amount, of the series 200___-___notes specified in such bid if the rate specified in such bid is greater than, or in some cases equal to, the applicable interest rate, determined as described herein; and

(vi)	that a bid placed by a potential holder will constitute an irrevocable offer to purchase the principal amount, or a lesser principal amount, of the series 200___-___notes specified in such bid if the rate specified in such bid is, respectively, less than or equal to the applicable interest rate, determined as described herein.

     So long as the beneficial ownership of the series 200___-___notes is maintained in book-entry form, an existing holder may sell, transfer or otherwise dispose of the series 200___-___notes only pursuant to a bid (as defined below) or a sell order (as defined below) placed in an auction, or otherwise sell, transfer or dispose of series 200___-___notes through a broker-dealer, provided that in the case of all transfers other than those pursuant to an auction, the existing holder of the series 200___-___notes so transferred, or its participant or broker-dealer, advises the auction agent of such transfer.

     The principal amount of the series 200___-___notes purchased or sold may be subject to proration procedures on the auction date. Each purchase or sale of the series 200___-___notes on the auction date will be made for settlement on the first day of the interest period immediately following such auction date at a price equal to 100% of the principal amount thereof plus, unless such day is an interest payment date, accrued interest thereon to but not including such day. The auction agent is entitled to rely upon the terms of any order submitted to it by a broker-dealer.

Auction Agent

     The Bank of New York is appointed in the applicable supplemental indenture as the initial auction agent to serve as agent for the trust in connection with auctions with respect to series 200___-___notes. The trustee and the trust will enter into an auction agent agreement relating to series 200___-___notes with The Bank of New York as the initial auction agent. Any substitute auction agent shall be

(i)	a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the trustee in writing, and having a combined capital stock or surplus of at least $50,000,000, or

(ii)	a member of the National Association of Securities Dealers, Inc., having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it under the applicable supplemental indenture and the auction agent agreement.

     The auction agent may at any time resign and be discharged of the duties and obligations created by the applicable supplemental indenture by giving at least 90 days’ notice to the trustee, each market agent and the trust. The auction agent may be removed at any time by the trustee upon the written direction of an authorized officer of the trust or the holders of 66-2/3% of the aggregate principal amount of the series 200___-___senior notes of all series then outstanding (or if there are no series 200___-___senior notes outstanding, the holders of 66-2/3% of the aggregate principal amount of the series 200___-___subordinate notes), and, if by such holders, by an instrument signed by such holders or their attorneys and filed with the auction agent, the trust and the trustee upon at least 90 days’ notice. Neither resignation nor removal of the auction agent as described in the preceding two sentences shall be effective unless and until a substitute auction agent has been appointed and has accepted such appointment. Notwithstanding the foregoing, the auction agent may terminate the auction agent agreement if, within 25 days after notifying the trustee, each market agent and the trust in writing that it has not received payment of any auction agent fee due it in accordance with the terms of the auction agent agreement, the auction agent does not receive such payment.

     If the auction agent shall resign or be removed or be dissolved, or if the property or affairs of the auction agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, an authorized officer of the trust in consultation with the market agent, shall use its best efforts to appoint a substitute auction agent.

     The auction agent is acting as agent for the trust in connection with auctions. In the absence of bad faith, negligent failure to act or negligence on its part, the auction agent shall not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the auction agent agreement and shall not be liable for any error of judgment made in good faith unless the auction agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

     The trust will pay the auction agent the auction agent fee on each interest payment date and will reimburse the auction agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the auction agent in accordance with any provision of the auction agent agreement or the broker-dealer agreements (including the reasonable compensation and the expenses and disbursements of its agents and counsel). Such amounts are payable from the administration fund. The trust will indemnify and hold harmless the auction agent for and against any loss, liability or expense incurred without negligence or bad faith on the auction agent’s part, arising out of or in connection with the acceptance or administration of its agency under the auction agent agreement and the broker-dealer agreements, including the reasonable costs and expenses (including the reasonable fees and expenses of its counsel) of defending itself against any such claim or liability in connection with its exercise or performance of any of its respective duties thereunder.

Broker-Dealer

     Existing holders and potential holders may participate in auctions only by submitting orders (in the manner described below) through a broker-dealer, initially                                         , which initially will be the sole broker-dealer, or any other broker or dealer (each as defined in the Exchange Act), commercial bank or other entity permitted by law to perform the functions required of a broker-dealer set forth below which

(i)	is a participant or an affiliate of a participant,

(ii)	has been selected as such with respect to such series of series 200___-___notes by the trust, and

(iii)	has entered into a broker-dealer agreement with the auction agent that remains effective, in which the broker-dealer agrees to participate in auctions as described in the auction procedures, as from time to time amended or supplemented.

     The broker-dealers are entitled to a broker-dealer fee, which is payable by the auction agent from monies received from the trust, on each interest payment date. Such broker-dealer fee is payable from the administration fund as provided in the applicable supplemental indenture.

     Broker-dealers may submit orders in auctions for their own accounts. Any broker-dealer submitting an order for its own account in any auction might have an advantage over other bidders in that it would have knowledge of other orders placed through it in that auction (but it would not have knowledge of orders submitted by other broker-dealers, if any). The broker-dealer agreements provide that a broker-dealer shall handle its customers’ orders in accordance with its duties under applicable securities laws and rules.

Market Agent

                                                                  will initially be the “market agent.” The market agent is a member of the National Association of Securities Dealers, Inc., has a capitalization of at least $50,000,000 and is authorized by law to perform all the duties imposed on it by any supplemental indenture.

Auction Procedures

General

     Pursuant to the applicable supplemental indenture, auctions to establish the auction rates for each series of the series 200___-___notes will be held on each series auction date, except as described under “Description of the Series 200___-___Notes—Interest Rate on the Series 200___-___ Notes,” by application of the auction procedures described herein. Such procedures are to be applicable separately to each series of series 200___-___notes. The “auction date” means, initially, with respect to the series 200___-___A-1 senior notes, ___; with respect to the series 200___-___A-2 senior notes, ___; with respect to the series 200___-___A-3 senior notes, ___; with respect to the series 200___-___A-4 senior notes, ___; with respect to the series 200___-___A-5 senior notes, ___, with respect to the series 200___-___A-6 senior notes, the series 200___-___A-7 senior notes, the series 200___-___A-8 senior notes, the series 200___-___A-9 senior notes, the series 200___-___A-10 senior notes, the series 200___-___A-11 senior notes, the series 200___-___A-12 senior notes, the series 200___-___A-13 senior notes, the series 200___-___A-14 senior notes, the series 200___-___A-15 senior notes, as provided in a trust order; with respect to the series 200___-___B-1 subordinate notes, ___; and with respect to the series 200___-___B-2 subordinate notes, as set forth in a trust order and, thereafter, with respect to each such series of series 200___-___notes, the auction date means the business day immediately preceding the first day of each related auction period, other than: (i) an auction period commencing after the ownership of such series is no longer maintained in book-entry form; (ii) an auction period commencing after the occurrence and during the continuance of a payment default; or (iii) an auction period commencing less than the applicable number of business days after the cure or waiver of a payment default. Notwithstanding the foregoing, the auction date for one or more auction periods may be changed as described below under “—Changes in Auction Terms.”

     The auction agent will calculate the maximum auction rate, the all hold rate and the applicable LIBOR-based rate on each auction date. If the ownership of the series 200___-___notes is no longer maintained in book-entry form, the trustee in consultation with the market agent, will calculate the maximum rate on the business day immediately preceding the first day of each interest period commencing after delivery of definitive series 200___-___notes. If a payment default has occurred, the trustee in consultation with the market agent, will calculate the non-payment rate on the interest rate determination date for (i) each interest period commencing after the occurrence and during the continuance of such payment default and (ii) any interest period commencing less than two business days after the cure of any payment default. The auction agent shall determine the applicable LIBOR-based rate for each interest period other than the first interest period; provided that if the ownership of the series 200___-___notes is no longer maintained in book-entry form, or if a payment default has occurred, then the trustee shall determine the applicable LIBOR-based rate for each such interest period. The determination by the trustee or the auction agent, as the case may be, of the foregoing shall (in the absence of manifest error) be final and binding upon all parties.

     The trust shall determine on each auction date whether the net loan rate restriction period is applicable for the next auction period and, if it is, the trust shall notify the trustee, the auction agent and the broker-dealers of such event. If the net loan rate restriction period is applicable for an auction period, the trust shall calculate the net loan rate, the adjusted student loan portfolio rate of return and the program expense percentage, and shall notify the trustee, the auction agent and the broker-dealers of such calculations.

     No auction is to be held on any auction date during the continuance of a payment default.

Submission by Existing Holders and Potential Holders to a Broker-Dealer

     Prior to the submission deadline (defined as 1:00 p.m., New York City time, on any auction date or such other time on any auction date by which broker-dealers are required to submit orders to the auction agent as specified by the auction agent from time to time) on each auction date:

•	each existing holder of series 200___-___notes may submit to a broker-dealer by telephone or otherwise information as to: (i) the principal amount of outstanding series 200___-___notes, if any, held by such existing holder which such existing holder desires to continue to hold without regard to the auction rate for the next succeeding auction period (a “hold order”); (ii) the principal amount of outstanding series 200___-___notes, if any, which such existing holder offers to sell if the auction rate for the next succeeding auction period will be less than the rate per annum specified by such existing holder (a “bid”); and/or (iii) the principal amount of outstanding series 200___-___notes, if any, held by such existing holder which such existing holder offers to sell without regard to the auction rate for the next succeeding auction period (a “sell order”); and

•	one or more broker-dealers may contact potential holders to determine the principal amount of series 200___-___notes which each such potential holder offers to purchase, if the auction rate for the next succeeding auction period will, not be less than the rate per annum specified by such potential holder (also a “bid”).

     Each hold order, bid and sell order will be an “order.” Each existing holder and each potential holder placing an order is referred to as a “bidder.”

     Subject to the provisions of the applicable supplemental indenture described below under “—Validity of Orders,” a bid by an existing holder will constitute an irrevocable offer to sell:

(i)	the principal amount of outstanding series 200___-___notes specified in such bid if the auction rate will be less than the rate specified in such bid,

(ii)	such principal amount or a lesser principal amount of outstanding series 200___-___notes to be determined as described below under “—Acceptance and Rejection of Submitted Bids and Submitted Sell Orders,” if the auction rate will be equal to the rate specified in such bid, or

(iii)	such principal amount or a lesser principal amount of outstanding series 200___-___notes to be determined as described below under “—Acceptance and Rejection of Submitted Bids and Submitted Sell Orders,” if the rate specified therein will be higher than the maximum rate and sufficient bids (as defined below) have not been made.

     Subject to the provisions of the applicable supplemental indenture described below under “—Validity of Orders,” a sell order by an existing holder will constitute an irrevocable offer to sell:

(i)	the principal amount of outstanding series 200___-___notes specified in such sell order; or

(ii)	such principal amount or a lesser principal amount of outstanding series 200___-___notes as described below under “—Acceptance and Rejection of Submitted Bids and Submitted Sell Orders,” if sufficient bids have not been made.

     Subject to the provisions of the applicable supplemental indenture described below under “—Validity of Orders,” a bid by a potential holder will constitute an irrevocable offer to purchase:

(i)	the principal amount of outstanding series 200___-___notes specified in such bid if the auction rate will be higher than the rate specified in such bid; or

(ii)	such principal amount or a lesser principal amount of outstanding series 200___-___notes as described below under “—Acceptance and Rejection of Submitted Bids and Submitted Sell Orders,” if the auction rate is equal to the rate specified in such bid.

Submission by Broker-Dealer to the Auction Agent

     Each broker-dealer will submit in writing to the auction agent prior to the submission deadline on each auction date all orders obtained by such broker-dealer and will specify with respect to each such order:

(i)	the name of the bidder placing such order;

(ii)	the aggregate principal amount of series 200___-___notes that are the subject of such order;

(iii)	to the extent that such bidder is an existing holder: (a) the principal amount of series 200___-___notes, if any, subject to any hold order placed by such existing holder; (b) the principal amount of series 200___-___ notes, if any, subject to any bid placed by such existing holder and the rate specified in such bid; and (c) the principal amount of series 200___-___notes, if any, subject to any sell order placed by such existing holder; and (iv) to the extent such bidder is a potential holder, the rate specified in such potential holder’s bid.

     If any rate specified in any bid contains more than three figures to the right of the decimal point, the auction agent will round such rate up to the next highest .001%.

     If an order or orders covering all outstanding series 200___-___notes held by any existing holder are not submitted to the auction agent prior to the submission deadline, the auction agent will deem a hold order to have been submitted on behalf of such existing holder covering the principal amount of outstanding series 200___-___notes owned by such existing holder and not subject to an order submitted to the auction agent.

     Neither the trust, the trustee nor the auction agent will be responsible for any failure of a broker-dealer to submit an order to the auction agent on behalf of any existing holder or potential holder.

     An existing holder may submit multiple orders, of different types and specifying different rates, in an auction with respect to series 200___-___notes then held by such existing holder. An existing holder that offers to purchase additional series 200___-___notes is, for purposes of such offer, treated as a potential holder.

     Neither the trust nor any affiliate of the trust may submit an order (other than a sell order) in any auction.

Validity of Orders

     If any existing holder submits through a broker-dealer to the auction agent one or more orders covering in the aggregate more than the principal amount of outstanding series 200___-___notes held by such existing holder, such orders will be considered valid as follows and in the order of priority described below.

     Hold Orders. All hold orders will be considered valid, but only up to the aggregate principal amount of outstanding series 200___-___notes held by such existing holder, and if the aggregate principal amount of series 200___-___notes subject to such hold orders exceeds the aggregate principal amount of series 200___-___notes held by such existing holder, the aggregate principal amount of series 200___-___notes subject to each such hold order will be reduced pro rata so that the aggregate principal amount of series 200___-___notes subject to such hold order equals the aggregate principal amount of outstanding series 200___-___notes held by such existing holder.

     Bids. Any bid will be considered valid up to an amount equal to the excess of the principal amount of outstanding series 200___-___notes held by such existing holder over the aggregate principal amount of series 200___-___notes subject to any hold orders referred to above. Subject to the preceding sentence, if multiple bids with the same rate are submitted on behalf of such existing holder and the aggregate principal amount of outstanding series 200___-___notes subject to such bids is greater than such excess, such bids will be considered valid up to and including an amount equal to such excess, and the stated amount of outstanding series 200___-___notes subject to each bid with the same rate shall be reduced pro rata to cover the stated amount of outstanding series 200___-___notes equal to such excess. Subject to the two preceding sentences, if more than one bid with different rates is submitted on behalf of such existing holder, such bids will be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess. In any event, the aggregate principal amount of outstanding series 200___-___notes, if any, subject to bids not valid under the provisions described above will be treated as the subject of a bid by a potential holder at the rate therein specified.

     Sell Orders. All sell orders will be considered valid up to an amount equal to the excess of the principal amount of outstanding series 200___-___notes held by such existing holder over the aggregate principal amount of series 200___-___notes subject to valid hold orders and valid bids as referred to above.

     If more than one bid for series 200___-___notes is submitted on behalf of any potential holder, each bid submitted will be a separate bid with the rate and principal amount therein specified. Any bid or sell order submitted by an existing holder covering an aggregate principal amount of series 200___-___notes not equal to an authorized denomination will be rejected and will be deemed a hold order. Any bid submitted by a potential holder covering an aggregate principal amount of series 200___-___notes not equal to an authorized denomination will be rejected. Any bid submitted by an existing holder or a potential holder specifying a rate lower than the all hold rate shall be treated as a bid specifying the all hold rate, and any such bid shall be considered as valid and shall be selected in ascending order of the respective rates in the submitted bids. An existing holder that offers to purchase additional series 200___-___notes is, for purposes of such offer, treated as a potential holder. Any bid specifying a rate higher than the applicable maximum interest rate will (i) be treated as a sell order if submitted by an existing holder and (ii) not be accepted if submitted by a potential holder.

     A hold order, a bid or a sell order that has been determined valid pursuant to the procedures described above is referred to as a “submitted hold order,” a “submitted bid” and a “submitted sell order,” respectively (collectively, “submitted orders”).

Determination of Sufficient Bids, Auction Rate, and Winning Bid Rate

     Not earlier than the submission deadline on each auction date, the auction agent will assemble all valid submitted orders and will determine:

(a)	the excess of the total principal amount of outstanding series 200___-___notes over the sum of the aggregate principal amount of outstanding series 200___-___notes subject to submitted hold orders (such excess being hereinafter referred to as the “available series 200___-___notes”); and

(b)	from such submitted orders whether: (i) the aggregate principal amount of outstanding series 200___-___notes subject to submitted bids by potential holders specifying one or more rates equal to or lower than the maximum interest rate exceeds or is equal to the sum of (ii) the aggregate principal amount of outstanding series 200___-___notes subject to submitted bids by existing holders specifying one or more rates higher than the maximum interest rate and (iii) the aggregate principal amount of outstanding series 200___-___notes subject to submitted sell orders (in the event such excess or such equality exists other than because the sum of the principal amount of series 200___-___notes in clauses (ii) and (iii) above is zero because all of the outstanding series 200___-___notes are subject to submitted hold orders, such submitted bids by potential holders described in (i) above will be hereinafter referred to collectively as “sufficient bids”); and

(c)	if sufficient bids exist, the “winning bid rate,” which will be the lowest rate specified in such submitted bids such that if:

(i)	each such submitted bid from existing holders specifying such lowest rate and all other submitted bids from existing holders specifying lower rates were rejected (thus entitling such existing holders to continue to own the principal amount of series 200___-___notes subject to such submitted bids); and

(ii)	each such submitted bid from potential holders specifying such lowest rate and all other submitted bids from potential holders specifying lower rates were accepted;

(iii)	the result would be that such existing holders described in subparagraph (c)(i) above would continue to hold an aggregate principal amount of outstanding series 200___-___notes which, when added to the aggregate principal amount of outstanding series 200_-___notes to be purchased by such potential holders described in subparagraph (c)(ii) above would equal not less than the available series 200___-___notes.

Determination of Auction Rate and Applicable Interest Rate; Notice

     Promptly after the auction agent has made the determinations described above, the auction agent is to advise the trustee, the broker-dealer and the trust of the maximum auction rate, the maximum interest rate, the all hold rate, one-month LIBOR and the applicable LIBOR-based rate and the components thereof on the auction date and, based on such determinations, the auction rate for the next succeeding interest period as follows:

(a)	if sufficient bids exist, that the auction rate for the next succeeding interest period will be equal to the winning bid rate so determined;

(b)	if sufficient bids do not exist (other than because all of the outstanding series 200___-___notes are subject to submitted hold orders), that the auction rate for the next succeeding interest period will be equal to the maximum rate; or

(c)	if all outstanding series 200___-___notes are subject to submitted hold orders, that the auction rate for the next succeeding interest period will be equal to the all hold rate.

     Promptly after the auction agent has determined the auction rate, the auction agent will determine and advise the trustee of the applicable interest rate, which rate will not exceed the maximum rate.

     If for any interest period the auction rate exceeds the maximum rate the applicable interest rate will be equal to the maximum rate. If the maximum auction rate is less than the auction rate, the applicable interest rate will be the maximum auction rate. If the auction agent has not received sufficient bids (other than because all of the outstanding series 200___-___notes are subject to submitted hold orders), the applicable interest rate will be the maximum rate. In any of the cases described above in this paragraph, submitted orders will be accepted or rejected and the auction agent will take such other action as described below under “—Insufficient Bids.”

Acceptance and Rejection of Submitted Bids and Submitted Sell Orders

     Existing holders will continue to hold the principal amount of series 200___-___notes that are subject to submitted hold orders and based upon the determinations made as described above under “—Determination of Sufficient Bids, Auction Rate, and Winning Bid Rate,” submitted bids and submitted sell orders will be accepted or rejected and the auction agent will take such other action as provided in the applicable supplemental indenture and described below under “—Sufficient Bids.”

     Sufficient Bids. If sufficient bids have been made all submitted sell orders will be accepted and, subject to the denomination requirements described below, submitted bids will be accepted or rejected as follows in the following order of priority and all other submitted bids shall be rejected:

(a)	existing holders’ submitted bids specifying any rate that is higher than the winning bid rate will be accepted, thus requiring each such existing holder to sell the aggregate principal amount of series 200___-___notes subject to such submitted bids;

(b)	existing holders’ submitted bids specifying any rate that is lower than the winning bid rate will be rejected, thus entitling each such existing holder to continue to hold the aggregate principal amount of series 200___-___notes subject to such submitted bids;

(c)	potential holders’ submitted bids specifying any rate that is lower than the winning bid rate will be accepted thus requiring such potential owner to purchase the aggregate principal amount of series 200___-___notes subject to such submitted bid;

(d)	each existing holder’s submitted bid specifying a rate that is equal to the winning bid rate will be rejected, thus entitling such existing holder to continue to hold the aggregate principal amount of series 200___-___notes subject to such submitted bid, unless the aggregate principal amount of series 200___-___notes subject to all such submitted bids will be greater than the principal amount of series 200___-___notes (the “remaining principal amount”) equal to the excess of the available series 200___-___ notes over the aggregate principal amount of series 200___-___notes subject to submitted bids described in subparagraphs (b) and (c) above, in which event such submitted bid of such existing holder will be rejected in part and such existing holder will be entitled to continue to hold the principal amount of series 200___-___notes subject to such submitted bid, but only in an amount equal to the aggregate principal amount of series 200___-___notes obtained by multiplying the remaining principal amount by a fraction, the numerator of which will be the principal amount of outstanding series 200___-___notes held by such existing holder subject to such submitted bid and the denominator of which will be the sum of the principal amount of outstanding series 200___-___notes subject to such submitted bids made by all such existing holders that specified a rate equal to the winning bid rate; and

(e)	each potential holder’s submitted bid specifying a rate that is equal to the winning bid rate will be accepted, but only in an amount equal to the principal amount of series 200___-___notes obtained by multiplying the excess of the aggregate principal amount of available series 200___-___notes over the aggregate principal amount of series 200___-___notes subject to submitted bids described in subparagraphs (b), (c) and (d) above by a fraction, the numerator of which will be the aggregate principal amount of outstanding series 200___-___notes subject to such submitted bid and the denominator of which will be the sum of the principal amount of outstanding series 200___-___notes subject to submitted bids made by all such potential holders that specified a rate equal to the winning bid rate.

     Insufficient Bids. If sufficient bids have not been made (other than because all of the outstanding series 200___-___notes are subject to submitted hold orders), subject to the denomination requirements described below, submitted orders will be accepted or rejected as follows in the following order of priority and all other submitted bids will be rejected:

(a)	existing holders’ submitted bids specifying any rate that is equal to or lower than the maximum rate will be rejected, thus entitling such existing holders to continue to hold the aggregate principal amount of series 200___-___notes subject to such submitted bids;

(b)	potential holders’ submitted bids specifying any rate that is equal to or lower than the maximum rate will be accepted, thus requiring each potential holder to purchase the aggregate principal amount of series 200___-___notes subject to such submitted bids; and

(c)	each existing holder’s submitted bid specifying any rate that is higher than the maximum rate and the submitted sell order of each existing holder will be accepted, thus entitling each existing holder that submitted any such submitted bid or submitted sell order to sell the series 200___-___notes subject to such submitted bid or submitted sell order, but in both cases only in an amount equal to the aggregate principal amount of series 200___-___notes obtained by multiplying the aggregate principal amount of series 200___-___notes subject to submitted bids described in subparagraph (b) above by a fraction, the numerator of which will be the aggregate principal amount of outstanding series 200___-___notes held by such existing holder subject to such submitted bid or submitted sell order and the denominator of which will be the aggregate principal amount of outstanding series 200___-___notes subject to all such submitted bids and submitted sell orders.

     All Hold Orders. If all outstanding series 200___-___notes are subject to submitted hold orders, all submitted bids will be rejected.

     Authorized Denominations Requirement. If, as a result of the procedures described above regarding sufficient bids and insufficient bids, any existing holder would be entitled or required to sell, or any potential holder would be entitled or required to purchase, a principal amount of series 200___-___

notes that is not equal to an authorized denomination, the auction agent will, in such manner as in its sole discretion it may determine, round up or down the principal amount of series 200___-___notes to be purchased or sold by any existing holder or potential holder so that the principal amount of series 200___-___notes purchased or sold by each existing holder or potential holder will be equal to an authorized denomination. If, as a result of the procedures described above regarding sufficient bids, any potential holder would be entitled or required to purchase less than a principal amount of series 200___-___notes equal to an authorized denomination, the auction agent will, in such manner as in its sole discretion it may determine, allocate series 200___-___notes for purchase among potential holders so that only series 200___-___notes in an authorized denomination are purchased by any potential holder, even if such allocation results in one or more of such potential holders not purchasing any series 200___-___notes.

     Based on the results of each auction, the auction agent is to determine the aggregate principal amount of series 200___-___notes to be purchased and the aggregate principal amount of series 200___-___notes to be sold by potential holders and existing holders on whose behalf each broker-dealer submitted bids or sell orders and, with respect to each broker-dealer, to the extent that such aggregate principal amount of series 200___-___notes to be sold differs from such aggregate principal amount of series 200___-___notes to be purchased, determine to which other broker-dealer or broker-dealers acting for one or more purchasers such broker-dealer will deliver, or from which broker-dealers acting for one or more sellers such broker-dealer will receive, as the case may be, series 200___-___notes.

Settlement Procedures

     The auction agent is required to advise each broker-dealer that submitted an order in an auction of the applicable interest rate for the next interest period and, if such order was a bid or sell order, whether such bid or sell order was accepted or rejected, in whole or in part, by telephone not later than 3:00 p.m., New York City time, on the auction date, if the applicable interest rate is the auction rate; provided that such notice is not required until 4:00 p.m., New York City time, on the auction date, if the applicable interest rate is the maximum auction rate. Each broker-dealer that submitted an order on behalf of a bidder is required to then advise such bidder of the applicable interest rate for the next interest period and, if such order was a bid or a sell order, whether such bid or sell order was accepted or rejected, in whole or in part, confirm purchases and sales with each bidder purchasing or selling series 200___-___notes as a result of the auction and advise each bidder purchasing or selling series 200___-___notes as a result of the auction to give instructions to its participant to pay the purchase price against delivery of such series 200___-___notes or to deliver such series 200___-___notes against payment therefor, as appropriate. Pursuant to the auction agent agreement, the auction agent is to record each transfer of series 200___-___notes on the existing holders registry to be maintained by the auction agent.

     In accordance with DTC’s normal procedures, on the business day after the auction date, the transactions described above will be executed through DTC, so long as DTC is the securities depository, and the accounts of the respective participants at DTC will be debited and credited and series 200___-___notes delivered as necessary to effect the purchases and sales of series 200___-___ notes as determined in the auction. Purchasers are required to make payment through their participants in same-day funds to DTC against delivery through their participants. DTC will make payment in accordance with its normal procedures, which now provide for payment against delivery by its participants in immediately available funds.

     If any existing holder selling series 200___-___notes in an auction fails to deliver such series 200___-___notes, the broker-dealer of any person that was to have purchased series 200___-___ notes in such auction may deliver to such person a principal amount of series 200___-___notes that is less than the principal amount of series 200___-___notes that otherwise was to be purchased by such person but in any event equal to an authorized denomination. In such event, the principal amount of series 200___-___notes to be delivered will be determined by such broker-dealer. Delivery of such lesser principal amount of series 200___-___notes will constitute good delivery. Neither the trustee nor the auction agent will have any responsibility or liability with respect to the failure of a potential holder, existing holder or their respective broker-dealer or participant to deliver the principal amount of series 200___-___notes or to pay for the series 200___-___notes purchased or sold pursuant to an auction or otherwise. For a further description of the settlement procedures, see “Settlement Procedures for Series 200___-___Auction Rate Notes.”

Trustee Not Responsible for Auction Agent, Market Agent and Broker-Dealers

     The trustee shall not be liable or responsible for the actions of or failure to act by the auction agent, the market agent or any broker-dealer under the applicable supplemental indenture, the auction agent agreement or any broker-dealer agreement. The trustee may conclusively rely upon any information required to be furnished by the auction agent, the market agent or any broker-dealer without undertaking any independent review or investigation of the truth or accuracy of such information.

Changes in Auction Terms

Changes in Auction Period or Periods

     While any of the series 200___-___notes are outstanding, the trust may, from time to time, change the length of one or more auction periods (an “auction period adjustment”) in order to conform with then-current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the auction period and the interest rate borne by such series of the series 200___-___notes. The trust will not initiate such change in the length of the auction period unless it shall have received, not less than ten days nor more than 20 days prior to the auction period adjustment, the written consent of the market agent, which consent shall not be unreasonably withheld. The trust will initiate an auction period adjustment by giving written notice to the trustee, the auction agent, the market agent and the securities depository in substantially the form of, or containing substantially the information contained in, the applicable supplemental indenture at least ten days prior to the auction date for such auction period.

     Any such auction period adjustment shall not result in an auction period of less than seven days nor more than one year.

     An auction period adjustment will take effect only if (A) the trustee and the auction agent receive, by 11:00 a.m., New York City time, on the business day before the auction date for the first such auction period, a certificate from the trust authorizing an auction period adjustment specified in such certificate, the written consent of the market agent and the rating agency confirmations described above and, if applicable, the written statement of the trustee, the auction agent and the securities depository described above, and (B) sufficient bids exist at the auction on the auction date for such first auction period. If the condition referred to in (A) is not met, the applicable interest rate applicable for the next auction period will be determined pursuant to the auction procedures and the auction period will be the auction period determined without reference to the proposed change. If the condition referred to in (A) is met but the condition referred to in (B) above is not met, the applicable interest rate for the next auction period will be the maximum rate, and in either case the auction period will be the auction period determined without reference to the proposed change.

Changes in the Auction Date

     The market agent, with the written consent of an authorized officer of the trust, may specify an earlier auction date (but in no event more than five business days earlier) than the auction date that would otherwise be determined in accordance with the definition of “auction date” set forth above under “—Auction Procedures—General,” with respect to one or more specified auction periods for one or more series of series 200___-___notes in order to conform with then-current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an auction date and the applicable interest rate on the series 200___-___notes of such series. The market agent shall deliver a written request for consent to such change in the auction date to the trust not less than three days nor more than 20 days prior to the effective date of such change. The market agent shall provide notice of its determination to specify an earlier auction date for one or more auction periods by means of a written notice delivered at least three days prior to the proposed changed auction date to the trustee, the auction agent, the trust and the securities depository. Such notice will be substantially in the form of, or contain substantially the information contained in, the applicable supplemental indenture.

Notice of Changes in Auction Terms

     In connection with any change in auction terms described above, the auction agent is to provide such further notice to such parties as is specified in the auction agent agreement.

Settlement Procedures for Series 200__-__ Auction Rate Notes

     The settlement procedures described below apply separately to each series of series 200___-___ auction rate notes.

(a)	On each auction date, not later than 3:00 p.m., New York City time, if the applicable interest rate is the auction rate, the auction agent is to notify by telephone each broker-dealer that participated in the auction held on such auction date and submitted an order on behalf of an existing holder or potential holder of:

(i)	the auction rate fixed for the next interest period;

(ii)	whether there were sufficient bids in such auction;

(iii)	if such broker-dealer (a “seller’s broker-dealer”) submitted a bid or sell order on behalf of an existing holder, whether such bid or sell order was accepted or rejected, in whole or in part, and the principal amount of series 200___-___notes, if any, to be sold by such existing holder;

(iv)	if such broker-dealer (a “buyer’s broker-dealer”) submitted a bid on behalf of a potential holder, whether such bid was accepted or rejected, in whole or in part, and the principal amount of series 200___-___notes, if any, to be purchased by such potential holder;

(v)	if the aggregate principal amount of series 200___-___notes to be sold by all existing holders on whose behalf such seller’s broker-dealer submitted bids or sell orders exceeds the aggregate principal amount of series 200___-___notes to be purchased by all potential holders on whose behalf such buyer’s broker-dealer submitted a bid, the name or names of one or more buyer’s broker-dealers (and the name of the participant, if any, of each such buyer’s broker-dealer) acting for one or more purchasers of such excess principal amount of series 200___-___notes and the principal amount of series 200___-___notes to be purchased from one or more existing holders on whose behalf such seller’s broker-dealer acted by one or more potential holders on whose behalf each of such buyer’s broker-dealers acted;

(vi)	if the aggregate principal amount of series 200___-___notes to be purchased by all potential holders on whose behalf such buyer’s broker-dealer submitted a bid exceeds the aggregate principal amount of series 200___-___notes to be sold by all existing holders on whose behalf such seller’s broker-dealer submitted a bid or a sell order, the name or names of one or more seller’s broker-dealers (and the name of the participant, if any, of each such seller’s broker-dealer) acting for one or more sellers of such excess principal amount of series 200___-___notes and the principal amount of series 200___-___ notes to be sold to one or more potential holders on whose behalf such buyer’s broker-dealer acted by one or more existing holders on whose behalf each of such seller’s broker-dealers acted;

(vii)	unless previously provided, a list of all applicable interest rates and related interest periods (or portions thereof) since the last interest payment date; and

(viii)	the auction date for the next succeeding auction.

(b)	On each auction date, each broker-dealer that submitted an order on behalf of any existing holder or potential holder is to:

(i)	advise each existing holder and potential holder on whose behalf such broker-dealer submitted a bid or sell order in the auction on such auction date whether such bid or sell order was accepted or rejected, in whole or in part;

(ii)	in the case of a broker-dealer that is a buyer’s broker-dealer, advise each potential holder on whose behalf such buyer’s broker-dealer submitted a bid that was accepted, in whole or in part, to instruct such potential holder’s participant to pay to such buyer’s broker-dealer (or its participant) through the securities depository the amount necessary to purchase the principal amount of the series 200___-___notes to be purchased pursuant to such bid against receipt of such series 200___-___notes;

(iii)	in the case of a broker-dealer that is a seller’s broker-dealer, instruct each existing holder on whose behalf such seller’s broker-dealer submitted a sell order that was accepted, in whole or in part, or a bid that was accepted, in whole or in part, to instruct such existing holder’s participant to deliver to such seller’s broker-dealer (or its participant) through the securities depository the principal amount of the series 200___-___notes to be sold pursuant to such bid or sell order against payment therefor;

(iv)	advise each existing holder on whose behalf such broker-dealer submitted an order and each potential holder on whose behalf such broker-dealer submitted a bid of the applicable interest rate for the next interest period;

(v)	advise each existing holder on whose behalf such broker-dealer submitted an order of the next auction date; and

(vi)	advise each potential holder on whose behalf such broker-dealer submitted a bid that was accepted, in whole or in part, of the next auction date.

(c)	On the basis of the information provided to it pursuant to paragraph (a) above, each broker-dealer that submitted a bid or sell order in an auction is required to allocate any funds received by it in connection with such auction pursuant to paragraph (b)(ii) above, and any series 200___-___notes received by it in connection with such auction pursuant to paragraph (b)(iii) above, among the potential holders, if any, on whose behalf such broker-dealer submitted bids, the existing holders, if any on whose behalf such broker-dealer submitted bids or sell orders in such auction, and any broker-dealers identified to it by the auction agent following such auction pursuant to paragraph (a)(v) or (a)(vi) above.

(d)	On each auction date:

(i)	each potential holder and existing holder with an order in the auction on such auction date will instruct its participant as provided in paragraph (b)(ii) or (b)(iii) above, as the case may be;

(ii)	each seller’s broker-dealer that is not a participant of the securities depository will instruct its participant (A) to pay through the securities depository of the existing owner delivering series 200___-___notes to such broker-dealer following such auction pursuant to (b)(iii) above the amount necessary, including accrued interest if any, to purchase series 200___-___notes against receipt of such series 200___-___notes; and (B) to deliver such series 200___-___notes through the securities depository to a buyer’s broker-dealer (or its participant) identified to such seller’s broker-dealer pursuant to paragraph (a)(v) above against payment therefor; and

(iii)	each buyer’s broker-dealer that is not a participant of the securities depository will instruct its participant to (A) pay through the securities depository to seller’s broker-dealer (or its participant) identified to such buyer’s broker-dealer pursuant to paragraph (a)(vi) above the amount necessary to purchase the series 200___-___notes to be purchased pursuant to paragraph (b)(ii) above against receipt of such series 200___-___notes and (B) deliver such series 200___-___notes through the securities depository to the participant of the purchaser thereof against payment therefor.

(e)	On the first business day of the interest period next following each auction date:

(i)	each participant for a bidder in the auction on such auction date referred to in paragraph (d)(i) above will instruct the securities depository to execute the transactions described under paragraph (b)(ii) or (b)(iii) above for such auction, and the securities depository will execute such transactions;

(ii)	each seller’s broker-dealer or its participant will instruct the securities depository to execute the transactions described in paragraph (d)(ii) above for such auction, and the securities depository will execute such transactions; and

(iii)	each buyer’s broker-dealer or its participant will instruct the securities depository to execute the transactions described in paragraph (d)(iii) above for such auction, and the securities depository will execute such transactions.

If an existing holder selling series 200__-__ notes in an auction fails to deliver such series 200__-__ notes (by authorized book-entry), a broker-dealer may deliver to the potential holder on behalf of which it submitted a bid that was accepted a principal amount of series 200__-__ notes that is less than the principal amount of series 200__-__ notes that otherwise was to be purchased by such potential holder (but only in an authorized denomination). In such event, the principal amount of series 200__-__ notes to be so delivered will be determined solely by such broker-dealer (but only in authorized denominations). Delivery of such lesser principal amount of series 200__-__ notes will constitute good delivery. Notwithstanding the foregoing terms of this paragraph, any delivery or nondelivery of series 200__-__ notes which will represent any departure from the results of an auction, as determined by the auction agent, will be of no effect unless and until the auction agent will have been notified of such delivery or nondelivery in accordance with the provisions of the auction agent agreement and the broker-dealer agreements. Neither the trustee nor the auction agent will have any responsibility or liability with respect to the failure of a potential holder, existing holder or their respective broker-dealer or participant to take delivery of or deliver, as the case may be, the principal amount of the series 200__-__ notes purchased or sold pursuant to an auction or otherwise.

Payments on the Offered Notes

Interest Payments

     Interest will accrue on the series 200_-___notes at their respective interest rates during each interest accrual period and, in the case of the LIBOR rate notes, will be payable to the noteholders on each quarterly distribution date, commencing                      ___, 20_. Subsequent distribution dates for the LIBOR rate notes will be on the ___day of each January, April, July and October, or if any such day is not a business day, the next business day. Interest on the auction rate notes will be payable to the noteholders on the business day following the end of each auction period. Interest accrued but not paid on any distribution date will be due on the next distribution date together with an amount equal to interest on the unpaid amount at the applicable rate per annum described below. Any such shortfall will be allocated pro rata to the noteholders, based on the total amount of interest due on each class of offered notes.

     The interest rate on the series 200_-___A- senior notes for each interest accrual period will be equal to ___-month LIBOR, except for the initial interest accrual period, as determined on the second business day prior to such interest accrual period, plus 0.___%. The interest rate on the series 200_-_A-_senior notes for each interest accrual period will be equal to ___-month LIBOR, except for the initial interest accrual period, as determined on the second business day prior to such interest accrual period, plus 0.___%. The interest rate on the series 200_-_A-___senior notes for each interest accrual period will be equal to ___-month LIBOR, except for the initial interest accrual period, as determined on the second business day prior to such interest accrual period, plus 0.___%.

     LIBOR for the initial interest accrual period will be determined by the indenture trustee by reference to straight line interpolation as described under “Summary—Interest—LIBOR Rate Notes.”

Calculation of LIBOR

     For each interest accrual period, LIBOR will be determined by the indenture trustee by reference to the London interbank offered rate for deposits in U.S. dollars having a maturity of three months which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the related LIBOR determination date.

The LIBOR determination date will be the second business day before the beginning of each interest accrual period. If this rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the relevant maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR determination date, to prime banks in the London interbank market by four major banks selected by the indenture trustee. The indenture trustee will request the principal London office of each bank to provide a quotation of its rate. If the banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the administrator, at approximately 11:00 a.m., New York time, on that LIBOR determination date, for loans in U.S. Dollars to leading European banks having the relevant maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, three-month LIBOR in effect for the applicable interest accrual period will be three-month LIBOR in effect for the previous accrual period.

     For purposes of determining LIBOR, a business day means any day on which banks in New York, New York and London, England are open for the transaction of international business.

Information Relating to the Guarantee Agencies

     The payment of principal and interest on all of the student loans held in the trust estate created under the indenture will be guaranteed by designated guarantee agencies and will be reinsured by the United States Department of Education. The guarantee provided by each guarantee agency is an obligation solely of that guarantee agency and is not supported by the full faith and credit of the federal or any state government. However, the Higher Education Act provides that if the Secretary of Education determines that a guarantee agency is unable to meet its insurance obligations, the Secretary of Education shall assume responsibility for all functions of the guarantee agency under its loan insurance program. For further information on the Secretary of Education’s authority in the event a guarantee agency is unable to meet its insurance obligations, see “Description of the Guarantee Agencies” in the prospectus.

     As of the statistical calculation date, of the student loans owned by the trust on that date, along with those student loans expected to be acquired by the trust on the closing date that existed as of the statistical calculation date, approximately:

     •                        % are guaranteed by                     ;

     •    [describe additional significant guarantors]; and

     •    the remaining ___% are guaranteed by one of the following guarantee agencies:

     [Insert names of other guarantors]

     See “Description of the Guarantee Agencies” in the prospectus for more detailed information concerning the characteristics of the guarantee agencies.

     Presented below is information with respect to each guarantee agency expected to guaranty ___% or more of the student loans as of the closing date, and after giving effect to the loans to be acquired on that date. Except as otherwise indicated, the information regarding each guarantee agency has been obtained from the guarantee agency and has not been independently verified.

[Name of Guarantee Agency]

     [Insert guarantor description]

     The information in the following tables has been provided to the trust from reports provided by or to the U.S. Department of Education and has not been verified by the trust or [name of guarantor]. No representation is made by the trust or [name of guarantor] as to the accuracy or completeness of this information. Prospective investors may consult the United States Department of Education Data Books and Web site http://www.ed.gov/finaid/prof/resources/data/opeloanvol.html for further information concerning [name of guarantor] or any other guarantee agency.

     Guarantee Volume. [Name of guarantor]’s guaranty volume for each of the last five federal fiscal years, including guarantees of Stafford, Unsubsidized Stafford, SLS, PLUS and Consolidation Loans, was as follows:

Federal Fiscal Year	Guaranty Volume (millions)

     Reserve Ratio. Following are [name of guarantor]’s reserve fund levels as calculated in accordance with 34 CFR 682.410(a)(10) for the last five federal fiscal years:

Federal Guaranty
	Cumulative Cash	Total Loans	Reserve Fund
Federal Fiscal Year	Reserves (millions)	Outstanding* (millions)	Level

* In accordance with Section 428(c)(9) of the Higher Education Act, does not include loans transferred from the former Higher Education Assistance Foundation, NorthStar Guarantee Inc., Ohio Student Aid Commission or Puerto Rico Higher Education Assistance Corporation. (Beginning in FFY 1999, under the Higher Education Act, the federal guaranty reserve fund balance is based on net assets with a reserve requirement of .25% as compared to .50% for prior years.)

     Claims Rate. For the past five federal fiscal years, [name of guarantor]’s claims rate has not exceeded 5%, and, as a result, the highest allowance reinsurance has been paid on all [name of guarantor]’s claims. The actual claims rates are as follows:

Claims
Fiscal Year	Rate

[Name(s) of additional Guarantee Agencies]

     [Insert guarantor description]

     Guaranty Volume. The following table sets forth the principal balance of FFELP Loans (excluding Consolidation Loans) guaranteed by [name of guarantor] in each of the last six fiscal years of [name of guarantor]:

Net FFELP Loans
Fiscal Year	Guaranteed
(Ending [ ])	(Dollars in Millions)

     Recovery Rates. A guarantee agency’s recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined by dividing the aggregate amount recovered from borrowers by the aggregate amount of default claims paid by the guarantee agency. The table below sets forth the recovery rates for [name of guarantor] as taken from the Department of Education Guarantee Agency Activity Report form 1130:

Federal Fiscal Year	Recovery Rate

     Claims Rate. [Name of guarantor]’s claims rate represents the percentage of loans in repayment at the beginning of a federal fiscal year which default during the ensuing federal fiscal year. For the federal years ___-___, [name of guarantor]’s claims rate listed below have not exceeded 5%, and as a result, all claims of [name of guarantor] have been fully reimbursed at the maximum allowable level by the Department of Education. See “Description of the FFEL Program” in the prospectus for more detailed information concerning the FFELP program. Nevertheless, there can be no assurance the guarantee agencies will continue to receive full reimbursement for such claims. The following table sets forth the claims rate of [name of guarantor] for the last six federal fiscal years:

Federal Fiscal Year	Claims Rate

Net Loan Default Claims. The following table sets forth the dollar value of default claims paid net of repurchases and refunds for the last six years.

Federal Fiscal Year	Default Claims (Dollars in Millions)

     Default Recoveries. The following table sets forth the amount of recoveries returned to the U.S. Department of Education for the last six years.

Federal Fiscal Year	Default Claims (Dollars in Millions)

Servicing of the Student Loans

General

     The trust is required under the Higher Education Act, the rules and regulations of the guarantee agencies and the indenture to use due diligence in the servicing and collection of the student loans and to use collection practices no less extensive and forceful than those generally in use among financial institutions with respect to other consumer debt. The trust has entered into agreements with third parties to perform the servicing activities. As of the statistical calculation date, the servicer of approximately ___% of the student loans was [servicer] (“___“), the servicer of approximately ___% of the student loans was [servicer] (“___” ) and less than ___% of the student loans in the aggregate were serviced by [servicer] (“___”). The indenture also permits other servicers upon confirmation that any ratings then applicable to any notes will not be withdrawn or reduced. All such percentages could change in the future. On the closing date, the trust will have servicing agreements in place with [servicer] and [servicer].

Description of Servicing Agreements

     [Insert description of servicing agreements.]

     The information included in this prospectus supplement relating to [servicer] and [servicer] has been obtained from these parties and has not been independently verified by the trust. The inclusion of this information is not, and should not be construed as, a representation by the trust or its counsel as to its accuracy or completeness or otherwise.

[Name of Servicer]

     [Insert servicer description.]

Fees and Expenses of the Trust

     All fees and expenses, including administrative fees, are not expected to exceed 0.___% on a per annum average while series offered notes are outstanding. The overall amount of fees and expenses, in absolute dollar terms, payable by the trust in priority to the notes is expected to increase as additional notes are issued and additional student loans are added to the trust. In addition, Federal Family Education Loan Program lenders must pay a monthly rebate fee to the Secretary of Education at an annualized rate generally equal to 1.05% on principal and interest on Federal consolidation loans disbursed on or after October 1, 1993. See “Description of the FFEL Program” in the prospectus.

Certain ERISA Considerations

     The offered notes may be acquired by, or on behalf of, employee benefit plans or other retirement arrangements which are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each a “Plan”) provided the proposed acquisition, holding and/or disposition of an offered note will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or such prohibited transaction will be eligible for relief under an individual or class prohibited transaction exemption including, but not limited to, Prohibited Transaction Class Exemption (“PTCE”) 84-14 (regarding plan asset transactions determined by independent qualified professional asset managers); PTCE 91-38 (regarding certain transactions involving bank collective investment funds); PTCE 90-1 (regarding certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (regarding certain transactions involving insurance company general accounts), and PTCE 96-23

(regarding plan asset transactions determined by in-house asset managers) (each, an “Investor-Based Exemption”). An acquisition of an offered note by an investor shall be deemed a representation that such investor is either not a Plan or, if it is a Plan, that no non-exempt prohibited transaction will result from the acquisition, holding and/or disposition of the note. See the discussion of additional considerations regarding the acquisition, holding and/or disposition of the notes by Plans and other retirement arrangements subject to ERISA and/or Section 4975 of the Code under “Certain ERISA Considerations” in the prospectus.

Federal Income Tax Considerations

     On the closing date, Mayer, Brown, Rowe & Maw LLP, will render, with respect to the offered notes, its opinion to the effect that the offered notes will be treated as debt and that the issuer will not be characterized as an association or publicly traded partnership taxable as a corporation, each for federal income tax purposes. Such opinion is not binding on the Internal Revenue Service and there is no assurance that such characterization would prevail if challenged. See “Federal Income Tax Consequences” in the prospectus.

Plan of Distribution

     Subject to the terms and conditions set forth in the underwriting agreement, between ourselves and each of the underwriters named below, we have agreed to sell to each of the underwriters, and each of the underwriters has agreed to purchase from us, the principal amount of the offered notes set forth opposite its name.

	Series 200 - A-	Series 200 - A-	Series 200 - A-	Series 200 - A-	Series 200
Underwriter	Senior Notes	Senior Notes	Senior Notes	Senior Notes	Subordinate Notes
	$	$	$	$	$

Total	$	$	$	$	$

     We have been advised by the underwriters that they propose to offer the offered notes to the public initially at the respective offering prices set forth on the cover page of this prospectus supplement. Until the distribution of offered notes is completed, the rules of the Securities and Exchange Commission may limit the ability of the underwriters to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in transactions that stabilize the price of the offered notes. These transactions consist of bids to purchase and open market purchases and sales for the purpose of pegging, fixing or maintaining the price of the offered notes.

     The underwriters may over-allot the offered notes to create a short position for the accounts of the underwriters by accepting orders for more offered notes than are to be sold.

     In addition, the underwriters may impose a penalty bid on the broker-dealers who sell the offered notes. This means that if an underwriter purchases notes in the open market to reduce a broker-dealer’s short position or to stabilize the prices of the offered notes, it may reclaim the selling concession from the broker-dealer who sold those offered notes as part of the offering.

     In general, over-allotment transactions and open market purchases of the offered notes for the purpose of stabilization or to reduce a short position could cause the price of a offered note to be higher than it might be in the absence of such transactions.

     Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the offered notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

     We have been advised by the underwriters that they presently intend to make a market in the notes; however, they are not obligated to do so. In addition, any market-making may be discontinued at any time, and an active public market for the notes may not develop.

     From time to time, the underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to the depositor and its affiliates. From time to time, we may invest funds in the reserve fund and other accounts under the indenture in eligible instruments either acquired from the underwriters or issued by their affiliates.

     The underwriting agreement provides that we will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, and we have agreed to reimburse the underwriters for the fees and expenses of their counsel.

Legal Matters

     Certain legal matters, including certain federal income tax matters, will be passed upon by Mayer, Brown, Rowe & Maw LLP, counsel to the trust and the depositor. Certain legal matters will be passed upon for the underwriters by                     .                     , as Delaware counsel for the trust, will pass upon Delaware matters for the trust.

Glossary of Terms

     Some of the terms used in this prospectus supplement are defined below. The indenture contains the definitions of other terms used in this prospectus supplement and reference is made to the indenture for those definitions.

     “Auction date” is defined under “Auction of the Series 200_-___Notes—Auction Procedures.”

     “Auction period adjustment” is defined under “Auction of the Series 200_-___Notes—Changes in Auction Terms.”

     “Auction rate” is defined under “Summary—Interest—Auction Rate Notes.”

     “Auction rate notes” is defined under “Summary—Securities Offered.”

     “Available series 200_-___notes” is defined under “Auction of the Series 200_-___Notes—Auction Procedures—Determination of Sufficient Bids, Auction Rates, and Winning Bid Rate.”

     “Bid orders” is defined under “Auction of the Series 200_-___Notes—Summary of Auction Procedures.”

     “Buyer’s broker-dealer” is defined under “Settlement Procedures for Series 200_-___Auction Rate Notes.”

     “Closing date” is defined under “Summary—Closing Date.”

     “Cut-off date” is defined under “Summary—Cut-Off Date.”

     “Defaulted interest” is defined under “Description of the Series 200_-___Notes—Denomination and Payment.”

     “Existing holders” is defined under “Auction of the Series 200_-___Notes—Auction Participants—Existing Holders and Potential Holders.”

     “Hold order” is defined under “Auction of the Series 200_-___Notes—Summary of Auction Procedures.”

     “LIBOR rate notes” is defined under “Summary—Securities Offered.”

     “Market agent” is defined under “Auction of the Series 200_-___Notes—Auction Participants—Market Agent.”

     “Maximum interest rate” is defined under “Description of the Series 200_-___Notes—Interest on the Series 200_-___Notes.”

     “Potential bid orders” is defined under “Auction of the Series 200_-___Notes—Summary of Auction Procedures.”

     “Potential holders” is defined under “Auction of the Series 200_-___Notes—Auction Participants—Existing Holders and Potential Holders.”

     “PTCE” is defined under “Certain ERISA Considerations.”

     “Remaining principal amount” is defined under “Auction of the Series 200_-___Notes—Auction Procedures—Acceptance and Rejection of Submitted Bids and Submitted Sell Orders.”

     “Revolving period” is defined under “Summary—Priority of Payments—Revolving Period.”

     “Sell orders” is defined under “Auction of the Series 200_-___Notes—Summary of Auction Procedures.”

     “Seller’s broker-dealer” is defined under “Settlement Procedures for Series 200_-___Auction Rate Notes.”

     “Special record date” is defined under “Description of the Series 200_-___Notes—Denomination and Payment.”

     “Stated maturity date”, with respect to a series of notes, is set forth on the front cover page of this prospectus supplement.

     “Statistical calculation date” is defined under “Summary—Statistical Calculation Date.”

     “Submitted bid” is defined under “Auction of the Series 200_-___Notes—Auction Procedures—Validity of Orders.”

     “Submitted hold order” is defined under “Auction of the Series 200_-___Notes—Auction Procedures—Validity of Orders.”

     “Submitted order” is defined under “Auction of the Series 200_-___Notes—Auction Procedures—Validity of Orders.”

     “Sufficient bids” is defined under “Auction of the Series 200_-___Notes—Auction Procedures—Determination of Sufficient Bids, Auction Rates, and Winning Bid Rate.”

     “Winning bid rate” is defined under “Auction of the Series 200_-___Notes—Auction Procedures—Determination of Sufficient Bids, Auction Rates, and Winning Bid Rate.”

FORM 3

PROSPECTUS

EDUCATION LOAN ASSET-BACKED TRUST I
Issuer

Consolidation Loan Funding, LLC
Depositor

STUDENT LOAN ASSET-BACKED NOTES

Education Loan Asset-Backed Trust I (the “trust”) will issue notes from time to time in one or more series. The specific terms of the notes included in each series, along with information relating to the outstanding notes of each previously issued series, will be described in a supplement to this prospectus.

The trust has issued previously other series of notes and has used the proceeds it received to acquire portfolios of student loans. Proceeds from the sale of future notes also will be used to acquire portfolios of student loans. Those student loans will be pledged to secure repayment of the notes. The notes will be limited obligations of the trust payable solely from the student loans that the trust acquires and the other assets of the trust. The notes will not be guaranteed by any person.

You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may be used to offer and sell the notes only if it is accompanied by a prospectus supplement.

Offers of the notes may be made by different methods, including offerings through underwriters, as more fully described under “Plan of Distribution” below and in the related prospectus supplement. Unless otherwise indicated for a series of the notes, the notes will not be listed on a national securities exchange.

The date of this prospectus is __________ _, 200_.

About This Prospectus

     This prospectus is part of a registration statement filed with the Securities and Exchange Commission. Notes may be sold in one or more offerings pursuant to the registration statement.

     The trust will issue notes from time to time in one or more series. The trust has previously issued other series of notes. All notes that the trust issued previously and all notes that the trust will issue in the future will be secured by a common pool of student loans that the trust has acquired and will acquire with the proceeds from the sale of the notes. This prospectus provides you with a general description of the notes the trust has offered previously and may offer in the future. Each time a new series of notes are sold, we will provide a prospectus supplement relating to that series of notes being offered that will include:

•	a description of the aggregate principal amount, authorized denominations and interest rate or rates, or the manner of determining the interest rate or rates, of the series of the notes to be sold

•	information concerning the student loans underlying the notes

•	information concerning the guarantee agencies providing guarantees for the student loans

•	information concerning the companies engaged to service the student loans

•	information with respect to credit or cash flow enhancements designed to reduce the risk to investors caused by shortfalls in payments on the student loans

     You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. No person is authorized to provide you with different information. Notes will not be offered for sale in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date appearing on the front cover of those documents.

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Summary of the Offering	1
Risk Factors	5
Special Note Regarding Forward Looking Statements	15
Formation of the Trust	16
The Depositor	17
Goal Financial	17
The Issuer Administrator	18
The Subadministrator	19
Description of the Indenture	20
Source of Payment and Security for the Notes	51
Description of Credit Enhancement and Derivative Products	54
Description of the FFEL Program	57
Insurance and Guarantees	64
Description of the Guarantee Agencies	67
The Trustee and the Eligible Lender Trustee	73
The Delaware Trustee	73
Federal Income Tax Consequences	74
Certain ERISA Considerations	79
Plan of Distribution	80
Legal Matters	81
Financial Information	81
Ratings	81
Incorporation of Documents by Reference; Where to Find More Information	81
Glossary of Terms	83

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Summary of the Offering

     The following summary highlights selected information from this prospectus but does not contain all of the information you should consider before making an investment decision. Before deciding to purchase any notes, you should read the more detailed information appearing in this prospectus and in the related prospectus supplement.

Overview

Education Loan Asset-Backed Trust I is a Delaware statutory trust that has sold, and will from time to time continue to sell, notes in one or more series, and has purchased, and will continue to purchase, pools of student loans with the proceeds received from these sales. Unlike other issuers that create separate trusts each time they sell securities, all of the notes we sell will be secured by all the student loans we acquire and pledge under the indenture. Payments on the notes will come principally from amounts received on the student loans held by the trust.

Parties

Trust: Education Loan Asset-Backed Trust I, a Delaware statutory trust formed under a trust agreement between the depositor and the Delaware trustee. The address of the trust is _________________. The trust’s telephone number is (___) ___________________.

Depositor: Consolidation Loan Funding, LLC. The depositor’s address is 9477 Waples Street, San Diego, California 92121. The depositor’s telephone number is (___) ________.

Servicers: The servicers of the student loans will be identified in each prospectus supplement. We may replace any servicer with one or more new servicers or add one or more new servicers not listed in a prospectus supplement.

Issuer Administrator: Lord Securities Corporation will be the “issuer administrator” and will provide certain administrative services for the trust.

Subadministrator: The issuer administrator has entered into an administrative services agreement with CLF Administration Company, L.L.C. (the “subadministrator”) pursuant to which the subadministrator will perform some administrative functions for the trust on behalf of the issuer administrator.

Eligible Lender Trustee and Trustee: The Bank of New York is the “eligible lender trustee” for the trust under the eligible lender trust agreement, and also is the “trustee” under the indenture governing the trust’s issuance of notes.

Delaware Trustee: The Bank of New York (Delaware) acts as the “Delaware trustee” for the trust.

Interest Rates

Each prospectus supplement will describe the interest that will be paid on the notes offered thereby. The interest rate may be fixed for the full term of the notes, or the interest rate may be subject to periodic adjustment as described below. Different classes of notes (or different series of notes) offered under the same prospectus supplement may have different interest rates.

Auction Rate Notes. The trust may issue series of notes that bear interest at a rate determined by auction. The initial interest rate for these auction rate notes, or the method for determining the initial interest rate, will be described in the related prospectus supplement. The interest rates for the auction rate notes will be reset at the end of each interest period pursuant to the auction procedures. The prospectus supplement relating to any auction rate notes will summarize the auction procedures for those notes.

Index Rate Notes. The trust may issue series of notes that bear interest at a rate determined by reference to LIBOR, by reference to United States Treasury securities, by reference to a commercial paper index or by reference to another index described in a prospectus supplement. These notes will bear interest at an initial rate described in the prospectus supplement. Thereafter, the interest rate for LIBOR rate notes will be determined periodically by reference to the designated LIBOR rate, the interest rate for treasury rate notes will be determined periodically by reference to the rate of interest paid on designated U.S. Treasury securities, the interest rate for commercial paper notes will be determined by reference to the designated commercial paper index and the interest rate for other index rate notes will be determined periodically by reference to the index described in a prospectus supplement. See “Description of the Indenture—Notes and Other Obligations—LIBOR Rate Notes,” “—Treasury Rate Notes” and “—Commercial Paper Rate Notes” in this prospectus.

Accrual Notes. The trust may issue one or more series of accrual notes. Accrual notes will not be entitled to receive payments of interest during the designated accrual period. Instead, interest accrued on the accrual notes will be capitalized and added to their principal balance. The rate of interest to be accrued and the accrual period will be specified in the related prospectus supplement. See “Description of the Indenture—Notes and Other Obligations—Accrual Notes” in this prospectus.

Original Issue Discount Notes. The trust may issue series of notes at a discount from the principal amount payable at maturity that pay no interest or interest at a rate that is below market rates at the time of issuance. The interest paid on these original issue discount notes, if any, and the yield to maturity of the original issue discount notes, will be described in the related prospectus supplement. See “Description of the Indenture—Notes and Other Obligations—Original Issue Discount Notes” in this prospectus.

Payments on the Notes

The trustee will make payments of principal and interest due on the notes on behalf of the trust solely from the assets held by the trust. The assets of the trust will consist of a pool of student loans, payments made on the student loans and funds in accounts held by the trustee under the indenture. Interest and principal on the notes will be paid on the dates specified in the related prospectus supplement. The principal balance of the notes of each series will be payable in full on the stated maturity date, unless earlier redeemed or repaid as described in this prospectus or in the related prospectus supplement.

Optional Purchase

If provided in the applicable prospectus supplement, we may, at our option, purchase, or arrange for the purchase of, some or all of the student loans owned by the trust on any payment date when the outstanding principal amount of one or more series of notes declines to the level specified in that prospectus supplement. Our exercise of this purchase option will result in the early retirement of the series of notes specified in the related prospectus supplement. See “Description of the Indenture—Sale of Student Loans Held in Trust Estate” in this prospectus.

Redemption Provisions

Mandatory Redemption. If the proceeds from the sale of a series of notes are not used to purchase student loans or to make other payments within the period of time specified in a prospectus supplement, those remaining proceeds will be used to redeem notes. The principal payments received on the student loans and, until the principal balance of the student loans reaches a specified minimum percentage of the principal balance of the outstanding notes, interest received on the student loans, after deducting all required payments, will be used to redeem the notes.

Optional Redemption. Notes may be redeemed from interest payments received on student loans that are not needed to pay interest on the notes and the trust’s expenses. In addition, the trust may sell some or all of its student loans for not less than their principal balance plus any unamortized premium and accrued interest and use the proceeds to redeem some or all of its notes. A prospectus supplement relating to a series of notes may describe restrictions on our ability to sell student loans and redeem notes.

Partial Redemption. If less than all of the notes of any series are to be redeemed, we will determine the series of notes that will be redeemed. Generally, senior notes will be redeemed before subordinate notes. A supplemental indenture may provide for the issuance of junior subordinate notes, and if so, subordinate notes generally will be redeemed before junior subordinate notes. However, we may have the option of redeeming some or all of the subordinate notes before all of the senior notes are redeemed, and may redeem some or all of the junior subordinate notes before all the senior notes and subordinate notes are redeemed, if specified ratios of assets to liabilities of the trust exceed levels specified in the prospectus supplement.

Additional Redemption Provisions. As a general rule, we will not redeem any series of notes bearing interest based upon an auction rate unless we have redeemed previously each series of notes that bear interest based upon a different method that are secured on a parity with the auction rate notes that we will be redeeming. This rule may be amended for one or more series of notes to the extent described in the prospectus supplement relating to those notes. We also may amend this rule if we receive a rating agency confirmation.

In addition to the circumstances described under “—Redemption Provisions” above, the trust may, or may be required to, redeem notes if and to the extent so provided in the prospectus supplement.

Student Loan Assets

The student loans that comprise the assets of the trust will be held by the eligible lender trustee on behalf of the trust. The student loans will have been originated under the Federal Family Education Loan Program to pay costs incurred by students enrolled in qualified, accredited institutions of higher education.

Student Loan Guarantees

Unless otherwise stated in a prospectus supplement, the payment of principal and interest on all of the student loans that comprise the assets of the trust will be guaranteed by designated guarantee agencies and will be reinsured by the United States Department of Education pursuant to the Higher Education Act. This guarantee, however, is contingent upon compliance with a variety of regulations concerning origination and servicing of the loans. Failure to follow these regulations may result in the guarantee claim for a loan being denied.

Subordinate Notes

The rights of the owners of subordinate notes to receive payments of principal and interest will be subordinated to the rights of the owners of senior notes issued by the trust to receive payments of principal and interest. The rights of the owners of any junior subordinate notes issued by the trust to receive payments of principal and interest will be subordinated to the rights of the owners of subordinate notes and senior notes issued by the trust to receive payments of principal and interest. This subordination is intended to enhance the likelihood that the owners of more senior notes will regularly receive the full amount of payments of principal and interest due them and to protect the owners against losses.

Funds

The indenture governing the notes creates the following funds:

Acquisition Fund. Most of the proceeds from the issuance of a series of notes will be deposited into an acquisition fund. The trust will use these funds to originate or acquire the student loans that secure the notes.

If so provided in a prospectus supplement, during an acquisition period specified in the prospectus supplement, also known as a prefunding period, we will use proceeds in the acquisition fund to originate or purchase additional portfolios of student loans, to originate or purchase serial loans and to originate consolidation loans. The acquisition period will begin on the date the notes are issued and end on the earlier of the date specified in the prospectus supplement or upon our determination that we are unable to acquire additional student loans.

Funds in the acquisition fund that are not used by the trust to acquire student loans will be used to redeem or prepay notes as described in the related prospectus supplement.

Collection Fund. Funds received with respect to student loans will be deposited into the collection fund. We also will deposit into the collection fund payments we receive under any credit enhancement facilities or swap agreements. Generally, funds on deposit in the collection fund will be transferred to other funds and accounts, from which they will be used to pay the fees and expenses of the trust and principal and interest on the notes issued by the trust. A supplemental indenture may provide for the establishment of a capitalized interest account in the collection fund. Amounts in the collection fund also will be transferred to the reserve fund to the extent necessary to restore the reserve fund to its required minimum balance and will otherwise be used in accordance with the terms of the indenture and as described in the related prospectus supplement.

Administration Fund. Funds in the administration fund will be used to pay the costs of issuing each series of notes and the trust’s ongoing fees and expenses.

Debt Service Fund. The debt service fund is comprised of an interest account, a principal account and a retirement account. Funds transferred from the collection fund to the debt service fund will be used to pay interest and principal on the notes, and to purchase or redeem or prepay notes as provided in the applicable prospectus supplement.

Reserve Fund. In connection with the issuance of each series of notes, we may deposit into the reserve fund the amount, if any, specified in the related prospectus supplement. The reserve fund will be required to be maintained at the balance specified in the related prospectus supplement from extra amounts in the collection fund and the surplus fund. Money in the reserve fund will be used to pay interest and principal on the notes and certain other obligations if funds in the debt service fund are insufficient to make those payments. A reserve fund insurance policy or other arrangement to fund the reserve fund may be provided in lieu of a deposit of money to the reserve fund if so provided in a prospectus supplement.

Surplus Fund. Excess funds in the collection account not needed to make transfers or payments in any month will be transferred to the surplus fund and will be available on future dates to offset deficiencies in other funds or accounts. Amounts in the surplus fund also may be released to the sponsor or used to make indemnity payments required under a servicing agreement if, after taking into account any such release, certain tests are satisfied.

Additional transfers may be made from certain funds to make up deficiencies in amounts available in other funds, in the manner specified in the indenture. Additional funds and accounts may be created as described in a prospectus supplement.

Credit Enhancement and Derivative Products

Credit enhancement for a series of notes may be established in the form of:

•	insurance policies or surety bonds;

•	subordination of certain series or subseries of notes;

•	one or more reserve funds;

•	letters of credit; or

•	other arrangements acceptable to each rating agency then rating the notes.

The trust may also enter into one or more derivative product agreements with respect to a series of notes, such as interest rate, currency or other swaps, exchange agreements, interest rate protection agreements, repurchase obligations, put or call options and other hedge or yield protection agreements. The trust’s obligation to make payments in connection with a credit enhancement or derivative product may be secured by a pledge of and lien on the assets of the trust. The source of funds and priority of payments owed in respect of a credit enhancement or derivative product will be specified in the applicable prospectus supplement.

Any credit enhancement or derivative product for a series of notes will be described in the related prospectus supplement. See “Description of Credit Enhancement and Derivative Products” in this prospectus.

Reports to Noteholders

Periodic reports concerning the notes and the security for the notes will be provided to the noteholders. Those reports will not be reviewed by a certified public accounting firm. If notes are issued in book-entry form and registered in the name of Cede & Co., the nominee of The Depository Trust Company, then all reports will be provided to those entities which in turn will provide the reports to their eligible participants. Those participants will then forward the reports to the beneficial owners of notes.

Risk Factors

     You should consider the following factors regarding your purchase of the notes. The occurrence of one or more events or circumstances described below may result in delays or reductions in payments on your notes.

Your notes are payable solely from the trust estate and you will have no other recourse against us

     Interest and principal on your notes will be paid solely from the funds and assets held in the trust estate created under the indenture. No insurance or guarantee of the notes will be provided by any government agency or instrumentality, by any affiliate of the trust, by any insurance company or by any other person or entity, except to the extent that credit enhancement is provided for a series of notes as described in the related prospectus supplement. Therefore, your receipt of payments on the notes will depend solely

•	on the amount and timing of payments and collections on the student loans held in the trust estate and interest paid or earnings on the trust funds held in the accounts established pursuant to the indenture;

•	amounts on deposit in the reserve fund and other funds held in the trust estate; and

•	any form of credit enhancement described in the related prospectus supplement.

You will have no additional recourse against any other party if those sources of funds for repayment of the notes are insufficient.

Failure to comply with loan origination and servicing procedures for student loans may result in loss of guarantee and other benefits

     The Higher Education Act and its implementing regulations require holders of student loans, servicers of student loans and guarantee agencies guaranteeing student loans to follow specified procedures in making and collecting student loans.

     Failure to follow the specified procedures, as a result of computer software errors or otherwise, may result in:

•	the Department of Education’s refusal to make insurance payments to the applicable guarantor or to make interest subsidy payments and special allowance payments on the student loans of the trust; or

•	the guarantors’ inability or refusal to make guarantee payments on the student loans of the trust.

     If the Department of Education or a guaranty agency refused to pay a claim, that refusal would reduce the revenues of the trust and impair its ability to pay principal and interest on your notes.

If a servicer or any subservicer fails to comply with the Department of Education’s third-party servicer regulations, payments on your notes could be adversely affected

     The Department of Education regulates each servicer of federal student loans. Under these regulations, a third-party servicer, including a servicer or any subservicer, is jointly and severally liable with its client lenders for liabilities to the Department of Education arising from its violation of applicable requirements. In addition, if a servicer or any subservicer fails to meet standards of financial responsibility or administrative capability included in the regulations, or violates other requirements, the Department of Education may fine a servicer or any subservicer and/or limit, suspend, or terminate a servicer’s or subservicer’s eligibility to contract to service federal student loans. If a servicer or any subservicer were so fined or held liable, or its eligibility were limited, suspended, or terminated, its ability to properly service the student loans and to satisfy its obligation to purchase student loans with respect to which it has breached its representations, warranties or covenants could be adversely affected. In addition, if the Department of Education terminates a servicer’s or any subservicer’s eligibility, a servicing transfer will take place and there may be delays in collections and disruptions in servicing. Any servicing transfer may adversely affect payments to you.

If a seller or a servicer fails to repurchase student loans, payments on your notes could be adversely affected

     Upon the occurrence of a breach of representations and warranties by a seller or servicer with respect to a student loan held by the trust, the trust may require the seller or servicer, as applicable, to repurchase the related student loan from the trust. If the seller or servicer were to become insolvent or otherwise be unable to repurchase the applicable student loans, the failure of the seller or servicer to repurchase the applicable student loans would constitute a breach of the related loan purchase agreement or servicing agreement. However, the breach would not constitute an event of default under the indenture or permit the exercise of remedies thereunder. We cannot assure you that a seller or servicer will have sufficient assets to satisfy any repurchase obligation.

Bankruptcy or insolvency of the depositor or other seller could result in payment delays or reductions

     The depositor or another seller will sell to the trust all of the loans acquired by the trust with the proceeds of the notes. If the depositor (or other seller) becomes subject to relief under the bankruptcy or similar laws, a bankruptcy trustee or the depositor as debtor-in-possession or another party could attempt to consolidate the trust’s assets into the bankruptcy estate of the depositor or with the bankruptcy estate of an affiliate of the depositor. If that occurs, you can expect delays in receiving payments on your notes and even a reduction in payments on your notes.

     We have taken steps to structure each loan purchase by the trust from the depositor or another seller as a “true sale” under law. A true sale helps to establish that the loans would not continue to be the property of the depositor or another seller, as the case may be, if the depositor or another seller, as the case may be, becomes bankrupt or insolvent. If a court disagrees with this position, you could expect a delay in receiving payments on your notes or even a reduction in payments on your notes. A court could also subject the student loans to a superior tax or government lien arising before the sale of the student loans to the trust.

     If student loans are purchased from a bank and the bank becomes insolvent, it would become subject to receivership by the Federal Deposit Insurance Corporation. In that case, the FDIC could treat the transfer of the student loans as a secured loan rather than as a sale. If that were to happen, we would have only a security interest in the student loans and could experience delays in receiving payments with respect to those loans. In addition, the FDIC may seek a release of the loans to itself, as receiver, which would accelerate and prepay the “loan.”

Bankruptcy or insolvency of the trust could result in payment delays or reductions or in accelerated prepayment

     If the trust becomes subject to relief under bankruptcy or similar laws, a bankruptcy trustee or the trust as debtor-in-possession or another party could attempt to consolidate the trust’s assets with the assets of the depositor or an affiliate of the depositor. If that occurs, you can expect delays in receiving payments on your notes and even a reduction in payments on your notes.

     If the trust becomes subject to relief under bankruptcy or similar laws, such laws could materially limit or prevent enforcement of its obligations under the notes. A trustee in bankruptcy or the trust itself as debtor-in-possession may seek to accelerate payments on the notes and liquidate the assets held under the indenture. If principal on the notes, including the notes of your series, is declared due and payable, you may receive repayment on your notes sooner than you expect, you may receive less yield on the notes than you expected, and you may not be able to reinvest such repaid amounts at a rate that is equivalent to the interest rate on your notes. If assets held under the indenture are liquidated, you may face the risks relating to the sale of loans described below under “—If the trustee sells loans after an event of default, there could be losses on your notes.”

Bankruptcy or insolvency of a servicer or any subservicer could result in payment delays to you

     If any servicer or subservicer for the student loans becomes subject to an insolvency or bankruptcy proceeding, a court, conservator, receiver or liquidator may have the power to prevent the trustee or the noteholders from appointing a successor servicer or subservicer and delays in collections in respect of the student loans may occur. Any delay in the collections of student loans may delay payments to you.

The student loans we finance may be evidenced by a master promissory note.

     Beginning July 1, 1999, loans made under The Federal Family Education Loan Program may be evidenced by a master promissory note. Once a borrower executes a master promissory note with a lender, additional loans made by the lender are evidenced by a confirmation sent to the borrower, and all loans are governed by the single master promissory note.

     A loan evidenced by a master promissory note may be sold independently of the other loans governed by the master promissory note. If we finance a loan governed by a master promissory note and do not acquire possession of the master promissory note, other parties could claim an interest in the loan. This could occur if the holder of the master promissory note were to take an action inconsistent with our rights to a loan, such as delivery of a duplicate copy of the master promissory note to a third party for value. Such action could delay receipt of principal and interest payments on the loan.

You may incur losses or delays in payment on your notes if borrowers default on their student loans

     For a variety of economic, social and other reasons, all the payments that are actually due on student loans may not be made. Borrowers’ failures to make timely payments of the principal and interest due on the loans will affect the revenues of the trust estate, which may reduce the amounts available to pay principal and interest due on the notes.

     In general, a guarantee agency reinsured by the Department of Education will guarantee 98% of each student loan. As a result, if a borrower of a student loan defaults, the trust will experience a loss of approximately 2% of the outstanding principal and accrued interest on each of the defaulted loans. The trust does not have any right to pursue the borrower for the remaining 2% unguaranteed portion. If any credit enhancement described in the related prospectus supplement is not sufficient, you may suffer a delay in payment or a loss on your investment.

The rate of payments on student loans may affect the maturity and yield of your notes

     Student loans may be prepaid at any time without penalty. If the trust receives prepayments on its student loans, those amounts will be used to make principal payments on notes as described in the related prospectus supplement, which could shorten the average life of each series of its notes. Factors affecting prepayment of loans include general economic conditions, prevailing interest rates and changes in the borrower’s job, including transfers and unemployment. Refinancing opportunities which may provide more favorable repayment terms, including those offered under consolidation loan programs like the federal direct consolidation loan program, also affect prepayment rates. There is insufficient information available to be able to estimate the rate of prepayment with respect to the student loans in the trust estate.

     Scheduled payments with respect to, and the maturities of, student loans may be extended as authorized by the Higher Education Act. Also, periods of forbearance or refinancings through consolidation loans having longer maturities may lengthen the remaining term of the loans and the average life of each series of notes. You will bear entirely any reinvestment risks resulting from a faster or slower incidence of prepayment of loans.

     The rate of principal payments to you on the notes and the yield to maturity of the notes will be directly related to the rate of payments of principal on the student loans the trust acquires. Changes in the rate of prepayments may significantly affect your actual yield to maturity, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier a prepayment of principal of a loan, the greater the effect on your yield to maturity. The effect on your yield as a result of principal payments occurring at a rate higher or lower than the rate anticipated by you during the period immediately following the issuance of the notes will not be offset by a subsequent like reduction, or increase, in the rate of principal payments.

The characteristics of the portfolio of student loans held in the trust estate may change

     As a master trust, the trust may issue series of notes from time to time and use the proceeds to add additional student loans to the trust estate. In addition, collections received by the trust with respect to student loans may be used by the trust to acquire additional student loans. The prospectus supplement for a series of notes will describe the characteristics of the trust’s student loan portfolio at that time. Following the transfer of additional student loans to the trust, the characteristics of the student loans may differ significantly from those described in a prospectus supplement. The characteristics that may differ include the composition of our student loan portfolio, changes in the relative concentration of guarantors in our portfolio, distribution by loan type, distribution by interest rate, distribution by principal balance and distribution by remaining term. In addition, the characteristics of the loans in our portfolio will change from time to time due to factors such as repayment of the student loans in the normal course of business, prepayments on the student loans, amendments to the Higher Education Act, sales or exchanges of student loans, or the occurrence of delinquencies or defaults on the student loans. A portfolio of student loans acquired previously by us is not necessarily indicative of future performance of student loans held by the trust.

     The trust’s cash flow, and its ability to make payments due on your notes, will be reduced to the extent interest is not currently payable on our student loans. The borrowers on most student loans are not required to make payments during the period in which they are in school and for certain authorized periods after graduation as described in the Higher Education Act. The Department of Education will make all interest payments while payments are deferred under the Higher Education Act on certain student loans. For all other student loans, interest generally will be capitalized and added to the principal balance of the loans. The trust estate will consist of student loans for which payments are deferred as well as student loans for which the borrower is currently required to make payments of principal and interest. The proportions of the loans in the trust estate for which payments are deferred and currently in repayment will vary during the period that the notes are outstanding.

Student loans are unsecured and the ability of the guarantee agencies to honor their guarantees may become impaired

     The Higher Education Act requires that all student loans be unsecured. As a result, the only security for payment of the student loans held in the trust estate are the guarantees provided by the guarantee agencies.

     A deterioration in the financial status of a guarantee agency and its ability to honor guarantee claims on defaulted student loans could delay or impair the guarantee agency’s ability to make claims payments to the trustee. The financial condition of a guarantee agency can be adversely affected if it submits a large number of reimbursement claims to the Department of Education, which results in a reduction of the amount of reimbursement that the Department of Education is obligated to pay the guarantee agency. The Department of Education may also require a guarantee agency to return its reserve funds to the Department of Education upon a finding that the reserves are unnecessary for the guarantee agency to pay its program expenses or to serve the best interests of the federal student loan program. The inability of any guarantee agency to meet its guarantee obligations could reduce the amount of principal and interest paid to you as the owner of the notes or delay those payments past their due date.

     If the Department of Education has determined that a guarantee agency is unable to meet its guarantee obligations, the loan holder may submit claims directly to the Department of Education and the Department of Education is required to pay the full guaranty claim amount due with respect thereto. See “Description of the Guarantee Agencies” in this prospectus. However, the Department of Education’s obligation to pay guarantee claims directly in this fashion is contingent upon the Department of Education’s making the determination that a guarantee agency is unable to meet its guarantee obligations. The Department of Education may not ever make this determination with respect to a guarantee agency and, even if the Department of Education does make this determination, payment of the guarantee claims may not be made in a timely manner.

Payment offsets by guarantee agencies or the Department of Education could prevent the trust from paying you the full amount of the principal and interest due on your notes

     One or more affiliates of the depositor may establish other trusts that have the same eligible lender trustee as we do. The eligible lender trustee may use the same Department of Education lender identification number for student loans in the trust as it uses for other student loans it holds on behalf of affiliates of the depositor or other trusts established by one or more affiliates of the depositor. If so, the billings submitted to the Department of Education and the claims submitted to guarantee agencies will be consolidated with the billings and claims for payments for student loans of such trust or such affiliates using the same lender identification number. Payments on those billings by the Department of Education as well as claim payments by the applicable guarantee agencies will be made to the eligible lender trustee, or to a servicer on behalf of the eligible lender trustee, in lump sum form. Those payments must be allocated by the eligible lender trustee among the various trusts and other parties that reference the same lender identification number.

     If the Department of Education or a guarantee agency determines that the eligible lender trustee owes it a liability on any student loan held in any trust or by any other party (whether or not a part of the trust that issued your notes), the Department of Education or the applicable guarantee agency may seek to collect that liability by offsetting it against payments due to the eligible lender trustee in respect of the student loans pledged to secure your notes. Any offsetting or shortfall of payments due to the eligible lender trustee could adversely affect the amount of funds available to the trust and thus the trust’s ability to pay you principal and interest on your notes.

If the trust cannot purchase student loans, it will pay principal on or redeem notes

     We will use the proceeds of the notes sold by the trust to acquire student loans. If student loan purchases are not completed, the trust will use those amounts to pay principal on or to redeem your notes as provided in the related prospectus supplement.

A secondary market for your notes may not develop, and this could diminish their value

     Each series of notes will be a new issue without an established trading market. We do not intend to list any series of notes on any national exchange. As a result, a secondary market for the notes may not develop, and therefore it may be difficult for you to resell your notes at the time and at a price you desire. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to sell any of your notes.

Changes in law may affect the trust’s student loan portfolio

     The Higher Education Act and other relevant federal or state laws may be amended or modified in the future. For example, changes might be made to the rate of interest paid on student loans, to the level of insurance provided by guarantee agencies or to the servicing requirements for student loans. We cannot predict whether any changes will be adopted or, if so, what impact such changes may have on the trust or your notes.

     Federal funding for Higher Education Act programs require reauthorization by Congress from time to time and enactment of the reauthorization legislation into law. Although Congress has consistently reauthorized funding of Higher Education Act programs, it has from time to time made changes in the programs and in the levels at which programs have been funded. There is no assurance that Congress will continue to reauthorize the funding and content of Higher Education Act student loan programs or that it will do so at current funding levels.

Competition created by the Federal Direct Student Loan Program could adversely affect the availability of student loans, the cost of servicing, the value of student loans and prepayment expectations

     Under the Federal Direct Student Loan Program, the Department of Education makes student loans directly to student borrowers through the educational institutions they attend. This program could result in reductions in the volume of student loans made under the Federal Family Education Loan Program and available to us for purchase. This reduced volume may cause a servicer or subservicer to experience increased costs due to reduced economies of scale. These cost increases could reduce the ability of a servicer to satisfy its obligations to service the student loans. This could also reduce revenues received by the guarantee agencies available to pay claims on defaulted student loans. The Department of Education has implemented a direct consolidation loan program, which may further reduce the volume of student loans available for purchase and may increase the rate of repayment of student loans. We refer you to “Description of the FFEL Program” in this prospectus.

The subordinate and junior subordinate notes are subordinated to the senior notes

     The trust may issue one or more series of notes, in one or more series. Payments of interest and principal on subordinate notes are subordinated in priority of payment to payments of interest and principal due on senior notes. A supplemental indenture may also provide for the issuance of junior subordinate notes which will be subordinated in priority of payment to payments of interest and principal due on subordinate notes. Subordinate notes and junior subordinate notes are subordinated to senior notes, and junior subordinate notes are also subordinate to subordinate notes, as to the direction of remedies upon an event of default. Consequently, holders of subordinate notes and junior subordinate notes may bear a greater risk of losses or delays in payment than holders of senior notes. If you are a holder of a subordinate note or a junior subordinate note, if the actual rate and amount of losses on the student loans exceeds your expectations and any available credit enhancement is insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than you anticipate, and you could suffer a loss. In addition, holders of junior subordinate notes and subordinate notes may be limited in the legal remedies that are available to them until the holders of senior notes are paid in full.

The trust may issue additional notes secured by the trust estate

     The trust may issue additional series of notes, in one or more series if so provided in the related prospectus supplement. The additional notes will be secured by the trust estate. Those additional notes may be issued without the consent or approval of the owners of any notes then outstanding and may be on a parity with or subordinate to any senior notes and senior to, on a parity with or subordinate to subordinate or junior subordinate notes issued by the trust. However, before issuing additional notes, the trust must receive written evidence from each rating agency then rating any outstanding notes of the trust that the rating or ratings will not be reduced or withdrawn as a result of the issuance of the proposed additional notes. See “Description of the Indenture—Notes and Other Obligations—Issuance of Additional Notes” in this prospectus.

Different rates of change in interest rate indexes may affect the trust’s cash flow

     The interest rates on your notes may fluctuate from one interest period to another in response to changes in LIBOR rates, Treasury security rates, commercial paper rates, or other rate indexes, or as a result of the auction procedures described in this prospectus, as specified in the related prospectus supplement. The student loans that will be purchased with the proceeds from the sale of notes bear interest at fixed or floating rates, which are generally based upon the bond equivalent yield of the 91 day Treasury Bill rate and, in certain interest rate environments, the trust may be entitled to receive special allowance payments on its student loans from the Department of Education based upon a three month commercial paper rate. See “Description of the FFEL Program” in this prospectus. If there is a decline in the rates payable on student loans the trust acquires, the amount of funds representing interest deposited into the collection fund may be reduced. If the interest rates payable on notes issued by the trust do not decline in a similar manner and time, the trust may not have sufficient funds to pay interest on its notes when it becomes due. Even if there is a similar reduction in the rates applicable to the notes, there may not necessarily be a reduction in the other amounts required to be paid out of the trust estate, such as administrative expenses, causing interest payments to be deferred to future periods. Sufficient funds may not be available in future periods to make up for any shortfalls in the current payments of interest on the notes or expenses of the trust estate.

The notes may be issued only in book-entry form

     Usually, each series of notes will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company, and will not be registered in your name or the name of your nominee. If we elect to issue definitive notes registered in the name of the holder in connection with the sale of a series of notes, that election will be contained in the related prospectus supplement. Unless and until definitive securities are issued, beneficial owners of notes will not be recognized by the trustee as holders as that term is used in the indenture. Until definitive securities are issued, beneficial owners of notes will only be able to exercise the rights of holders indirectly through The Depository Trust Company and its participating organizations.

The ratings of the notes are not a recommendation to purchase and may change

     It is a condition to issuance of the notes that they be rated as indicated in the related prospectus supplement. Ratings are based primarily on the creditworthiness of the underlying student loans, the level of subordination, the amount of credit enhancement and the legal structure of the transaction. The ratings are not a recommendation to you to purchase, hold or sell any series of notes inasmuch as the ratings do not comment as to the market price or suitability for you as an investor. A rating only addresses the likelihood of the ultimate payment of principal and stated interest and does not address the likelihood of prepayments on the notes or the likelihood of the payment of carryover amounts with respect to interest. An additional rating agency may rate the notes, and that rating may not be equivalent to the initial rating described in the related prospectus supplement. Ratings may be lowered or withdrawn by any rating agency if in the rating agency’s judgment circumstances so warrant. A lowered rating is likely to decrease the price a subsequent purchaser would be willing to pay you for your notes.

Borrowers of student loans are subject to a variety of factors that may adversely affect their repayment ability

     Collections on the student loans during a monthly collection period may vary greatly in both timing and amount from the payments actually due on the student loans for that monthly collection period for a variety of economic, social and other factors.

     Failures by borrowers to pay timely the principal and interest on their student loans or an increase in deferments or forbearances could affect the timing and amount of available funds for any monthly collection period and the ability to pay principal and interest on your notes. Borrowers may be offered and if so may elect to participate in graduated repayment programs. As a result of such participation, a borrower may be eligible initially to make lower periodic loan payments. However, that type of borrower will incur a greater amount of interest over the life of a student loan and, at one or more future points in time, will incur an increase in his or her periodic loan payment amount, which may adversely impact the borrower’s ability to repay the loan and which could adversely affect the amount of available funds for any monthly collection period and the ability to pay principal and interest on the notes.

     In addition, some of the student loans will be made to graduate and professional students, who generally have higher debt burdens than student loan borrowers as a whole. The effect of these factors, including the effect on the timing and amount of available funds for any monthly collection period and the ability to pay principal and interest on your notes is impossible to predict.

The principal amount of the notes outstanding may exceed the principal amount of the assets in the trust estate, which could result in losses on your notes if there was a liquidation

     We expect to acquire student loans at premiums exceeding the principal amount of the student loans. Therefore, the principal amount of notes outstanding at any time may exceed the principal amount of student loans and other assets in the trust estate held by the trustee under the indenture. If an event of default occurs and the assets in the trust estate are liquidated, the student loans would have to be sold at a premium for the subordinated noteholders and possibly the senior noteholders to avoid a loss. We cannot predict the rate or timing of accelerated payments of principal or the occurrence of an event of default or when the aggregate principal amount of the notes may be reduced to the aggregate principal amount of the student loans.

     Payment of principal and interest on the notes is dependent upon collections on the student loans. If the yield on the student loans does not generally exceed the interest rate on the notes and expenses relating to the servicing of the student loans and administration of the indenture, the trust may have insufficient funds to repay the notes.

If the trustee sells loans after an event of default, there could be losses on your notes

     Generally, during an event of default, the trustee is authorized with certain noteholder consent to sell the student loans. However, the trustee may not find a purchaser for the student loans. Also, the market value of the student loans plus other assets in the trust estate might not equal the principal amount of notes plus accrued interest. The competition currently existing in the secondary market for loans made under the FFEL Program also could be reduced, resulting in fewer potential buyers of the trust’s student loans and lower prices available in the secondary market for those loans. There may be even fewer potential buyers for those loans, and therefore lower prices available in the secondary market. You may suffer a loss if the trustee is unable to find purchasers willing to pay sufficient prices for the student loans.

Less than all of the holders can approve amendments to the indenture or waive defaults under the indenture

     Under the indenture, holders of specified percentages of the aggregate principal amount of the notes may amend or supplement provisions of the indenture and the notes and waive events of defaults and compliance provisions without the consent of the other holders. You have no recourse if the holders vote and you disagree with the vote on these matters. The holders may vote in a manner which impairs the ability to pay principal and interest on your notes. Also, so long as senior notes are outstanding, the holders of subordinate notes will not have the right to approve certain amendments, or exercise certain rights under the indenture.

The notes are not suitable investments for all investors

     The notes are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

Rating agencies can permit certain actions to be taken without your approval

     The indenture provides that the trust and the trustee may undertake various actions based upon receipt by the trustee of confirmation from the rating agencies that the outstanding ratings assigned by such rating agencies to the notes are not thereby impaired. Such actions include, but are not limited to, amendments to the indenture, the issuance of additional notes and the execution by the trust of interest rate swap agreements. To the extent such actions are taken after issuance of your notes, you will be relying on the evaluation by the rating agencies of such actions and their impact on credit quality.

The trust may enter into derivative product agreements which could result in delays in payment or losses on your notes if the counterparty fails to make its payments

     Under the indenture, the trust may enter into derivative product agreements if certain requirements are met, including the requirement that the rating agencies will not reduce or withdraw the ratings on any notes.

     If the trust enters into derivative product agreements, at such times that the payment due to the trust is greater than the trust’s payment obligation, the trustee’s ability to make principal and interest payments on the applicable notes will be affected by the ability of the provider of the derivative product agreement to meet its net payment obligation to the trustee. At such times that the trust’s payment obligation is greater than the payment due to the trust by the provider of a derivative product agreement, the trustee’s ability to make principal and interest payments of the notes and pay amounts owing on other notes and derivative product agreements may be affected by the trust’s legal requirement to meet its net payment obligation to the provider of the derivative product agreement.

     If a payment is due to the trust estate under a derivative product agreement, a default by the applicable counterparty may reduce the amount of funds available to pay principal and interest on your notes. Payment of principal and interest on the notes also may be adversely affected if the aggregate limit on a counterparty’s obligation under its derivative product agreement is reached or a court holds that a derivative product agreement is not enforceable.

     In addition, a derivative product agreement may terminate early upon the occurrence of certain events, such as failure by a counterparty to make a required payment, or if the credit ratings of the counterparty or its credit support provider fall below the required ratings specified in the agreement and a substitute counterparty cannot be found. If an early termination occurs, noteholders may no longer have the benefit of that derivative product agreement. We may not be able to enter into a substitute derivative product agreement. Moreover, even if an early termination occurs as a result of a counterparty default, the counterparty may be owed a significant termination payment that may result in delays in payments on your notes or a loss on your investment.

Some liens would be given priority over your notes which could cause a loss in your investment or delayed payments

     A tax or governmental lien (or other liens imposed under applicable state or federal law, including, without limitation, a lien in favor of the Internal Revenue Service or Pension Benefit Guaranty Corporation) on the property of the trust the depositor or another seller may arise before the origination or acquisition of student loans, or before the trust pledges the student loans under the indenture. Such a lien would have priority over your interest in those student loans. In this event, payments to you could be delayed or reduced.

Decisions by the depositor as to the trust to which it sells loans will affect the collateral that backs the notes

     The depositor may be a depositor with respect to other trusts. Loans sold by the depositor to the trust may differ in their characteristics, such as nature of borrower, loan balance, interest rate, default rate and other characteristics. One or more trusts, other than the trust, may acquire from the depositor loans which could be deemed to have characteristics that might be deemed superior to those loans acquired by the trust.

Special Note Regarding Forward Looking Statements

     Statements in this prospectus and the prospectus supplement, including those concerning expectations as to the trust’s ability to purchase eligible student loans, to structure and to issue securities and to pay notes, and certain of the information presented in this prospectus and the prospectus supplement, constitute “forward looking statements”, which represent our expectations and beliefs about future events. When used in this prospectus and the prospectus supplement, the words “estimate,” “intend,” “expect,” “assume,” and similar expressions identify forward-looking statements. Any forward-looking statement is subject to uncertainty and risks that could cause actual results to differ, possibly materially, from those contemplated in such forward-looking statements. Inevitably, some assumptions used to develop forward-looking statements will not be realized or unanticipated events and circumstances may occur. For a discussion of the factors which could cause actual results to differ from expectations, please see “Risk Factors” in this prospectus and in the prospectus supplement.

Formation of the Trust

     The trust was established in February 2003 as a Delaware statutory trust pursuant to a trust agreement between the depositor and The Bank of New York (Delaware), as Delaware trustee. The trust will issue notes in one or more series. The trust agreement limits the operations of the trust to the following activities:

•	acquiring, holding and managing the financed eligible loans and the other assets of the trust estate and proceeds therefrom,

•	issuing the notes and trust certificates,

•	entering into derivative and credit support agreements,

•	making payments on the notes and trust certificates, and

•	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

     The notes will be issued pursuant to the indenture of trust and a supplemental indenture of trust described in the related prospectus supplement. The notes will represent indebtedness of the trust only, secured by the assets of the trust.

     The eligible lender trustee will acquire legal title to the student loans on behalf of the trust and will enter into a guarantee agreement with each of the guarantee agencies for the student loans. The eligible lender trustee will use the proceeds from the sale of notes to purchase student loans on behalf of the trust.

     Following the acquisition of student loans, the assets of the trust will include:

•	student loans purchased with the proceeds from the issuance of the notes, legal title to which will be held by the eligible lender trustee;

•	revenues, consisting of all principal and interest payments, proceeds, charges and other income the trustee receives on account of any student loan, including interest subsidy payments and any special allowance payments with respect to any student loan, and investment income from all funds created under the indenture, and any proceeds from the sale or other disposition of the student loans;

•	all moneys and investments held in the trust funds created under the indenture;

•	rights under any loan purchase agreement and servicing agreement, including the right to require any seller or servicer to repurchase student loans or to substitute student loans under certain circumstances;

•	any other property described in the related prospectus supplement, including any credit enhancement facilities for the notes and rights to receive payments under swap agreements.

The Depositor

     Consolidation Loan Funding, LLC (the “depositor”), a Delaware limited liability company, will be the depositor under the trust agreement and will own all the equity interests in the trust. The depositor has two members; one is Goal Financial, LLC, formerly known as Student Loan Consolidation Center, LLC (a California limited liability company) which owns a ninety-nine percent (99%) non-voting membership interest; the other is CLF Management Corp. which owns a one percent (1%) voting membership interest and which is wholly owned by Goal Financial. The depositor’s limited liability company agreement contains certain limitations, including restrictions on the nature of the depositor’s business and a restriction on the depositor’s ability to commence a voluntary case or proceeding under any insolvency law without the prior unanimous affirmative vote of all its managers, including CLF Management Corp., which has certain independent directors.

     Management of the depositor is entrusted to its manager, CLF Management Corp. CLF Management Corp. is a corporation organized under the laws of the State of Delaware. The certificate of incorporation of the depositor’s manager contains certain limitations, including restrictions on the nature of CLF Management Corp.’s business and a restriction on its ability to commence a voluntary case or proceeding under any insolvency law without the prior unanimous affirmative vote of all its directors, including its independent directors.

     The depositor is principally in the business of:

•	originating (via its eligible lender trustee The Bank of New York Trust Company, N.A. or its successor eligible lender trustee) Consolidation Loans and other student loans, but in the future potentially, if rating agency confirmation is first obtained, also originating other student loans and Alternative Loans, marketed for the depositor by Goal Financial;

•	if rating agency confirmation is first obtained, acquiring certain student loans originated by persons other than the depositor;

•	reselling or otherwise transferring eligible loans into the trust estate or other trusts; and

•	arranging for Consolidation Loans, and if rating agency confirmation is first obtained, other student loans eligible to be financed eligible loans to be acquired by the trust from persons other than the depositor, in which event the trust is expected to pay to the depositor an origination fee.

The depositor is not expected to have any substantial assets other than its beneficial interest in the trust.

Goal Financial

     The principal business of Goal Financial, LLC, formerly known as Student Loan Consolidation Center, LLC (“Goal Financial”), is to market education loans for lenders who are eligible to make such loans and for others authorized to market or administer such loans.

Goal Financial’s headquarters are located at 9477 Waples Street, San Diego, California 92121. Goal Financial currently occupies approximately 40,000 square feet for office space, data center, and mailroom. Goal Financial currently employs more than 190 full-time employees, including nine executives and approximately eighteen managers, sixty loan consultants and twenty loan processors.

The Issuer Administrator

     Lord Securities Corporation of New York, New York (“Lord”) serves as the issuer administrator pursuant to an administration agreement. As issuer administrator, Lord performs certain administrative services referred to in the indenture, the trust agreement and the eligible lender trust agreement, including, among other things,

     (i) administering accounting and financial reporting activities of the trust,

     (ii) preparing operating budgets, statistical reports and cash flow projections to the extent required by the indenture and

     (iii) providing the notices and performing other administrative obligations required by the indenture, the trust agreement or the Higher Education Act.

     Lord, formed in 1984, is a financial services and securitization administration company, with operations in New York, New York; Wilmington, Delaware; Sydney, Australia and Johannesburg, South Africa, with operating affiliates in London and Tokyo. Through its previous administration within a leading Wall Street investment bank, Lord’s principals have served the securitization and structured finance market since 1971, and with its network and experienced personnel, provides transaction sponsors and their financial and legal advisors with multi-jurisdictional service. Professional staff at Lord includes certified public accountants, MBAs, in-house paralegal expertise, and others with experience in the securitization industry. Lord provides domestic and offshore special purpose entities with equity capital, independent directors and officers, as well as full-service, third-party special purpose entity administration, ownership, transaction management, accounting and treasury services. Lord currently services over 550 special purpose entities with financing capabilities in excess of $250 billion, and is an active participant in the student loan industry segment.

     Pursuant to Lord’s administration agreement, Lord performs the duties of the issuer administrator and the trust under the administration agreement, the indenture, the trust agreement and the eligible lender trust agreement (collectively the “trust related agreements”) which are not specifically delegated to the subadministrator. In addition, Lord consults with the Delaware trustee regarding the duties of the trust and the Delaware trustee under the trust related agreements. Lord monitors the performance of the trust and advises the eligible lender trustee and the Delaware trustee when action is necessary to comply with the trust’s duties under the trust related agreements. Lord prepares for execution by the trust, or causes the preparation by other appropriate persons or entities of, all such documents, reports, filings, instruments, certificates and opinions that it is the duty of the trust to prepare, file or deliver pursuant to the trust related agreements. In furtherance of the foregoing, Lord takes all appropriate action that is the duty of the trust to take pursuant to the trust related agreements. Lord also performs, or causes to be performed, its duties and obligations and the duties and obligations of the Delaware trustee on behalf of the trust under the trust agreement.

     With respect to servicing and guarantees, pursuant to the administration agreement, Lord, if necessary:

     (i) consolidates, prepares and reports all pertinent information to the Department of Education on the “Lender Reporting System Report” (or such successor report as may be applicable);

     (ii) monitors and reports on the performance of the servicers under the servicing agreements;

     (iii) monitors and reports on the performance of the guarantee agencies under the guarantee agreements; and

     (iv) performs such other administrative tasks connected with loan servicing and guarantees as may be required from time to time.

     With respect to matters that in the reasonable judgment of Lord are non-ministerial, pursuant to the administration agreement, Lord is not under any obligation to take any action, and in any event will not take any action, unless it has received instructions from the Delaware trustee or the depositor. For the purpose of the preceding sentence, “non-ministerial matters” include, without limitation:

     (i) the amendment of or any supplement to the trust related agreements;

     (ii) the initiation of any action, claim or lawsuit by the trust and the compromise of any action, claim or lawsuit brought by or against the trust, except for actions, claims or lawsuits initiated in the ordinary course of business by the trust or its agents or nominees for the collection of amounts owed in respect of financed eligible loans;

     (iii) the appointment of successor trustees pursuant to the indenture, or the consent to the assignment by the trustee of its obligations under the indenture;

     (iv) the removal of the trustee; and

     (v) the amendment, change or modification of the administrative services agreement or any trust related agreement, except for amendments, changes or modifications that do not either (1) reduce in any manner the amount of, or delay the timing of, or collections of payments with respect to the financed eligible loans or (2) materially reduce the underwriting standards with respect to the financed eligible loans. Action by Lord in respect of those particular non-ministerial matters also requires a rating agency confirmation.

The Subadministrator

     CLF Administration Company, L.L.C. (“CLF Administration”), a Nevada limited liability company that is wholly owned by Goal Financial, performs limited administrative services for the issuer administrator under an administrative services agreement between CLF Administration and the issuer administrator (the “administrative services agreement”). CLF Administration performs certain administrative services which entail strategic business decisions, particularly:

•	all issues relating to the closing of the sale of any series of notes including the payment of the costs of issuance for any series of notes;

•	the initiation of any action, claim or lawsuit by the trust and the compromise of any action, claim or lawsuit brought by or against the trust;

•	the selecting and assigning of servicers and guarantee agencies and negotiating and/or renegotiating contracts, terms and/or pricing with servicers and/or guarantee agencies; and

•	the selecting and assigning of, and negotiating and renegotiation for the services of professional personnel such as, without limitation, accountants, investment bankers, attorneys and rating agencies.

Description of the Indenture

General

     The trust, the eligible lender trustee and the trustee have entered into an indenture of trust, dated as of February 1, 2003 (the “indenture”), which authorizes the issuance of series of notes from time to time, as further provided in supplemental indentures. The following is a summary of the material terms of the indenture. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the indenture.

     The indenture establishes the general provisions of notes issued thereunder and sets forth various covenants and agreements relating thereto, default and remedy provisions, and responsibilities and duties of the trustee and establishes the various funds into which revenues related to the financed student loans and the notes are deposited and transferred for various purposes.

Funds and Accounts

Acquisition Fund

     The indenture establishes an acquisition fund. With respect to each series of notes, the trustee will, upon delivery to the initial purchasers thereof and from the proceeds thereof, credit to the acquisition fund the amount, if any, specified in the supplemental indenture providing for the issuance of such series of notes. The trustee will also deposit in the acquisition fund: (1) any funds to be transferred thereto from the collection fund or the surplus fund, and (2) any other amounts specified in a supplemental indenture.

     Balances in the acquisition fund will be used only for (a) the acquisition of eligible loans, including the payment of any related premium and origination and guarantee fees, if any, and any related add-on loan, (b) the redemption or purchase of, or distribution of principal with respect to, notes as provided in a supplemental indenture providing for the issuance of such notes, (c) the payment of debt service on the notes and other obligations when due, (d) following the acquisition period, the deposit of amounts into the debt service fund, (e) the deposit of amounts into the administration fund to pay administration fees, servicing fees and note fees or (f) such other purposes related to the trust’s loan programs as may be provided in the supplemental indenture authorizing a series of notes. The trustee will make payments from the acquisition fund to Lenders for the acquisition of eligible loans, including all related premiums, if any, in connection therewith and any related add-on loan (such payments to be made at a purchase price not in excess of any limitation specified in a supplemental indenture). The trustee will also make payments from the acquisition fund for the origination of eligible loans, including all origination, guarantee and other fees, if any, in connection therewith, and any related add-on loan. Notwithstanding the foregoing, and unless the trust has established a premium in a supplemental indenture or any future supplemental indenture or unless the trust has obtained a rating agency confirmation, the trust shall not pay any premium.

     If, on any monthly calculation date, the balance in the acquisition fund available for such purpose is less than the amount set forth in a certificate of the trust as the amount expected to be needed to pay such origination, guarantee fees, related premiums and other fees due in the next month, the trustee will transfer an amount equal to such deficiency to the acquisition fund from the following funds in the following order of priority: the collection fund and the surplus fund.

     Balances in the acquisition fund (other than any portion of such balances consisting of student loans) will be transferred to the debt service fund on any monthly calculation date to the extent required to pay the debt service due on the notes and any other obligations, as described under “—Debt Service Fund” below. If any amounts have been transferred to the debt service fund as described in this paragraph, the trustee will, to the extent necessary to cure the deficiency in the acquisition fund as a result of such transfer, transfer to the acquisition fund amounts from the collection fund as described below under “—Collection Fund.”

     On the first monthly calculation date following the end of the acquisition period relating to a series of notes, the trustee will transfer from the acquisition fund to the retirement account of the debt service fund, for the redemption of, or distribution of principal with respect to, notes, an amount equal to the remaining acquisition amount as described below under “—Debt Service Fund.”

     Except as otherwise set forth in a supplemental indenture, which supplemental indenture shall be executed by the trust only after receipt of a rating agency confirmation, or with rating agency confirmation, the trust may direct the trustee and the eligible lender trustee to sell to any purchaser one or more student loans financed with moneys in the acquisition fund only in the following circumstances:

     (a) to the depositor or other seller if such party is required to repurchase such financed student loan pursuant to a student loan purchase agreement;

     (b) in order to avoid an event of default under the indenture;

     (c) to a guarantee agency; or

     (d) if all of the financed student loans are sold at a price sufficient to defease all obligations outstanding under the indenture and such proceeds are so used.

     Prior to any such sale, the trustee will have received a certification from the trust certifying that such sale will not materially adversely affect the trust’s ability to pay debt service on the outstanding notes and outstanding other obligations, carry-over amounts (including accrued interest thereon) with respect to outstanding notes, servicing fees, administration fees or note fees. Any money received by the trust in connection with a sale of financed student loans pursuant to this paragraph, including those moneys representing the excess of the aggregate principal balance of and accrued borrower interest on such financed student loans released from the indenture over the aggregate principal balance of and accrued borrower interest on the eligible loans transferred to the indenture in exchange therefor, will be deposited to the credit of the collection fund in accordance with the indenture. Notwithstanding the foregoing, the trust may not direct the trustee or the eligible lender trustee to sell any student loans financed with moneys in the acquisition fund to the depositor pursuant to clause (a) of the preceding paragraph (unless the depositor is required to repurchase such student loan pursuant to a student loan purchase agreement).

     Any acquisition or sale of eligible loans may be for an amount of principal, interest and special allowance payments as of a cut-off date determined by the trust, and, notwithstanding any other provision of the indenture to the contrary, compensatory payments and receipts may be made to and from the acquisition fund in amounts necessary to reconcile the same. Pending application of moneys in the acquisition fund for one or more authorized purposes, such moneys will be invested in investment securities, as described under “—Investments” below, and any income from those investments will be deposited in the collection fund.

Collection Fund

     The indenture establishes a collection fund. The trustee will credit to the collection fund:

     (1) all amounts received as interest, including interest subsidy payments, late fees and principal payments with respect to financed student loans, including all guarantee payments, and all special allowance payments with respect to financed student loans (excluding, unless otherwise provided in a supplemental indenture, any interest subsidy payments and special allowance payments that accrued prior to the date on which such student loans were financed),

     (2) unless otherwise provided in a supplemental indenture, proceeds of the sale of any financed student loans held in the acquisition fund,

     (3) any amounts transferred from the acquisition fund, the administration fund, the reserve fund and the borrower benefits fund,

     (4) all amounts received as earnings on income from investment securities in the acquisition fund, the reserve fund, the administration fund, the surplus fund, the borrower benefits fund, the collection fund and the debt service fund,

     (5) all counterparty swap payments, and

     (6) any amount representing proceeds of the notes as specified in a supplemental indenture.

     On each monthly calculation date, the trustee will transfer the moneys received during the preceding month in the collection fund in the following order:

•	first, to make any payments due and payable by the trust to the U.S. Department of Education related to the financed student loans or any other payment due and payable to a guarantee agency relating to its guarantee of financed student loans or any other payment due to another entity or trust estate if amounts due by the trust or the eligible lender trustee to the U.S. Department of Education or a guarantee agency with respect to financed student loans were paid by or offset against such other entity or trust estate;

•	second, to the administration fund, to increase the balance thereof to such amounts as an authorized officer of Lord as issuer administrator shall direct for certain costs and expenses, subject to the limitations set forth in any supplemental indenture;

•	third, to the interest account, to provide for the payment of interest on senior notes or other senior obligations (except termination payments due under senior swap agreements as a result of swap counterparty default) payable therefrom as described under “—Interest Account” below;

•	fourth, to the principal account, to provide for the payment of principal of senior notes at their stated maturity or on mandatory sinking fund payment dates or the reimbursement

•	of senior credit facility providers for the payment of principal of the notes as described under “—Principal Account” below;

•	fifth, to the interest account, to provide for the payment of interest on subordinate notes or other subordinate obligations (except termination payments due under subordinate swap agreements as a result of swap counterparty default) payable therefrom as described under “—Interest Account” below;

•	sixth, to the principal account, to provide for the payment of principal of subordinate notes at their stated maturity or on mandatory sinking fund payment dates or the reimbursement of subordinate credit facility providers for the payment of principal of the notes as described under “—Principal Account” below;

•	seventh, to the reserve fund if necessary to increase the balance thereof to the reserve fund requirement;

•	eighth, to the interest account to provide for the payment of interest on junior subordinate notes or other junior subordinate obligations (except termination payments due under junior subordinate swap agreements as a result of swap counterparty default) payable therefrom as described under “—Interest Account” below;

•	ninth, to the principal account, to provide for the payment of principal of junior subordinate notes at their stated maturity or on mandatory sinking fund payment dates or the reimbursement of junior subordinate credit facility providers for the payment of principal of the notes as described under “—Principal Account” below;

•	tenth, to make such other payments as may be set forth in a supplemental indenture;

•	eleventh, to the acquisition fund (but only during the revolving period, or after the revolving period to fund any add-on loan) for the acquisition student loans, such amount as directed by the trust;

•	twelfth, to the retirement account, at the direction of the trust, for the redemption of, or distribution of principal with respect to, notes (or the reimbursement of credit facility providers for the payment of the prepayment price of the notes);

•	thirteenth, to the interest account for the payment of carry-over amounts (and interest thereon) due with respect to the senior notes;

•	fourteenth (but only if the senior asset percentage would be at least 100% upon the application of such amounts), to the interest account for the payment of carry-over amounts (and interest thereon) due with respect to the subordinate notes;

•	fifteenth (but only if the senior asset percentage and the subordinate asset percentage would be at least 100% upon the application of such amounts), to the credit of the interest account, for the payment of carry-over amounts (and interest thereon) with respect to the junior subordinate notes;

•	sixteenth, to the interest account for the payment of termination payments due under senior swap agreements as a result of a swap counterparty default;

•	seventeenth, to the interest account for the payment of termination payments due under subordinate swap agreements as a result of a swap counterparty default;

•	eighteenth, to the interest account for the payment of termination payments due under junior subordinate swap agreements as a result of a swap counterparty default; and

•	nineteenth, to the surplus fund.

     Pending transfers from the collection fund, the moneys therein will be invested in investment securities as described under “—Investments” below, and any income from those investments will be retained therein.

Administration Fund

     With respect to each series of notes, the trustee will, upon delivery thereof and from the proceeds thereof, credit to the administration fund established under the indenture the amount, if any, specified in the supplemental indenture providing for the issuance of such series of notes. The trustee will also credit to the administration fund, all amounts transferred thereto from the collection fund and the surplus fund. Amounts in the administration fund will be used to pay costs of issuance (to the extent provided by a supplemental indenture), servicing fees, administration fees and note fees.

     On each monthly calculation date, the trustee will transfer to the administration fund moneys available under the indenture for transfer thereto from the sources set forth in the following sentence and in such amounts and at such times as an authorized officer of the issuer administrator shall direct, for the payment of servicing fees, administration fees or note fees. Deposits to the administration fund will be made from the following sources in the following order of priority: the collection fund, and the surplus fund.

     Pending transfers from the administration fund, the moneys therein will be invested in investment securities, as described under “—Investments” below, and any income from such investments will be deposited in the collection fund.

Debt Service Fund

     The indenture establishes a debt service fund which comprises three accounts: the interest account, the principal account and the retirement account. The debt service fund will be used only for the payment, when due, of principal of and premium, if any, and interest on the notes, the purchase price of notes, other obligations and carry-over amounts (including any accrued interest thereon). Any supplemental indenture providing for the issuance of any series of notes, the payment of which is to be provided pursuant to or secured by a credit enhancement facility, shall also provide for the creation of separate sub-accounts within the interest account, the principal account and the retirement account. Any payment received pursuant to such credit enhancement facility shall be deposited into such sub-accounts, and moneys deposited therein shall be used only for the payment of principal of and premium, if any, and interest on notes of such series, or for such other purposes as may be permitted by such supplemental indenture, upon the conditions set forth in such supplemental indenture.

     Interest Account. The trustee will deposit in the interest account:

     (1) proceeds of the issuance of notes if directed by the supplemental indenture authorizing the notes,

     (2) that portion of the proceeds from the sale of the trust’s refunding bonds, notes or other evidences of indebtedness, if any, to be used to pay interest on the notes,

     (3) all payments under any credit enhancement facilities to be used to pay interest on the notes, and

     (4) all amounts required to be transferred thereto from the trust funds described below.

     With respect to each series of notes on which interest is paid no less frequently than every 30 days, the trustee shall deposit to the interest account on each monthly calculation date an amount equal to the interest that will become payable on such notes during the following calendar month. With respect to each series of notes on which interest is paid less frequently than every 30 days, the trustee shall make equal monthly deposits to the interest account on each monthly calculation date preceding each interest payment date, to aggregate the full amount of such interest. With respect to variable rate notes for which any such amount cannot be determined on the monthly calculation date, the trustee will make such deposit based upon assumptions set forth in the supplemental indenture authorizing such notes.

     With respect to each swap agreement or credit enhancement facility under which trust swap payments or credit enhancement facility fees, as the case may be, are paid no less frequently than every 30 days, the trustee shall deposit to the credit of the interest account on each monthly calculation date an amount equal to the trust swap payments or fees that will become payable during the following calendar month. With respect to each swap agreement or credit enhancement facility under which trust swap payments or credit enhancement facility fees, as the case may be, are paid less frequently than every 30 days, the trustee shall make equal monthly deposits to the interest account on each monthly calculation date preceding each payment date, to aggregate the full amount of such trust swap payments or credit enhancement facility, as the case may be. With respect to any swap agreement for which any such amount cannot be determined on the monthly calculation date, the trustee will make such deposit based upon assumptions set forth in the supplemental indenture authorizing such swap agreement.

     Each deposit required by the preceding paragraphs will be made by transfer from the following funds and accounts, in the following order of priority: the collection fund, the surplus fund, the acquisition fund (other than that portion of the balance thereof consisting of financed student loans) and the reserve fund

     On each monthly calculation date, if any carry-over amount (including any accrued interest thereon) will be due and payable with respect to a series of notes during the next month, as provided in the related supplemental indenture, the trustee will transfer to the interest account (to the extent amounts are available therefor in the collection fund or the surplus fund, after taking into account all prior application of moneys in such funds on such monthly calculation date) an amount equal to such carry-over amount (including any accrued interest thereon) so due and payable.

     The moneys in the interest account will be invested in investment securities as described under “—Investments” below, and any income from such investments will be deposited in the collection fund.

     Principal Account. The trustee will deposit to the principal account (1) that portion of the proceeds from the sale of the trust’s bonds, notes or other evidences of indebtedness, if any, to be used to pay principal of the notes, (2) all payments under any credit enhancement facilities to be used to pay principal of notes, and (3) all amounts required to be transferred thereto from the trust funds described below.

     Such deposits shall be made by transfer from the following funds in the following order of priority (after transfers therefrom to the interest account required on the date of any such transfer as described under “—Interest Account” above): the collection fund, the surplus fund, the acquisition fund and the reserve fund.

     Balances in the principal account may also be applied to the purchase of notes at a purchase price not to exceed the principal amount thereof plus accrued interest, or to the redemption of or distribution of principal with respect to notes at a prepayment price not to exceed the principal amount thereof plus accrued interest upon transfer to the retirement account, as determined by the trust at such time. Any such purchase, redemption or distribution of principal will be limited to those notes whose stated maturity or mandatory sinking fund payment date is the next succeeding principal payment date.

     The moneys in the principal account will be invested in investment securities as described under “—Investments” below, and any income from such investments will be deposited in the collection fund.

     Retirement Account. The trustee will deposit to the retirement account

     (1) any amounts transferred thereto from the acquisition fund, the collection fund, the reserve fund, the surplus fund, or the principal account to provide for the redemption of the distribution of principal with respect to the notes,

     (2) that portion of the proceeds from the sale of the trust’s bonds, notes or other evidences of indebtedness, if any, to be used to pay the principal or prepayment price of notes on a date other than the stated maturity thereof or a mandatory sinking fund payment date therefor,

     (3) that portion of the proceeds of the sale or securitization of an eligible loan, if any, to be used to pay the principal or prepayment price of notes on a date other than the stated maturity date thereof or a mandatory sinking fund payment date thereof, and

     (4) all payments under any credit enhancement facilities to be used to pay the principal or prepayment price of notes payable from the retirement account. All notes which are to be redeemed, or with respect to which principal distributions are to be made, other than at stated maturity or on a mandatory sinking fund payment date, will be redeemed or paid with moneys deposited to the retirement account. Moneys in the retirement account shall also be used for the reimbursement to any credit facility Provider for the payment of such amounts pursuant to a credit enhancement facility.

     Subject to the provisions of the indenture described under “—Notes And Other Indenture Obligations—Call for Redemption or Purchase of Notes; Senior Asset Requirement,” amounts deposited to the credit of the retirement account to provide for the payment of the prepayment price of notes subject to mandatory redemption, or for mandatory principal distributions with respect to notes, shall be applied to such payments with respect to notes of all series subject to prepayment in such order of priority as may be established by the supplemental indentures pursuant to which such notes have been issued (or in the absence of direction from such supplemental indentures, in the order in which notes mature, and among notes with the same stated maturity, in the order in which such notes were issued).

     Balances in the retirement account may also be applied to the purchase of notes at a purchase price not to exceed the principal amount thereof plus accrued interest plus any then applicable redemption premium, as determined by the trust at such time.

     The moneys in the retirement account will be invested in investment securities as described under “—Investments” below, and any income from such investment will be deposited in the collection fund.

Reserve Fund

     Upon the delivery of any series of notes, and from the proceeds thereof or, at the option of the trust, from any amounts to be transferred thereto from the surplus fund and from any other available moneys of the trust not otherwise credited to or payable into any fund or account under or otherwise subject to the pledge and security interest created by the indenture, the trustee will credit to the reserve fund the amount, if any, specified in the supplemental indenture providing for the issuance of that series of notes, such that, upon issuance of such notes, the balance in the reserve fund shall not be less than the reserve fund requirement.

     If on any monthly calculation date the balance in the reserve fund is less than the reserve fund requirement, which will be calculated by the trustee on such monthly calculation date, the trustee will transfer thereto an amount equal to the deficiency from moneys available therefor in the following funds and accounts in the following order of priority (to the extent not required for credit to the administration fund, the debt service fund or the acquisition fund): the collection fund and the surplus fund.

     The balance in the reserve fund will be used and applied solely for the payment when due of principal of and interest on the notes and any other obligations payable from the debt service fund (see “Debt Service Fund” above), and will be so used and applied by transfer by the trustee to the debt service fund at any time and to the extent that the balance in such fund and the balances available for deposit to the credit thereof from the collection fund and the surplus fund are insufficient to meet the requirements specified in the indenture for deposit to such fund at such time (provided, however, that such amounts shall be applied in the following order of priority:

     (a) to the payment of interest on the senior notes and the payment of other senior obligations payable from the interest account,

     (b) to the payment of principal and the purchase price of the senior notes and the payment of other senior obligations payable from the principal account,

     (c) to the payment of interest on the subordinate notes and the payment of other subordinate obligations payable from the interest account,

     (d) to the payment of principal and the purchase price of the subordinate notes and the payment of other subordinate obligations payable from the principal account,

     (e) to the payment of interest on the junior subordinate notes and the payment of other junior subordinate obligations payable from the interest account, and

     (f) to the payment of principal and the purchase price of the junior subordinate notes and the payment of other junior subordinate obligations payable from the principal account). If on any monthly calculation date the balance in the reserve fund exceeds the reserve fund requirement, such excess will, upon order of an authorized officer of the trust, be transferred to the collection fund.

     Pending transfers from the reserve fund, the moneys therein will be invested in investment securities as described under “—Investments” below and any income from such investments will be deposited in the collection fund.

Surplus Fund

     On each monthly calculation date, the trustee will deposit to the surplus fund balances in the collection fund not required for deposit to any other fund or account.

     At any time there is a deficiency in any of the other funds or accounts, balances in the surplus fund shall be transferred to such funds or accounts to remedy such deficiency in the same order of priority as for the application of moneys in the collection fund (see “—Collection Fund”).

     Amounts in the surplus fund may be applied to any one or more of the following purposes at any time as determined by the trust:

     (1) transfer to the retirement account for the redemption or purchase of, or distribution of principal with respect to, notes;

     (2) the acquisition of eligible loans, or transfer to the acquisition fund for such purpose; or

     (3) so long as no event of default has occurred, paid to the trust on a quarterly basis in an amount equal to the taxes which would be theoretically incurred by the trust during the preceding calendar quarter;

provided, however, no amounts in the surplus fund shall be paid out for taxes on amounts released by the trustee to the trust from the surplus fund.

     Any amounts in the surplus fund shall also be released upon direction of the trust free and clear of the lien of the indenture if, after taking into account any such release and excluding, for these purposes only, from the calculation of the aggregate value of the trust estate, any financed student loans which are not eligible loans,

     (i) the senior asset percentage will not be less than 107% plus any other amounts as required by any supplemental indenture, and the subordinate asset percentage will not be less than 101.5% plus any other amounts as required by any supplemental indenture and

     (ii) the aggregate value of assets held under the indenture, less the principal amount of all notes outstanding will exceed $3,000,000 after release or payment;

or in all cases such lesser percentages or amounts as may be permitted with a rating agency confirmation.

     Amounts in the surplus fund may also be released free and clear of the lien of the indenture to make indemnity payments required pursuant to the terms of any servicing agreement, any custodian agreement, any guarantee agreement, any note purchase agreement, any auction agency agreement, any eligible lender trustee agreement and the administrative agreement.

     Pending transfers from the surplus fund, the moneys therein will be invested in investment securities as described under “—Investments” below, and any earnings on or income from such investments will be deposited in the collection fund.

Notes And Other Obligations

     The notes of each series will be issued pursuant to the terms of the indenture, as supplemented by a supplemental indenture relating to that series. The following summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the notes, the indenture and the applicable supplemental indenture, which provisions are incorporated by reference herein.

General Terms of Notes

     Each series of notes will be created by and issued pursuant to a supplemental indenture, which will designate the notes of that series as senior notes, subordinate notes or junior subordinate notes.

     The stated maturity dates, mandatory sinking fund payment dates (if any), redemption or principal distribution provisions, interest rates, classes (if any) and other terms of each series of notes will be established in the related supplemental indenture.

     The notes, including the principal thereof, premium, if any, and interest thereon and any carry-over amounts (and accrued interest thereon) with respect thereto, and other indenture obligations are limited obligations of the trust, payable solely from the revenues and assets of the trust pledged therefor under the indenture.

     Classes of notes will have a stated principal or notional amount and will bear interest at a specified rate or may be entitled to principal distributions with disproportionately low, nominal or no interest distributions; interest distributions with disproportionately low, nominal or no principal distributions; distributions based on a combination of components or distributions limited to collections from a designated portion of assets in the trust fund.

Fixed Rate Notes

     Fixed rate notes will have a stated maturity set forth in the applicable prospectus supplement. Fixed rate notes will bear interest from the date and at the rate per annum specified in the applicable prospectus supplement. The dates on which the holders of fixed rate notes will receive payments of principal and interest will be specified in the applicable prospectus supplement.

Auction Rate Notes

     The auction rate notes will have a stated maturity set forth in the applicable prospectus supplement and will bear interest at the rate per annum specified in the prospectus supplement through the first auction date. The interest period for auction rate notes will initially consist of a number of days set forth in the applicable prospectus supplement. The interest rate for the auction rate notes will be reset on interest rate adjustment dates specified in the applicable prospectus supplement at the interest rate determined pursuant to the auction procedures described in the applicable prospectus supplement.

     If the auction rate for a series of auction rate notes is greater than a maximum rate calculated as described in the related prospectus supplement, then the interest rate applicable to those auction rate notes will be the maximum rate. If the interest rate for a series of auction rate notes exceeds the maximum rate, the excess over the maximum rate will be carried over for that series of auction rate notes. The maximum rate will, however, be capped at a fixed rate described in the related prospectus supplement. There will be no carry-over of interest if the auction rate for a series of auction rate notes exceeds this cap. The carry-over amount will bear interest calculated at the one-month LIBOR rate or as otherwise specified in the related prospectus supplement, until paid.

     The carry-over amount, and interest accrued thereon, for a series of auction rate notes will be paid by the trustee on the date of defeasance of the auction rate notes or an interest payment date if there are sufficient funds to pay all interest due on the notes on that interest payment date, and in the case of subordinate notes, payment of the interest carry-over on more senior notes. Any carry-over amount, and any interest accrued on the carry-over amount, due on any auction rate note which is to be redeemed will be paid to the holder on the redemption date to the extent that funds are available. Any carry-over amount, and any interest accrued on that carry-over amount, which is not yet due and payable on a date on which an auction rate note is to be redeemed will be canceled and will not be paid.

LIBOR Rate Notes

     The LIBOR rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the LIBOR rate notes will be paid in arrears on each payment date. The payment date for the LIBOR rate notes will be the business day specified in the prospectus supplement following the end of the interest period for the notes specified in the prospectus supplement. The amount of interest payable to holders of LIBOR rate notes for any interest period will be calculated on the basis of a 360-day year for the number of days actually elapsed. The interest rate will be the LIBOR rate for the interest period for the notes plus the margin specified in the related prospectus supplement. Principal on the LIBOR rate notes will be payable as specified in the applicable prospectus supplement.

     The interest rate payable on the LIBOR rate notes may be subject to limitations described in the related prospectus supplement.

     If so provided in the related prospectus supplement, the trust may enter into a LIBOR note derivative product agreement. Under the terms of the agreement, the counterparty will pay to the trust the excess, if any, of the LIBOR rate for the notes over the adjusted student loan rate as provided by the terms of the agreement. The trustee will use those funds to make interest payments on the notes at the LIBOR rate. If these payments are made by the counterparty, the counterparty will become entitled to reimbursement in the order and in the manner specified in the prospectus supplement.

Treasury Rate Notes

     The treasury rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the treasury rate notes will be paid in arrears on each interest payment date. An interest payment date for the treasury rate notes will be the business day specified in the applicable prospectus supplement following the end of the interest period for the notes specified in the prospectus supplement. Principal will be payable on the treasury rate notes as specified in the applicable prospectus supplement.

     The amount of interest payable on the treasury rate notes will generally be adjusted weekly on the calendar day following each auction of 91-day Treasury Bills which are direct obligations of the United States with a maturity of 13 weeks. The rate will be calculated to be the sum of the bond equivalent yield for auctions of 91-day Treasury Bills on a rate determination date for an interest period, plus a spread described in the related prospectus supplement. Interest on the treasury rate notes will be computed for the actual number of days elapsed on the basis of a year consisting of 365 or 366 days, as applicable.

     If so provided in the related prospectus supplement, the interest rate payable on the treasury rate notes for any interest period may be subject to a limitation based on an “adjusted student loan rate.” The adjusted student loan rate is the percentage equivalent of a fraction:

•	The numerator of which is equal to the sum of the expected interest collections on the trust’s student loans and reciprocal payments that the trust receives on a derivative product, if any, less the sum of the servicing fee, the administration fee, and reciprocal payments the trust makes on any derivative product, if any, with respect to an interest period; and

•	The denominator of which is the aggregate principal amount of the notes as of the last day of the interest period.

Commercial Paper Rate Notes

     The commercial paper rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the commercial paper rate notes will be paid in arrears on each interest payment date. An interest payment date for the commercial paper rate notes will be the business day specified in the applicable prospectus supplement following the end of the interest period for the notes specified in the prospectus supplement. Principal will be payable on the commercial paper rate notes as specified in the applicable prospectus supplement.

     The amount of interest payable on the commercial paper rate notes will be adjusted as specified in the applicable prospectus supplement. The interest rate will be the commercial paper rate plus a spread, in each case as specified in the related prospectus supplement. The interest rate payable on the commercial paper rate notes for any interest period may be subject to limitations as specified in a prospectus supplement.

Accrual Notes

     Accrual notes will be entitled to payments of accrued interest commencing only on the interest payment date, or under the circumstances specified in the related prospectus supplement. Prior to the time interest is payable on any series of accrual notes, the amount of accrued interest will be added to the note principal balance thereof on each interest payment date. The principal balance of the accrual notes will begin to be paid from available funds received with respect to the student loans after the date that accrued interest is no longer being added to the principal balance of the notes. Accrued interest for each interest payment date will be equal to interest at the applicable interest rate accrued for a specified period (generally the period between interest payment dates) on the outstanding note principal balance thereof immediately prior to such interest payment date.

Original Issue Discount Notes

     Original issue discount notes will have a stated maturity set forth in the applicable prospectus supplement. The notes will be issued at a discount from the principal amount payable at maturity. The notes may have a “zero coupon” and currently pay no interest, or may pay interest at a rate that is below market rates at the time of issuance. For original issue discount notes, all or some portion of the interest due will accrue during the life of the note and be paid only at maturity or upon earlier redemption. Upon redemption, or optional purchase, the amount payable on an original issue discount note will be determined as described in the related prospectus supplement. Each holder of an original issue discount note will be required to include in current income a ratable portion of the original issue discount, even though the holder may not receive any payment of interest during the period. See “Federal Income Tax Consequences—Taxation of Interest Income of Holders.”

Outstanding Principal Balance of the Notes

     If the prospectus supplement for a series of notes provides for payments of principal prior to maturity, the remaining outstanding balance of the notes, after giving effect to distributions of principal, will be determined through use of a note pool factor. The pool factor for each series of notes will be a seven-digit decimal computed by the issuer administrator before each payment date. Each pool factor will initially be 1.0000000. Thereafter, it will decline to reflect reductions in the outstanding balance of the notes. Your portion of the aggregate outstanding balance of a series of notes will be the product of:

•	the original denomination of your note; and

•	the applicable pool factor.

     Noteholders will receive reports concerning various matters, including the payments the trust has received on its student loans, the pool balance, the applicable pool factor and various other items of information.

Denominations and Payments of the Notes

     The notes of a series will be issued in the denominations specified in the related prospectus supplement.

     The principal of and premium, if any, on the notes due at maturity (whether at the stated maturity date, by redemption, acceleration or otherwise) together with interest payable on the notes on that date, if not a regularly scheduled interest payment date, will be payable at the principal office of the trustee, as paying agent, upon presentation and surrender of the notes.

     Interest on each series of notes, and payments of principal prior to maturity, will be payable on the regularly scheduled payment date with respect to that series, by check mailed to the person who is the holder of the note on the regular record date for that payment date, or, in the case of any note held by a holder of notes of that series in the aggregate principal amount of $1,000,000 or more (or, if less than $1,000,000 in principal amount of the notes of that series is outstanding, the holder of all outstanding notes of that series), at the direction of that holder received by the paying agent by 5:00 p.m. on the last business day preceding the applicable regular record date, by electronic transfer by the paying agent in immediately available funds to an account designated by that holder.

     The “regular record date” with respect to any regularly scheduled payment date for a series of notes generally means the last business day preceding that payment date.

     Any interest not so timely paid or duly provided for (referred in this prospectus as “defaulted interest”) will cease to be payable to the person who is the holder of the related notes at the close of business on the regular record date and will be payable to the person who is the holder of that note at the close of business on a special record date established by the trustee (a “special record date”) for the payment of any such defaulted interest. This special record date will be fixed by the trustee whenever funds become available for payment of the defaulted interest, and notice of the special record date will be given to the holders of the notes of the applicable series not less than 10 days prior to the special record date by first-class mail to each such holder as shown on the note register on a date selected by the trustee, stating the date of the special record date and the date fixed for the payment of the defaulted interest.

     All payments on the notes will be made in United States dollars.

Issuance of Additional Notes

     Additional notes may be issued under the indenture for the purposes of

     (a) providing funds for the acquisition of eligible loans,

     (b) refunding at or before their stated maturity any or all outstanding notes,

     (c) paying servicing fees, administration fees, note fees, costs of issuance and capitalized interest on the notes,

     (d) making deposits to the reserve fund, and

     (e) such other purposes relating to the trust’s loan programs as may be provided in a supplemental indenture.

     At any time, one or more series of additional notes may be issued upon compliance with certain conditions specified in the indenture (including the requirement that each rating agency shall have confirmed that no outstanding ratings on any of the outstanding notes will be reduced or withdrawn as a result of such issuance) and any additional conditions specified in a supplemental indenture.

Comparative Security of Noteholders And Other Beneficiaries

     The senior notes will be equally and ratably secured under the indenture with any other senior obligations. The senior obligations will have payment and certain other priorities over the subordinate notes, the other subordinate obligations, the junior subordinate notes and the other junior subordinate obligations. The subordinate notes will be equally and ratably secured under the indenture with any other subordinate obligations and will have payment and certain other priorities over the junior subordinate notes and the other junior subordinate obligations. See “Source of Payment and Security for the Notes—Priorities.”

     The trust may at any time issue a series of notes, as either senior notes, subordinate notes or junior subordinate notes. In connection with any such senior notes, subordinate notes or junior subordinate notes, the trust may enter into a swap agreement or credit enhancement facility as it deems in its best interest, and the swap counterparty or the credit enhancement provider may become a senior beneficiary, a subordinate beneficiary or a junior subordinate beneficiary, as herein described. See “Source of Payment and Security for the Notes—Additional Indenture Obligations.”

Call for Redemption or Purchase of Notes; Senior Asset Requirement

     No redemption (other than mandatory sinking fund redemption) of, or principal distribution with respect to, subordinate notes will be permitted under the indenture unless, prior to the trustee giving notice of such redemption or allocating revenues to such distribution, the trust furnishes the trustee a certificate to the effect that, after giving effect to such redemption or distribution, the senior asset requirement will be met.

     In general, compliance with the foregoing condition is determined as of the date of selection of notes which are to be redeemed or with respect to which principal is to be distributed, and any failure to satisfy such conditions as of the payment date will not affect such determination; provided that, if notes have been defeased and are to be prepaid, compliance with such conditions will be determined on the date of defeasance instead of as of the date of selection. See “—Discharge of Notes and Indenture” below.

     Any election to redeem or distribute principal with respect to notes may also be conditioned upon such additional requirements as may be set forth in the supplemental indenture authorizing the issuance of such notes.

Credit Enhancement Facilities And Swap Agreements

     The trust may from time to time, pursuant to a supplemental indenture, enter into any credit enhancement facilities or swap agreements with respect to any notes of any series. No supplemental indenture will authorize the trust to enter into a swap agreement or obtain a credit enhancement facility unless the trustee shall have received a rating agency confirmation.

     Any supplemental indenture authorizing the execution by the trust of a swap agreement or credit enhancement facility may include provisions with respect to the application and use of all amounts to be paid thereunder. No amounts paid under any such credit enhancement facility will be part of the trust estate except to the extent, if any, specifically provided in such supplemental indenture and no beneficiary will have any rights with respect to any such amounts so paid except as may be specifically provided in such supplemental indenture.

Execution, Authentication and Delivery

     The notes shall be executed on behalf of the trust by the Delaware trustee, which signature may be facsimiles.

     Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the trust shall bind the trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such notes or did not hold such offices at the date of such notes.

     At any time and from time to time after the execution and delivery of the indenture, the trust may deliver notes executed by the trust to the trustee or an authenticating agent for authentication; and upon direction of the trust, the trustee or the authenticating agent,as the case may be, shall authenticate and deliver such notes as in the indenture provided and not otherwise.

     No note shall be entitled to any benefit under the indenture or be valid or obligatory for any purpose, unless there appears on such note a certificate of authentication substantially in the form provided for in the supplemental indenture authorizing the issuance thereof executed by the trustee or the authenticating agent by manual signature of one of its authorized officers, and such certificate upon any note shall be conclusive evidence, and the only evidence, that such note has been duly authenticated and delivered.

Pledge; Encumbrances

     The notes and all other obligations are limited obligations of the trust specifically secured by the pledge of the proceeds of the sale of notes (until expended for the purpose for which the notes were issued), the financed student loans and the revenues, moneys and securities in the various funds, in the manner and subject to the prior applications provided in the indenture. Financed student loans purchased with the proceeds of the trust’s bonds, notes or other evidences of indebtedness or sold to or exchanged with another party in accordance with the provisions of the indenture, will, contemporaneously with receipt by the trustee of the purchase price thereof, no longer be pledged to nor serve as security for the payment of the principal of, premium, if any, or interest on, or any carry-over amounts (or accrued interest thereon) with respect to the notes or any other obligations.

     The trust agrees that it will not create, or permit the creation of, any pledge, lien, charge or encumbrance upon the financed student loans or the revenues and other assets pledged under the indenture, except only as to a lien subordinate to the lien of the indenture created by any other indenture authorizing the issuance of bonds, notes or other evidences of indebtedness of the trust, the proceeds of which have been or will be used to refund or otherwise retire all or a portion of the outstanding notes or as otherwise provided in or permitted by the indenture. The trust agrees that it will not issue any bonds or other evidences of indebtedness, other than the notes as permitted by the indenture and other than swap agreements and credit enhancement facilities relating to notes as permitted by the indenture, secured by a pledge of the revenues and other assets pledged under the indenture, creating a lien or charge equal or superior to the lien of the indenture. Nothing in the indenture is intended to prevent the trust from issuing obligations secured by revenues and assets of the trust other than the revenues and other assets pledged in the indenture.

Covenants

     Certain covenants with the holders of the notes and other beneficiaries contained in the indenture are summarized as follows:

     Enforcement and Amendment of Guarantee Agreements. So long as any notes or other obligations are outstanding and financed eligible loans are guaranteed by a guarantee agency, the trust agrees that it will

     (1) from and after the date on which the eligible lender trustee on its behalf shall have entered into, or succeeded to the rights and interests of the Lender under, any guarantee agreement covering financed eligible loans cause the eligible lender trustee to maintain the same and diligently enforce the eligible lender trustee’s rights thereunder,

     (2) cause the eligible lender trustee to enter into such other similar or supplemental agreements as shall be required to maintain benefits for all financed eligible loans covered thereby, and

     (3) not voluntarily consent to or permit any rescission of or consent to any amendment to or otherwise take any action under or in connection with the same which in any manner will materially adversely affect the rights of the noteholders or other beneficiaries under the indenture.

     Notwithstanding the foregoing, the trust may amend any guarantee agreement or may cause the eligible lender trustee to amend any guarantee agreement in any respect if it receives rating agency confirmation with respect to such amendment.

     Acquisition, Collection and Assignment Of Student Loans. The trust agrees that it will, except as otherwise provided with regard to the surplus fund (see “—Funds and Accounts—Surplus Fund” above), purchase only eligible loans with moneys in any of the trust funds and (subject to any adjustments referred to in the following paragraph) will diligently cause to be collected all principal and interest payments on all the financed student loans and other sums to which the trust is entitled with respect to such financed Student loan, and all special allowance payments and all defaulted payments guaranteed by any guarantee agency which relate to such financed student loans.

     Enforcement of Financed Student Loans. The trust agrees that it will cause to be diligently enforced, all terms, covenants and conditions of all financed student loans and agreements in connection therewith, including the prompt payment of all principal and interest payments (as such payments may be adjusted to take into account

     (1) any discount the trust may cause to be made available to borrowers who make payments on financed student loans through automatic withdrawals, and

     (2) any reduction in the interest payable on financed student loans provided for in any borrower incentive or other special program under which such loans were originated) and all other amounts due the trust thereunder.

     The trust further agrees that it will not permit the release of the obligations of any borrower under any financed student loan and will at all times, to the extent permitted by law, cause to be defended, enforced, preserved and protected the rights and privileges of the trust, the eligible lender trustee, the trustee and the beneficiaries under or with respect to each financed student loan and agreement in connection therewith. The trust will not consent or agree to or permit any amendment or modification of any financed student loan or agreement in connection therewith which will in any manner materially adversely affect the rights or security of the beneficiaries. Nothing in the provisions of the indenture described in this paragraph, however, shall be construed to prevent the trust from

     (a) settling a default or curing a delinquency on any financed student loan on such terms as shall be permitted by law,

     (b) amending the terms of a financed student loan to provide for a different rate of interest thereon to the extent permitted by law, or

     (c) if the trustee shall have received a rating agency confirmation with respect to such action, otherwise amending the terms of any financed student loan or agreement in connection therewith.

     Administration and Collection of Financed Student Loans. The trust agrees to service and collect, or enter into one or more servicing agreements pursuant to which servicers agree to service or collect all student loans in accordance with all requirements of the Higher Education Act, the Secretary of Education, the indenture and each guarantee agreement, provided that each such servicer shall

     (a) be in compliance with the laws of each state necessary to enable it to perform its obligations under the related servicing agreement and

     (b) either have a net worth of at least $5,000,000 or be an affiliate of the trust.

     The trust may enter into the administration agreement with the issuer administrator and into other administration agreements with other administrators, provided that the issuer administrator and each such other administrator shall

     (a) be in compliance with the laws of each state necessary to enable it to perform its obligations under the administration agreement or related administration agreement (as applicable), and

     (b) either have a net worth of at least $5,000,000 or be an affiliate of the trust.

     The trust agrees to cause to be diligently enforced all terms, covenants and conditions of all servicing agreements, the administration agreement, the eligible lender trust agreement, the student loan repurchase agreement, the student loan purchase agreements, and all other administration agreements, including the prompt payment of all principal and interest payments and all other amounts due the trust or the trustee thereunder, including, in the case of the servicing agreements, all special allowance payments and all defaulted payments guaranteed by any guarantee agency which relate to any financed student loans. The trust shall not permit the release of the obligations of any servicer under any servicing agreement, the eligible lender trustee under the eligible lender trust agreement, Goal Financial under the student loan repurchase agreement, any parties to the student loan purchase agreements, or the issuer administrator or any other administrator under the administration agreement or the related administration agreement, as applicable, except in accordance with the terms thereof, and shall at all times, to the extent permitted by law, cause to be defended, enforced, preserved and protected the rights and privileges of the trust, the trustee and the beneficiaries under or with respect to each servicing agreement, the administration agreement and each other administration agreement. The trust agrees not to consent or agree to or permit any amendment or modification of any servicing agreement, the eligible lender trust agreement, the student loan repurchase agreement, any student loan purchase agreement, administration agreement or any other administration agreement which will in any manner materially adversely affect the rights or security of the beneficiaries unless, in the case of the administration agreement or any other administration agreement, the requisite amount of beneficiaries vote in favor of such amendment or modification in accordance with the terms thereof. Notwithstanding the foregoing, the trust or the eligible lender trustee may amend any servicing agreement, the administration agreement or any other administration agreement in any respect if it shall receive a rating agency confirmation with respect to such amendment.

     Continuing Existence; Merger and Consolidation. The trust agrees to maintain its existence as a Delaware statutory trust and not to dispose of all or substantially all of its assets (by sale, lease or otherwise), except as otherwise specifically authorized in the indenture, or consolidate with or merge into another entity or permit any other entity to consolidate with or merge into it unless either the trust is the surviving entity or each of the following conditions is satisfied:

•	the surviving, resulting or transferee entity, as the case may be, shall be a corporation, limited liability company or other legal entity organized under the laws of the United States or one of the states thereof;

•	at least 30 days before any merger, consolidation or transfer of assets becomes effective, the trust shall give the trustee written notice of the proposed transaction;

•	immediately after giving effect to any merger, consolidation or transfer of assets, no event of default shall have occurred and be continuing;

•	a rating agency confirmation shall have been obtained with respect to such merger, consolidation or transfer of assets; and

•	prior to or concurrently with any merger, consolidation or transfer of assets, (a) any action as is necessary to maintain the lien and security interest created in favor of the trustee by the indenture shall have been taken, (b) the surviving, resulting or transferee entity, as the case may be, shall deliver to the trustee an instrument assuming all of the obligations of the trust under the indenture and related agreements, together with any necessary consents, and (c) the trust shall have delivered to the trustee and each rating agency a certificate and an opinion of counsel (which shall describe the actions taken as required by clause (a) of this paragraph or that no such action need be taken) each stating that all conditions precedent to such merger, consolidation or transfer of assets have been complied with.

     Compliance Certificates and Opinions. Except as otherwise specifically provided in the indenture, upon any application request by the trust to the trustee to take any action under any provision of the indenture, the trust shall furnish to the trustee a certificate stating that all conditions precedent, if any, provided for in the indenture relating to the proposed action have been complied with.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in the indenture shall include:

     (a) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions therein relating thereto;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

Investments

     Moneys from time to time on deposit in the trust funds and accounts may be invested in one or more of the following investment securities:

•	direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, FHA debentures, Freddie Mac senior debt obligations, Federal Home Loan Bank consolidated senior debt obligations, and Fannie Mae senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

•	federal funds, certificates of deposit, time deposits and banker’s acceptances (having original maturities of not more than 365 days) of any bank or trust company incorporated under the laws of the United States or any state thereof, provided that the short-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated “A-1+” or better by S&P and “P-1” or better by Moody’s;

•	deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of at least $3,000,000 which deposits are held only up to the limits insured by the Bank Insurance Fund or Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation, provided that the unsecured long-term debt obligations of such bank or savings and loan association have been rated “BBB” or better by S&P and “Baa3” or better by Moody’s;

•	commercial paper (having original maturities of not more than 365 days) rated “A-1+” or better by S&P and “P-1” or better by Moody’s;

•	debt obligations rated “AAA” by S&P and “Aaa” by Moody’s (other than any such obligations that do not have a fixed par value and/or whose terms do not promise a fixed dollar amount at maturity or call date);

•	investments in money market funds (including those funds managed or advised by the trustee or an affiliate thereof) rated “AAAm” by S&P and “Aaa” by Moody’s;

•	guaranteed investment contracts or surety bonds for which a rating agency confirmation has been obtained and providing for the investment of funds in an account or insuring a minimum rate of return on investments of such funds, which contract or surety bond shall:

•	be an obligation of an insurance company or other corporation whose debt obligations or insurance financial strength or claims paying ability are rated “AAA” by S&P and “Aaa” by Moody’s;

•	provide that the trustee may exercise all of the rights of the trust under such contract or surety bond without the necessity of the taking of any action by the trust;

•	a repurchase agreement between the trustee and a dealer bank or securities firm described below:

•	primary dealers on the Federal Reserve reporting dealer list which are rated “A” or better by S&P and “Aa3” or better by Moody’s, or

•	banks rated “A” or above by S&P and “Aa3” or above by Moody’s; and

•	any other investment for which a rating agency confirmation has been obtained.

Events of Default

     If any of the following events occur, it is an “event of default” under the indenture:

•	default in the due and punctual payment of any interest on any senior note; or

•	default in the due and punctual payment of the principal of, or premium, if any, on any senior note, whether at the stated maturity thereof, at the date fixed for redemption thereof (including, but not limited to, mandatory sinking fund payment dates) or otherwise upon the maturity thereof; or

•	default by the trust in its obligation to purchase any senior note on a tender date therefor; or

•	default in the due and punctual payment of any amount owed by the trust to any other senior beneficiary under a senior swap agreement or senior credit enhancement facility; or

•	if no senior obligations are outstanding, default in the due and punctual payment of any interest on any subordinate note; or

•	if no senior obligations are outstanding, default in the due and punctual payment of the principal of, or premium, if any, on, any subordinate note, whether at the stated maturity thereof, at the date fixed for redemption thereof (including but not limited to, mandatory sinking fund payment dates) or otherwise upon the maturity thereof, or

•	if no senior obligations are outstanding, default by the trust in its obligation to purchase any subordinate note on a tender date therefor; or

•	if no senior obligations are outstanding, default in the due and punctual payment of any amount owed by the trust to any other subordinate beneficiary under a subordinate swap agreement or a subordinate credit enhancement facility; or

•	if no senior obligations and no subordinate obligations are outstanding, default in the due and punctual payment of any interest on any junior subordinate note; or

•	if no senior obligations and no subordinate obligations are outstanding, default in the due and punctual payment of the principal of, or premium, if any, on, any junior subordinate note, whether at the stated maturity thereof, at the date fixed for prepayment thereof (including, but not limited to, mandatory sinking fund payment dates) or otherwise upon the maturity thereof; or

•	if no senior obligations and no subordinate obligations are outstanding, default by the trust in its obligation to purchase any junior subordinate note on a tender date therefor; or

•	if no senior obligations and no subordinate obligations are outstanding, default in the due and punctual payment of any amount owed by the trust to any other junior subordinate beneficiary under a junior subordinate swap agreement or junior subordinate credit enhancement facility; or

•	default in the performance of any of the trust’s obligations with respect to the transmittal of moneys to be credited to the collection fund, the acquisition fund or the debt service fund under the provisions of the indenture and such default shall have continued for a period of 30 days; or

•	default in the performance or observance of any other of the covenants, agreements or conditions on the part of the trust contained in the indenture or in the notes, and such default shall have continued for a period of 30 days after written notice thereof, specifying such default, shall have been given to the trust by the trustee (which may give such notice in its discretion and will give such notice at the written request of the acting beneficiaries upon default); provided that, if the default is such that it can be corrected, but not within such 30 days, it will not constitute an event of default if corrective action is instituted by the trust within such 30 days and is diligently pursued until the default is corrected; or

•	certain events of bankruptcy or insolvency of the trust.

Remedies

     Whenever any event of default shall have occurred and be continuing, the trustee may (and, upon the written request of the acting beneficiaries upon default, the trustee shall), by notice in writing delivered to the trust, declare the principal of and interest accrued on all notes then outstanding due and payable and such principal and interest shall become immediately due and payable.

     At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the acting beneficiaries upon default, by written notice to the trust and the trustee, may rescind and annul such declaration and its consequences if:

     (1) There has been paid to or deposited with the trustee by or for the account of the trust, or provision satisfactory to the trustee has been made for the payment of, a sum sufficient to pay:

     (A) if senior obligations are outstanding:

     (i) all overdue installments of interest on all senior notes;

     (ii) the principal of (and premium, if any, on) any senior notes which have become due other than by such declaration of acceleration, together with interest thereon at the rate or rates borne by such senior notes;

     (iii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on the senior notes at the rate or rates borne by such senior notes;

     (iv) all other senior obligations which have become due other than as a direct result of such declaration of acceleration;

     (v) all other sums required to be paid to satisfy the trust’s obligations with respect to the transmittal of moneys to be credited to the collection fund, the acquisition fund and the interest account under the provisions of the indenture; and

     (vi) all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and any paying agents, remarketing agents, tender agents, auction agents, market agents and broker-dealers; or

          (B) if no senior obligations are outstanding, but subordinate obligations are outstanding:

     (i) all overdue installments of interest on all subordinate notes;

     (ii) the principal of (and premium, if any, on) any subordinate notes which have become due other than by such declaration of acceleration, together with interest thereon at the rate or rates borne by such subordinate notes;

     (iii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on the subordinate notes at the rate or rates borne by such subordinate notes;

     (iv) all other subordinate obligations which have become due other than as a direct result of such declaration of acceleration;

     (v) all other sums required to be paid to satisfy the trust’s obligations with respect to the transmittal of moneys to be credited to the collection fund, the acquisition fund and the interest account under the provisions of the indenture; and

     (vi) all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and any paying agents, remarketing agents, tender agents, auction agents and broker-dealers; or

          (C) if no senior obligations and no subordinate obligations are outstanding but junior subordinate notes are outstanding:

     (i) all overdue installments of interest on all junior subordinate notes;

     (ii) the principal of (and premium, if any, on) any junior subordinate notes which have become due other than by such declaration of acceleration, together with interest thereon at the rate or rates borne by such junior subordinate notes;

     (iii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on the junior subordinate notes at the rate or rates borne by such junior subordinate notes;

     (iv) all other junior subordinate obligations which have become due other than as a direct result of such declaration or acceleration;

     (v) all other sums required to be paid to satisfy the trust’s obligations with respect to the transmittal of moneys to be credited to the collection fund, the acquisition fund and the interest account under the provisions of the indenture; and

     (vi) all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and any paying agents, remarketing agents, tender agents, auction agents, market agents and broker-dealers; and

     (2) All events of default, other than the nonpayment of the principal of and interest on notes or other obligations which have become due solely by, or as a direct result of, such declaration of acceleration, have been cured or waived as provided in the indenture.

     If an event of default has occurred and is continuing, the trustee may, subject to applicable law, pursue any available remedy by suit at law or in equity to enforce the covenants of the trust in the indenture and may pursue such appropriate judicial proceedings as the trustee shall deem most effective to protect and enforce, or aid in the protection and enforcement of, the covenants and agreements in the indenture. The trustee is also authorized to file proofs of claims in any equity, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceedings.

     If an event of default has occurred and is continuing, and if it shall have been requested so to do by the acting beneficiaries upon default and shall have been indemnified as provided in the indenture, the trustee is obliged to exercise such one or more of the rights and powers conferred by the indenture as the trustee shall deem most expedient in the interests of the beneficiaries; provided, however, that the trustee has the right to decline to comply with any such request if the trustee shall be advised by counsel that the action so requested may not lawfully be taken or if the trustee receives, before exercising such right or power, contrary instructions from the acting beneficiaries upon default.

     The acting beneficiaries upon default have the right to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of the indenture; provided that

     (a) such direction shall not be otherwise than in accordance with the provisions of law and of the indenture;

     (b) the trustee shall not determine that the action so directed would be unjustly prejudicial to the holders of notes or other beneficiaries not taking part in such direction, other than by effect of the subordination of any of their interests thereunder; and

     (c) the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

     Except as may be permitted in a supplemental indenture with respect to an other beneficiary, no holder of any note or other beneficiary will have any right to institute any suit, action or proceeding in equity or at law for the enforcement of the indenture or for the execution of any trust under the indenture or for the appointment of a receiver or any other remedy under the indenture unless

     (1) an event of default shall have occurred and be continuing,

     (2) the acting beneficiaries upon default shall have made written request to the trustee,

     (3) such beneficiary or beneficiaries shall have offered to the trustee the indemnity required by the indenture,

     (4) the trustee shall have thereafter failed for a period of 60 days after the receipt of the request and indemnification or refused to exercise the powers granted in the indenture or to institute such action, suit or proceeding in its own name, and

     (5) no direction inconsistent with such written request shall have been given to the trustee during such sixty-day period by the holders of not less than a majority in aggregate principal amount of the notes then outstanding or by any other beneficiary.

     No one or more holders of the notes or any other beneficiary shall have any right in any manner whatsoever to affect, disturb or prejudice the lien of the indenture by his, her, its or their action or to enforce any right hereunder except in the manner described herein, and all proceedings at law or in equity shall be instituted, had and maintained in the manner herein described and for the benefit of the holders of all outstanding notes and other beneficiaries as their interests may appear. Notwithstanding the foregoing provisions of the indenture, the acting beneficiaries upon default may institute any such suit, action or proceeding in their own names for the benefit of the holders of all outstanding notes and other beneficiaries under the indenture.

     Unless the trustee has declared the principal of and interest on all outstanding notes immediately due and payable and has obtained a judgment or decree for payment of the money due, the trustee, will waive any event of default and its consequences upon written request of the acting beneficiaries upon default; except that the trustee is not permitted to waive

     (a) any event of default arising from the acceleration of the maturity of the notes, except upon the rescission and annulment of such declaration as described in the second paragraph under this caption “Remedies”;

     (b) any event of default in the payment when due of any amount owed to any beneficiary (including payment of principal of or interest on any note) except with the consent of such beneficiary or unless, prior to such waiver, the trust has paid or deposited with the trustee a sum sufficient to pay all amounts owed to such beneficiary (including, to the extent permitted by law, interest upon overdue installments of interest);

     (c) any event of default arising from the failure of the trust to pay unpaid expenses of the trustee, its agents and counsel, and any authenticating agent, paying agents, note registrars, tender agents, remarketing agents, auction agents, market agents and broker-dealers as required by the indenture, unless, prior to such waiver, the trust has caused to be paid or deposited with the trustee sums required to satisfy such obligations of the trust under the provisions of the indenture; or

     (d) any default in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each note affected thereby.

     Notwithstanding any other provisions of the indenture, if an “event of default” (as defined therein) occurs under a swap agreement or a credit enhancement facility and, as a result, any other beneficiary that is a party thereto is entitled to exercise one or more remedies thereunder, such other beneficiary may exercise such remedies, including, without limitation, the termination of such agreement, as provided therein, in its own discretion; provided that the exercise of any such remedy does not adversely affect the legal ability of the trustee or acting beneficiaries upon default to exercise any remedy available under the indenture.

     The trustee shall give to all beneficiaries notice of all events of default, and of all events which, with the passage of time or the giving of notice, or both, would become an event of default, known to the trustee, within 90 days after the occurrence of such event of default or other event, unless such event of default or other event shall have been cured before the giving of such notice; provided that, except in the case of events of default in the payment of the principal of, premium, if any, or interest on any of the notes, the trustee shall be protected in withholding such notice such notice is in the interest of the beneficiaries.

Application of Proceeds

     All moneys received by the trustee pursuant to any remedy will, after payment of servicing fees and the cost and expenses of the proceedings resulting in the collection of such moneys and of the expenses, liabilities and advances incurred or made by the trustee with respect thereto, be applied as follows:

     (A) Unless the principal of all the outstanding notes shall have become or shall have been declared due and payable, all such moneys will be applied as follows:

•	FIRST, to the payment to the senior beneficiaries of all installments of principal and interest then due on the senior notes and all other senior obligations (except termination payments due under swap agreements as a result of swap counterparty default), and if the amount available will not be sufficient to pay all such amounts in full, then to the payment ratably, in proportion to the amounts due without regard to due date, to the holders of senior notes and to each other senior beneficiary, without any discrimination or preference, and the trustee will apply the amount so apportioned to the holders of senior notes first to the payment of interest and thereafter to the payment of principal;

•	SECOND (only if the senior asset percentage would be at least 100% upon the application of such amounts or if there are no senior notes outstanding), to the payment to the subordinate beneficiaries of all installments of principal and interest then due on the subordinate notes and all other subordinate obligations (except termination payments due under swap agreements as a result of swap counterparty default), and if the amount available will not be sufficient to pay all such amounts in full, then to the payment ratably, in proportion to the amounts due, without regard to due date, to the holders of subordinate notes and to each other subordinate beneficiary, without any discrimination or preference, and the trustee will apply the amount so apportioned to the holders of subordinate notes first to the payment of interest and thereafter to the payment of principal;

•	THIRD (only if the subordinate asset percentage would be at least 100% upon the application of such amounts or there are no senior notes or subordinate notes outstanding), to the payment to the junior subordinate beneficiaries of all installments of principal and interest then due on the junior subordinate notes and all other junior subordinate obligations (except termination payments due under swap agreements as a result of swap counterparty default), and if the amount available shall not be sufficient to pay all such amounts in full, then to the payment ratably, in proportion to the amounts due, without regard to due date, to the holders of junior subordinate notes and to each other junior subordinate beneficiary, without any discrimination or preference, and the trustee will apply the amount so apportioned to the holders of junior subordinate notes first to payment of interest and thereafter to the payment of principal;

•	FOURTH, to the payment of the holders of the senior notes of all carry-over amounts (together with interest thereon) then due and payable in the order in which such amounts became due and payable, and if the amount available shall not be sufficient to pay in full all such carry-over amounts (and interest thereon) which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the holders of senior notes entitled thereto, without any discrimination or preference;

•	FIFTH (only if the senior asset percentage would be at least 100% upon the application of such amounts or if there are no senior notes outstanding), to the payment to the holders of the subordinate notes of all carry-over amounts (together with interest thereon) then due and payable in the order in which such amounts became due and payable, and if the amount available shall not be sufficient to pay in full all such carry-over amounts (and interest thereon) which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the holders of subordinate notes entitled thereto, without any discrimination or preference;

•	SIXTH (only if the subordinate asset percentage would be at least 100% upon the application of such amounts or there are no senior notes or subordinate notes outstanding), to the payment to the holders of the junior subordinate notes of all carry-over amounts (together with interest thereon) then due and payable in the order in which such amounts became due and payable, and if the amount available shall not be sufficient to pay in full all such carry-over amounts (and interest thereon) which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the holders of junior subordinate notes entitled thereto, without any discrimination or preference;

•	SEVENTH, to the payment of termination payments then due and payable to swap counterparties under senior swap agreements as a result of swap counterparty default, in the order in which such termination payments became due and payable, and if the amount available shall not be sufficient to pay in full all such termination payments which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the senior swap counterparties entitled thereto, without any discrimination or preference;

•	EIGHTH (only if the senior asset percentage would be at least 100% upon the application of such amounts or if there are no senior notes outstanding), to the payment of termination payments then due and payable to swap counterparties under subordinate swap agreements as a result of swap counterparty default, in the order in which such termination payments became due and payable, and if the amount available shall not be sufficient to pay in full all such termination payments which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the subordinate swap counterparties entitled thereto, without any discrimination or preference; and

•	NINTH (only if the subordinate asset percentage would be at least 100% upon the application of such amounts or if there are no senior notes or subordinate notes outstanding), to the payment of termination payments then due and payable to swap counterparties under junior subordinate swap agreements as a result of swap counterparty default, in the order in which such termination payments became due and payable, and if the amount available shall not be sufficient to pay in full all such termination payments which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the junior subordinate swap counterparties entitled thereto, without any discrimination or preference.

     (B) If the principal of all outstanding notes shall have become due or shall have been declared due and payable and such declaration has not been annulled and rescinded under the provisions of the indenture, all such moneys will be applied as follows:

•	FIRST, to the payment to the senior beneficiaries of all principal and interest then due on the senior notes and all other senior obligations (except termination payments due under swap agreements, as a result of a swap counterparty default), without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any senior beneficiary over any other senior beneficiary, ratably, according to the amounts due, to the persons entitled thereto without any discrimination or preference;

•	SECOND, to the payment to the subordinate beneficiaries of the principal and interest then due on the subordinate notes and all other subordinate obligations (except termination payments due under swap agreements, as a result of a swap counterparty default), without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any subordinate beneficiary over any other subordinate beneficiary, ratably, according to the amounts due, to the person entitled thereto without any discrimination or preference;

•	THIRD, to the payment to the junior subordinate beneficiaries of the principal and interest then due and unpaid upon the junior subordinate notes and all other junior subordinate obligations (except termination payments due under swap agreements as a result of swap counterparty default), without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any junior subordinate beneficiary over any other junior subordinate beneficiary, ratably, according to the amounts due, to the Persons entitled thereto without any discrimination or preference;

•	FOURTH, to the payment of the holders of the senior notes of all carry-over amounts (together with interest thereon) then due and unpaid, without any preference or priority of carry-over amounts over interest thereon or of interest thereon over carry-over amounts, ratably, according to the amounts due, to the holders of senior notes entitled thereto, without any discrimination or preference;

•	FIFTH, to the payment to the holders of the subordinate notes of all carry-over amounts (together with interest thereon) then due and unpaid, without any preference or priority of carry-over amounts over interest thereon or of interest thereon over carry-over amounts, ratably, according to the amounts due, to the holders of subordinate notes entitled thereto, without any discrimination or preference;

•	SIXTH, to the payment to the holders of the junior subordinate notes of all carry-over amounts (together with interest thereon) then due and unpaid, without any preference or priority of carry-over amounts over interest thereon or of interest thereon over carry-over amounts, ratably, according to the amounts due, to the holders of junior subordinate notes entitled thereto, without any discrimination or preference;

•	SEVENTH, to the payment of termination payments then due and unpaid to swap counterparties under senior swap agreements as a result of swap counterparty default, ratably, according to the amounts due on such date, to the senior swap counterparties entitled thereto, without any discrimination or preference;

•	EIGHTH, to the payment of termination payments then due and unpaid to swap counterparties under subordinate swap agreements as a result of swap counterparty default, ratably, according to the amounts due on such date, to the subordinate swap counterparties entitled thereto, without any discrimination or preference; and

•	NINTH, to the payment of termination payments then due and unpaid to swap counterparties under junior subordinate swap agreements as a result of swap counterparty default, ratably, according to the amounts due on such date, to the junior subordinate swap counterparties entitled thereto, without any discrimination or preference.

     (C) If the principal of all outstanding notes shall have been declared due and payable and if such declaration shall thereafter have been rescinded and annulled, then (subject to the provisions described in paragraph (B) above, if the principal of all the outstanding notes shall later become or be declared due and payable) the money held by the trustee under the indenture will be applied in accordance with the provisions described in paragraph (A) above.

Trustee

     Prior to the occurrence of an event of default which has not been cured, the trustee is required to perform such duties and only such duties as are specifically set forth in the indenture. Upon the occurrence and continuation of an event of default, the trustee is required to exercise the rights and powers vested in it by indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in his own affairs.

     Before taking any action under the indenture, the trustee may require that satisfactory indemnity be furnished to it for the reimbursement of all expenses to which it may be put and to protect it against all liability by reason of any action so taken, except liability which is adjudicated to have resulted from its negligence or willful misconduct.

     The trustee may at any time resign upon 60 days’ notice to the trust and to the beneficiaries, such resignation to take effect upon the appointment of a successor trustee. The trustee may be removed at any time by the trust, and the trust agrees to remove the trustee at the request of the holders of a majority in principal amount of notes outstanding except during the existence of an event of default. No such removal will be effective until the appointment of a successor trustee.

Supplemental Indentures

     Supplemental Indentures Not Requiring Consent of Beneficiaries

     The trust and the trustee may, from time to time and at any time, without the consent of, or notice to, any of the holders or any other beneficiary, enter into an indenture or indentures supplemental to the indenture to, among other things:

•	cure any ambiguity or formal defect or omission in the indenture or in any supplemental indenture,

•	grant to the trustee for the benefit of the beneficiaries any additional rights, remedies, powers, authority or security,

•	describe or identify more precisely any part of the trust estate or subject additional revenues, properties or collateral to the lien and pledge of the indenture,

•	evidence the appointment of a separate trustee or a co-trustee or the succession of a new trustee under the indenture,

•	authorize the issuance of a series of notes, subject to the requirements of the indenture (see “Description of the Indenture—Notes and Other Obligations—Issuance of Additional Notes”),

•	modify, eliminate from or add to the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or any similar federal statute, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act of 1939,

•	modify, eliminate from or add to the indenture as shall be necessary to acquire eligible loans,

•	modify the indenture as required by any credit facility provider or swap counterparty, or otherwise necessary to give effect to any credit enhancement facility, swap agreement or swap counterparty guarantee at the time of issuance of a series of notes to which such agreement relates; provided that a rating agency confirmation is obtained with respect to such modifications; and provided further that no such modifications will be effective if the consent of any noteholders would be required therefor under the proviso described under “—Supplemental Indentures Requiring Consent of Noteholders” below and such consent has not been obtained or if the trustee determines that such modifications are to the prejudice of any other beneficiary,

•	create additional funds, accounts or sub-accounts under the indenture,

•	to provide for an additional class of indenture obligations which is subordinate to each class of indenture obligations any of which are then outstanding, except to the extent specifically authorized or permitted by the supplemental indenture authorizing the issuance of such outstanding indenture obligations or to the extent consented to by each beneficiary who would be adversely affected thereby; provided that a rating agency confirmation is obtained with respect to such additional class of indenture obligations, or

•	make any other change in the indenture which is not materially adverse to holders of the notes.

     Supplemental Indentures Requiring Consent of Noteholders

     In addition to supplemental indentures described in the preceding paragraph, upon receipt of an instrument evidencing the consent to the below-mentioned supplemental indenture by:

     (1) if they are affected thereby, the holders of not less than two-thirds of the aggregate principal amount of the outstanding senior notes,

     (2) if they are affected thereby, the holders of not less than two-thirds of the aggregate principal amount of the outstanding subordinate notes,

     (3) if they are affected thereby, the holders of not less than two-thirds of the aggregate principal amount of the outstanding junior subordinate notes, and

     (4) each other person which must consent to such supplemental indenture as provided in any supplemental indenture,

the trustee will join with the trust in the execution of any supplemental indentures for the purpose of modifying, altering, amending, adding to or rescinding any of the terms or provisions contained in the indenture; provided, however, that no such supplemental indenture will permit without the consent of each beneficiary which would be affected thereby:

     (a) an extension of the maturity of the principal of or the interest on any note, whether at stated maturity, on a mandatory sinking fund payment date or otherwise,

     (b) a reduction in the principal amount, prepayment price or purchase price of any note or the rate of interest thereon,

     (c) a privilege or priority of any senior obligation over any other senior obligation,

     (d) a privilege or priority of any subordinate obligation over any other subordinate obligation,

     (e) a privilege of any senior notes over any subordinate notes or junior subordinate notes, other than as theretofore provided in the indenture,

     (f) a privilege of any subordinate notes over any junior subordinate notes other than as provided herein,

     (g) the surrendering of a privilege or a priority granted by the indenture if, in the judgment of the trustee, to the detriment of another beneficiary under the indenture,

     (h) a reduction or an increase in the aggregate principal amount of the notes required for consent to such supplemental indenture,

     (i) the creation of any lien ranking prior to or on a parity with the lien of the indenture on the trust estate or any part thereof, except as expressly permitted in the indenture,

     (j) any beneficiary to be deprived of the lien created on the rights, title, interest, privileges, revenues, moneys and securities pledged under the indenture,

     (k) the modification of any of the provisions of the indenture described in this paragraph, or

     (l) the modification of any provision of a supplemental indenture which states that it may not be modified without the consent of the holders of notes issued pursuant thereto or any notes of the same class or any beneficiary that has provided a credit enhancement facility or swap agreement of such class.

     Rights of Trustee

     If, in the opinion of the trustee, any supplemental indenture adversely affects the rights, duties or immunities of the trustee under the indenture or otherwise, the trustee may, in its discretion, decline to execute such supplemental indenture, except to the extent that the execution of such supplemental indenture may be required by the indenture.

     Consent of Tender Agent

     So long as any tender agent agreement is in effect, no supplemental indenture which materially adversely affects the rights, duties or immunities of the tender agent will become effective unless and until delivery to the trustee of a written consent of the tender agent to such supplemental indenture.

Discharge of Notes and Indenture

     The obligations of the trust under the indenture, and the liens, pledges, charges, trusts, covenants and agreements of the trust therein made or provided for, will be fully discharged and satisfied as to any note and such note will no longer be deemed to be outstanding thereunder:

     (1) when such note shall have been canceled, or shall have been purchased by the trustee from moneys held by it under the indenture; or

     (2) as to any note not canceled or so purchased, when payment of the principal of and the applicable redemption premium, if any, on such note, plus interest on such principal to the due date thereof (whether by reason of stated maturity, upon prepayment or otherwise), either (a) shall have been made in accordance with the terms of the indenture, or (b) shall have been provided for by irrevocably depositing with the trustee in an escrow account exclusively for such payment, (i) moneys sufficient to make such payment or (ii) government obligations maturing as to principal and interest in such amount and at such times as will ensure the availability of sufficient moneys to make such payment and, if payment of all then outstanding notes is to be so provided for, the payment of all fees and expenses of the trustee and any other fiduciaries under the indenture.

Rights of Other Beneficiaries

     All rights of any other beneficiary under the indenture to consent to or direct certain remedies, waivers, actions and amendments thereunder will cease for so long as such other beneficiary is in default of any of its obligations or agreements under the swap agreement or the credit enhancement facility by reason of which such person is an other beneficiary.

Sale of Student Loans held in Trust Estate

     Student loans may be sold or otherwise disposed of by the trustee free from the lien of the indenture in connection with loan consolidation, serialization or transfer to a guarantee agency for payment. Student loans also may be sold by the trustee to the depositor or other seller if that party is required to repurchase the student loan pursuant to a student loan purchase agreement. Also, with the approval of the rating agencies rating our notes, any student loan may be sold by the trustee for a price no less than the principal balance of the student loan as of the sale date, plus any unamortized premium and borrower accrued interest. A prospectus supplement relating to a series of notes may describe restrictions on our ability to sell student loans.

     If so provided in a prospectus supplement, we may, at our option, purchase, or arrange for the purchase of, some or all of the student loans owned by the trust on any payment date when the outstanding principal balance of one or more series of notes declines to the level specified in that prospectus supplement. The purchase price for the loans will not be less than the minimum purchase amount specified in the related prospectus supplement. These amounts will be used to retire the related notes.

Source of Payment and Security for the Notes

General

     The notes will be limited obligations of the trust payable solely from the trust estate created under the indenture, consisting of certain revenues and funds and accounts pledged under the indenture. The pledged revenues include:

     (1) payments of interest and principal made by obligors of financed eligible loans,

     (2) guarantee payments made by the guarantee agencies with respect to defaulted financed eligible loans,

     (3) interest subsidy payments and special allowance payments made by the Department of Education to or for the account of the eligible lender trustee as the holder of financed eligible loans (excluding any special allowance payments and interest subsidy payments accrued prior to the date of financing the related student loan),

     (4) income from investment of moneys in the pledged funds and accounts,

     (5) payments from a swap counterparty under a swap agreement, if any,

     (6) proceeds of any sale or assignment by the trust of any financed eligible loans, and

     (7) available note proceeds.

     In addition, the pledged revenues with respect to one or more series of additional notes may include payments made by a credit facility provider pursuant to a credit enhancement facility.

     The principal of, premium, if any, and interest on the notes will be secured by a pledge of and a security interest in all rights, title, interest and privileges of the trust:

     (1) with respect to financed eligible loans, in, to and under any servicing agreement, the eligible lender trust agreement, the guarantee agreements and any purchase and sale agreements pursuant to which the trust acquires financed eligible loans;

     (2) in, to and under all financed eligible loans (including the evidences of indebtedness thereof and related documentation);

     (3) in the proceeds of the sale of the notes (until expended for the purpose for which the notes were issued) and the revenues, moneys, evidences of indebtedness and securities (including any earnings thereon) in and payable into the acquisition fund, the debt service fund, the collection fund, the reserve fund, the administration fund, the borrower benefits fund and the surplus fund, in the manner and subject to the prior applications provided in the indenture;

     (4) in, to and under any credit enhancement facility, any swap agreement, any swap counterparty guarantee, any tender agent agreement, any remarketing agreement, any auction agent agreement, any market agent agreement and any broker-dealer agreement; and

     (5) in and to the proceeds from the sale of the notes (until expended for the purpose for which the notes were issued) and the revenues, moneys, evidences of indebtedness and securities (including any earnings thereon) in and payable to the pledged funds and accounts.

     Certain pledged revenues are subject to withdrawal from the pledged funds and accounts, to prior applications to pay costs of issuance, servicing fees, administration fees and note fees, and to certain other applications as described under “Description of the Indenture—Funds and Accounts.”

Additional Indenture Obligations

     The indenture provides that in the future, upon the satisfaction of certain conditions, the trust may issue one or more series of notes thereunder. Such additional notes may be issued as senior notes on a parity basis with any other senior notes or as subordinate notes on a parity basis with any other subordinate notes. The indenture also provides that junior subordinate notes, that are subordinate to senior obligations and subordinate obligations, may be issued in the future. In addition, the trust may enter into swap agreements and may obtain credit enhancement facilities from one or more credit facility providers. The trust’s obligations under the swap agreements, and its obligations to pay the premiums or fees of credit facility providers and, if applicable, to reimburse payments made under credit enhancement facilities, may be:

•	parity obligations with the senior notes (such other obligations, together with the senior notes, being referred to herein as “senior obligations”); or

•	parity obligations with the subordinate notes (such other obligations, together with the subordinate notes, being referred to herein as “subordinate obligations”); or

•	parity obligations with the junior subordinate notes (such other obligations, together with the junior subordinate notes, being referred to herein as “junior subordinate obligations”).

     The senior obligations, the subordinate obligations and the junior subordinate obligations are referred to herein as “indenture obligations.” See “Description of the Indenture—Notes and Other Obligations.”

     Under the indenture, the trust may not enter into a swap agreement or obtain a credit enhancement facility unless the trustee shall have received a rating agency confirmation that entering into the swap agreement or obtaining the credit enhancement facility, as the case may be, will not cause the reduction or withdrawal of any rating or ratings then applicable to any outstanding notes.

     Any credit enhancement facility may be obtained for the sole benefit of a particular series of notes designated therein, in which event payments under such credit enhancement facility would not be available for the payment of principal of, premium, if any, or interest on any other series of notes. However, any payments required to be made to any credit facility provider would be parity obligations with the other obligations of the same class, payable from any revenues available to pay such other indenture obligations.

Priorities

     The senior notes (and any other senior obligations) are entitled to payment and certain other priorities over the subordinate notes (and any other subordinate obligations) and junior subordinate notes (and other junior subordinate obligations). Current payments of interest and principal due on subordinate notes and junior subordinate notes on an interest payment date or principal payment date will be made (on a parity basis with any other subordinate obligations and other junior subordinate obligations) only to the extent that there are sufficient moneys available for such payment, after making all such payments due on such date with respect to senior notes and other senior obligations. So long as any senior obligations remain outstanding under the indenture, the failure to make interest or principal payments with respect to subordinate notes or junior subordinate notes will not constitute an event of default under the indenture. In the event of an acceleration of the notes, the principal of and accrued interest on the subordinate notes and junior subordinate notes will be paid (on a parity basis with any other subordinate obligations and other junior subordinate obligations) only to the extent there are moneys available under the indenture after payment of the principal of, and accrued interest on, all senior notes and the satisfaction of all other senior obligations. In addition, holders of senior notes and beneficiaries of other senior obligations are entitled to direct certain actions to be taken by the trustee prior to and upon the occurrence of an event of default, including election of remedies. See “Description of the Indenture—Remedies.”

     The subordinate notes (and any other subordinate obligations) are entitled to payment and certain other priorities over the junior subordinate notes (and any other junior subordinate obligations). Current payments of interest and principal due on junior subordinate notes on an interest payment date or principal payment date will be made (on a parity basis with any other junior subordinate obligations) only to the extent that there are sufficient moneys available for such payment, after making all such payments due on such date with respect to senior notes, subordinate notes and other senior obligations and other subordinate obligations. So long as any senior obligations or subordinate obligations remain outstanding under the indenture, the failure to make interest or principal payments with respect to junior subordinate notes will not constitute an event of default under the indenture. In the event of an acceleration of the notes, the principal of and accrued interest on the junior subordinate notes will be paid (on a parity basis with any other junior subordinate obligations) only to the extent there are moneys available under the indenture after payment of the principal of, and accrued interest on, all senior notes and subordinate notes and the satisfaction of all other senior obligations and other subordinate obligations. If there are no senior notes or other senior obligations outstanding under the indenture, the holders of subordinate notes and beneficiaries of other subordinate obligations are entitled to direct certain actions to be taken by the trustee prior to and upon the occurrence of an event of default, including election of remedies. See “Description of the Indenture—Remedies.”

Reserve Fund

     The notes will be additionally secured by the reserve fund in an amount equal to the reserve fund requirement. The reserve fund requirement is an amount equal to (a) 0.75% of the aggregate principal amount of the notes then outstanding or (b) such other amount specified as the reserve fund requirement in a supplemental indenture; provided, however, that the amount on deposit in the reserve fund shall never be less than $500,000. Any changes in the reserve fund requirement pursuant to a supplemental indenture requires the receipt by the trust and the trustee of a rating agency confirmation with respect to such supplemental indenture.

     The reserve fund secures all notes issued under the indenture.

Remarketing Agents

     The trust may, in a supplemental indenture, appoint a remarketing agent with respect to one or more series of notes. Each remarketing agent will enter into an agreement under which the remarketing agent will agree to perform one or more of the following functions:

•	determining any interest rate on a series of notes, in accordance with the applicable provisions of the related supplemental indenture;

•	holding all notes of a series delivered to it in trust for the benefit of the respective noteholders until the purchase price for such notes is delivered to the noteholders; and

•	holding all moneys delivered to it for the purchase of notes in trust for the benefit of the person that delivered such moneys until the notes purchased are delivered to such person or entity.

Description of Credit Enhancement and Derivative Products

Credit Enhancement

     Credit enhancement may be provided with respect to one or more series of the notes. The amounts and types of credit enhancement and the provider of the credit enhancement, if any, will be set forth in the related prospectus supplement. Credit enhancement may be in the form of a letter of credit, the subordination of one or more series of notes, the use of an insurance policy or surety bonds, the establishment of one or more reserve funds, interest rate swaps, any combination of the foregoing, or other arrangements acceptable to each rating agency then rating the notes.

     The presence of the reserve fund and other forms of credit enhancement for the benefit of any series of notes is intended to enhance the likelihood that noteholders of a series will receive the full amount of principal and interest due on the notes and to decrease the likelihood that such noteholders will experience losses. The credit enhancement will not provide protection against all risks of loss and will not guarantee payment to such noteholders of all amounts to which they are entitled unless a guarantee against losses is described in the related prospectus supplement. If losses or shortfalls occur that exceed the amount covered by the credit enhancement or that are not covered by the credit enhancement, noteholders will bear their allocable share of deficiencies. Moreover, if a form of credit enhancement covers more than one series of notes, holders of notes of one series will be subject to the risk that the credit enhancement will be exhausted by the claims of the holders of notes of one or more other series.

     Subordinate Notes. The notes issued by the trust will be designated senior notes, subordinate notes or junior subordinate notes in the related prospectus supplement. To the extent specified in the related prospectus supplement, the rights of the subordinate noteholders to receive distributions on any payment date will be subordinated to the corresponding rights of the senior noteholders, and the rights of the junior subordinate noteholders to receive distributions on any payment date will be subordinated to the corresponding rights of the subordinate noteholders and the senior noteholders. If so provided in the related prospectus supplement, the subordination of a series may apply only in the event of, or may be limited to, specific types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination provided by one or more series of notes, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

     Letter of Credit. If so specified in the prospectus supplement with respect to a series, deficiencies in amounts otherwise payable on the notes or certain series of the notes will be covered by one or more letters of credit. The bank or financial institution issuing the letter of credit will be identified in a prospectus supplement. Under a letter of credit, the issuer will be obligated to honor draws in an aggregate fixed dollar amount generally equal to a percentage specified in the related prospectus supplement of the principal balance of the student loans on a specified date or of the initial aggregate principal balance of one or more series of notes. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuer of the letter of credit will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust estate.

     Note Insurance and Surety Bonds. If so specified in the prospectus supplement with respect to a series of the notes, deficiencies in amounts otherwise payable on the notes or certain series of the notes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The insurance policies or surety bonds may cover timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.

     Reserve Fund. In addition to the reserve fund described in this prospectus, one or more reserve funds may be established with respect to a series of the notes. Cash, eligible investments, a demand note or a combination thereof, in the amounts so specified in the related prospectus supplement, may be deposited in such reserve fund. The reserve fund for a series may also be funded over time by depositing in the reserve fund a specified amount of the distributions received on student loans as specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund, together with the reinvestment income on those amounts, will be applied by the trustee for the purposes, in the manner and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of and interest on the notes, if required as a condition to the rating of the notes of that series. If so specified in the related prospectus supplement, a reserve fund may be established to provide limited protection, in an amount satisfactory to each rating agency rating the notes, against certain types of losses not covered by insurance policies or other credit support. Following each interest payment date, amounts in a reserve fund in excess of any specified reserve fund requirement may be released from the reserve fund under the conditions specified in the related prospectus supplement and will not be available for further application by the trustee.

Derivative Products; Derivative Payments

     If so provided in a prospectus supplement, a trust may enter into derivative products consisting of rate swaps, rate caps and rate ceilings to help minimize the risk to noteholders of adverse changes in interest rates, yield supplement agreements, yield maintenance arrangements, or other arrangements acceptable to the rating agencies then rating the notes. If notes are being sold in a foreign country, a trust also may enter into currency swaps, currency forwards and currency options to help minimize the risk to foreign noteholders of adverse changes in the exchange rate between the U.S. dollar and one or more foreign currencies. If a trust issues notes denominated in one currency which are backed by assets denominated in one or more other currencies, it may enter into currency swaps, currency forwards and currency options to help minimize the risk to noteholders of adverse changes in the relevant exchange rates.

     An interest rate swap is an agreement between two parties to exchange a stream of payments on an agreed upon actual or hypothetical “notional” principal amount. No principal amount is exchanged between the parties to an interest rate swap. Typically, one party agrees to make payments based on a fixed interest rate and an actual or notional principal amount, while the other party agrees to make payments based on a floating interest rate and the same actual or notional principal amount. The floating rate is based on one or more reference interest rates, including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit two parties to exchange a floating rate obligation based on one reference interest rate – such as LIBOR – for a floating rate obligation based on another referenced interest rate – such as U.S. Treasury Bill rates. Generally, the parties to an interest rate swap net out their payment obligations so that on any given payment date only one party is making a payment.

     Interest rate caps, yield supplement agreements and yield maintenance arrangements typically involve a trust making an initial payment to a party, which party agrees to make future payments to the trust if interest rates exceed a specified amount or other events occur that are specified in a prospectus supplement. A trust also may sell an interest rate cap to a party from which the trust has simultaneously purchased an interest rate cap. The interest rate cap sold by the trust will require the trust to make payments to the other party if interest rates exceed a specified amount that is higher than the amount specified in the rate cap purchased by the trust. Since the payment obligations under the two caps would be netted, the effect of the caps is to limit the other party’s exposure to the interest rate differential between the amounts specified in the caps. Interest rate ceilings may be entered into in connection with an interest rate swap, and would result in one party to the swap limiting the maximum interest rate it would be required to pay, either over the life of the swap or for a specified period of time. In exchange for limiting its exposure, the relevant party may be required to make an initial cash payment to the other party.

     Currency swaps are similar to interest rate swaps, but the payments owed by the parties are referenced to the exchange rate between designated currencies rather than interest rates. In a currency forward contract, the trust typically would agree to deliver a specified amount of one currency to a party on a future date in exchange for delivery by such party of a specified amount of a second currency. In a typical currency option, if the exchange rate between two designated currencies reaches a specified level by a certain date, the trust will have the right, but not the obligation, to require the other party to deliver a specified quantity of one of the designated currencies on such date in exchange for a specified quantity of the other designated currency. The trust would make an initial payment to the other party for this right.

     The trust’s obligation to make payments under a derivative product may be secured by a pledge of and lien on the trust estate. The trust will not enter into a derivative product after the closing date unless the trustee has received a confirmation from each rating agency providing a rating for the trust’s notes that the derivative product will not adversely affect the rating on any of the notes.

Description of the FFEL Program

     The Higher Education Act provides for several different educational loan programs (collectively, “Federal Family Education loans” or “FFELP Loans” and, the program with respect thereto, the “Federal Family Education Loan Program”). Under these programs, state agencies or private nonprofit corporations administering student loan insurance programs (“guarantee agencies”) are reimbursed for portions of losses sustained in connection with FFELP loans, and holders of certain loans made under such programs are paid subsidies for owning such loans. Certain provisions of the Federal Family Education Loan Program are summarized below.

     The Higher Education Act has been subject to frequent amendments, including several amendments that have changed the terms of and eligibility requirements for the FFELP loans. Generally, this prospectus describes only the provisions of the Federal Family Education Loan Program that apply to loans made on or after July 1, 1998. The Higher Education Act is currently subject to reauthorization. During that process, which is ongoing, proposed amendments to the Higher Education Act are more commonplace and a number of proposals have been introduced in Congress. As part of such process, Congress has recently passed, and the President has signed into law, the Higher Education Extension Act of 2004, which will temporarily extend the programs under the Higher Education Act, including the Federal Family Education Loan Program, through fiscal year 2005. The following summary of the Federal Family Education Loan Program as established by the Higher Education Act does not purport to be comprehensive or definitive and is qualified in its entirety by reference to the text of the Higher Education Act and the regulations thereunder.

Federal Family Education Loans

     Several types of loans are currently authorized as Federal Family Education Loans pursuant to the Federal Family Education Loan Program. These include: (i) loans to students meeting certain financial needs tests with respect to which the federal government makes interest payments available to reduce student interest cost during periods of enrollment (“Subsidized Stafford Loans”); (ii) loans to students made without regard to financial need with respect to which the federal government does not make such interest payments (“Unsubsidized Stafford Loans” and, collectively with Subsidized Stafford Loans, “Stafford Loans”); (iii) loans to parents of dependent students (“PLUS Loans”); and (iv) loans available to borrowers with certain existing federal educational loans to consolidate repayment of such loans (“Consolidation Loans”).

     Generally, a loan may be made only to a United States citizen or national or otherwise eligible individual under federal regulations who (i) has been accepted for enrollment or is enrolled and is maintaining satisfactory progress at an eligible institution, (ii) is carrying at least one-half of the normal full-time academic workload for the course of study the student is pursuing, as determined by such institution, (iii) has agreed to notify promptly the holder of the loan of any address change, and (iv) meets the applicable “need” requirements. Eligible institutions include higher educational institutions and vocational schools that comply with certain federal regulations. With certain exceptions, an institution with a cohort (composite) default rate that is higher than certain specified thresholds in the Higher Education Act is not an eligible institution.

Subsidized Stafford Loans

     The Higher Education Act provides for federal (i) insurance or reinsurance of eligible Subsidized Stafford Loans, (ii) interest subsidy payments to eligible lenders with respect to certain eligible Subsidized Stafford Loans, and (iii) special allowance payments representing an additional subsidy paid by the Secretary of Education to such holders of eligible Subsidized Stafford Loans.

     Subsidized Stafford Loans are eligible for reinsurance under the Higher Education Act if the eligible student to whom the loan is made has been accepted or is enrolled in good standing at an eligible institution of higher education or vocational school and is carrying at least one-half the normal full-time workload at that institution. In connection with eligible Subsidized Stafford Loans there are limits as to the maximum amount which may be borrowed for an academic year and in the aggregate for both undergraduate and graduate/professional study. The Secretary of Education has discretion to raise these limits to accommodate students undertaking specialized training requiring exceptionally high costs of education.

     Subject to these limits, Subsidized Stafford Loans are available to borrowers in amounts not exceeding their unmet need for financing as provided in the Higher Education Act. Provisions addressing the implementation of need analysis and the relationship between unmet need for financing and the availability of Subsidized Stafford Loan Program funding have been the subject of frequent and extensive amendment in recent years. There can be no assurance that further amendment to such provisions will not materially affect the availability of Subsidized Stafford Loan funding to borrowers or the availability of Subsidized Stafford Loans for secondary market acquisition.

Unsubsidized Stafford Loans

     Unsubsidized Stafford Loans are available for students who do not qualify for Subsidized Stafford Loans due to parental and/or student income or assets in excess of permitted amounts. In other respects, the general requirements for Unsubsidized Stafford Loans are essentially the same as those for Subsidized Stafford Loans. The interest rate, the annual loan limits, the loan fee requirements and the special allowance payment provisions of the Unsubsidized Stafford Loans are the same as the Subsidized Stafford Loans. However, the terms of the Unsubsidized Stafford Loans differ materially from Subsidized Stafford Loans in that the Secretary of Education does not make interest subsidy payments and the loan limitations are determined without respect to the expected family contribution. The borrower is required to pay interest from the time such loan is disbursed or capitalize the interest until repayment begins.

PLUS Loan Program

     The Higher Education Act authorizes PLUS Loans to be made to parents of eligible dependent students. Only parents who do not have an adverse credit history are eligible for PLUS Loans. The basic provisions applicable to PLUS Loans are similar to those of Stafford Loans with respect to the involvement of guarantee agencies and the Secretary of Education in providing federal reinsurance on the loans. However, PLUS Loans differ significantly from Subsidized Stafford Loans, particularly because federal interest subsidy payments are not available under the PLUS Program and special allowance payments are more restricted.

The Consolidation Loan Program

     The Higher Education Act authorizes a program under which certain borrowers may consolidate their various student loans into a single loan insured and reinsured on a basis similar to Subsidized

Stafford Loans. “Consolidation Loans” may be made in an amount sufficient to pay outstanding principal, unpaid interest and late charges on certain federally insured or reinsured student loans incurred under and pursuant to the Federal Family Education Loan Program (other than PLUS Loans made to “parent borrowers”) selected by the borrower, as well as loans made pursuant to the Perkins Loan Program (formally “National Direct Student Loan Program”), the Health Professional Student Loan Programs and the William D. Ford Federal Direct Loan Program (the “Direct Loan Program”). The borrowers may be either in repayment status or in a grace period preceding repayment. Delinquent or defaulted borrowers are eligible to obtain Consolidation Loans if they agree to re-enter repayment through loan consolidation. Borrowers may add additional loans to a Consolidation Loan during the 180-day period following origination of the Consolidation Loan. Further, a married couple who agrees to be jointly and severally liable is to be treated as one borrower for purposes of loan consolidation eligibility. A Consolidation Loan will be federally insured or reinsured only if such loan is made in compliance with requirements of the Higher Education Act.

     In the event that a borrower is unable to obtain a Consolidation Loan with income sensitive repayment terms acceptable to the borrower from the holders of the borrower’s outstanding loans (that are selected for consolidation), or from any other eligible lender, the Higher Education Act authorizes the Secretary of Education to offer the borrower a “Direct Consolidation Loan” with income contingent terms under the Direct Loan Program. Such Direct Consolidation Loans shall be repaid either pursuant to income contingent repayment or any other repayment provision under the authorizing section of the Higher Education Act. The Direct Loan Program differs from FFELP in several respects, including that funds for origination of the loans come directly from the Department of Education rather than from private lenders, the loans are serviced by the Department of Education rather than by private servicers, loan funds are raised by the federal government through its regular Treasury bill auctions, and the loans may have more flexible repayment options, and a simplified borrowing process. There are three categories of Direct Consolidation Loans: Direct Subsidized Consolidation Loans are for subsidized federal student loans; Direct Unsubsidized Consolidation Loans are for unsubsidized federal student loans; and Direct PLUS Consolidation Loans are for federal parent loans.

Certain Key Differences Between Consolidation Loans and Other Federal Student Loans

     Two principal differences between federal Consolidation Loans and the federal student loans being consolidated are: maturity and interest rates. Other than Consolidation Loans and Direct Consolidation Loans that may be consolidated into Consolidation Loans, federal Consolidation Loans can in general be of significantly longer maturity than the federal student loans being consolidated and federal Consolidation Loans have fixed interest rates, whereas the federal student loans being consolidated almost always have variable interest rates. The net effect of these differences often allows a borrower to reduce his or her monthly payments and to convert them into a consistent monthly obligation by taking advantage of the longer period for payment until maturity and the fixed interest rate. In doing so, the borrower will generally incur a substantially greater aggregate interest cost over the life of the loan, if the borrower uses the entire maturity period to pay off the consolidation loan.

Interest Rates

     Subsidized and Unsubsidized Stafford Loans made between October 1, 1998 and July 1, 2006 under the Federal Family Education Loan Program, and on or after July 1, 1998 under the Direct Loan Program which are in in-school, grace and deferment periods bear interest at a rate equivalent to the 91-day T-Bill rate plus 1.7 percent, with maximum rate of 8.25 percent. Subsidized Stafford Loans and Unsubsidized Stafford Loans made in all other periods bear interest at a rate equivalent to the 91-day T-Bill rate plus 2.3 percent, with a maximum rate of 8.25 percent. The rate is adjusted annually on July 1. PLUS Loans bear interest at a rate equivalent to the 91-day T-Bill rate plus 3.1 percent, with a maximum rate of 9 percent. After July 1, 2001 interest on Direct Loan Program PLUS loans is equal to the weekly average 1-year constant maturity Treasury yield for the last calendar week ending on or before June 26 plus 3.1 percent, with a maximum rate of 9 percent. Consolidation Loans for which the application was received by an eligible lender on or after October 1, 1998, bear interest at a rate equal to the weighted average of the loans consolidated, rounded to the nearest higher one-eighth of one percent, with a maximum rate of 8.25 percent. Interest rates are fixed on federal Direct Consolidation Loans for which the Department of Education receives applications on or after February 1, 1999. The rate is the lesser of the weighted average of the interest rates of the loans that the borrower is consolidating, rounded up to the nearest one-eighth of one percent, or 8.25%. Direct Consolidation Loans disbursed before February 1, 1999 have a variable interest rate which is calculated annually on June 1 by adding a certain percentage to the bond equivalent rate of Treasury bills auctioned at the final auction before June 1.

     The Higher Education Act currently provides that for Subsidized and Unsubsidized Stafford Loans made on or after July 1, 2006, the interest rate will be equal to 6.8% per annum and for PLUS loans made after July 1, 2006, the interest rate will be equal to 7.9% per annum.

Loan Limits

     The Higher Education Act requires that Subsidized and Unsubsidized Stafford Loans made to cover multiple enrollment periods, such as a semester, trimester or quarter be disbursed by eligible lenders in at least two separate disbursements. A Stafford Loan borrower may receive a subsidized loan, an unsubsidized loan, or a combination of both for an academic period. Generally, the maximum amount of a Stafford Loan for an academic year cannot exceed $2,625 for the first year of undergraduate study, $3,500 for the second year of undergraduate study and $5,500 for the remainder of undergraduate study. The aggregate limit for undergraduate study is $23,000 (excluding PLUS Loans). Independent undergraduate students may receive an additional Unsubsidized Stafford Loan of up to $4,000 per academic year, with an aggregate maximum of $46,000. The maximum amount of the loans for an academic year for graduate students is $8,500, and independent students may borrow an additional Unsubsidized Stafford Loan up to $10,000 per academic year. The Secretary of Education has discretion to raise these limits by regulation to accommodate highly specialized or exceptionally expensive courses of study. For example, certain medical students may now borrow up to $46,000 per academic year, with a maximum aggregate limit of $189,125.

     The total amount of all PLUS Loans that parents may borrow on behalf of each dependent student for any academic year may not exceed the student’s cost of attendance minus other estimated financial assistance for that student.

Repayment

     Repayment of principal on a Stafford Loan does not commence while a student remains a qualified student, but generally begins not more than six months after the borrower ceases to pursue at least a half-time course of study (the six month period is the “grace period”). Grace periods may be waived by borrowers. Repayment of interest on an Unsubsidized Stafford loan begins immediately upon disbursement of the loan, however the lender may capitalize the interest until repayment of principal is scheduled to begin. Except for certain borrowers as described below, each loan generally must be scheduled for repayment over a period of not more than ten years after the commencement of repayment. The Higher Education Act currently requires minimum annual payments of $600, including principal and interest, unless the borrower and the lender agree to lesser payments; in instances in which a borrower and spouse both have such loans outstanding, the total combined payments for such a couple may not be less than $600 per year. Regulations of the Secretary of Education require lenders to offer standard, graduated or income-sensitive repayment schedules to borrowers. Use of income sensitive repayment plans may extend the ten-year maximum term for up to five years.

     PLUS Loans enter repayment on the date the last disbursement is made on the loan. Interest accrues and is due and payable from the date of the first disbursement of the loan. The first payment is due within 60 days after the loan is fully disbursed. Repayment plans are the same as in the Subsidized and Unsubsidized Stafford Loan Program.

     Consolidation Loans enter repayment on the date the loan is disbursed. The first payment is due within 60 days after that date. Consolidation Loans must be repaid during a period agreed to by the borrower and lender, subject to maximum repayment periods which vary depending upon the principal amount of the borrower’s outstanding student loans. The following restrictions apply to the length of repayment.

•	Loans less than $7,500 must be repaid within 10 years.

•	Loans equal to or greater than $7,500 but less than $10,000 must be repaid within 12 years.

•	Loans equal to or greater than $10,000 but less than $20,000 must be repaid within 15 years.

•	Loans equal to or greater than $20,000 but less than $40,000 must be repaid within 20 years.

•	Loans equal to or greater than $40,000 but less than $60,000 must be repaid within 25 years.

•	Loans equal to or greater than $60,000 must be repaid within 30 years.

     The repayment schedule established with respect to a Consolidation Loan shall require that the minimum installment payment be an amount equal to not less than the accrued unpaid interest. Repayment shall commence within 60 days after all holders have discharged the liability of the borrower on the loans selected for consolidation. No insurance premium may be charged to the borrower.

     FFEL Program borrowers who accumulate outstanding FFELP Loans totaling more than $30,000 may receive an extended repayment plan, with a fixed or graduated payment amount paid over a longer period of time, not to exceed 25 years. A borrower may accelerate principal payments at any time without penalty. Once a repayment plan is established, the borrower may annually change the selection of the plan.

     Deferment and Forbearance Periods. No principal repayments need to be made during certain periods prescribed by the Higher Education Act (“deferment periods”) but interest accrues and must be paid. Generally, deferment periods include periods (a) when the borrower has returned to an eligible educational institution on at least a half-time basis or is pursuing studies pursuant to an approved graduate fellowship or rehabilitation training program, (b) not exceeding three years while the borrower is seeking and unable to find full-time employment, and (c) not in excess of three years for any reason which the lender determines, in accordance with regulations, has caused or will cause the borrower economic hardship. Deferment periods extend the maximum repayment periods. Under certain circumstances, a lender may also allow periods of forbearance (“forbearance”) during which the borrower may defer payments because of temporary financial hardship. The Higher Education Act specifies certain periods during which forbearance is mandatory. Mandatory forbearance periods exist when the borrower is impacted by a national emergency, military mobilization, or when the geographical area in which the borrower resides or works is declared a disaster area by certain officials. Other mandatory periods include periods during which the borrower is (a) participating in a medical or dental residency and is not eligible for deferment; (b) serving in a qualified medical or dental internship program or certain national service programs; or (c) determined to have a debt burden of certain federal loans equal to or exceeding 20% of the borrower’s gross income. In other circumstances, forbearance may be granted at the lenders option. Forbearance also extends the maximum repayment periods.

Interest Subsidy Payments

     The Secretary of Education is to pay interest on Subsidized Stafford Loans while the student is a qualified student, during a grace period or during certain deferment periods. In addition, those portions of Consolidation Loans that repay Subsidized Stafford Loans or similar subsidized loans made under the Direct Loan Program are eligible for interest subsidy payments. The Secretary of Education is required to make interest subsidy payments to the holder of Subsidized Stafford Loans in the amount of interest accruing on the unpaid balance thereof prior to the commencement of repayment or during any deferment period. The Higher Education Act provides that the holder of an eligible Subsidized Stafford Loan, or the eligible portions of Consolidation Loans, shall be deemed to have a contractual right against the United States to receive interest subsidy payments in accordance with its provisions.

Special Allowance Payments

     The Higher Education Act provides for special allowance payments to be made by the Secretary of Education to eligible lenders. The rates for special allowance payments are based on formulae that differ according to the type of loan, the date the loan was first disbursed, the interest rate and the type of funds used to finance such loan (tax-exempt or taxable).

     The formulae for special allowance payment rates for Stafford and Unsubsidized Stafford Loans are summarized in the following chart. The term “T-Bill” as used in this table and the following table, means the average 91-day United States Treasury bill rate calculated as a “bond equivalent rate” in the manner applied by the Secretary of Education as referred to in Section 438 of the Higher Education Act. The term “3 Month Commercial Paper Rate” means the 90-day commercial paper index calculated quarterly and based on an average of the daily 90-day commercial paper rates reported in the Federal Reserve’s Statistical Release H-15.

Date of Loans	Annualized SAP Rate
On or after October 1, 1992	T-Bill Rate less Applicable Interest Rate + 3.1%
On or after July 1, 1995	T-Bill Rate less Applicable Interest Rate + 3.1%(1)
On or after July 1, 1998	T-Bill Rate less Applicable Interest Rate + 2.8%(2)
On or after January 1, 2000	3 Month Commercial Paper Rate less Applicable Interest Rate + 2.34%(3)

___________________

Substitute 2.5% in this formula while such loans are in the in-school or grace period.
Substitute 2.2% in this formula while such loans are in the in-school or grace period.
Substitute 1.74% in this formula while such loans are in the in-school or grace period.

     The formula for Special Allowance Payment rates for PLUS and Consolidation Loans are as follows:

Date of Loans	Annualized SAP Rate

On or after October 1, 1992	T-Bill Rate less Applicable Interest Rate + 3.1
On or after February 1, 2000	3 Month Commercial Paper Rate less Applicable
Interest Rate + 2.64%

     Special allowance payments are generally payable, with respect to variable rate FFELP Loans to which a maximum borrower interest rate applies, only when the maximum borrower interest rate is in effect. The Secretary of Education offsets interest subsidy payments and special allowance payments by the amount of origination fees and lender loan fees described in the following section.

     The Higher Education Act provides that a holder of a qualifying loan who is entitled to receive special allowance payments has a contractual right against the United States to receive those payments during the life of the loan. Receipt of special allowance payments, however, is conditioned on the eligibility of the loan for federal insurance or reinsurance benefits. Such eligibility may be lost due to violations of federal regulations or guarantee agency requirements.

Loan Fees

     Insurance Premium. A guarantee agency is authorized to charge a premium, or guarantee fee, of up to 1% of the principal amount of the loan, which may be deducted proportionately from each installment of the loan.

     Origination Fee. A lender is authorized to charge the borrower of a Subsidized Stafford Loan and an Unsubsidized Stafford Loan an origination fee in an amount not to exceed 3% of the principal amount of the loan and is required to charge the borrower of a PLUS Loan an origination fee in the amount of 3% of the principal amount of the loan. These fees must be deducted proportionately from each installment payment of the loan proceeds prior to payment to the borrower. These fees are not retained by the lender, but must be passed on to the Secretary of Education.

     Lender Loan Fee. The lender of any FFELP Loan, which includes Consolidation Loans, is required to pay to the Secretary of Education an additional origination fee equal to 0.5% of the principal amount of the loan.

     The Secretary of Education collects from the lender or subsequent holder the maximum origination fee authorized (regardless of whether the lender actually charges the borrower) and the lender loan fee, either through reductions in interest subsidy or special allowance payments or directly from the lender or holder.

     Rebate Fee on Consolidation Loans. In addition, the holder of any Consolidation Loan is required to pay to the Secretary of Education a monthly fee equal to .0875% (1.05% per annum) of the principal amount of plus accrued interest on the loan.

Insurance and Guarantees

     A student loan is considered to be in default for purposes of the Higher Education Act when the borrower fails to make an installment payment when due, or to comply with other terms of the loan, and if the failure persists for 270 days in the case of a loan repayable in monthly installments or for 330 days in the case of a loan repayable in less frequent installments. If the loan is guaranteed by a guarantor in accordance with the provisions of the Higher Education Act, the guarantor is to pay the holder a percentage of such amount of the loss subject to reduction as described in the following paragraphs within 90 days of notification of such default.

Federal Insurance

     The Higher Education Act provides that, subject to compliance with such Higher Education Act, the full faith and credit of the United States is pledged to the payment of insurance claims and ensures that such reimbursements are not subject to reduction. In addition, the Higher Education Act provides that if a guarantor is unable to meet its insurance obligations, holders of loans may submit insurance claims directly to the Secretary of Education until such time as the obligations are transferred to a new guarantor capable of meeting such obligations or until a successor guarantor assumes such obligations. Federal reimbursement and insurance payments for defaulted loans are paid from the Student Loan Insurance Fund established under the Higher Education Act. The Secretary of Education is authorized, to the extent provided in advance by appropriations acts, to issue obligations to the Secretary of the Treasury to provide funds to make such federal payments.

Guarantees

     If the loan is guaranteed by a guarantor in accordance with the provisions of the Higher Education Act, the eligible lender is reimbursed by the guarantor for a statutorily-set percentage (98%) of the unpaid principal balance of the loan plus accrued unpaid interest on any loan defaulted so long as the eligible lender has properly serviced such loan. Under the Higher Education Act, the Secretary of Education enters into a guarantee agreement and a reinsurance agreement (the “guarantee agreements”) with each guarantor which provides for federal reimbursement for amounts paid to eligible lenders by the guarantor with respect to defaulted loans.

     Guarantee Agreements. Pursuant to the guarantee agreements, the Secretary of Education is to reimburse a guarantor for the amounts expended in connection with a claim resulting from the death, bankruptcy or total and permanent disability of a borrower, the death of a student whose parent is the borrower of a PLUS Loan, certain claims by borrowers who are unable to complete the programs in which they are enrolled due to school closure, borrowers whose borrowing eligibility was falsely certified by the eligible institution, or the amount of an unpaid refund due from the school to the lender in the event the school fails to make a required refund. Such claims are not included in calculating a guarantor’s claims rate experience for federal reimbursement purposes. Generally, educational loans are non-dischargeable in bankruptcy unless the bankruptcy court determines that the debt will impose an undue hardship on the borrower and the borrower’s dependents. Further, the Secretary of Education is to reimburse a guarantor for any amounts paid to satisfy claims not resulting from death, bankruptcy, or disability subject to reduction as described below.

     The Secretary of Education may terminate guarantee agreements if the Secretary of Education determines that termination is necessary to protect the federal financial interest or to ensure the continued availability of loans to student or parent borrowers. Upon termination of such agreements, the Secretary of Education is authorized to provide the guarantor with additional advance funds with such restrictions on the use of such funds as is determined appropriate by the Secretary of Education, in order to meet the immediate cash needs of the guarantor, ensure the uninterrupted payment of claims, or ensure that the guarantor will make loans as the lender-of-last-resort.

     If the Secretary of Education has terminated or is seeking to terminate guarantee agreements, or has assumed a guarantor’s functions, notwithstanding any other provision of law: (i) no state court may issue an order affecting the Secretary of Education’s actions with respect to that guarantor; (ii) any contract entered into by the guarantor with respect to the administration of the guarantor’s reserve funds or assets acquired with reserve funds shall provide that the contract is terminable by the Secretary of Education upon 30 days notice to the contracting parties if the Secretary of Education determines that such contract includes an impermissible transfer of funds or assets or is inconsistent with the terms or purposes of the Higher Education Act; and (iii) no provision of state law shall apply to the actions of the Secretary of Education in terminating the operations of the guarantor. Finally, notwithstanding any other provision of law, the Secretary of Education’s liability for any outstanding liabilities of a guarantor (other than outstanding student loan guarantees under the Higher Education Act), the functions of which the Secretary of Education has assumed, shall not exceed the fair market value of the reserves of the guarantor, minus any necessary liquidation or other administrative costs.

     Reimbursement. The amount of a reimbursement payment on defaulted loans made by the Secretary of Education to a guarantor is subject to reduction based upon the annual claims rate of the guarantor calculated to equal the amount of federal reimbursement as a percentage of the original principal amount of originated or guaranteed loans in repayment on the last day of the prior fiscal year. The claims experience is not accumulated from year to year, but is determined solely on the basis of claims in any one federal fiscal year compared with the original principal amount of loans in repayment at the beginning of that year. The formula for reimbursement amounts is summarized below:

Guarantor
	Guarantor	Reinsurance Rate
	Reinsurance Rate	for loans made	Guarantor
	for loans made	between October 1,	Reinsurance Rate
Claims	prior to October 1,	1993 and September	for loans made on
Rate	1993 [1]	30, 1998 [1]	or after October 1, 1998

0% up to 5%	100%	98%	95%
5% up to 9%	100% of claims up to 5%;	98% of claims up to 5%;	95% of claims up to 5%
	and 90% of claims 5% and over	and 88% of claims 5% and over	and 85% of claims 5% and over

9% and over	100% of claims up to 5%;	98% of claims up to 5%;	95% of claims up to 5%,
	90% of claims 5% up to 9%;	88% of claims 5% up to 9%;	85% of claims 5% up to 9%;
	80% of claims 9% and over	78% of claims 9% and over	75% of claims 9% and over

     The original principal amount of loans guaranteed by a guarantor which are in repayment for purposes of computing reimbursement payments to a guarantor means the original principal amount of all loans guaranteed by a guarantor less: (i) guarantee payments on such loans, (ii) the original principal amount of such loans that have been fully repaid, and (iii) the original amount of such loans for which the first principal installment payment has not become due.

     In addition, the Secretary of Education may withhold reimbursement payments if a guarantor makes a material misrepresentation or fails to comply with the terms of its agreements with the Secretary

[1] Other than student loans made pursuant to the lender-of-last resort program or student loans transferred by an insolvent guarantor as to which the amount of reinsurance is equal to 100%.

of Education or applicable federal law. A supplemental guarantee agreement is subject to annual renegotiation and to termination for cause by the Secretary of Education.

     Under the guarantee agreements, if a payment on a Federal Family Education Loan guaranteed by a guarantor is received after reimbursement by the Secretary of Education, the Secretary of Education is entitled to receive an equitable share of the payment. Guarantor retentions remaining after payment of the Secretary of Education’s equitable share on such collections on consolidations of defaulted loans were reduced to 18.5% from 27% effective July 1, 1997 and for other loans were reduced from 27% to 24% (23% effective October 1, 2003).

     Lender Agreements. Pursuant to most typical agreements for guarantee between a guarantor and the originator of the loan, any eligible holder of a loan insured by such a Guarantor is entitled to reimbursement from such guarantor of any proven loss incurred by the holder of the loan resulting from default, death, permanent and total disability or bankruptcy of the student borrower at the rate of 100% of such loss (or, subject to certain limitations, 98% for loans in default made on or after October 1, 1993). Guarantors generally deem default to mean a student borrower’s failure to make an installment payment when due or to comply with other terms of a note or agreement under circumstances in which the holder of the loan may reasonably conclude that the student borrower no longer intends to honor the repayment obligation and for which the failure persists for 270 days in the case of a loan payable in monthly installments or for 330 days in the case of a loan payable in less frequent installments. When a loan becomes at least 60 days past due, the holder is required to request default aversion assistance from the applicable guarantor in order to attempt to cure the delinquency. When a loan becomes 240 days past due, the holder is required to nuke a final demand for payment of the loan by the borrower. The holder is required to continue collection efforts until the loan is 270 days past due. At the time of payment of insurance benefits, the holder must assign to the applicable guarantor all right accruing to the holder under the note evidencing the loan. The Higher Education Act prohibits a guarantor from filing a claim for reimbursement with respect to losses prior to 270 days after the loan becomes delinquent with respect to any installment thereon.

     Any holder of a loan is required to exercise due care and diligence in the servicing of the loan and to utilize practices which are at least as extensive and forceful as those utilized by financial institutions in the collection of other consumer loans. If a guarantor has probable cause to believe that the holder has made misrepresentations or failed to comply with the terms of its agreement for guarantee, the guarantor may take reasonable action including withholding payments or requiring reimbursement of funds. The guarantor may also terminate the agreement for cause upon notice and hearing.

Guarantee Agency Reserves

     Each guarantee agency is required to establish a Federal student loan reserve fund (the “Federal Fund”) which, together with any earnings thereon, are deemed to be property of the United States. Each guarantor is required to deposit into the Federal Fund any reserve funds plus reinsurance payments received from the Secretary of Education, default collections, insurance premiums, 70% of payments received as administrative cost allowance and other receipts as specified in regulations. A guarantor is authorized to transfer up to 180 days’ cash expenses for normal operating expenses (other than claim payments) from the Federal Fund to the Operating Fund (described below) at any time during the first three years after establishment of the fund. The Federal fund may be used to pay lender claims and to pay default aversion fees into the Operating Fund. A guarantor is also required to establish an operating fund (the “Operating Fund”) which, except for funds transferred from the Federal fund to meet operating expenses during the first three years after fund establishment, is the property of the guarantor. A guarantor may deposit into the Operating Fund loan processing and issuance fees equal to 0.40% of the total principal amount of loans insured during the fiscal year, 30% of payments received after October 7,

1998 for the administrative cost allowance for loans insured prior to that date and the 24% retention of collections on defaulted loans and other receipts as specified in regulations. An Operating Fund must be used for application processing, loan disbursement, enrollment and repayment status management, default aversion, collection activities, compliance monitoring, and other student financial aid related activities.

     The Higher Education Act required the Secretary of Education to recall $1 billion in federal reserve funds from guarantee agencies on September 1, 2002. Each guarantee agency was required to transfer its equitable share of the $1 billion to a restricted account in equal annual installments for each of the five federal fiscal years 1998 through 2002 (or in certain cases over for federal fiscal years beginning in 1999). The guarantee agency’s required reserve ratio has been reduced from 1.1% to .5%.

     The Higher Education Act provides for an additional recall of reserves from each Federal Fund, but also provides for certain minimum reserve levels which are protected from recall. The Secretary of Education is authorized to enter into voluntary, flexible agreements with guarantors under which various statutory and regulatory provisions can be waived. In addition, under the Higher Education Act, the Secretary of Education is prohibited from requiring the return of all of a guarantor’s reserve funds unless the Secretary of Education determines that the return of these funds is in the best interest of the operation of the FFEL program, or to ensure the proper maintenance of such guarantor’s funds or assets or the orderly termination of the guarantor’s operations and the liquidation of its assets. The Higher Education Act also authorizes the Secretary of Education to direct a guarantor to: (i) return to the Secretary of Education all or a portion of its reserve fund that the Secretary of Education determines is not needed to pay for the guarantor’s program expenses and contingent liabilities; and (ii) cease any activities involving the expenditure, use or transfer of the guarantor’s reserve funds or assets which the Secretary of Education determines is a misapplication, misuse or improper expenditure. Under current law the Secretary of Education is authorized to direct a guarantor to return to the Secretary of Education all or a portion of its reserve fund which the Secretary of Education determines is not needed to pay for the guarantor’s program expenses and contingent liabilities.

Description of the Guarantee Agencies

     The student loans that the trust acquires will be guaranteed by any one or more guarantee agencies identified in the related prospectus supplement. The following discussion relates to guarantee agencies under the Federal Family Education Loan Program.

     A guarantee agency guarantees loans made to students or parents of students by lending institutions such as banks, credit unions, savings and loan associations, certain schools, pension funds and insurance companies. A guarantee agency generally purchases defaulted student loans which it has guaranteed with its reserve fund. A lender may submit a default claim to the guarantee agency after the student loan has been delinquent for at least 270 days. The default claim package must include all information and documentation required under the Federal Family Education Loan Program regulations and the guarantee agency’s policies and procedures.

     In general, a guarantee agency’s reserve fund has been funded principally by administrative cost allowances paid by the Secretary of Education, guarantee fees paid by lenders, investment income on money in the reserve fund, and a portion of the money collected from borrowers on guaranteed loans that have been reimbursed by the Secretary of Education to cover the guarantee agency’s administrative expenses.

     Various changes to the Higher Education Act have adversely affected the receipt of revenues by the guarantee agencies and their ability to maintain their reserve funds at previous levels, and may adversely affect their ability to meet their guarantee obligations. These changes include:

•	the reduction in reinsurance payments from the Secretary of Education because of reduced reimbursement percentages;

•	the reduction in maximum permitted guarantee fee from 3% to 1% for loans made on or after July 1, 1994;

•	the replacement of the administrative cost allowance with a student loan processing and issuance fee equal to 65 basis points (40 basis points for loans made on or after October 1, 1993) paid at the time a loan is guaranteed, and an account maintenance fee of 12 basis points (10 basis points for fiscal years 2001-2003) paid annually on outstanding guaranteed student loans;

•	the reduction in supplemental preclaims assistance payments from the Secretary of Education; and

•	the reduction in retention by a guarantee agency of collections on defaulted loans from 27% to 23% and 18.5% of the rehabilitated losses on consolidation loans).

     Additionally, the adequacy of a guarantee agency’s reserve fund to meet its guarantee obligations with respect to existing student loans depends, in significant part, on its ability to collect revenues generated by new loan guarantees. The Federal Direct Student Loan Program discussed below may adversely affect the volume of new loan guarantees. Future legislation may make additional changes to the Higher Education Act that would significantly affect the revenues received by guarantee agencies and the structure of the guarantee agency program.

     The Higher Education Act gives the Secretary of Education various oversight powers over guarantee agencies. These include requiring a guarantee agency to maintain its reserve fund at a certain required level and taking various actions relating to a guarantee agency if its administrative and financial condition jeopardizes its ability to meet its obligations. These actions include, among others, providing advances to the guarantee agency, terminating the guarantee agency’s federal reimbursement contracts, assuming responsibility for all functions of the guarantee agency, and transferring the guarantee agency’s guarantees to another guarantee agency or assuming such guarantees. The Higher Education Act provides that a guarantee agency’s reserve fund shall be considered to be the property of the United States to be used in the operation of the Federal Family Education Loan Program or the Federal Direct Student Loan Program, and, under certain circumstances, the Secretary of Education may demand payment of amounts in the reserve fund.

     The 1998 Amendments mandate the recall of guarantee agency reserve funds by the Secretary of Education amounting to $82.5 million in fiscal year 2006, and $82.5 million in fiscal year 2007. However, certain minimum reserve levels are protected from recall, and under the 1998 Amendments, guarantee agency reserve funds were restructured to provide guarantee agencies with additional flexibility in choosing how to spend certain funds they receive. The new recall of reserves for guarantee agencies increases the risk that resources available to guarantee agencies to meet their guarantee obligation will be significantly reduced. Relevant federal laws, including the Higher Education Act, may be further changed in a manner that may adversely affect the ability of a guarantee agency to meet its guarantee obligations.

     FFELP loans originated prior to October 1, 1993 are fully guaranteed as to principal and accrued interest. Student loans originated after October 1, 1993 are guaranteed as to 98% of principal and accrued interest.

     Under the Higher Education Act, if the Department of Education has determined that a guarantee agency is unable to meet its insurance obligations, the holders of loans guaranteed by such guarantee agency must submit claims directly to the Department of Education, and the Department of Education is required to pay the full guarantee payment due with respect thereto in accordance with guarantee claims processing standards no more stringent than those applied by the guarantee agency.

     There are no assurances as to the Secretary of Education’s actions if a guarantee agency encounters administrative or financial difficulties or that the Secretary of Education will not demand that a guarantee agency transfer additional portions or all of its reserve fund to the Secretary of Education

     Information relating to the particular guarantee agencies guaranteeing our student loans will be set forth in the prospectus supplement.

Federal Agreements

     General. A guaranty agency’s right to receive federal reimbursements for various guarantee claims paid by such guarantee agency is governed by the Higher Education Act and various contracts entered into between guarantee agencies and the Secretary of Education. Each guarantee agency and the Secretary of Education have entered into federal reimbursement contracts pursuant to the Higher Education Act, which provide for the guarantee agency to receive reimbursement of a percentage of insurance payments that the guarantee agency makes to eligible lenders with respect to loans guaranteed by the guarantee agency prior to the termination of the federal reimbursement contracts or the expiration of the authority of the Higher Education Act. The federal reimbursement contracts provide for termination under certain circumstances and also provide for certain actions short of termination by the Secretary of Education to protect the federal interest.

     In addition to guarantee benefits, qualified student loans acquired under the Federal Family Education Loan Program benefit from certain federal subsidies. Each guarantee agency and the Secretary of Education have entered into an interest subsidy agreement under the Higher Education Act which entitles the holders of eligible loans guaranteed by the guarantee agency to receive interest subsidy payments from the Secretary of Education on behalf of certain students while the student is in school, during a six to twelve month grace period after the student leaves school, and during certain deferment periods, subject to the holders’ compliance with all requirements of the Higher Education Act.

     States Courts of Appeals have held that the federal government, through subsequent legislation, has the right unilaterally to amend the contracts between the Secretary of Education and the guarantee agencies described herein. Amendments to the Higher Education Act in 1986, 1987, 1992, 1993, and 1998, respectively.

•	abrogated certain rights of guarantee agencies under contracts with the Secretary of Education relating to the repayment of certain advances from the Secretary of Education

•	authorized the Secretary of Education to withhold reimbursement payments otherwise due to certain guarantee agencies until specified amounts of such guarantee agencies’ reserves had been eliminated,

•	added new reserve level requirements for guarantee agencies and authorized the Secretary of Education to terminate the Federal Reimbursement Contracts under circumstances that did not previously warrant such termination,

•	expanded the Secretary of Education’s authority to terminate such contracts and to seize guarantee agencies’ reserves and

•	mandated the additional recall of guarantee agency reserve funds.

Federal Insurance and Reimbursement of Guarantee Agencies

     Effect of annual claims rate. With respect to loans made prior to October 1, 1993, the Secretary of Education currently agrees to reimburse the guarantee agency for up to 100% of the amounts paid on claims made by lenders, as discussed in the formula described below, so long as the eligible lender has properly serviced such loan. The amount of reimbursement is lower for loans originated after October 1, 1993, as described below. Depending on the claims rate experience of a guarantee agency, such reimbursement may be reduced as discussed in the formula described below. The Secretary of Education also agrees to repay 100% of the unpaid principal plus applicable accrued interest expended by a guarantee agency in discharging its guarantee obligation as a result of the bankruptcy, death, or total and permanent disability of a borrower, or in the case of a PLUS Loan, the death of the student on behalf of whom the loan was borrowed, or in certain circumstances, as a result of school closures, which reimbursements are not to be included in the calculations of the guarantee agency’s claims rate experience for the purpose of federal reimbursement under the Federal Reimbursement Contracts.

     The formula used for loans initially disbursed prior to October 1, 1993 is summarized below:

Claims Rate	Federal Payment

0% up to 5%	100%

5% up to 9%	100% of claims up to 5%; 90% of claims 5% and over

9% and over	100% of claims up to 5%; 90% of claims 5% and over, up to 9%; 80% of claims 9% and over

     The claims experience is not accumulated from year to year, but is determined solely on the basis of claims in any one federal fiscal year compared with the original principal amount of loans in repayment at the beginning of that year.

     The 1993 Amendments reduce the reimbursement amounts described above, effective for loans initially disbursed on or after October 1, 1993 as follows: 100% reimbursement is reduced to 98%, 90% reimbursement is reduced to 88%, and 80% reimbursement is reduced to 78%, subject to certain limited exceptions. The 1998 Amendments further reduce the federal reimbursement amounts from 98% to 95%, 88% to 85%, and 78% to 75% respectively, for student loans first disbursed on or after October 1, 1998.

     The reduced reinsurance for federal guaranty agencies increases the risk that resources available to guarantee agencies to meet their guarantee obligation will be significantly reduced.

     Reimbursement. The original principal amount of loans guaranteed by a guarantee agency which are in repayment for purposes of computing reimbursement payments to a guarantee agency means the original principal amount of all loans guaranteed by a guarantee agency less:

•	the original principal amount of such loans that have been fully repaid; and

•	the original amount of such loans for which the first principal installment payment has not become due.

The Secretary of Education may withhold reimbursement payments if a guarantee agency makes a material misrepresentation or fails to comply with the terms of its agreements with the Secretary of Education or applicable federal law.

     Under the guarantee agreements, if a payment on a Federal Family Education Loan guaranteed by a guarantee agency is received after reimbursement by the Secretary of Education, the guarantee agency is entitled to receive an equitable share of the payment.

     Any originator of any student loan guaranteed by a guarantee agency is required to discount from the proceeds of the loan at the time of disbursement, and pay to the guarantee agency, an insurance premium which may not exceed that permitted under the Higher Education Act.

     Under present practice, after the Secretary of Education reimburses a guarantee agency for a default claim paid on a guaranteed loan, the guarantee agency continues to seek repayment from the borrower. The guarantee agency returns to the Secretary of Education payments that it receives from a borrower after deducting and retaining: a percentage amount equal to the complement of the reimbursement percentage in effect at the time the loan was reimbursed, and an amount equal to 24% of such payments for certain administrative costs. The Secretary of Education may, however, require the assignment to the Secretary of defaulted guaranteed loans, in which event no further collections activity need be undertaken by the guarantee agency, and no amount of any recoveries shall be paid to the guarantee agency.

     A guarantee agency may enter into an addendum to its interest subsidy agreement that allows the guarantee agency to refer to the Secretary of Education certain defaulted guaranteed loans. Such loans are then reported to the IRS to “offset” any tax refunds which may be due any defaulted borrower. To the extent that the guarantee agency has originally received less than 100% reimbursement from the Secretary of Education with respect to such a referred loan, the guarantee agency will not recover any amounts subsequently collected by the federal government which are attributable to that portion of the defaulted loan for which the guarantee agency has not been reimbursed.

     Rehabilitation of Defaulted Loans. The Higher Education Act, the Secretary of Education is authorized to enter into an agreement with a guarantee agency pursuant to which the guarantee agency shall sell defaulted loans that are eligible for rehabilitation to an eligible lender. The guarantee agency shall repay the Secretary of Education an amount equal to 81.5% of the then current principal balance of such loan, multiplied by the reimbursement percentage in effect at the time the loan was reimbursed. The amount of such repayment shall be deducted from the amount of federal reimbursement payments for the fiscal year in which such repayment occurs, for purposes of determining the reimbursement rate for that fiscal year.

     For a loan to be eligible for rehabilitation, the guarantee agency must have received consecutive payments for 12 months of amounts owed on such loan. Upon rehabilitation, a loan is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred (except that a borrower’s loan may only be rehabilitated once).

     Eligibility for Federal Reimbursement. To be eligible for federal reimbursement payments, guaranteed loans must be made by an eligible lender under the applicable guarantee agency’s guarantee program, which must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act, including the borrower eligibility, loan amount, disbursement, interest rate, repayment period and guarantee fee provisions described herein and the other requirements set forth in the Higher Education Act.

     Prior to the 1998 Amendments, a Federal Family Education Loan was considered to be in default for purposes of the Higher Education Act when the borrower failed to make an installment payment when due, or to comply with the other terms of the loan, and if the failure persists for 180 days in the case of a loan repayable in monthly installments or for 240 days in the case of a loan repayable in less frequent installments. Under the 1998 Amendments, the delinquency period required for a student loan to be declared in default is increased from 180 days to 270 days for loans payable in monthly installments on which the first day of delinquency occurs on or after the date of enactment of the 1998 Amendments and from 240 days to 330 days for a loan payable less frequently than monthly on which the delinquency occurs after the date of enactment of the 1998 Amendments.

     The guarantee agency must pay the lender for the defaulted loan prior to submitting a claim to the Secretary of Education for reimbursement. The guarantee agency must submit a reimbursement claim to the Secretary of Education within 45 days after it has paid the lender’s default claim. As a prerequisite to entitlement to payment on the guarantee by the guarantee agency, and in turn payment of reimbursement by the Secretary of Education, the lender must have exercised reasonable care and diligence in making, servicing and collecting the guaranteed loan. Generally, these procedures require:

•	that completed loan applications be processed;

•	a determination of whether an applicant is an eligible borrower attending an eligible institution under the Higher Education Act be made;

•	the borrower’s responsibilities under the loan be explained to him or her;

•	the promissory note evidencing the loan be executed by the borrower; and

•	that the loan proceeds be disbursed by the lender in a specified manner.

     After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferments and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform certain collection procedures, primarily telephone calls, demand letters, skiptracing procedures and requesting assistance from the applicable guarantee agency, that vary depending upon the length of time a loan is delinquent.

Direct Loans

     The 1993 Amendments authorized a program of “direct loans,” to be originated by schools with funds provided by the Secretary of Education. Under the direct loan program, the Secretary of Education is directed to enter into agreements with schools, or origination agents in lieu of schools, to disburse loans with funds provided by the Secretary. Participation in the program by schools is voluntary. The goals set forth in the 1993 Amendments call for the direct loan program to constitute 5% of the total volume of loans made under the Federal Family Education Loan Program and the direct loan program for academic year 1994-1995, 40% for academic year 1995-1996, 50% for academic years 1996-1997 and 1997-1998 and 60% for academic year 1998-1999. No provision is made for the size of the direct loan program thereafter. Based upon information released by the General Accounting Office, participation by schools in the direct loan program has not been sufficient to meet the goals for the 1995-1996 or 1996-1997 academic years. The 1998 Amendments removed references to the “phase-in” of the Direct Loan

Program, including restrictions on annual limits for Direct Loan Program volume and the Secretary’s authority to select additional institutions to achieve balanced school representation.

     The loan terms are generally the same under the direct loan program as under the Federal Family Education Loan Program, though more flexible repayment provisions are available under the direct loan program. At the discretion of the Secretary of Education, students attending schools that participate in the direct loan program (and their parents) may still be eligible for participation in the Federal Family Education Loan Program, though no borrower could obtain loans under both programs for the same period of enrollment.

     It is difficult to predict the impact of the direct lending program. There is no way to accurately predict the number of schools that will participate in future years, or, if the Secretary authorizes students attending participating schools to continue to be eligible for Federal Family Education Loan Program loans, how many students will seek loans under the direct loan program instead of the Federal Family Education Loan Program. In addition, it is impossible to predict whether future legislation will eliminate, limit or expand the direct loan program or the Federal Family Education Loan Program.

Other Guarantee Agencies

     Although the student loans that comprise the assets of the trust will generally be guaranteed by the guarantee agencies described in the related prospectus supplement, the trust may acquire student loans that are guaranteed by other guarantee agencies.

The Trustee and the Eligible Lender Trustee

     The Bank of New York, a New York State banking corporation organized under the laws of the State of New York, serves as the trustee under the indenture. The office of the trustee for purposes of administering the trust estate and its other obligations under the indenture is located at 10161 Centurion Parkway, 2nd Floor, Jacksonville, Florida 32256, Attention: Corporate Trust Manager.

     The Higher Education Act provides that only “eligible lenders” (defined to include banks and certain other entities) may hold title to student loans made under the FFEL Program. Because the trust does not qualify as an “eligible lender,” The Bank of New York, in its capacity as eligible lender trustee, will hold title to all financed student loans in trust on behalf of trust. The eligible lender trustee will agree under the eligible lender trust agreement to maintain its status as an “eligible lender” under the Higher Education Act. In addition, the eligible lender trustee on behalf of trust will enter into a guarantee agreement with each of the guarantee agencies that have guaranteed financed student loans. Failure of the financed student loans to be owned by an eligible lender would result in the loss of guarantee payments, interest subsidy payments and special allowance payments with respect thereto. See “Description of the FFEL Program” and “Risk Factors—Payment by guarantee agencies or the Department of Education could prevent the trust from paying you the full amount of the principal and interest due on your notes.”

The Delaware Trustee

     The Bank of New York (Delaware) will be the Delaware trustee pursuant to the trust agreement.

     The Delaware trustee will at all times be a person satisfying the provisions of the Delaware statutory trust statute; authorized to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent that has) a rating of at least BBB from S&P and Baa2 from Moody’s. If that person publishes reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of the trust agreement, the combined capital and surplus of that person will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Delaware trustee will cease to be eligible in accordance with the provisions of the trust agreement, the Delaware trustee will resign immediately in the manner and with the effect specified in the trust agreement.

     The Delaware trustee may at any time resign and be discharged by giving written notice thereof to the issuer administrator. Upon receiving the notice of resignation, the issuer administrator will promptly appoint a successor Delaware trustee by written instrument, in duplicate, one copy of which instrument will be delivered to the resigning Delaware trustee and one copy to the successor Delaware trustee. If no successor Delaware trustee will have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning Delaware trustee, at the expense of the issuer administrator, may petition any court of competent jurisdiction for the appointment of a successor Delaware trustee.

     If at any time the Delaware trustee ceases to be eligible in accordance with the provisions of the trust agreement and fails to resign after written request therefor by the issuer administrator, or if at any time the Delaware trustee is legally unable to act, or is adjudged bankrupt or insolvent, or a receiver of the Delaware trustee or of its property is appointed, or any public officer takes charge or control of the Delaware trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the issuer administrator may remove the Delaware trustee. If the issuer administrator removes the Delaware trustee under the authority of the immediately preceding sentence, the issuer administrator will promptly appoint a successor Delaware trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Delaware trustee so removed and one copy to the successor Delaware trustee, and shall pay all fees owned to the outgoing Delaware trustee in its individual capacity.

     Any resignation or removal of the Delaware trustee and appointment of a successor Delaware trustee pursuant to any of the provisions of the trust agreement shall not become effective until acceptance of appointment by the successor Delaware trustee pursuant to the trust agreement and, in the case of removal, payment of all fees and expenses owed to the outgoing Delaware trustee in its individual capacity.

     The Delaware trustee has not participated in the preparation of this prospectus and shall incur no personal liability in connection herewith.

Federal Income Tax Consequences

     The following is a summary of material federal income tax consequences of the purchase, ownership and disposition of notes for the investors described below and is based on the advice of Mayer, Brown, Rowe & Maw LLP, as tax counsel to the depositor. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, including but not limited to, foreign investors, except as otherwise indicated. In addition, this summary is generally limited to investors who acquire their notes at original issuance at the issue price thereof and who will hold the notes as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). Investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the notes of any series. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the “Service”) with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the Service will not take contrary positions.

Characterization of the Trust Estate

     The trust and the holders will express in the indenture their intent that, for federal income tax purposes, the notes will be indebtedness secured by the student loans. The trust and the holders, by accepting the notes, have agreed to treat the notes as indebtedness for federal income tax purposes. The trust intends to treat the issuance of notes pursuant to this prospectus and the applicable prospectus supplement as financings reflecting the notes as indebtedness for tax and financial accounting purposes.

     Based upon certain assumptions and certain representations of the depositor, Mayer, Brown, Rowe & Maw LLP will render, with respect to the notes, its opinion to the effect that the notes will be treated as debt, and that the trust will not be characterized as an association or publicly traded partnership taxable as a corporation each for federal income tax purposes. In addition, Mayer, Brown, Rowe & Maw LLP will render its opinion to the effect that this discussion is a summary of material federal income tax consequences as to the purchase, ownership and disposition of the notes with respect to the investors described herein. Unlike a ruling from the Service, such opinion is not binding on the courts or the Service. Therefore, it is possible that the Service could assert that, for purposes of the Code, the transaction contemplated by this prospectus constitutes a sale of the student loans (or an interest therein) to the holders or that the relationship which will result from this transaction is that of a partnership, or an association taxable as a corporation.

     If, instead of treating the transaction as creating secured debt, the transaction were treated as creating a partnership among the holders, the servicers and the trust which has purchased the underlying student loans, the resulting partnership would not be subject to federal income tax. Rather, the servicers, the trust and each holder would be taxed individually on their respective distributive shares of the partnership’s income, gain, loss, deductions and credits. The amount and timing of items of income and deduction of the holder could differ if the notes were held to constitute partnership interests, rather than indebtedness.

     If, alternatively, it were determined that this transaction created an entity which was classified as a corporation or a publicly traded partnership taxable as a corporation in which the holders were deemed to have acquired stock or other equity interests, such entity would be subject to federal income tax at corporate income tax rates on the income it derives from the student loans, which would reduce the amounts available for payment to the holders. Cash payments to the holders generally would be treated as dividends for tax purposes to the extent of such corporation’s accumulated and current earnings and profits. However, as noted above, we have been advised that the notes would be treated as debt for federal income tax purposes and that the trust will not be characterized as an association or publicly traded partnership taxable as a corporation.

Taxation of Interest Income of Holders

     Stated interest on senior notes that is considered “unconditionally payable” (as described below) will be includible in income by a holder when received or accrued in accordance with such holder’s normal method of accounting. If the “issue price” of a senior note (i.e., the first price at which a substantial amount of the notes of each class of senior notes is sold to investors) is less than the “stated redemption price at maturity” (“SRPM”) of such senior note (i.e., the sum of all payments required to be made on such note other than payments of “qualified stated interest”, as described below), the excess of the SRPM over the issue price may constitute OID. Under a de minimis rule, if the excess of the SRPM of such senior note over its issue price is less than one-fourth of one percent of the SRPM multiplied by the weighted average maturity of such senior note (as determined under applicable Treasury regulations), such senior note will not be treated as issued with OID. If any senior notes are in fact issued at a greater than de minimis discount or are otherwise treated as having been issued with OID, the excess of the

SRPM over the issue price of such senior notes will constitute OID. Under the Code, holders of such senior notes would be required to include the daily portions of OID, if any, in income as interest over the term of such senior notes under a constant yield method without regard to the timing of actual payments. The applicable Treasury regulations (the “OID Regulations”) do not provide rules for accruals of OID on debt instruments the payments on which are contingent as to time, such as the senior notes. In the absence of definitive guidance, any OID will be reported using a prepayment assumption (as described below in more detail with respect to the subordinate notes).

     The OID Regulations provide, for purposes of determining whether a debt instrument is issued with OID, that stated interest is not “qualified stated interest” and must be included in the SRPM of the debt instrument (and, consequently, accrued as OID) if such interest is not “unconditionally payable”. Interest is considered unconditionally payable if reasonable legal remedies exist to compel timely payment or terms and conditions of the debt instrument make the likelihood of late payment (other than late payment that occurs within a reasonable grace period) or nonpayment (ignoring the possibility of nonpayment due to default, insolvency or similar circumstances) a remote contingency. The trust intends, pursuant to its interpretation of the foregoing rules, to take the position (unless specified otherwise in the applicable prospectus supplement) that payments of interest on the senior notes are unconditionally payable and hence constitute qualified stated interest. However, because failure to make timely payments of interest on the subordinated notes is not an event of default under the indenture while any senior notes are outstanding, the trust intends to take the position that stated interest on the subordinated notes is not qualified stated interest and that, as a result, stated interest on the subordinated notes must be included in the SRPM of such notes and accrued by a holder under the OID Regulations.

     Notwithstanding the foregoing, if a class of subordinated notes is issued at an issue price equal to its principal amount, the trust intends to treat such class of subordinated notes as subject to a special rule for debt instruments issued with OID that nonetheless have a fixed yield. In such event, the trust would take the position that, in accordance with such rule, the amount of OID that ,accrues on such subordinated notes in each accrual period is equal to the amount of interest (including any deferred interest) that accrues on such subordinated notes in such accrual period. Unless such class of subordinated notes is issued at an issue price equal to its principal amount, in including stated interest in the SRPM of such notes, the trust intends absent definitive guidance to treat such class of subordinated notes as subject to an income accrual method analogous to the methods applicable to debt instruments having payments that are contingent as to amount but not as to time and debt instruments whose payments are subject to acceleration (prescribed by Section 1272(a)(6) of the Code) using an assumption as to the expected prepayments on such notes (the “PAC Method”), which assumption will be reflected on a projected payment schedule prepared by the trust. The projected payment schedule will be used solely to determine the amount of OID to be included in income annually by holders of such class of subordinated notes. As such, the calculation of the projected payment schedule would be based on a number of assumptions and estimates and is not a prediction of the actual amounts of payments on such class of subordinated notes or of the actual yield of such notes. In any case, however, the trust’s determination would not be binding on the Internal Revenue Service.

     Payments of interest received with respect to the notes may also constitute “investment income” for purposes of certain limitations of the Code concerning the deductibility of investment interest expense. Potential holders or the beneficial owners should consult their own tax advisors concerning the treatment of interest payments with regard to the notes.

     A purchaser who buys a note of any series at a discount from its principal amount (or its adjusted issue price if issued with original issue discount greater than a specified de minimis amount) will be subject to the market discount rules of the Code. In general, the market discount rules of the Code treat principal payments and gain on disposition of a debt instrument as ordinary income to the extent of accrued market discount. Although the accrued market discount on debt instruments such as the notes which are subject to prepayment based on the prepayment of other debt instruments is to be determined under regulations yet to be issued, the legislative history of these provisions of the Code indicate that the same prepayment assumption used to calculate original issue discount should be utilized. Each potential investor should consult his tax advisor concerning the application of the market discount rules to the notes.

     In the event that the notes are considered to be purchased by a holder at a price greater than their remaining stated redemption price at maturity, they will be considered to have been purchased at a premium. The noteholder may elect to amortize such premium (as an offset to interest income), using a constant yield method, over the remaining term of the notes. Special rules apply to determine the amount of premium on a “variable rate debt instrument” and certain other debt instruments. Prospective holders should consult their tax advisors regarding the amortization of bond premium.

Sale or Exchange of Notes

     If a holder sells a note, such person will recognize gain or loss equal to the difference between the amount realized on such sale and the holder’s basis in such note. Ordinarily, such gain or loss will be treated as a capital gain or loss. However, if a note was acquired subsequent to its initial issuance at a discount, a portion of such gain will be recharacterized as interest and therefore ordinary income. In the event any of the notes are issued with original issue discount, in certain circumstances, a portion of the gain can be recharacterized as ordinary income.

     If the term of a note was materially modified, in certain circumstances, a new debt obligation would be deemed created and exchanged for the prior obligation in a taxable transaction. Among the modifications which may be treated as material are those which relate to the redemption provisions and, in the case of a non-recourse obligation, those which involve the substitution of collateral. Each potential holder of a note should consult its own tax advisor concerning the circumstances in which the notes would be deemed reissued and the likely effects, if any, of such reissuance.

Backup Withholding

     Certain purchasers may be subject to backup withholding with respect to interest paid with respect to the notes if the purchasers, upon issuance, fail to supply the trustee or their brokers with their taxpayer identification numbers, furnish incorrect taxpayer identification numbers, fail to report interest, dividends or other “reportable payments” (as defined in the Code) properly, or, under certain circumstances, fail to provide the trustee with a certified statement, under penalty of perjury, that they are not subject to backup withholding. Information returns will be sent annually to the Service and to each purchaser setting forth the amount of interest paid with respect to the notes and the amount of tax withheld thereon.

State, Local or Foreign Taxation

     We make no representations regarding the tax consequences of purchase, ownership or disposition of the notes under the tax laws of any state, locality or foreign jurisdiction. Investors considering an investment in the notes should consult their own tax advisors regarding such tax consequences.

Limitation on the Deductibility of Certain Expenses

     Under Section 67 of the Code, an individual may deduct certain miscellaneous itemized deductions only to the extent that the sum of such deductions for the taxable year exceed 2% of his or her adjusted gross income. If contrary to expectation, the entity created under the indenture were treated as the owner of the student loans (and not as an association taxable as a corporation), then we believe that a substantial portion of the expenses to be generated by the trust could be subject to the foregoing limitations. As a result, each potential holder should consult his or her personal tax advisor concerning the application of these limitations to an investment in the notes.

Tax-exempt Investors

     In general, an entity which is exempt from federal income tax under the provisions of Section 501 of the Code is subject to tax on its unrelated business taxable income. An unrelated trade or business is any trade or business which is not substantially related to the purpose which forms the basis for such entity’s exemption. However, under the provisions of Section 512 of the Code, interest may be excluded from the calculation of unrelated business taxable income unless the obligation which gave rise to such interest is subject to acquisition indebtedness. If, contrary to expectations, one or more of the notes of any Series were considered equity for tax purposes and if one or more other notes were considered debt for tax purposes, those notes treated as equity likely would be subject to acquisition indebtedness and likely would generate unrelated business taxable income. However, as noted above, counsel has advised us that the notes will be characterized as debt for federal income tax purposes. Therefore, except to the extent any holder incurs acquisition indebtedness with respect to a note, interest paid or accrued with respect to such note may be excluded by each tax-exempt holder from the calculation of unrelated business taxable income. Each potential tax-exempt holder is urged to consult its own tax advisor regarding the application of these provisions.

Foreign Investors

     A holder which is not a U.S. person (“foreign holder”) will not be subject to U.S. federal income or withholding tax in respect of interest income or gain on the notes if: (1) the foreign holder provides an appropriate statement, signed under penalties of perjury, identifying the foreign holder and stating, among other things, that the foreign holder is not a U.S. person, and (2) the foreign holder is not a “10-percent shareholder” or “related controlled foreign corporation” with respect to the trust, unless certain exceptions apply. To the extent these conditions are not met, a 30% withholding tax will apply to interest income on the notes, unless an income tax treaty reduces or eliminates such tax or the interest is effectively connected with the conduct of a trade or business within the United States by such foreign holder. In the latter case, such foreign holder will be subject to U.S. federal income tax with respect to all income from the notes at regular rates applicable to U.S. taxpayers. A “U.S. person” is: (i) a citizen or resident of the United States, (ii) a corporation (or other entity that is treated as a corporation for U.S. federal tax purposes) that is created or organized in or under the laws of the United States or any state thereof (including the District of Columbia), (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions. The tax treatment of a partnership (or other entity treated as a partnership) that holds notes will depend on the status of the partner and the activities of the partnership.

     Generally, a foreign holder will not be subject to federal income tax on any amount which constitutes capital gain upon the sale, exchange, retirement or other disposition of a note unless such foreign holder is an individual present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition and certain other conditions are met, or unless the gain is effectively connected with the conduct of a trade or business in the United States by such foreign holder. If the gain is effectively connected with the conduct of a trade or business in the United States by such foreign holder, such holder will generally be subject to U.S. federal income tax with respect to such gain in the same manner as U.S. holders, as described above, and a foreign holder that is a corporation could be subject to a branch profits tax on such income as well.

Certain ERISA Considerations

     Section 406 of the Employee Income Retirement Security Act of 1974, as amended (“ERISA”) and/or Section 4975 of the Code prohibit pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts and some types of Keogh plans (each a “Plan”), from engaging in some types of transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to a Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for those persons. In addition, Title I of ERISA also requires fiduciaries of a Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

     Some transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased notes if assets of the trust were deemed to be assets of the Plan. Under a regulation issued by the United States Department of Labor (the “Plan Asset Regulation”), the assets of the trust would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an “equity interest” in the trust and none of the exceptions to plan assets contained in the Plan Asset Regulations were applicable. An equity interest is defined under the Plan Asset Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Unless the related prospectus supplement states otherwise for a particular series of notes, although there is little guidance on the subject, we believe that, at the time of their issuance, the notes issued by the trust should be treated as indebtedness under applicable local law and without substantial equity features for purposes of the Plan Asset Regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change if the trust incurred losses. This risk of recharacterization is enhanced for notes that are subordinated to other classes of securities. Other exceptions, if any, from application of the Plan Asset Regulation available with respect to any notes will be discussed in the related prospectus supplement.

     However, without regard to whether notes are treated as an equity interest for purposes of the Plan Asset Regulation, the acquisition, holding or disposition of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the depositor, any servicer, the issuer administrator, the subadministrator, the eligible lender trustee and trustee, the trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to a Plan. Some of the exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. Included among these exemptions are: Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by qualified professional asset managers; PTCE 95-60, regarding transactions by life insurance company general accounts; and PTCE 96-23, regarding transactions affected by in-house asset managers.

     A plan fiduciary considering the purchase of notes should consult its legal advisors regarding the fiduciary responsibility provisions of ERISA, whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and their potential consequences.

     Each prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the related notes. Before purchasing notes in reliance on the above exemptions, or any other exemption, a fiduciary of a Plan should itself confirm that requirements set forth in such exemption would be satisfied.

     Governmental plans and church plans as defined in ERISA are not subject to ERISA or Section 4975 of the Code, although they may elect to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code. In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or Section 4975 of the Code (“Similar Law”). A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in notes under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

Plan of Distribution

     The trust may sell the notes of each series to or through underwriters by “best efforts” underwriting or a negotiated firm commitment underwriting by the underwriters, and also may sell the notes directly to other purchasers or through agents. If so indicated in the prospectus supplement, the trust may sell these notes, directly or through agents, through a competitive bidding process described in the applicable prospectus supplement. Notes will be offered through such various methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular series of the notes may be made through a combination of such methods.

     The distribution of the notes may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices based, among other things, upon existing interest rates, general economic conditions and investors’ judgments as to the price of the notes.

     In connection with the sale of the notes, underwriters may receive compensation from the trust or from the purchasers of such notes for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the notes to or through dealers and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the notes may be deemed to be underwriters and any discounts, or commissions received by them from the trust and any profit on the resale of the notes by them may be deemed to be underwriting discounts and commissions under the Securities Act. The underwriters will be identified, and any compensation received from the trust will be described, in the applicable prospectus supplement.

     The trust may agree with the underwriters and agents who participate in the distribution of the notes that it will indemnify them against liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereto.

     If so indicated in the prospectus supplement, the trust will authorize underwriters or other persons acting as its agent to solicit offers by certain institutions to purchase the notes pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases the trust must approve the institutions. The obligation of any purchaser under any contract will be subject to the condition that the purchaser of the notes shall not be prohibited by law from purchasing such notes. The underwriters and other agents will not have responsibility in respect of the validity or performance of these contracts.

     The underwriters may, from time to time, buy and sell notes, but there can be no assurance that an active secondary market will develop and there is no assurance that any market, if established, will continue.

Legal Matters

     Certain legal and tax matters will be passed upon by Mayer, Brown, Rowe & Maw LLP, as counsel to the trust. Other counsel, if any, passing upon legal matters for the trust or any placement agent or underwriter will be identified in the related prospectus supplement.

Financial Information

     The notes are limited obligations payable solely from the revenues generated from the student loans and other assets of the trust. Accordingly, it has been determined that financial statements for the trust are not material to any offering made hereby. Accordingly, financial statements with respect to the trust are not included in this prospectus, and will not be included in any prospectus supplement.

Ratings

     It is a condition to the issuance of the notes that they be rated by at least one nationally recognized statistical rating organization in one of its generic rating categories which signifies investment grade (typically, in one of the four highest rating categories). The specific ratings for series of notes will be described in the related prospectus supplement.

     A securities rating addresses the likelihood of the receipt by owners of the notes of payments of principal and interest with respect to their notes from assets in the trust estate. The rating takes into consideration the characteristics of the student loans, and the structural, legal and tax aspects associated with the rated notes.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

Incorporation of Documents by Reference;
Where to Find More Information

     The trust is subject to the reporting requirements of the Securities Exchange Act of 1934 and to comply with those requirements, we will file periodic reports and other information with the SEC. The SEC allows us to incorporate by reference into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to the reports we file with the SEC. We hereby incorporate by reference all periodic reporting documents we file with the SEC after the date of this prospectus and before all of the notes have been issued.

     We will provide you, without charge, a copy of any of the documents incorporated by reference upon written or oral request directed to Consolidation Loan Funding, 9477 Waples Street, Suite 100, San Diego, California 92121, or by telephone at (___) ___.

     You may read and copy our registration statement and reports and other information that we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov from which our registration statement and reports are available.

Glossary of Terms

     Some of the terms used in this prospectus and the prospectus supplement are defined below. The indenture contains the definition of other terms used in this prospectus and the prospectus supplement and reference is made to the indenture for those definitions.

     “Account” means any of the accounts created or established by the indenture.

     “Acquisition fund” means the acquisition fund created and established pursuant to the indenture and further described under “Description of the Indenture—Funds and Accounts—Acquisition Fund.”

     “Acting beneficiaries upon default” means:

•	at any time that any senior obligations are outstanding:

•	with respect to directing the trustee to accelerate the outstanding notes:

•	upon any of the first four events of default listed under “Description of the Indenture—Events of Default” in this prospectus, the holders of a majority in aggregate principal amount of senior notes outstanding and

•	upon any other event of default, the holders of a majority in aggregate principal amount of all notes outstanding;

•	with respect to requesting the trustee to exercise rights and powers under the indenture, directing the conduct of proceedings in connection with the enforcement of the indenture and requiring the trustee to waive events of default (except pursuant to the above):

•	the holders of a majority in aggregate principal amount of the senior notes outstanding unless the trustee receives conflicting requests or directions from another senior beneficiary; or

•	any other senior beneficiary, unless the trustee determines that the requested action is not in the overall interest of the senior beneficiaries or the holders of a majority in aggregate principal amount of the senior notes outstanding; and

•	with respect to all other matters under the indenture, the holders of a majority in aggregate principal amount of senior notes outstanding or any other senior beneficiary;

•	at any time that no senior obligations are outstanding but subordinate obligations are outstanding:

•	with respect to directing the trustee to accelerate the outstanding notes:

•	upon any of the first four events of default listed under “Description of the Indenture—Events of Default” in this prospectus, the holders of a majority in aggregate principal amount of subordinate notes outstanding, and

•	upon any other event of default, the holders of a majority in aggregate principal amount of all notes outstanding;

•	with respect to requesting the trustee to exercise rights and powers under the indenture, directing the conduct of proceedings in connection with the enforcement of the indenture and requiring the trustee to waive events of default (other than pursuant to directing the trustee to accelerate the outstanding notes):

•	the holders of a majority in aggregate principal amount of the subordinate notes outstanding unless the trustee receives conflicting requests or directions from another subordinate beneficiary; or

•	any other subordinate beneficiary, unless the trustee determines that the requested action is not in the overall interest of the subordinate beneficiaries or receives conflicting requests or directions from another other subordinate beneficiary or the holders of a majority in aggregate principal amount of the subordinate notes outstanding; and

•	with respect to all other matters under the indenture, the holders of a majority in aggregate principal amount of subordinate notes outstanding or any other subordinate beneficiary;

and

•	at any time that no senior obligations and no subordinate obligations are outstanding but any junior subordinate notes are outstanding:

•	with respect to directing the trustee to accelerate the outstanding junior subordinate notes, the holders of a majority in aggregate principal amount of junior subordinate notes outstanding;

•	with respect to requesting the trustee to exercise rights and powers under the indenture, directing the conduct of proceedings in connection with the enforcement of the indenture and requiring the trustee to waive events of default:

•	the holders of a majority in aggregate principal amount of the junior subordinate notes outstanding, unless the trustee receives conflicting requests or directions from an other junior subordinate beneficiary; or

•	any other junior subordinate beneficiary, unless the trustee determines that the requested action is not in the overall interest of the junior subordinate beneficiaries or receives conflicting requests or directions from another other junior subordinate beneficiary or the holders of a majority in aggregate principal amount of the junior subordinate notes outstanding; and

•	with respect to all other matters under the indenture, the holders of a majority in aggregate principal amount of junior subordinate notes outstanding or any other junior subordinate beneficiary.

     “Add-on loan” means, with respect to any Consolidation Loan owned by the trust, an amount equal to the increased balance of such Consolidation Loan arising out of amounts required to be paid to a lender at the request of the related borrower within 180 days of the date such Consolidation Loan was originated.

     “Administration fund” means the administration fund created and established pursuant to the indenture and further described under “Description of the Indenture—Funds and Accounts—Administration Fund.”

     “Alternative Loan” means a student loan which is not made pursuant to the Higher Education Act, but which may be (but is not required to be) guaranteed by a third party.

     “Beneficial owner” means the person in whose name a note is recorded as beneficial owner of such note by a securities depository under a book-entry system or by a participant or indirect participant in such securities depository, as the case may be.

     “Beneficiaries” means, collectively, all senior beneficiaries, all subordinate beneficiaries and all junior subordinate beneficiaries.

     “Carry-over amount” means, if specified in a prospectus supplement relating to a series of notes bearing interest based on an auction rate, the amount of interest accrued on a note at its applicable auction rate that exceeds the amount of interest accrued on that note by a specified amount or percentage, and the unpaid portion of any such excess from prior periods.

     “Code” is defined under “Federal Income Tax Consequences.”

     “Collection fund” means the collection fund created and established pursuant to the indenture and further described under “Description of the Indenture—Funds and Accounts—Collection Fund.”

     “Collection period” means, for any payment date, the calendar month immediately preceding the month in which such payment date occurs, or any other period specified in a prospectus supplement.

     “Consolidation Loan” means a student loan originated pursuant to Section 428C of the Higher Education Act.

     “Counterparty swap payment” means a payment due to or received by the trust from a swap counterparty pursuant to a swap agreement (including, but not limited to, payments in respect of any early termination of such swap agreement) and amounts received by the trust under any related swap counterparty guaranty.

     “Credit enhancement facility” means, if and to the extent provided for in a supplemental indenture with respect to notes of one or more series:

•	an insurance policy insuring, or a letter of credit or surety bond providing a direct or indirect source of funds for, the timely payment of principal of and interest on such notes (but not necessarily principal due upon acceleration thereof) or

•	a letter of credit, standby purchase agreement, or similar instrument, providing for the purchase of notes on the date specified in a prospectus supplement;

and in either case, all agreements entered into by the trust or the trustee and the credit facility provider with respect thereto.

     “Credit facility provider” means any institution engaged by the trust pursuant to a credit enhancement facility to provide credit enhancement or liquidity for the payment of the principal of and interest on any or all of the notes of one or more series, or for the trust’s obligation to purchase notes of one or more series on the date specified in a prospectus supplement.

     “Debt service fund” means the debt service fund created and established pursuant to the indenture and further described under “Description of the Indenture—Funds and Accounts—Debt Service Fund.”

     “Delaware trustee” is defined under “Summary of the Offering—Delaware Trustee.”

     “Eligible lender trust agreement” means the eligible lender trust agreement dated as of February 1, 2003 between the trust, as grantor, and the eligible lender trustee, as trustee, and any similar agreement entered into by the trust and an “eligible lender” under the Higher Education Act pursuant to which such “eligible lender” holds financed student loans as legal owner in trust for the trust as beneficial owner, in each case as supplemented or amended from time to time.

     “Eligible lender trustee” is defined under “Summary of the Offering—Eligible Lender Trustee and Trustee.”

     “Eligible loan” means a student loan which:

•	has been or will be made to a borrower for post-secondary education;

•	is a guaranteed student loan under the Higher Education Act; and

•	is an “eligible loan” as defined in Section 438 of the Higher Education Act for purposes of receiving special allowance payments to the extent permitted by the Higher Education Act; provided, however, that if, after any reauthorization or amendment of the Higher Education Act, loans authorized thereunder, including their benefits, are materially different from loans authorized prior to such reauthorization or amendment, such loans authorized after such reauthorization or amendment shall not constitute eligible loans unless a rating agency confirmation is obtained.

     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

     “Event of default” is defined under “Description of the Indenture—Events of Default.”

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Federal reimbursement contract” means any agreement between a guarantee agency and the Secretary of Education providing for the payment by the Secretary of Education of amounts authorized to be paid pursuant to the Higher Education Act, including partial reimbursement of amounts paid or payable upon defaulted student loans and other student loans guaranteed or insured by the guarantee agency and interest subsidy payments to holders of qualifying student loans guaranteed by the guarantee agency.

     “FFEL Program” or “Federal Family Education Loan Program” means the Federal Family Education Loan Program established by the Higher Education Act pursuant to which loans are made to borrowers pursuant to certain guidelines,, and the repayment of such loans is guaranteed by a guarantee agency, and any predecessor or successor program.

     “Financed,” when used with respect to student loans or eligible loans means student loans or eligible loans, as the case may be, acquired by the trust or the eligible lender trustee on behalf of the trust with moneys in the acquisition fund, any eligible loans received in exchange for financed student loans upon the sale thereof or substitution therefor in accordance with the indenture and any other student loans deemed “financed” with moneys in the acquisition fund, but does not include student loans released from the lien of the indenture and sold to any purchaser, including a trustee for the holders of the trust’s bonds, notes or other evidences of indebtedness issued other than pursuant to the indenture.

     “Goal Financial” is defined under “Goal Financial.”

     “Grace period” means a period of time, following a borrower’s ceasing to pursue at least a half-time course of study and prior to the commencement of a repayment period, during which principal need not be paid on certain financed student loans.

     “Guarantee” or “guaranteed” means, with respect to a student loan, the insurance or guarantee by a guarantee agency, to the extent provided in the Higher Education Act, of the principal of and accrued interest on such student loan and the coverage of such student loan by one or more Federal reimbursement contracts providing, among other things, for reimbursement to the guarantee agency for losses incurred by it on defaulted student loans insured or guaranteed by the guarantee agency to the extent provided in the Higher Education Act.

     “Guarantee agency” means any state agency or private nonprofit institution or organization which has federal reimbursement contracts in place and has entered into a guarantee agreement with the eligible lender trustee, and any successor and assignee of that guarantor.

     “Guarantee agreement” means the blanket guarantee and other guarantee agreements issued by or from any guarantee agency to the eligible lender trustee for the purpose of guaranteeing the trust’s student loans, and any amendment of any of the foregoing with the provisions thereof.

     “Higher Education Act” means the Higher Education Act of 1965, as amended or supplemented from time to time, and all regulations promulgated under that act.

     “Holder,” when used with respect to any note, means the person in whose name a note is registered in the note register, except that to the extent and for the purposes provided in a supplemental indenture for a series of notes, a credit facility provider that has delivered a credit enhancement facility with respect to that series of notes may instead be treated as the holder of the notes of that series.

     “Indenture” means the indenture of trust, dated as of February 1, 2003, from the trust and the eligible lender trustee to the trustee, as amended and supplemented from time to time.

     “Indenture obligations” means the senior obligations, the subordinate obligations and the junior subordinated obligations.

     “Interest account” means the interest account created and established pursuant to the indenture and further described under “Description of the Indenture—Funds and Accounts—Debt Service Fund.”

     “Interest payment date” means, with respect to any note, each regularly scheduled interest payment date on that note as specified in the related prospectus supplement; or, with respect to the payment of interest upon acceleration of the notes or the payment of defaulted interest, the date on which interest is payable under the indenture.

     “Interest period” means the period during which interest accrues on a note, as specified in the related supplemental indenture.

     “Issuer administrator” is defined under “Summary of the Offering—Issuer Administrator.”

     “Junior subordinate beneficiaries” means the holders of any outstanding junior subordinate notes, and any other junior subordinate beneficiary holding any other junior subordinate obligation that is outstanding.

     “Junior subordinate credit enhancement facility” means a credit enhancement facility that is designated as a junior subordinate credit enhancement facility in a supplemental indenture.

     “Junior subordinate credit facility provider” means any person who provides a junior subordinate credit enhancement facility.

     “Junior subordinate notes” means any notes designated in a supplemental indenture as junior subordinate notes, which are secured under the indenture on a basis subordinate to any senior obligations and subordinate obligations, and on parity with other junior subordinate obligations.

     “Junior subordinate obligations” means, collectively, the junior subordinate notes and any other junior subordinate obligations.

     “Junior subordinate swap agreement” means a swap agreement that is designated as a junior subordinate swap agreement in a supplemental indenture.

     “Junior subordinate swap counterparty” means any person who provides a junior subordinate swap agreement.

     “Lender” means any party from which the trust or the depositor (or the eligible lender trustee on behalf of the trust or the depositor) acquires financed student loans, which, in the case of student loans, must be an “eligible lender” (as defined in the Higher Education Act).

     “Monthly calculation date” means the twenty-fifth day of each calendar month (or, if such twenty-fifth day is not a business day, the next succeeding business day).

     “Moody’s” means Moody’s Investors Service Inc., and its successors and assigns and if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “Moody’s” shall be deemed to refer to any other nationally recognized securities rating agency designated by the trustee at the written direction of the trust.

     “Other beneficiary” means an other senior beneficiary, an other subordinate beneficiary or an other junior subordinate beneficiary.

     “Other indenture obligations” means, collectively, the other senior obligations, other subordinate obligations and other junior subordinate obligations.

     “Other junior subordinate beneficiary” means a person or entity who is a junior subordinate beneficiary other than as a result of ownership of junior subordinate notes.

     “Other junior subordinate obligations” means the trust’s obligations to pay any amounts under any junior subordinate swap agreements and any junior subordinate credit enhancement facilities.

     “Other obligations” means, collectively, other senior obligations, other subordinate obligations and other junior subordinate obligations.

     “Other senior beneficiary” means a person or entity who is a senior beneficiary other than as a result of ownership of senior notes.

     “Other senior obligations” means the trust’s obligations to pay any amounts under any senior swap agreements and any senior credit enhancement facilities.

     “Other subordinate beneficiary” means a person or entity who is a subordinate beneficiary other than as a result of ownership of subordinate notes.

     “Other subordinate obligations” means the trust’s obligations to pay any amounts under any subordinate swap agreements and any subordinate credit enhancement facilities.

     “Outstanding,” (i) when used with respect to any note, shall have the construction given to such word in the indenture, i.e., a note shall not be outstanding under the indenture if such note is at the time not deemed to be outstanding by reason of the operation and effect of the indenture, and (ii) when used with respect to any other obligation, shall mean all other obligations which have become, or may in the future become, due and payable and which have not been paid or otherwise satisfied.

     “Payment date” means, for any note, any interest payment date, its stated maturity or the date of any other regularly scheduled payment.

     “Plus Loans” is defined under “Description of the FFEL Program—Federal Family Education Loans.”

     “Principal account” means the principal account created and established pursuant to the indenture as described under “Description of Indenture—Funds and Accounts—Debt Service Fund.”

     “Principal balance” means the unpaid principal amount of a student loan, including any unpaid capitalized interest that is authorized to be capitalized under the Higher Education Act.

     “Rating agency” means:

•	with respect to the notes, any rating agency that shall have an outstanding rating on any of the notes pursuant to request by the trust and

•	with respect to investment securities, any rating agency that has an outstanding rating on the applicable investment security.

     “Rating agency confirmation” means, with respect to any action, that each of the rating agencies shall have notified the trust and the trustee in writing that such action will not result in a reduction, qualification or withdrawal of the then-current rating of any of the notes.

     “Reserve fund” means the reserve fund created and established pursuant to the indenture and further described under “Description of the Indenture—Funds and Accounts—Reserve Fund.”

     “Reserve fund requirement” means at any time, an amount equal to:

•	0.75% of the aggregate principal amount of notes then outstanding; or

•	such other lesser or greater amount specified as the reserve fund requirement in a supplemental indenture, provided that in no event will the amount on deposit in the reserve fund be less than $500,000.

     “Retirement account” means the retirement account created and established pursuant to the indenture and further described under “Description of the Indenture—Funds and Accounts—Reserve Fund.”

     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors and assigns and if such corporation shall be dissolved or liquidated or shall no longer perform the function of a securities rating agency, “S&P” shall be deemed to refer to any other nationally recognized securities rating agency designated by the trustee at the written direction of the trust.

     “Secretary” or “Secretary of Education” means the Secretary of the United States Department of Education (who succeeded to the functions of the Commissioner of Education pursuant to the Department of Education Organization Act), or any other officer, board, body, commission or agency succeeding to the functions thereof under the Higher Education Act.

     “Securities Act” means the Securities Act of 1933, as amended.

     “Senior asset percentage” means, as of the date of determination, the percentage resulting by dividing:

•	the aggregate value of the trust’s assets less the sum of

(1)	all accrued interest on outstanding senior notes,

(2)	all accrued trust swap payments on senior swap agreements,

(3)	all accrued fees with respect to senior credit enhancement facilities, and

(4)	all accrued fees and expenses to be paid out of the administration fund;

     by

•	the aggregate principal amount of outstanding senior notes.

     “Senior asset requirement” means that the senior asset percentage is at least 105% and the subordinate asset percentage is at least 100.5%. These percentages may be decreased on confirmation from each rating agency that the contemplated reduction will not result in the withdrawal or reduction in the then current ratings on any outstanding notes.

     “Senior beneficiaries” means the holders of any outstanding senior notes, and any other senior beneficiary holding any other senior obligation that is outstanding.

     “Senior credit enhancement facility” means a credit enhancement facility that is designated as a senior credit enhancement facility in a supplemental indenture.

     “Senior credit facility provider” means any person or entity who provides a senior credit enhancement facility.

     “Senior notes” means any notes designated in a supplemental indenture as senior notes, which are secured under the indenture on a basis senior to any subordinate obligations and any junior subordinate obligations, and on a parity with other senior obligations.

     “Senior obligations” means, collectively, the senior notes and the other senior obligations.

     “Senior swap agreement” means a swap agreement that is designated as a senior swap agreement in a supplemental indenture.

     “Senior swap counterparty” means any person or entity who provides a senior swap agreement.

     “Special allowance payments” means special allowance payments authorized to be made by the Secretary of Education by Section 438 of the Higher Education Act, or similar allowances authorized from time to time by federal law or regulation.

     “Stafford Loans” is defined under “Description of the FFEL Program—Federal Family Education Loans.”

     “Student loan purchase agreement” means (a) the loan purchase agreement, dated as of February 1, 2003, between the trust and the depositor in the form attached to the indenture, as such form may be amended and supplemented with a rating agency confirmation, (b) the loan purchase agreement, dated as of February 1, 2003, between the trust and Consolidation Loan Funding, LLC in the form attached to the indenture, as such form may be amended and supplemented with a rating agency confirmation, and (c) any other student loan purchase agreement in the form attached to the indenture, as such form may be amended and supplemented with a rating agency confirmation, with a seller of eligible loans which has been approved by the rating agencies.

     “Student loan repurchase agreement” means the student loan repurchase agreement, dated as of February 1, 2003, between the trust and Goal Financial, as amended and supplemented pursuant to the terms thereof.

     “Subadministrator” is defined under “Summary of the Offering—Subadministrator.”

     “Subordinate asset percentage” means, as of the date of determination, the percentage resulting by dividing:

•	the aggregate value of the trust’s assets less the sum of

(1)	all accrued interest on outstanding senior notes and outstanding subordinate notes,

(2)	all accrued trust swap payments (other than with respect to junior subordinate swap agreements),

(3)	all accrued fees with respect to credit enhancement facilities (other than with respect to junior subordinate credit enhancement facilities), and

(4)	all accrued fees and expenses to be paid out of the administration fund,

     by

•	the aggregate principal amount of outstanding senior notes and outstanding subordinate notes.

     “Subordinate beneficiaries” means the holders of any outstanding subordinate notes, and any other subordinate beneficiary holding any other subordinate obligation then outstanding.

     “Subordinate credit enhancement facility” means a credit enhancement facility that is designated as a subordinate credit enhancement facility in a supplemental indenture.

     “Subordinate credit facility provider” means any person or entity who provides a subordinate credit enhancement facility.

     “Subordinate notes” means any notes designated in a supplemental indenture as subordinate notes, which are secured under the indenture on a basis subordinate to any senior obligations, on a basis senior to any junior subordinate obligations and on a parity with other subordinate obligations.

     “Subordinate obligations” means, collectively, the subordinate notes and the other subordinate obligations.

     “Subordinate swap agreement” means a swap agreement that is designated as a subordinate swap agreement in a supplemental indenture.

     “Subordinate swap counterparty” means any person or entity who provides a subordinate swap agreement.

     “Subsidized Stafford Loans” is defined under “Description of the FFEL Program—Federal Family Education Loans.”

     “Surplus fund” means the surplus fund created and established pursuant to the indenture and further described under “Description of the Indenture—Funds and Accounts—Surplus Fund.”

     “Swap agreement” means an interest rate or other hedge agreement between the trust and a swap counterparty as supplemented or amended from time to time.

     “Swap counterparty” means any person or entity with whom the trust shall, from time to time, enter into a swap agreement.

     “Trust related agreements” is defined under “The Issuer Administrator.”

     “Trustee” is defined under “Summary of the Offering—Eligible Lender Trustee and Trustee.”

     “Unsubsidized Stafford Loan” is defined under “Description of the FFEL Program—Federal Family Education Loans.”

     “Variable rate notes” means notes whose interest rate is not fixed but varies on a periodic basis as specified in the supplemental indenture providing for the issuance of those notes.

$______________

Student Loan Asset-Backed Notes

Education Loan Asset-Backed Trust I
Issuer

Consolidation Loan Funding, LLC
Depositor

_________

PROSPECTUS SUPPLEMENT

_________

_________

_________

     You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering notes in any state where the offer is not permitted.

     We represent the accuracy of the information in this prospectus supplement and prospectus only as of the dates of their respective covers.

     Until ___, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus.

This is in addition to the dealers’ obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

SEC Registration Fee		$353,100
Printing and Engraving Expenses		$70,000
Trustee Fees and Expenses		$80,250
Legal Fees and Expenses		$326,500
Blue Sky Fees and Expenses	$	N/A
Accounting Fees and Expenses		$40,000
Rating Agency Fees		$405,000
Miscellaneous Fees and Expenses	$	N/A

Total Expenses		$1,274,850

Item 15. Indemnification of Directors and Officers

     Section 18-108 of the Limited Liability Company Act of Delaware provides that a limited liability company, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

     Item 15.1 Consolidation Loan Funding, LLC

     The limited liability company agreement (“CLF/LLC Agreement”) of Consolidation Loan Funding, LLC (“CLF”) provides:

     (a) No member of CLF shall be personally liable to CLF or its members for monetary damages for breach of fiduciary duty as a member for any claims or demands whatsoever. If Delaware law hereafter is amended, then, in addition to the elimination of liability provided by the preceding sentence, the liability of each member shall be eliminated or limited to the fullest extent provided or permitted by the amended Delaware Act. Any repeal or modification of this paragraph (a) shall not adversely affect any right or protection of a member under this paragraph (a), as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this paragraph (a), prior to such repeal or modification.

     (b) CLF shall, to the fullest extent permitted by Delaware law as in effect from time to time, indemnify any person against all liability and expense (including attorneys’ fees) incurred by reason of the fact that such person is or was a member or the manager of CLF or, while serving a member or the manager of CLF, such person is or was serving at the request of CLF as a member, partner or trustee of, or in any similar managerial or fiduciary position of, or as an employee or agent of, another corporation, partnership, joint venture, trust, association, or other entity. Expenses (including attorneys’ fees) incurred in defending an action, suit, or Proceeding may be paid by CLF in advance of the final disposition of such action, suit, or Proceeding to the full extent and under the circumstances permitted by Delaware law as determined by the members of CLF. CLF may purchase and maintain insurance on behalf of any person who is or was a member, the manager, employee, fiduciary, or agent of CLF against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s position, whether or not CLF would have the power to indemnify against such liability under the provisions of this paragraph (b). The indemnification provided by this paragraph (b) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the CLF/LLC Agreement or the certificate of formation of CLF, any agreement, vote of members, statute or otherwise, and shall inure to the benefit of their heirs, successors, executors, and administrators. The provisions of this paragraph (b) shall not be deemed to preclude CLF from indemnifying other persons from similar or other expenses and liabilities as the members may determine in a specific instance or by resolution of general application.

     (c) The indemnification provided by the CLF/LLC Agreement will continue as to a person who has ceased to be a member or the manager of CLF and will inure to the benefit of the heirs, executors and administrators of such member or manager, as the case may be.

     For purposes of the CLF/LLC Agreement:

     “Person” means any legal person, including any individual, corporation, partnership, limited liability company, joint venture, estate, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity.

     “Proceeding” means any judicial or administrative trial, hearing or other activity, civil, criminal or investigative, the result of which may be that a court, arbitrator, or governmental agency may enter a judgment, order, decree, or other determination which, if not appealed and reversed, would be binding upon CLF, a member of CLF or other person subject to the jurisdiction of such court, arbitrator, or governmental agency.

     Item 15.2 Consolidation Loan Funding II, LLC

     The limited liability company agreement (“CLF II/LLC Agreement”) of Consolidation Loan Funding II, LLC (“CLF II”) provides:

     (a) No member of CLF II shall be personally liable to CLF II or its members for monetary damages for breach of fiduciary duty as a member for any claims or demands whatsoever. If Delaware law hereafter is amended, then, in addition to the elimination of liability provided by the preceding sentence, the liability of each member shall be eliminated or limited to the fullest extent provided or permitted by the amended Delaware Act. Any repeal or modification of this paragraph (a) shall not adversely affect any right or protection of a member under this paragraph (a), as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this paragraph (a), prior to such repeal or modification.

     (b) CLF II shall, to the fullest extent permitted by Delaware law as in effect from time to time, indemnify any person against all liability and expense (including attorneys’ fees) incurred by reason of the fact that such person is or was a member or the manager of CLF II or, while serving a member or the manager of CLF II, such person is or was serving at the request of CLF II as a member, partner or trustee of, or in any similar managerial or fiduciary position of, or as an employee or agent of, another corporation, partnership, joint venture, trust, association, or other entity. Expenses (including attorneys’ fees) incurred in defending an action, suit, or Proceeding may be paid by CLF II in advance of the final disposition of such action, suit, or Proceeding to the full extent and under the circumstances permitted by Delaware law as determined by the members of CLF II. CLF II may purchase and maintain insurance on behalf of any person who is or was a member, the manager, employee, fiduciary, or agent of CLF II against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s position, whether or not CLF II would have the power to indemnify against such liability under the provisions of this paragraph (b). The indemnification provided by this paragraph (b) shall not

2

be deemed exclusive of any other rights to which those indemnified may be entitled under the CLF II/LLC Agreement or the certificate of formation of CLF II, any agreement, vote of members, statute or otherwise, and shall inure to the benefit of their heirs, successors, executors, and administrators. The provisions of this paragraph (b) shall not be deemed to preclude CLF II from indemnifying other persons from similar or other expenses and liabilities as the members may determine in a specific instance or by resolution of general application.

     (c) The indemnification provided by the CLF II/LLC Agreement will continue as to a person who has ceased to be a member or the manager of CLF II and will inure to the benefit of the heirs, executors and administrators of such member or manager, as the case may be.

     For purposes of the CLF II/LLC Agreement:

     “Person” means any legal person, including any individual, corporation, partnership, limited liability company, joint venture, estate, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity.

     “Proceeding” means any judicial or administrative trial, hearing or other activity, civil, criminal or investigative, the result of which may be that a court, arbitrator, or governmental agency may enter a judgment, order, decree, or other determination which, if not appealed and reversed, would be binding upon CLF II, a member of CLF II or other person subject to the jurisdiction of such court, arbitrator, or governmental agency.

     Item 15.3 Other Arrangements

     Directors, officers, managing members and managers of Co-Registrants are insured against liability which they may incur in their capacity as such pursuant to a directors, officers and organization liability insurance policy procured by Goal Financial, LLC.

Item 16. Exhibits.

Exhibit
No.	Description
1.1	Form of Underwriting Agreement for Student Loan Consolidation Center Student Loan Trust I (“SLCC SLT”)

1.2	Form of Underwriting Agreement for Higher Education Funding I (“HEF”)

1.3	Form of Underwriting Agreement for Education Loan Asset-Backed Trust I (“ELAB”)

3.1	Certificate of Formation of Consolidation Loan Funding, LLC (“CLF”)

3.2	Limited Liability Company Agreement of CLF, and First Amendment thereto

3.3	Certificate of Formation of Consolidation Loan Funding II, LLC (“CLF II”)

3.4	Limited Liability Company Agreement of CLF II

3.5	Certificate of Trust of SLCC SLT

3.6	Certificate of Trust of HEF

3.7	Certificate of Trust of ELAB

4.1	Indenture of Trust for SLCC SLT

4.2	Indenture of Trust for HEF

4.3	Indenture of Trust for ELAB

4.4	Form of Supplemental Indenture for SLCC SLT

4.5	Form of Supplemental Indenture for HEF

4.6	Form of Supplemental Indenture for ELAB

3

Exhibit
No.	Description
4.7	Trust Agreement for SLCC SLT

4.8	Trust Agreement for HEF

4.9	Trust Agreement for ELAB

5.1	Opinion of Mayer, Brown, Rowe & Maw LLP with respect to legality

8.1	Opinion of Mayer, Brown, Rowe & Maw LLP with respect to tax matters

10.1	Administration Agreement for SLCC SLT

10.2	Administration Agreement for HEF

10.3	Administration Agreement for ELAB

10.4	First Amended and Restated Eligible Lender Trust Agreement between CLF and the Eligible Lender Trustee party thereto

10.5	Eligible Lender Trust Agreement between SLCC SLT and the Eligible Lender Trustee party thereto

10.6	Eligible Lender Trust Agreement between CLF II and the Eligible Lender Trustee party thereto

10.7	Eligible Lender Trust Agreement between HEF and the Eligible Lender Trustee party thereto

10.8	Eligible Lender Trust Agreement between ELAB and the Eligible Lender Trustee party thereto

10.9	Loan Purchase Agreement between SLCC SLT and CLF

10.10	Student Loan Repurchase Agreement between SLCC SLT and Student Loan Consolidation Center, LLC, now known as Goal Financial, LLC

10.11	Loan Purchase Agreement between HEF and CLF

10.12	Loan Purchase Agreement between HEF and CLF II

10.13	Student Loan Repurchase Agreement between HEF and Student Loan Consolidation Center, LLC, now known as Goal Financial, LLC

10.14	Loan Purchase Agreement between ELAB and CLF

10.15	Student Loan Repurchase Agreement between Student Loan Consolidation Center, LLC, now known as Goal Financial, LLC, and ELAB

10.16	Exhibit 10.16 Intentionally omitted.

10.17	Student Loan Servicing Agreement between Great Lakes Educational Loan Services, Inc. and SLCC SLT

10.18	Student Loan Origination and Servicing Agreement between Great Lakes Educational Loan Services, Inc. and CLF

10.19	Federal FFEL Servicing Agreement between SLCC SLT and AFSA Data Corporation

10.20	Federal FFEL Origination/Servicing Agreement between CLF and AFSA Data Corporation

10.21	Lender Agreement for Guarantee of Federal Consolidation Loans with Federal Reinsurance between SLCC SLT and Nebraska Student Loan Program, Inc. (“NSLP”), Certificate of Guarantee with respect to Federal Consolidation Loans, and Lender Agreement for Guarantee of Student Loans with Federal Reinsurance between SLCC SLT and NSLP

10.22	Florida Department of Education Office of Student Financial Assistance Florida Family Education Loan Program Lending Institution Participation Agreement between the eligible lender trustee for SLCC SLT and the Florida Department of Education Office of Student Financial Assistance, Trustee’s Certificate, Indemnification Agreement, Lender of Last Resort Agreement, Florida Family Education Loan Program Lender Participation Agreement, Certificate of Comprehensive Insurance and Demographic Data Sheet

10.23	Student Loan Guaranty between Great Lakes Higher Education Guaranty Corporation and the eligible lender trustee for SLCC SLT

10.24	Agreement to Guarantee Loans between the eligible lender trustee for SLCC SLT and Northwest Education Loan Association (“NELA”), Lender Participation Agreement between the eligible lender trustee for SLCC SLT and NELA, and Certificate of Comprehensive Insurance from NELA

4

Exhibit
No.	Description
10.25	Lender Agreement for Guarantee of Student Loans with Federal Reinsurance (Originating Lender) between CLF and NSLP, NSLP Processing Agreement between CLF and NSLP, Lender Agreement for Guarantee of Student Loans with Federal Reinsurance between CLF and NSLP, Certificate of Guarantee with respect to Federal Consolidation Loans, and Lender Agreement for Guarantee of Federal Consolidation Loans with Federal Reinsurance between CLF and NSLP

10.26	Student Loan Guaranty between Great Lakes Higher Education Guaranty Corporation (“GLHEGC”) and the eligible lender trustee for CLF, Agreement with respect to Making Consolidation Loans under Section 428C of the Higher Education Act of 1965 between CLF and GLHEGC, Certificate of Comprehensive Insurance for Consolidation Loans, and Rider thereto between CLF and GLHEGC

10.27	Lender Participation Agreement for Consolidation Loans between the eligible lender trustee for CLF and NELA, Certificate of Comprehensive Insurance from NELA, and Agreement to Guarantee Loans between the eligible lender trustee for CLF and NELA

10.28	Student Loan Servicing Agreement between Great Lakes Educational Loan Services, Inc. and HEF

10.29	Student Loan Origination and Servicing Agreement between Great Lakes Educational Loan Services, Inc. and CLF II

10.30	Federal FFEL Servicing Agreement between HEF and ACS Education Services, Inc.

10.31	Federal FFEL Origination/Servicing Agreement between CLF II and ACS Education Services, Inc.

10.32	Guarantee Agreement between Massachusetts Higher Education Assistance Corporation and the eligible lender trustee for HEF, and Certificate of Comprehensive Insurance

10.33	Student Loan Guaranty between GLHEGC and the eligible lender trustee for HEF

10.34	Guarantee Agreement between Massachusetts Higher Education Assistance Corporation and the eligible lender trustee for CLF II, and Certificate of Comprehensive Insurance

10.35	Student Loan Guaranty between GLHEGC and the eligible lender trustee for CLF II, Agreement with respect to Making Consolidation Loans under Section 428C of the Higher Education Act of 1965 between CLF II and GLHEGC, Certificate of Comprehensive Insurance for Consolidation Loans and Rider relating thereto

10.36	Student Loan Servicing Agreement between Great Lakes Educational Loan Services, Inc. and ELAB

10.37	Federal FFEL Servicing Agreement between ACS Education Services, Inc. and ELAB

10.38	Guarantee Agreement between Massachusetts Higher Education Assistance Corporation and the eligible lender trustee for ELAB, and Certificate of Comprehensive Insurance

10.39	Student Loan Guaranty between GLHEGC and the eligible lender trustee for ELAB

10.40	Guarantee Agreement between Massachusetts Higher Education Assistance Corporation and the eligible lender trustee for CLF, and Certificate of Comprehensive Insurance

10.41	Florida Department of Education Office of Student Financial Assistance Florida Federal Family Education Loan Program Lending Institution Participation Agreement between the eligible lender trustee for CLF and Florida Department of Education Office of Student Financial Assistance, Trustee’s Certificate, Lender of Last Resort Agreement, Lender Participation Agreement, Certification of Comprehensive Insurance, Demographic Data Sheet, and Indemnification Agreement

23.1	Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibits 5.1 and 8.1)

24.1	Powers of Attorney (included in the Registration Statement)

25.1	Statement of eligibility of trustee on Form T-1 for SLCC SLT*

25.2	Statement of eligibility of trustee on Form T-1 for HEF*

25.3	Statement of eligibility of trustee on Form T-1 for ELAB*

5

*	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings.

The undersigned Co-Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Co-Registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Each undersigned Co-Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of that Co-Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Co-Registrant pursuant to the foregoing provisions in

6

Item 15, or otherwise, each Co-Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Co-Registrant of expenses incurred or paid by a director, officer or controlling person of the Co-Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Co-Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6) The undersigned Co-Registrants hereby undertake that:

     (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Co-Registrants pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (b) For the purpose of determining any liability under the Securities Act of 1933, each post effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

(7) The undersigned Co-Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), in accordance with the rules and regulations prescribed by the Commission under Section 305(b) (2) of the Trust Indenture Act.

7

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the undersigned co-registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of securities hereunder, and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on February 2, 2005.

Consolidation Loan Funding, LLC,
as Co-Registrant

By: CLF Management Corp.,
as Manager

By:	/s/ Ryan D. Katz

Name: Ryan D. Katz
Title: President

Student Loan Consolidation Center Student
Loan Trust I, as Co-Registrant

By: Consolidation Loan Funding, LLC, as
depositor to Student Loan Consolidation Center
Student Loan Trust I

By:	CLF Management Corp.,
as Manager

By:	/s/ Ryan D. Katz

Name: Ryan D. Katz
Title: President

Education Loan Asset-Backed Trust I, as
Co-Registrant

By: Consolidation Loan Funding, LLC, as
depositor to Education Loan Asset-Backed Trust I

By: CLF Management Corp.,
as Manager

By:	/s/ Ryan D. Katz

Name: Ryan D. Katz
Title: President

8

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ryan D. Katz Name: Ryan D. Katz	President, Treasurer and Director of CLF Management Corp. (Principal Executive Officer)	February 2, 2005

/s/ Ken Ruggiero Name: Ken Ruggiero	Vice President and Chief Financial Financial Officer of CLF Management Corp. (Principal Financial Officer and Principal Accounting Officer)	February 3,2005

/s/ Robert T. Case Name: Robert T. Case	Vice President and Director of CLF Management Corp.	February 3, 2005

/s/ Michael Middleton Name: Michael Middleton	Director of CLF Management Corp.	February 3, 2005

/s/ Vernon L. Outlaw Name: Vernon L. Outlaw	Director of CLF Management Corp.	February 1, 2005

/s/ James M. Tabacchi Name: James M. Tabacchi	Director of CLF Management Corp.	February 1, 2005

9

     Pursuant to the requirements of the Securities Act of 1933, each of the undersigned co-registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met at the time of the sale of securities hereunder, and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on February 2, 2005.

Consolidation Loan Funding II, LLC, as
Co-Registrant

By:	CLF II Management Corp. and/or CLF Management Corp., as Manager

By:	/s/ Ryan D. Katz

Name: Ryan D. Katz
Title: President

Higher Education Funding I, as Co-Registrant

By: Consolidation Loan Funding II, LLC, as
depositor to Higher Education Funding I

By:	CLF II Management Corp. and/or CLF Management Corp., as Manager

By:	/s/ Ryan D. Katz

Name: Ryan D. Katz
Title: President

10

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ryan D. Katz Name: Ryan D. Katz	President, Treasurer and Director of CLF II Management Corp. (Principal Executive Officer)	February 2, 2005

/s/ Ken Ruggiero Name: Ken Ruggiero	Vice President and Chief Financial Officer of CLF II Management Corp. (Principal Financial Officer and Principal Accounting Officer)	February 3, 2005

/s/ Robert T. Case Name: Robert T. Case	Vice President and Director of CLF II Management Corp.	February 3, 2005

/s/ Michael Middleton Name: Michael Middleton	Director of CLF II Management Corp.	February 3, 2005

/s/ Vernon L. Outlaw Name: Vernon L. Outlaw	Director of CLF II Management Corp.	February 1, 2005

/s/ James M. Tabacchi Name: James M. Tabacchi	Director of CLF II Management Corp.	February 1, 2005

11

POWER OF ATTORNEY

(CLF Management Corp.)

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ryan D. Katz, Ken Ruggiero, Robert T. Case and Seamus Garland, and any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in his own name, place and stead, in any and all capacities, acting alone, to sign this Registration Statement, this Amendment No. 1 to Registration Statement, any and all other amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all said attorney-in-fact and agent or any of them or any substitute or substitutes for any of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Ryan D. Katz Name: Ryan D. Katz	President, Treasurer and Director of CLF Management Corp. (Principal Executive Officer)	February 2, 2005

/s/ Ken Ruggiero Name: Ken Ruggiero	Vice President and Chief Financial Financial Officer of CLF Management Corp. (Principal Financial Officer and Principal Accounting Officer)	February 3, 2005

/s/ Robert T. Case Name: Robert T. Case	Vice President and Director of CLF Management Corp.	February 3, 2005

/s/ Michael Middleton Name: Michael Middleton	Director of CLF Management Corp.	February 3, 2005

/s/ Vernon L. Outlaw Name: Vernon L. Outlaw	Director of CLF Management Corp.	February 1, 2005

/s/ James M. Tabacchi Name: James M. Tabacchi	Director of CLF Management Corp.	February 1, 2005

12

POWER OF ATTORNEY

(CLF II Management Corp.)

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ryan D. Katz, Ken Ruggiero, Robert T. Case and Seamus Garland, and any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in his own name, place and stead, in any and all capacities, acting alone, to sign this Registration Statement, this Amendment No. 1 to Registration Statement, any and all other amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all said attorney-in-fact and agent or any of them or any substitute or substitute for any of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Ryan D. Katz Name: Ryan D. Katz	President, Treasurer and Director of CLF II Management Corp. (Principal Executive Officer)	February 2, 2005

/s/ Ken Ruggiero Name: Ken Ruggiero	Vice President and Chief Financial Officer of CLF II Management Corp. (Principal Financial Officer and Principal Accounting Officer)	February 3, 2005

/s/ Robert T. Case Name: Robert T. Case	Vice President and Director of CLF II Management Corp.	February 3, 2005

/s/ Micheal Middleton Name: Michael Middleton	Director of CLF II Management Corp.	February 3, 2005

/s/ Vernon L. Outlaw Name: Vernon L. Outlaw	Director of CLF II Management Corp.	February 1, 2005

/s/ James M. Tabacchi Name: James M. Tabacchi	Director of CLF II Management Corp.	February 1, 2005

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